FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226486-10

PROSPECTUS

$1,014,989,000 (Approximate)
BANK 2019-BNK22
(Central Index Key Number 0001789307)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)
Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-BNK22

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2019-BNK22 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2019-BNK22. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2019. The rated final distribution date for the certificates is the distribution date in November 2062.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$16,733,000		2.0770%	Fixed(5)	October 2024
Class A-2	$6,119,000		2.4090%	Fixed(5)	October 2024
Class A-SB	$19,728,000		2.8970%	Fixed(5)	August 2029
Class A-3	$306,500,000		2.7260%	Fixed(5)	September 2029
Class A-4	$450,348,000		2.9780%	Fixed(5)	October 2029
Class X-A	$799,428,000	(6)	0.6050%	Variable(7)	NAP
Class X-B	$215,561,000	(8)	0.1475%	Variable(9)	NAP
Class A-S	$117,060,000		3.2100%	WAC Cap(10)	October 2029
Class B	$48,536,000		3.4120%	WAC Cap(10)	October 2029
Class C	$49,965,000		3.4612%	WAC(11)	October 2029

(Footnotes on table on pages 3 through 4)

You should carefully consider the risk factors beginning on page 64 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 31.7% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 37.5% of each class of offered certificates and Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 30.8% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 15, 2019. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 106.5% of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2019, before deducting expenses payable by the depositor.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	BofA Securities Co-Lead Manager and Joint Bookrunner	Morgan Stanley Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

 October 28, 2019

BANK 2019-BNK22

Commercial Mortgage Pass-Through Certificates, Series BANK 2019-BNK22
Geographic Overview of Mortgage Pool

Washington
2 properties
$25,467,770
2.1% of total
Missouri
3 properties
$3,704,500
0.3% of total
Iowa
1 property
$864,953
0.1% of total
Minnesota
3 properties
$20,802,488
1.7% of total
Illinois
5 properties
$38,113,618
3.2% of total
Wisconsin
2 properties
$6,905,084
0.6% of total
Indiana
3 properties
$6,766,128
0.6% of total
Michigan
1 property
$8,027,614
0.7% of total
Pennsylvania
1 property
$3,844,000
0.3% of total
New York
32 properties
$376,888,883
31.4% of total
Utah
1 property
$12,463,447
1.0% of total
Ohio
7 properties
$9,581,608
0.8% of total
Connecticut
3 properties
$2,300,000
0.2% of total
Maryland
1 property
$5,988,641
0.5% of total
Nevada
1 property
$3,900,000
0.3% of total
District of Columbia
1 property
$88,475,000
7.4% of total
California
9 properties
$269,451,183
22.4% of total
Virginia
1 property
$45,000,000
3.7% of total
North Carolina
2 properties
$17,972,625
1.5% of total
South Carolina
3 properties
$26,458,476
2.2% of total
Arizona
2 properties
$11,675,000
1.0% of total
Georgia
2 properties
$22,247,206
1.9% of total
Colorado
1 property
$15,000,000
1.2% of total
Kansas
1 property
$2,271,994
0.2% of total
Texas
13 properties
$52,824,283
4.4% of total
Arkansas
1 property
$1,825,925
0.2% of total
Alabama
2 properties
$2,611,524
0.2% of total
Florida
20 properties
$99,123,000
8.2% of total
Louisiana
6 properties
$16,339,272
1.4% of total
Tennessee
1 property
$5,254,500
0.4% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Hospitality 4.0%
Other 5.1%
Mixed Use 3.5%
Industrial 1.7%
Self Storage 13.9%
Office 38.2%
Retail 14.3%
Multifamily 19.3%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
A-1	$16,733,000		30.000%	2.0770%	Fixed(5)	October 2024	2.56	12/19 – 10/24
A-2	$6,119,000		30.000%	2.4090%	Fixed(5)	October 2024	4.92	10/24 – 10/24
A-SB	$19,728,000		30.000%	2.8970%	Fixed(5)	August 2029	7.40	10/24 – 08/29
A-3	$306,500,000		30.000%	2.7260%	Fixed(5)	September 2029	9.80	08/29 – 09/29
A-4	$450,348,000		30.000%	2.9780%	Fixed(5)	October 2029	9.91	09/29 – 10/29
X-A	$799,428,000	(6)	NAP	0.6050%	Variable(7)	NAP	NAP	NAP
X-B	$215,561,000	(8)	NAP	0.1475%	Variable(9)	NAP	NAP	NAP
A-S	$117,060,000		19.750%	3.2100%	WAC Cap(10)	October 2029	9.92	10/29 – 10/29
B	$48,536,000		15.500%	3.4120%	WAC Cap(10)	October 2029	9.92	10/29 – 10/29
C	$49,965,000		11.125%	3.4612%	WAC(11)	October 2029	9.92	10/29 – 10/29
Non-Offered Certificates
X-D	$54,247,000	(12)	NAP	0.9612%	Variable(13)	NAP	NAP	NAP
X-F	$22,840,000	(12)	NAP	1.5000%	Fixed(5)	NAP	NAP	NAP
X-G	$11,421,000	(12)	NAP	1.5000%	Fixed(5)	NAP	NAP	NAP
X-H	$12,848,000	(12)	NAP	1.5000%	Fixed(5)	NAP	NAP	NAP
X-J	$25,696,287	(12)	NAP	1.5000%	Fixed(5)	NAP	NAP	NAP
D	$31,406,000		8.375%	2.5000%	Fixed(5)	November 2029	10.00	10/29 – 11/29
E	$22,841,000		6.375%	2.5000%	Fixed(5)	November 2029	10.00	11/29 – 11/29
F	$22,840,000		4.375%	1.9612%	WAC – 1.5000%(14)	November 2029	10.00	11/29 – 11/29
G	$11,421,000		3.375%	1.9612%	WAC – 1.5000%(14)	November 2029	10.00	11/29 – 11/29
H	$12,848,000		2.250%	1.9612%	WAC – 1.5000%(14)	November 2029	10.00	11/29 – 11/29
J	$25,696,287		0.00%	1.9612%	WAC – 1.5000%(14)	November 2029	10.00	11/29 – 11/29
V(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$60,107,436.19		NAP	3.4612%	WAC(17)	November 2029	9.72	12/19 – 11/29

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-F, Class X-G, Class X-H, Class X-J, Class D and Class E certificates will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class of certificates in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rates for the Class A-S and Class B certificates will, in each case, be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rate for the Class C certificates will be a variable rate per annum (descriebd in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amounts of the Class X-F, Class X-G, Class X-H and Class X-J certificates will be equal to the respective certificate balances of the Class F, Class G, Class H and Class J certificates outstanding from time to time. The Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date.

(14)	The pass-through rates for the Class F, Class G, Class H and Class J certificates will, in each case, be a variable rate per annum (described in the table as “WAC minus 1.5000%”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 1.5000%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(17)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Risk Factors	64
The Certificates May Not Be a Suitable Investment for You	64
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	64
Risks Related to Market Conditions and Other External Factors	64
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	64
Other Events May Affect the Value and Liquidity of Your Investment	65
Risks Relating to the Mortgage Loans	65
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	65
Risks of Commercial and Multifamily Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
General	68
A Tenant Concentration May Result in Increased Losses	69
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	69
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	70
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	70
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	71
Early Lease Termination Options May Reduce Cash Flow	71
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	72
Office Properties Have Special Risks	73
Multifamily Properties Have Special Risks	74
Residential Cooperative Properties Have Special Risks	76
Retail Properties Have Special Risks	81
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	82
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	83
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	83
Self Storage Properties Have Special Risks	84
Leased Fee Properties Have Special Risks	85
Hospitality Properties Have Special Risks	86
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Mixed Use Properties Have Special Risks	89
Industrial Properties Have Special Risks	89
Condominium Ownership May Limit Use and Improvements	90
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	92
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	92
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	94

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	95
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	96
Risks Related to Zoning Non-Compliance and Use Restrictions	99
Risks Relating to Inspections of Properties	100
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	100
Insurance May Not Be Available or Adequate	101
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	102
Terrorism Insurance May Not Be Available for All Mortgaged Properties	102
Risks Associated with Blanket Insurance Policies or Self-Insurance	104
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	104
Limited Information Causes Uncertainty	105
Historical Information	105
Ongoing Information	105
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	105
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	106
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	107
Static Pool Data Would Not Be Indicative of the Performance of this Pool	108
Appraisals May Not Reflect Current or Future Market Value of Each Property	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
The Borrower’s Form of Entity May Cause Special Risks	112
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	115
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	115
Other Financings or Ability to Incur Other Indebtedness Entails Risk	117
Tenancies-in-Common May Hinder Recovery	119
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Risks Associated with One Action Rules	120
State Law Limitations on Assignments of Leases and Rents May Entail Risks	120
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
Risks of Anticipated Repayment Date Loans	121
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	121
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	121
Risks Related to Ground Leases and Other Leasehold Interests	123
Increases in Real Estate Taxes May Reduce Available Funds	125
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	125
Risks Relating to Delaware Statutory Trusts	125
Risks Related to Conflicts of Interest	125
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	125

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	128
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	129
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	131
Potential Conflicts of Interest of the Operating Advisor	134
Potential Conflicts of Interest of the Asset Representations Reviewer	134
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	135
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	138
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	139
Other Potential Conflicts of Interest May Affect Your Investment	140
Other Risks Relating to the Certificates	140
The Certificates Are Limited Obligations	140
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	141
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	141
EU Risk Retention and Due Diligence Requirements	143
Recent Developments Concerning the Japanese Retention Requirements	144
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	148
General	148
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	149
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	151
Losses and Shortfalls May Change Your Anticipated Yield	151
Risk of Early Termination	152
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	152
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	152
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
You Have Limited Voting Rights	153
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	154
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	156
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	157
Risks Relating to Modifications of the Mortgage Loans	159
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	160
Risks Relating to Interest on Advances and Special Servicing Compensation	161

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	161
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	162
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	163
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	163
Tax Considerations Relating to Foreclosure	163
REMIC Status	164
Material Federal Tax Considerations Regarding Original Issue Discount	164
Description of the Mortgage Pool	165
General	165
Co-Originated or Third-Party Originated Mortgage Loans	167
Certain Calculations and Definitions	167
Definitions	168
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	181
Mortgage Pool Characteristics	185
Overview	185
Property Types	187
Office Properties	187
Multifamily Properties	189
Retail Properties	189
Self Storage Properties	190
Hospitality Properties	190
Mixed Use Properties	191
Industrial Properties	191
Specialty Use Concentrations	191
Mortgage Loan Concentrations	193
Top Fifteen Mortgage Loans	193
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	193
Geographic Concentrations	195
Mortgaged Properties with Limited Prior Operating History	195
Tenancies-in-Common or Diversified Ownership	196
Delaware Statutory Trusts	196
Condominium and Other Shared Interests	197
Residential Cooperatives	197
Fee & Leasehold Estates; Ground Leases	197
Environmental Considerations	198
Redevelopment, Renovation and Expansion	202
Assessment of Property Value and Condition	203
Litigation and Other Considerations	204
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	205
Tenant Issues	206
Tenant Concentrations	206
Lease Expirations and Terminations	206
Expirations	206
Terminations	207
Other	210
Purchase Options and Rights of First Refusal	211
Affiliated Leases	214
Competition from Certain Nearby Properties	214

Insurance Considerations	215
Use Restrictions	218
Appraised Value	219
Non-Recourse Carveout Limitations	219
Real Estate and Other Tax Considerations	220
Delinquency Information	222
Certain Terms of the Mortgage Loans	222
Amortization of Principal	222
Due Dates; Mortgage Rates; Calculations of Interest	222
ARD Loans	223
Single Purpose Entity Covenants	224
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	224
Voluntary Prepayments	226
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	227
Defeasance	228
Releases; Substitutions; Partial Releases; Property Additions	229
Escrows	233
Mortgaged Property Accounts	234
Exceptions to Underwriting Guidelines	236
Additional Indebtedness	238
General	238
Whole Loans	239
Mezzanine Indebtedness	239
Other Secured Indebtedness	241
General	241
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	241
Other Unsecured Indebtedness	244
The Whole Loans	245
General	245
The Serviced Pari Passu Whole Loans	251
Intercreditor Agreement	251
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans	252
Control Rights with respect to Servicing Shift Whole Loans	252
Certain Rights of each Non-Controlling Holder	252
Sale of Defaulted Mortgage Loan	253
The Non-Serviced Pari Passu Whole Loans	254
Control Rights	255
Certain Rights of each Non-Controlling Holder	255
Custody of the Mortgage File	256
Sale of Defaulted Mortgage Loan	257
The Non-Serviced AB Whole Loans	257
The Midtown Center Whole Loan	257
General	257
Servicing	258
Distributions	258
Application of Payments Prior to an Event of Default	258
Application of Payments After an Event of Default	259
Consultation and Control	260
Sale of Defaulted Midtown Center Whole Loan	261
Additional Information	262

Transaction Parties	263
The Sponsors and Mortgage Loan Sellers	263
Bank of America, National Association	263
Bank of America’s Commercial Mortgage Loan Underwriting Standards	264
Review of Bank of America Mortgage Loans	271
Retained Interests in This Securitization	279
Wells Fargo Bank, National Association	279
General	279
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	279
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	280
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	285
Compliance with Rule 15Ga-1 under the Exchange Act	287
Retained Interests in This Securitization	291
Morgan Stanley Mortgage Capital Holdings LLC	291
Morgan Stanley Group’s Commercial Mortgage Securitization Program	292
The Morgan Stanley Group’s Underwriting Standards	293
Repurchases and Replacements	302
Retained Interests in This Securitization	305
National Cooperative Bank, N.A.	305
General	305
National Cooperative Bank, N.A.’s Securitization Program	306
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	306
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	311
Compliance with Rule 15Ga-1 under the Exchange Act	313
Retained Interests in This Securitization	313
The Depositor	314
The Issuing Entity	314
The Trustee	315
The Certificate Administrator	316
The Master Servicers	318
Wells Fargo Bank, National Association	318
National Cooperative Bank, N.A.	323
The Special Servicers	326
KeyBank National Association	326
National Cooperative Bank, N.A.	330
The BANK 2019-BNK21 Special Servicer	334
The Operating Advisor and Asset Representations Reviewer	338
Credit Risk Retention	339
General	339
RR Interest	340
Retained Certificate Available Funds	340
Priority of Distributions	341
Allocation of Retained Certificate Realized Losses	342
Yield Maintenance Charge or Prepayment Premium	342
Excess Interest	342
Qualifying CRE Loans	342
Description of the Certificates	343
General	343
Distributions	345
Method, Timing and Amount	345
Available Funds	346

Priority of Distributions	348
Pass-Through Rates	352
Interest Distribution Amount	355
Principal Distribution Amount	355
Certain Calculations with Respect to Individual Mortgage Loans	357
Excess Interest	359
Application Priority of Mortgage Loan Collections or Whole Loan Collections	359
Allocation of Yield Maintenance Charges and Prepayment Premiums	362
Assumed Final Distribution Date; Rated Final Distribution Date	364
Prepayment Interest Shortfalls	364
Subordination; Allocation of Realized Losses	366
Reports to Certificateholders; Certain Available Information	369
Certificate Administrator Reports	369
Information Available Electronically	376
Voting Rights	381
Delivery, Form, Transfer and Denomination	382
Book-Entry Registration	382
Definitive Certificates	385
Certificateholder Communication	386
Access to Certificateholders’ Names and Addresses	386
Requests to Communicate	386
List of Certificateholders	387
Description of the Mortgage Loan Purchase Agreements	387
General	387
Dispute Resolution Provisions	397
Asset Review Obligations	397
Pooling and Servicing Agreement	398
General	398
Assignment of the Mortgage Loans	398
Servicing Standard	399
Subservicing	401
Advances	402
P&I Advances	402
Servicing Advances	403
Nonrecoverable Advances	404
Recovery of Advances	405
Accounts	407
Withdrawals from the Collection Accounts	409
Servicing and Other Compensation and Payment of Expenses	412
General	412
Master Servicing Compensation	417
Special Servicing Compensation	420
Disclosable Special Servicer Fees	424
Certificate Administrator and Trustee Compensation	425
Operating Advisor Compensation	425
Asset Representations Reviewer Compensation	426
CREFC® Intellectual Property Royalty License Fee	427
Appraisal Reduction Amounts	428
Maintenance of Insurance	436
Modifications, Waivers and Amendments	439
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	445
Inspections	447
Collection of Operating Information	448

Special Servicing Transfer Event	448
Asset Status Report	452
Realization Upon Mortgage Loans	455
Sale of Defaulted Loans and REO Properties	458
The Directing Certificateholder	461
General	461
Major Decisions	463
Asset Status Report	468
Replacement of a Special Servicer	468
Control Termination Event and Consultation Termination Event	468
Servicing Override	470
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	471
Rights of the Holders of Serviced Pari Passu Companion Loans	471
Limitation on Liability of Directing Certificateholder	471
The Operating Advisor	472
General	472
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	473
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	474
Recommendation of the Replacement of a Special Servicer	476
Eligibility of Operating Advisor	477
Other Obligations of Operating Advisor	477
Delegation of Operating Advisor’s Duties	478
Termination of the Operating Advisor With Cause	478
Rights Upon Operating Advisor Termination Event	479
Waiver of Operating Advisor Termination Event	480
Termination of the Operating Advisor Without Cause	480
Resignation of the Operating Advisor	481
Operating Advisor Compensation	481
The Asset Representations Reviewer	481
Asset Review	481
Asset Review Trigger	481
Asset Review Vote	483
Review Materials	484
Asset Review	485
Eligibility of Asset Representations Reviewer	487
Other Obligations of Asset Representations Reviewer	487
Delegation of Asset Representations Reviewer’s Duties	488
Asset Representations Reviewer Termination Events	488
Rights Upon Asset Representations Reviewer Termination Event	489
Termination of the Asset Representations Reviewer Without Cause	489
Resignation of Asset Representations Reviewer	490
Asset Representations Reviewer Compensation	490
Limitation on Liability of Risk Retention Consultation Party	490
Replacement of a Special Servicer Without Cause	491
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	493
Termination of a Master Servicer or Special Servicer for Cause	495
Servicer Termination Events	495
Rights Upon Servicer Termination Event	496
Waiver of Servicer Termination Event	498

Resignation of a Master Servicer or Special Servicer	498
Limitation on Liability; Indemnification	499
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	502
Dispute Resolution Provisions	503
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	503
Repurchase Request Delivered by a Party to the PSA	504
Resolution of a Repurchase Request	504
Mediation and Arbitration Provisions	507
Servicing of the Non-Serviced Mortgage Loans	509
Servicing of the Servicing Shift Mortgage Loan	513
Rating Agency Confirmations	515
Evidence as to Compliance	517
Limitation on Rights of Certificateholders to Institute a Proceeding	518
Termination; Retirement of Certificates	519
Amendment	520
Resignation and Removal of the Trustee and the Certificate Administrator	523
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	525
Certain Legal Aspects of Mortgage Loans	525
General	526
Types of Mortgage Instruments	526
Leases and Rents	527
Personalty	527
Foreclosure	527
General	527
Foreclosure Procedures Vary from State to State	528
Judicial Foreclosure	528
Equitable and Other Limitations on Enforceability of Certain Provisions	528
Nonjudicial Foreclosure/Power of Sale	529
Public Sale	529
Rights of Redemption	530
Anti-Deficiency Legislation	531
Leasehold Considerations	531
Cooperative Shares	532
Bankruptcy Laws	532
Environmental Considerations	538
General	538
Superlien Laws	539
CERCLA	539
Certain Other Federal and State Laws	539
Additional Considerations	540
Due-on-Sale and Due-on-Encumbrance Provisions	540
Subordinate Financing	541
Default Interest and Limitations on Prepayments	541
Applicability of Usury Laws	541
Americans with Disabilities Act	542
Servicemembers Civil Relief Act	542
Anti-Money Laundering, Economic Sanctions and Bribery	542
Potential Forfeiture of Assets	543
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	543
Pending Legal Proceedings Involving Transaction Parties	546
Use of Proceeds	546

Yield and Maturity Considerations	546
Yield Considerations	546
General	546
Rate and Timing of Principal Payments	546
Losses and Shortfalls	548
Certain Relevant Factors Affecting Loan Payments and Defaults	549
Delay in Payment of Distributions	550
Yield on the Certificates with Notional Amounts	550
Weighted Average Life	550
Pre-Tax Yield to Maturity Tables	555
Material Federal Income Tax Considerations	558
General	558
Qualification as a REMIC	559
Status of Offered Certificates	561
Taxation of Regular Interests	562
General	562
Original Issue Discount	562
Acquisition Premium	564
Market Discount	565
Premium	566
Election To Treat All Interest Under the Constant Yield Method	566
Treatment of Losses	567
Yield Maintenance Charges and Prepayment Premiums	567
Sale or Exchange of Regular Interests	568
Taxes That May Be Imposed on a REMIC	568
Prohibited Transactions	568
Contributions to a REMIC After the Startup Day	569
Net Income from Foreclosure Property	569
Bipartisan Budget Act of 2015	570
Taxation of Certain Foreign Investors	570
FATCA	571
Backup Withholding	571
Information Reporting	572
3.8% Medicare Tax on “Net Investment Income”	572
Reporting Requirements	572
Certain State and Local Tax Considerations	573
Method of Distribution (Conflicts of Interest)	573
Incorporation of Certain Information by Reference	576
Where You Can Find More Information	577
Financial Information	577
Certain ERISA Considerations	577
General	577
Plan Asset Regulations	578
Administrative Exemptions	579
Insurance Company General Accounts	581
Legal Investment	582
Legal Matters	583
Ratings	583
Index of Defined Terms	587

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2019-BNK22 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in REGULATION (EU) 2017/1129 (as amended, the “Prospectus REGULATION”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates.

EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EUROPEAN UNION’S SECURITIZATION REGULATION (REGULATION (EU) 2017/2402). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF THEIR COMPLIANCE WITH SUCH REGULATION OR ANY SIMILAR REQUIREMENTS. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY INVESTOR WITH SUCH REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY SUCH REQUIREMENTS. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND

MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of THE FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A)

OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2019-BNK22.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2019-BNK22, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Bank of America, National Association, a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Bank of America, National Association, a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Bank, N.A., a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	17	$342,885,459	28.5%
Bank of America, National Association	Bank of America, N.A.	10	309,643,921	25.8
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	11	262,610,467	21.8
Wells Fargo Bank, National Association/Bank of America, National Association	(2)	2	198,475,000	16.5
National Cooperative Bank, N.A.(3)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	18	88,533,878	7.4
Total		58	$1,202,148,724	100.0%

(1)	Certain of the Wells Fargo Bank, National Association and Bank of America, National Association mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	The 230 Park Avenue South mortgage loan (9.2%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2 and Note A-3, with an outstanding principal balance as of the cut-off date of $55,000,000. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-5 and Note A-6, with an outstanding principal balance as of the cut-off date of $55,000,000. The Midtown Center mortgage loan (7.4%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Bank of America, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2-1, Note A-2-2 and Note A-2-3, with an aggregate outstanding principal balance as of the cut-off date of $35,950,000. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-2-4 and Note A-2-5, with an outstanding principal balance as of the cutoff date of $52,525,000.

(3)	Fourteen (14) of the eighteen (18) mortgage loans (6.4%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to forty (40) of the mortgage loans (92.6%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to eighteen (18) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.) (7.4%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift date, the servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

Special Servicers	KeyBank National Association, a national banking association, will act as initial special servicer with respect to forty (40) of the mortgage loans (92.6%). National Cooperative Bank, N.A. will act as the special servicer with respect to eighteen (18) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (7.4%). KeyBank National Association and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. KeyBank National Association and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

KeyBank National Association is expected to be appointed a special servicer by Ellington Management Group, LLC. or an affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. Ellington Management Group, LLC is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to those mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift date, the servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The BANK 2019-BNK21

Special Servicer	Rialto Capital Advisors, LLC is the special servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreements identified in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. The principal servicing offices of Rialto Capital Advisors, LLC are located at 200 S. Biscayne Blvd, Suite 3550, Miami, Florida 33131. See “Transaction Parties—The BANK 2019-BNK21 Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2019-BNK22. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See

“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for the servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan, a servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to the servicing shift whole loan prior to the related servicing shift securitization date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class F, Class G, Class H and Class J certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class J certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, Ellington Management Group, LLC is expected to purchase the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H, Class J and Class V certificates, and that Ellington Management Group, LLC is expected to be appointed as the initial directing certificateholder.

With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu

Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2019 (or, in the case of any mortgage loan that has its first due date in December 2019, the date that would have been its due date in November 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about November 15, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	October 2024
Class A-2	October 2024
Class A-SB	August 2029
Class A-3	September 2029
Class A-4	October 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2029
Class B	October 2029
Class C	October 2029

The rated final distribution date will be the distribution date in November 2062.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-BNK22:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances,

Notional Amounts and

Pass-Through Rates	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Pass- Through Rate(1)	Approx. Initial Credit Support(2)
Class A-1	$16,733,000	1.392%	2.0770%	30.000%
Class A-2	$6,119,000	0.509%	2.4090%	30.000%
Class A-SB	$19,728,000	1.641%	2.8970%	30.000%
Class A-3	$306,500,000	25.496%	2.7260%	30.000%
Class A-4	$450,348,000	37.462%	2.9780%	30.000%
Class X-A	$799,428,000	NAP	0.6050%	NAP
Class X-B	$215,561,000	NAP	0.1475%	NAP
Class A-S	$117,060,000	9.738%	3.2100%	19.750%
Class B	$48,536,000	4.037%	3.4120%	15.500%
Class C	$49,965,000	4.156%	3.4612%	11.125%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rates for the Class A-S and Class B certificates will, in each case, be a variable rate per annum equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates will be avariable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth in the above chart for each class of certificates.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Available Funds—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25000% per annum.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00610%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan or servicing shift mortgage loan but not any related companion loan) at a rate equal to 0.00095% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Park Tower at Transbay	0.00250% per annum	0.25000%(3)
230 Park Avenue South	0.00250% per annum	0.25000%(3)
Midtown Center	0.00125% per annum	0.25000%
Storage Post Portfolio	0.00250% per annum	0.25000%(3)
Tysons Tower	0.00250% per annum	0.00250%(3)
National Anchored Retail Portfolio	0.00250% per annum	0.00250%(3)

(1)	Does not reflect the 360 North Crescent Drive mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as will be set out in the servicing shift pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

(3)	Such fee rate is subject to a minimum amount equal to $3,500 (or, for any month in which the related risk retention consultation party is entitled to consult, $5,000) for any month in which such fee is payable.

Distributions

A. Allocation between

RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest and the Class R certificates are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order

of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributable to the Class V certificates and the RR Interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for each such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Available Funds—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Available Funds—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Available Funds—Principal Distribution Amount”.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-

retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are interest-only certificates.

(2)	The Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class V and Class R certificates and RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loans with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Available Funds—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be fifty-eight (58) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and thirty-one (131) commercial, multifamily or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,202,148,724.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty-eight (58) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut- off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)		Whole Loan Underwritten NCF DSCR(3)
Park Tower at Transbay	$115,000,000	9.6%	$435,000,000	N/A	49.1%	49.1%	2.93	x	2.93	x
230 Park Avenue South	$110,000,000	9.2%	$140,000,000	N/A	51.0%	51.0%	2.64	x	2.64	x
Midtown Center	$88,475,000	7.4%	$293,525,000	$143,000,000	39.8%	54.7%	3.97	x	2.89	x
Storage Post Portfolio	$65,000,000	5.4%	$85,000,000	N/A	65.2%	65.2%	1.97	x	1.97	x
360 North Crescent Drive	$55,000,000	4.6%	$73,600,000	N/A	52.2%	52.2%	2.31	x	2.31	x
Tysons Tower	$45,000,000	3.7%	$145,000,000	N/A	52.1%	52.1%	3.06	x	3.06	x
National Anchored Retail Portfolio	$30,000,000	2.5%	$87,000,000	N/A	62.8%	62.8%	2.96	x	2.96	x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt and/or subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

The 360 North Crescent Drive whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the related servicing shift date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Park Tower at Transbay	BANK 2019-BNK21	9.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
230 Park Avenue South	BANK 2019-BNK21	9.2%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Midtown Center	DCOT 2019-MTC(3)	7.4%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
Storage Post Portfolio	BANK 2019-BNK21	5.4%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Tysons Tower	BANK 2019-BNK21	3.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
National Anchored Retail Portfolio	BANK 2019-BNK21	2.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
Park Tower at Transbay	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
230 Park Avenue South	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
Midtown Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A(4)
Storage Post Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
Tysons Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
National Anchored Retail Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the 360 North Crescent Drive Whole Loan, which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan.

(3)	The DCOT 2019-MTC transaction is expected to close on or about October 30, 2019.

(4)	The DCOT 2019-MTC transaction is not expected to provide for a directing certificateholder or other party that will be granted consent and consultation rights that are substantially similar to the consent and consultation rights granted to the directing certificateholder under this securitization as described in this prospectus.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,202,148,724
Number of mortgage loans	58
Number of mortgaged properties	131
Range of Cut-off Date Balances	$998,440 to $115,000,000
Average Cut-off Date Balance	$20,726,702
Range of Mortgage Rates	3.060% to 4.552%
Weighted average Mortgage Rate	3.483%
Range of Original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	361 months
Range of remaining amortization terms(3)	239 months to 479 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5) (6)	1.3% to 72.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	52.9%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	1.0% to 68.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	51.5%
Range of U/W NCF DSCRs(5)(6)(7)	1.37x to 29.85x
Weighted average U/W NCF DSCR(5)(6)(7)	2.90x
Range of U/W NOI Debt Yields(5)(6)	6.7% to 157.8%
Weighted average U/W NOI Debt Yield(5)(6)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	61.9%
Interest-only, ARD	22.5%
Amortizing Balloon	14.4%
Interest-only, Amortizing Balloon	1.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of four (4) mortgage loans (22.5%) with an anticipated repayment date, calculated as of the related anticipated repayment date.

(3)	Excludes twenty-nine (29) mortgage loans (84.3%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of any mortgage loans that have one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Midtown Center mortgage loan (7.4%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 54.7%, 54.7%, 2.89x and 9.1%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, that with respect to the Pine Tree Townhouses Cooperative, Inc. mortgage loan (0.2%), the loan-to-value ratio information is based upon the value of the related residential cooperative property determined as if such mortgaged property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to forty-nine (49) of the mortgaged properties (43.9%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to four mortgage loans being contributed by Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Consumer Cooperative Bank (12.9%) there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or any similar requirements. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any investor with such Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in November 2029 and any of the Park Tower at Transbay mortgage loan, the Midtown Center mortgage loan, the 127 West 25th Street mortgage loan or the Southwest Gas mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the 230 Park Avenue South mortgage loan and the Midtown Center mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to excess interest accrued on the mortgage loans with an anticipated repayment date will be classified as a trust, and the holders of the Class V certificates and the RR Interest will be treated as the beneficial owners of such entitlement for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans, which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans, which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hospitality Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. For example, see the summary of the 127 West 25th Street Mortgage Loan in Annex A-3.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss. In addition, the business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. See the summary of the Midtown Center Mortgage Loan in Annex A-3.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP ACT”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent regulation, rent stabilization or rent control laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property. See “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than the loan-to-value information for the residential cooperative property securing the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the residential cooperative property securing the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of

Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and
“—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “ —Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity or ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, retail, self storage and other. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Florida and Washington, D.C. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire November 21, 2019. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent,

(iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property (other than the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan), the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Except where otherwise specified (including, for example, with respect to the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan as described in the preceding sentence), all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” for a description of any mortgage loans with multiple borrowers that own all or a portion of the related mortgaged property as tenants-in-common.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates and the RR Interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and Annex A-3.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. In general, a Delaware statutory trust is restricted in its ability to actively operate a property. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors, originators, master servicers, the certificate administrator, the custodian and the anticipated initial risk retention consultation party, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s Bank of America, National Association’s or Morgan Stanley Bank, N.A.’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the 360 North Crescent Drive whole loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the servicing shift pooling and servicing agreement and will be governed exclusively by the servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A., each affiliates of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the depositor by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2019-BNK22 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted Ellington Management Group, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the retaining sponsor and the holder of one or more companion loans related to the 360 North Crescent Drive Mortgage Loan and the Midtown Center Mortgage Loan, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be a master servicer, the custodian and the certificate administrator under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating

Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Ellington Management Group, LLC or an affiliate will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the applicable servicing shift date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the servicing shift whole loan, prior to the applicable servicing shift date, or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan (other than the Midtown Center Whole Loan) (or, if applicable, a controlling noteholder), may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Park Tower at Transbay	BANK 2019-BNK21	BANK 2019-BNK21	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
230 Park Avenue South	BANK 2019-BNK21	BANK 2019-BNK21	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
Midtown Center	DCOT 2019-MTC(3)	DCOT 2019-MTC	N/A(4)
Storage Post Portfolio	BANK 2019-BNK21	BANK 2019-BNK21	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
Tysons Tower	BANK 2019-BNK21	BANK 2019-BNK21	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)
National Anchored Retail Portfolio	BANK 2019-BNK21	BANK 2019-BNK21	RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC)

(1)	Does not reflect the 360 North Crescent Drive whole loan, for which servicing will be transferred on the related servicing shift date. The initial controlling noteholder of the 360 North Crescent Drive whole loan will be Wells Fargo Bank, National Association as initial holder of the related controlling companion loan. With respect to such whole loan, after the securitization of the related controlling companion loan, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan is deposited is expected to succeed to the rights of Wells Fargo Bank, National Association as the controlling noteholder of such whole loan.

(2)	As of the closing date of the related securitization.

(3)	The DCOT 2019-MTC transaction is expected to close on or about October 30, 2019.

(4)	The DCOT 2019-MTC transaction is not expected to provide for a directing certificateholder or other party that will be granted consent and consultation rights that are substantially similar to the consent and consultation rights granted to the directing certificateholder under this securitization as described in this prospectus.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan (other than the Midtown Center whole loan for which there is no such controlling noteholder or directing certificateholder) has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H, Class J and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any excluded loan as to the directing certificateholder or (iii) any servicing shift mortgage loan). The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan (other than the Midtown Center whole loan), the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Tenant Issues—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (“EU”) (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors (and, in certain cases, their consolidated subsidiaries) as defined in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (as defined in Regulation (EU) No 575/2013) (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in the EU Securitization Regulation, as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance.  The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any EU Institutional Investor for the purposes of their compliance with any applicable EU Risk Retention and Due Diligence Requirement or any similar requirements. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other person provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any EU Institutional Investor with any EU Risk Retention and Due Diligence Requirements.

Consequently, the certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Recent Developments Concerning the Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the Mortgage Loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the offered certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, each Person receiving this prospectus should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing offered certificate, which may limit the liquidity of the offered certificates and adversely affect the price of the offered certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of offered certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of offered certificates advised to consult with its own advisers regarding the suitability of the offered certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirements to this transaction. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person, including any Japanese Affected Investor, and none of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party intends to take any steps to comply (or facilitate compliance by any Person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

On July 2, 2019, Morningstar Credit Ratings, LLC completed the acquisition of DBRS, Inc. We cannot assure you that the ratings on your certificates from DBRS, Inc. will not be adversely affected by any change in methodology as a result of such acquisition.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and

“Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates

Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class J certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1,

Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

The holder of the controlling companion loan for the servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan (other than the Midtown Center whole loan), take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan (other than the Midtown Center whole loan), in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling noteholder with respect to any servicing shift whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan (other than the Midtown Center mortgage loan):

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)      may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling noteholder may act solely in its own best interests;

(iii)      does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or, in the case of any servicing shift mortgage loan, the related controlling noteholder does not have any duties to any other person);

(iv)      may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling noteholder) over the interests of the holders of one or more other classes of certificates; and

(v)       will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan, servicing shift whole loan or any related REO Property. There will be no operating advisor under the trust and servicing agreement related to the Midtown Center whole loan. Additionally, with respect to any servicing shift mortgage loan, in the event that the related controlling companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders

(which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan (other than the Midtown Center whole loan), in circumstances similar to those described above, the directing certificateholder (or the equivalent), (or with respect to a servicing shift whole loan, the controlling noteholder related to such whole loan),and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan), will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the 230 Park Avenue South mortgage loan and the Midtown Center mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of Wells Fargo Bank, National Association and Bank of America, National Association will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty-eight (58) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,202,148,724 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in November 2019 (or, in the case of any Mortgage Loan that has its first due date in December 2019, the date that would have been its due date in November 2019 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans (42.3%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	17	68	$ 342,885,459	28.5%
Bank of America, National Association	Bank of America, N.A.	10	19	309,643,921	25.8
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	11	24	262,610,467	21.8
Wells Fargo Bank, National Association/Bank of America, National Association	(2)	2	2	198,475,000	16.5
National Cooperative Bank, N.A.(3)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	18	18	88,533,878	7.4
Total		58	131	$1,202,148,724	100.0%

(1)	Certain of the Wells Fargo Bank, National Association and Bank of America, National Association Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	The 230 Park Avenue South Mortgage Loan (9.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2 and Note A-3, with a Cut-off Date Balance of $55,000,000. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-5 and Note A-6, with a Cut-off Date Balance of $55,000,000. The Midtown Center Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Bank of America, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2-1, Note A-2-2 and Note A-2-3, with an aggregate Cut-off Date Balance of $35,950,000. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-2-4 and Note A-2-5, with a Cut-off Date Balance of $52,525,000.

(3)	Fourteen (14) of the eighteen (18) Mortgage Loans (6.4%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The 230 Park Avenue South Mortgage Loan (9.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association. The Mortgage Loan was (i) underwritten with an exception to Wells Fargo Bank, National Association and (ii) underwritten in accordance with Bank of America, National Association’s underwriting guidelines. See “—Exceptions to Underwriting Guidelines” below.

●	The Midtown Center Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Bank of America, National Association.

●	Fourteen (14) of the eighteen (18) Mortgage Loans (6.4%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

●	The Tysons Tower Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The Mortgage Loan was underwritten in accordance with Wells Fargo Bank, National Association. See “—Exceptions to Underwriting Guidelines” below.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 15, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Park Tower at Transbay Mortgage Loan or the Park Tower at Transbay Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Park Tower at Transbay Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Park Tower at Transbay Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means (i) in the case of the Mortgage Loans sold into the trust by Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association (other than with respect to the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan), the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 365 day year), and (ii) in the case of the Mortgage Loans sold into the trust by Wells Fargo Bank, National Association and National Cooperative Bank, N.A., and with respect to the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 366 day year); and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Park Tower at Transbay(1)	9.6%	49.1%	49.1%	$1,120,000,000	57.4%	57.4%	$959,000,000
230 Park Avenue South(2)	9.2%	51.0%	51.0%	$490,000,000	60.2%	60.2%	$415,000,000

(1)	The Appraised Value represents a “Prospective Market Value At Stabilization” as of October 1, 2019, which assumes that the sole tenant, Facebook, Inc., has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). Facebook, Inc. is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020.

(2)	The Appraised Value assumes that all outstanding free rent, tenant improvements and leasing commissions have been completed at the Mortgaged Property. Reserves were taken at close for all outstanding free rent and 75% of tenant improvements and leasing commissions. The remaining outstanding tenant improvements and leasing commissions are fully guaranteed by the related guarantor.

With respect to the Metro 14 Self Storage Portfolio Mortgage Loan (7.0%), the Appraised Value is based on a portfolio “as-is” appraised value of $151,000,000, which is predicated on the assumption that the entire property portfolio is marketed to a single purchaser and reflects a 10.5% premium to the aggregate appraised value of the individual Mortgaged Properties. The related Mortgaged Properties had an aggregate “as-is” appraised value of $136,600,000.

With respect to the Storage Post Portfolio Mortgage Loan (5.4%), the Appraised Value is based on a portfolio “as-is” appraised value of $230,000,000, which is predicated on the assumption that the entire property portfolio is marketed to a single purchaser and reflects an 8.7% premium to the aggregate appraised value of the individual Mortgaged Properties. The related Mortgaged Properties had an aggregate “as-is” appraised value of $211,600,000. The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio based on the aggregate “as-is” appraised value of $211,600,000 are both 70.9%.

With respect to the Bronx Multifamily Portfolio I Mortgage Loan (2.7%), the Appraised Value for each related Mortgaged Property (other than the 1053-1057 Hoe Avenue Mortgaged Property) is predicated in part on the assumption that the borrowers will be entitled to a J-51 Exemption and a J-51 Abatement with respect to such Mortgaged Property and such Appraised Value includes a specified amount attributable to the net present value of such a J-51 Exemption and a J-51 Abatement. The specified amount is $1,200,000 for the 190 West 170th Street Mortgaged Property, $1,000,000 for the 1136 Sherman Avenue Mortgaged Property, $800,000 for the 2979 Marion Avenue Mortgaged Property and $1,400,000 for the 3500 Tryon Avenue Mortgaged Property. As of the origination date, the borrowers had the benefit of a J-51 Abatement for the 1136 Sherman Avenue Mortgaged Property and a J-51 Exemption and a J-51 Abatement for the 3500 Tryon Avenue Mortgaged Property and had applied for (and had not received) approval of a J-51 Exemption for the 1136 Sherman Avenue Mortgaged Property and of a J-51 Exemption and a J-51 Abatement for each of the 190 West 170th Street Mortgaged Property and the 2979 Marion Avenue Mortgaged Property. In each case, the exemption or abatement assumed in the appraisal may differ from the exemption or abatement approved or applied for as of the origination date. In addition, the Appraised Value for each related Mortgaged Property (other than the 1053-1057 Hoe Avenue Mortgaged Property) is predicated in part on the assumption that the borrowers will have the benefit of an MCI Program rent increase in a specified amount over the course of a specified number of years. The specified amount and number of years are $134,000 over 7 years at the 190 West 170th Street Mortgaged Property, $92,000 over 6 years at the 1136 Sherman Avenue Mortgaged Property, $72,000 over 6 years at the

2979 Marion Avenue Mortgaged Property and $34,597 over 4 years at the 3500 Tryon Avenue Mortgaged Property. As of the origination date, the borrowers had received approval for a MCI Program rent increase at the 3500 Tryon Avenue Mortgaged Property effective commencing in May 2020 and applied for (and had not received) an MCI Program rent increase for each of the 190 West 170th Street Mortgaged Property, the 1136 Sherman Avenue Mortgaged Property and the 2979 Marion Avenue Mortgaged Property. In each case, the MCI Program rent increase assumed in the appraisal may differ from the increase approved or applied for as of the origination date. See “—Real Estate and Other Tax Considerations” below.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the

“Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“GRTR of @% or YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI”, U/W Net Operating Income or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than the loan-to-value information for the residential cooperative property securing the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative Mortgaged Property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative Mortgage Loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop-Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of October 11, 2019, (3) the Whole Loan Cut-off Date LTV Ratio, the Whole Loan Cut-off Date U/W NOI Debt Yield, and the Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (4) the Whole Loan U/W NOI DSCR and the Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of October 11, 2019 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,202,148,724
Number of mortgage loans	58
Number of mortgaged properties	131
Range of Cut-off Date Balances	$998,440 to $115,000,000
Average Cut-off Date Balance	$20,726,702
Range of Mortgage Rates	3.060% to 4.552%
Weighted average Mortgage Rate	3.483%
Range of Original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	361 months
Range of remaining amortization terms(3)	239 months to 479 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	1.3% to 72.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	52.9%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	1.0% to 68.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	51.5%
Range of U/W NCF DSCRs(5)(6)(7)	1.37x to 29.85x
Weighted average U/W NCF DSCR(5)(6)(7)	2.90x
Range of U/W NOI Debt Yields(5)(6)	6.7% to 157.8%
Weighted average U/W NOI Debt Yield(5)(6)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	61.9%
Interest-only, ARD	22.5%
Amortizing Balloon	14.4%
Interest-only, Amortizing Balloon	1.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the four (4) Mortgage Loans (22.5%) with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes twenty-nine (29) Mortgage Loans (84.3%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of any Mortgage Loans that have one or more Pari Passu Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Midtown Center Mortgage Loan (7.4%), the related LTV Ratio as of the Cut-off Date, LTV Ratio as of the maturity date, Underwritten Net Cash Flow Debt Service Coverage Ratio and Underwritten Net Operating Income Debt Yield calculated including the related subordinate companion loan are 54.7%, 54.7%, 2.89x and 9.1%, respectively.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, that with respect to the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan, (0.2%) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio information is based upon the value of the related residential cooperative property determined as if such mortgaged property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include seven (7) Mortgage Loans (22.8%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	12	$459,625,183	38.2%
CBD	3	313,475,000	26.1
Suburban	5	127,951,183	10.6
Medical	4	18,199,000	1.5
Multifamily	32	231,686,766	19.3
Cooperative	18	88,533,878	7.4
Garden	6	88,127,614	7.3
Mid Rise	8	55,025,275	4.6
Retail	45	171,705,107	14.3
Single Tenant	36	107,762,337	9.0
Anchored	6	41,467,770	3.4
Unanchored	2	17,975,000	1.5
Shadow Anchored	1	4,500,000	0.4
Self Storage	30	166,688,047	13.9
Self Storage	30	166,688,047	13.9
Other	1	61,000,000	5.1
Leased Fee	1	61,000,000	5.1
Hospitality	5	48,526,207	4.0
Limited Service	4	35,565,549	3.0
Select Service	1	12,960,658	1.1
Mixed Use	3	42,012,225	3.5
Multifamily/Retail	1	21,274,725	1.8
Office/Retail	1	17,000,000	1.4
Industrial/Retail	1	3,737,500	0.3
Industrial	3	20,905,189	1.7
Flex	2	11,618,641	1.0
Warehouse	1	9,286,548	0.8
Total	131	$1,202,148,724	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Midtown Center Mortgage Loan (7.4%), the second largest tenant, WeWork operates a co-working business under the WeWork brand. The tenant lease expires on November 30, 2036. The tenant rents out space in the Mortgaged Property to various WeWork members for shorter timeframes. A lease guaranty from the tenant’s parent company, WeWork Companies Inc., is in place subject to an initial cap of 12 months of (i) monthly base rent, (ii) imputed gross up for tenant’s proportional share of operating expenses and real estate taxes equal to $25.00 per rentable square foot, and (iii) guaranty enforcement costs (collectively, the “Guaranteed Obligations”). As long as the tenant is not then in default under its lease beyond any applicable notice and cure periods, the lease guarantor’s cap on liability will be reduced to 10 months of the Guaranteed Obligations beginning in September 2024, eight months of the Guaranteed Obligations beginning September 2025, four months of the Guaranteed Obligations beginning in September 2026, three months of the Guaranteed Obligations beginning in September 2029, two months of the Guaranteed Obligations beginning in September 2031 and the lease guarantors liability will be reduced to $0 from September 2033 through the remainder of the lease term.

●	With respect to the Midtown Center Mortgage Loan (7.4%), on September 30, 2019, The We Company, the parent company of WeWork, which is the second largest tenant, filed to withdraw its initial public offering filing with the Securities and Exchange Commission that had been made on August 14, 2019 (the “IPO Filing”). In the IPO filing, The We Company had publicly disclosed a number of risks related to The We Company, including, among others, (a) a history of losses that, given its accelerated rate of growth, may prevent it from achieving profitability for the foreseeable future and (b) that the departure of Adam Neumann, the then-current Chief Executive Officer of “could have a material adverse effect on [the] business”. Additionally, it has been reported that an anticipated $6 billion credit facility with a syndicate of lenders that includes Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC that was disclosed in the IPO filing was contingent on raising at least $3 billion in an initial public offering. Since the date of the initial filing of the IPO, Adam Neumann has resigned as CEO of The We Company. Additionally, (a) on September 26, 2019, S&P downgraded its credit rating for WeWork Cos. from B to B-on concerns about the company’s access to capital and governance practices and (b) on October 1, 2019, Fitch Ratings downgraded its credit rating of WeWork Cos. from B to CCC+ with negative outlook. WeWork recently announced that it has accepted a financing package from its largest investor, SoftBank Group Corp. (“SoftBank”). SoftBank is expected to provide WeWork with more than $5 billion in capital, along with a tender offer of up to $3 billion for existing shareholders. Additionally, SoftBank is expected to accelerate an existing commitment to fund $1.5 billion. Following the tender offer, SoftBank’s economic ownership of WeWork will be approximately 80%, however, SoftBank is not expected to hold a majority of the voting rights nor is it expected to control WeWork. Additionally, Adam Neumann is expected to step down from WeWork’s board of directors and become a board observer. The size of the board of directors is expected to be expanded and it is expected to receive voting control over Neumann’s shares. We cannot assure you that such financings will be completed or successful. We cannot assure you that these events will not have an adverse effect on WeWork’s brand reputation, and its ability to otherwise successfully conduct its business, which may materially adversely affect the Mortgaged Property.

●	With respect to the Tysons Tower Mortgage Loan (3.7%), the Mortgaged Property is a part of Phase I of the Tysons Tower planned development, and is subject to ongoing approval conditions affecting the planned development as a whole. The approval conditions include various public infrastructure commitments affecting Phase I and future development phases, such as road, bridge and regional railway improvements. The obligations related to Phase I are substantially complete, but the local government has the ability to enforce the related obligations as incurred for future phases against the landowners on a joint and several basis. The affected landowners have entered into an agreement among themselves allocating the various development obligations, but we cannot assure you that the other landowners will perform the remaining required obligations, or that any such non-performance will not adversely affect either the borrower or the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart:

●	With respect to the East Side Manhattan Multifamily Portfolio Mortgage Loan (3.7%), the related Mortgaged Properties include 125 multifamily units, of which 24 are rent stabilized and two are rent controlled, and are expected to remain rent stabilized or rent controlled, as applicable. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board, and the Mortgaged Properties are subject to the HSTP Act.

●	With respect to the Bronx Multifamily Portfolio I Mortgage Loan (2.7%), every residential unit at the related Mortgaged Properties is rent stabilized and is expected to remain so (notwithstanding any past or future expiration of benefits under the J- 51 or MCI programs). Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board, and the Mortgaged Properties are subject to the HSTP Act. An aggregate of 22 units at the related Mortgaged Properties are leased to tenants who pay a portion of their rent using Section 8 vouchers.

●	With respect to the Westmoore Apartments Mortgage Loan (0.7%), 21 of the 249 units are leased to a tenant receiving state or local Section 8 subsidies.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Rainier View Marketplace Mortgage Loan (1.0%), Kohl’s, the shadow anchor of the Mortgaged Property, is seeking to downsize its space, and has offered to lease a portion of its space that would result in the remaining Kohl’s store space being approximately 64,000 square feet. The largest tenant, Ross Dress for Less (“Ross”), representing 35.7% of net rentable square feet, has a co-tenancy option in the event that Kohl’s operates in less than 88,000 square feet, which will be triggered if such downsizing is effected. If the co-tenancy is triggered, Ross is permitted to pay substitute rent equal to the lesser of minimum rent or 2% of gross sales during the preceding month for up to 12 months (the “Reduced Rent Period”). At the expiration of the Reduced Rent Period, Ross can elect to either (i) terminate the lease by providing written notice within 60 days of the expiration of the Reduced Rent Period or (ii) resume minimum rent. The second largest tenant, Big 5, representing 14.2% of net rentable square feet, and the third largest tenant, Ulta, representing 14.2% of net rentable square feet, both have co-tenancy options to reduce rent, and after a specified time period, to terminate their leases, if Ross is not open and operating. In addition, the fifth largest tenant, Pacific Dental Services, can reduce rent, and after a specified time period, terminate its lease if occupancy of the

Mortgaged Property falls below 50%. Notwithstanding the foregoing, the cotenancy trigger for Ross can be cured with the replacement of Kohl’s within the time period required by the Ross lease by up to three nationally or regionally recognized anchor tenants (in each case, meeting the requirements of the Ross lease and reasonably acceptable to Ross) operating in at least 85% of the 88,000 square feet.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	With respect to the Storage Post Portfolio Mortgage Loan (5.4%), with respect to two of the related Mortgaged Properties, there are outstanding building code violations associated with two tenants who constructed interior walls or alterations without a proper permit and, in one such case, the violation has resulted in a lien on the Mortgaged Property (in the approximate amount of $253,000 on or about the date of loan origination, with additional charges accruing daily). In each case, the borrower is required, within a period of not more than 180 days (in the case with a lien, subject to extension to 270 days) to take action necessary such that the violation would not appear on a zoning report (and, in the case where a lien exists, to remove the lien). In each such case, the payment of any losses arising from a borrower failure to comply with such covenants is guaranteed under the nonrecourse carveout guaranty for the Storage Post Portfolio Mortgage Loan. We cannot assure you that the non-recourse carveout guarantor will be able to, or will, fulfill such obligations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Fairfield Inn and Suites Moab Mortgage Loan (1.0%), the related borrower sponsor owns and operates both the Mortgaged Property and the adjacent Springhill Suites Moab, which share common areas consisting of two pools, a splash pad, fire pits, pool house/utility building and other resort amenities. Guests at the two hotels have access to these common amenities and operating costs for these amenities are divided between the two property owners. The related Mortgage Loan agreement contains a covenant that the borrower will not do anything that would impair the shared use of such common amenities, as well as a nonrecourse carveout for any losses in the event the shared use of the common amenities is discontinued due to termination of the franchise agreement. Additionally, the owners of the two properties have recorded a reciprocal easement providing that the shared use of the common amenities will run with the land for so long as is permitted by the applicable franchise agreements. In addition, the Mortgaged Property and the Springhill Suites Moab are direct competitors.

●	With respect to the Hampton Inn By Hilton Wilmington Mortgage Loan (0.9%), there are two hotels under construction that will be directly competitive with the Mortgaged Property: (1) a 125-room Aloft Hotel Wilmington located 0.5 miles northwest of the Mortgaged Property is scheduled to open in May 2020, and (2) a 125-room Hotel Indigo Wilmington Downtown Riverfront located 0.5 miles northwest of the Mortgaged Property is scheduled to open in December 2020.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see
“—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	$12,960,658	1.1%	10/16/2033	9/11/2029
Fairfield Inn and Suites Moab	$12,463,447	1.0%	7/17/2030	9/1/2029
Hampton Inn Columbia	$7,169,381	0.6%	9/19/2027	10/1/2029
Holiday Inn Express & Suites Columbia	$5,214,095	0.4%	5/2/2025	10/1/2029
Hampton Inn By Hilton Wilmington	$10,718,625	0.9%	6/30/2037	9/11/2029

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	8	13.5%
Bank branch	1	9.2%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	9	5.4%
Grocery store	2	2.5%
Theater/entertainment facility	2	1.3%
Gym, fitness center, spa or healthclub	1	0.1%

(1)	Excludes any hospitality properties that may have a restaurant on site.

With respect to the East Side Manhattan Multifamily Portfolio – 199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street Mortgaged Property (1.8%) and the Colony Plaza Shopping Center Mortgage Loan (0.4%), each such Mortgaged Property includes a tenant that operates a dry-cleaner.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Park Tower at Transbay	$115,000,000	9.6%	$719	2.93x	49.1%	Office
230 Park Avenue South	$110,000,000	9.2%	$669	2.64x	51.0%	Office
Midtown Center	$88,475,000	7.4%	$440	3.97x	39.8%	Office
Metro 14 Self Storage Portfolio	$83,600,000	7.0%	$89	3.10x	55.4%	Self Storage
Storage Post Portfolio	$65,000,000	5.4%	$128	1.97x	65.2%	Self Storage
ExchangeRight Net Leased Portfolio #29	$62,527,000	5.2%	$179	2.36x	61.8%	Various
127 West 25th Street	$61,000,000	5.1%	$587	1.71x	64.9%	Other
360 North Crescent Drive	$55,000,000	4.6%	$1038	2.31x	52.2%	Office
Tysons Tower	$45,000,000	3.7%	$359	3.06x	52.1%	Office
East Side Manhattan Multifamily Portfolio	$44,000,000	3.7%	$352,000	2.40x	48.4%	Various
Bronx Multifamily Portfolio I	$32,300,000	2.7%	$141,048	1.87x	68.0%	Multifamily
Tesoro Apartments	$30,500,000	2.5%	$198,052	2.02x	63.9%	Multifamily
ExchangeRight REIT Portfolio 1	$30,231,337	2.5%	$148	2.90x	60.7%	Retail
National Anchored Retail Portfolio	$30,000,000	2.5%	$91	2.96x	62.8%	Retail
Alan Luke Portfolio	$17,453,000	1.5%	$205	2.62x	57.0%	Various
Top 3 Total/Weighted Average	$313,475,000	26.1%		3.12x	47.1%
Top 5 Total/Weighted Average	$462,075,000	38.4%		2.96x	51.2%
Top 15 Total/Weighted Average	$870,086,337	72.4%		2.68x	54.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Midtown Center Mortgage Loan based on the combined senior notes and subordinate notes are 2.89x and 54.7%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (31.6%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Metro 14 Self Storage Portfolio	Multi-Property	$ 83,600,000	7.0%
Storage Post Portfolio	Multi-Property	65,000,000	5.4
ExchangeRight Net Leased Portfolio #29	Multi-Property	62,527,000	5.2
East Side Manhattan Multifamily Portfolio	Multi-Property	44,000,000	3.7
Bronx Multifamily Portfolio I	Multi-Property	32,300,000	2.7
ExchangeRight REIT Portfolio 1	Multi-Property	30,231,337	2.5
National Anchored Retail Portfolio	Multi-Property	30,000,000	2.5
Alan Luke Portfolio	Multi-Property	17,453,000	1.5
Columbia Hotel Portfolio	Multi-Property	12,383,476	1.0
Connecticut Storage Portfolio	Multi-Property	2,300,000	0.2
Total		$ 379,794,813	31.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (9.7%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
ExchangeRight Net Leased Portfolio #29	24	$ 62,527,000	5.2%
ExchangeRight REIT Portfolio 1	9	30,231,337	2.5
Total for Group 1:	33	$ 92,758,337	7.7%
Group 2:
Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	1	$ 12,960,658	1.1%
Hampton Inn By Hilton Wilmington	1	10,718,625	0.9
Total for Group 2:	2	$ 23,679,283	2.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1; provided, however, that no such information is presented on Annex A-1 with respect to the Group 2 Loans since such Mortgage Loans are secured by residential cooperative properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	32	$ 376,888,883	31.4%
California	9	$ 269,451,183	22.4%
Florida	20	$ 99,123,000	8.2%
Washington, DC	1	$ 88,475,000	7.4%
Other	69	$ 368,210,657	30.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 26 other states with no more than 4.4% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eleven (11) Mortgaged Properties (4.6%), are located in Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Eleven (11) Mortgaged Properties (24.5%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	Mortgaged Properties located in California, Texas, Florida and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Forty-nine (49) of the Mortgaged Properties (43.9%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Albertsons - Rancho Mirage Mortgage Loan (1.3%), such Mortgage Loan has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Beacon View Apartments - WA Mortgage Loan (1.2%), the borrower is comprised of more than twenty (20) members having direct ownership interests in the related borrower with 5 individuals or trusts owning 40% of the equity interest.

With respect to the Storemore America Self Storage Mortgage Loan (0.6%), the borrower is directly owned by 23 members of which 4 members own 60.64% of the equity interest in borrower with each of the remaining equity owners owning not more than 8.14%.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #29 Mortgage Loan (5.2%), the related borrower is a Delaware statutory trust. The related borrower, which permits up to 250 members, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #29 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could

Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The 130 E. 63rd Owners Corporation Mortgage Loan (0.7%), is secured by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Eighteen (18) Mortgage Loans (7.4%) are structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	130	$ 1,198,344,740	99.7%
Leasehold	1	3,803,984	0.3
Total	131	$ 1,202,148,724	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—

Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Metro 14 Self Storage Portfolio Mortgage Loan (7.0%), the Phase I environmental site assessment obtained at loan origination identified recognized environmental conditions (RECs) as follows: (i) With respect to the Starkey Road – Largo, FL Mortgaged Property, adjoining sites had REC’s related to leaking underground storage tanks that are currently awaiting funding for clean-up. The Phase I ESA recommended a regulatory file review and an evaluation of contamination risk to the subject property. (ii) With respect to the Bruce B. Downs – Tampa, FL Mortgaged Property, a 2013 Phase I ESA identified lead in drinking water test results from the manager’s office. The Phase I ESA recommended further testing. (iii) With respect to the W Fletcher Avenue – Tampa, FL Mortgaged Property, prior auto body, equipment and repair uses and other light industrial uses were identified as an REC because of unknown impacts related to any UST’s, AST’s, hydraulic lifts or oil-water separators. The Phase I ESA recommended a Phase II subsurface assessment, including soil and groundwater sampling. The environmental consultant (Property Solutions, Inc.) provided an Opinion of Probable Cost (90% confidence level) to address the potential subsurface impacts on the mortgaged property and estimated an upper range cost of $436,000. In lieu of a Phase II ESA, the lender obtained a premises environmental liability- type environmental policy with $3,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 13-year term (3 years past the loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the 144-06 94th Avenue Mortgage Loan (1.2%) the Mortgaged Property includes, in addition to the primary office property and related parking lot, five other real properties located in Medford, Long Island (the “Medford Properties”), comprised of a retail property, a parking lot, a single family home, and two undeveloped parcels, which were not included in the underwritten net operating income or appraised value of the Mortgaged Property shown in this prospectus, and which may be freely released without prepayment or defeasance. With respect to two of the Medford Properties, the related ESA noted there were two sets of fill and vent connections observed at one such property, and a vent at the other such property, which were suspected of being associated with USTs of unknown capacity. The ESA identified the uncertainty with respect to the historic or current presence of USTs as a REC, and recommended the conduct of a subsurface investigation to identify potential USTs at such properties. An opinion of probable cost was obtained which estimated the probable cost of mitigation, if necessary, would cost approximately $10,000 to $15,000 per location (or a total of $20,000 to $30,000), and mitigation of related residual impacts of groundwater, if any, would cost approximately $35,000 to $40,000 per location (or a total of $70,000 to $80,000. No reserve was taken for such estimated costs. The environmental indemnity agreement with respect to the Mortgage Loan requires the related environmental indemnitors to, within 120 days after the origination date (which origination date was October 8, 2019) provide evidence, satisfactory to the lender in its sole and absolute discretion that, either (i) there are no underground storage tanks used for heating oil (each a “Heating Oil UST”) at either of the foregoing properties, or (ii) if there are any Heating Oil USTs located at either of the foregoing properties, at the environmental indemnitors’ sole cost and expense, either (X) diligently and expeditiously complete all removal, decommissioning, investigation, remediation and long-term operation, monitoring and/or maintenance activities in a good, safe and workmanlike manner, all in compliance with the lender’s direction and with applicable environmental law (such that no further reporting to any governmental authority is required with respect thereto) (collectively, “UST Remedial Action”) of (I) any Heating Oil UST, as well as (II) any additional hazardous substances that are discovered at, on, under or emanating from either property by the lender’s consultants, or (Y) to the extent the environmental indemnitors provide evidence satisfactory to the lender, in its sole and absolute discretion, that no UST Remedial Action is required at any of the foregoing properties, then the environmental indemnitors will be permitted to decommission in place each of the Heating Oil USTs in compliance with the lender’s sole and absolute discretion and with applicable environmental law, provided the borrower delivers to the lender confirmation from the applicable governmental authority that no further action is required with respect to such Heating Oil UST.

●	With respect to the Saxony Towers Realty Corp. Mortgage Loan (1.2%), the ESA has identified the existence of four (4) active fuel oil USTs at the related Mortgaged Property. At closing, the borrower executed and delivered a Collateral Security Agreement For Environmental Items pursuant to which the borrower deposited with the lender the sum of $91,125 to collaterally secure its obligation to cause the USTs to be closed in place. The UST closure will include excavation, pumping, and cleaning of the USTs and lines, filling the USTs with concrete slurry or foam and the filing of all required documentation with The New York State Department of Environmental Conservation and The New York City Fire Department.

●	With respect to the Colony Plaza Shopping Center Mortgage Loan (0.4%), the Phase I environmental site assessment identified a controlled recognized environmental condition (“CREC”) at the Mortgaged Property relating to the ongoing operation of an onsite dry cleaner, Colony Plaza Cleaners (“Colony Cleaners”), which has been listed on the Texas Commission on Environmental Quality (“TCEQ”) Dry Cleaner Registration Database since 2004. The ESA stated that Colony Cleaners pays fees into the Dry Cleaning Facility Release Fund and is eligible for the Dry Cleaner Remediation Program (“DCRP”) for state-lead clean-up in case of any dry cleaner related contamination. The ESA further stated that, the borrower pays into the Property Owner Dry Cleaner Remediation Fund, which payment assures that if the on-site dry cleaner operations is ever discontinued and related contamination is ever identified at the Mortgaged Property, the TCEQ will lead a state-funded remediation of the Mortgaged Property until closure is achieved. Considering the above and the fact that the groundwater is not used for potable purposes, and the general area in the vicinity of the dry cleaner space is covered with impermeable surface, the ESA identified the dry cleaning operation as a CREC and concluded that no further assessment is warranted. Under the related environmental indemnity agreement, signed by the borrower and the guarantor, the borrower covenanted to cause any portion of the Mortgaged Property used for a dry-cleaning facility to, at all times, be a registered dry-cleaning facility and be in good standing with respect to the DCRP.

●	With respect to the ExchangeRight Net Leased Portfolio #29 – Walgreens – Levittown, PA Mortgaged Property (0.3%), the Phase I environmental site assessment identified a CREC related to the historic occupancy of a gasoline service station and automobile repair shop at the site from the 1960s until 2003. On the basis of environmental databases, earlier environmental assessments and other records, the environmental consultant reported the historical presence of leaking underground storage tanks (“LUSTs”), which had resulted in soil and gasoline contamination, and the subsequent removal of five gasoline and oil underground storage tanks (“USTs”), three hydraulic lifts, approximately 700 tons of petroleum impacted soils and approximately 1,750 gallons of contaminated groundwater. The environmental consultant further reported that closure was granted by the Pennsylvania Department of Environmental Protection in 2006 with respect to regulatory listings, based in part upon the completion of the remedial activities, the assumption that the property would not be used for residential purposes and the assumption that no shallow water would be used at the property. The environmental consultant observed the present use of the site for commercial purposes and concluded that the historic operations and the regulatory database listings do not represent an environmental concern at the property and are considered a CREC. Based on the conclusions of the Phase I environmental site assessment, the environmental consultant recommended no further action.

●	With respect to the ExchangeRight Net Leased Portfolio #29 – Walgreens – St. Louis, MO Mortgaged Property (0.2%), the Phase I environmental site assessment identified a REC related to the former operation of a dry cleaner at the site. The environmental consultant reported that the site was operated as a dry cleaning facility from at least 1958 to 1993; that documents showed the operation used a petroleum solvent; and that the Missouri Department of Natural Resources confirmed that the dry cleaner was out of business by 1997. The Phase I environmental consultant also reported that a Phase II environmental site assessment had been conducted in February 1997 but did not directly assess the former dry cleaning operations. Based on the duration of, and limited information regarding, the dry cleaning operations, the Phase I environmental consultant could not rule out the possible use of chlorinated solvents in the dry cleaning process and concluded that the former dry cleaning operations represents a REC.

●	With respect to the ExchangeRight Net Leased Portfolio #29 – Walgreens – Canton, OH Mortgaged Property (0.2%), the Phase I environmental site assessment identified a REC related to the historic use of the site as a service station and auto service facility. The environmental consultant reported that the site was an automobile service station from as early as 1940 until approximately 1950 and an auto sales and service facility from approximately 1950 until approximately 1993. Prior to the site’s re-development for its current use, a 4,000-gallon gasoline UST was removed in 1993, one confirmatory soil sample was collected from the bottom of the UST cavity and the sample detected only total petroleum hydrocarbons and those at concentrations below the applicable Ohio Bureau of Underground Storage Tank Regulation UST closure action level. The environmental consultant further reported that a Phase I environmental site assessment was conducted in September 1993, identifying three inground hydraulic automobile lifts and a system of four floor drains/holding pits, and a Phase II subsurface investigation was conducted in 1994, identifying three additional USTs and detecting concentrations of contaminants above applicable screening criteria in the vicinity of the former USTs, the floor drains and the inground automobile lifts. The 1994 environmental consultant reported that the remaining UST system, inground automobile lifts and drain system were removed in April 1994, contaminated soil encountered during the removals was excavated and disposed of offsite and, based on the removal of the subsurface features, excavation of impacted soil and soil analytical data, the 1994 environmental consultant opined that contamination at the site was no longer above the applicable cleanup levels and no further action was necessary. However, the Phase I environmental consultant with respect to the Mortgaged Property observed that groundwater samples were not collected during any of the subsurface investigations and concluded that the exclusion of groundwater sampling from the earlier subsurface investigations and the absence of soil confirmation sampling after earlier environmental remediation constitute a REC.

On or about the origination date, the borrowers under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan obtained a premises environmental liability insurance policy issued by Great American E & S Insurance Company (the “Policy”), with the lender and its successors, assigns and/or affiliates (ATIMA) as an additional named insured, with respect to pollution conditions at the ExchangeRight Net Leased Portfolio #29 – Walgreens – St. Louis, MO and ExchangeRight Net Leased Portfolio #29 – Walgreens – Canton, OH Mortgaged Properties detailed in the two preceding paragraphs. The policy expires on September 4, 2032 (approximately two years and 11 months following the stated maturity date of the Mortgage Loan).  The policy limits are $2,000,000 per incident and in the aggregate with a self-insured retention of $50,000 per incident.  The premium was paid in full at closing.

●	With respect to the ExchangeRight Net Leased Portfolio #29 – Dollar General – Cleveland, OH Mortgaged Property (0.1%), the Phase I environmental site assessment identified a CREC related to the former use of the site as a gas station from at least 1956 to approximately 2002. On the basis of environmental databases, earlier environmental assessments and other records, the environmental consultant reported the earlier presence of a LUST, which had resulted in a release and free product recovery, soil and groundwater sampling conducted between 1992 and 1996, and the subsequent removal of five USTs from two excavation sites; the implementation of a remedial action plan in 1999, which included the excavation, on-site treatment and return of petroleum-contaminated soil (from August 2000 to 2003); a two-tiered additional environmental study, after which approximately 125 tons of petroleum-contaminated soil was excavated and removed; and the issuance of a no further action letter in May 2006, which letter included a restriction to the effect that a ground water ingestion pathway be eliminated. The environmental consultant concluded that the former use of the property as a gas station represents a CREC, based in part on the analytical results described in earlier environmental assessments and studies; the no further action conclusions eventually reached with respect to groundwater pathways and soil areas of concern; the evaluation and conceptual site model for a soil area of concern where the soil-to-air pathway was incomplete; and the inclusion of the restriction in the May 2006 no further action letter. Based on the conclusions of the Phase I environmental site assessment, the environmental consultant recommended continued adherence to the restriction in the May 2006 no further action letter regarding the groundwater ingestion pathway.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Park Tower at Transbay Mortgage Loan (9.6%), the related sole tenant, Facebook, Inc. is currently constructing its interior improvements. Facebook, Inc. is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020. At origination, the borrower reserved $80,198,366 for outstanding tenant improvement allowance.

●	With respect to 230 Park Avenue South Mortgage Loan (9.2%), build-out work is being undertaken by both the landlord and the tenant in connection with the largest tenant, Discovery Communications, LLC (“Discovery”). The borrower’s obligations under the Discovery lease are approximately $45,684,771, comprised of $8,924,975 for the balance of the landlord’s work (less tenant reimbursements) and $36,759,796 for the tenant allowances required by the lease. The Mortgage Loan documents require an up-front reserve (letter of credit or cash-funded) in the amount of $34,263,578 (75% of the borrower’s lease obligations) with the remaining 25%, together with any cost overruns, to be paid by the borrower and/or guaranteed by its constituent owners in accordance with the terms thereof. A permanent certificate of occupancy has been issued for the Mortgaged Property. However, new certificates of occupancy will be required for initial build-out work related to Discovery’s occupancy. Discovery is expected to commence occupying the premises in January 2020 with a full occupancy date expected by December 2020.

●	With respect to the 144-06 94th Avenue Mortgage Loan (1.2%), the sole tenant at the Mortgaged Property, the NYC Department of Finance, recently renewed its lease extending it through November 30, 2033. As part of the lease renewal, the borrower agreed to perform the following work (the “144-06 94th Avenue Work”): (i) approximately $13.9 million of tenant work, including renovations to the cellar, second, second mezzanine, and third floors, ceilings, woodwork, bathrooms, electrical systems, lighting, fire alarms and plumbing, for which the tenant is required to periodically reimburse the borrower (the “144-06 94th Avenue Tenant Work”) and (ii) $1,000,000 of work which the borrower is required to pay for (the “144-06 94th Avenue Landlord Work”), of which $30,000 remains (for which $30,000 was reserved under the Mortgage Loan documents). The non-recourse carveout guarantor has provided a completion guaranty with respect to the 144-06 94th Avenue Work; however, no reserve has been taken for the $13.9 million of 144-06 94th Avenue Tenant Work. Notwithstanding the tenant’s ultimate obligation to reimburse the borrower, the borrower is required to make periodic payments to the general contractor performing the 144-06 94th Avenue Tenant Work, prior to such reimbursement. The sole tenant has various rights to terminate its lease or to abate rent if various portions of the 144-06 94th Avenue Work are not commenced or completed by the related deadlines, as described below under “Tenant Issues—Lease Expirations and Terminations—Terminations” and “—Other.” In the event that the issuing entity were to take title to the Mortgaged Property, it is unlikely that the issuing entity would have the funds to pay the contractor for such renovations. Any resulting failure to perform the work could lead to termination of, or abatement of rent under, the sole tenant’s lease.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the

Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Saxony Towers Realty Corp. Mortgage Loan (1.2%), the borrower is a defendant in a lawsuit commenced by an investor (the “Plaintiff”) who owned certain of the residential cooperative units. The action alleges, among other items, wrongful termination and conversion by the borrower of certain of the Plaintiff’s cooperative proprietary leases resulting from alleged non-payment of monthly cooperative maintenance charges. The Plaintiff seeks certain equitable and monetary relief, including the reconveyance of the terminated proprietary leases. Simultaneously with the closing of the Mortgage Loan, the borrower entered into a subordinate line of credit mortgage loan in the amount of $750,000, of which $350,000 is specifically available to the borrower for the payment of any adverse claims associated with the case. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

●	With respect to the ADI Industrial Mortgage Loan (0.8%), in 2014, the Department of Justice (“DOJ”) filed a civil case against the sole tenant, American Dawn, Inc. (“ADI”), concerning alleged mislabeling of certain goods imported by ADI in order avoid paying higher import tariffs. In December 2017, ADI, which is an affiliate of the borrower and, similarly to the borrower, is owned and controlled by the guarantor, Adnan Rawjee and the Rawjee family, settled with the DOJ and paid a settlement of $2.3 million and the case was fully closed. In 2018, Habib Rawjee, a non-controlling 15% holder of the borrower, who served as the Co-President of ADI at the time, resigned from ADI claiming full responsibility for the wrongdoings. The Mortgage Loan prohibits any transfer that would result in Habib Rawjee owning more than 15% of or controlling the borrower or controlling the day to day operation of the Mortgaged Property, and also prohibits him from controlling, having any involvement with the operation of the business of, or owning 50% or more of, any tenant under a major lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-five (45) of the Mortgage Loans, representing approximately 75.2% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Ten (10) of the Mortgage Loans, representing approximately 19.3% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Three (3) of the Mortgage Loans, representing approximately 5.5% of the Initial Pool Balance, were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the ExchangeRight Net Leased Portfolio #29, 360 North Crescent Drive, ExchangeRight REIT Portfolio 1, National Anchored Retail Portfolio, 6550 Sunset, Auburn Brook Apartments, Beacon View Apartments – WA, Lockaway Storage Shaenfield, Westmoore Apartments, Southwest Gas and Colony Plaza Shopping Center Mortgage Loans (20.9%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or group of Mortgage Loans with related borrowers, we note the following:

●	With respect to each of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan (5.2%) and the ExchangeRight REIT Portfolio 1 Mortgage Loan (2.5%), one of the three guarantors, Warren Thomas, was also one of the three guarantors on a loan secured by a Houston apartment complex that was foreclosed by Fannie Mae in March 2013.

●	With respect to the 360 North Crescent Drive Mortgage Loan (4.6%), various affiliates of the guarantor (Tom Gores) involved in bankruptcy or mortgage defaults, including: (i) Chapter 11 filing with respect to Chassix Holdings, Inc, an auto parts casting company, in March 2015, which resulted in losses to bondholders, and (ii) a mortgage default related to a Pittsburgh, PA airport hotel that resulted in a September 2018 deed-in-lieu of foreclosure.

●	With respect to the National Anchored Retail Portfolio Mortgage Loan (2.5%), affiliates of the borrower sponsor, Washington Prime Group, L.P., have been subject to defaults and foreclosure proceedings on commercial real estate loans.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Forty-six (46) Mortgaged Properties (32.2%) are each leased entirely (or substantially in its entirety) to a single tenant.

●	Four (4) Mortgaged Properties (17.2%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”,
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other

Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Midtown Center Mortgage Loan (7.4%), the largest tenant, Fannie Mae, has the right to terminate its lease effective as of May 31, 2029 with notice at least 32 months before such date and payment of unamortized transaction costs and TI/LC expenses, and various other stipulated lease-related hard and soft costs. In addition, beginning May 31, 2025 and on each subsequent anniversary thereafter up to and including May 31, 2028, Fannie Mae has the option to release a designated portion of its space upon payment of a termination fee: (A) First Contraction Option pertains to leased space on lowest floor of East Tower (approximately 45,610 square feet) and contraction fee is estimated at $6.6 million; (B) Second Contraction Option pertains to leased space on then-lowest floor of West Tower (approximately 39,759 square feet) and contraction fee is estimated at $5.3 million; (C) Third Contraction Option pertains to leased space on then-lowest floor of either (1) West Tower (excluding 3rd and 4th floors if Fannie Mae has not expanded initial leased space) (28,951 square feet) and contraction fee is estimated at $3.5 million; or (2) East Tower if Fannie Mae has expanded initial leased space) (45,841 square feet) and contraction fee is estimated at $4.9 million; and (D) Fourth Contraction Option pertains to leased space on then-lowest floor of either (1) East Tower (if Third Contraction Option space was located West Tower) (45,841 square feet) and contraction fee is estimated at $4.9 million; or (2) West Tower (excluding the 3rd and 4th floor if Third Contraction Option space was located in East tower) (28,951 square feet) and contraction fee is estimated at $3.5 million.

●	With respect to the ExchangeRight Net Leased Portfolio #29 Mortgage Loan (5.2%), the sole tenant at the BioLife Plasma Services LP Mortgaged Property (0.5%), BioLife Plasma Services L.P., has the right to terminate its lease upon providing 30 days written notice and payment of a lease termination payment equal to the net present value of the total obligation for base rent and additional rent for the remainder of the current term, using an annual discount rate equal to the prime rate as reported in The Wall Street Journal on the date of the termination, provided that such rate will not exceed 8.25%. The components of additional rent for the remainder of the term must be calculated using the actual amount of each such component for the most recently completed lease year, increased by 2.50% annually for each remaining lease year of the term. If BioLife Plasma Services LP exercises such termination option, the borrower is required to deposit (or cause to be deposited) the lease termination payment into a tenant-specific rollover reserve. Amounts in such rollover reserve are thereafter required to be applied to make monthly disbursements to the borrower (or, during a cash management period, to the cash management account) equal to the monthly rent that would then have been due had the lease remained in effect; to pay lender-approved tenant improvements and leasing commissions with respect to such Mortgaged Property; and to release the remaining amount to the ExchangeRight Net Leased Portfolio #29 Borrower if and when such Mortgaged Property is fully re-leased pursuant to one or more lender-approved replacement leases and each replacement tenant has taken occupancy and opened for business.

●	With respect to the Tysons Tower Mortgage Loan (3.7%), (i) the fourth largest tenant, Morgan Franklin, has a one-time right to terminate its lease effective February 28, 2024, with 12 months’ prior notice, subject to a termination fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination, (ii) the fifth largest, Reed Smith LLP, has a one-time right to terminate its lease effective August 1, 2027, with 15 months’ prior notice, subject to a termination fee equal to (a) three months of base rent plus (b) the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

●	With respect to the National Anchored Retail Portfolio Mortgage Loan (2.5%), Overstock Furniture & Mattress, the second largest tenant at the Forest Plaza Mortgaged Property, which leases 65,262 square feet expiring November 30, 2020 and the fifth largest tenant at the White Oaks Plaza Mortgaged Property, which leases 21,500 square feet expiring February 29, 2020, has the right to (i) terminate its lease at the Forest Plaza Mortgaged Property at any time upon 60 days’ notice if its gross sales at the Forest Plaza Mortgaged Property are less than $100,000 per month, and (ii) terminate its lease at the White Oaks Plaza Mortgaged Property at any time upon 60 days’ notice if its gross sales at the White Oaks Plaza Mortgaged Property are less than $75,000 per month.

●	With respect to the ExchangeRight REIT Portfolio 1 Mortgage Loan (2.5%), with respect to the Walgreens - Grafton, WI Mortgaged Property (0.3%) the related sole tenant has the right to terminate its lease beginning April 30, 2031 and every five years thereafter through April 30, 2061 (the final lease maturity date) upon six months’ prior notice; Walgreens - Geismar, LA Mortgaged Property (0.3%) the related sole tenant has the right to terminate its lease beginning October 1, 2032 upon twelve months’ prior notice; Walgreens - Pleasant Prairie, WI Mortgaged

Property (0.3%) the related sole tenant has the right to terminate its lease beginning December 31, 2029 and every five years thereafter through December 31, 2059 (the final lease maturity date) upon six months’ prior notice; and Walgreens - Dolton, IL Mortgaged Property (0.2%) the related sole tenant has the right to terminate its lease beginning October 31, 2022 and every five years thereafter through October 31, 2057 (the final lease maturity date) upon six months’ prior notice. The lease expiration date presented in Annex A of this prospectus is the date when the earliest termination right, if exercised, would be effective and what was underwritten to by the lender.

●	With respect to the Alan Luke Portfolio Mortgage Loan (1.5%), with respect to each of the WAG – Amarillo (Bell St.) Mortgaged Property, the WAG – Odessa Mortgaged Property and the WAG – Amarillo (S. Georgia St.) Mortgaged Property (collectively, 0.9%), the expiration date of the sole tenant’s lease is September 30, 2077, however each such sole tenant has the right to terminate its lease effective as of September 30, 2032, or the end of any five-year period thereafter, upon six months’ prior notice. The lease expiration date presented in Annex A of this prospectus is the date when the earliest termination right, if exercised, would be effective.

●	With respect to the 144-06 94th Avenue Mortgage Loan (1.2%), the Mortgaged Property is 100% leased to the NYC Department of Finance through November 30, 2033 under a lease which was renewed in February 2019. The NYC Department of Finance has the right to terminate the lease, in whole or in portions of at least 10,000 square feet, at any time after October 15, 2028 with at least six months’ prior notice. In addition, in the event that the borrower fails to commence or complete various portions of the approximately $13.9 million of 144-06 94th Avenue Tenant Work or the remaining $30,000 of 144-06 94th Avenue Landlord Work (as described under “—Redevelopment, Renovation and Expansion”) by the required deadlines in the lease, the sole tenant may notify the borrower of such delay, and if the borrower fails to perform the related obligation within ten business days thereafter, the tenant may terminate the lease upon 10 days’ written notice. In addition, in the event that the borrower fails to substantially complete the 144-06 94th Avenue Work by the required deadline under the lease (which is within twenty-four months from the date of the tenant’s approval of the costs and expenses of the 144-06 94th Avenue Tenant Work) the sole tenant may notify the borrower of such delay, and if the borrower fails to achieve substantial completion within two months thereafter, the tenant may terminate the lease upon 10 days’ written notice. The Mortgage Loan is structured with an upfront reserve for the $30,000 of 144-06 94th Avenue Landlord Work (but not the approximately $13.9 million of 144-06 94th Avenue Tenant Work) and a completion guarantee from the non-recourse carveout guarantor for all outstanding 144-06 94th Avenue Work.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus. Walgreens, which is the tenant at seven of the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #29 Mortgage Loan (5.2%), four of the Mortgaged Properties securing the

ExchangeRight REIT Portfolio 1 Mortgage Loan (2.5%) and three of the Mortgaged Properties securing the Alan Luke Portfolio Mortgage Loan (1.5%), has one or more rights to terminate its lease at each such Mortgaged Property effective as of a date earlier than the actual lease expiration date. In each case, the lease expiration date presented in this prospectus (including the Annexes hereto) is the date when the earliest termination right, if exercised, would be effective.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Park Tower at Transbay Mortgage Loan (9.6%), the sole tenant, Facebook, Inc. has commenced rental payments and is currently constructing its interior improvements. Facebook, Inc. is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020. At origination, the borrower reserved $80,198,366 for outstanding tenant improvement allowances. The lender underwrote Facebook’s average contract rent over the loan term.

●	With respect to the 230 Park Avenue South Mortgage Loan (9.2%), the largest tenant, Discovery, is not fully paying rent or fully occupying its leased premises. A rent concession reserve in the amount of $24,763,070 was required at closing for related amounts. In addition, the rent for Discovery was underwritten based on the straight-line average over the term of lease.

●	With respect to the Midtown Center Mortgage Loan (7.4%), the second largest tenant, WeWork is entitled to free rent through December 2019. A rent concession reserve was required at origination for full abated amounts. In addition, the underwritten rent for Fannie Mae, the largest tenant, includes its contractual rent step in December 2019 and a separate credit for straight-line rent averaging through the remaining loan term to the anticipated repayment date. Further the underwritten rent for WeWork includes (i) the contractual rent step in September 2020, and (ii) an additional underwriting credit for a portion of the WeWork premises (39,785 square feet which is 36.2% of the NRA), the second largest tenant, on the 4th floor of the West Tower (the “4W Space”), by straight-line rent averaging through the remaining loan term to the anticipated repayment date, because Fannie Mae is (i) obligated to begin paying rent attributable to the 4W Space in the event the WeWork lease is terminated due to a lease default or bankruptcy; and (ii) required to pay the related borrower the related share of any losses it incurs with respect to the 4W Space (as a proportion of WeWork’s total NRA) that are attributable to WeWork’s non-performance of its lease obligations. See the summary of the Midtown Center Mortgage Loan in Annex A-3.

●	With respect to the ExchangeRight Net Leased Portfolio # 29 Mortgage Loan (5.2%), the rent for the sole tenant at each of the Fresenius Medical Care – Fayetteville, NC, BioLife Plasma Services LP, Fresenius Medical Care – Muncie, IN, and Dollar General

– Springfield, OH Mortgaged Properties (collectively, 1.5%) was underwritten based on the straight-line average rent over the lesser of the lease term and the loan term.

●	With respect to the 360 North Crescent Drive Mortgage Loan (4.6%), the sole tenant, Platinum Equity, is leasing both the North and South Building but is not currently utilizing the North Building (23,453 square feet).

●	With respect to the Alan Luke Portfolio Mortgage Loan (1.5%), the rent for the sole tenant at the Biolife Homewood Mortgaged Property (0.1%) was underwritten based on the straight-line average rent over the lesser of the lease term and the loan term.

●	With respect to the 144-06 94th Avenue Mortgage Loan (1.2%), the sole tenant, NYC Department of Finance, has the right, in the event that the borrower fails to commence or complete any portion of the 144-06 94th Avenue Work by the related deadline, to (i) receive a rent credit equivalent to one day of free rent for each day the commencement of such work was delayed or time frames were not met and (ii) to perform the work itself and deduct the cost from rent. In addition, the rent for the sole tenant, NYC Department of Finance, was underwritten based on the straight-line average rent through October 2028 (the date when the tenant’s unilateral termination option first becomes exercisable).

●	With respect to the Southwest Gas Mortgage Loan (0.5%), the rent for the sole tenant, Centuri Construction Group, Inc., was underwritten based on the straight-line average over the term of lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-1 to this prospectus and the accompanying footnotes. Additionally, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Park Tower at Transbay, 230 Park Avenue South, ExchangeRight Net Leased Portfolio #29 – Walgreens – Levittown, PA, ExchangeRight Net Leased Portfolio #29 – Walgreens – Lafayette, LA, ExchangeRight Net Leased Portfolio #29 – Walgreens – Abita Springs, LA, ExchangeRight Net Leased Portfolio #29 – Walgreens – Coon Rapids, MN, ExchangeRight Net Leased Portfolio #29 – Walgreens – Gonzales, LA, ExchangeRight Net Leased Portfolio #29 – Tractor Supply – Angleton, TX, ExchangeRight Net Leased Portfolio #29 – Tractor Supply – Bartonville, TX, ExchangeRight Net Leased Portfolio #29 – Walgreens – St. Louis, MO, ExchangeRight REIT Portfolio 1 – Hy-Vee - Shakopee, MN, ExchangeRight REIT Portfolio 1 – Walgreens – Grafton, WI, ExchangeRight REIT Portfolio 1 – Walgreens - Geismar, LA, ExchangeRight REIT Portfolio 1 – Walgreens - Pleasant Prairie, WI, ExchangeRight REIT Portfolio 1 – Walgreens – Dolton, IL, National Anchored Retail Portfolio – White Oaks Plaza, Alan Luke Portfolio – WAG – Amarillo (Bell St.), Alan Luke Portfolio – WAG – Odessa, Alan Luke Portfolio – WAG – Amarillo (S. Georgia St.), Alan Luke Portfolio – Chili’s – Fayetteville, Alan Luke Portfolio – Biolife – Homewood, Albertsons - Rancho Mirage, 144-06 94th Avenue, Courtyard by Marriott Atlanta NE/Duluth

Sugarloaf, Fairfield Inn and Suites Moab, 130 E. 63rd Owners Corporation and 2401 Linden Lane Mortgaged Properties (collectively, 30.7%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Park Tower at Transbay Mortgage Loan (9.6%), Facebook, Inc., the sole office tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property if the landlord receives an offer to purchase the Mortgaged Property (or any portion thereof). The sole tenant will not have any right of first offer with respect to a sale of the Mortgaged Property through a foreclosure by a trustee’s power of sale, judicially or by accepting a deed-in-lieu of foreclosure, or as a purchaser at a foreclosure sale. In addition, the related Mortgage Loan documents also preclude the sale of the related Mortgaged Property to a “Tenant Competitor” (or affiliate thereof) which were specified as Alphabet Inc., Amazon.com, Inc., Apple Inc., Microsoft Corporation, salesforce.com, inc., Snap Inc. and Samsung Electronics (which list of competitors is subject to change by Facebook, Inc. in accordance with its lease), except pursuant to an order from a bankruptcy court.

●	With respect to the 230 Park Avenue South Mortgage Loan (9.2%), the largest tenant, Discovery, has a right of first offer (ROFO) to purchase the Mortgaged Property if the borrower markets the Mortgaged Property or its equity interest for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

●	With respect to the ExchangeRight REIT Portfolio 1 Mortgage Loan (2.5%), the related single tenant with respect to the following related Mortgaged Properties each has a right of first refusal to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Hy-Vee – Shakopee, MN, Walgreens – Grafton, WI Walgreens – Geismar, LA, Walgreens – Pleasant Prairie, WI, and Walgreens – Dolton, IL. The related Walgreens – Grafton, WI, Walgreens – Geismar, LA, Walgreens – Pleasant Prairie WI and Walgreens – Dolton, IL subordination and standstill agreements and the Hy-Vee – Shakopee, MN lease each provide that the related tenant waives its right of first refusal, therefore such rights does not apply to a foreclosure, deed-in-lieu thereof or other enforcement action under the related mortgage, however, the right of first refusal would apply to any subsequent transfers.

●	With respect to the National Anchored Retail Portfolio Mortgage Loan (2.5%), a pad site at the White Oaks Plaza Property that is occupied by Olive Garden and ground leased to a third party is subject to a purchase option in favor of such third party for a nominal sum and there exists a free release upon exercise of such purchase option. See “—Releases; Substitutions; Partial Releases; Property Additions” below.

●	With respect to each of the following related Mortgaged Properties, which secure the ExchangeRight Net Leased Portfolio #29 Mortgage Loan, the related single tenant has a right of first refusal to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Walgreens – Levittown, PA, Walgreens – Lafayette, LA, Walgreens – Abita Springs, LA, Walgreens – Coon Rapids, MN, Walgreens – Gonzales, LA, Walgreens – St. Louis, MO (the foregoing, collectively, the “Walgreens Properties”), Tractor Supply – Angleton, TX and Tractor Supply – Bartonville, TX (the foregoing, collectively, the “Tractor Supply Properties”) (the Walgreen Properties and the Tractor Supply Properties, collectively, (2.2%)). The related subordination, non-disturbance and attornment agreement (“SNDA”) for each of the Walgreens Properties provides that the ROFR shall not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such ROFR shall apply to subsequent purchasers of the leased premises. The related SNDA for each of the Tractor Supply Properties provides that the tenant’s rights under the ROFR are subordinate to the Mortgage. However, the ROFR would apply to any transfers subsequent to the lender taking title to the Mortgaged Property.

●	With respect to the ExchangeRight Net Leased Portfolio #29 – BioLife Plasma Services LP Mortgaged Property (0.5%), Verizon Wireless, which leases a parcel at the Mortgaged Property on which it has constructed and owns a cell tower, or any successor tenant under the Verizon Wireless lease, has a ROFR to purchase the entire Mortgaged Property in connection with any sale or other transfer of all or a portion of such Mortgaged Property or the grant to a third party of an easement over the leased parcel for the operation of a communications facility. The ROFR is not subject to an SNDA. The non-recourse carveout guaranty related to the ExchangeRight Net Leased Portfolio #29 Mortgage Loan covers losses incurred by the lender arising out of or in connection with any claim or demand that the tenant of the cell tower parcel at the ExchangeRight Net Leased Portfolio #29 – BioLife Plasma Services LP Mortgaged Property is or was entitled to exercise a ROFR to purchase such Mortgaged Property pursuant to the Verizon Wireless lease as a result of (or the ROFR was otherwise triggered by) a foreclosure, deed-in-lieu of foreclosure or other exercise by the lender of its rights and/or remedies under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents, except that in no event will such liability exceed the sum of $6,045,000 and the lender’s actual costs and expenses. There is no liability under the non-recourse carveout guaranty for losses or liabilities arising out of or in connection with the Verizon Wireless ROFR with respect to any subsequent transfer. This nonrecourse carveout liability with respect to the Verizon Wireless ROFR will terminate if and when Verizon Wireless (or its successor) delivers an SNDA expressly subordinating the lease and stating that the ROFR will not apply to a foreclosure, a deed in lieu of foreclosure or other exercise by the lender of its rights and/or remedies under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents.

●	With respect to each of the following Mortgaged Properties which secure the Alan Luke Portfolio Mortgage Loan, the related single tenant has a ROFR to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: WAG – Amarillo (Bell St.), WAG – Odessa, WAG – Amarillo (S. Georgia St.), Chili’s – Fayetteville, and Biolife – Homewood Mortgaged Properties (collectively, (1.2%)). The SNDA for each of the WAG – Amarillo (Bell St.), WAG – Odessa and WAG – Amarillo (S. Georgia St.) Mortgaged Properties provides that the ROFR will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such ROFR will apply to subsequent purchasers of the leased premises. The SNDA for the Chili’s – Fayetteville Mortgaged Property provides that the lender will not be bound by or responsible for or affected by any purchase option or right of first offer or ROFR contained in the lease if a foreclosure by the lender occurs, which provisions will be of no force and effect upon the lender, provided, however, this provision is strictly limited to the lender (and any of its affiliates who may take title to the Mortgaged Property) and any such ROFR will continue in effect in favor of the tenant against any landlord other than the lender (and any of its affiliates who may take title to the Mortgaged Property) for future transactions according to the terms of such ROFR. The SNDA for the Biolife – Homewood Mortgaged Property provides that all rights, remedies and options of the tenant are subordinate to the Mortgage, but does not expressly refer to the ROFR.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the 360 North Crescent Drive Mortgage Loan (4.6%), the sole tenant, Platinum Equity, is a borrower sponsor affiliate.

●	With respect to the ADI Industrial Mortgage Loan (0.8%), the sole tenant, American Dawn, Inc., is an affiliate of the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties related to the 15 largest Mortgage Loans where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Tesoro Apartments Mortgage Loan (2.5%), the related borrower sponsor owns many other multifamily properties including one other multifamily property in the city of Manteca, namely the adjacent 293 unit property, Paseo Villas.

●	With respect to the National Anchored Retail Portfolio Mortgage Loan (2.5%), an affiliate of the borrowers currently owns a mall that is located across the street from and competes with the Muncie Towne Plaza Mortgaged Property (0.2%), one of five

Mortgaged Properties securing the National Anchored Retail Portfolio Whole Loan. None of the borrowers nor any of their affiliates has any duty to favor the leasing of space at the Mortgaged Properties over the leasing of space in other properties.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eleven (11) of the Mortgaged Properties (24.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to thirty-two (32) Mortgaged Properties (43.0%) the related borrowers (or, in some cases, tenants that are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to the ExchangeRight Net Leased Portfolio #29 Mortgage Loan (5.2%), the related Mortgage Loan documents allow the borrower, for the purposes of compliance with insurance requirements, to rely on any tenant maintaining all or a portion of the property insurance coverage (including flood insurance, if applicable) otherwise required under the Mortgage Loan (other than business income coverage and general liability and umbrella liability coverages) to the extent that the tenant satisfies the insurance requirements set forth in its lease, the borrower is an additional insured or named insured and the lender is named as a mortgagee/loss payee and certain other conditions are satisfied. If the various tenant-related conditions are not satisfied, the borrower must maintain either “primary” insurance coverage if the tenant does not provide the applicable insurance coverage or “excess and contingent” insurance coverage (if the tenant does not have sufficient insurance coverage to meet the requirements of the Mortgage Loan agreement, over and above any other valid and collectible coverage then in existence, as is necessary to bring the insurance coverage for the Mortgaged Property into compliance with the provisions of the Mortgage Loan agreement).

●	With respect to the 127 West 25th Street Mortgage Loan (5.1%), the related Mortgage Loan documents contemplate that the borrower will not be required to maintain the insurance coverage otherwise required of it, so long as (i) the Bowery Residents’ Committee (“BRC”) lease (sole tenant) has not been terminated, cancelled or surrendered and remains in full force and effect, (ii) no tenant sweep trigger event has occurred and is then continuing, (iii) neither BRC nor, if applicable, any guarantor under the BRC lease, has become insolvent or a debtor in any bankruptcy action, (iv) BRC is obligated pursuant to the express terms of the BRC lease to insure, and does insure, the property in accordance with loan agreement, and (v) BRC performs its obligations under the immediately preceding clause (iv) in a timely manner and the borrower provides to the lender, written evidence in form and substance reasonably satisfactory to the lender, of such performance by BRC to the lender in a timely manner.

●	With respect to the ExchangeRight REIT Portfolio 1 (2.5%), the related Mortgage Loan documents provide that a tenant may provide all or a portion of the property damage insurance coverages required pursuant to the Mortgage Loan with respect to the related Mortgaged Property (including through self-insurance), or such insurance coverages acceptable to the lender in its sole and absolute discretion.

●	With respect to the Alan Luke Portfolio Mortgage Loan (1.5%), the related Mortgage Loan documents provide that, in lieu of providing the insurance coverage otherwise required by the Mortgage Loan documents, the borrower may rely on third party insurance or on self-insurance provided by a tenant at each of the following Mortgaged Properties: WAG – Amarillo (Bell St.), WAG – Odessa, WAG – Amarillo (S. Georgia St.), CVS – Columbus and Chili’s – Fayetteville. The Mortgage Loan documents further provide that the lender will accept self-insurance provided by Ohio CVS Stores, L.L.C., an Ohio limited liability company (“CVS”) or Walgreens Co., an Illinois corporation (“Walgreens”); provided that the borrower will be required to obtain the insurance otherwise required by the Mortgage Loan documents if (i) the applicable tenant’s lease is no longer in full force and effect, (ii) the tenant is in default under its lease beyond any applicable notice and cure periods, (iii) such tenant is no longer open and operating at its Mortgaged Property and no longer obligated to provide insurance pursuant to its lease (unless the tenant delivers a letter of self insurance reasonably acceptable to the lender which includes confirmation that such tenant will continue to self-insure with respect to the insurance required under its lease), (iv) (a) with respect to CVS, it is entitled to abate rent or terminate its lease as a result of casualty and/or is not required to rebuild regardless of the sufficiency of proceeds or (b) with respect to Walgreens, it is entitled to abate rent as a result of casualty and/or is not required to deliver to the lender proceeds sufficient to complete restoration in the event of any termination of its lease, (v) the lender determines in its reasonable sole discretion that any change to the casualty or other insurance maintained by the tenant under its lease causes the requirements of the Mortgage Loan documents no longer to be satisfied, or (vi) (a) with respect to CVS, the senior unsecured debt rating of CVS Health Corporation falls below “BBB” by S&P or an equivalent rating by Moody’s or any other rating agency rating the Certificates, or (b) with respect to Walgreens, the senior unsecured debt rating of Walgreens or an affiliated entity required by the lender falls below “BBB” by S&P or an equivalent rating by Moody’s or any other rating agency rating the Certificates.

●	With respect to the Albertsons - Rancho Mirage Mortgage Loan (1.3%), the borrower’s obligation to provide required insurance (including property, liability, rent loss and terrorism coverage) is suspended under certain conditions, including (A) the tenant’ (Albertson’s) lease being in full force and effect, (B) the tenant electing to self-insure and maintaining a credit rating of at least “A-” by S&P, (C) the tenant maintaining its lease-required insurance (including replacement cost property insurance with terrorism coverage and liability insurance, subject to customary and usual deductibles for similar properties), (D) the borrower having provided evidence satisfactory to lender that the tenant maintains the property, liability and rent loss coverage otherwise required by the loan documents. If the foregoing conditions are not satisfied, the borrower is obligated to provide coverages required by the Albertsons - Rancho Mirage Mortgage Loan documents. Subject to the tenant’s right to self-insure, the lease-required insurance includes property insurance with replacement cost coverage, but does not expressly require rent loss insurance. In addition, the lease permits the tenant to self-insure if it maintains a minimum credit rating of “B-” by S&P. In the event of a casualty, the tenant is required to restore the improvements without any rent abatement or termination right during the loan term. The tenant controls disbursement of available casualty proceeds. The tenant has not provided notice of its intent to exercise any self-insurance election, and tenant-provided in-place third-party insurance satisfies loan document requirements.

●	With respect to the Southwest Gas Mortgage Loan (0.5%), the borrower’s obligation to provide required insurance (including property, liability, rent loss and terrorism coverage) is suspended under certain conditions, including the tenant’s (Centuri Construction Group, Inc) lease being in full force and effect, the tenant satisfying insurance requirements under its lease, the lease’s providing for no rent abatement or termination remedies following casualty (except as to termination remedies permitted for major casualty in last 2 years of lease term), the lender being named as mortgagee and additional insured, as applicable, on tenant-provided insurance, and the borrower being named as an additional insured on tenant-provided insurance. The tenant has not provided notice of its intent to exercise any self-insurance election, but is providing third-party insurance that satisfies loan document requirements.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Spring Stuebner Business Park Mortgage Loan (0.3%), copies of certificates of compliance for tenants at the Mortgaged Property, occupying in the aggregate approximately 88.4% of the total occupied square feet, were not located within the applicable county files, and such tenants are, therefore, in violation of the applicable municipal fire code and are potentially exposed to typical remedies for lack of a certificate of occupancy, i.e., fees assessment, fines, penalties, or removal.

●	With respect to the 61 East 72nd Street Corporation Mortgage Loan (0.2%), the related Mortgaged Property is located in the Upper East Side Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

●	With respect to the Acorn Machinery Corporation Mortgage Loan (0.1%), the related Mortgaged Property is located in the Soho Cast-Iron Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties (other than the Mortgaged Property securing the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan) is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. In the case of the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan, the “Appraised Value” is based upon the assumption that such Mortgaged Property is operated as a multifamily rental property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Park Tower at Transbay Mortgage Loan (9.6%), the loan documents provide for full recourse to the special-purpose entity borrower. There is no separate carve-out guarantor or environmental indemnitor. However, a Phase I environmental site assessment was obtained at the time of loan origination that indicated no recognized environmental conditions. In addition, the Cut-off Date LTV Ratio of the Mortgage Loan is 49.1%.

●	With respect to the 360 North Crescent Drive Mortgage Loan (4.6%), the non-recourse carve-out guarantors for the mortgage loan are Tom Gores and The Gores Trust. The loan documents provide that the guarantors’ aggregate liability for environmental liability is capped at $40 million (provided that the cap does not apply to any non-Gores family or family-affiliated successor or substitute guarantor as specified). A Phase I environmental site assessment was obtained in connection with loan origination, and no recognized environmental conditions (REC’s), controlled REC’s or historical REC’s were identified.

●	With respect to the Tysons Tower Mortgage Loan (3.7%), only the single purpose entity borrower (Tysons Corner Office I, LLC) is liable for the related losses carveout and springing recourse events. The Mortgage Loan documents do not require a separate guarantor.

The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Bronx Multifamily Portfolio I Mortgage Loan (2.7%), each Mortgaged Property (other than the 1053-1057 Hoe Avenue Mortgaged Property) has either received or applied for an exemption and abatement under New York State’s J-51 program (the “J-51 Program”) or a rent increase under New York State’s major capital improvements program (the “MCI Program”). In relevant part, the J-51 Program affords to a multifamily building owner who makes capital improvements to a rental building (i) a tax exemption (a “J-51 Exemption”), for a period of time, from the increase in the assessed tax value that would otherwise result from capital improvements and (ii) a tax abatement (a “J-51 Abatement”), for a period of time, from the existing real estate taxes that otherwise apply to the building. In relevant part, the MCI Program allows owners of rent-stabilized units in multifamily buildings to increase rents (subject to certain limits) to recoup, over a period of time, a portion of the “eligible construction costs” incurred in making improvements in or to residential units and common areas. Set forth below with respect to each applicable Mortgaged Property securing the Bronx Multifamily Portfolio I Mortgage Loan is information regarding benefits under the J-51 Program and MCI Program:

○	190 West 170th Street Mortgaged Property (0.7%): The appraised value includes $1,200,000 attributable to the net present value of a J-51 Exemption and a J-51 Abatement. The borrowers have applied for a J-51 Exemption, a J-51 Abatement and an MCI Program rent increase. The applications had not been approved as of the origination date. The underwritten net operating income, underwritten net cash flow and other underwriting statistics presented herein were determined without regard to any potential future benefits of the J-51 Exemption and J-51 Abatement or of a potential MCI Program rent increase.

○	1136 Sherman Avenue Mortgaged Property (0.5%): The appraised value includes $1,000,000 attributable to the net present value of a J-51 Exemption and a J-51 Abatement. The borrowers filed for a J-51 Exemption, a J-51 Abatement and an MCI Program rent increase. As of the origination date, the 1136 Sherman Avenue Property benefits from a recently approved 12-year J-51 Abatement. Real estate taxes were underwritten based on the actual June 2019 tax bill less such J-51 Abatement in the amount of $31,332 per annum based on the approved certified reasonable costs of $375,989. The current abated taxes are $118,362 per annum and the unabated taxes are $149,694 per annum.

○	2979 Marion Avenue Mortgaged Property (0.4%): The appraised value includes $800,000 attributable to the net present value of a J-51 Exemption and J-51 Abatement. The borrowers have applied for a J-51 Exemption and a J-51 Abatement and a MCI Program rent increase. The applications had not been approved as of the origination date. The underwritten net operating income, underwritten net cash flow and other underwriting statistics presented herein were determined without regard to any potential future benefits of the J-51 Exemption and J-51 Abatement or of a potential future MCI Program rent increase.

○	3500 Tryon Avenue Mortgaged Property (0.4%): The appraised value includes $1,400,000 attributable to the net present value of a J-51 Exemption and a J-51 Abatement. As of the origination date, the 3500 Tryon Avenue Property benefits from a 34-year J-51 Exemption, of which 34 years were remaining, and a recently approved 12-year J-51 Abatement. In determining underwritten net operating income, underwritten net cash flow and other underwriting statistics presented herein, real estate taxes were underwritten based on the borrower’s budget, which takes into account both the J-51 Exemption and the J-51 Abatement. Based on such budget, the abated taxes are $51,159 per annum and the unabated taxes are $71,837 per annum.

●	With respect to the 144-06 94th Avenue Mortgaged Property (1.2%), the Mortgaged Property has been granted a property tax exemption pursuant to an ICIP, which is scheduled to end in 2023. The ICIP provides an exemption from tax on the improvements. Based on the appraisal obtained by the lender, the current applicable exemption is 40% of the full exemption amount, resulting in an estimated exemption of $1,993,677 in fiscal year 2019/20, which reflects an estimated tax savings of $209,615. The exemption amount will decline by 10% in each further tax year and the exemption will expire after the 2022/2023 tax year, during which the applicable exemption will be 10% of the full exemption amount, resulting in an estimated exemption of $528,926 and an estimated tax saving of $57,296. The lender underwrote the real estate taxes based on the abated taxes. The appraisal estimated the present value of the tax savings in the remaining four years of the ICIP exemption at $478,000.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-five (25) Mortgage Loans (61.9%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Four (4) Mortgage Loans (22.5%), provide for interest-only payments for the entire term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate.

Twenty-six (26) Mortgage Loans (14.4%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Three (3) Mortgage Loans (1.2%) provide for an initial interest-only period that expires between twenty-four (24) and thirty-six (36) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx.% of Initial Pool Balance (%)
Interest-only, Balloon	25	$743,833,837	61.9%
Interest-only, ARD	4	270,105,000	22.5
Amortizing Balloon	26	173,559,887	14.4
Interest-only, Amortizing Balloon	3	14,650,000	1.2
Total	58	$1,202,148,724	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
1	45	$741,063,257	61.6%
11	13	461,085,467	38.4
Total	58	$1,202,148,724	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	15	$554,112,467	46.1%
4	7	133,912,584	11.1
5(1)	18	425,589,796	35.4
10	18	88,533,878	7.4
Total	58	$1,202,148,724	100.0%

(1)	With respect to the Park Tower at Transbay Mortgage Loan, the terms of the Mortgage Loan permit a one-time grace period of 5 days for every 12 month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Each of the Park Tower at Transbay Mortgage Loan, Midtown Center Mortgage Loan, 127 West 25th Street Mortgage Loan and Southwest Gas Mortgage Loan (each, an “ARD Loan”) (22.5%) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”), rather than the stated Mortgage Rate (the “Initial Rate”). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents. See Annex A-1 for the Anticipated Repayment Date for each of the ARD Loans and Annex A-3 for a description of the Revised Rates with respect to the Park Tower at Transbay Mortgage Loan, Midtown Center Mortgage Loan and the 127 West 25th Street Mortgage Loan.

With respect to the Southwest Gas Mortgage Loan (0.5%), the Revised Rate at ARD is the greater of (i) initial interest rate (3.57%) plus 3%, or (ii) the sum of 3% and greater of (A) offer side on September 11, 2029 of 10-year swap yield or (B) as of September 11, 2029, the interpolated yield of US Treasury bonds with terms approximating the period from date of determination to the maturity date.

Each of the ARD Loans is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After the applicable Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the applicable Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates and the RR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants. In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 months) up to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Substitutions; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-five (35) Mortgage Loans (65.2%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (9.6%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (9.2%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date and thereafter such Mortgage Loan is freely prepayable.

●	Seventeen (17) Mortgage Loans (7.2%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and following such specified period of time, permit prepayment upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (4.6%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and following such specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	Two (2) Mortgage Loans (4.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (0.2%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or in the case of an ARD Loan, the related Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4 – 6	49	59.5%
7	9	40.5
Total	58	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.

Defeasance

The terms of thirty-seven (37) Mortgage Loans (the “Defeasance Loans”) (79.0%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see
“—Releases; Substitutions; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Substitutions; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain

Mortgage Loans permit the addition of real property to the Mortgage Loan collateral or the substitution of real property for the Mortgage Loan collateral.

●	With respect to the 230 Park Avenue South Mortgage Loan (9.2%), the loan documents permit the defeasance or prepayment of the loan at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the loan to be securitized and (b) September 11, 2022 (the “Defeasance Lockout Date”). No prepayment premium shall apply on or after March 11, 2029. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in November 2019. Partial defeasance or partial prepayment (with the applicable yield maintenance premium) of the loan is permitted, after the Defeasance Lockout Date, solely to satisfy the debt yield threshold to prevent a cash trap event period.

●	With respect to the Metro 14 Self Storage Portfolio Mortgage Loan (7.0%), following the defeasance lockout period, the loan documents permit the partial defeasance of one or more constituent properties, subject to certain conditions, including: (i) the cumulative partial defeasance amount for all such releases shall not exceed $25 million; (ii) partial defeasance of the loan in an amount equal to the greatest of (A) 125% of the allocated loan amount for the release parcel; (B) the amount resulting in the post-release DSCR’s being not less than the greater of the pre-release DSCR and 1.94x; (C) the amount resulting the post-release debt yield’s being not less than the greater of the pre-release debt yield and 9.6%; and (D) the amount resulting in the post-release LTV’s being not greater than the lesser of the pre-release LTV or 55.4%; (iii) the borrower’s delivery of such opinions as the lender may reasonably request (specifically including a REMIC opinion); and (iv) a rating agency confirmation.

●	With respect to the Storage Post Portfolio Mortgage Loan (5.4%), the borrowers have the right, after the expiration of the defeasance lockout period, to obtain a release of any of the individual Mortgaged Properties, provided certain conditions are satisfied, including (i) no event of default is continuing; (ii) the borrowers partially defease the Mortgage Loan in a principal amount equal to 125% of the allocated loan amount of the related individual property; (iii) the debt yield for all remaining Mortgaged Properties is greater than the debt yield immediately preceding the release and (iv) customary REMIC requirements are satisfied. In addition, the borrowers also have the right to obtain the release of an approximately 0.45 acre release parcel included in the Station Square Mortgaged Property (the “Station Square Parcel”), in connection with an arm’s length third party sale of the Station Square Parcel, provided that certain conditions are satisfied, including (i) if applicable, the Release Parcel Release Price (as defined below), is defeased; (ii) customary REMIC requirements are satisfied and (iii) following the release, the remaining portion of the Station Square Mortgaged Property (the “Remaining Station Square Property”) complies with legal requirements, including zoning and parking requirements, and constitutes a separate tax lot. “Release Parcel Release Price” means 125% of the amount required such that the Release Parcel Loan-to-Value Ratio does not exceed 73.9%. “Release Parcel Loan-To-Value Ratio” means a percentage calculated by multiplying (i) a fraction, the (x) numerator of which is the outstanding principal balance of the allocated loan amount for the Station Square Mortgaged Property, and (y) denominator of which is the value of the Remaining Station Square Mortgaged Property based on a current appraisal thereof, in the case of each of (x) and (y), as determined immediately prior to the release of the Station Square Parcel, by (ii) 100%.

●	With respect to the 360 North Crescent Drive Mortgage Loan (4.6%), the Mortgaged Property is comprised of a two-story North Building, a three-story South Building (which includes two floors of sub-grade parking), and a stand-alone parking garage located on a non-contiguous parcel across the street from the office buildings. The loan documents provide that, following the applicable lockout period, the partial defeasance or partial release of the stand-alone parking garage (the “Release Parcel”) is permitted, subject to certain conditions, including: (i) (A) partial defeasance of the loan in an amount equal to 110% of the $15,130,000 allocated loan amount for the Release Parcel, (B) partial prepayment of the loan in an amount equal to 110% of the $15,130,000 allocated loan amount for the Release Parcel, together with the applicable yield maintenance premium therefor; (ii) the post-release DSCR for the remaining property shall be equal to the greater of pre-release DSCR or 1.51x; (iii) the post-release debt yield shall be equal to the greater of the pre-release debt yield or 8.1%; (iv) the post-release LTV for the remaining property shall be no greater than the lesser of the pre-release LTV or 52.2%; (v) the borrower is required to deliver evidence reasonably satisfactory to the lender that the post-release remaining property complies with legal requirements (including parking and zoning), that the partial release will not have an adverse impact on the remaining property or any tenant (including that reasonable alternative parking be located within a reasonable proximity), and that the partial release will not violate any lease; (vi) the borrower the borrower is required to deliver such opinions as lender may reasonably request (specifically, with respect to the prepayment option, a REMIC opinion); and (vii) with respect to the prepayment option, a rating agency confirmation is received; provided, however, that borrower may increase the partial defeasance or prepayment amount to satisfy the related DSCR, debt yield and LTV tests.

●	With respect to the East Side Manhattan Multifamily Portfolio Mortgage Loan (3.7%), the borrowers have the right, after the expiration of the defeasance lockout period, to obtain a release of any of the individual Mortgaged Properties, provided certain conditions are satisfied, including: (i) no event of default has occurred and remains uncured, (ii) the borrowers partially defease the Mortgage Loan in a principal amount equal to the East Side Manhattan Multifamily Portfolio Release Amount (as defined below) of the related individual Mortgaged Property, (iii) the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (A) 48.4%, (B) the loan-to-value ratio at origination and (C) the loan-to-value ratio immediately prior to defeasance, (iv) the debt service coverage ratio of the remaining Mortgaged Properties is equal to or greater than the greater of (A) 1.80x, (B) the debt service coverage ratio at origination and (C) the debt service coverage ratio immediately prior to defeasance, (v) the debt yield of the remaining Mortgaged Properties is equal to or greater than the greater of (A) 7.8%, (B) the debt yield at origination and (C) the debt yield immediately prior to defeasance, and (vi) customary REMIC requirements are satisfied. “East Side Manhattan Multifamily Portfolio Release Amount” means the greater of (i) 110% of the allocated loan amount of the individual Mortgaged Property being released; provided, however, that such amount will be reduced to 100% of such allocated loan amount if after the related release, the remaining Mortgaged Properties have a loan-to-value ratio not greater than 45% and a debt yield of at least 8.75% and (ii) the net sales proceeds (gross sales proceeds less reasonable and customary closing costs, not to exceed 8.0% of the total purchase price) of the individual Mortgaged Property being released.

●	With respect to the Bronx Multifamily Portfolio I Mortgage Loan (2.7%), the borrowers have the right, after the expiration of the defeasance lockout period, to obtain a release of any of the individual Mortgaged Properties, provided that among other conditions: (i) no event of default is continuing, (ii) the borrowers partially defease the Mortgage Loan in a principal amount equal to the “release amount” (as described below) for the related individual property, (iii) the debt yield for all remaining Mortgaged Properties is no less than the greater of (a) the debt yield immediately preceding the release and (b) 7.0%, and (iv) customary REMIC requirements are satisfied. For this purpose, the “release amount” for any individual property is 110% of its allocated loan amount, except that the “release amount” will be 100% of such allocated loan amount if (i) the borrowers deliver an updated appraisal with respect to the individual property in form and substance acceptable to the lender, (ii) the loan-to-value ratio with respect to all remaining Mortgaged Properties (after giving effect to the release) is not greater than 55.0% and (iii) the debt yield with respect to all remaining Mortgaged Properties (after giving effect to the release) is not less than 8.5%.

●	With respect to the National Anchored Retail Portfolio Mortgage Loan (2.5%), the borrowers have the right, after the expiration of the defeasance lockout period, to obtain a release of the Forest Plaza Property and/or the Muncie Towne Plaza Property, provided that among other conditions: (i) no event of default is continuing, (ii) the borrowers partially defease the Mortgage Loan in a principal amount equal to 115% of the allocated loan amount for the Forest Plaza Property or the Muncie Towne Plaza Property, as the case may be, (iii) the debt yield for all remaining Mortgaged Properties is no less than the greater of (a) the debt yield immediately preceding the release and (b) 11.60%, and (iv) customary REMIC requirements are satisfied. In addition, the borrowers also have the right to obtain the release of each of two Release Parcels (as defined below), which were not given any value in the appraisal or underwriting, in each case without prepayment or defeasance of any portion of the Mortgage Loan, in connection with a legal subdivision of such Release Parcel. In each case, the release is subject to the satisfaction of various conditions, including conditions relating to compliance with zoning (including parking), separate tax lots, appropriate reciprocal easement agreements and customary REMIC conditions. The “Release Parcels” are (i) certain unimproved land at the Lakeline Village Property, and (ii) a pad site at the White Oaks Plaza Property that is occupied by Olive Garden and ground leased by the applicable borrower to a third party on terms that grant to the third party an option to purchase the pad site for a nominal sum upon the subdivision of the pad site from the remainder of the White Oaks Plaza Property. In addition, under the Kohl’s lease at the Muncie Towne Plaza Mortgaged Property, Kohl’s has a right to elect to expand in an approximately 5,000 square foot portion of the improvements situated to the west of Kohl’s if the existing lease of such portion expires or has been sooner terminated by the borrower (in which case of expiration or termination the borrower must offer such portion to Kohl’s for lease on financial terms reasonably acceptable to the borrower but otherwise on the terms and conditions of the Kohl’s lease). If Kohl’s makes such an election pursuant to such provisions, the expansion may consist of either the demolition of such portion and construction of an addition to Kohl’s in the same area or alterations and additions necessary or appropriate to incorporate such portion into Kohl’s. If such expansion involves the removal or demolition of any of such portion that constitutes an interest in real property for REMIC purposes, the loan documents require that the borrower either cause the delivery of a REMIC opinion or prepay the National Anchored Retail Portfolio Mortgage Loan in an amount necessary to satisfy REMIC requirements.

●	With respect to the Alan Luke Portfolio Mortgage Loan (1.5%), the borrowers have the right, after the expiration of the defeasance lockout period, to obtain a release of any of the individual Mortgaged Properties, provided certain conditions are satisfied, including (i) no event of default has occurred and remains uncured, (ii) the borrowers partially defease the Mortgage Loan in a principal amount equal to 110% of the allocated loan amount of the Mortgaged Property being released, (iii) the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (A) 57.0% and (B) the loan-to-value ratio immediately prior to defeasance, (iv) the debt service coverage ratio of the remaining Mortgaged Properties is equal to or greater than the greater of (A) 1.74x and (B) the debt service coverage ratio immediately prior to defeasance, (v) the debt yield of the remaining Mortgaged Properties is equal to or greater than the greater of (A) 9.38% and (B) the debt yield immediately prior to defeasance, and (vi) customary REMIC requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Fifteen (15) Mortgage Loans (47.2%) that are secured in whole or in part by mixed use, office, retail and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail and industrial properties only.

Thirty-four (34) Mortgage Loans (50.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-two (32) Mortgage Loans (50.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twelve (12) Mortgage Loans (10.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirteen (13) Mortgage Loans (27.7%) provide for monthly or upfront escrows to cover planned capital expenditures or deferred maintenance or franchise-mandated property improvement plans.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

With respect to the Starling Office Mortgage Loan (0.5%), a $825,000 holdback reserve was established at the loan closing, such reserve to be released subject to certain conditions, including: (i) the debt yield is not less than 8.1%; and (ii) the lender’s receipt of evidence reasonably acceptable to the lender (including acceptable estoppel) that (A) the Law Offices of Marc Hawkins tenant is in possession and open for business, is paying full and unabated rent under its lease, and all tenant certificates of occupancy have been issued, or (B) a replacement tenant reasonably acceptable to the lender has leased the related space and is paying full and unabated rent (and has paid three consecutive scheduled monthly rent payments). If the release conditions are not satisfied on or before 2 years after loan origination, the lender must use the remaining holdback funds to prepay loan, together with applicable yield maintenance premium.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	9	$506,269,885	42.1%
Springing	27	460,094,961	38.3
Hard/Upfront Cash Management	2	116,000,000	9.6
None	18	88,533,878	7.4
Soft/Springing Cash Management	2	31,250,000	2.6
Total	58	$1,202,148,724	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Four (4) Mortgage Loans (12.9%) were originated by Morgan Stanley Bank, National Association, Wells Fargo Bank, National Association and National Consumer Cooperative Bank with exceptions to the underwriting guidelines as described in the following bullet points:

●	With respect to the 230 Park Avenue South Mortgage Loan (9.2%), the underwritten vacancy (2.9%) at the Mortgaged Property was calculated using a blended vacancy of 2.5% for the investment grade tenant Discovery and 5.0% for the remaining two retail tenants, which represents an exception to the underwriting guidelines for Wells Fargo Bank, Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to three tenants as of September 1, 2019 (with approximately 99.9% of the NRA and underwritten base rent attributed to investment grade tenants); (b) the Cut-off Date LTV, U/W NOI Debt Yield and U/W NCF DSCR are 51.0%, 8.9% and 2.64x, respectively and if the Mortgage Loan underwriting utilized a blended 3.1% vacancy rate, the U/W NOI Debt Yield and U/W NCF DSCR would be approximately 8.8% and 2.63x, respectively; (c) the 230 Park Avenue South Property has been approximately 100.0% occupied since 2008 and it is currently undergoing an extensive repositioning program to serve as

Discovery’s global corporate headquarters; and (d) Discovery is expected to commence occupying the premises in January 2020 with a full occupancy date expected by December 2020 and all outstanding free rent and gap rent were reserved for at the time of origination of the Mortgage Loan, along with 75% of the landlord lease obligations (with the remaining 25% fully guaranteed by the loan guarantor). In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Bronx Multifamily Portfolio I Mortgage Loan (2.7%), the appraisals for the 190 West 170th Street Mortgaged Property, the 1136 Sherman Avenue Mortgaged Property, and the 2979 Marion Avenue Mortgaged Property (collectively, 1.6%) either (i) included in the Appraised Value a specified amount attributable to the net present value of a J-51 Exemption and/or a J-51 Abatement that has been applied for but has not been approved, and/or (ii) included in the determination of the Appraised Value cash flows attributable to an MCI program rent increase that has been applied for but has not been approved, in each case as described in greater detail under “Real Estate and Other Tax Considerations” and following the definition of “LTV Ratio” under “—Certain Calculations and Definitions—Definitions.” The use of appraised values that were based on assumed receipt of such J-51 Exemptions and/or J-51 Abatements and/or MCI program rent increases is an exception to the Morgan Stanley Group’s underwriting guidelines, because such J-51 Exemptions and/or J-51 Abatements and/or MCI program rent increases have not been approved. MSMCH’s decision to include the Mortgage Loan in this transaction notwithstanding such exception was supported by the following considerations: (i) the borrower’s having previously obtained similar exemptions and/or abatements and/or rent increases at certain of the other Mortgaged Properties securing such Mortgage Loan and (ii) the Underwritten NCF DSCR of the Mortgage Loan (which does not take into account such unapproved exemptions and/or abatements and/or rent increases) is 1.87x. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, MSMCH approved inclusion of the Bronx Multifamily Portfolio I Mortgage Loan in this transaction.

●	With respect to the Hampton Inn By Hilton Wilmington Mortgage Loan (0.9%), the underwritten revenue ($4,142,198) is greater than the August 31, 2019 trailing twelve month (“8/31/2019 TTM”) revenue ($4,044,687), which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV Ratio and a LTV Ratio at Maturity of 15.2%, 2.46x, 65.0% and 51.3%, respectively; (b) if the Mortgaged Property was underwritten assuming the actual 8/31/2019 TTM revenue, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 14.7% and 2.36x, respectively; (c) the Mortgage Property lost 744 Room Nights over 10 days in September 2018 due to Hurricane Florence, resulting in an occupancy rate of 43.9%, which subsequently increased to 77.0% in October 2018; (d) for the trailing 12-month period ending August 31, 2019 the Mortgaged Property reported occupancy, ADR and RevPAR penetration rates of 98.6%, 109.2% and 107.7%, respectively; and (e) the sponsor and guarantor is the founder, President and CEO of Vision Hospitality Group, Inc. and has more than 20 years of commercial real estate experience. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Acorn Machinery Corporation Mortgage Loan (0.1%), the financial statements received from the related borrower are on a compiled basis. National Cooperative Bank, N.A.’s underwriting criteria requires reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 6.4% and 9.1%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 11.02x, 57.7% and 58.5%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual reviewed or audited financial statements pursuant to the related loan documents. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Acorn Machinery Corporation Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that there is no existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date % Initial Pool Balance	Maximum Combined LTV(1)	Minimum Combined DSCR(1)		Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)(3)
Storage Post Portfolio(4)	$65,000,000	5.4%	65.0%	N/A		8.0%	Yes	Yes
127 West 25th Street(5)	$61,000,000	5.1%	64.9%	1.50	x	7.03%	Yes	Yes
Courtyard by Marriott Atlanta NE/Duluth Sugarloaf(5)	$12,960,658	1.1%	60.0%	1.50	x	13.5%	Yes	Yes
Fairfield Inn and Suites Moab	$12,463,447	1.0%	67.2%	2.23	x	12.37%	Yes	Yes
Hampton Inn By Hilton Wilmington(5)	$10,718,625	0.9%	70.0%	1.30	x	11.0%	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(3)	If required under the related pooling and servicing agreement.

(4)	The Storage Post Portfolio Mortgage Loan provides for a one-time right for a parent entity of the borrowers to obtain a mezzanine loan from a third-party lender secured by a pledge of up to 49% of such parent entity’s direct or indirect equity interests in the Storage Post Portfolio borrowers. Such equity interest is not precluded from being a controlling interest.

(5)	Permitted only in connection with an assumption related to the acquisition of the Mortgaged Property.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See

“—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

With respect to each of the Mortgaged Properties located in Florida (8.2%), Florida statute renders unenforceable any provision in the related loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property.

With respect to the Tysons Tower Mortgage Loan (3.7%), the loan documents permit the borrower to enter into a PACE (Property Assessed Clean Energy) loan in an amount up to $10 million subject to certain conditions, including (i) the PACE loan is on terms reasonably acceptable to lender and (ii) in lender’s sole discretion, a rating agency confirmation.

The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following tables present certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Subordinate LOCs

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 10/11/2019 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Saxony Towers Realty Corp.	$14,476,928	$750,000	$0	$14,476,928	$15,226,928	13.1%	greater of 3.90% or Prime Rate	6.09x
235 Plymouth House Owners Corp.	$10,000,000	$750,000	$0	$10,000,000	$10,750,000	10.3%	greater of 3.90% or Prime Rate	6.52x
130 E. 63rd Owners Corporation	$7,987,092	$500,000	$0	$7,987,092	$8,487,092	8.9%	greater of 4.00% or Prime Rate+0.25%	6.13x
632 Palmer Road Owners, Inc.	$4,995,647	$500,000	$0	$4,995,647	$5,495,647	22.4%	greater of 4.00% or Prime Rate	5.00x
Bethpage Apartment Corp.	$4,992,123	$250,000	$0	$4,992,123	$5,242,123	26.5%	greater of 3.90% or Prime Rate	3.33x
Bonnie Crest Owners Corp.	$4,495,680	$750,000	$0	$4,495,680	$5,245,680	17.5%	greater of 4.00% or Prime Rate	5.41x
Wakefield Owners Corp.	$3,610,000	$500,000	$0	$3,610,000	$4,110,000	13.8%	greater of 3.90% or Prime Rate	7.99x
Dahill Gardens Apt. Inc.	$3,594,408	$500,000	$0	$3,594,408	$4,094,408	10.4%	greater of 4.00% or Prime Rate	5.38x
60 Cooper Street Corporation	$2,895,404	$500,000	$0	$2,895,404	$3,395,404	13.3%	greater of 4.00% or Prime Rate	4.47x
1922 McGraw Avenue Owners, Inc.	$2,446,117	$250,000	$0	$2,446,117	$2,696,117	31.0%	greater of 4.00% or Prime Rate	3.38x
61 East 72nd Street Corporation	$1,949,929	$500,000	$0	$1,949,929	$2,449,929	1.7%	greater of 3.90% or Prime Rate	23.86x
244 Riverside Owners, Inc.	$1,844,671	$250,000	$0	$1,844,671	$2,094,671	7.2%	greater of 3.90% or Prime Rate	4.78x
Acorn Machinery Corporation	$1,497,675	$250,000	$0	$1,497,675	$1,747,675	7.5%	greater of 4.00% or Prime Rate	9.48x
366 Stewart Avenue, Inc.	$1,198,155	$250,000	$0	$1,198,155	$1,448,155	11.4%	greater of 3.90% or Prime Rate	11.04x
Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	$998,440	$250,000	$0	$998,440	$1,248,440	27.6%	greater of 3.90% or Prime Rate	4.63x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of October 11, 2019.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of October 11, 2019 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the 632 Palmer Road Owners, Inc. Mortgage Loan (0.4%), the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property in an amount not to exceed $500,000, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty percent (20%) of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five percent (35%) of the value of the Mortgaged Property as a multi-family residential rental apartment building and

(b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness; provided, however, that with respect to the Pine Tree Townhouses Cooperative, Inc. Mortgage Loan, such loan-to-value ratio will be determined based on the “Coop-Rental Value” of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to the Midtown Center Mortgage Loan (7.4%), the ownership interests in any member, partner or shareholder of borrower (but not a direct ownership interest in borrower) may be pledged by the guarantor or any direct or indirect parent or subsidiary thereof in favor of a permitted pledge bank (commercial bank or financial institution that has total assets in name or under management or advisement in excess of $800 million and, except with respect to pension advisory firm or similar fiduciary, capital/ statutory surplus, shareholder equity or market capitalization in excess of $400 million, has extensive experience involving office properties similar to the subject property, and has a long term unsecured credit rating no less than S&P “A”/ Moody’s “A2”); provided that (i) such pledge is to secure a loan or line of credit secured by assets held directly or through intermediaries by such Person (which in no event shall be less than sixty percent (60%) of the assets of such Person) in addition to the indirect ownership interests held by such person in any member, partner or shareholder of Borrower; and (ii) the repayment of such loan or line of credit is not specifically tied solely to the cash flow of the Mortgaged Property.

With respect to the Tysons Tower Mortgage Loan (3.7%), the Mortgage Loan documents permit the pledge by The Macerich Company, Macerich Partnership, L.P., Alaska Permanent Fund Corporation and/or their affiliates of their indirect ownership interest in the related borrower to a qualified real estate investor (with total assets in name or under management in excess of $1 billion and, except with respect to pension advisory firm or similar fiduciary, capital/ statutory surplus, shareholder equity or net worth in excess of $250 million)(a “QREI”) as part of a credit facility upon certain conditions, including (i) no event of default has occurred and is continuing; (ii) the value of the Mortgaged Property constitutes no more than 15% of the value of all assets securing such credit facility; (iii) following the exercise of remedies available to a QREI that results in a change of control of the borrower, the borrower delivers a non-consolidation opinion reasonably acceptable to the lender and the applicable rating agencies and (iv) neither the granting of the pledge nor exercise of any remedies will result in a change of the property manager unless the replacement property manager is a qualified manager (generally, any of certain specified national property management firms or a reputable and experienced management organization having at least 7 years’ experience in managing at least 7 Class A office buildings, other than the Mortgaged Property, of not less than 2 million square feet of gross leasable area in the aggregate, or any lender-approved property manager, which may be conditioned upon a rating agency confirmation).

With respect to the National Anchored Retail Portfolio Mortgage Loan (2.5%), the Mortgage Loan documents permit the indirect owners of the borrowers to pledge direct or indirect ownership interests in any member, partner or shareholder in the borrowers (but not any direct ownership interests in the borrowers) in favor of one or more Permitted Pledge Banks (but in only one transaction), provided that (i) the pledge is to secure a loan or line of credit secured by all or substantially all of the assets of such person or entity (but not a direct interest in the borrowers), (ii) the Mortgaged Properties do not constitute more than 20% of the value of all property securing such credit facility, and (iii) the repayment of such loan or line of credit is not specifically tied to the cash flow of the Mortgaged Properties. “Permitted Pledge Bank” means a commercial bank or a financial institution with significant real estate experience involving properties similar to the Mortgaged Properties with a long-term unsecured debt rating of not less than “A” by S&P and “A2” by Moody’s.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Park Tower at Transbay, 230 Park Avenue South, Midtown Center, Storage Post Portfolio, 360 North Crescent Drive, Tysons Tower and National Anchored Retail Portfolio is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2019-BNK21 PSA” means the pooling and servicing agreement expected to govern the servicing of the Park Tower at Transbay Whole Loan, 230 Park Avenue South Whole Loan, Storage Post Portfolio Whole Loan, Tysons Tower Whole Loan and National Anchored Retail Portfolio Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“DCOT 2019-MTC TSA” means the trust and servicing agreement expected to govern the servicing of the Midtown Center Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Midtown Center Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means, with respect to (i) any Non-Serviced Whole Loan (other than the Midtown Center Whole Loan), the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent)

under the related Servicing Shift PSA; provided that, with respect to the Midtown Center Whole Loan, there is not expected to be any Non-Serviced Directing Certificateholder.

“Non-Serviced Master Servicer” means, with respect to (i) any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to (i) the Park Tower at Transbay Whole Loan, 230 Park Avenue South Whole Loan, Storage Post Whole Loan, Tysons Tower Whole Loan and National Anchored Retail Portfolio Whole Loan, the BANK 2019-BNK21 PSA (ii) the Midtown Center Whole Loan, the DCOT 2019-MTC TSA and (iii) any Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means, with respect to (i) any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means, with respect to any Non-Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Non-Serviced Mortgage Loan.

“Non-Serviced Trustee” means, with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced AB Whole Loans and (iii) on and after the related Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes” and (iii) prior to the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to the Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
Park Tower at Transbay	Non-Serviced	Note A-1	Non-Control	$100,000,000	BANK 2019-BNK20
		Note A-2	Non-Control	$100,000,000	Bank of America, National Association
		Note A-3	Control	$100,000,000	BANK 2019-BNK21
		Note A-4	Non-Control	$80,000,000	BANK 2019-BNK22
		Note A-5	Non-Control	$50,000,000	Bank of America, National Association
		Note A-6	Non-Control	$50,000,000	Bank of America, National Association
		Note A-7	Non-Control	$25,000,000	BANK 2019-BNK22
		Note A-8	Non-Control	$20,000,000	BANK 2019-BNK20
		Note A-9	Non-Control	$15,000,000	BANK 2019-BNK21
		Note A-10	Non-Control	$10,000,000	BANK 2019-BNK22

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
230 Park Avenue South	Non-Serviced	Note A-1	Control	$55,000,000	BANK 2019-BNK21
		Note A-2	Non-Control	$30,000,000	BANK 2019-BNK22
		Note A-3	Non-Control	$25,000,000	BANK 2019-BNK22
		Note A-4	Non-Control	$55,000,000	BANK 2019-BNK21
		Note A-5	Non-Control	$30,000,000	BANK 2019-BNK22
		Note A-6	Non-Control	$25,000,000	BANK 2019-BNK22
		Note A-7	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
Midtown Center	Non-Serviced	Note A-1-1	Control	$135,950,000	DCOT 2019-MTC(2)
		Note A-1-2	Non-Control	$52,525,000	DCOT 2019-MTC(2)
		Note A-1-3	Non-Control	$72,525,000	DCOT 2019-MTC(2)
		Note A-2-1	Non-Control	$12,068,966	BANK 2019-BNK22
		Note A-2-2	Non-Control	$13,881,034	BANK 2019-BNK22
		Note A-2-3	Non-Control	$10,000,000	BANK 2019-BNK22
		Note A-2-4	Non-Control	$37,931,034	BANK 2019-BNK22
		Note A-2-5	Non-Control	$14,593,966	BANK 2019-BNK22
		Note A-2-6	Non-Control	$6,262,500	Goldman Sachs Bank USA
		Note A-2-7	Non-Control	$26,262,500	Goldman Sachs Bank USA
		Note B-1-1	Non-Control	$64,350,000	DCOT 2019-MTC(2)
		Note B-1-2	Non-Control	$39,325,000	DCOT 2019-MTC(2)
		Note B-1-3	Non-Control	$39,325,000	DCOT 2019-MTC(2)
Storage Post Portfolio	Non-Serviced	Note A-1	Control	$85,000,000	BANK 2019-BNK21
		Note A-2	Non-Control	$45,000,000	BANK 2019-BNK22
		Note A-3	Non-Control	$20,000,000	BANK 2019-BNK22
360 North Crescent Drive	Servicing Shift	Note A-1	Control(3)	$73,600,000	Wells Fargo Bank, National Association
		Note A-2	Non-Control	$55,000,000	BANK 2019-BNK22
Tysons Tower	Non-Serviced	Note A-1	Control	$50,000,000	BANK 2019-BNK21
		Note A-2	Non-Control	$25,000,000	BANK 2019-BNK22
		Note A-3	Non-Control	$20,000,000	BANK 2019-BNK22
		Note A-4	Non-Control	$40,000,000	JPMorgan Chase Bank, National Association
		Note A-5	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
		Note A-6	Non-Control	$15,000,000	JPMorgan Chase Bank, National Association
		Note A-7	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
National Anchored Retail Portfolio	Non-Serviced	Note A-1	Control	$50,000,000	BANK 2019-BNK21
		Note A-2	Non-Control	$37,000,000	Morgan Stanley Bank, N.A.
		Note A-3	Non-Control	$30,000,000	BANK 2019-BNK22

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The DCOT 2019-MTC transaction is expected to close on or about October 30, 2019.

(3)	On and after the securitization of the related Control Note, this Servicing Shift Whole Loan will be serviced under the pooling and servicing agreement for such securitization. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2019-BNK22 certificates after the closing of such securitization.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to the Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will have the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari

Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder is expected to be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the applicable special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The Midtown Center Whole Loan

General

The Midtown Center Mortgage Loan (as defined below), representing approximately 7.4% of the Initial Pool Balance, is part of a Whole Loan evidenced by thirteen (13) promissory notes each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $525,000,000. Notes A-2-1, A-2-2, A-2-3, A-2-4 and A-2-5 with an aggregate initial principal balance of $88,475,000 (collectively, the “Midtown Center Mortgage Loan”), will be deposited into this securitization.

The Midtown Center Whole Loan (as defined below) is evidenced by (i) the Midtown Center Mortgage Loan, (ii) five senior promissory notes, Notes A-1-1, A-1-2, A-1-3, A-2-6 and A-2-7 (the “Midtown Center Pari Passu Companion Loans” and, together with the Midtown Center Mortgage Loan, the “Midtown Center Senior Notes”), which have an aggregate initial principal balance of $293,525,000 and (iii) three subordinate promissory notes, Notes B-1-1, B-1-2 and B-1-3 (the “Midtown Center Subordinate Companion Loans” and, together with the Midtown Center Pari Passu Companion Loans, the “Midtown Center Companion Loans”), which have an aggregate initial principal balance of $143,000,000. The Midtown Center Senior Notes are generally pari passu in right of payment with each other, and the Midtown Center Subordinate Companion Loans are generally subordinate in right of payment to the Midtown Center Senior Notes.

Only the Midtown Center Mortgage Loan is included in the issuing entity. The current holders of the Midtown Center Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

The Midtown Center Mortgage Loan, the Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loans are collectively referred to in this prospectus as the “Midtown Center Whole Loan”. The rights of the holders of the promissory notes evidencing the Midtown Center Whole Loan (the “Midtown Center Noteholders”) are subject to an Intercreditor Agreement (the “Midtown Center Intercreditor Agreement”). The Midtown Center Whole Loan will be serviced and administered pursuant to the DCOT 2019-MTC TSA and the Midtown Center Intercreditor Agreement. The following summaries describe certain provisions of the Midtown Center Intercreditor Agreement.

Servicing

The Midtown Center Whole Loan is expected to be serviced pursuant to the terms of the DCOT 2019-MTC TSA by Wells Fargo Bank, National Association, as servicer (the “Midtown Center Servicer”), and, if necessary, CWCapital Asset Management LLC, as special servicer (the “Midtown Center Special Servicer”), which will govern the terms of the DC Office Trust 2019-MTC securitization into which each of the Midtown Center Pari Passu Companion Loans evidenced by Notes A-1-1, A-1-2 and A-1-3 and the Midtown Center Subordinate Companion Loans will be deposited, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Midtown Center Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Distributions

The Midtown Center Intercreditor Agreement provides, in general, that (i) each Midtown Center Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other Midtown Center Senior Note and (ii) the Midtown Center Subordinate Companion Loans and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Midtown Center Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the Midtown Center Whole Loan, any collections received in respect of the Midtown Center Whole Loan or related Mortgaged Property will be applied to the Midtown Center Mortgage Loan, the Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loans in accordance with Midtown Center mortgage loan agreement. Accordingly, subject to the right of the Midtown Center Servicer, the Midtown Center Special Servicer, the trustee and the certificate administrator under the DCOT 2019-MTC TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the DCOT 2019-MTC TSA, the monthly debt service payment on the Midtown Center Whole Loan will be applied: first, to the payment of interest due and payable on the Midtown Center Senior Notes, pro rata and pari passu; second, to the payment of interest due and payable on each of the Midtown Center Subordinate Companion Loans, pro rata and pari passu; third, to the reduction of the outstanding principal balance of each of the Midtown Center Senior Notes, pro rata and pari passu, until the outstanding principal balance of each such Midtown Center Senior Note is reduced to zero; and fourth, to the reduction of the outstanding principal balance of Midtown Center Subordinate Companion Loans, pro rata and pari passu, until the outstanding principal balance of each such Midtown Center Subordinate Companion Loan is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Midtown Center Whole Loan, payments and proceeds with respect to the Midtown Center Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Midtown Center Servicer and the trustee under the DCOT 2019-MTC TSA (the “Midtown Center Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

●	second, to provide reimbursement to holders of the Midtown Center Senior Notes for any nonrecoverable monthly debt service advances and interest thereon on the Midtown Center Senior Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the Midtown Center Subordinate Companion Loans for any nonrecoverable monthly debt service advances and interest thereon on the Midtown Center Subordinate Companion Loans, on a pari passu and pro rata basis;

●	third, to provide reimbursement to the Midtown Center Servicer and Midtown Center Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the Midtown Center Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the Midtown Center Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the Midtown Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	seventh, to the holders of the Midtown Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

●	eighth, to the holders of the Midtown Center Senior Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	ninth, to the holders of the Midtown Center Subordinate Companion Loans, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	tenth, to pay the Midtown Center Servicer or the Midtown Center Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	eleventh, to fund any other reserves to the extent then required to be held in escrow;

●	twelfth, to pay to the holders of the Midtown Center Senior Notes any yield maintenance or other prepayment premium then due and payable to the holders of the Midtown Center Senior Notes, on a pro rata and pari passu basis, then to the holders of the Midtown Center Subordinate Companion Loans any yield maintenance or other prepayment premium then due and payable to the holders of the Midtown Center Subordinate Companion Loans, on a pro rata and pari passu basis;

●	thirteenth, to pay the Midtown Center Servicer or the Midtown Center Special Servicer default interest and late fees then due and payable under the Midtown Center Whole Loan documents, all of which will be applied in accordance with the DCOT 2019-MTC TSA;

●	fourteenth, to pay any additional servicing compensation that the Midtown Center Servicer or the Midtown Center Special Servicer is entitled to receive under the DCOT 2019-MTC TSA; and

●	fifteenth, any remaining amount will be paid pro rata to the holders of the Midtown Center Companion Loans and the issuing entity as holder of the Midtown Center Mortgage Loan, based on the original principal balance of the Midtown Center Mortgage Loan and the Midtown Center Companion Loans.

If a P&I Advance is made with respect to the Midtown Center Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Midtown Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Midtown Center Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Midtown Center Whole Loan in accordance with the DCOT 2019-MTC TSA and the Midtown Center Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Midtown Center Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Midtown Center Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Midtown Center Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Midtown Center Subordinate Companion Loans and then to the Midtown Center Senior Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Midtown Center Intercreditor Agreement will be the securitization trust created pursuant to the terms of the DCOT 2019-MTC TSA. The terms of the DCOT 2019-MTC TSA are not expected to provide for a directing certificateholder or similar party that will have consent and/or consultation rights with respect to the Midtown Center Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA. The Midtown Center Servicer and Midtown Special Servicer will be required to make any servicing decisions with respect the Mortgage Loan in accordance with the servicing standard set forth in the DCOT 2019-MTC TSA, but will not be required to obtain the consent of any party prior to taking any servicing action. The DCOT 2019-TSA is, however, expected to provide that the Midtown Center Servicer and Midtown Special Servicer will be required to consult with the risk retention consultation parties named in the DCOT 2019-MTC PSA (the “Midtown Center Risk Retention Consultation Parties”) with respect to certain matters that are similar to those granted to the Risk Retention Consultation Party under the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Midtown Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Midtown Center Servicer or the Midtown Center Special Servicer, as applicable, is required to provide to the Midtown Center Risk Retention Consultation Parties (within the same time frame such notices, information and reports to the Midtown Center Risk Retention Consultation Parties without regard to whether or not the Midtown Center Risk Retention Consultation Parties actually have lost any rights to receive such information as a result of a consultation termination event or control termination event under the DCOT 2019-MTC TSA) with respect to any major decisions to be taken with respect to the Midtown Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Midtown Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Midtown Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Midtown Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Midtown Center Servicer or the Midtown Center Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the Midtown Center Servicer or the Midtown Center Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Midtown Center Mortgage Loan, the related the Midtown Center Pari Passu Companion Loans and the related the Midtown Center Subordinate Companion Loans. Neither the Midtown Center Servicer nor the Midtown Center Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Midtown Center Mortgage Loan (or its representative).

Sale of Defaulted Midtown Center Whole Loan

Pursuant to the terms of the Midtown Center Intercreditor Agreement, if the Midtown Center Whole Loan becomes a specially serviced loan pursuant to the terms of the DCOT 2019-MTC TSA, and if the Midtown Center Special Servicer determines to sell the Midtown Center Pari Passu Companion Loans in accordance with the DCOT 2019-MTC TSA, then the Midtown Center Special Servicer will be required to sell the Midtown Center Mortgage Loan together with the Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loans as one whole loan. In connection with any such sale, the Midtown Center Special Servicer will be required to follow the procedures set forth under the DCOT 2019-MTC TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. Proceeds of the sale of the Midtown Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Midtown Center Special Servicer will not be permitted to sell the Midtown Center Pari Passu Companion Loans together with the Midtown Center Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Midtown Center Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Midtown Center Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Midtown Center Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Midtown Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Midtown Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Midtown Center Servicer or the Midtown Center Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the DCOT 2019-MTC TSA, the holder of the Midtown Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2019 and ending on the hypothetical Determination Date in November 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., National Cooperative Bank, N.A. and National Consumer Cooperative Bank are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A. on or about November 15, 2019 (the “Closing Date”); provided, that (i) with respect to the 230 Park Avenue South Mortgage Loan, each of Wells Fargo Bank, National Association and Bank of America, National Association will sell two of four promissory notes comprising such Mortgage Loan to the depositor; and (ii) with respect to the Midtown Center Mortgage Loan, Bank of America, National Association will sell two of five promissory notes comprising such Mortgage Loan to the depositor and Wells Fargo Bank, National Association will sell three of five promissory notes comprising such Mortgage Loan to the depositor. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2015	2016	2017	2018	As of 9/30/2019
Multifamily	$1,104,590,000	$242,008,000	$146,622,500	$398,925,000	$690,349,000
Office	1,863,491,000	1,207,957,250	1,424,716,159	1,760,222,500	2,386,877,500
Retail	1,254,393,252	1,392,460,000	720,057,794	1,377,112,634	430,962,587
Industrial	1,342,375,000	257,320,721	101,890,000	1,317,920,000	2,045,870,250
Manufactured Housing	116,618,625	19,987,500	38,835,750	150,480,000	31,950,000
Self Storage	546,593,750	156,775,000	387,370,000	511,986,250	111,370,000
Lodging	2,241,228,600	70,509,000	2,176,576,500	2,076,288,000	1,316,225,000
Mixed Use	147,725,000	18,362,500	221,600,000	182,040,000	36,215,000
Other	0	150,000,000	283,150,000	192,300,000	0
Total	$7,167,129,593	$8,617,015,227	$3,515,379,971	$7,967,274,384	$7,049,819,337

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●       Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●       Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●       Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●       Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●       Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●       Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●       Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions

Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The 230 Park Avenue South Mortgage Loan (9.2%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines. The Midtown Center Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association and Goldman Sachs Bank USA and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to each of the 230 Park Avenue South Mortgage Loan (9.2%) and the Midtown Center Mortgage Loan (7.4%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing July 1, 2016 and ending June 30, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2019 through June 30, 2019, was set forth in a Form ABS-15G filed by Bank of America on August 12, 2019. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	19,433,969	100	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	77,064,893	67.24	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	30,395,911	26.52	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	4,200,000	3.66	0	0	0.00	0	0	0.00	0	0	0.00	1	4,200,000	100	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	2,953,498	2.58	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	74,510,226	55.35	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,280,428	41.81	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	6.11	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,817,366	2.84	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bank of America, N.A.	80	64,824,712	100	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	39,977,571	61.67	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bridger Commercial Funding LLC	20	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	451,735,272	54.56	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	252,412,993	30.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	123,834,877	14.96	0	0	0.00	0	0	0.00	0	0	0.00	1	5,000,000	4.04	0	0	0.00	0	0	0.00
Commercial Mortgages Total			764	1,161,464,145		0	0		0	0		0	0		4	17,420,279		1	39,977,571			0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from July 1, 2016 to June 30, 2019. Activity with respect to demands received during and, if applicable, prior to such period ended June 30, 2019, is reflected elsewhere in this table. If an asset changed status during such period ended June 30, 2019, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from July 1, 2016 to June 30, 2019. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of June 30, 2019:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by June 30, 2019;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from July 1, 2016 to June 30, 2019.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended June 30, 2019.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of June 30, 2019.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2019, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 12, 2019. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 12, 2019. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

As of the Closing Date, neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $20,858,446.04 Certificate Balance of the RR Interest and Bank of America. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2018, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,222 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $44.4 billion, which were included in 141 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The 230 Park Avenue South Mortgage Loan (9.2%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Bank of America, N.A., the Tysons Tower Mortgage Loan (3.7%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. and the Midtown Center Mortgage Loan (7.4%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, N.A. and Goldman Sachs Bank USA and was underwritten pursuant to the Wells Fargo Bank underwriting guidelines.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2016 to June 30, 2019 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,675,161.00	2.55	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,675,161.00	2.55	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.13	0	0.00	0.00	1	15,348,545.00	1.13
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			73	1,487,599,794.00	100.00	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.13	0	0.00	0.00	1	15,348,545.00	1.13

Commercial Mortgages Asset Class Total			628	9,599,281,621.61		1	38,371,874.00		0	0.00		0	0.00		1	15,348,545.00		2	22,675,161.00		1	15,348,545.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Exchange Act: (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”. On January 1, 2017, Loan #58 was converted to an REO Property. On April 3, 2019, the REO Property was sold on behalf of the related securitization trust.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2019 through June 30, 2019 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 13, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 13, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $22,104,717.23 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212)

761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), (28.5%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of one or more of the Companion Loans relating to the National Anchored Retail Portfolio Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2018.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2019, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $66,649,988,377.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental assessment with respect to a mortgaged property, a Phase II environmental assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures, except as described below:

●	With respect to the Bronx Multifamily Portfolio I Mortgage Loan (2.7%), the appraisals for the 190 West 170th Street Mortgaged Property, the 1136 Sherman Avenue Mortgaged Property, and the 2979 Marion Avenue Mortgaged Property (collectively, 1.6%) either (i) included in the Appraised Value a specified amount attributable to the net present value of a J-51 Exemption and/or a J-51 Abatement that has been applied for but has not been approved, and/or (ii) included in the determination of the Appraised Value cash flows attributable to an MCI program rent increase that has been applied for but has not been approved, in each case as described in greater detail under “Real Estate and Other Tax Considerations” and following the definition of “LTV Ratio” under “—Certain Calculations and Definitions—Definitions.” The use of appraised values that were based on assumed receipt of such J-51 Exemptions and/or J-51 Abatements and/or MCI program rent increases is an exception to the Morgan Stanley Group’s underwriting guidelines, because such J-51 Exemptions and/or J-51 Abatements and/or MCI program rent increases have not been approved. MSMCH’s decision to include the Mortgage Loan in this transaction notwithstanding such exception was supported by the following considerations: (i) the borrower’s having previously obtained similar exemptions and/or abatements and/or rent increases at certain of the other Mortgaged Properties securing such Mortgage Loan, and (ii) the Underwritten NCF DSCR of the Mortgage Loan (which does not take into account such unapproved exemptions and/or abatements and/or rent increases) is 1.87x. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, MSMCH approved inclusion of the Bronx Multifamily Portfolio I Mortgage Loan in this transaction.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2016 and ending June 30, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2019 through June 30, 2019 was set forth in a Form ABS-15G filed by MSMCH on August 14, 2019. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2016 to June 30, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2016 to June 30, 2019.

(6)	Includes demands received during and prior to the reporting period from July 1, 2016 to June 30, 2019 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2016 to June 30, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2016 to June 30, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2019 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2019 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

As of the Closing Date, none of MSMCH, Morgan Stanley Bank or any of their affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $17,144,272.92 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $38,131,266 (3.2%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 65th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on September 30, 2019, National Cooperative Bank, N.A. and its affiliates sold approximately $6.5 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.56 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Fourteen (14) of the eighteen (18) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (6.4%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property.

In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 7, 2019. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2016 to June 30, 2019, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2019-BNK22 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2019, WTNA served as trustee on over 1,756 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $374 billion, of which approximately 489 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $320 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2018, Wells Fargo Bank was acting as custodian of more than 261,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a class-wide basis for the 271 RMBS trusts currently at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $22,104,717.23 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “Master Servicer”) and as the primary servicer for the Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also an anticipated holder of a portion of the RR Interest, a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, is expected to be the initial risk retention consultation party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo is (a) the master servicer, certificate administrator and the custodian under the BANK 2019-BNK21 PSA, which governs the servicing and administration of each of the Park Tower at Transbay Whole Loan, the 230 Park Avenue South Whole Loan, the Storage Post Portfolio Whole Loan, the Tysons Tower Whole Loan and the National Anchored Retail Portfolio Whole Loan, (b) expected to be the servicer, certificate administrator and custodian under the DCOT 2019-MTC TSA, which is expected to govern the servicing and administration of the Midtown Center Whole Loan, (c) the current holder of one or more of the companion loans related to each of the

Midtown Center Whole Loan and the 360 North Crescent Drive Whole Loan, and (d) is expected to be the initial Loan-Specific Directing Certificateholder with respect to the 360 North Crescent Drive Whole Loan. Pursuant to an interim servicing agreement between Wells Fargo and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo and certain affiliates of MSMCH, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund. Wells Fargo acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo prior to its inclusion in the trust fund. Wells Fargo is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans and Serviced Companion Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 9/30/2019
By Approximate Number:	31,128	30,017	30,491	30,384
By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.83	$527.63	$569.88	$579.93

Within this portfolio, as of September 30, 2019, are approximately 22,473 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $454.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2019, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the

Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
YTD Q3 2019	$434,602,819,972	$395,304,724	0.09%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated or ranked by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master

Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing and tracking;

●	credit investigations and background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo will retain $22,104,717.23 Certificate Balance of the RR Interest. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo has been provided by Wells Fargo.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo will have various duties under the PSA. Certain duties and obligations of Wells Fargo are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to eighteen (18) of the Mortgage Loans (7.4%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of September 30, 2019, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.9 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2019, National Cooperative Bank, N.A. had total assets of $2,644.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.04%. For the six months ended June 30, 2019, National Cooperative Bank, N.A. reported net income of $8.9 million (unaudited). As of December 31, 2018, National Cooperative Bank, N.A. had total assets of $2,378.8 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.9%. For the year ended December 31, 2018, National Cooperative Bank, N.A. reported net income of $12.9 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2016(1)	2017(1)	2018(1)	2019(2)
By Approximate Number:	3,718	3,524	3,439	3,398
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.5 billion	$5.3 billion	$5.2 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2019.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2019, are approximately 1,228 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2019, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$1,635,314,153	$1,818,975	0.11%
Calendar Year 2017	$1,734,514,416	$184,087	0.01%
Calendar Year 2018	$2,056,162,733	$0	0.00%
Calendar Year 2019**	$2,237,012,724	$97,256	0.004%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

**	As of September 30, 2019.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

KeyBank National Association

KeyBank National Association, a national banking association (“KeyBank”), will be appointed as the special servicer. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park,

Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the trustee, the custodian, the certificate administrator, the sponsors, any originator, the master servicer, the operating advisor, the asset representations reviewer, or any sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2016	12/31/2017	12/31/2018	9/30/2019
By Approximate Number	17,866	16,654	16,281	18,477
By Approximate Aggregate
Principal Balance (in billions)	$189.3	$197.6	$239.01	$260.3

Within this servicing portfolio are, as of September 30, 2019, approximately 10,604 loans with a total principal balance of approximately $185.1 billion that are included in approximately 724 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2019, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of September 30, 2019, KeyBank was named as special servicer with respect to commercial mortgage loans in 266 commercial mortgaged-backed securities transactions totaling approximately $100 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 68 commercial mortgage loans with an aggregate outstanding principal balance of approximately $572 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in commercial mortgaged-backed securities transactions in the United States.

CMBS (US)	12/31/2016	3/31/2017	12/31/2018	9/30/2019
By Approximate Number of Transactions	132	177	211	266
By Approximate Aggregate Principal Balance (in billions)	$60.5	$71	$86.69	$100

KeyBank has resolved over $15.3 billion of U.S. commercial mortgage loans over the past 10 years, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion of U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 million of U.S. commercial mortgage loans during 2016, $255 million of U.S.

commercial mortgage loans during 2017, and 123.4 million of U.S. commercial mortgage loans during 2018.

KeyBank is approved as the master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the issuing entity are updated periodically to keep pace with the changes in the CMBS industry.

For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the underlying mortgage loans and any REO Properties. KeyBank may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Properties. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the pooling and servicing agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loans are to be maintained is described in this information circular under “Pooling and Servicing Agreement—Accounts.” Generally, all amounts received by KeyBank on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement. All amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the pooling and servicing agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicers” has been provided by KeyBank National Association. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of KeyBank National Association as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. KeyBank National Association’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to eighteen (18) of the Mortgage Loans (7.4%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are Non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2019, National Cooperative Bank, N.A. had total assets of $2,644.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.04%. For the six months ended June 30, 2019, National Cooperative Bank, N.A. reported net income of $8.9 million (unaudited). As of December 31, 2018, National Cooperative Bank, N.A. had total assets of $2,378.8 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.9%. For the year ended December 31, 2018, National Cooperative Bank, N.A. reported net income of $12.9 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2016(1)	2017(1)	2018(1)	2019(2)
By Approximate Number:	3,718	3,524	3,439	3,398
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.5 billion	$5.3 billion	$5.2 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2019.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2019, are approximately 1,228 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2019, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of September 30, 2019, National Cooperative Bank, N.A. was named the special servicer in approximately 45 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $2.15 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2015 to September 30, 2019.

Portfolio Size – CMBS Special Servicing	2016(1)	2017(1)	2018(1)	2019(2)
Total	$25,939,525	$0.00	$0.00	$8,157,140

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of September 30, 2019.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to

National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The BANK 2019-BNK21 Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is appointed as the special servicer under the BANK 2019-BNK21 PSA and in such capacity will initially be responsible for the servicing and administration of the Park Tower at Transbay Whole Loan, 230 Park Avenue South Whole Loan, Storage Post Portfolio Whole Loan, Tysons Tower Whole Loan and National Anchored Retail Portfolio Whole Loan, and any associated REO Properties and, in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the 230 Park Avenue South Whole Loan, Park Tower at Transbay Whole Loan, National Anchored Retail Portfolio Whole Loan, Storage Post Portfolio Whole Loan and Tysons Tower Whole Loan.  Rialto maintains its principal servicing office at 200 S. Biscayne Blvd, Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar. RCA is also rated by KBRA and DBRS.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of June 30, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.4 billion of regulatory assets under management in the aggregate. Eight of such Funds and investment vehicles are focused in whole or in part on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, seven of such Funds and investment vehicles are focused in whole or in part on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused on, in whole or in part, mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $7.0 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 110 securitizations totaling approximately $116 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RAC and RCM (excluding Stone Point), had 230 employees as of June 30, 2019 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of June 30, 2019, RCA and its affiliates were actively special servicing approximately 168 portfolio loans (and REO properties) with an unpaid principal balance of approximately $2.58 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 111 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,450 assets with an unpaid principal balance at securitization of approximately $116 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 6/30/2019
Number of CMBS Pools Named Special Servicer	75	90	105	111
Approximate Aggregate Unpaid Principal Balance(1)	$79 billion	$91.8 billion	$110.9 billion	$116 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	37	77	136	168
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$320 million	$1.1 billion	$2.02 billion	$2.58 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer under the BANK 2019-BNK21 PSA, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the BANK 2019-BNK21 PSA.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the securitization transaction subject to the BANK 2019-BNK21 PSA, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of

RCA in the servicing function it will perform under the BANK 2019-BNK21 PSA for assets of the same type included in such securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the BANK 2019-BNK21 PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the BANK 2019-BNK21 PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of the entity that is the initial directing holder under the BANK 2019-BNK21 PSA.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including in the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—Affiliated Servicer” regarding Rialto has been provided by RCA.

The information set forth above under this sub-heading “—The BANK 2019-BNK21 Special Servicer” regarding Rialto has been provided by Rialto. None of the depositor, the underwriters, the master servicers, the special servicers, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of September 30, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 176 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $144 billion. As of September 30, 2019, Pentalpha Surveillance was acting as asset representations reviewer for 68 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $62 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo, Morgan Stanley Bank and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $60,107,436.19, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Certificates other than the Class R Certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Certificates (other than the Class R Certificates and the RR Interest).

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Bank of America and Morgan Stanley Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, National Association, a national banking association, in its capacity as Retaining Sponsor, will acquire from the Depositor, and retain, $22,104,717.23 Certificate Balance of the RR Interest, representing approximately 36.8% of the aggregate Certificate Balance of all of the outstanding RR Interest.  Bank of America, National Association, a national banking association, will acquire from the Depositor, and retain, $20,858,446.04 Certificate Balance of the RR Interest, representing approximately 34.7% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of

America originated approximately 34.7% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, a national banking association, will acquire from the Depositor, and retain, $17,144,272.92 Certificate Balance of the RR Interest, representing approximately 28.5% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., an affiliate of MSMCH, originated approximately 28.5% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.  Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the RR Interest from the Depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the Depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest.  The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the Depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the Depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any EU Institutional Investors for the purposes of their compliance with any EU Risk Retention and Due Diligence Requirements or any similar requirements. In addition, the arrangements described elsewhere in this section (“Credit Risk Retention”) have not been structured with the objective of ensuring compliance by any EU Institutional Investor with any EU Risk Retention and Due Diligence Requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements” in this prospectus.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under

“Description of the Certificates—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Available Funds—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2019-BNK22 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class V and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates) and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$16,733,000
A-2	$6,119,000
A-SB	$19,728,000
A-3	$306,500,000
A-4	$450,348,000
X-A	$799,428,000
X-B	$215,561,000
A-S	$117,060,000
B	$48,536,000
C	$49,965,000
Non-Offered Certificates
X-D	$54,247,000
X-F	$22,840,000
X-G	$11,421,000
X-H	$12,848,000
X-J	$25,696,287
D	$31,406,000
E	$22,841,000
F	$22,840,000
G	$11,421,000
H	$12,848,000
J	$25,696,287
V	NAP
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$60,107,436.19

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Available Funds—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial

Notional Amount of the Class X-A certificates will be approximately $799,428,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $215,561,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $54,247,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $22,840,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $11,421,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $12,848,000. The Notional Amount of the Class X-J certificates will equal the Certificate Balance of the Class J certificates outstanding from time to time. The initial Notional Amount of the Class X-J certificates will be approximately $25,696,287.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Available Funds—Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the Grantor Trust.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)      if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date if received by the applicable Master Servicer on or prior to the related Determination Date;

(c)      all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)      with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan

(including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for each such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the

Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, to the Class J certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates (other than the RR Interest) for any Distribution Date will equal to the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 2.0770%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.4090%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.8970%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 2.7260%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 2.9780%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 3.2100%, subject to a maximum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 3.4120%, subject to a maximum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to equal to the WAC Rate that corresponds to the related Interest Accrual Period.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period minus 1.5000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period minus 1.5000%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period minus 1.5000%.

The Pass-Through Rate on the Class J certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period minus 1.5000%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to 1.5000%.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to 1.5000%.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to 1.5000%.

The Pass-Through Rate for the Class X-J certificates for any Distribution Date will be a per annum rate equal to 1.5000%.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-Retained Percentage of Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)      the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)      the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)      all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)       the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class V Certificates, the Non-Retained Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date, and (ii) to the holders of the RR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class V certificates and the RR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related

Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR

Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H, Class J, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	October 2024
Class A-2	October 2024
Class A-SB	August 2029
Class A-3	September 2029
Class A-4	October 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2029
Class B	October 2029
Class C	October 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2062. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”.

Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing

Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H and Class J certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under
“—Available Funds—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Available Funds—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates, the Class H certificates and the Class J certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class J certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J certificates;

second, to the Class H certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates, with respect to the Non-Retained Certificates in accordance with the payment priorities set forth in “—Available Funds—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)           a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)           a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)           a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)           a CREFC® advance recovery report;

(5)           a CREFC® total loan report;

(6)           a CREFC® operating statement analysis report;

(7)           a CREFC® comparative financial status report;

(8)           a CREFC® net operating income adjustment worksheet;

(9)           a CREFC® real estate owned status report;

(10)         a CREFC® servicer watch list;

(11)         a CREFC® loan level reserve and letter of credit report;

(12)         a CREFC® property file;

(13)         a CREFC® financial file;

(14)         a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)         a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer)

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced

Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related

Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Controlling Class Loan with respect to the related Loan-Specific Directing Certificateholder) any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by each master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any notice or documents provided to the certificate administrator by the Depositor or a master servicer directing the certificate administrator to post to the “Special Notices” tab;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)           2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)           in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V and Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder

Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2019-BNK22

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any

Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which Wells Fargo Bank and Bank of America are selling Mortgage Loans and the related discussion below, each of the 230 Park Avenue South Mortgage Loan and Midtown Center Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by Wells Fargo Bank or Bank of America, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Date.

Notwithstanding anything to the contrary contained herein, with respect to the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loans, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of any origination settlement statement;

(r)         a copy of the insurance summary report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u )       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan (or, in the case of the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period)

and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)        have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)        have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)        have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)        accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)        have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)         have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)        comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)        have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)        not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)       not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)        have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)        prohibit defeasance within two years of the Closing Date;

(p)        not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)        have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)         be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage

Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the 230 Park Avenue South Mortgage Loan (9.2%) or the Midtown Center Mortgage Loan (7.4%), each of Wells Fargo Bank and Bank of America will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of Wells Fargo Bank and Bank of America will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review”

relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the Servicing Shift Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)          any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)          the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)          the obligation, if any, of the applicable master servicer to make advances;

(D)          the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)           the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)          any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)         any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)          any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted

Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)           all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)           in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment due at maturity or outstanding on the related Anticipated Repayment Date (as applicable) in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account,

(collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates and the RR Interest. Prior to the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificate and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the

Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the RR Interest)(including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)      to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)      to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)      to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)     to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in its Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)    to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee /	With respect to each Mortgage	First, from Liquidation	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicers	Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master	All modification fees, assumption application fees,	Related payments made by borrowers with respect to the	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicers and/or Special Servicers(3)	defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	related Mortgage Loans and any related Serviced Companion Loan.
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and Servicing Shift Mortgage Loan but not any Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations	Out of general collections on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any	First, from funds collected with respect to the related Mortgage	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	P&I Advances.	Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08000%. The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage

Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to each master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which such master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. With respect to the Servicing Shift Mortgage Loans, the master servicer (or primary servicer) (prior to the related Servicing Shift Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum with respect to the 360 North Crescent Drive Mortgage Loan. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to 0.25000% per annum (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)       100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)      100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)      100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)       50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced

Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the

Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00610% (0.61 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan

(including each Non-Serviced Mortgage Loan and Servicing Shift Mortgage Loan but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00095% (0.095 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00025% (0.025 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)         120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)          the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)          30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)          30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)          60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)          90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)         immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)     the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)     the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (iii) below, in the case of each Mortgaged Property other than the Pine Tree Townhouses Cooperative, Inc. Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property, (ii) in the case of the Pine Tree Townhouses Cooperative, Inc. Mortgaged Property, assuming such Mortgaged Property is operated as a multifamily rental property and (iii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a

Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related

Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class J certificates, second, to the Class H certificates, third, to the Class G certificates and fourth, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan (other than the Midtown Center Mortgage Loan), the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above.

If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)        grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)       consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)      approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)      grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)       consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)      consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)      approve annual operating budgets for Mortgage Loans;

(viii)     consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases with respect to the letters of credit, escrow funds, reserve funds and other additional collateral specifically scheduled in the PSA;

(ix)      grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)       any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)      any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)     approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)    any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)    with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xv)     grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)         extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)         provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5

Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing

Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2022) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2020 and the calendar year ending on December 31, 2020. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer and neither special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan)

that is or becomes a cross collateralized Mortgage Loan and is cross collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan (other than the Midtown Center Mortgage Loan), the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)     such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)     there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of

Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which currently is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the

Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicers with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters (other than Major Decisions) in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)     absent that selection, or

(2)     until a Directing Certificateholder is so selected, or

(3)     upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the 360 North Crescent Drive Mortgage Loan, Wells Fargo Bank. On and after the related Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the Servicing Shift Whole Loan.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Non-Serviced Mortgage Loan, (ii) the Servicing Shift Mortgage Loan and (iii) any Excluded Loans as to the Directing Certificateholder) is expected to be Ellington Management Group, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H or Class J certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)      any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv), (xv) or (xvi) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)      (a) other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)      other than in the case of any Non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there are lender discretion with respect to Specially Serviced Loans of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)      other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)       other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)      other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiii)     requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)     other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)     determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)    other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)    other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)     the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage

Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder

(prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans; provided further that no Control Termination Event may occur with respect to the Loan-Specific Directing

Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans; provided further that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan, a Servicing Shift Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties under the BANK 2019-BNK21 PSA (with respect to the Park Tower at Transbay Whole Loan, 230 Park Avenue South Whole Loan, Storage Post Portfolio Whole Loan, Tysons Tower Whole Loan and National Anchored Retail Portfolio Whole Loan) have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)      promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)      promptly reviewing each Final Asset Status Report; and

(c)      reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)        that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)      that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)      that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report; provided, however, that information contemplated by clauses (i), (ii) and (iii) must be labeled or otherwise identified as Privileged Information by the applicable sender in order to be considered Privileged Information.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)      any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)      the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)       the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-F, Class X-G, Class X-H and Class X-J Certificates, the RR Interest, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the applicable special servicer, the applicable special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 97 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding zero of such 97 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2014 and September 30, 2019, was 14.5%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 1.1%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 6.5% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 1.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)      a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)      copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)      a copy of any notice previously delivered by the applicable master servicer or applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset

Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS”), Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s, Morningstar or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)      the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal

Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the RR Interest;

(c)      does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)      may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced

Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans (other than the Midtown Center Whole Loan), the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)      any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or such special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a

Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)       DBRS (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by DBRS (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), DBRS has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)      such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)      such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the

Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed

Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the

Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Notice or Final Dispute Resolution Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2019-BNK22 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA. The Midtown Center Whole Loan is not expected to have a Non-Serviced Directing Certificateholder under the DCOT 2019-MTC TSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related

Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	Other than with respect to the Midtown Center Whole Loan, the requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2019-BNK22 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

In particular, with respect to each of the Park Tower at Transbay Mortgage Loan, the 230 Park Avenue South Mortgage Loan, the Storage Post Portfolio Mortgage Loan, the Tysons Tower Mortgage Loan and the National Anchored Retail Portfolio Mortgage Loan, such Mortgage Loans serviced pursuant to the BANK 2019-BNK21 PSA, we note the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Park Tower at Transbay Mortgage Loan, the 230 Park Avenue South Mortgage Loan, the Storage Post Portfolio Mortgage Loan, the Tysons Tower Mortgage Loan and the National Anchored Retail Portfolio Mortgage Loan, that is to be calculated at 0.00250% per annum.

●	Upon such Whole Loan becoming a specially serviced loan under the BANK 2019-BNK21 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of (x) $3,500 or (y) if the related risk retention consultation party is entitled to consult with the special servicer, for so long as such whole loan is a specially serviced loan during the occurrence and continuance of a consultation termination event under the BANK 2019-BNK21 PSA, $5,000.

●	In connection with a workout of such Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of a related Whole Loan or related REO Property. The liquidation fee is subject to a floor, equal to the lesser of $25,000 or 3.0% of such net liquidation proceeds and is not subject to a cap.

Additionally, the Midtown Center Mortgage Loan is expected to be serviced pursuant to the DCOT 2019-MTC TSA. The servicing terms of the DCOT 2019-MTC TSA are expected to be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” and the following:

●	The Midtown Center Servicer is expected to earn a servicing fee with respect to the Midtown Center Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Midtown Center Whole Loan becoming a specially serviced loan under the DCOT 2019-MTC TSA, the Midtown Center Special Servicer is expected to earn a special servicing fee payable monthly with respect to the Midtown Center Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Midtown Center Whole Loan is no longer specially serviced. The special servicing fee is not expected to be subject to any cap or minimum fee.

●	The Midtown Center Special Servicer is expected to be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Midtown Center Whole Loan. The workout fee is not expected to be subject to any cap or minimum fee.

●	The Midtown Center Special Servicer is expected to be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the Midtown Center Whole Loan or the related Mortgaged Property. The liquidation fee is not expected to be subject to any cap or minimum fee.

●	The DCOT 2019-MTC TSA is not expected to provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is not expected to be an asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to DCOT 2019-MTC TSA.

●	The DCOT 2019-MTC TSA is not expected to require the Midtown Center Servicer to make the equivalent of compensating interest payments in respect of the Midtown Center Whole Loan.

●	The DCOT 2019-MTC TSA is not expected to provide for any operating advisor or similar entity.

●	The DCOT 2019-MTC TSA is not expected to provide for any directing certificateholder or similar entity that will have consent and/or consultation rights with respect to the Midtown Center Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA, but is expected to have risk retention consultation parties that are expected to have consultation rights with respect to matters under the DCOT 2019-MTC TSA that are similar to the rights of the Risk Retention Consultation Party under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Servicing Shift Mortgage Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the Servicing Shift Date, from and after which the Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.00% and 1.00%, respectively (subject to any market minimum fees and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the

PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in November 2029 and any of the Park Tower at Transbay Mortgage Loan, the Midtown Center Mortgage Loan, the 127 West 25th Street Mortgage Loan or the Southwest Gas Mortgage Loan is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance) be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Available Funds—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)     to correct any defect or ambiguity in the PSA;

(b)     to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)     to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)     to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)      to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)     to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)     to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)      to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)     to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing

Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” by S&P, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “A-2” from S&P, “F1” by Fitch and “R-1(low)” by DBRS and (c) each master servicer maintains a long-term unsecured rating of at least “A” by S&P, “A+” by Fitch and “A” by DBRS (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include S&P and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller and the holder of one or more of the companion loans related to each of the Midtown Center Mortgage Loan and the 360 North Crescent Drive Mortgage Loan, is also a master servicer, the certificate administrator and the custodian under this securitization, is expected to be the initial holder of a portion of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (a) the master servicer, certificate administrator and the custodian under the BANK 2019-BNK21 PSA, which governs the servicing and administration of each of the Park Tower at Transbay Whole Loan, the 230 Park Avenue South Whole Loan, the Storage Post Portfolio Whole Loan, the Tysons Tower Whole Loan and the National Anchored Retail Portfolio Whole

Loan, (b) expected to be the master servicer, certificate administrator and custodian under the DCOT 2019-MTC TSA, which is expected to govern the servicing and administration of the Midtown Center Whole Loan, and (c) expected to be the initial Loan-Specific Directing Certificateholder with respect to the 360 North Crescent Drive Whole Loan.

Bank of America, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the RR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters and the holder of one or more of the Companion Loans relating to each of the Park Tower at Transbay Whole Loan and the Midtown Center Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the holder of one or more of the Companion Loans relating to the National Anchored Retail Portfolio Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization sold to the depositor by National Cooperative Bank, N.A. transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by National Cooperative Bank, N.A., to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted Ellington Management Group, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Wilmington Trust, National Association, the trustee, is also (i) the trustee under the BANK 2019-BNK21 PSA, which governs the servicing of the Park Tower at Transbay Whole Loan, 230 Park Avenue South Whole Loan, Storage Post Portfolio Whole Loan, Tysons Tower Whole Loan and National Anchored Retail Portfolio Whole Loan, and (ii) expected to be the trustee under the DCOT 2019-MTC TSA, which governs the servicing of the Midtown Center Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower

Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment

Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional

Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 799,428,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 215,561,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Substitutions; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 799,428,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 215,561,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2019; and

●	the Offered Certificates are settled with investors on November 15, 2019.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	81%	81%	81%	81%	81%
November 2021	62%	62%	62%	62%	62%
November 2022	41%	41%	41%	41%	41%
November 2023	19%	19%	19%	19%	19%
November 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.56	2.56	2.56	2.56	2.56

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.91	4.90	4.88	4.69

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	98%	98%	98%	98%	98%
November 2025	79%	79%	79%	79%	79%
November 2026	58%	58%	58%	58%	58%
November 2027	37%	37%	37%	37%	37%
November 2028	15%	15%	15%	15%	15%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.40	7.40	7.40	7.40	7.40

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.80	9.73	9.64	9.55	9.33

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.90	9.88	9.84	9.51

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.65

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.303%	3.304%	3.304%	3.305%	3.305%
98.0000%	2.880%	2.880%	2.881%	2.881%	2.881%
99.0000%	2.463%	2.464%	2.464%	2.464%	2.464%
100.0000%	2.053%	2.053%	2.053%	2.053%	2.053%
101.0000%	1.649%	1.649%	1.649%	1.648%	1.648%
102.0000%	1.251%	1.251%	1.250%	1.250%	1.250%
103.0000%	0.859%	0.858%	0.858%	0.857%	0.857%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.066%	3.066%	3.068%	3.070%	3.095%
98.0000%	2.841%	2.842%	2.843%	2.844%	2.860%
99.0000%	2.620%	2.620%	2.620%	2.621%	2.629%
100.0000%	2.401%	2.401%	2.401%	2.401%	2.400%
101.0000%	2.184%	2.184%	2.183%	2.183%	2.173%
102.0000%	1.970%	1.970%	1.969%	1.967%	1.950%
103.0000%	1.758%	1.758%	1.756%	1.754%	1.728%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.363%	3.363%	3.363%	3.363%	3.363%
98.0000%	3.206%	3.206%	3.206%	3.206%	3.206%
99.0000%	3.051%	3.051%	3.051%	3.051%	3.051%
100.0000%	2.897%	2.897%	2.897%	2.897%	2.897%
101.0000%	2.746%	2.746%	2.746%	2.746%	2.746%
102.0000%	2.596%	2.596%	2.596%	2.596%	2.596%
103.0000%	2.448%	2.448%	2.448%	2.448%	2.448%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.088%	3.090%	3.093%	3.096%	3.103%
98.0000%	2.967%	2.968%	2.970%	2.972%	2.977%
99.0000%	2.847%	2.848%	2.849%	2.850%	2.852%
100.0000%	2.729%	2.729%	2.729%	2.729%	2.729%
101.0000%	2.612%	2.611%	2.610%	2.609%	2.606%
102.0000%	2.497%	2.495%	2.493%	2.491%	2.486%
103.0000%	2.382%	2.380%	2.377%	2.374%	2.366%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.343%	3.343%	3.344%	3.345%	3.355%
98.0000%	3.222%	3.222%	3.222%	3.223%	3.230%
99.0000%	3.102%	3.102%	3.102%	3.102%	3.105%
100.0000%	2.983%	2.983%	2.983%	2.983%	2.982%
101.0000%	2.866%	2.865%	2.865%	2.865%	2.861%
102.0000%	2.750%	2.749%	2.749%	2.748%	2.741%
103.0000%	2.635%	2.635%	2.634%	2.633%	2.622%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.2500%	8.067%	8.002%	7.917%	7.800%	7.327%
4.5000%	6.698%	6.630%	6.542%	6.420%	5.927%
4.7500%	5.440%	5.369%	5.278%	5.152%	4.639%
5.0000%	4.278%	4.205%	4.111%	3.980%	3.450%
5.2500%	3.200%	3.124%	3.027%	2.892%	2.346%
5.5000%	2.195%	2.117%	2.017%	1.878%	1.316%
5.7500%	1.255%	1.175%	1.072%	0.929%	0.352%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.1250%	10.761%	10.768%	10.779%	10.798%	10.434%
1.2500%	8.170%	8.178%	8.190%	8.210%	7.817%
1.3750%	5.948%	5.957%	5.970%	5.992%	5.571%
1.5000%	4.011%	4.020%	4.034%	4.057%	3.612%
1.6250%	2.298%	2.308%	2.323%	2.347%	1.879%
1.7500%	0.767%	0.778%	0.793%	0.818%	0.330%
1.8750%	-0.614%	-0.603%	-0.588%	-0.561%	-1.069%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.581%	3.581%	3.581%	3.581%	3.589%
98.0000%	3.458%	3.458%	3.458%	3.458%	3.463%
99.0000%	3.337%	3.337%	3.337%	3.337%	3.339%
100.0000%	3.217%	3.217%	3.217%	3.217%	3.216%
101.0000%	3.098%	3.098%	3.098%	3.098%	3.095%
102.0000%	2.981%	2.981%	2.981%	2.981%	2.975%
103.0000%	2.865%	2.865%	2.865%	2.865%	2.856%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.788%	3.788%	3.788%	3.788%	3.796%
98.0000%	3.664%	3.664%	3.664%	3.664%	3.669%
99.0000%	3.542%	3.542%	3.542%	3.542%	3.544%
100.0000%	3.420%	3.420%	3.420%	3.420%	3.420%
101.0000%	3.301%	3.301%	3.301%	3.301%	3.298%
102.0000%	3.182%	3.182%	3.182%	3.182%	3.177%
103.0000%	3.065%	3.065%	3.065%	3.065%	3.057%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.888%	3.888%	3.888%	3.889%	3.897%
98.0000%	3.763%	3.763%	3.764%	3.764%	3.769%
99.0000%	3.640%	3.640%	3.640%	3.640%	3.643%
100.0000%	3.518%	3.518%	3.518%	3.519%	3.519%
101.0000%	3.398%	3.398%	3.398%	3.398%	3.396%
102.0000%	3.279%	3.279%	3.279%	3.279%	3.274%
103.0000%	3.161%	3.161%	3.161%	3.162%	3.154%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D,

Class X-F, Class X-G, Class X-H, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates and the RR Interest (in the case of the RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the entitlement to Excess Interest and the Excess Interest Distribution Account will be classified as a trust under Treasury Regulation Section 301.7701-4(c) and the holders of the RR Interest and the Class V certificates will be treated as the beneficial owners of such entitlements under Code Section 671 (the “Grantor Trust”).

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-two (32) of the Mortgaged Properties securing twenty-six (26) Mortgage Loans representing 19.3% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. Under proposed regulations on which taxpayers may rely, such rule will not apply to original issue discount and market discount. Prospective investors are urged to consult their tax counsel regarding the potential application of other provisions of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan repays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID

Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held and acquired, and for all market discount acquired, by the holder as of the first day of the year for which the election is made and thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and

Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller: (i) increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and (ii) reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust

REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“partnership representative”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints a partnership representative to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, are more binding on residual interest holders than were the actions of a tax matters person’s actions under prior rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Wells Fargo Securities, LLC	$5,304,361	$1,939,723	$6,253,776	$97,160,500
BofA Securities, Inc.	$6,274,875	$2,294,625	$7,398,000	$114,937,500
Morgan Stanley & Co. LLC	$5,153,764	$1,884,652	$6,076,224	$94,402,000
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$16,733,000	$6,119,000	$19,728,000	$306,500,000

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
Wells Fargo Securities, LLC	$142,760,316	$253,418,676	$68,332,837	$37,108,020
BofA Securities, Inc.	$168,880,500	$299,785,500	$80,835,375	$43,897,500
Morgan Stanley & Co. LLC	$138,707,184	$246,223,824	$66,392,788	$36,054,480
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$450,348,000	$799,428,000	$215,561,000	$117,060,000

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$15,385,912	$15,838,905
BofA Securities, Inc.	$18,201,000	$18,736,875
Morgan Stanley & Co. LLC	$14,949,088	$15,389,220
Academy Securities, Inc.	$0	$0
Drexel Hamilton, LLC	$0	$0
Total	$48,536,000	$49,965,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 106.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2019, before deducting expenses payable by the depositor (estimated at $5,584,560, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered

Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, a master servicer, the certificate administrator, the custodian, the certificate registrar, the holder of one or more of the Companion Loans relating to the the Midtown Center Whole Loan and the 360 North Crescent Drive Whole Loan, an initial holder of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller, the holder of one or more of the Companion Loans relating to the Park Tower at Transbay Whole Loan, the 230 Park Avenue South Whole Loan and the Midtown Center Whole Loan and an initial holder of a portion of the RR Interest. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, the holder of one or more of the Companion Loans relating to the National Anchored Retail Portfolio Whole Loan and an initial holder of the RR Interest.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)         the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the 230 Park Avenue South Mortgage Loan and Midtown Center Mortgage Loan, the portion thereof applicable to Wells Fargo Bank);

(2)         the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the 230 Park Avenue South Mortgage Loan and the Midtown Center Mortgage Loan, the portion thereof applicable to Bank of America); and

(3)         the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-226486-10)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226486) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the

Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2062. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Index of Defined Terms

@
@%(#)	175
1
144-06 94th Avenue Tenant Work	202
144-06 94th Avenue Work	202
17g-5 Information Provider	381
1986 Act	561
1996 Act	539
2
2015 Budget Act	570
3
30/360 Basis	419
4
401(c) Regulations	581
A
AB Modified Loan	433
Accelerated Mezzanine Loan Lender	373
Acceptable Insurance Default	438
Acting General Counsel’s Letter	162
Actual/360 Basis	223
Actual/360 Loans	408
ADA	542
Additional Exclusions	437
ADI	204
Administrative Cost Rate	354
ADR	168
Advances	403
Affirmative Asset Review Vote	483
Aggregate Available Funds	346
Aggregate Excess Prepayment Interest Shortfall	366
Aggregate Gain-on-Sale Entitlement Amount	347
Aggregate Principal Distribution Amount	355
Allocated Appraisal Reduction Amount	430
Allocated Cumulative Appraisal Reduction Amount	430
Annual Debt Service	168
Anticipated Repayment Date	223

Appraisal Institute	282
Appraisal Reduction Amount	428
Appraisal Reduction Event	428
Appraised Value	169
Appraised-Out Class	435
ARD Loan	223
Assessment of Compliance	517
Asset Representations Reviewer Asset Review Fee	427
Asset Representations Reviewer Fee	426
Asset Representations Reviewer Fee Rate	427
Asset Representations Reviewer Termination Event	488
Asset Representations Reviewer Upfront Fee	426
Asset Review	485
Asset Review Notice	484
Asset Review Quorum	484
Asset Review Report	486
Asset Review Report Summary	486
Asset Review Standard	485
Asset Review Trigger	482
Asset Review Vote Election	483
Asset Status Report	452
Assumed Final Distribution Date	364
Assumed Scheduled Payment	356
Attestation Report	518
Available Funds	347
B
Balloon or ARD LTV Ratio	173
Balloon or ARD Payment	174
BAMLCM	278
BANA Qualification Criteria	273
BANK 2019-BNK21 PSA	245
Bank of America	263
Bank of America Data File	272
Bank of America Guidelines	264
Bank of America Securitization Database	271
Bankruptcy Code	532
Base Interest Fraction	362
Borrower Party	372
Borrower Party Affiliate	373
BRC	216
Breach Notice	392

C
C(WUMP)O	21
Cash Flow Analysis	169
CERCLA	539
Certificate Administrator/Trustee Fee	425
Certificate Administrator/Trustee Fee Rate	425
Certificate Balance	344
Certificate Owners	383
Certificateholder	374
Certificateholder Quorum	492
Certificateholder Repurchase Request	503
Certifying Certificateholder	386
Class A Certificates	343
Class A-SB Planned Principal Balance	357
Class X Certificates	343
Clearstream	382
Clearstream Participants	384
Closing Date	167, 263
CMBS	64
Code	558
Collateral Deficiency Amount	434
Collection Account	407
Collection Period	347
Colony Cleaners	200
Communication Request	386
Companion Distribution Account	407
Companion Holder	245
Companion Holders	245
Companion Loan Rating Agency	246
Companion Loans	165
Compensating Interest Payment	365
Constant Prepayment Rate	550
Consultation Termination Event	470
Control Eligible Certificates	462
Control Note	246
Control Termination Event	469
Controlling Class	462
Controlling Class Certificateholder	462
Controlling Holder	246
Corrected Loan	452
CPP	551
CPR	550
CPY	550
CRE Loans	287, 302
CREC	199
Credit Risk Retention	340
Credit Risk Retention Rules	339
CREFC®	369

CREFC® Intellectual Property Royalty License Fee	427
CREFC® Intellectual Property Royalty License Fee Rate	428
CREFC® Reports	369
Cross-Over Date	352
Cumulative Appraisal Reduction Amount	433, 434
Cure/Contest Period	486
Custodian	317
Cut-off Date	165
Cut-off Date Balance	170
Cut-off Date Loan-to-Value Ratio	172
Cut-off Date LTV Ratio	172
CVS	216
D
D or @%(#)	176
D or GRTR of @% or YM(#)	176
D or YM(#)	176
D(#)	175
DBRS	487, 516
DCOT 2019-MTC TSA	246
DCRP	200
Debt Service Coverage Ratio	173
Defaulted Loan	458
Defeasance Deposit	229
Defeasance Loans	228
Defeasance Lockout Date	230
Defeasance Lock-Out Period	228
Defeasance Option	228
Definitive Certificate	382
Delinquent Loan	483
Demand Entities	277, 290, 303
Depositories	382
Determination Date	345
Dexia	290
Diligence File	389
Directing Certificateholder	461
Disclosable Special Servicer Fees	425
Discount Rate	363
Discovery	202
Dispute Resolution Consultation	506
Dispute Resolution Cut-off Date	506
Distribution Accounts	408
Distribution Date	345
Distribution Date Statement	369
Dodd-Frank Act	141
DOJ	204
DOL	578
DSCR	173
DTC	382

DTC Participants	383
DTC Rules	384
Due Date	222, 348
E
East Side Manhattan Multifamily Portfolio Release Amount	231
EDGAR	577
EEA	18
Effective Gross Income	169
Eligible Asset Representations Reviewer	487
Eligible Operating Advisor	477
Enforcing Party	503
Enforcing Servicer	503
ESA	198
EU	143
EU Institutional Investors	143
EU Risk Retention and Due Diligence Requirements	143
EU Securitization Regulation	143
Euroclear	382
Euroclear Operator	385
Euroclear Participants	384
Excess Interest	223
Excess Interest Distribution Account	408
Excess Modification Fee Amount	421
Excess Modification Fees	419
Excess Prepayment Interest Shortfall	366
Exchange Act	262
Excluded Controlling Class Holder	372
Excluded Controlling Class Loan	373
Excluded Information	373
Excluded Loan	373
Excluded Plan	580
Excluded Special Servicer	492
Excluded Special Servicer Loan	492
Exemption	579
Exemption Rating Agency	579
F
FATCA	571
FDIA	161
FDIC	162
FIEL	23
Final Asset Status Report	473
Final Dispute Resolution Election Notice	506
Financial Promotion Order	20

FINRA	576
FIRREA	163
Fitch	320, 516
FPO Persons	20
Funds	334
G
Gain-on-Sale Remittance Amount	348
Gain-on-Sale Reserve Account	408
Garn Act	540
GLA	173
Government Securities	226
Grantor Trust	559
GRTR of @% or YM(#)	176
Guaranteed Obligations	187
H
Heating Oil UST	199
High Net Worth Companies, Unincorporated Associations, Etc.	20
HSTP ACT	76
I
Indirect Participants	383
Initial Pool Balance	165
Initial Rate	223
Initial Requesting Certificateholder	503
In-Place Cash Management	173
Institutional Investor	22
Insurance and Condemnation Proceeds	407
Intercreditor Agreement	245
Interest Accrual Amount	355
Interest Accrual Period	355
Interest Distribution Amount	355
Interest Reserve Account	408
Interest Shortfall	355
Interested Person	460
Investor Certification	373
IPO Filing	188
J
J-51 Abatement	220
J-51 Exemption	220
J-51 Program	220
Japanese Affected Investors	145
Japanese Retention Requirement	23, 144
JFSA	23, 144
JRR Rule	144
JRR RULE	23

K
KBRA	487
KeyBank	326
L
L(#)	175
Lennar	334
Liquidation Fee	422
Liquidation Fee Rate	422
Liquidation Proceeds	407
Loan #58	290
Loan Per Unit	173
Loan-Specific Directing Certificateholder	462
Lock-out Period	226
Loss of Value Payment	394
Lower-Tier Regular Interests	558
Lower-Tier REMIC	345, 558
LTV Ratio	170
LTV Ratio at Maturity	173
LTV Ratio at Maturity or ARD	173
LUSTs	200
M
MAI	395
Major Decision	464
MAS	22
Master Servicer Decision	440
Master Servicer Proposed Course of Action Notice	504
Material Defect	392
Maturity Date Balloon or ARD Payment	174
MCI Program	220
Medford Properties	199
Midtown Center Companion Loans	257
Midtown Center Intercreditor Agreement	258
Midtown Center Mortgage Loan	257
Midtown Center Noteholders	258
Midtown Center Pari Passu Companion Loans	257
Midtown Center Risk Retention Consultation Parties	261
Midtown Center Senior Notes	257
Midtown Center Servicer	258
Midtown Center Special Servicer	258
Midtown Center Subordinate Companion Loans	257
Midtown Center Trustee	259
Midtown Center Whole Loan	258

MIFID II	18
MLPA	387
Modification Fees	419
Moody’s	320
Morgan Stanley Bank	292
Morgan Stanley Group	292
Morgan Stanley Origination Entity	293
Morningstar	320, 328
Mortgage	166
Mortgage File	387
Mortgage Loan	52
Mortgage Note	166
Mortgage Pool	165
Mortgage Rate	354
Mortgaged Property	166
MSMCH	291
MSMCH Data File	301
MSMCH Mortgage Loans	292
MSMCH Qualification Criteria	302
MSMCH Securitization Database	300
N
National Cooperative Bank, N.A. Data Tape	312
National Cooperative Bank, N.A. Deal Team	311
National Cooperative Bank, N.A. Mortgage Loans	306
Net Mortgage Rate	354
Net Operating Income	174
NFA	576
NFIP	101
NI 33-105	24
Non-Control Note	246
Non-Controlling Holder	246
Nonrecoverable Advance	404
non-retained certificates	42
Non-Retained Certificates	343
Non-Retained Percentage	341
Non-Serviced AB Whole Loan	246
Non-Serviced Certificate Administrator	246
Non-Serviced Companion Loan	246
non-serviced companion loans	53
Non-Serviced Custodian	246
Non-Serviced Directing Certificateholder	246
Non-Serviced Master Servicer	247
non-serviced mortgage loan	53
Non-Serviced Mortgage Loan	247
Non-Serviced Pari Passu Companion Loan	247

Non-Serviced Pari Passu Mortgage Loan	247
Non-Serviced Pari Passu Whole Loan	247
Non-Serviced PSA	247
Non-Serviced Special Servicer	247
Non-Serviced Subordinate Companion Loan	247
Non-Serviced Trustee	248
non-serviced whole loan	53
Non-Serviced Whole Loan	53, 248
Non-Specially Serviced Loan	466
Non-U.S. Person	571
Notional Amount	344
NRA	174
NRSRO	371
NRSRO Certification	375
NXS2 Special Servicer	291
O
O(#)	175
OCC	263, 279
Occupancy As Of Date	175
Occupancy Rate	174
Offered Certificates	343
OID Regulations	562
OLA	162
Operating Advisor Consulting Fee	426
Operating Advisor Expenses	426
Operating Advisor Fee	425
Operating Advisor Fee Rate	426
Operating Advisor Standard	475
Operating Advisor Termination Event	478
Operating Advisor Upfront Fee	425
Originator	290
Other Master Servicer	248
Other PSA	248
P
P&I	324
P&I Advance	402
P&I Advance Date	402
PACE	121
Par Purchase Price	458
pari passu companion loan	52
Pari Passu Companion Loans	165
Pari Passu Mortgage Loan	248
Participants	382
Parties in Interest	578
partnership representative	570

Pass-Through Rate	352
Patriot Act	543
PCIS Persons	20
Pentalpha Surveillance	338
Percentage Interest	346
Periodic Payments	346
Permitted Investments	346, 409
Permitted Pledge Bank	245
Permitted Special Servicer/Affiliate Fees	425
PIPs	202
PL	283
Plaintiff	204
Plans	577
PML	283
Policy	201
PRC	20
Preliminary Dispute Resolution Election Notice	506
Prepayment Assumption	563
Prepayment Interest Excess	364
Prepayment Interest Shortfall	365
Prepayment Premium	363
Prepayment Provisions	175
PRIIPS REGULATION	18
Prime Rate	407
Principal Balance Certificates	343
Principal Distribution Amount	356
Principal Shortfall	357
Privileged Information	477
Privileged Information Exception	478
Privileged Person	371
Professional Investors	21
Prohibited Prepayment	365
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	505
Proposed Course of Action Notice	505
Prospectus	21
Prospectus Regulation	18
PSA	343
PSA Party Repurchase Request	504
PTCE	581
PTE	579
Purchase Price	394
Q
QREI	245
Qualification Criteria	287
QUALIFIED INVESTOR	18
Qualified Replacement Special Servicer	493

Qualified Substitute Mortgage Loan	395
Qualifying CRE Loan Percentage	342
R
RAC No-Response Scenario	515
Rated Final Distribution Date	364
Rating Agencies	516
Rating Agency Confirmation	516
RCA	334
RCM	334
REA	84
Realized Loss	367
REC	198
Record Date	345
Reduced Rent Period	189
Registration Statement	577
Regular Certificates	343
Regular Interestholder	562
Regular Interests	559
Regulation AB	518
Reimbursement Rate	406
Related Proceeds	405
Release Date	229
Release Parcel	231
Release Parcel Loan-To-Value Ratio	230
Release Parcel Release Price	230
Relevant Investor	22
Relevant Persons	20
Relief Act	542
Remaining Station Square Property	230
Remaining Term to Maturity	176
REMIC	558
REMIC Regulations	558
REO Account	409
REO Loan	358
REO Property	451
Repurchase Request	504
Requesting Certificateholder	506
Requesting Holders	435
Requesting Investor	386
Requesting Party	515
Required Credit Risk Retention Percentage	343
Requirements	542
Residual Certificates	343
Resolution Failure	504
Resolved	504
Restricted Group	579
Restricted Party	478
Retained Certificate Available Funds	341

Retained Certificate Gain-on-Sale Remittance Amount	341
Retained Certificate Gain-on-Sale Reserve Account	408
Retained Certificate Interest Distribution Amount	341
Retained Certificate Principal Distribution Amount	342
Retained Certificate Realized Loss	342
Retaining Parties	339
Retaining Sponsor	339
Review Materials	484
Revised Rate	223
RevPAR	176
Risk Retention Allocation Percentage	342
Risk Retention Consultation Party	372
RMBS	317
ROFO	212
ROFR	212
Rooms	180
Ross	189
RR Interest	343
Rule 15Ga-1	290
Rule 15Ga-1 Reporting Period	288
Rule 17g-5	375
S
S&P	320, 516
Scheduled Principal Distribution Amount	356
SEC	262
Securities Act	517
Securitization Accounts	343, 409
SEL	283
Senior Certificates	343
Serviced Companion Loan	248
serviced companion loans	53
serviced mortgage loan	53
Serviced Mortgage Loan	248
Serviced Pari Passu Companion Loan	248
Serviced Pari Passu Companion Loan Securities	496
Serviced Pari Passu Mortgage Loan	248
Serviced Pari Passu Whole Loan	248
serviced whole loan	52
Serviced Whole Loan	248
Servicer Termination Event	495
Servicing Advances	403
Servicing Fee	417
Servicing Fee Rate	417

Servicing Shift Companion Loan	249
servicing shift date	52
Servicing Shift Date	249
servicing shift master servicer	52
servicing shift mortgage loan	52
Servicing Shift Mortgage Loan	249
servicing shift pooling and servicing agreement	52
Servicing Shift PSA	249
servicing shift special servicer	52
servicing shift whole loan	52
Servicing Shift Whole Loan	249
Servicing Standard	400
SF	176
SFA	22
SFO	21
Similar Law	577
SIPC	576
SMMEA	582
SNDA	213
SoftBank	188
Special Servicing Fee	420
Special Servicing Fee Rate	420
Specially Serviced Loans	449
Sq. Ft.	176
Square Feet	176
Startup Day	559
Stated Principal Balance	357
Station Square Parcel	230
Stone Point	334
Structured Product	21
Structuring Assumptions	551
Subordinate Certificates	343
Subordinate Companion Loans	165
Subordinate LOC	183
Sub-Servicing Agreement	401
T
T-12	176
Tax Cuts and Jobs Act	562
TCEQ	200
Term to Maturity	176
Termination Purchase Amount	519
Terms and Conditions	385
Tests	485
Title V	541
Total Operating Expenses	169
Tractor Supply Properties	213
Transaction Parties	581
TRIPRA	102, 16
Trust	314
Trust REMICs	345, 558
TTM	176
U
U.S. Bank	290
U.S. Person	571
U/W DSCR	173
U/W Expenses	176
U/W NCF	177
U/W NCF Debt Yield	179
U/W NCF DSCR	173
U/W Net Cash Flow	177
U/W Net Operating Income	179
U/W NOI	179
U/W NOI Debt Yield	180
U/W NOI DSCR	180
U/W Revenues	180
UCC	527
Uncovered Amount	411
Underwriter Entities	129
Underwriting Agreement	573
Underwritten Debt Service Coverage Ratio	173
Underwritten Expenses	176
Underwritten NCF	177
Underwritten NCF Debt Yield	179
Underwritten Net Cash Flow	177
Underwritten Net Cash Flow Debt Service Coverage Ratio	173
Underwritten Net Operating Income	179
Underwritten Net Operating Income Debt Service Coverage Ratio	180
Underwritten NOI	179
Underwritten NOI Debt Yield	180
Underwritten Revenues	180
Units	180
Unscheduled Principal Distribution Amount	356
Unsolicited Information	485
UPB	324
Upper-Tier REMIC	345, 558
UST Remedial Action	199
USTs	200
V
Volcker Rule	142
Voting Rights	381
W
WAC	4

WAC Rate	354
Wachovia Bank	279
Walgreens	216
Walgreens Properties	213
Weighted Average Mortgage Rate	180
weighted averages	181
Wells Fargo Bank	279
Wells Fargo Bank Data Tape	286
Wells Fargo Bank Deal Team	285
whole loan	52
Whole Loan	165

Withheld Amounts	408
Workout Fee	421
Workout Fee Rate	421
Workout-Delayed Reimbursement Amount	406
WTNA	315
Y
Yield Maintenance Charge	363
YM(#)	176

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)	Specific Property Type	Year Built
1	Park Tower at Transbay	BANA		250 Howard Street	San Francisco	CA	94105	Office	CBD	2018
2	230 Park Avenue South	WFB/BANA		230 Park Avenue South	New York	NY	10003	Office	CBD	1895
3	Midtown Center	WFB/BANA		1100 15th Street, Northwest	Washington	DC	20005	Office	CBD	2017
4	Metro 14 Self Storage Portfolio	WFB		Various	Various	Various	Various	Self Storage	Self Storage	Various
4.01	N Desplaines – Chicago, IL	WFB		465 North Desplaines Street	Chicago	IL	60654	Self Storage	Self Storage	2004
4.02	N Kirk Road – Batavia, IL	WFB		500 North Kirk Road	Batavia	IL	60510	Self Storage	Self Storage	1988
4.03	St. Road 54 (WC) – Wesley Chapel, FL	WFB		28925 State Road 54	Wesley Chapel	FL	33543	Self Storage	Self Storage	2000
4.04	Starkey Road – Largo, FL	WFB		1675 Starkey Road	Largo	FL	33771	Self Storage	Self Storage	1979
4.05	S Belcher Road – Seminole, FL	WFB		10501 Belcher Road South	Seminole	FL	33777	Self Storage	Self Storage	2001
4.06	W Fletcher Avenue – Tampa, FL	WFB		1210 West Fletcher Avenue	Tampa	FL	33612	Self Storage	Self Storage	2003
4.07	Gunn Highway – Tampa, FL	WFB		4216 Gunn Highway	Tampa	FL	33618	Self Storage	Self Storage	2001
4.08	W MLK – Tampa, FL	WFB		311 West Dr Martin Luther King Jr Boulevard	Seffner	FL	33584	Self Storage	Self Storage	2000
4.09	E Fletcher Ave – Tampa, FL	WFB		1821 East Fletcher Avenue	Tampa	FL	33612	Self Storage	Self Storage	2011
4.10	St. Road 54 (Lutz) – Lutz, FL	WFB		21731 State Road 54	Lutz	FL	33549	Self Storage	Self Storage	2001
4.11	Bruce B. Downs – Tampa, FL	WFB		19390 Bruce B Downs Boulevard	Tampa	FL	33647	Self Storage	Self Storage	2006
4.12	Barclay Road – Spring Hill, FL	WFB		3298 & 3300 Barclay Avenue	Spring Hill	FL	34609	Self Storage	Self Storage	2004
4.13	Boyette Road – Riverview, FL	WFB		10813 Boyette Road	Riverview	FL	33569	Self Storage	Self Storage	2002
4.14	Robin Road – Lakeland, FL	WFB		624 Robin Road	Lakeland	FL	33803	Self Storage	Self Storage	2005
5	Storage Post Portfolio	MSMCH		Various	Various	Various	Various	Self Storage	Self Storage	Various
5.01	New Hyde Park	MSMCH		1990 Jericho Turnpike	New Hyde Park	NY	11040	Self Storage	Self Storage	2003
5.02	Station Square	MSMCH		750 East Sample Road; 91 Northeast 9th Street; 131 Northwest 16th Street	Pompano Beach	FL	33064	Self Storage	Self Storage	1967
5.03	Mills Pond Park	MSMCH		1900 Northwest 19th Street	Fort Lauderdale	FL	33311	Self Storage	Self Storage	1989
5.04	Huntington	MSMCH		380 Oakwood Road	Huntington Station	NY	11746	Self Storage	Self Storage	1946
5.05	Islandia	MSMCH		1960 Veterans Memorial Highway	Islandia	NY	11749	Self Storage	Self Storage	1985
5.06	Lauderdale Manors	MSMCH		2290 Northwest 19th Street	Fort Lauderdale	FL	33311	Self Storage	Self Storage	1973
5.07	Wilton Manors	MSMCH		1201, 1211, 1215 North Flagler Drive	Fort Lauderdale	FL	33304	Self Storage	Self Storage	1968
5.08	Franklin Park	MSMCH		2523 Northwest 6th Street; 127 Northwest 25th Avenue; 132 Northwest 25th Terrace; 660 Northwest 27th Avenue	Fort Lauderdale	FL	33311	Self Storage	Self Storage	1972
5.09	Oakland Park	MSMCH		818 Northeast 44th Street; 510, 511, 521, 531, 540 Northeast 35th Street; 818 Northeast 44th Street	Oakland Park	FL	33334	Self Storage	Self Storage	1959
5.10	Lauderhill	MSMCH		3901 West Sunrise Boulevard	Lauderhill	FL	33311	Self Storage	Self Storage	1984
5.11	Dixie Highway	MSMCH		930, 968, 978, 1000 and 1050 South Dixie Highway West and East	Pompano Beach	FL	33060	Self Storage	Self Storage	1966
6	ExchangeRight Net Leased Portfolio #29	MSMCH		Various	Various	Various	Various	Various	Various	Various
6.01	Fresenius Medical Care - Fayetteville, NC	MSMCH		2560 Legion Road	Fayetteville	NC	28306	Office	Medical	2017
6.02	BioLife Plasma Services LP	MSMCH		7538 East Hampton Avenue	Mesa	AZ	85245	Office	Medical	2019
6.03	Hobby Lobby - Johnson City, TN	MSMCH		3019 Peoples Street	Johnson City	TN	37604	Retail	Single Tenant	1994
6.04	Walgreens - Levittown, PA	MSMCH		8500 New Falls Road	Levittown	PA	19054	Retail	Single Tenant	2005
6.05	Walgreens - Lafayette, LA	MSMCH		6130 Johnston Street	Lafayette	LA	70503	Retail	Single Tenant	2009
6.06	Walgreens - Abita Springs, LA	MSMCH		70997 Highway 59	Abita Springs	LA	70420	Retail	Single Tenant	2008
6.07	Walgreens - Coon Rapids, MN	MSMCH		3470 River Rapids Dr NW	Coon Rapids	MN	55448	Retail	Single Tenant	2000
6.08	Walgreens - Gonzales, LA	MSMCH		105 West Highway 30	Gonzales	LA	70734	Retail	Single Tenant	2008
6.09	CVS Pharmacy - Mounds View, MN	MSMCH		2800 Highway 10 Northeast	Mounds View	MN	55112	Retail	Single Tenant	2004
6.10	Fresenius Medical Care - Muncie, IN	MSMCH		4021 West Kilgore Avenue	Muncie	IN	47304	Office	Medical	1984
6.11	Tractor Supply - Angleton, TX	MSMCH		2916 North Velasco Street	Angleton	TX	77515	Retail	Single Tenant	2016
6.12	Tractor Supply - Bartonville, TX	MSMCH		2201 East FM 407	Bartonville	TX	76226	Retail	Single Tenant	2019
6.13	Walgreens - St. Louis, MO	MSMCH		2700 Telegraph Road	St. Louis	MO	63125	Retail	Single Tenant	1997
6.14	Walgreens - Canton, OH	MSMCH		1000 South Main Street	Canton	OH	44720	Retail	Single Tenant	1994
6.15	Dollar General - Harvey, LA	MSMCH		2101 Lapalco Boulevard	Harvey	LA	70058	Retail	Single Tenant	2014
6.16	Dollar General - Springfield, OH	MSMCH		1221 East Home Road	Springfield	OH	45503	Retail	Single Tenant	2013
6.17	Dollar General - Middletown, OH	MSMCH		3304 Yankee Road	Middletown	OH	45044	Retail	Single Tenant	2018
6.18	Dollar General - Griffith, IN	MSMCH		900 East Main Street	Griffith	IN	46319	Retail	Single Tenant	2019
6.19	Dollar General - Painesville, OH	MSMCH		2205 North Ridge Road	Painesville	OH	44077	Retail	Single Tenant	2019
6.2	Dollar General - Cleveland, OH	MSMCH		12526 Bellaire Road	Cleveland	OH	44135	Retail	Single Tenant	2019
6.21	Dollar General - Lafayette, LA	MSMCH		119 Renaud Drive	Lafayette	LA	70507	Retail	Single Tenant	2019
6.22	Dollar General - Uniontown, OH	MSMCH		11186 Cleveland Avenue Northwest	Uniontown	OH	44685	Retail	Single Tenant	2014
6.23	Dollar General - St. Joseph, MO (50th Street)	MSMCH		4800 South 50th Street	St. Joseph	MO	64507	Retail	Single Tenant	2019
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)	MSMCH		4950 Frederick Avenue	St. Joseph	MO	64506	Retail	Single Tenant	2019
7	127 West 25th Street	BANA		127 West 25th Street	New York	NY	10001	Other	Leased Fee	1912
8	360 North Crescent Drive	WFB		360 North Crescent Drive, 9370 Santa Monica Boulevard and 375 North Crescent Drive	Beverly Hills	CA	90210	Office	Suburban	1938
9	Tysons Tower	WFB		7900 Tysons One Place	McLean	VA	22102	Office	Suburban	2014
10	East Side Manhattan Multifamily Portfolio	MSMCH		Various	New York	NY	Various	Various	Various	Various
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street	MSMCH		199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street 197 1st Avenue a/k/a 351-353 East 12th Street, 199 1st Avenue, 201 1st Avenue, 203 1st Avenue, 205 1st Avenue, 349 East 12th Street	New York	NY	10003	Mixed Use	Multifamily/Retail	1920
10.02	520 East 12th Street	MSMCH		520 East 12th Street	New York	NY	10009	Multifamily	Mid Rise	1930
10.03	418 East 88th Street	MSMCH		418 East 88th Street	New York	NY	10128	Multifamily	Mid Rise	1950
10.04	417 East 72nd Street	MSMCH		417 East 72nd Street	New York	NY	10021	Multifamily	Mid Rise	1920
11	Bronx Multifamily Portfolio I	MSMCH		Various	Bronx	NY	Various	Multifamily	Mid Rise	Various
11.01	190 West 170th Street	MSMCH		190 West 170th Street	Bronx	NY	10452	Multifamily	Mid Rise	1929
11.02	1053-1057 Hoe Avenue	MSMCH		1053-1057 Hoe Avenue	Bronx	NY	10459	Multifamily	Mid Rise	1913
11.03	1136 Sherman Avenue	MSMCH		1136 Sherman Avenue	Bronx	NY	10456	Multifamily	Mid Rise	1928
11.04	2979 Marion Avenue	MSMCH		2979 Marion Avenue	Bronx	NY	10458	Multifamily	Mid Rise	1938
11.05	3500 Tryon Avenue	MSMCH		3500 Tryon Avenue	Bronx	NY	10467	Multifamily	Mid Rise	1932
12	Tesoro Apartments	BANA		1005 East Atherton Drive	Manteca	CA	95337	Multifamily	Garden	2019
13	ExchangeRight REIT Portfolio 1	BANA		Various	Various	Various	Various	Retail	Single Tenant	Various
13.01	Hy-Vee - Shakopee, MN	BANA		1451 Adams Street South	Shakopee	MN	55379	Retail	Single Tenant	2017
13.02	Walgreens - Grafton, WI	BANA		1915 Wisconsin Avenue	Grafton	WI	53024	Retail	Single Tenant	2006
13.03	Walgreens - Geismar, LA	BANA		12506 Highway 73	Geismar	LA	70734	Retail	Single Tenant	2007
13.04	Walgreens - Pleasant Prairie, WI	BANA		7520 118th Avenue	Pleasant Prairie	WI	53158	Retail	Single Tenant	2004
13.05	Walgreens - Dolton, IL	BANA		1150 East Sibley Boulevard	Dolton	IL	60419	Retail	Single Tenant	2002
13.06	Family Dollar - San Antonio, TX	BANA		1914 Bandera Road	San Antonio	TX	78228	Retail	Single Tenant	2011
13.07	Dollar General - Beaumont, TX	BANA		2170 South Major Drive	Beaumont	TX	77707	Retail	Single Tenant	2019
13.08	Dollar General - Waterloo, IA	BANA		820 West 5th Street	Waterloo	IA	50702	Retail	Single Tenant	2014
13.09	Dollar General - Pleasant Grove, AL	BANA		915 4th Street	Pleasant Grove	AL	35127	Retail	Single Tenant	2019
14	National Anchored Retail Portfolio	MSMCH		Various	Various	Various	Various	Retail	Anchored	Various
14.01	Lakeline Plaza	MSMCH		11066 Pecan Park Boulevard	Cedar Park	TX	78613	Retail	Anchored	1998
14.02	Forest Plaza	MSMCH		6055-6455 East State Street	Rockford	IL	61108	Retail	Anchored	1985
14.03	White Oaks Plaza	MSMCH		2725-2959 South Veterans Parkway, 2901 South Veterans Parkway, 2801 South Veterans Parkway, 2701 South Veterans Parkway, 2951 West Iles Avenue, Iles at Veterans Parkway, 2691 South Veterans Parkway, 2991 South Veterans Parkway	Springfield	IL	62704	Retail	Anchored	1986
14.04	Muncie Towne Plaza	MSMCH		1190 East Princeton Avenue	Muncie	IN	47303	Retail	Anchored	1998
14.05	Lakeline Village	MSMCH		12617 Ridgeline Boulevard	Cedar Park	TX	78613	Retail	Anchored	1998
15	Alan Luke Portfolio	MSMCH		Various	Various	Various	Various	Various	Various	Various
15.01	WAG - Amarillo (Bell St.)	MSMCH		3320 Bell Street	Amarillo	TX	79109	Retail	Single Tenant	2002
15.02	WAG - Odessa	MSMCH		2161 East 42nd Street	Odessa	TX	79762	Retail	Single Tenant	2001
15.03	WAG - Amarillo (S. Georgia St.)	MSMCH		2601 Georgia Street South	Amarillo	TX	79109	Retail	Single Tenant	2001
15.04	CVS - Columbus	MSMCH		2100 East Dublin Granville Road	Columbus	OH	43229	Retail	Single Tenant	1997
15.05	Chili’s - Fayetteville	MSMCH		772 East Millsap Road	Fayetteville	AR	72703	Retail	Single Tenant	1991
15.06	Biolife - Homewood	MSMCH		259 Lakeshore Parkway	Homewood	AL	35209	Office	Medical	1991
16	6550 Sunset	MSMCH		6526, 6530, 6540, 6550 West Sunset Boulevard	Los Angeles	CA	90028	Mixed Use	Office/Retail	1924
17	Parke West Apartments	BANA		1060 Village Drive, 1070, 1080, & 1090 Vigil Circle	Santa Maria	CA	93455	Multifamily	Garden	2019
18	Albertsons - Rancho Mirage	WFB		40101 Monterey Avenue	Rancho Mirage	CA	92270	Retail	Single Tenant	2003
19	Winston Churchill Owners Corp.	NCB		2500 Johnson Avenue	Riverdale	NY	10463	Multifamily	Cooperative	1961
20	144-06 94th Avenue	MSMCH		144-06 94th Avenue	Jamaica	NY	11435	Office	Suburban	1962
21	Auburn Brook Apartments	BANA		1193 Auburn Drive	Castle Rock	CO	80109	Multifamily	Garden	2018
22	Saxony Towers Realty Corp.	NCB		87-09 34th Avenue, 87-10 34th Avenue, 88-10 34th Avenue and 88-11 34th Avenue	Jackson Heights	NY	11372	Multifamily	Cooperative	1950
23	The Blvd	MSMCH		1410 North Ocean Boulevard	Myrtle Beach	SC	29577	Retail	Unanchored	2018
24	Beacon View Apartments - WA	WFB		1701 12th Avenue South and 1702 11th Avenue	Seattle	WA	98134	Multifamily	Garden	1968
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	WFB		1948 Satellite Boulevard	Duluth	GA	30097	Hospitality	Select Service	2016
26	Fairfield Inn and Suites Moab	BANA		1863 North Highway 191	Moab	UT	84532	Hospitality	Limited Service	2014
27	Columbia Hotel Portfolio	BANA		Various	Columbia	SC	29229	Hospitality	Limited Service	Various
27.01	Hampton Inn Columbia	BANA		1021 Clemson Frontage Road	Columbia	SC	29229	Hospitality	Limited Service	2008
27.02	Holiday Inn Express & Suites Columbia	BANA		1011 Clemson Frontage Road	Columbia	SC	29229	Hospitality	Limited Service	2000
28	Rainier View Marketplace	MSMCH		16810, 16816, 16822, 16904, 16908, 16912 & 17014 Meridian East	Puyallup	WA	98375	Retail	Anchored	2012
29	Hampton Inn By Hilton Wilmington	WFB		225 Grace Street	Wilmington	NC	28401	Hospitality	Limited Service	2016
30	235 Plymouth House Owners Corp.	NCB		231-243 East 87th Street	New York	NY	10128	Multifamily	Cooperative	1961
31	ADI Industrial	MSMCH		6355 Boat Rock Boulevard	Atlanta	GA	30336	Industrial	Warehouse	1989
32	Lockaway Storage Shaenfield	BANA		10507 Shaenfield Road	San Antonio	TX	78254	Self Storage	Self Storage	1988
33	Westmoore Apartments	BANA		4543 24th Avenue	Fort Gratiot	MI	48059	Multifamily	Garden	1987
34	130 E. 63rd Owners Corporation	NCB		130-136 East 63rd Street	New York	NY	10065	Multifamily	Cooperative	1958
35	Storemore America Self Storage	WFB		9687 Soquel Drive	Aptos	CA	95003	Self Storage	Self Storage	2002
36	1200 R Street	WFB		1200 and 1220 R Street	Sacramento	CA	95811	Office	Suburban	1945
37	Starling Office	WFB		750 North Diamond Bar Boulevard	Diamond Bar	CA	91765	Office	Suburban	1980
38	2401 Linden Lane	MSMCH		2401-2465 Linden Lane	Silver Spring	MD	20910	Industrial	Flex	1963
39	Southwest Gas	WFB		7326 North Glen Harbor Boulevard	Glendale	AZ	85307	Industrial	Flex	2013
40	632 Palmer Road Owners, Inc.	NCB		632 Palmer Road	Yonkers	NY	10701	Multifamily	Cooperative	1963
41	Bethpage Apartment Corp.	NCB		301-337 Hicksville Road	Bethpage	NY	11714	Multifamily	Cooperative	1969
42	Colony Plaza Shopping Center	MSMCH		4709 & 4713 State Highway 121	The Colony	TX	75056	Retail	Shadow Anchored	1997
43	Bonnie Crest Owners Corp.	NCB		629 Kappock Street	Riverdale	NY	10463	Multifamily	Cooperative	1960
44	Florencia Villas	MSMCH		1109 San Marcos Parkway	San Marcos	TX	78666	Multifamily	Garden	1980
45	9635 Bermuda Rd	MSMCH		9635 Bermuda Road	Las Vegas	NV	89123	Retail	Unanchored	2017
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	NCB		505 East Lincoln Avenue	Mt. Vernon	NY	10552	Multifamily	Cooperative	1950
47	Spring Stuebner Business Park	MSMCH		3336 Spring Stuebner Road	Spring	TX	77389	Mixed Use	Industrial/Retail	2006
48	Wakefield Owners Corp.	NCB		110-07 73rd Road	Forest Hills	NY	11375	Multifamily	Cooperative	1931
49	Dahill Gardens Apt. Inc.	NCB		38-58 Dahill Road	Brooklyn	NY	11218	Multifamily	Cooperative	1949
50	60 Cooper Street Corporation	NCB		60 Cooper Street	New York	NY	10034	Multifamily	Cooperative	1936
51	1922 McGraw Avenue Owners, Inc.	NCB		1922 McGraw Avenue	Bronx	NY	10462	Multifamily	Cooperative	1929
52	Connecticut Storage Portfolio	MSMCH		Various	Various	CT	Various	Self Storage	Self Storage	Various
52.01	Dayville Storage	MSMCH		1019 North Main Street	Dayville	CT	06241	Self Storage	Self Storage	1998
52.02	Mechanic Street Storage	MSMCH		221 Mechanic Street	Danielson	CT	06239	Self Storage	Self Storage	2004
52.03	Brooklyn Self Storage	MSMCH		313 Allen Hill Road	Brooklyn	CT	06234	Self Storage	Self Storage	1988
53	Pine Tree Townhouses Cooperative, Inc.	NCB		149 Pinecone Drive	Lawrence	KS	66046	Multifamily	Cooperative	1976
54	61 East 72nd Street Corporation	NCB		760 Park Avenue	New York	NY	10021	Multifamily	Cooperative	1924
55	244 Riverside Owners, Inc.	NCB		244 Riverside Drive	New York	NY	10025	Multifamily	Cooperative	1907
56	Acorn Machinery Corporation	NCB		182 Lafayette Street	New York	NY	10013	Multifamily	Cooperative	1890
57	366 Stewart Avenue, Inc.	NCB		366 Stewart Avenue	Garden City	NY	11530	Multifamily	Cooperative	1950
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	NCB		450 Pelham Road	New Rochelle	NY	10805	Multifamily	Cooperative	1951

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee
1	Park Tower at Transbay		764,659	Sq. Ft.	719	115,000,000	115,000,000	9.6%	115,000,000	Y	7/23/2019	9/1/2019	8/1/2029		8/1/2029	8/1/2034	3.45000%	0.00095%	0.00610%	0.00500%
2	230 Park Avenue South	2019	373,693	Sq. Ft.	669	110,000,000	110,000,000	9.2%	110,000,000	N	9/11/2019	10/11/2019	9/11/2029		9/11/2029		3.27000%	0.00095%	0.00610%	0.00500%
3	Midtown Center		867,654	Sq. Ft.	440	88,475,000	88,475,000	7.4%	88,475,000	Y	9/30/2019	11/11/2019	10/11/2029		10/11/2029	9/30/2033	3.08500%	0.00095%	0.00610%	0.00375%
4	Metro 14 Self Storage Portfolio	Various	939,242	Sq. Ft.	89	83,600,000	83,600,000	7.0%	83,600,000	N	9/4/2019	10/11/2019	9/11/2029		9/11/2029		3.19000%	0.00095%	0.00610%	0.00500%
4.01	N Desplaines – Chicago, IL		99,250	Sq. Ft.		14,550,000	14,550,000	1.2%
4.02	N Kirk Road – Batavia, IL	2001	87,050	Sq. Ft.		6,600,000	6,600,000	0.5%
4.03	St. Road 54 (WC) – Wesley Chapel, FL		76,095	Sq. Ft.		6,450,000	6,450,000	0.5%
4.04	Starkey Road – Largo, FL		75,672	Sq. Ft.		6,200,000	6,200,000	0.5%
4.05	S Belcher Road – Seminole, FL		70,730	Sq. Ft.		5,900,000	5,900,000	0.5%
4.06	W Fletcher Avenue – Tampa, FL		63,348	Sq. Ft.		5,825,000	5,825,000	0.5%
4.07	Gunn Highway – Tampa, FL		71,800	Sq. Ft.		5,800,000	5,800,000	0.5%
4.08	W MLK – Tampa, FL		59,235	Sq. Ft.		5,700,000	5,700,000	0.5%
4.09	E Fletcher Ave – Tampa, FL		72,362	Sq. Ft.		5,500,000	5,500,000	0.5%
4.10	St. Road 54 (Lutz) – Lutz, FL		59,350	Sq. Ft.		4,900,000	4,900,000	0.4%
4.11	Bruce B. Downs – Tampa, FL		56,295	Sq. Ft.		4,900,000	4,900,000	0.4%
4.12	Barclay Road – Spring Hill, FL		54,400	Sq. Ft.		4,575,000	4,575,000	0.4%
4.13	Boyette Road – Riverview, FL		46,275	Sq. Ft.		3,700,000	3,700,000	0.3%
4.14	Robin Road – Lakeland, FL		47,380	Sq. Ft.		3,000,000	3,000,000	0.2%
5	Storage Post Portfolio	Various	1,173,842	Sq. Ft.	128	65,000,000	65,000,000	5.4%	65,000,000	N	9/13/2019	11/1/2019	10/1/2029		10/1/2029		3.89000%	0.00095%	0.00610%	0.00500%
5.01	New Hyde Park		151,284	Sq. Ft.		17,923,967	17,923,967	1.5%
5.02	Station Square		193,735	Sq. Ft.		9,707,967	9,707,967	0.8%
5.03	Mills Pond Park		117,230	Sq. Ft.		5,628,133	5,628,133	0.5%
5.04	Huntington	1999	44,059	Sq. Ft.		5,201,733	5,201,733	0.4%
5.05	Islandia		90,753	Sq. Ft.		5,201,300	5,201,300	0.4%
5.06	Lauderdale Manors		124,501	Sq. Ft.		4,874,133	4,874,133	0.4%
5.07	Wilton Manors		56,842	Sq. Ft.		4,277,000	4,277,000	0.4%
5.08	Franklin Park		140,735	Sq. Ft.		4,091,100	4,091,100	0.3%
5.09	Oakland Park		90,540	Sq. Ft.		3,388,667	3,388,667	0.3%
5.10	Lauderhill		91,372	Sq. Ft.		2,734,333	2,734,333	0.2%
5.11	Dixie Highway		72,792	Sq. Ft.		1,971,667	1,971,667	0.2%
6	ExchangeRight Net Leased Portfolio #29	Various	350,043	Sq. Ft.	179	62,527,000	62,527,000	5.2%	62,527,000	N	9/4/2019	11/1/2019	10/1/2029		10/1/2029		3.83800%	0.00095%	0.00610%	0.00500%
6.01	Fresenius Medical Care - Fayetteville, NC		23,529	Sq. Ft.		7,254,000	7,254,000	0.6%
6.02	BioLife Plasma Services LP		16,694	Sq. Ft.		6,045,000	6,045,000	0.5%
6.03	Hobby Lobby - Johnson City, TN	2019	55,668	Sq. Ft.		5,254,500	5,254,500	0.4%
6.04	Walgreens - Levittown, PA		14,820	Sq. Ft.		3,844,000	3,844,000	0.3%
6.05	Walgreens - Lafayette, LA		14,820	Sq. Ft.		3,670,400	3,670,400	0.3%
6.06	Walgreens - Abita Springs, LA		14,490	Sq. Ft.		3,602,200	3,602,200	0.3%
6.07	Walgreens - Coon Rapids, MN		14,490	Sq. Ft.		3,534,000	3,534,000	0.3%
6.08	Walgreens - Gonzales, LA		14,820	Sq. Ft.		3,447,200	3,447,200	0.3%
6.09	CVS Pharmacy - Mounds View, MN		13,013	Sq. Ft.		3,224,000	3,224,000	0.3%
6.10	Fresenius Medical Care - Muncie, IN		12,111	Sq. Ft.		3,100,000	3,100,000	0.3%
6.11	Tractor Supply - Angleton, TX		21,702	Sq. Ft.		3,038,000	3,038,000	0.3%
6.12	Tractor Supply - Bartonville, TX		19,097	Sq. Ft.		2,976,000	2,976,000	0.2%
6.13	Walgreens - St. Louis, MO		13,905	Sq. Ft.		1,953,000	1,953,000	0.2%
6.14	Walgreens - Canton, OH		13,500	Sq. Ft.		1,860,000	1,860,000	0.2%
6.15	Dollar General - Harvey, LA		9,100	Sq. Ft.		1,364,000	1,364,000	0.1%
6.16	Dollar General - Springfield, OH		9,026	Sq. Ft.		1,038,500	1,038,500	0.1%
6.17	Dollar General - Middletown, OH		9,100	Sq. Ft.		985,800	985,800	0.1%
6.18	Dollar General - Griffith, IN		9,026	Sq. Ft.		961,000	961,000	0.1%
6.19	Dollar General - Painesville, OH		9,100	Sq. Ft.		923,800	923,800	0.1%
6.2	Dollar General - Cleveland, OH		7,489	Sq. Ft.		908,300	908,300	0.1%
6.21	Dollar General - Lafayette, LA		9,026	Sq. Ft.		899,000	899,000	0.1%
6.22	Dollar General - Uniontown, OH		9,026	Sq. Ft.		892,800	892,800	0.1%
6.23	Dollar General - St. Joseph, MO (50th Street)		9,002	Sq. Ft.		883,500	883,500	0.1%
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)		7,489	Sq. Ft.		868,000	868,000	0.1%
7	127 West 25th Street	2012	104,000	Sq. Ft.	587	61,000,000	61,000,000	5.1%	61,000,000	Y	10/4/2019	12/1/2019	11/1/2029		11/1/2029	11/1/2034	3.84000%	0.00095%	0.00610%	0.00500%
8	360 North Crescent Drive	2003	123,848	Sq. Ft.	1,038	55,000,000	55,000,000	4.6%	55,000,000	N	9/30/2019	11/11/2019	10/11/2029		10/11/2029		3.45000%	0.00095%	0.00610%	0.00500%
9	Tysons Tower		528,730	Sq. Ft.	359	45,000,000	45,000,000	3.7%	45,000,000	N	9/12/2019	11/11/2019	10/11/2029		10/11/2029		3.33000%	0.00095%	0.00610%	0.00500%
10	East Side Manhattan Multifamily Portfolio		125	Units	352,000	44,000,000	44,000,000	3.7%	44,000,000	N	9/30/2019	11/1/2019	10/1/2029		10/1/2029		3.21000%	0.00095%	0.00610%	0.00500%
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street		21	Units		21,274,725	21,274,725	1.8%
10.02	520 East 12th Street		40	Units		11,120,879	11,120,879	0.9%
10.03	418 East 88th Street		46	Units		8,703,297	8,703,297	0.7%
10.04	417 East 72nd Street		18	Units		2,901,099	2,901,099	0.2%
11	Bronx Multifamily Portfolio I		229	Units	141,048	32,300,000	32,300,000	2.7%	32,300,000	N	10/10/2019	12/1/2019	11/1/2029		11/1/2029		3.65000%	0.00095%	0.00610%	0.00500%
11.01	190 West 170th Street		67	Units		8,160,000	8,160,000	0.7%
11.02	1053-1057 Hoe Avenue		52	Units		8,024,000	8,024,000	0.7%
11.03	1136 Sherman Avenue		46	Units		6,460,000	6,460,000	0.5%
11.04	2979 Marion Avenue		36	Units		4,964,000	4,964,000	0.4%
11.05	3500 Tryon Avenue		28	Units		4,692,000	4,692,000	0.4%
12	Tesoro Apartments		154	Units	198,052	30,500,000	30,500,000	2.5%	30,500,000	N	9/19/2019	11/1/2019	10/1/2029		10/1/2029		3.57000%	0.00095%	0.00610%	0.02500%
13	ExchangeRight REIT Portfolio 1		203,776	Sq. Ft.	148	30,231,337	30,231,337	2.5%	30,231,337	N	9/26/2019	11/1/2019	10/1/2029		10/1/2029		3.12637%	0.00095%	0.00610%	0.00500%
13.01	Hy-Vee - Shakopee, MN		109,078	Sq. Ft.		14,044,488	14,044,488	1.2%
13.02	Walgreens - Grafton, WI		14,820	Sq. Ft.		3,620,800	3,620,800	0.3%
13.03	Walgreens - Geismar, LA		14,490	Sq. Ft.		3,356,472	3,356,472	0.3%
13.04	Walgreens - Pleasant Prairie, WI		14,820	Sq. Ft.		3,284,284	3,284,284	0.3%
13.05	Walgreens - Dolton, IL		15,120	Sq. Ft.		2,414,900	2,414,900	0.2%
13.06	Family Dollar - San Antonio, TX		8,320	Sq. Ft.		937,893	937,893	0.1%
13.07	Dollar General - Beaumont, TX		9,100	Sq. Ft.		896,023	896,023	0.1%
13.08	Dollar General - Waterloo, IA		9,026	Sq. Ft.		864,953	864,953	0.1%
13.09	Dollar General - Pleasant Grove, AL		9,002	Sq. Ft.		811,524	811,524	0.1%
14	National Anchored Retail Portfolio	Various	1,292,762	Sq. Ft.	91	30,000,000	30,000,000	2.5%	30,000,000	N	9/16/2019	11/1/2019	10/1/2029		10/1/2029		3.67000%	0.00095%	0.00610%	0.00500%
14.01	Lakeline Plaza	2003	313,580	Sq. Ft.		11,523,077	11,523,077	1.0%
14.02	Forest Plaza		433,816	Sq. Ft.		7,756,410	7,756,410	0.6%
14.03	White Oaks Plaza		331,533	Sq. Ft.		6,792,308	6,792,308	0.6%
14.04	Muncie Towne Plaza		171,621	Sq. Ft.		2,705,128	2,705,128	0.2%
14.05	Lakeline Village	2003	42,212	Sq. Ft.		1,223,077	1,223,077	0.1%
15	Alan Luke Portfolio	Various	85,057	Sq. Ft.	205	17,453,000	17,453,000	1.5%	17,453,000	N	9/19/2019	11/1/2019	10/1/2029		10/1/2029		3.52000%	0.00095%	0.00610%	0.00500%
15.01	WAG - Amarillo (Bell St.)		15,120	Sq. Ft.		3,966,667	3,966,667	0.3%
15.02	WAG - Odessa		15,120	Sq. Ft.		3,472,000	3,472,000	0.3%
15.03	WAG - Amarillo (S. Georgia St.)		14,490	Sq. Ft.		3,416,000	3,416,000	0.3%
15.04	CVS - Columbus		11,099	Sq. Ft.		2,972,408	2,972,408	0.2%
15.05	Chili’s - Fayetteville		5,228	Sq. Ft.		1,825,925	1,825,925	0.2%
15.06	Biolife - Homewood	2019	24,000	Sq. Ft.		1,800,000	1,800,000	0.1%
16	6550 Sunset	2018	29,610	Sq. Ft.	574	17,000,000	17,000,000	1.4%	17,000,000	N	9/20/2019	11/1/2019	10/1/2029		10/1/2029		3.74000%	0.00095%	0.00610%	0.00500%
17	Parke West Apartments		87	Units	186,782	16,250,000	16,250,000	1.4%	16,250,000	N	9/26/2019	11/1/2019	10/1/2029		10/1/2029		3.54500%	0.00095%	0.00610%	0.00500%
18	Albertsons - Rancho Mirage	2014	57,497	Sq. Ft.	274	15,750,000	15,750,000	1.3%	15,750,000	N	9/23/2019	11/11/2019	10/11/2029		10/11/2029		3.73800%	0.00095%	0.00610%	0.00500%
19	Winston Churchill Owners Corp.	1998	335	Units	46,196	15,500,000	15,475,630	1.3%	11,943,889	N	9/27/2019	11/1/2019		11/1/2019	10/1/2029		3.19000%	0.00095%	0.00610%	0.08000%
20	144-06 94th Avenue	1998	85,004	Sq. Ft.	176	15,000,000	15,000,000	1.2%	15,000,000	N	10/8/2019	12/1/2019	11/1/2029		11/1/2029		3.33000%	0.00095%	0.00610%	0.00500%
21	Auburn Brook Apartments		96	Units	156,250	15,000,000	15,000,000	1.2%	15,000,000	N	10/4/2019	12/1/2019	11/1/2029		11/1/2029		3.15000%	0.00095%	0.00610%	0.06250%
22	Saxony Towers Realty Corp.	2009	330	Units	43,869	14,500,000	14,476,928	1.2%	11,147,021	N	9/30/2019	11/1/2019		11/1/2019	10/1/2029		3.13000%	0.00095%	0.00610%	0.08000%
23	The Blvd		42,472	Sq. Ft.	331	14,075,000	14,075,000	1.2%	14,075,000	N	9/24/2019	11/1/2019	10/1/2029		10/1/2029		4.15000%	0.00095%	0.00610%	0.00500%
24	Beacon View Apartments - WA	2006	95	Units	147,368	14,000,000	14,000,000	1.2%	14,000,000	N	9/19/2019	11/11/2019	10/11/2029		10/11/2029		3.46300%	0.00095%	0.00610%	0.00500%
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf		115	Rooms	112,701	13,000,000	12,960,658	1.1%	10,156,843	N	9/10/2019	10/11/2019		10/11/2019	9/11/2029		3.55000%	0.00095%	0.00610%	0.00500%
26	Fairfield Inn and Suites Moab		89	Rooms	140,039	12,500,000	12,463,447	1.0%	9,832,291	N	8/29/2019	10/1/2019		10/1/2019	9/1/2029		3.73000%	0.00095%	0.00610%	0.06250%
27	Columbia Hotel Portfolio		145	Rooms	85,403	12,400,000	12,383,476	1.0%	9,847,498	N	9/25/2019	11/1/2019		11/1/2019	10/1/2029		3.99000%	0.00095%	0.00610%	0.00500%
27.01	Hampton Inn Columbia		80	Rooms		7,178,947	7,169,381	0.6%
27.02	Holiday Inn Express & Suites Columbia		65	Rooms		5,221,053	5,214,095	0.4%
28	Rainier View Marketplace		70,280	Sq. Ft.	163	11,500,000	11,467,770	1.0%	9,119,124	N	8/21/2019	10/1/2019		10/1/2019	9/1/2029		3.95000%	0.00095%	0.00610%	0.00500%
29	Hampton Inn By Hilton Wilmington		92	Rooms	116,507	10,750,000	10,718,625	0.9%	8,458,910	N	8/29/2019	10/11/2019		10/11/2019	9/11/2029		3.74000%	0.00095%	0.00610%	0.03250%
30	235 Plymouth House Owners Corp.	2011	138	Units	72,464	10,000,000	10,000,000	0.8%	10,000,000	N	9/26/2019	11/1/2019	10/1/2029		10/1/2029		3.10000%	0.00095%	0.00610%	0.08000%
31	ADI Industrial		296,260	Sq. Ft.	31	9,300,000	9,286,548	0.8%	7,280,032	N	9/25/2019	11/1/2019		11/1/2019	10/1/2029		3.60000%	0.00095%	0.00610%	0.00500%
32	Lockaway Storage Shaenfield	2017	161,245	Sq. Ft.	55	8,800,000	8,788,047	0.7%	6,965,703	N	9/6/2019	11/1/2019		11/1/2019	10/1/2029		3.90000%	0.00095%	0.00610%	0.00500%
33	Westmoore Apartments	2019	249	Units	32,239	8,050,000	8,027,614	0.7%	6,392,655	N	8/30/2019	10/1/2019		10/1/2019	9/1/2029		3.99000%	0.00095%	0.00610%	0.07250%
34	130 E. 63rd Owners Corporation	2014	74	Units	107,934	8,000,000	7,987,092	0.7%	6,133,092	N	9/25/2019	11/1/2019		11/1/2019	10/1/2029		3.06000%	0.00095%	0.00610%	0.08000%
35	Storemore America Self Storage	2019	40,067	Sq. Ft.	175	7,000,000	7,000,000	0.6%	7,000,000	N	9/12/2019	11/11/2019	10/11/2029		10/11/2029		3.79000%	0.00095%	0.00610%	0.04500%
36	1200 R Street	2015	24,594	Sq. Ft.	266	6,560,000	6,551,183	0.5%	5,202,088	N	9/12/2019	11/11/2019		11/11/2019	10/11/2029		3.95000%	0.00095%	0.00610%	0.00500%
37	Starling Office	2017	36,033	Sq. Ft.	178	6,400,000	6,400,000	0.5%	6,092,098	N	9/27/2019	11/11/2019	10/11/2021	11/11/2021	10/11/2024		4.55200%	0.00095%	0.00610%	0.00500%
38	2401 Linden Lane	1994	85,549	Sq. Ft.	70	6,000,000	5,988,641	0.5%	4,287,361	N	9/12/2019	11/1/2019		11/1/2019	10/1/2029		3.81000%	0.00095%	0.00610%	0.00500%
39	Southwest Gas		52,330	Sq. Ft.	108	5,630,000	5,630,000	0.5%	5,630,000	Y	8/28/2019	10/11/2019	9/11/2029		9/11/2029	9/11/2032	3.57000%	0.00095%	0.00610%	0.03500%
40	632 Palmer Road Owners, Inc.	2016	106	Units	47,129	5,000,000	4,995,647	0.4%	4,336,879	N	9/24/2019	11/1/2019		11/1/2019	10/1/2029		3.46000%	0.00095%	0.00610%	0.08000%
41	Bethpage Apartment Corp.	2009	73	Units	68,385	5,000,000	4,992,123	0.4%	3,851,358	N	9/27/2019	11/1/2019		11/1/2019	10/1/2029		3.18000%	0.00095%	0.00610%	0.08000%
42	Colony Plaza Shopping Center		33,416	Sq. Ft.	135	4,500,000	4,500,000	0.4%	4,500,000	N	9/12/2019	11/1/2019	10/1/2029		10/1/2029		3.56500%	0.00095%	0.00610%	0.00500%
43	Bonnie Crest Owners Corp.	2007	98	Units	45,874	4,500,000	4,495,680	0.4%	3,860,056	N	9/26/2019	11/1/2019		11/1/2019	10/1/2029		3.13000%	0.00095%	0.00610%	0.08000%
44	Florencia Villas	2018	64	Units	67,969	4,350,000	4,350,000	0.4%	3,748,938	N	10/11/2019	12/1/2019	11/1/2022	12/1/2022	11/1/2029		3.85000%	0.00095%	0.00610%	0.00500%
45	9635 Bermuda Rd		13,476	Sq. Ft.	289	3,900,000	3,900,000	0.3%	3,368,600	N	10/16/2019	12/1/2019	11/1/2022	12/1/2022	11/1/2029		3.94000%	0.00095%	0.00610%	0.00500%
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	1999	230	Units	16,539	3,815,000	3,803,984	0.3%	2,228,017	N	9/25/2019	11/1/2019		11/1/2019	10/1/2029		3.21000%	0.00095%	0.00610%	0.08000%
47	Spring Stuebner Business Park		66,125	Sq. Ft.	57	3,737,500	3,737,500	0.3%	3,737,500	N	9/27/2019	11/1/2019	10/1/2029		10/1/2029		3.70000%	0.00095%	0.00610%	0.06500%
48	Wakefield Owners Corp.	2012	77	Units	46,883	3,610,000	3,610,000	0.3%	3,610,000	N	9/19/2019	11/1/2019	10/1/2029		10/1/2029		3.20000%	0.00095%	0.00610%	0.08000%
49	Dahill Gardens Apt. Inc.	2004	82	Units	43,834	3,600,000	3,594,408	0.3%	2,780,571	N	9/27/2019	11/1/2019		11/1/2019	10/1/2029		3.25000%	0.00095%	0.00610%	0.08000%
50	60 Cooper Street Corporation	2014	60	Units	48,257	2,900,000	2,895,404	0.2%	2,231,159	N	9/25/2019	11/1/2019		11/1/2019	10/1/2029		3.15000%	0.00095%	0.00610%	0.08000%
51	1922 McGraw Avenue Owners, Inc.	2007	52	Units	47,041	2,450,000	2,446,117	0.2%	1,884,945	N	9/26/2019	11/1/2019		11/1/2019	10/1/2029		3.15000%	0.00095%	0.00610%	0.08000%
52	Connecticut Storage Portfolio	Various	64,569	Sq. Ft.	36	2,300,000	2,300,000	0.2%	2,300,000	N	10/9/2019	12/1/2019	11/1/2029		11/1/2029		3.95000%	0.00095%	0.00610%	0.00500%
52.01	Dayville Storage		23,975	Sq. Ft.		998,113	998,113	0.1%
52.02	Mechanic Street Storage	2013	20,550	Sq. Ft.		781,132	781,132	0.1%
52.03	Brooklyn Self Storage	2015	20,044	Sq. Ft.		520,755	520,755	0.0%
53	Pine Tree Townhouses Cooperative, Inc.	2011	160	Units	14,200	2,275,000	2,271,994	0.2%	1,809,313	N	9/30/2019	11/1/2019		11/1/2019	10/1/2029		4.03000%	0.00095%	0.00610%	0.08000%
54	61 East 72nd Street Corporation	2009	13	Units	149,995	1,953,000	1,949,929	0.2%	1,504,930	N	9/30/2019	11/1/2019		11/1/2019	10/1/2029		3.19000%	0.00095%	0.00610%	0.08000%
55	244 Riverside Owners, Inc.	1993	59	Units	31,266	1,850,000	1,844,671	0.2%	1,081,392	N	9/30/2019	11/1/2019		11/1/2019	10/1/2029		3.23000%	0.00095%	0.00610%	0.08000%
56	Acorn Machinery Corporation	2011	6	Units	249,612	1,500,000	1,497,675	0.1%	1,159,022	N	9/19/2019	11/1/2019		11/1/2019	10/1/2029		3.26000%	0.00095%	0.00610%	0.08000%
57	366 Stewart Avenue, Inc.	1998	36	Units	33,282	1,200,000	1,198,155	0.1%	928,659	N	9/27/2019	11/1/2019		11/1/2019	10/1/2029		3.30000%	0.00095%	0.00610%	0.08000%
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	2007	24	Units	41,602	1,000,000	998,440	0.1%	771,780	N	9/26/2019	11/1/2019		11/1/2019	10/1/2029		3.23000%	0.00095%	0.00610%	0.08000%
A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions
1	Park Tower at Transbay	0.00050%	0.00025%	3.43720%	Actual/360	335,217.01	Interest-only, ARD	Actual/360	120	117	120	117	0	0	3	L(23),YM(90),O(7)
2	230 Park Avenue South	0.00050%	0.00025%	3.25720%	Actual/360	304,745.83	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM or D(87),O(7)
3	Midtown Center	0.00050%	0.00025%	3.07345%	Actual/360	231,245.39	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
4	Metro 14 Self Storage Portfolio	0.00050%	0.00025%	3.17720%	Actual/360	225,940.61	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(89),O(5)
4.01	N Desplaines – Chicago, IL
4.02	N Kirk Road – Batavia, IL
4.03	St. Road 54 (WC) – Wesley Chapel, FL
4.04	Starkey Road – Largo, FL
4.05	S Belcher Road – Seminole, FL
4.06	W Fletcher Avenue – Tampa, FL
4.07	Gunn Highway – Tampa, FL
4.08	W MLK – Tampa, FL
4.09	E Fletcher Ave – Tampa, FL
4.10	St. Road 54 (Lutz) – Lutz, FL
4.11	Bruce B. Downs – Tampa, FL
4.12	Barclay Road – Spring Hill, FL
4.13	Boyette Road – Riverview, FL
4.14	Robin Road – Lakeland, FL
5	Storage Post Portfolio	0.00050%	0.00025%	3.87720%	Actual/360	213,634.84	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
5.01	New Hyde Park
5.02	Station Square
5.03	Mills Pond Park
5.04	Huntington
5.05	Islandia
5.06	Lauderdale Manors
5.07	Wilton Manors
5.08	Franklin Park
5.09	Oakland Park
5.10	Lauderhill
5.11	Dixie Highway
6	ExchangeRight Net Leased Portfolio #29	0.00050%	0.00025%	3.82520%	Actual/360	202,759.72	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
6.01	Fresenius Medical Care - Fayetteville, NC
6.02	BioLife Plasma Services LP
6.03	Hobby Lobby - Johnson City, TN
6.04	Walgreens - Levittown, PA
6.05	Walgreens - Lafayette, LA
6.06	Walgreens - Abita Springs, LA
6.07	Walgreens - Coon Rapids, MN
6.08	Walgreens - Gonzales, LA
6.09	CVS Pharmacy - Mounds View, MN
6.10	Fresenius Medical Care - Muncie, IN
6.11	Tractor Supply - Angleton, TX
6.12	Tractor Supply - Bartonville, TX
6.13	Walgreens - St. Louis, MO
6.14	Walgreens - Canton, OH
6.15	Dollar General - Harvey, LA
6.16	Dollar General - Springfield, OH
6.17	Dollar General - Middletown, OH
6.18	Dollar General - Griffith, IN
6.19	Dollar General - Painesville, OH
6.2	Dollar General - Cleveland, OH
6.21	Dollar General - Lafayette, LA
6.22	Dollar General - Uniontown, OH
6.23	Dollar General - St. Joseph, MO (50th Street)
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)
7	127 West 25th Street	0.00050%	0.00025%	3.82720%	Actual/360	197,911.11	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)
8	360 North Crescent Drive	0.00050%	0.00025%	3.43720%	Actual/360	160,760.42	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(24),GRTR 1% or YM (1),GRTR 1% or YM or D(88),O(7)
9	Tysons Tower	0.00050%	0.00025%	3.31720%	Actual/360	126,956.25	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),GRTR 1% or YM(90),O(5)
10	East Side Manhattan Multifamily Portfolio	0.00050%	0.00025%	3.19720%	Actual/360	119,334.72	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street
10.02	520 East 12th Street
10.03	418 East 88th Street
10.04	417 East 72nd Street
11	Bronx Multifamily Portfolio I	0.00050%	0.00025%	3.63720%	Actual/360	99,610.36	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(89),O(7)
11.01	190 West 170th Street
11.02	1053-1057 Hoe Avenue
11.03	1136 Sherman Avenue
11.04	2979 Marion Avenue
11.05	3500 Tryon Avenue
12	Tesoro Apartments	0.00050%	0.00025%	3.53720%	Actual/360	91,997.74	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
13	ExchangeRight REIT Portfolio 1	0.00050%	0.00025%	3.11357%	Actual/360	79,855.87	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
13.01	Hy-Vee - Shakopee, MN
13.02	Walgreens - Grafton, WI
13.03	Walgreens - Geismar, LA
13.04	Walgreens - Pleasant Prairie, WI
13.05	Walgreens - Dolton, IL
13.06	Family Dollar - San Antonio, TX
13.07	Dollar General - Beaumont, TX
13.08	Dollar General - Waterloo, IA
13.09	Dollar General - Pleasant Grove, AL
14	National Anchored Retail Portfolio	0.00050%	0.00025%	3.65720%	Actual/360	93,024.31	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
14.01	Lakeline Plaza
14.02	Forest Plaza
14.03	White Oaks Plaza
14.04	Muncie Towne Plaza
14.05	Lakeline Village
15	Alan Luke Portfolio	0.00050%	0.00025%	3.50720%	Actual/360	51,906.51	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(89),O(6)
15.01	WAG - Amarillo (Bell St.)
15.02	WAG - Odessa
15.03	WAG - Amarillo (S. Georgia St.)
15.04	CVS - Columbus
15.05	Chili’s - Fayetteville
15.06	Biolife - Homewood
16	6550 Sunset	0.00050%	0.00025%	3.72720%	Actual/360	53,719.21	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
17	Parke West Apartments	0.00050%	0.00025%	3.53220%	Actual/360	48,671.95	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
18	Albertsons - Rancho Mirage	0.00050%	0.00025%	3.72520%	Actual/360	49,878.94	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
19	Winston Churchill Owners Corp.	0.00050%	0.00025%	3.10220%	Actual/360	66,947.62	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
20	144-06 94th Avenue	0.00050%	0.00025%	3.31720%	Actual/360	42,203.13	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)
21	Auburn Brook Apartments	0.00050%	0.00025%	3.07970%	Actual/360	39,921.88	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)
22	Saxony Towers Realty Corp.	0.00050%	0.00025%	3.04220%	Actual/360	62,153.89	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
23	The Blvd	0.00050%	0.00025%	4.13720%	Actual/360	49,352.10	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
24	Beacon View Apartments - WA	0.00050%	0.00025%	3.45020%	Actual/360	41,075.03	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	0.00050%	0.00025%	3.53720%	Actual/360	58,739.25	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
26	Fairfield Inn and Suites Moab	0.00050%	0.00025%	3.65970%	Actual/360	57,747.68	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
27	Columbia Hotel Portfolio	0.00050%	0.00025%	3.97720%	Actual/360	59,128.03	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
27.01	Hampton Inn Columbia
27.02	Holiday Inn Express & Suites Columbia
28	Rainier View Marketplace	0.00050%	0.00025%	3.93720%	Actual/360	54,571.78	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
29	Hampton Inn By Hilton Wilmington	0.00050%	0.00025%	3.69970%	Actual/360	49,723.95	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
30	235 Plymouth House Owners Corp.	0.00050%	0.00025%	3.01220%	Actual/360	26,263.89	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)
31	ADI Industrial	0.00050%	0.00025%	3.58720%	Actual/360	42,282.02	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
32	Lockaway Storage Shaenfield	0.00050%	0.00025%	3.88720%	Actual/360	41,506.80	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
33	Westmoore Apartments	0.00050%	0.00025%	3.90970%	Actual/360	38,385.54	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
34	130 E. 63rd Owners Corporation	0.00050%	0.00025%	2.97220%	Actual/360	33,987.75	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
35	Storemore America Self Storage	0.00050%	0.00025%	3.73720%	Actual/360	22,476.81	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
36	1200 R Street	0.00050%	0.00025%	3.93720%	Actual/360	31,129.64	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
37	Starling Office	0.00050%	0.00025%	4.53920%	Actual/360	32,625.90	Interest-only, Amortizing Balloon	Actual/360	60	59	24	23	360	360	1	L(25),D(31),O(4)
38	2401 Linden Lane	0.00050%	0.00025%	3.79720%	Actual/360	31,044.15	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(90),O(5)
39	Southwest Gas	0.00050%	0.00025%	3.52720%	Actual/360	17,028.40	Interest-only, ARD	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)
40	632 Palmer Road Owners, Inc.	0.00050%	0.00025%	3.37220%	Actual/360	19,249.78	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
41	Bethpage Apartment Corp.	0.00050%	0.00025%	3.09220%	Actual/360	21,568.69	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
42	Colony Plaza Shopping Center	0.00050%	0.00025%	3.55220%	Actual/360	13,554.43	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
43	Bonnie Crest Owners Corp.	0.00050%	0.00025%	3.04220%	Actual/360	16,448.26	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
44	Florencia Villas	0.00050%	0.00025%	3.83720%	Actual/360	20,393.16	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(23),GRTR 1% or YM(93),O(4)
45	9635 Bermuda Rd	0.00050%	0.00025%	3.92720%	Actual/360	18,484.55	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	0.00050%	0.00025%	3.12220%	Actual/360	21,561.19	Amortizing Balloon		120	119	0	0	240	239	1	GRTR 1% or YM(113),1%(3),O(4)
47	Spring Stuebner Business Park	0.00050%	0.00025%	3.62720%	Actual/360	11,684.01	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
48	Wakefield Owners Corp.	0.00050%	0.00025%	3.11220%	Actual/360	9,787.11	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)
49	Dahill Gardens Apt. Inc.	0.00050%	0.00025%	3.16220%	Actual/360	15,667.43	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
50	60 Cooper Street Corporation	0.00050%	0.00025%	3.06220%	Actual/360	12,462.37	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
51	1922 McGraw Avenue Owners, Inc.	0.00050%	0.00025%	3.06220%	Actual/360	10,528.55	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
52	Connecticut Storage Portfolio	0.00050%	0.00025%	3.93720%	Actual/360	7,675.98	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)
52.01	Dayville Storage
52.02	Mechanic Street Storage
52.03	Brooklyn Self Storage
53	Pine Tree Townhouses Cooperative, Inc.	0.00050%	0.00025%	3.94220%	Actual/360	10,900.58	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
54	61 East 72nd Street Corporation	0.00050%	0.00025%	3.10220%	Actual/360	8,435.40	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),O(7)
55	244 Riverside Owners, Inc.	0.00050%	0.00025%	3.14220%	Actual/360	10,474.36	Amortizing Balloon		120	119	0	0	240	239	1	GRTR 1% or YM(113),1%(3),O(4)
56	Acorn Machinery Corporation	0.00050%	0.00025%	3.17220%	Actual/360	6,536.33	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
57	366 Stewart Avenue, Inc.	0.00050%	0.00025%	3.21220%	Actual/360	5,255.46	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	0.00050%	0.00025%	3.14220%	Actual/360	4,341.09	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop - Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)(4)	Cut-off Date U/W NOI Debt Yield(3)
1	Park Tower at Transbay	5 days once per a 12-month period	5 days once per a 12-month period	1,120,000,000	10/1/2019									2.93	2.93	49.1%	49.1%	10.2%
2	230 Park Avenue South	0	5	490,000,000	7/24/2019									2.66	2.64	51.0%	51.0%	8.9%
3	Midtown Center	0	0	960,000,000	8/23/2019									4.01	3.97	39.8%	39.8%	12.6%
4	Metro 14 Self Storage Portfolio	0	0	151,000,000	8/1/2019									3.15	3.10	55.4%	55.4%	10.2%
4.01	N Desplaines – Chicago, IL			22,750,000	7/23/2019
4.02	N Kirk Road – Batavia, IL			10,550,000	7/23/2019
4.03	St. Road 54 (WC) – Wesley Chapel, FL			12,000,000	7/25/2019
4.04	Starkey Road – Largo, FL			9,900,000	7/25/2019
4.05	S Belcher Road – Seminole, FL			9,000,000	7/25/2019
4.06	W Fletcher Avenue – Tampa, FL			9,300,000	7/25/2019
4.07	Gunn Highway – Tampa, FL			8,900,000	7/25/2019
4.08	W MLK – Tampa, FL			9,200,000	7/25/2019
4.09	E Fletcher Ave – Tampa, FL			8,300,000	7/26/2019
4.10	St. Road 54 (Lutz) – Lutz, FL			9,000,000	7/25/2019
4.11	Bruce B. Downs – Tampa, FL			8,700,000	7/25/2019
4.12	Barclay Road – Spring Hill, FL			7,000,000	7/25/2019
4.13	Boyette Road – Riverview, FL			6,500,000	7/25/2019
4.14	Robin Road – Lakeland, FL			5,500,000	7/25/2019
5	Storage Post Portfolio	5	0	230,000,000	8/1/2019									2.01	1.97	65.2%	65.2%	7.9%
5.01	New Hyde Park			65,000,000	7/19/2019
5.02	Station Square			30,100,000	7/18/2019
5.03	Mills Pond Park			17,400,000	7/18/2019
5.04	Huntington			18,000,000	7/19/2019
5.05	Islandia			18,000,000	7/19/2019
5.06	Lauderdale Manors			14,000,000	7/18/2019
5.07	Wilton Manors			12,500,000	7/18/2019
5.08	Franklin Park			12,700,000	7/18/2019
5.09	Oakland Park			9,900,000	7/18/2019
5.10	Lauderhill			8,500,000	7/18/2019
5.11	Dixie Highway			5,500,000	7/18/2019
6	ExchangeRight Net Leased Portfolio #29	0	0	101,200,000	Various									2.44	2.36	61.8%	61.8%	9.5%
6.01	Fresenius Medical Care - Fayetteville, NC			11,700,000	8/1/2019
6.02	BioLife Plasma Services LP			9,750,000	8/8/2019
6.03	Hobby Lobby - Johnson City, TN			8,475,000	8/2/2019
6.04	Walgreens - Levittown, PA			6,200,000	3/29/2019
6.05	Walgreens - Lafayette, LA			5,920,000	6/5/2019
6.06	Walgreens - Abita Springs, LA			5,810,000	6/17/2019
6.07	Walgreens - Coon Rapids, MN			5,700,000	4/1/2019
6.08	Walgreens - Gonzales, LA			5,560,000	6/12/2019
6.09	CVS Pharmacy - Mounds View, MN			5,200,000	8/1/2019
6.10	Fresenius Medical Care - Muncie, IN			5,000,000	8/1/2019
6.11	Tractor Supply - Angleton, TX			4,900,000	7/28/2019
6.12	Tractor Supply - Bartonville, TX			4,800,000	7/25/2019
6.13	Walgreens - St. Louis, MO			3,500,000	7/19/2019
6.14	Walgreens - Canton, OH			3,000,000	7/19/2019
6.15	Dollar General - Harvey, LA			2,200,000	6/25/2019
6.16	Dollar General - Springfield, OH			1,675,000	8/1/2019
6.17	Dollar General - Middletown, OH			1,590,000	8/1/2019
6.18	Dollar General - Griffith, IN			1,550,000	7/30/2019
6.19	Dollar General - Painesville, OH			1,490,000	8/8/2019
6.2	Dollar General - Cleveland, OH			1,465,000	8/8/2019
6.21	Dollar General - Lafayette, LA			1,450,000	7/24/2019
6.22	Dollar General - Uniontown, OH			1,440,000	6/17/2019
6.23	Dollar General - St. Joseph, MO (50th Street)			1,425,000	7/30/2019
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)			1,400,000	7/30/2019
7	127 West 25th Street	4	0	94,000,000	9/13/2019									1.71	1.71	64.9%	64.9%	6.7%
8	360 North Crescent Drive	0	0	246,500,000	8/29/2019									2.36	2.31	52.2%	52.2%	8.3%
9	Tysons Tower	0	5	365,000,000	8/12/2019									3.24	3.06	52.1%	52.1%	11.0%
10	East Side Manhattan Multifamily Portfolio	5	0	91,000,000	7/31/2019									2.48	2.40	48.4%	48.4%	8.1%
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street			44,000,000	7/31/2019
10.02	520 East 12th Street			23,000,000	7/31/2019
10.03	418 East 88th Street			18,000,000	7/31/2019
10.04	417 East 72nd Street			6,000,000	7/31/2019
11	Bronx Multifamily Portfolio I	5	5	47,500,000	8/14/2019									1.92	1.87	68.0%	68.0%	7.1%
11.01	190 West 170th Street			12,000,000	8/14/2019
11.02	1053-1057 Hoe Avenue			11,800,000	8/14/2019
11.03	1136 Sherman Avenue			9,500,000	8/14/2019
11.04	2979 Marion Avenue			7,300,000	8/14/2019
11.05	3500 Tryon Avenue			6,900,000	8/14/2019
12	Tesoro Apartments	0	0	47,700,000	8/26/2019									2.05	2.02	63.9%	63.9%	7.4%
13	ExchangeRight REIT Portfolio 1	5	5	49,765,000	Various									3.01	2.90	60.7%	60.7%	9.5%
13.01	Hy-Vee - Shakopee, MN			23,600,000	8/31/2019
13.02	Walgreens - Grafton, WI			5,840,000	9/8/2019
13.03	Walgreens - Geismar, LA			5,415,000	6/12/2019
13.04	Walgreens - Pleasant Prairie, WI			5,300,000	9/8/2019
13.05	Walgreens - Dolton, IL			3,900,000	9/5/2019
13.06	Family Dollar - San Antonio, TX			1,550,000	9/6/2019
13.07	Dollar General - Beaumont, TX			1,400,000	9/7/2019
13.08	Dollar General - Waterloo, IA			1,450,000	9/9/2019
13.09	Dollar General - Pleasant Grove, AL			1,310,000	7/25/2019
14	National Anchored Retail Portfolio	5	0	186,400,000	Various									3.11	2.96	62.8%	62.8%	11.6%
14.01	Lakeline Plaza			71,600,000	7/23/2019
14.02	Forest Plaza			48,200,000	7/23/2019
14.03	White Oaks Plaza			42,200,000	7/23/2019
14.04	Muncie Towne Plaza			16,800,000	7/17/2019
14.05	Lakeline Village			7,600,000	7/23/2019
15	Alan Luke Portfolio	5	0	30,620,000	8/14/2019									2.73	2.62	57.0%	57.0%	9.7%
15.01	WAG - Amarillo (Bell St.)			7,100,000	8/14/2019
15.02	WAG - Odessa			6,200,000	8/14/2019
15.03	WAG - Amarillo (S. Georgia St.)			6,100,000	8/14/2019
15.04	CVS - Columbus			5,000,000	8/14/2019
15.05	Chili’s - Fayetteville			3,120,000	8/14/2019
15.06	Biolife - Homewood			3,100,000	8/14/2019
16	6550 Sunset	5	5	29,000,000	7/29/2019									2.31	2.14	58.6%	58.6%	8.7%
17	Parke West Apartments	4	5	25,140,000	8/1/2019									2.28	2.25	64.6%	64.6%	8.2%
18	Albertsons - Rancho Mirage	0	0	24,500,000	8/18/2019									2.05	2.03	64.3%	64.3%	7.8%
19	Winston Churchill Owners Corp.	10	10	155,200,000	8/27/2019	88,600,000	17.5%	41.5%	139	0	0	1,613,969		5.93	5.79	10.0%	7.7%	30.8%
20	144-06 94th Avenue	5	0	35,900,000	7/23/2019									3.60	3.40	41.8%	41.8%	12.2%
21	Auburn Brook Apartments	4	5	29,000,000	8/29/2019									2.84	2.79	51.7%	51.7%	9.1%
22	Saxony Towers Realty Corp.	10	10	116,200,000	8/28/2019	94,900,000	15.3%	41.2%	19	111	6	(9,169)	750,000	6.49	6.40	12.5%	9.6%	33.5%
23	The Blvd	5	5	22,400,000	7/15/2019									2.15	2.05	62.8%	62.8%	9.0%
24	Beacon View Apartments - WA	0	0	26,360,000	8/27/2019									2.33	2.30	53.1%	53.1%	8.2%
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	0	0	20,475,000	8/1/2019									3.12	2.84	63.3%	49.6%	17.0%
26	Fairfield Inn and Suites Moab	4	5	18,600,000	7/23/2019									2.54	2.23	67.0%	52.9%	14.1%
27	Columbia Hotel Portfolio	4	5	19,000,000	7/1/2019									2.24	1.97	65.2%	51.8%	12.8%
27.01	Hampton Inn Columbia			11,000,000	7/1/2019
27.02	Holiday Inn Express & Suites Columbia			8,000,000	7/1/2019
28	Rainier View Marketplace	5	5	17,400,000	6/21/2019									1.93	1.82	65.9%	52.4%	11.0%
29	Hampton Inn By Hilton Wilmington	0	0	16,500,000	8/6/2019									2.73	2.46	65.0%	51.3%	15.2%
30	235 Plymouth House Owners Corp.	10	10	104,700,000	8/19/2019	61,400,000	16.3%	10.1%	13	0	1	(53,045)	750,000	7.45	7.30	9.6%	9.6%	23.5%
31	ADI Industrial	5	5	14,600,000	7/31/2019									2.56	2.46	63.6%	49.9%	14.0%
32	Lockaway Storage Shaenfield	4	5	12,110,000	8/9/2019									1.58	1.53	72.6%	57.5%	9.0%
33	Westmoore Apartments	4	5	12,000,000	7/23/2019									2.25	2.08	66.9%	53.3%	12.9%
34	130 E. 63rd Owners Corporation	10	10	95,800,000	9/10/2019	56,100,000	14.2%	6.8%	5	0	0	(24,095)	500,000	6.60	6.53	8.3%	6.4%	33.7%
35	Storemore America Self Storage	0	0	13,300,000	7/18/2019									2.08	2.07	52.6%	52.6%	8.0%
36	1200 R Street	0	0	12,000,000	5/29/2019									1.74	1.67	54.6%	43.4%	9.9%
37	Starling Office	0	0	9,300,000	7/17/2019									1.45	1.37	68.8%	65.5%	8.9%
38	2401 Linden Lane	5	5	11,400,000	7/19/2019									2.11	1.88	52.5%	37.6%	13.1%
39	Southwest Gas	0	0	9,000,000	7/22/2019									3.00	2.91	62.6%	62.6%	10.9%
40	632 Palmer Road Owners, Inc.	10	10	24,500,000	7/30/2019	23,400,000	21.3%	1.9%	2	0	0	2,607	500,000	5.71	5.58	20.4%	17.7%	26.4%
41	Bethpage Apartment Corp.	10	10	19,770,000	9/10/2019	18,100,000	27.6%	0.0%	0	0	0		250,000	3.56	3.49	25.3%	19.5%	18.5%
42	Colony Plaza Shopping Center	5	5	7,500,000	8/5/2019									3.23	3.04	60.0%	60.0%	11.7%
43	Bonnie Crest Owners Corp.	10	10	30,000,000	9/3/2019	24,400,000	18.4%	8.2%	8	0	0	16,825	750,000	6.64	6.48	15.0%	12.9%	29.1%
44	Florencia Villas	5	5	6,700,000	8/2/2019									1.69	1.61	64.9%	56.0%	9.5%
45	9635 Bermuda Rd	5	5	6,000,000	8/16/2019									1.65	1.55	65.0%	56.1%	9.4%
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	10	10	27,630,000	8/21/2019	28,400,000	13.4%	0.0%	0	0	0			6.60	6.31	13.8%	8.1%	44.9%
47	Spring Stuebner Business Park	5	5	5,800,000	7/31/2019									2.98	2.68	64.4%	64.4%	11.2%
48	Wakefield Owners Corp.	10	10	29,880,000	7/18/2019	21,750,000	16.6%	48.1%	37	0	0	570,105	500,000	9.92	9.72	12.1%	12.1%	32.3%
49	Dahill Gardens Apt. Inc.	10	10	39,225,000	6/13/2019	25,700,000	14.0%	14.6%	12	0	0	(6,874)	500,000	6.26	6.14	9.2%	7.1%	32.7%
50	60 Cooper Street Corporation	10	10	25,440,000	8/16/2019	16,600,000	17.4%	5.0%	3	0	0	11,475	500,000	5.33	5.23	11.4%	8.8%	27.6%
51	1922 McGraw Avenue Owners, Inc.	10	10	8,700,000	7/31/2019	9,400,000	26.0%	5.8%	3	0	0	45	250,000	3.87	3.73	28.1%	21.7%	20.0%
52	Connecticut Storage Portfolio	5	5	5,300,000	7/30/2019									3.50	3.38	43.4%	43.4%	14.0%
52.01	Dayville Storage			2,300,000	7/30/2019
52.02	Mechanic Street Storage			1,800,000	7/30/2019
52.03	Brooklyn Self Storage			1,200,000	7/30/2019
53	Pine Tree Townhouses Cooperative, Inc.	10	10	9,600,000	5/22/2019	9,600,000	23.7%	0.0%	0	0	0			5.09	4.78	23.7%	18.8%	29.3%
54	61 East 72nd Street Corporation	10	10	147,450,000	8/2/2019	63,600,000	3.1%	0.0%	0	0	0		500,000	30.40	29.85	1.3%	1.0%	157.8%
55	244 Riverside Owners, Inc.	10	10	29,060,000	7/3/2019	17,650,000	10.5%	37.3%	13	8	1	(75,180)	250,000	5.43	5.26	6.3%	3.7%	37.0%
56	Acorn Machinery Corporation	10	10	23,260,000	7/10/2019	16,460,000	9.1%	0.0%	0	0	0		250,000	11.17	11.02	6.4%	5.0%	58.5%
57	366 Stewart Avenue, Inc.	10	10	12,700,000	8/7/2019	17,600,000	6.8%	0.0%	0	0	0		250,000	13.47	13.27	9.4%	7.3%	70.9%
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	10	10	4,530,000	8/21/2019	5,200,000	19.2%	0.0%	0	0	0		250,000	5.88	5.76	22.0%	17.0%	30.7%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date U/W NCF Debt Yield(3)	U/W Revenues ($)(5)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(6)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)
1	Park Tower at Transbay	10.2%	85,332,264	28,981,596	56,350,668	72,995	0	56,277,673	98.9%	10/1/2019
2	230 Park Avenue South	8.8%	33,596,638	11,449,082	22,147,556	119,582	66,408	21,961,566	100.0%	9/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
3	Midtown Center	12.4%	68,757,739	20,725,125	48,032,614	173,531	307,921	47,551,162	99.7%	8/31/2019			NAV	NAV	NAV	NAV	NAV	NAV
4	Metro 14 Self Storage Portfolio	10.1%	13,730,052	5,180,700	8,549,353	140,886	0	8,408,466	91.0%	7/31/2019			TTM 8/31/2019	13,731,536	5,592,660	8,138,876	0	8,138,876
4.01	N Desplaines – Chicago, IL		2,267,202	1,086,768	1,180,434	14,888	0	1,165,546	94.1%	7/31/2019			TTM 8/31/2019	2,267,226	1,154,782	1,112,444	0	1,112,444
4.02	N Kirk Road – Batavia, IL		1,063,707	397,924	665,783	13,058	0	652,725	92.2%	7/31/2019			TTM 8/31/2019	1,063,762	429,839	633,923	0	633,923
4.03	St. Road 54 (WC) – Wesley Chapel, FL		1,080,934	335,648	745,286	11,414	0	733,871	89.0%	7/31/2019			TTM 8/31/2019	1,080,958	368,077	712,881	0	712,881
4.04	Starkey Road – Largo, FL		1,018,834	339,573	679,261	11,351	0	667,910	84.8%	7/31/2019			TTM 8/31/2019	1,018,861	370,140	648,721	0	648,721
4.05	S Belcher Road – Seminole, FL		983,478	335,257	648,220	10,610	0	637,611	90.9%	7/31/2019			TTM 8/31/2019	983,614	364,770	618,844	0	618,844
4.06	W Fletcher Avenue – Tampa, FL		884,255	310,855	573,400	9,502	0	563,898	94.0%	7/31/2019			TTM 8/31/2019	884,702	337,405	547,297	0	547,297
4.07	Gunn Highway – Tampa, FL		923,352	328,026	595,326	10,770	0	584,556	90.1%	7/31/2019			TTM 8/31/2019	923,519	355,726	567,793	0	567,793
4.08	W MLK – Tampa, FL		938,866	340,564	598,302	8,885	0	589,416	91.4%	7/31/2019			TTM 8/31/2019	938,934	368,734	570,200	0	570,200
4.09	E Fletcher Ave – Tampa, FL		854,193	353,261	500,932	10,854	0	490,078	91.5%	7/31/2019			TTM 8/31/2019	854,374	378,884	475,490	0	475,490
4.10	St. Road 54 (Lutz) – Lutz, FL		830,796	263,432	567,364	8,903	0	558,461	87.4%	7/31/2019			TTM 8/31/2019	830,938	288,364	542,574	0	542,574
4.11	Bruce B. Downs – Tampa, FL		829,781	336,258	493,522	8,444	0	485,078	91.2%	7/31/2019			TTM 8/31/2019	829,802	361,148	468,654	0	468,654
4.12	Barclay Road – Spring Hill, FL		732,783	219,593	513,191	8,160	0	505,031	93.8%	7/31/2019			TTM 8/31/2019	732,858	241,581	491,277	0	491,277
4.13	Boyette Road – Riverview, FL		686,503	287,400	399,103	6,941	0	392,162	89.7%	7/31/2019			TTM 8/31/2019	686,523	307,993	378,530	0	378,530
4.14	Robin Road – Lakeland, FL		635,370	246,141	389,229	7,107	0	382,122	94.9%	7/31/2019			TTM 8/31/2019	635,465	265,217	370,248	0	370,248
5	Storage Post Portfolio	7.8%	19,869,791	7,978,149	11,891,642	234,768	0	11,656,874	92.4%	5/31/2019			TTM 7/31/2019	19,869,791	8,315,728	11,554,063	0	11,554,063
5.01	New Hyde Park		4,264,761	1,390,671	2,874,090	30,257	0	2,843,833	90.1%	5/31/2019			TTM 7/31/2019	4,264,761	1,441,835	2,822,926	0	2,822,926
5.02	Station Square		3,089,762	1,233,266	1,856,495	38,747	0	1,817,748	93.3%	5/31/2019			TTM 7/31/2019	3,089,762	1,282,059	1,807,703	0	1,807,703
5.03	Mills Pond Park		1,792,518	711,876	1,080,643	23,446	0	1,057,197	91.2%	5/31/2019			TTM 7/31/2019	1,792,518	741,829	1,050,689	0	1,050,689
5.04	Huntington		1,431,158	543,450	887,708	8,812	0	878,896	92.2%	5/31/2019			TTM 7/31/2019	1,431,158	564,738	866,420	0	866,420
5.05	Islandia		1,558,619	670,245	888,374	18,151	0	870,224	93.6%	5/31/2019			TTM 7/31/2019	1,558,619	692,406	866,214	0	866,214
5.06	Lauderdale Manors		1,600,497	603,358	997,139	24,900	0	972,239	91.7%	5/31/2019			TTM 7/31/2019	1,600,497	632,200	968,297	0	968,297
5.07	Wilton Manors		1,303,392	443,734	859,658	11,368	0	848,290	94.3%	5/31/2019			TTM 7/31/2019	1,303,392	465,475	837,917	0	837,917
5.08	Franklin Park		1,552,866	742,755	810,111	28,147	0	781,964	92.4%	5/31/2019			TTM 7/31/2019	1,552,866	791,654	761,212	0	761,212
5.09	Oakland Park		1,271,083	586,960	684,123	18,108	0	666,015	92.8%	5/31/2019			TTM 7/31/2019	1,271,083	606,887	664,196	0	664,196
5.10	Lauderhill		1,193,504	663,664	529,840	18,274	0	511,566	90.8%	5/31/2019			TTM 7/31/2019	1,193,504	685,607	507,898	0	507,898
5.11	Dixie Highway		811,631	388,170	423,461	14,558	0	408,902	96.6%	5/31/2019			TTM 7/31/2019	811,631	411,039	400,592	0	400,592
6	ExchangeRight Net Leased Portfolio #29	9.2%	6,801,070	870,660	5,930,410	35,004	157,708	5,737,697	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.01	Fresenius Medical Care - Fayetteville, NC		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.02	BioLife Plasma Services LP		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.03	Hobby Lobby - Johnson City, TN		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.04	Walgreens - Levittown, PA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.05	Walgreens - Lafayette, LA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.06	Walgreens - Abita Springs, LA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.07	Walgreens - Coon Rapids, MN		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.08	Walgreens - Gonzales, LA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.09	CVS Pharmacy - Mounds View, MN		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.10	Fresenius Medical Care - Muncie, IN		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.11	Tractor Supply - Angleton, TX		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.12	Tractor Supply - Bartonville, TX		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.13	Walgreens - St. Louis, MO		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.14	Walgreens - Canton, OH		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.15	Dollar General - Harvey, LA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.16	Dollar General - Springfield, OH		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.17	Dollar General - Middletown, OH		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.18	Dollar General - Griffith, IN		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.19	Dollar General - Painesville, OH		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.2	Dollar General - Cleveland, OH		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.21	Dollar General - Lafayette, LA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.22	Dollar General - Uniontown, OH		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.23	Dollar General - St. Joseph, MO (50th Street)		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
7	127 West 25th Street	6.7%	4,072,351	0	4,072,351	0	0	4,072,351	100.0%	11/1/2019			Actual 2018	4,286,685	0	4,286,685	0	4,286,685
8	360 North Crescent Drive	8.1%	14,143,880	3,480,740	10,663,140	83,692	155,530	10,423,919	100.0%	11/1/2019			Actual 2018	13,300,871	4,812,611	8,488,260	0	8,488,260
9	Tysons Tower	10.4%	31,434,407	10,604,603	20,829,804	105,746	1,057,460	19,666,598	100.0%	8/30/2019			TTM 6/30/2019	32,202,713	10,500,194	21,702,519	0	21,702,519
10	East Side Manhattan Multifamily Portfolio	7.8%	5,153,275	1,606,974	3,546,301	44,351	59,745	3,442,205	96.0%	9/30/2019			TTM 8/31/2019	4,791,145	1,594,975	3,196,170	0	3,196,170
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street		2,179,069	422,541	1,756,528	9,764	56,598	1,690,167	90.5%	9/30/2019			TTM 8/31/2019	1,987,952	432,928	1,555,024	0	1,555,024
10.02	520 East 12th Street		1,414,870	501,952	912,918	20,726	0	892,192	97.5%	9/30/2019			TTM 8/31/2019	1,312,997	482,937	830,060	0	830,060
10.03	418 East 88th Street		1,118,078	468,292	649,786	8,307	0	641,479	95.7%	9/30/2019			TTM 8/31/2019	1,052,877	461,783	591,094	0	591,094
10.04	417 East 72nd Street		441,258	214,189	227,069	5,555	3,147	218,368	100.0%	9/30/2019			TTM 8/31/2019	437,319	217,327	219,992	0	219,992
11	Bronx Multifamily Portfolio I	6.9%	3,855,081	1,561,748	2,293,333	60,839	0	2,232,494	98.2%	9/30/2019			TTM 7/31/2019	3,893,441	1,532,287	2,361,154	0	2,361,154
11.01	190 West 170th Street		924,277	394,218	530,059	10,275	0	519,784	98.5%	9/30/2019			TTM 7/31/2019	931,920	364,828	567,092	0	567,092
11.02	1053-1057 Hoe Avenue		1,025,171	406,681	618,490	15,900	0	602,590	98.1%	9/30/2019			TTM 7/31/2019	1,064,596	377,488	687,108	0	687,108
11.03	1136 Sherman Avenue		785,689	322,033	463,656	11,275	0	452,381	97.8%	9/30/2019			TTM 7/31/2019	789,981	323,515	466,466	0	466,466
11.04	2979 Marion Avenue		567,796	249,292	318,504	9,750	0	308,754	97.2%	9/30/2019			TTM 7/31/2019	569,760	234,440	335,320	0	335,320
11.05	3500 Tryon Avenue		552,148	189,523	362,624	13,639	0	348,986	100.0%	9/30/2019			TTM 7/31/2019	537,184	232,016	305,168	0	305,168
12	Tesoro Apartments	7.3%	3,527,704	1,260,267	2,267,437	38,500	0	2,228,937	96.1%	9/10/2019			T6 8/31/2019	1,490,659	641,594	849,065	0	849,065
13	ExchangeRight REIT Portfolio 1	9.2%	2,961,052	74,026	2,887,026	7,652	102,805	2,776,569	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.01	Hy-Vee - Shakopee, MN		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.02	Walgreens - Grafton, WI		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.03	Walgreens - Geismar, LA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.04	Walgreens - Pleasant Prairie, WI		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.05	Walgreens - Dolton, IL		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.06	Family Dollar - San Antonio, TX		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.07	Dollar General - Beaumont, TX		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.08	Dollar General - Waterloo, IA		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
13.09	Dollar General - Pleasant Grove, AL		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
14	National Anchored Retail Portfolio	11.0%	18,775,073	5,244,284	13,530,789	195,616	440,402	12,894,771	93.6%	7/12/2019			TTM 6/30/2019	19,890,941	4,564,137	15,326,804	0	15,326,804
14.01	Lakeline Plaza		6,037,587	1,643,200	4,394,388	23,195	211,981	4,159,212	96.2%	7/12/2019			TTM 6/30/2019	6,182,949	1,595,856	4,587,093	0	4,587,093
14.02	Forest Plaza		5,376,554	1,703,493	3,673,061	59,316	63,328	3,550,418	93.4%	7/12/2019			TTM 6/30/2019	5,733,257	1,459,034	4,274,224	0	4,274,224
14.03	White Oaks Plaza		4,745,206	1,121,134	3,624,071	59,347	108,011	3,456,713	94.2%	7/12/2019			TTM 6/30/2019	5,523,283	839,093	4,684,190	0	4,684,190
14.04	Muncie Towne Plaza		1,950,626	542,490	1,408,136	41,061	37,002	1,330,073	86.3%	7/12/2019			TTM 6/30/2019	1,959,813	466,506	1,493,307	0	1,493,307
14.05	Lakeline Village		665,100	233,968	431,132	12,697	20,079	398,357	100.0%	7/12/2019			TTM 6/30/2019	491,639	203,649	287,990	0	287,990
15	Alan Luke Portfolio	9.4%	1,770,915	70,127	1,700,787	8,506	60,390	1,631,891	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
15.01	WAG - Amarillo (Bell St.)		403,750	12,113	391,638	1,512	10,735	379,390	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
15.02	WAG - Odessa		353,400	10,602	342,798	1,512	10,735	330,551	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
15.03	WAG - Amarillo (S. Georgia St.)		366,000	10,980	355,020	1,449	10,288	343,283	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
15.04	CVS - Columbus		272,700	13,848	258,852	1,110	7,880	249,862	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
15.05	Chili’s - Fayetteville		176,065	10,949	165,116	523	3,712	160,882	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
15.06	Biolife - Homewood		199,000	11,637	187,363	2,400	17,040	167,923	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
16	6550 Sunset	8.1%	1,947,426	461,365	1,486,061	5,922	97,713	1,382,426	100.0%	7/24/2019			TTM 7/31/2019	1,380,225	386,037	994,188	0	994,188
17	Parke West Apartments	8.1%	1,905,998	571,888	1,334,110	21,750	0	1,312,360	98.9%	9/9/2019			T3 8/31/2019	1,234,575	257,553	977,022	0	977,022
18	Albertsons - Rancho Mirage	7.7%	1,836,964	611,790	1,225,174	8,625	0	1,216,549	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
19	Winston Churchill Owners Corp.	30.0%	10,319,563	5,553,757	4,765,806	116,600	0	4,649,206	95.0%	8/27/2019
20	144-06 94th Avenue	11.5%	2,510,761	687,890	1,822,871	17,001	83,304	1,722,566	100.0%	11/1/2019			TTM 8/31/2019	2,693,329	777,028	1,916,301	0	1,916,301
21	Auburn Brook Apartments	8.9%	1,916,842	557,000	1,359,842	24,000	0	1,335,842	92.7%	9/18/2019			T6 8/30/2019	1,251,067	526,615	724,452	0	724,452
22	Saxony Towers Realty Corp.	33.0%	7,588,328	2,744,673	4,843,655	68,300	0	4,775,355	95.3%	8/28/2019
23	The Blvd	8.6%	1,789,583	517,108	1,272,476	6,371	53,515	1,212,590	100.0%	9/23/2019			NAV	NAV	NAV	NAV	NAV	NAV
24	Beacon View Apartments - WA	8.1%	1,827,915	677,011	1,150,904	18,145	0	1,132,759	96.8%	9/11/2019			TTM 7/31/2019	1,752,364	671,177	1,081,187	0	1,081,187
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	15.4%	5,019,457	2,820,256	2,199,202	200,778	0	1,998,423	84.1%	8/31/2019	129	109	TTM 8/31/2019	5,019,457	2,831,797	2,187,660	0	2,187,660
26	Fairfield Inn and Suites Moab	12.4%	4,279,086	2,518,467	1,760,619	213,954	0	1,546,665	72.9%	7/31/2019	176	128	TTM 7/31/2019	4,279,086	2,532,583	1,746,503	213,954	1,532,549
27	Columbia Hotel Portfolio	11.3%	4,785,212	3,195,899	1,589,313	191,409	0	1,397,904	77.5%	7/31/2019	Various	Various	TTM 7/31/2019	4,785,212	3,199,297	1,585,915	191,409	1,394,506
27.01	Hampton Inn Columbia		2,679,899	1,766,737	913,162	107,196	0	805,966	76.8%	7/31/2019	118	91	TTM 7/31/2019	2,679,899	1,769,493	910,406	107,196	803,210
27.02	Holiday Inn Express & Suites Columbia		2,105,313	1,429,162	676,151	84,213	0	591,938	78.2%	7/31/2019	113	88	TTM 7/31/2019	2,105,313	1,429,804	675,509	84,213	591,296
28	Rainier View Marketplace	10.4%	1,793,068	526,564	1,266,504	10,542	62,549	1,193,412	93.2%	6/13/2019			TTM 6/30/2019	1,796,838	579,970	1,216,868	0	1,216,868
29	Hampton Inn By Hilton Wilmington	13.7%	4,142,198	2,510,361	1,631,837	165,688	0	1,466,149	76.0%	8/31/2019	148	116	TTM 8/31/2019	4,044,687	2,533,466	1,511,221	0	1,511,221
30	235 Plymouth House Owners Corp.	23.0%	5,771,295	3,421,738	2,349,557	47,600	0	2,301,957	96.1%	8/19/2019
31	ADI Industrial	13.4%	1,576,133	278,662	1,297,471	29,626	21,638	1,246,207	100.0%	11/1/2019			Actual 2018	1,260,000	800	1,259,200	0	1,259,200
32	Lockaway Storage Shaenfield	8.7%	1,302,491	515,413	787,078	24,179	0	762,900	93.2%	9/1/2019			TTM 7/31/2019	1,302,491	545,768	756,723	0	756,723
33	Westmoore Apartments	12.0%	1,745,112	709,970	1,035,142	75,696	0	959,446	90.4%	7/23/2019			TTM 7/31/2019	1,745,114	733,355	1,011,759	0	1,011,759
34	130 E. 63rd Owners Corporation	33.4%	5,319,954	2,629,142	2,690,812	26,200	0	2,664,612	95.1%	9/10/2019
35	Storemore America Self Storage	8.0%	886,311	325,218	561,093	4,003	0	557,090	82.5%	8/15/2019			TTM 7/31/2019	766,812	327,033	439,779	0	439,779
36	1200 R Street	9.5%	915,719	264,909	650,809	2,420	23,472	624,918	100.0%	5/20/2019			Annualized 9 7/31/2019	1,303,636	325,239	978,397	0	978,397
37	Starling Office	8.4%	850,626	283,313	567,313	3,964	26,032	537,317	89.1%	9/10/2019			TTM 8/31/2019	872,958	298,620	574,338	0	574,338
38	2401 Linden Lane	11.7%	1,120,942	336,401	784,541	12,832	71,006	700,703	96.5%	8/1/2019			TTM 6/30/2019	1,145,775	354,342	791,433	0	791,433
39	Southwest Gas	10.6%	772,949	159,580	613,368	5,233	13,796	594,339	100.0%	11/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
40	632 Palmer Road Owners, Inc.	25.8%	2,305,350	986,676	1,318,674	30,700	0	1,287,974	95.0%	7/30/2019
41	Bethpage Apartment Corp.	18.1%	1,624,576	701,977	922,599	18,500	0	904,099	95.0%	9/10/2019
42	Colony Plaza Shopping Center	11.0%	779,551	254,844	524,708	5,320	25,421	493,967	100.0%	8/31/2019			TTM 7/31/2019	729,517	249,988	479,529	0	479,529
43	Bonnie Crest Owners Corp.	28.5%	2,383,204	1,073,592	1,309,612	30,000	0	1,279,612	95.0%	9/3/2019
44	Florencia Villas	9.1%	796,044	382,218	413,826	18,908	0	394,918	96.9%	10/6/2019			Annualized 8 8/31/2019	752,924	349,827	403,097	0	403,097
45	9635 Bermuda Rd	8.8%	505,368	140,238	365,130	1,544	20,690	342,897	90.2%	9/1/2019			TTM 7/31/2019	427,552	140,617	286,935	0	286,935
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	43.0%	4,090,391	2,383,631	1,706,760	72,900	0	1,633,860	94.0%	8/21/2019
47	Spring Stuebner Business Park	10.0%	651,999	233,610	418,389	8,009	34,820	375,560	98.2%	8/8/2019			Actual 2018	557,793	226,463	331,330	0	331,330
48	Wakefield Owners Corp.	31.6%	2,003,894	838,462	1,165,432	23,400	0	1,142,032	95.0%	7/18/2019
49	Dahill Gardens Apt. Inc.	32.1%	1,921,981	745,689	1,176,292	21,000	0	1,155,292	95.2%	6/13/2019
50	60 Cooper Street Corporation	27.0%	1,339,130	541,369	797,761	16,100	0	781,661	95.1%	8/16/2019
51	1922 McGraw Avenue Owners, Inc.	19.2%	942,404	453,566	488,838	18,200	0	470,638	96.0%	7/31/2019
52	Connecticut Storage Portfolio	13.5%	593,342	271,029	322,314	10,845	0	311,469	100.0%	Various			TTM 7/31/2019	587,607	206,675	380,932	0	380,932
52.01	Dayville Storage		238,132	93,038	145,094	4,038	0	141,055	100.0%	8/17/2019			TTM 7/31/2019	231,898	70,804	161,094	0	161,094
52.02	Mechanic Street Storage		210,539	100,254	110,286	3,725	0	106,561	100.0%	8/19/2019			TTM 7/31/2019	211,844	73,240	138,604	0	138,604
52.03	Brooklyn Self Storage		144,671	77,737	66,934	3,081	0	63,853	100.0%	8/19/2019			TTM 7/31/2019	143,865	62,631	81,234	0	81,234
53	Pine Tree Townhouses Cooperative, Inc.	27.5%	1,424,412	758,625	665,787	40,000	0	625,787	95.2%	5/22/2019
54	61 East 72nd Street Corporation	154.9%	5,437,800	2,360,450	3,077,350	56,000	0	3,021,350	95.0%	8/2/2019
55	244 Riverside Owners, Inc.	35.9%	1,472,722	790,447	682,275	20,650	0	661,625	95.0%	7/3/2019
56	Acorn Machinery Corporation	57.7%	1,133,550	257,150	876,400	12,000	0	864,400	93.6%	7/10/2019
57	366 Stewart Avenue, Inc.	69.8%	1,286,490	437,306	849,184	12,600	0	836,584	95.0%	8/7/2019
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	30.0%	561,370	255,134	306,236	6,250	0	299,986	96.0%	8/21/2019
A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)
1	Park Tower at Transbay
2	230 Park Avenue South			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3	Midtown Center			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
4	Metro 14 Self Storage Portfolio			Actual 2018	13,943,380	5,504,764	8,438,616	0	8,438,616			Actual 2017	13,865,571	5,154,590	8,710,982	0	8,710,982
4.01	N Desplaines – Chicago, IL			Actual 2018	2,274,467	1,139,269	1,135,198	0	1,135,198			Actual 2017	2,188,168	946,448	1,241,720	0	1,241,720
4.02	N Kirk Road – Batavia, IL			Actual 2018	1,068,974	408,877	660,097	0	660,097			Actual 2017	1,087,040	414,800	672,240	0	672,240
4.03	St. Road 54 (WC) – Wesley Chapel, FL			Actual 2018	1,167,769	364,475	803,294	0	803,294			Actual 2017	1,269,189	365,425	903,764	0	903,764
4.04	Starkey Road – Largo, FL			Actual 2018	1,029,462	361,308	668,154	0	668,154			Actual 2017	1,004,561	348,479	656,082	0	656,082
4.05	S Belcher Road – Seminole, FL			Actual 2018	990,193	355,059	635,134	0	635,134			Actual 2017	986,323	353,470	632,853	0	632,853
4.06	W Fletcher Avenue – Tampa, FL			Actual 2018	861,238	328,873	532,365	0	532,365			Actual 2017	867,706	312,025	555,681	0	555,681
4.07	Gunn Highway – Tampa, FL			Actual 2018	947,429	356,248	591,181	0	591,181			Actual 2017	927,373	327,212	600,161	0	600,161
4.08	W MLK – Tampa, FL			Actual 2018	956,740	364,077	592,663	0	592,663			Actual 2017	966,816	353,671	613,145	0	613,145
4.09	E Fletcher Ave – Tampa, FL			Actual 2018	861,062	373,150	487,912	0	487,912			Actual 2017	834,071	347,046	487,025	0	487,025
4.10	St. Road 54 (Lutz) – Lutz, FL			Actual 2018	843,308	291,222	552,086	0	552,086			Actual 2017	854,071	267,894	586,177	0	586,177
4.11	Bruce B. Downs – Tampa, FL			Actual 2018	903,424	351,629	551,795	0	551,795			Actual 2017	924,232	341,562	582,671	0	582,671
4.12	Barclay Road – Spring Hill, FL			Actual 2018	720,386	244,930	475,456	0	475,456			Actual 2017	676,336	229,601	446,735	0	446,735
4.13	Boyette Road – Riverview, FL			Actual 2018	697,779	303,558	394,221	0	394,221			Actual 2017	718,237	293,433	424,804	0	424,804
4.14	Robin Road – Lakeland, FL			Actual 2018	621,149	262,089	359,060	0	359,060			Actual 2017	561,448	253,524	307,924	0	307,924
5	Storage Post Portfolio			Actual 2018	19,899,398	8,233,952	11,665,446	0	11,665,446			Actual 2017	19,772,208	7,863,563	11,908,645	0	11,908,645
5.01	New Hyde Park			Actual 2018	4,187,797	1,472,972	2,714,824	0	2,714,824			Actual 2017	4,352,534	1,380,070	2,972,464	0	2,972,464
5.02	Station Square			Actual 2018	3,195,608	1,228,136	1,967,473	0	1,967,473			Actual 2017	3,209,879	1,174,624	2,035,255	0	2,035,255
5.03	Mills Pond Park			Actual 2018	1,844,234	767,305	1,076,929	0	1,076,929			Actual 2017	1,746,067	745,637	1,000,430	0	1,000,430
5.04	Huntington			Actual 2018	1,408,901	562,935	845,966	0	845,966			Actual 2017	1,376,573	549,345	827,228	0	827,228
5.05	Islandia			Actual 2018	1,482,025	680,091	801,935	0	801,935			Actual 2017	1,474,729	656,993	817,735	0	817,735
5.06	Lauderdale Manors			Actual 2018	1,649,695	616,257	1,033,438	0	1,033,438			Actual 2017	1,588,177	590,267	997,910	0	997,910
5.07	Wilton Manors			Actual 2018	1,309,785	443,600	866,186	0	866,186			Actual 2017	1,299,845	420,654	879,190	0	879,190
5.08	Franklin Park			Actual 2018	1,598,160	830,896	767,264	0	767,264			Actual 2017	1,541,867	805,897	735,970	0	735,970
5.09	Oakland Park			Actual 2018	1,283,770	575,000	708,771	0	708,771			Actual 2017	1,257,639	554,498	703,141	0	703,141
5.10	Lauderhill			Actual 2018	1,223,830	679,333	544,497	0	544,497			Actual 2017	1,220,335	641,042	579,293	0	579,293
5.11	Dixie Highway			Actual 2018	715,592	377,428	338,164	0	338,164			Actual 2017	704,563	344,534	360,029	0	360,029
6	ExchangeRight Net Leased Portfolio #29			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.01	Fresenius Medical Care - Fayetteville, NC			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.02	BioLife Plasma Services LP			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.03	Hobby Lobby - Johnson City, TN			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.04	Walgreens - Levittown, PA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.05	Walgreens - Lafayette, LA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.06	Walgreens - Abita Springs, LA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.07	Walgreens - Coon Rapids, MN			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.08	Walgreens - Gonzales, LA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.09	CVS Pharmacy - Mounds View, MN			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.10	Fresenius Medical Care - Muncie, IN			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.11	Tractor Supply - Angleton, TX			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.12	Tractor Supply - Bartonville, TX			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.13	Walgreens - St. Louis, MO			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.14	Walgreens - Canton, OH			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.15	Dollar General - Harvey, LA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.16	Dollar General - Springfield, OH			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.17	Dollar General - Middletown, OH			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.18	Dollar General - Griffith, IN			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.19	Dollar General - Painesville, OH			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.2	Dollar General - Cleveland, OH			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.21	Dollar General - Lafayette, LA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.22	Dollar General - Uniontown, OH			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.23	Dollar General - St. Joseph, MO (50th Street)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7	127 West 25th Street			Actual 2017	4,229,588	0	4,229,588	0	4,229,588			Actual 2016	4,149,650	0	4,149,650	0	4,149,650
8	360 North Crescent Drive			Actual 2017	12,748,068	4,825,158	7,922,910	0	7,922,910			Actual 2016	12,178,133	4,408,908	7,769,225	0	7,769,225
9	Tysons Tower			Actual 2018	31,348,225	10,382,557	20,965,668	0	20,965,668			Actual 2017	27,892,936	10,012,518	17,880,418	0	17,880,418
10	East Side Manhattan Multifamily Portfolio			Actual 2018	4,612,004	1,491,833	3,120,171	0	3,120,171			Actual 2017	4,467,145	1,395,503	3,071,642	0	3,071,642
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street			Actual 2018	1,921,698	395,616	1,526,082	0	1,526,082			Actual 2017	1,780,278	409,556	1,370,722	0	1,370,722
10.02	520 East 12th Street			Actual 2018	1,266,409	456,208	810,202	0	810,202			Actual 2017	1,285,464	405,675	879,789	0	879,789
10.03	418 East 88th Street			Actual 2018	1,021,862	432,704	589,159	0	589,159			Actual 2017	1,016,389	390,789	625,600	0	625,600
10.04	417 East 72nd Street			Actual 2018	402,035	207,305	194,729	0	194,729			Actual 2017	385,014	189,483	195,530	0	195,530
11	Bronx Multifamily Portfolio I			Actual 2018	3,808,580	1,500,964	2,307,616	0	2,307,616			Actual 2017	3,659,300	1,301,353	2,357,947	0	2,357,947
11.01	190 West 170th Street			Actual 2018	902,101	362,781	539,320	0	539,320			Actual 2017	887,263	314,093	573,170	0	573,170
11.02	1053-1057 Hoe Avenue			Actual 2018	1,052,008	364,483	687,525	0	687,525			Actual 2017	985,299	320,226	665,073	0	665,073
11.03	1136 Sherman Avenue			Actual 2018	765,273	313,899	451,374	0	451,374			Actual 2017	733,919	278,151	455,768	0	455,768
11.04	2979 Marion Avenue			Actual 2018	562,065	230,159	331,906	0	331,906			Actual 2017	548,290	192,528	355,762	0	355,762
11.05	3500 Tryon Avenue			Actual 2018	527,133	229,642	297,491	0	297,491			Actual 2017	504,529	196,355	308,174	0	308,174
12	Tesoro Apartments
13	ExchangeRight REIT Portfolio 1			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.01	Hy-Vee - Shakopee, MN			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.02	Walgreens - Grafton, WI			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.03	Walgreens - Geismar, LA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.04	Walgreens - Pleasant Prairie, WI			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.05	Walgreens - Dolton, IL			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.06	Family Dollar - San Antonio, TX			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.07	Dollar General - Beaumont, TX			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.08	Dollar General - Waterloo, IA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.09	Dollar General - Pleasant Grove, AL			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
14	National Anchored Retail Portfolio			Actual 2018	20,389,908	4,573,096	15,816,812	0	15,816,812			Actual 2017	20,653,704	4,443,034	16,210,670	0	16,210,670
14.01	Lakeline Plaza			Actual 2018	6,187,004	1,594,133	4,592,871	0	4,592,871			Actual 2017	5,731,436	1,516,437	4,215,000	0	4,215,000
14.02	Forest Plaza			Actual 2018	6,403,906	1,527,402	4,876,504	0	4,876,504			Actual 2017	7,106,630	1,473,573	5,633,057	0	5,633,057
14.03	White Oaks Plaza			Actual 2018	5,345,031	811,810	4,533,221	0	4,533,221			Actual 2017	5,430,496	779,865	4,650,631	0	4,650,631
14.04	Muncie Towne Plaza			Actual 2018	1,942,165	437,448	1,504,717	0	1,504,717			Actual 2017	1,872,495	473,612	1,398,883	0	1,398,883
14.05	Lakeline Village			Actual 2018	511,802	202,303	309,499	0	309,499			Actual 2017	512,647	199,548	313,099	0	313,099
15	Alan Luke Portfolio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.01	WAG - Amarillo (Bell St.)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.02	WAG - Odessa			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.03	WAG - Amarillo (S. Georgia St.)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.04	CVS - Columbus			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.05	Chili’s - Fayetteville			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.06	Biolife - Homewood			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
16	6550 Sunset			Actual 2018	1,236,711	351,392	885,319	0	885,319			Actual 2017	691,465	293,986	397,479	0	397,479
17	Parke West Apartments			Annualized 8 8/31/2019	1,614,708	348,758	1,265,950	0	1,265,950
18	Albertsons - Rancho Mirage			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
19	Winston Churchill Owners Corp.
20	144-06 94th Avenue			Actual 2018	2,224,333	753,526	1,470,807	0	1,470,807			Actual 2017	1,961,006	626,167	1,334,839	0	1,334,839
21	Auburn Brook Apartments
22	Saxony Towers Realty Corp.
23	The Blvd			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
24	Beacon View Apartments - WA			Actual 2018	1,771,260	655,957	1,115,303	0	1,115,303			Actual 2017	1,700,671	555,147	1,145,524	0	1,145,524
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	129	109	Actual 2018	4,713,559	2,806,696	1,906,863	0	1,906,863	125	102	Actual 2017	4,194,750	2,507,524	1,687,226	0	1,687,226
26	Fairfield Inn and Suites Moab	174	127	Actual 2018	4,135,073	2,562,871	1,572,202	206,754	1,365,448	180	124	Actual 2017	4,651,820	2,575,644	2,076,176	232,591	1,843,585
27	Columbia Hotel Portfolio	Various	Various	Actual 2018	4,828,136	3,231,175	1,596,961	193,126	1,403,835	Various	Various	Actual 2017	4,394,474	3,043,644	1,350,830	175,779	1,175,051
27.01	Hampton Inn Columbia	118	91	Actual 2018	2,711,114	1,802,918	908,196	108,445	799,751	107	84	Actual 2017	2,514,153	1,719,147	795,006	100,566	694,440
27.02	Holiday Inn Express & Suites Columbia	113	88	Actual 2018	2,117,022	1,428,257	688,765	84,681	604,084	113	88	Actual 2017	1,880,321	1,324,497	555,824	75,213	480,611
28	Rainier View Marketplace			Actual 2018	1,610,642	546,095	1,064,547	0	1,064,547			Actual 2017	1,447,562	482,793	964,770	0	964,770
29	Hampton Inn By Hilton Wilmington	149	113	Actual 2018	3,214,722	2,206,739	1,007,983	0	1,007,983	134	89	Annualized 9 12/31/2017	2,748,515	1,981,271	767,244	0	767,244
30	235 Plymouth House Owners Corp.
31	ADI Industrial			Actual 2017	850,000	800	849,200	0	849,200			Actual 2016	938,837	128,549	810,287	0	810,287
32	Lockaway Storage Shaenfield			Actual 2018	1,285,959	552,034	733,925	0	733,925			Actual 2017	1,141,504	432,137	709,367	0	709,367
33	Westmoore Apartments			Actual 2018	1,511,707	782,545	729,162	0	729,162			Actual 2017	1,250,539	752,690	497,849	0	497,849
34	130 E. 63rd Owners Corporation
35	Storemore America Self Storage			Actual 2018	669,641	299,597	370,044	0	370,044			Actual 2017	601,019	258,047	342,972	0	342,972
36	1200 R Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
37	Starling Office			Actual 2018	838,369	309,334	529,035	0	529,035			Actual 2017	714,771	307,408	407,362	0	407,362
38	2401 Linden Lane			Actual 2018	1,137,830	351,619	786,210	0	786,210			Actual 2017	1,126,447	337,556	788,891	0	788,891
39	Southwest Gas			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
40	632 Palmer Road Owners, Inc.
41	Bethpage Apartment Corp.
42	Colony Plaza Shopping Center			Actual 2018	697,697	258,434	439,263	0	439,263			Actual 2017	709,474	264,108	445,366	0	445,366
43	Bonnie Crest Owners Corp.
44	Florencia Villas			TTM 8/31/2019	736,739	404,468	332,271	0	332,271			Annualized 11 12/31/18	629,238	368,945	260,294	0	260,294
45	9635 Bermuda Rd			Actual 2018	237,527	97,439	140,088	0	140,088			Actual 2017	19,622	40,816	-21,194	0	-21,194
46	Vernon Manor Co-operative Apartments, Section II, Incorporated
47	Spring Stuebner Business Park			Actual 2017	576,306	211,977	364,329	0	364,329			NAV	NAV	NAV	NAV	NAV	NAV
48	Wakefield Owners Corp.
49	Dahill Gardens Apt. Inc.
50	60 Cooper Street Corporation
51	1922 McGraw Avenue Owners, Inc.
52	Connecticut Storage Portfolio			Actual 2018	573,491	206,134	367,357	0	367,357			Actual 2017	556,644	210,799	345,845	0	345,845
52.01	Dayville Storage			Actual 2018	227,466	72,860	154,606	0	154,606			Actual 2017	223,609	71,199	152,410	0	152,410
52.02	Mechanic Street Storage			Actual 2018	204,198	76,264	127,934	0	127,934			Actual 2017	196,950	84,891	112,059	0	112,059
52.03	Brooklyn Self Storage			Actual 2018	141,827	57,010	84,817	0	84,817			Actual 2017	136,085	54,708	81,377	0	81,377
53	Pine Tree Townhouses Cooperative, Inc.
54	61 East 72nd Street Corporation
55	244 Riverside Owners, Inc.
56	Acorn Machinery Corporation
57	366 Stewart Avenue, Inc.
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(6)(7)(8)(9)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(7)(8)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA
1	Park Tower at Transbay			N	Facebook, Inc.	755,914	98.9%	2/28/2034
2	230 Park Avenue South			N	Discovery Communications, LLC	361,214	96.7%	1/31/2037	JP Morgan Chase	12,165	3.3%	7/9/2021	Earth Mail	314	0.1%
3	Midtown Center			N	Fannie Mae	713,500	82.2%	9/30/2033	WeWork	109,943	12.7%	11/30/2036	Philotimo Hospitality Group LLC	12,319	1.4%
4	Metro 14 Self Storage Portfolio			N
4.01	N Desplaines – Chicago, IL			N
4.02	N Kirk Road – Batavia, IL			N
4.03	St. Road 54 (WC) – Wesley Chapel, FL			N
4.04	Starkey Road – Largo, FL			N
4.05	S Belcher Road – Seminole, FL			N
4.06	W Fletcher Avenue – Tampa, FL			N
4.07	Gunn Highway – Tampa, FL			N
4.08	W MLK – Tampa, FL			N
4.09	E Fletcher Ave – Tampa, FL			N
4.10	St. Road 54 (Lutz) – Lutz, FL			N
4.11	Bruce B. Downs – Tampa, FL			N
4.12	Barclay Road – Spring Hill, FL			N
4.13	Boyette Road – Riverview, FL			N
4.14	Robin Road – Lakeland, FL			N
5	Storage Post Portfolio			N
5.01	New Hyde Park			N
5.02	Station Square			N
5.03	Mills Pond Park			N
5.04	Huntington			N
5.05	Islandia			N
5.06	Lauderdale Manors			N
5.07	Wilton Manors			N
5.08	Franklin Park			N
5.09	Oakland Park			N
5.10	Lauderhill			N
5.11	Dixie Highway			N
6	ExchangeRight Net Leased Portfolio #29			Y	Various	Various	Various	Various
6.01	Fresenius Medical Care - Fayetteville, NC			Y	Fresenius Medical Care	23,529	100.0%	1/31/2031
6.02	BioLife Plasma Services LP			Y	BioLife Plasma Services L.P.	16,694	100.0%	5/31/2034
6.03	Hobby Lobby - Johnson City, TN			Y	Hobby Lobby	55,668	100.0%	1/31/2034
6.04	Walgreens - Levittown, PA			Y	Walgreens	14,820	100.0%	3/31/2029
6.05	Walgreens - Lafayette, LA			Y	Walgreens	14,820	100.0%	6/30/2034
6.06	Walgreens - Abita Springs, LA			Y	Walgreens	14,490	100.0%	6/30/2033
6.07	Walgreens - Coon Rapids, MN			Y	Walgreens	14,490	100.0%	6/30/2029
6.08	Walgreens - Gonzales, LA			Y	Walgreens	14,820	100.0%	10/31/2032
6.09	CVS Pharmacy - Mounds View, MN			Y	CVS Pharmacy	13,013	100.0%	1/31/2031
6.10	Fresenius Medical Care - Muncie, IN			Y	Fresenius Medical Care	12,111	100.0%	1/31/2029
6.11	Tractor Supply - Angleton, TX			Y	Tractor Supply	21,702	100.0%	12/31/2030
6.12	Tractor Supply - Bartonville, TX			Y	Tractor Supply	19,097	100.0%	12/31/2033
6.13	Walgreens - St. Louis, MO			Y	Walgreens	13,905	100.0%	1/31/2031
6.14	Walgreens - Canton, OH			Y	Walgreens	13,500	100.0%	7/31/2024
6.15	Dollar General - Harvey, LA			Y	Dollar General	9,100	100.0%	11/30/2029
6.16	Dollar General - Springfield, OH			Y	Dollar General	9,026	100.0%	1/31/2029
6.17	Dollar General - Middletown, OH			Y	Dollar General	9,100	100.0%	6/30/2033
6.18	Dollar General - Griffith, IN			Y	Dollar General	9,026	100.0%	11/30/2034
6.19	Dollar General - Painesville, OH			Y	Dollar General	9,100	100.0%	8/31/2034
6.2	Dollar General - Cleveland, OH			Y	Dolgen Midwest, LLC, dba Dollar General	7,489	100.0%	8/31/2034
6.21	Dollar General - Lafayette, LA			Y	Dollar General	9,026	100.0%	6/30/2034
6.22	Dollar General - Uniontown, OH			Y	Dollar General	9,026	100.0%	11/30/2029
6.23	Dollar General - St. Joseph, MO (50th Street)			Y	Dollar General	9,002	100.0%	8/31/2024
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)			Y	Dollar General	7,489	100.0%	7/31/2034
7	127 West 25th Street			N	Bowery Residents’ Committee	104,000	100.0%	2/18/2043
8	360 North Crescent Drive			Y	Platinum Equity	123,848	100.0%	9/30/2034
9	Tysons Tower			N	Intelsat Global Service Corporation	212,572	40.2%	7/31/2029	Deloitte, LLP	94,378	17.8%	8/31/2027	Splunk Inc.	57,521	10.9%
10	East Side Manhattan Multifamily Portfolio			N
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street			N
10.02	520 East 12th Street			N
10.03	418 East 88th Street			N
10.04	417 East 72nd Street			N
11	Bronx Multifamily Portfolio I			N
11.01	190 West 170th Street			N
11.02	1053-1057 Hoe Avenue			N
11.03	1136 Sherman Avenue			N
11.04	2979 Marion Avenue			N
11.05	3500 Tryon Avenue			N
12	Tesoro Apartments			N
13	ExchangeRight REIT Portfolio 1			N	Various	Various	Various	Various
13.01	Hy-Vee - Shakopee, MN			N	Hy-Vee	109,078	100.0%	1/17/2039
13.02	Walgreens - Grafton, WI			N	Walgreens	14,820	100.0%	7/31/2031
13.03	Walgreens - Geismar, LA			N	Walgreens	14,490	100.0%	10/1/2032
13.04	Walgreens - Pleasant Prairie, WI			N	Walgreens	14,820	100.0%	12/31/2029
13.05	Walgreens - Dolton, IL			N	Walgreens	15,120	100.0%	10/31/2022
13.06	Family Dollar - San Antonio, TX			N	Family Dollar	8,320	100.0%	6/30/2022
13.07	Dollar General - Beaumont, TX			N	Dollar General	9,100	100.0%	7/3/2034
13.08	Dollar General - Waterloo, IA			N	Dollar General	9,026	100.0%	9/30/2029
13.09	Dollar General - Pleasant Grove, AL			N	Dollar General	9,002	100.0%	3/31/2034
14	National Anchored Retail Portfolio			N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
14.01	Lakeline Plaza			N	Best Buy	45,416	14.5%	1/31/2025	Bed Bath & Beyond	34,361	11.0%	1/31/2023	Ross Dress for Less	30,187	9.6%
14.02	Forest Plaza			N	Kohl’s	106,091	24.5%	1/30/2021	Overstock Furniture & Mattress	65,262	15.0%	11/30/2020	Bed Bath & Beyond	35,800	8.3%
14.03	White Oaks Plaza			N	Kohl’s	97,245	29.3%	1/31/2023	Big Lots	45,177	13.6%	1/31/2022	TJ Maxx	25,000	7.5%
14.04	Muncie Towne Plaza			N	Kohl’s	80,654	47.0%	2/3/2024	TJ Maxx	29,352	17.1%	1/31/2023	Ulta	13,090	7.6%
14.05	Lakeline Village			N	Jumpstreet	32,212	76.3%	6/30/2021	Champion Performance Physical Therapy	5,800	13.7%	9/30/2021	Jazzercise	4,200	9.9%
15	Alan Luke Portfolio			N	Various	Various	Various	Various
15.01	WAG - Amarillo (Bell St.)			N	Walgreen Co.	15,120	100.0%	9/30/2032
15.02	WAG - Odessa			N	Walgreen Co.	15,120	100.0%	9/30/2032
15.03	WAG - Amarillo (S. Georgia St.)			N	Walgreen Co.	14,490	100.0%	9/30/2032
15.04	CVS - Columbus			N	Ohio CVS Stores, L.L.C.	11,099	100.0%	8/31/2039
15.05	Chili’s - Fayetteville			N	Chili’s	5,228	100.0%	8/31/2033
15.06	Biolife - Homewood			N	Bio-life Plasma Services, L.P.	24,000	100.0%	5/31/2029
16	6550 Sunset			N	Tornado Productions	11,846	40.0%	3/31/2026	Shamshiri Design Studio	7,900	26.7%	6/30/2025	Tocaya Organica	5,010	16.9%
17	Parke West Apartments			N
18	Albertsons - Rancho Mirage			N	Albertsons	57,497	100.0%	10/31/2039
19	Winston Churchill Owners Corp.
20	144-06 94th Avenue			N	NYC Department of Finance	85,004	100.0%	11/30/2033
21	Auburn Brook Apartments			N
22	Saxony Towers Realty Corp.
23	The Blvd			N	Epic Arcades	14,512	34.2%	9/30/2029	Tin Roof	10,078	23.7%	6/30/2029	Banditos	8,578	20.2%
24	Beacon View Apartments - WA			N
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	120	91	N
26	Fairfield Inn and Suites Moab	187	141	N
27	Columbia Hotel Portfolio	Various	Various	N
27.01	Hampton Inn Columbia	110	85	N
27.02	Holiday Inn Express & Suites Columbia	108	82	N
28	Rainier View Marketplace			N	Ross	25,101	35.7%	1/31/2023	Big 5	10,000	14.2%	1/31/2024	Ulta	9,952	14.2%
29	Hampton Inn By Hilton Wilmington	129	76	N
30	235 Plymouth House Owners Corp.
31	ADI Industrial			N	American Dawn, Inc.	296,260	100.0%	6/30/2034
32	Lockaway Storage Shaenfield			N
33	Westmoore Apartments			N
34	130 E. 63rd Owners Corporation
35	Storemore America Self Storage			N
36	1200 R Street			N	Hammel, Green and Abrahamson, Inc.	13,469	54.8%	3/31/2026	MarketOne Builders	7,899	32.1%	8/31/2026	Starbuck’s	3,226	13.1%
37	Starling Office			N	Primior	4,185	11.6%	12/31/2026	Optumcare Management, LLC	3,464	9.6%	2/28/2025	National College Resources Foundation	3,430	9.5%
38	2401 Linden Lane			N	Potomac Floral Wholesale, Inc.	36,883	43.1%	7/31/2027	Homer Optical Company, Inc.	13,313	15.6%	10/31/2023	Medical Center Orthotics	7,500	8.8%
39	Southwest Gas			N	Centuri Construction Group, Inc.	52,330	100.0%	8/31/2031
40	632 Palmer Road Owners, Inc.
41	Bethpage Apartment Corp.
42	Colony Plaza Shopping Center			N	Sherwin-Williams	4,509	13.5%	6/30/2025	Barney’s Café	3,310	9.9%	11/30/2023	Dr. Kaveh Baharvand Ahmadi Orthodontist	3,050	9.1%
43	Bonnie Crest Owners Corp.
44	Florencia Villas			N
45	9635 Bermuda Rd			N	Sea Salt	3,260	24.2%	10/31/2028	BurgerIM	1,750	13.0%	11/30/2027	Don Tortaco	1,600	11.9%
46	Vernon Manor Co-operative Apartments, Section II, Incorporated
47	Spring Stuebner Business Park			N	Brothers Lighting & Electrical Specialists, Inc.	8,250	12.5%	11/30/2020	Growth and Guidance Child Development Center	6,200	9.4%	8/31/2020	A Plus Baseball and Sports Training	4,500	6.8%
48	Wakefield Owners Corp.
49	Dahill Gardens Apt. Inc.
50	60 Cooper Street Corporation
51	1922 McGraw Avenue Owners, Inc.
52	Connecticut Storage Portfolio			N
52.01	Dayville Storage			N
52.02	Mechanic Street Storage			N
52.03	Brooklyn Self Storage			N
53	Pine Tree Townhouses Cooperative, Inc.
54	61 East 72nd Street Corporation
55	244 Riverside Owners, Inc.
56	Acorn Machinery Corporation
57	366 Stewart Avenue, Inc.
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(6)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)
1	Park Tower at Transbay										6/10/2019	6/10/2019		6/10/2019	12.0%	N	Y
2	230 Park Avenue South	2/28/2021									7/31/2019	8/7/2019				N	Y
3	Midtown Center	3/31/2030	Shoto / Akedo	11,616	1.3%	12/31/2029	Dauphine	6,465	0.7%	5/31/2029	9/9/2019	9/9/2019				N	Y
4	Metro 14 Self Storage Portfolio										Various	Various				N	Y
4.01	N Desplaines – Chicago, IL										8/14/2019	8/9/2019				N	Y
4.02	N Kirk Road – Batavia, IL										8/12/2019	8/9/2019				N	Y
4.03	St. Road 54 (WC) – Wesley Chapel, FL										8/12/2019	8/9/2019				N	Y
4.04	Starkey Road – Largo, FL										8/13/2019	8/12/2019				N	Y
4.05	S Belcher Road – Seminole, FL										8/12/2019	8/9/2019				N	Y
4.06	W Fletcher Avenue – Tampa, FL										8/14/2019	8/13/2019				N	Y
4.07	Gunn Highway – Tampa, FL										8/12/2019	8/6/2019				N	Y
4.08	W MLK – Tampa, FL										8/12/2019	8/12/2019				N	Y
4.09	E Fletcher Ave – Tampa, FL										8/12/2019	8/6/2019				N	Y
4.10	St. Road 54 (Lutz) – Lutz, FL										8/12/2019	8/12/2019				N	Y
4.11	Bruce B. Downs – Tampa, FL										8/12/2019	8/13/2019				N	Y
4.12	Barclay Road – Spring Hill, FL										8/12/2019	8/12/2019				N	Y
4.13	Boyette Road – Riverview, FL										8/12/2019	8/12/2019				N	Y
4.14	Robin Road – Lakeland, FL										8/12/2019	8/12/2019				N	Y
5	Storage Post Portfolio										7/26/2019	Various				N	Y
5.01	New Hyde Park										7/26/2019	8/1/2019				N	Y
5.02	Station Square										7/26/2019	8/5/2019				N	Y
5.03	Mills Pond Park										7/26/2019	8/1/2019				N	Y
5.04	Huntington										7/26/2019	8/1/2019				N	Y
5.05	Islandia										7/26/2019	8/1/2019				N	Y
5.06	Lauderdale Manors										7/26/2019	8/1/2019				N	Y
5.07	Wilton Manors										7/26/2019	8/5/2019				N	Y
5.08	Franklin Park										7/26/2019	8/1/2019				N	Y
5.09	Oakland Park										7/26/2019	8/5/2019				N	Y
5.10	Lauderhill										7/26/2019	8/5/2019				N	Y
5.11	Dixie Highway										7/26/2019	8/5/2019				N	Y
6	ExchangeRight Net Leased Portfolio #29										Various	Various				N	Y
6.01	Fresenius Medical Care - Fayetteville, NC										8/6/2019	8/6/2019				N	Y
6.02	BioLife Plasma Services LP										7/9/2019	7/9/2019				N	Y
6.03	Hobby Lobby - Johnson City, TN										8/6/2019	8/8/2019				N	Y
6.04	Walgreens - Levittown, PA										4/2/2019	4/3/2019				N	Y
6.05	Walgreens - Lafayette, LA										6/24/2019	6/24/2019				N	Y
6.06	Walgreens - Abita Springs, LA										6/24/2019	6/21/2019				N	Y
6.07	Walgreens - Coon Rapids, MN										3/14/2019	3/14/2019				N	Y
6.08	Walgreens - Gonzales, LA										6/21/2019	6/24/2019				N	Y
6.09	CVS Pharmacy - Mounds View, MN										6/27/2019	6/27/2019				N	Y
6.10	Fresenius Medical Care - Muncie, IN										8/6/2019	8/5/2019				N	Y
6.11	Tractor Supply - Angleton, TX										8/6/2019	8/6/2019				N	Y
6.12	Tractor Supply - Bartonville, TX										7/31/2019	7/30/2019				N	Y
6.13	Walgreens - St. Louis, MO										7/31/2019	7/31/2019				N	Y
6.14	Walgreens - Canton, OH										7/30/2019	7/30/2019				N	Y
6.15	Dollar General - Harvey, LA										6/5/2019	6/5/2019				N	Y
6.16	Dollar General - Springfield, OH										8/5/2019	8/5/2019				N	Y
6.17	Dollar General - Middletown, OH										8/6/2019	8/8/2019				N	Y
6.18	Dollar General - Griffith, IN										8/6/2019	8/6/2019				N	Y
6.19	Dollar General - Painesville, OH										8/16/2019	8/16/2019				N	Y
6.2	Dollar General - Cleveland, OH										8/6/2019	8/7/2019				N	Y
6.21	Dollar General - Lafayette, LA										8/1/2019	8/1/2019				N	Y
6.22	Dollar General - Uniontown, OH										6/3/2019	6/3/2019				N	Y
6.23	Dollar General - St. Joseph, MO (50th Street)										7/31/2019	7/30/2019				N	Y
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)										7/25/2019	7/25/2019				N	Y
7	127 West 25th Street										9/19/2019	9/19/2019				N	Y
8	360 North Crescent Drive										9/10/2019	9/11/2019		9/20/2019	19.0%	N	Y
9	Tysons Tower	5/31/2022	Morgan Franklin	28,553	5.4%	2/28/2027	Reed Smith LLP	28,553	5.4%	7/31/2029	8/13/2019	8/13/2019				N	Y
10	East Side Manhattan Multifamily Portfolio										8/9/2019	8/9/2019				N	Y
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street										8/9/2019	8/9/2019				N	Y
10.02	520 East 12th Street										8/9/2019	8/9/2019				N	Y
10.03	418 East 88th Street										8/9/2019	8/9/2019				N	Y
10.04	417 East 72nd Street										8/9/2019	8/9/2019				N	Y
11	Bronx Multifamily Portfolio I										8/26/2019	8/26/2019				N	Y
11.01	190 West 170th Street										8/26/2019	8/26/2019				N	Y
11.02	1053-1057 Hoe Avenue										8/26/2019	8/26/2019				N	Y
11.03	1136 Sherman Avenue										8/26/2019	8/26/2019				N	Y
11.04	2979 Marion Avenue										8/26/2019	8/26/2019				N	Y
11.05	3500 Tryon Avenue										8/26/2019	8/26/2019				N	Y
12	Tesoro Apartments										8/29/2019	8/29/2019		8/29/2019	5.0%	N	Y
13	ExchangeRight REIT Portfolio 1										Various	Various				N	Y
13.01	Hy-Vee - Shakopee, MN										9/9/2019	9/10/2019				N	Y
13.02	Walgreens - Grafton, WI										9/10/2019	9/9/2019				N	Y
13.03	Walgreens - Geismar, LA										6/24/2019	6/24/2019				N	Y
13.04	Walgreens - Pleasant Prairie, WI										9/9/2019	9/9/2019				N	Y
13.05	Walgreens - Dolton, IL										8/20/2019	8/20/2019				N	Y
13.06	Family Dollar - San Antonio, TX										9/9/2019	9/10/2019				N	Y
13.07	Dollar General - Beaumont, TX										8/14/2019	8/16/2019				N	Y
13.08	Dollar General - Waterloo, IA										9/10/2019	9/10/2019				N	Y
13.09	Dollar General - Pleasant Grove, AL										5/1/2019	5/1/2019				N	Y
14	National Anchored Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various				N	Y
14.01	Lakeline Plaza	1/31/2024	TJ Maxx	29,526	9.4%	4/30/2026	Petsmart	26,374	8.4%	1/31/2020	7/29/2019	7/29/2019				N	Y
14.02	Forest Plaza	9/30/2021	Marshalls	24,900	5.7%	1/31/2023	Office Max	24,470	5.6%	10/31/2021	7/29/2019	7/29/2019				N	Y
14.03	White Oaks Plaza	1/31/2022	Homegoods	23,800	7.2%	7/31/2028	Overstock Furniture & Mattress	21,500	6.5%	2/29/2020	7/29/2019	7/29/2019				N	Y
14.04	Muncie Towne Plaza	9/30/2023	Shoe Carnival	11,964	7.0%	1/31/2022	Maurices	5,200	3.0%	1/31/2021	7/29/2019	7/29/2019				N	Y
14.05	Lakeline Village	12/31/2023	N/A	N/A		N/A	N/A	N/A		N/A	8/2/2019	8/2/2019				N	Y
15	Alan Luke Portfolio										Various	Various				N	Y
15.01	WAG - Amarillo (Bell St.)										7/12/2019	7/12/2019				N	Y
15.02	WAG - Odessa										7/15/2019	7/15/2019				N	Y
15.03	WAG - Amarillo (S. Georgia St.)										7/12/2019	7/12/2019				N	Y
15.04	CVS - Columbus										4/23/2019	4/23/2019				N	Y
15.05	Chili’s - Fayetteville										9/12/2019	9/12/2019				N	Y
15.06	Biolife - Homewood										8/2/2019	8/2/2019				N	Y
16	6550 Sunset	7/31/2027	Superba Food & Bread	4,854	16.4%	11/30/2029					8/7/2019	8/7/2019		8/7/2019	19.0%	N	Y
17	Parke West Apartments										9/11/2019	9/11/2019		9/11/2019	5.0%	N	Y
18	Albertsons - Rancho Mirage										8/27/2019	2/22/2019		2/21/2019	10.0%	N	Y
19	Winston Churchill Owners Corp.										9/9/2019	9/5/2019				N	Y
20	144-06 94th Avenue										7/26/2019	7/26/2019				N	Y
21	Auburn Brook Apartments										9/9/2019	9/4/2019				N	Y
22	Saxony Towers Realty Corp.										9/13/2019	9/10/2019				N	Y
23	The Blvd	8/31/2029	BurgerFi	4,555	10.7%	3/31/2029	The General Store	3,214	7.6%	8/29/2023	7/30/2019	7/30/2019				N	Y
24	Beacon View Apartments - WA										8/5/2019	8/7/2019		8/2/2019	9.0%	N	Y
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf										8/6/2019	8/6/2019				N	Y
26	Fairfield Inn and Suites Moab										7/30/2019	7/29/2019				N	Y
27	Columbia Hotel Portfolio										7/23/2019	7/23/2019				N	Y
27.01	Hampton Inn Columbia										7/23/2019	7/23/2019				N	Y
27.02	Holiday Inn Express & Suites Columbia										7/23/2019	7/23/2019				N	Y
28	Rainier View Marketplace	9/30/2022	Red Robin	5,806	8.3%	1/31/2028	Pacific Dental Services	5,651	8.0%	6/30/2029	7/2/2019	6/25/2019		7/2/2019	12.0%	N	Y
29	Hampton Inn By Hilton Wilmington										8/6/2019	8/5/2019				N	Y
30	235 Plymouth House Owners Corp.										8/27/2019	8/26/2019				N	Y
31	ADI Industrial										8/22/2019	8/6/2019				N	Y
32	Lockaway Storage Shaenfield										8/23/2019	8/22/2019				N	Y
33	Westmoore Apartments										8/8/2019	8/8/2019				N	Y
34	130 E. 63rd Owners Corporation										9/16/2019	9/17/2019				N	Y
35	Storemore America Self Storage										7/24/2019	7/24/2019		7/23/2019	11.0%	N	Y
36	1200 R Street	3/31/2028									6/10/2019	6/10/2019		6/10/2019	8.0%	N	Y
37	Starling Office	5/31/2022	Waters & Robinson, LLP	2,974	8.3%	9/30/2020	Law Offices of Marc Hawkins	2,971	8.2%	11/30/2019	7/30/2019	7/30/2019		7/30/2019	9.0%	N	Y
38	2401 Linden Lane	8/31/2027	Christ Gospel Church, Inc.	6,000	7.0%	2/28/2023	Berkel & Company	5,400	6.3%	5/31/2021	7/25/2019	8/5/2019				N	Y
39	Southwest Gas										7/25/2019	7/25/2019				N	Y
40	632 Palmer Road Owners, Inc.										8/7/2019	8/5/2019				N	Y
41	Bethpage Apartment Corp.										9/17/2019	9/18/2019				N	Y
42	Colony Plaza Shopping Center	2/29/2024	Amore Restaurant	3,000	9.0%	7/31/2027	Colony Cleaners	2,839	8.5%	5/31/2020	8/15/2019	8/15/2019				N	Y
43	Bonnie Crest Owners Corp.										9/17/2019	9/13/2019				N	Y
44	Florencia Villas										8/8/2019	8/8/2019				N	Y
45	9635 Bermuda Rd	7/31/2028	Marco’s Pizza	1,600	11.9%	11/30/2027	Solei Nail Bar	1,500	11.1%	3/31/2028	8/26/2019	8/26/2019				N	Y
46	Vernon Manor Co-operative Apartments, Section II, Incorporated										9/9/2019	9/4/2019				N	Y
47	Spring Stuebner Business Park	11/30/2019	Home Staging for Houston	4,500	6.8%	8/31/2021	Greg Majors	4,500	6.8%	3/31/2022	8/14/2019	8/14/2019				N	Y
48	Wakefield Owners Corp.										7/25/2019	7/23/2019				N	Y
49	Dahill Gardens Apt. Inc.										6/21/2019	6/21/2019				N	Y
50	60 Cooper Street Corporation										8/29/2019	8/29/2019				N	Y
51	1922 McGraw Avenue Owners, Inc.										8/9/2019	8/8/2019				N	Y
52	Connecticut Storage Portfolio										8/8/2019	8/8/2019				N	Y
52.01	Dayville Storage										8/8/2019	8/8/2019				N	Y
52.02	Mechanic Street Storage										8/8/2019	8/8/2019				N	Y
52.03	Brooklyn Self Storage										8/8/2019	8/8/2019				N	Y
53	Pine Tree Townhouses Cooperative, Inc.										7/18/2019	7/18/2019				N	Y
54	61 East 72nd Street Corporation										8/20/2019	8/19/2019				N	Y
55	244 Riverside Owners, Inc.										8/7/2019	7/8/2019				N	Y
56	Acorn Machinery Corporation										7/22/2019	7/19/2019				N	Y
57	366 Stewart Avenue, Inc.										8/20/2019	8/16/2019				N	Y
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.										8/29/2019	8/28/2019				N	Y
A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)
1	Park Tower at Transbay	Refinance	4,412,926	0	Springing			0	Springing			0	0	0			80,198,366
2	230 Park Avenue South	Refinance	0	0	Springing			0	Springing			0	0	0			0
3	Midtown Center	Refinance	0	0	Springing			0	Springing			0	Springing	433,827			0
4	Metro 14 Self Storage Portfolio	Refinance	0	684,910	143,113	Cash		0	Springing			0	7,826; Springing	187,834	Cash		0
4.01	N Desplaines – Chicago, IL
4.02	N Kirk Road – Batavia, IL
4.03	St. Road 54 (WC) – Wesley Chapel, FL
4.04	Starkey Road – Largo, FL
4.05	S Belcher Road – Seminole, FL
4.06	W Fletcher Avenue – Tampa, FL
4.07	Gunn Highway – Tampa, FL
4.08	W MLK – Tampa, FL
4.09	E Fletcher Ave – Tampa, FL
4.10	St. Road 54 (Lutz) – Lutz, FL
4.11	Bruce B. Downs – Tampa, FL
4.12	Barclay Road – Spring Hill, FL
4.13	Boyette Road – Riverview, FL
4.14	Robin Road – Lakeland, FL
5	Storage Post Portfolio	Acquisition	0	0	Springing			0	Springing			0	0	0			0
5.01	New Hyde Park
5.02	Station Square
5.03	Mills Pond Park
5.04	Huntington
5.05	Islandia
5.06	Lauderdale Manors
5.07	Wilton Manors
5.08	Franklin Park
5.09	Oakland Park
5.10	Lauderhill
5.11	Dixie Highway
6	ExchangeRight Net Leased Portfolio #29	Acquisition	406,929	526,625	Springing	Cash		0	Springing			102,000	2,338; Springing	0	Cash		500,000
6.01	Fresenius Medical Care - Fayetteville, NC
6.02	BioLife Plasma Services LP
6.03	Hobby Lobby - Johnson City, TN
6.04	Walgreens - Levittown, PA
6.05	Walgreens - Lafayette, LA
6.06	Walgreens - Abita Springs, LA
6.07	Walgreens - Coon Rapids, MN
6.08	Walgreens - Gonzales, LA
6.09	CVS Pharmacy - Mounds View, MN
6.10	Fresenius Medical Care - Muncie, IN
6.11	Tractor Supply - Angleton, TX
6.12	Tractor Supply - Bartonville, TX
6.13	Walgreens - St. Louis, MO
6.14	Walgreens - Canton, OH
6.15	Dollar General - Harvey, LA
6.16	Dollar General - Springfield, OH
6.17	Dollar General - Middletown, OH
6.18	Dollar General - Griffith, IN
6.19	Dollar General - Painesville, OH
6.2	Dollar General - Cleveland, OH
6.21	Dollar General - Lafayette, LA
6.22	Dollar General - Uniontown, OH
6.23	Dollar General - St. Joseph, MO (50th Street)
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)
7	127 West 25th Street	Refinance	0	0	Springing			0	Springing			0	Springing	0			0
8	360 North Crescent Drive	Refinance	0	69,628	69,628	Cash		0	Springing			600,000	Springing	0	Cash		0
9	Tysons Tower	Recapitalization	0	0	Springing			0	Springing			0	Springing	1,000,000			0
10	East Side Manhattan Multifamily Portfolio	Refinance	287,168	223,686	79,805	Cash		0	Springing			31,250	2,604	31,250	Cash		0
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street
10.02	520 East 12th Street
10.03	418 East 88th Street
10.04	417 East 72nd Street
11	Bronx Multifamily Portfolio I	Refinance	11,154	149,448	49,816	Cash		0	Springing			0	5,070	0	Cash		0
11.01	190 West 170th Street
11.02	1053-1057 Hoe Avenue
11.03	1136 Sherman Avenue
11.04	2979 Marion Avenue
11.05	3500 Tryon Avenue
12	Tesoro Apartments	Refinance	0	17,292	4,323	Cash		0	Springing			0	3,208	0	Cash		0
13	ExchangeRight REIT Portfolio 1	Acquisition	0	28,215	Springing	Cash		0	Springing			67,000	638	0	Cash		392,000
13.01	Hy-Vee - Shakopee, MN
13.02	Walgreens - Grafton, WI
13.03	Walgreens - Geismar, LA
13.04	Walgreens - Pleasant Prairie, WI
13.05	Walgreens - Dolton, IL
13.06	Family Dollar - San Antonio, TX
13.07	Dollar General - Beaumont, TX
13.08	Dollar General - Waterloo, IA
13.09	Dollar General - Pleasant Grove, AL
14	National Anchored Retail Portfolio	Refinance	0	1,111,745	275,628	Cash		0	Springing			0	16,160	0	Cash		6,000,000
14.01	Lakeline Plaza
14.02	Forest Plaza
14.03	White Oaks Plaza
14.04	Muncie Towne Plaza
14.05	Lakeline Village
15	Alan Luke Portfolio	Acquisition	12,938	20,172	20,172	Cash		1,453	1,453	Cash		0	0	0			0
15.01	WAG - Amarillo (Bell St.)
15.02	WAG - Odessa
15.03	WAG - Amarillo (S. Georgia St.)
15.04	CVS - Columbus
15.05	Chili’s - Fayetteville
15.06	Biolife - Homewood
16	6550 Sunset	Refinance	0	34,468	11,489	Cash		136	136	Cash		0	494	23,689	Cash		0
17	Parke West Apartments	Refinance	0	39,501	6,584	Cash		14,171	1,288	Cash		0	1,813	0	Cash		0
18	Albertsons - Rancho Mirage	Acquisition	0	0	Springing			2,830	1,415	Cash		0	719	43,123	0	0	0
19	Winston Churchill Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0			0
20	144-06 94th Avenue	Refinance	5,313	71,610	23,870	Cash		0	Springing			0	1,417	0	Cash		0
21	Auburn Brook Apartments	Recapitalization	0	4,017	1,339	Cash		19,178	4,794	Cash		0	2,000	0	Cash		0
22	Saxony Towers Realty Corp.	Refinance	0	0	Springing			0	Springing			0	0	0			0
23	The Blvd	Acquisition	10,000	40,345	4,034	Cash		0	Springing			0	531	12,742	Cash		0
24	Beacon View Apartments - WA	Refinance	0	14,313	14,313	Cash		0	Springing			0	1,980	47,500	Cash		0
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	Refinance	0	10,439	10,439	Cash		0	Springing			0	8,357	0	Cash		0
26	Fairfield Inn and Suites Moab	Refinance	0	106,451	9,906	Cash		0	Springing			750,000	14,264	0	Cash		0
27	Columbia Hotel Portfolio	Refinance	0	202,667	20,267	Cash		13,222	3,306	Cash		0	15,951	0	Cash		0
27.01	Hampton Inn Columbia
27.02	Holiday Inn Express & Suites Columbia
28	Rainier View Marketplace	Acquisition	0	15,466	15,466	Cash		1,734	867	Cash		0	879	42,168	Cash		0
29	Hampton Inn By Hilton Wilmington	Refinance	0	65,688	7,298	Cash		0	Springing			0	6,814	0	Cash		0
30	235 Plymouth House Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0			0
31	ADI Industrial	Refinance	0	12,311	12,311	Cash		0	Springing			0	2,469	0	Cash		300,000
32	Lockaway Storage Shaenfield	Refinance	66,055	187,200	18,720	Cash		0	Springing			115,000	2,015	187,538	Cash		0
33	Westmoore Apartments	Refinance	28,125	30,235	8,483	Cash		0	Springing			0	6,308	0	Cash		0
34	130 E. 63rd Owners Corporation	Refinance	0	0	Springing			0	Springing			0	0	0			0
35	Storemore America Self Storage	Refinance	0	38,087	5,441	Cash		6,545	935	Cash		0	501	0	Cash		0
36	1200 R Street	Acquisition	0	48,615	6,945	Cash		7,874	656	Cash		0	403	0	Cash		0
37	Starling Office	Refinance	0	59,759	8,537	Cash		621	621	Cash		0	601	0	Cash		50,000
38	2401 Linden Lane	Recapitalization	533,945	9,451	9,451	Cash		0	Springing			0	1,069	0	Cash		0
39	Southwest Gas	Acquisition	0	0	Springing			0	Springing			0	Springing	0			0
40	632 Palmer Road Owners, Inc.	Refinance	0	0	Springing			0	Springing			0	0	0			0
41	Bethpage Apartment Corp.	Refinance	0	0	Springing			0	Springing			0	0	0			0
42	Colony Plaza Shopping Center	Refinance	0	105,969	10,597	Cash		0	Springing			0	443	15,960	Cash		100,000
43	Bonnie Crest Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0			0
44	Florencia Villas	Refinance	18,750	0	Springing			0	Springing			0	1,576	37,816	Cash		0
45	9635 Bermuda Rd	Refinance	0	4,170	2,085	Cash		0	Springing			0	225	10,781	Cash		0
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	Refinance	0	0	Springing			0	Springing			0	0	0			0
47	Spring Stuebner Business Park	Acquisition	8,281	25,550	2,555	Cash		4,922	2,461	Cash		25,000	551	25,000	Cash		75,000
48	Wakefield Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0			0
49	Dahill Gardens Apt. Inc.	Refinance	0	0	Springing			0	Springing			0	0	0			0
50	60 Cooper Street Corporation	Refinance	0	0	Springing			0	Springing			0	0	0			0
51	1922 McGraw Avenue Owners, Inc.	Refinance	0	16,215	8,108	Cash		0	Springing			0	0	0			0
52	Connecticut Storage Portfolio	Refinance	121,538	11,804	7,091	Cash		5,616	1,617			0	904	0	Cash		0
52.01	Dayville Storage
52.02	Mechanic Street Storage
52.03	Brooklyn Self Storage
53	Pine Tree Townhouses Cooperative, Inc.	Refinance	0	0	Springing			0	Springing			0	0	0			0
54	61 East 72nd Street Corporation	Refinance	0	0	Springing			0	Springing			0	0	0			0
55	244 Riverside Owners, Inc.	Refinance	0	61,847	30,923	Cash		0	Springing			0	0	0			0
56	Acorn Machinery Corporation	Refinance	0	0	Springing			0	Springing			0	0	0			0
57	366 Stewart Avenue, Inc.	Refinance	0	0	Springing			0	Springing			0	0	0			0
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	Refinance	0	30,831	5,124	Cash		0	Springing			0	0	0			0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(10)
1	Park Tower at Transbay	0	0	Cash		0	0			Regulatory Fees Reserve
2	230 Park Avenue South	0	0			0	0			Rent Concession Reserve
3	Midtown Center	Springing	1,735,308			0	0			Rent Concession Reserve
4	Metro 14 Self Storage Portfolio	0	0			0	0
4.01	N Desplaines – Chicago, IL
4.02	N Kirk Road – Batavia, IL
4.03	St. Road 54 (WC) – Wesley Chapel, FL
4.04	Starkey Road – Largo, FL
4.05	S Belcher Road – Seminole, FL
4.06	W Fletcher Avenue – Tampa, FL
4.07	Gunn Highway – Tampa, FL
4.08	W MLK – Tampa, FL
4.09	E Fletcher Ave – Tampa, FL
4.10	St. Road 54 (Lutz) – Lutz, FL
4.11	Bruce B. Downs – Tampa, FL
4.12	Barclay Road – Spring Hill, FL
4.13	Boyette Road – Riverview, FL
4.14	Robin Road – Lakeland, FL
5	Storage Post Portfolio	0	0			0	0
5.01	New Hyde Park
5.02	Station Square
5.03	Mills Pond Park
5.04	Huntington
5.05	Islandia
5.06	Lauderdale Manors
5.07	Wilton Manors
5.08	Franklin Park
5.09	Oakland Park
5.10	Lauderhill
5.11	Dixie Highway
6	ExchangeRight Net Leased Portfolio #29	Springing	0	Cash		0	0			BioLife Rollover Reserve
6.01	Fresenius Medical Care - Fayetteville, NC
6.02	BioLife Plasma Services LP
6.03	Hobby Lobby - Johnson City, TN
6.04	Walgreens - Levittown, PA
6.05	Walgreens - Lafayette, LA
6.06	Walgreens - Abita Springs, LA
6.07	Walgreens - Coon Rapids, MN
6.08	Walgreens - Gonzales, LA
6.09	CVS Pharmacy - Mounds View, MN
6.10	Fresenius Medical Care - Muncie, IN
6.11	Tractor Supply - Angleton, TX
6.12	Tractor Supply - Bartonville, TX
6.13	Walgreens - St. Louis, MO
6.14	Walgreens - Canton, OH
6.15	Dollar General - Harvey, LA
6.16	Dollar General - Springfield, OH
6.17	Dollar General - Middletown, OH
6.18	Dollar General - Griffith, IN
6.19	Dollar General - Painesville, OH
6.2	Dollar General - Cleveland, OH
6.21	Dollar General - Lafayette, LA
6.22	Dollar General - Uniontown, OH
6.23	Dollar General - St. Joseph, MO (50th Street)
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)
7	127 West 25th Street	Springing	0			0	0
8	360 North Crescent Drive	Springing	0			0	0
9	Tysons Tower	Springing	1,321,825			0	0
10	East Side Manhattan Multifamily Portfolio	Springing	0			0	0
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street
10.02	520 East 12th Street
10.03	418 East 88th Street
10.04	417 East 72nd Street
11	Bronx Multifamily Portfolio I	0	0			0	0
11.01	190 West 170th Street
11.02	1053-1057 Hoe Avenue
11.03	1136 Sherman Avenue
11.04	2979 Marion Avenue
11.05	3500 Tryon Avenue
12	Tesoro Apartments	0	0			0	0
13	ExchangeRight REIT Portfolio 1	Springing	0	Cash		0	0
13.01	Hy-Vee - Shakopee, MN
13.02	Walgreens - Grafton, WI
13.03	Walgreens - Geismar, LA
13.04	Walgreens - Pleasant Prairie, WI
13.05	Walgreens - Dolton, IL
13.06	Family Dollar - San Antonio, TX
13.07	Dollar General - Beaumont, TX
13.08	Dollar General - Waterloo, IA
13.09	Dollar General - Pleasant Grove, AL
14	National Anchored Retail Portfolio	Springing	10,000,000	Cash		0	0			Rent Concession Reserve ($57,648.24); Outstanding TI/LC Reserve ($896,489.44)
14.01	Lakeline Plaza
14.02	Forest Plaza
14.03	White Oaks Plaza
14.04	Muncie Towne Plaza
14.05	Lakeline Village
15	Alan Luke Portfolio	1,000	0	Cash		0	0
15.01	WAG - Amarillo (Bell St.)
15.02	WAG - Odessa
15.03	WAG - Amarillo (S. Georgia St.)
15.04	CVS - Columbus
15.05	Chili’s - Fayetteville
15.06	Biolife - Homewood
16	6550 Sunset	3,701	177,666	Cash		0	0			Superba Gap Rent
17	Parke West Apartments	0	0			0	0
18	Albertsons - Rancho Mirage	0	0			0	0
19	Winston Churchill Owners Corp.	0	0			0	0
20	144-06 94th Avenue	0	0			0	0			Outstanding TI & LC Funds
21	Auburn Brook Apartments	0	0			0	0
22	Saxony Towers Realty Corp.	0	0			0	0			Collateral Security Agreement RE: Maintenance Arrears
23	The Blvd	2,230	107,029	Cash		0	0
24	Beacon View Apartments - WA	0	0			0	0
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	0	0			0	0
26	Fairfield Inn and Suites Moab	0	0			0	0			Seasonality Reserve Fund
27	Columbia Hotel Portfolio	0	0			0	0
27.01	Hampton Inn Columbia
27.02	Holiday Inn Express & Suites Columbia
28	Rainier View Marketplace	5,271	189,756	Cash		0	0			Nothing Bundt Cake Gap and Free Rent ($30,600); Nothing Bundt Cake TI Allowance ($205,854.38); Nothing Bundt Cake Leasing Commission ($9,486)
29	Hampton Inn By Hilton Wilmington	0	0			0	0
30	235 Plymouth House Owners Corp.	0	0			0	0
31	ADI Industrial	12,344	300,000	Cash		0	0
32	Lockaway Storage Shaenfield	0	0			0	0
33	Westmoore Apartments	0	0			0	0
34	130 E. 63rd Owners Corporation	0	0			0	0
35	Storemore America Self Storage	0	0			0	0
36	1200 R Street	3,529	0	Cash	0	0	0
37	Starling Office	Springing	150,000	Cash		0	0			Rent Abatement Reserve
38	2401 Linden Lane	7,129	171,100	Cash		0	0
39	Southwest Gas	Springing	0			0	0			Prepaid Rent Reserve
40	632 Palmer Road Owners, Inc.	0	0			0	0			Collateral Security Agreement for Capital Improvements
41	Bethpage Apartment Corp.	0	0			0	0
42	Colony Plaza Shopping Center	2,785	100,000	Cash		0	0
43	Bonnie Crest Owners Corp.	0	0			0	0
44	Florencia Villas	0	0			0	0
45	9635 Bermuda Rd	1,404	67,380	Cash		0	0			Free Rent and Reimbursement
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	0	0			0	0
47	Spring Stuebner Business Park	5,510	75,000	Cash		0	0
48	Wakefield Owners Corp.	0	0			0	0
49	Dahill Gardens Apt. Inc.	0	0			0	0
50	60 Cooper Street Corporation	0	0			0	0
51	1922 McGraw Avenue Owners, Inc.	0	0			0	0			Collateral Security Agreement for Capital Improvements
52	Connecticut Storage Portfolio	0	0			0	0
52.01	Dayville Storage
52.02	Mechanic Street Storage
52.03	Brooklyn Self Storage
53	Pine Tree Townhouses Cooperative, Inc.	0	0			0	0
54	61 East 72nd Street Corporation	0	0			0	0
55	244 Riverside Owners, Inc.	0	0			0	0			Collateral Security Agreement for Capital Improvements
56	Acorn Machinery Corporation	0	0			0	0
57	366 Stewart Avenue, Inc.	0	0			0	0
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	0	0			0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(4)(6)	Other Escrow I (Monthly) ($)(10)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(11)	Other Escrow II (Initial) ($)(6)(11)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)
1	Park Tower at Transbay	5,528,653	0	0	Cash			0	0	0
2	230 Park Avenue South	24,763,070	0	0	Cash		Existing Landlord Obligations Reserve	34,263,578	0	0
3	Midtown Center	1,166,184	0	0	Cash		Existing TI/LC Obligations Reserve	31,164,159	0	0
4	Metro 14 Self Storage Portfolio	0	0	0				0	0	0
4.01	N Desplaines – Chicago, IL
4.02	N Kirk Road – Batavia, IL
4.03	St. Road 54 (WC) – Wesley Chapel, FL
4.04	Starkey Road – Largo, FL
4.05	S Belcher Road – Seminole, FL
4.06	W Fletcher Avenue – Tampa, FL
4.07	Gunn Highway – Tampa, FL
4.08	W MLK – Tampa, FL
4.09	E Fletcher Ave – Tampa, FL
4.10	St. Road 54 (Lutz) – Lutz, FL
4.11	Bruce B. Downs – Tampa, FL
4.12	Barclay Road – Spring Hill, FL
4.13	Boyette Road – Riverview, FL
4.14	Robin Road – Lakeland, FL
5	Storage Post Portfolio	0	0	0				0	0	0
5.01	New Hyde Park
5.02	Station Square
5.03	Mills Pond Park
5.04	Huntington
5.05	Islandia
5.06	Lauderdale Manors
5.07	Wilton Manors
5.08	Franklin Park
5.09	Oakland Park
5.10	Lauderhill
5.11	Dixie Highway
6	ExchangeRight Net Leased Portfolio #29	0	Springing	0				0	0	0
6.01	Fresenius Medical Care - Fayetteville, NC
6.02	BioLife Plasma Services LP
6.03	Hobby Lobby - Johnson City, TN
6.04	Walgreens - Levittown, PA
6.05	Walgreens - Lafayette, LA
6.06	Walgreens - Abita Springs, LA
6.07	Walgreens - Coon Rapids, MN
6.08	Walgreens - Gonzales, LA
6.09	CVS Pharmacy - Mounds View, MN
6.10	Fresenius Medical Care - Muncie, IN
6.11	Tractor Supply - Angleton, TX
6.12	Tractor Supply - Bartonville, TX
6.13	Walgreens - St. Louis, MO
6.14	Walgreens - Canton, OH
6.15	Dollar General - Harvey, LA
6.16	Dollar General - Springfield, OH
6.17	Dollar General - Middletown, OH
6.18	Dollar General - Griffith, IN
6.19	Dollar General - Painesville, OH
6.2	Dollar General - Cleveland, OH
6.21	Dollar General - Lafayette, LA
6.22	Dollar General - Uniontown, OH
6.23	Dollar General - St. Joseph, MO (50th Street)
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)
7	127 West 25th Street	0	0	0				0	0	0
8	360 North Crescent Drive	0	0	0				0	0	0
9	Tysons Tower	0	0	0				0	0	0
10	East Side Manhattan Multifamily Portfolio	0	0	0				0	0	0
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street
10.02	520 East 12th Street
10.03	418 East 88th Street
10.04	417 East 72nd Street
11	Bronx Multifamily Portfolio I	0	0	0				0	0	0
11.01	190 West 170th Street
11.02	1053-1057 Hoe Avenue
11.03	1136 Sherman Avenue
11.04	2979 Marion Avenue
11.05	3500 Tryon Avenue
12	Tesoro Apartments	0	0	0				0	0	0
13	ExchangeRight REIT Portfolio 1	0	0	0				0	0	0
13.01	Hy-Vee - Shakopee, MN
13.02	Walgreens - Grafton, WI
13.03	Walgreens - Geismar, LA
13.04	Walgreens - Pleasant Prairie, WI
13.05	Walgreens - Dolton, IL
13.06	Family Dollar - San Antonio, TX
13.07	Dollar General - Beaumont, TX
13.08	Dollar General - Waterloo, IA
13.09	Dollar General - Pleasant Grove, AL
14	National Anchored Retail Portfolio	954,138	0	0	Cash			0	0	0
14.01	Lakeline Plaza
14.02	Forest Plaza
14.03	White Oaks Plaza
14.04	Muncie Towne Plaza
14.05	Lakeline Village
15	Alan Luke Portfolio	0	0	0				0	0	0
15.01	WAG - Amarillo (Bell St.)
15.02	WAG - Odessa
15.03	WAG - Amarillo (S. Georgia St.)
15.04	CVS - Columbus
15.05	Chili’s - Fayetteville
15.06	Biolife - Homewood
16	6550 Sunset	70,853	0	0	Cash		Tornado Productions Outstanding Free Rent ($241,760.45); Tornado Productions Outstanding TI allowance ($457,842.00); Outstanding LC Superba ($59,641.00)	759,243	0	0
17	Parke West Apartments	0	0	0				0	0	0
18	Albertsons - Rancho Mirage	0	0	0				0	0	0
19	Winston Churchill Owners Corp.	0	0	0				0	0	0
20	144-06 94th Avenue	30,000	0	0	Cash			0	0	0
21	Auburn Brook Apartments	0	0	0				0	0	0
22	Saxony Towers Realty Corp.	250,000	0	0	Cash			0	0	0
23	The Blvd	0	0	0				0	0	0
24	Beacon View Apartments - WA	0	0	0				0	0	0
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf	0	0	0				0	0	0
26	Fairfield Inn and Suites Moab	409,500	58,500	0	Cash			0	0	0
27	Columbia Hotel Portfolio	0	0	0				0	0	0
27.01	Hampton Inn Columbia
27.02	Holiday Inn Express & Suites Columbia
28	Rainier View Marketplace	245,940	0	0				0	0	0
29	Hampton Inn By Hilton Wilmington	0	0	0				0	0	0
30	235 Plymouth House Owners Corp.	0	0	0				0	0	0
31	ADI Industrial	0	0	0				0	0	0
32	Lockaway Storage Shaenfield	0	0	0				0	0	0
33	Westmoore Apartments	0	0	0				0	0	0
34	130 E. 63rd Owners Corporation	0	0	0				0	0	0
35	Storemore America Self Storage	0	0	0				0	0	0
36	1200 R Street	0	0	0				0	0	0
37	Starling Office	9,304	0	0	Cash			0	0	0
38	2401 Linden Lane	0	0	0				0	0	0
39	Southwest Gas	533,500	0	0	Cash			0	0	0
40	632 Palmer Road Owners, Inc.	750,000	0	0	Cash			0	0	0
41	Bethpage Apartment Corp.	0	0	0				0	0	0
42	Colony Plaza Shopping Center	0	0	0				0	0	0
43	Bonnie Crest Owners Corp.	0	0	0				0	0	0
44	Florencia Villas	0	0	0				0	0	0
45	9635 Bermuda Rd	7,390	0	0	Cash			0	0	0
46	Vernon Manor Co-operative Apartments, Section II, Incorporated	0	0	0				0	0	0
47	Spring Stuebner Business Park	0	0	0				0	0	0
48	Wakefield Owners Corp.	0	0	0				0	0	0
49	Dahill Gardens Apt. Inc.	0	0	0				0	0	0
50	60 Cooper Street Corporation	0	0	0				0	0	0
51	1922 McGraw Avenue Owners, Inc.	100,000	0	0	Cash			0	0	0
52	Connecticut Storage Portfolio	0	0	0				0	0	0
52.01	Dayville Storage
52.02	Mechanic Street Storage
52.03	Brooklyn Self Storage
53	Pine Tree Townhouses Cooperative, Inc.	0	0	0				0	0	0
54	61 East 72nd Street Corporation	0	0	0				0	0	0
55	244 Riverside Owners, Inc.	350,000	0	0	Cash		Negative Carry Collateral Security Agreement	75,000	0	0
56	Acorn Machinery Corporation	0	0	0				0	0	0
57	366 Stewart Avenue, Inc.	0	0	0				0	0	0
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	0	0	0				0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)
1	Park Tower at Transbay				Fee				Hard/Springing Cash Management
2	230 Park Avenue South	Cash			Fee				Hard/Springing Cash Management
3	Midtown Center	Cash			Fee				Hard/Springing Cash Management	525,000,000
4	Metro 14 Self Storage Portfolio				Fee				Springing
4.01	N Desplaines – Chicago, IL				Fee
4.02	N Kirk Road – Batavia, IL				Fee
4.03	St. Road 54 (WC) – Wesley Chapel, FL				Fee
4.04	Starkey Road – Largo, FL				Fee
4.05	S Belcher Road – Seminole, FL				Fee
4.06	W Fletcher Avenue – Tampa, FL				Fee
4.07	Gunn Highway – Tampa, FL				Fee
4.08	W MLK – Tampa, FL				Fee
4.09	E Fletcher Ave – Tampa, FL				Fee
4.10	St. Road 54 (Lutz) – Lutz, FL				Fee
4.11	Bruce B. Downs – Tampa, FL				Fee
4.12	Barclay Road – Spring Hill, FL				Fee
4.13	Boyette Road – Riverview, FL				Fee
4.14	Robin Road – Lakeland, FL				Fee
5	Storage Post Portfolio				Fee				Springing
5.01	New Hyde Park				Fee
5.02	Station Square				Fee
5.03	Mills Pond Park				Fee
5.04	Huntington				Fee
5.05	Islandia				Fee
5.06	Lauderdale Manors				Fee
5.07	Wilton Manors				Fee
5.08	Franklin Park				Fee
5.09	Oakland Park				Fee
5.10	Lauderhill				Fee
5.11	Dixie Highway				Fee
6	ExchangeRight Net Leased Portfolio #29				Fee				Hard/Springing Cash Management
6.01	Fresenius Medical Care - Fayetteville, NC				Fee
6.02	BioLife Plasma Services LP				Fee
6.03	Hobby Lobby - Johnson City, TN				Fee
6.04	Walgreens - Levittown, PA				Fee
6.05	Walgreens - Lafayette, LA				Fee
6.06	Walgreens - Abita Springs, LA				Fee
6.07	Walgreens - Coon Rapids, MN				Fee
6.08	Walgreens - Gonzales, LA				Fee
6.09	CVS Pharmacy - Mounds View, MN				Fee
6.10	Fresenius Medical Care - Muncie, IN				Fee
6.11	Tractor Supply - Angleton, TX				Fee
6.12	Tractor Supply - Bartonville, TX				Fee
6.13	Walgreens - St. Louis, MO				Fee
6.14	Walgreens - Canton, OH				Fee
6.15	Dollar General - Harvey, LA				Fee
6.16	Dollar General - Springfield, OH				Fee
6.17	Dollar General - Middletown, OH				Fee
6.18	Dollar General - Griffith, IN				Fee
6.19	Dollar General - Painesville, OH				Fee
6.2	Dollar General - Cleveland, OH				Fee
6.21	Dollar General - Lafayette, LA				Fee
6.22	Dollar General - Uniontown, OH				Fee
6.23	Dollar General - St. Joseph, MO (50th Street)				Fee
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)				Fee
7	127 West 25th Street				Fee				Hard/Upfront Cash Management
8	360 North Crescent Drive				Fee				Hard/Upfront Cash Management
9	Tysons Tower				Fee				Hard/Springing Cash Management
10	East Side Manhattan Multifamily Portfolio				Fee				Springing
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street				Fee
10.02	520 East 12th Street				Fee
10.03	418 East 88th Street				Fee
10.04	417 East 72nd Street				Fee
11	Bronx Multifamily Portfolio I				Fee				Springing
11.01	190 West 170th Street				Fee
11.02	1053-1057 Hoe Avenue				Fee
11.03	1136 Sherman Avenue				Fee
11.04	2979 Marion Avenue				Fee
11.05	3500 Tryon Avenue				Fee
12	Tesoro Apartments				Fee				Springing
13	ExchangeRight REIT Portfolio 1				Fee				Hard/Springing Cash Management
13.01	Hy-Vee - Shakopee, MN				Fee
13.02	Walgreens - Grafton, WI				Fee
13.03	Walgreens - Geismar, LA				Fee
13.04	Walgreens - Pleasant Prairie, WI				Fee
13.05	Walgreens - Dolton, IL				Fee
13.06	Family Dollar - San Antonio, TX				Fee
13.07	Dollar General - Beaumont, TX				Fee
13.08	Dollar General - Waterloo, IA				Fee
13.09	Dollar General - Pleasant Grove, AL				Fee
14	National Anchored Retail Portfolio				Fee				Hard/Springing Cash Management
14.01	Lakeline Plaza				Fee
14.02	Forest Plaza				Fee
14.03	White Oaks Plaza				Fee
14.04	Muncie Towne Plaza				Fee
14.05	Lakeline Village				Fee
15	Alan Luke Portfolio				Fee				Springing
15.01	WAG - Amarillo (Bell St.)				Fee
15.02	WAG - Odessa				Fee
15.03	WAG - Amarillo (S. Georgia St.)				Fee
15.04	CVS - Columbus				Fee
15.05	Chili’s - Fayetteville				Fee
15.06	Biolife - Homewood				Fee
16	6550 Sunset				Fee				Springing
17	Parke West Apartments				Fee				Soft/Springing Cash Management
18	Albertsons - Rancho Mirage				Fee				Hard/Springing Cash Management
19	Winston Churchill Owners Corp.				Fee				None
20	144-06 94th Avenue				Fee				Soft/Springing Cash Management
21	Auburn Brook Apartments				Fee				Springing
22	Saxony Towers Realty Corp.				Fee				None	15,226,928
23	The Blvd				Fee				Springing
24	Beacon View Apartments - WA				Fee				Springing
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf				Fee				Springing
26	Fairfield Inn and Suites Moab				Fee				Springing
27	Columbia Hotel Portfolio				Fee				Springing
27.01	Hampton Inn Columbia				Fee
27.02	Holiday Inn Express & Suites Columbia				Fee
28	Rainier View Marketplace				Fee				Springing
29	Hampton Inn By Hilton Wilmington				Fee				Springing
30	235 Plymouth House Owners Corp.				Fee				None	10,750,000
31	ADI Industrial				Fee				Hard/Springing Cash Management
32	Lockaway Storage Shaenfield				Fee				Springing
33	Westmoore Apartments				Fee				Springing
34	130 E. 63rd Owners Corporation				Fee				None	8,487,092
35	Storemore America Self Storage				Fee				Springing
36	1200 R Street				Fee				Springing
37	Starling Office			825,000	Fee				Springing
38	2401 Linden Lane				Fee				Springing
39	Southwest Gas				Fee				Springing
40	632 Palmer Road Owners, Inc.				Fee				None	5,495,647
41	Bethpage Apartment Corp.				Fee				None	5,242,123
42	Colony Plaza Shopping Center				Fee				Springing
43	Bonnie Crest Owners Corp.				Fee				None	5,245,680
44	Florencia Villas				Fee				Springing
45	9635 Bermuda Rd				Fee				Springing
46	Vernon Manor Co-operative Apartments, Section II, Incorporated				Leasehold	1/31/2050	$10,320.00 + all real estate taxes, assessments, water and sewer charges and other governmental charges assessed against the demised premises		None
47	Spring Stuebner Business Park				Fee				Springing
48	Wakefield Owners Corp.				Fee				None	4,110,000
49	Dahill Gardens Apt. Inc.				Fee				None	4,094,408
50	60 Cooper Street Corporation				Fee				None	3,395,404
51	1922 McGraw Avenue Owners, Inc.				Fee				None	2,696,117
52	Connecticut Storage Portfolio				Fee				Springing
52.01	Dayville Storage				Fee
52.02	Mechanic Street Storage				Fee
52.03	Brooklyn Self Storage				Fee
53	Pine Tree Townhouses Cooperative, Inc.				Fee				None
54	61 East 72nd Street Corporation				Fee				None	2,449,929
55	244 Riverside Owners, Inc.	Cash			Fee				None	2,094,671
56	Acorn Machinery Corporation				Fee				None	1,747,675
57	366 Stewart Avenue, Inc.				Fee				None	1,448,155
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.				Fee				None	1,248,440
A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(12)	Affiliated Sponsors	Mortgage Loan Number
1	Park Tower at Transbay										MetLife, Inc.		1
2	230 Park Avenue South										TF Cornerstone Properties, LLC		2
3	Midtown Center	1,372,182	143,000,000	143,000,000	2.92	2.89	54.7%	9.1%	9.1%		Carr Properties OC LLC		3
4	Metro 14 Self Storage Portfolio										Matthew M. Nagel; K. Blair Nagel		4
4.01	N Desplaines – Chicago, IL												4.01
4.02	N Kirk Road – Batavia, IL												4.02
4.03	St. Road 54 (WC) – Wesley Chapel, FL												4.03
4.04	Starkey Road – Largo, FL												4.04
4.05	S Belcher Road – Seminole, FL												4.05
4.06	W Fletcher Avenue – Tampa, FL												4.06
4.07	Gunn Highway – Tampa, FL												4.07
4.08	W MLK – Tampa, FL												4.08
4.09	E Fletcher Ave – Tampa, FL												4.09
4.10	St. Road 54 (Lutz) – Lutz, FL												4.10
4.11	Bruce B. Downs – Tampa, FL												4.11
4.12	Barclay Road – Spring Hill, FL												4.12
4.13	Boyette Road – Riverview, FL												4.13
4.14	Robin Road – Lakeland, FL												4.14
5	Storage Post Portfolio										Extra Space Storage Inc.		5
5.01	New Hyde Park												5.01
5.02	Station Square												5.02
5.03	Mills Pond Park												5.03
5.04	Huntington												5.04
5.05	Islandia												5.05
5.06	Lauderdale Manors												5.06
5.07	Wilton Manors												5.07
5.08	Franklin Park												5.08
5.09	Oakland Park												5.09
5.10	Lauderhill												5.1
5.11	Dixie Highway												5.11
6	ExchangeRight Net Leased Portfolio #29										ExchangeRight Real Estate, LLC	Y - Group 1	6
6.01	Fresenius Medical Care - Fayetteville, NC											Y - Group 1	6.01
6.02	BioLife Plasma Services LP											Y - Group 1	6.02
6.03	Hobby Lobby - Johnson City, TN											Y - Group 1	6.03
6.04	Walgreens - Levittown, PA											Y - Group 1	6.04
6.05	Walgreens - Lafayette, LA											Y - Group 1	6.05
6.06	Walgreens - Abita Springs, LA											Y - Group 1	6.06
6.07	Walgreens - Coon Rapids, MN											Y - Group 1	6.07
6.08	Walgreens - Gonzales, LA											Y - Group 1	6.08
6.09	CVS Pharmacy - Mounds View, MN											Y - Group 1	6.09
6.10	Fresenius Medical Care - Muncie, IN											Y - Group 1	6.10
6.11	Tractor Supply - Angleton, TX											Y - Group 1	6.11
6.12	Tractor Supply - Bartonville, TX											Y - Group 1	6.12
6.13	Walgreens - St. Louis, MO											Y - Group 1	6.13
6.14	Walgreens - Canton, OH											Y - Group 1	6.14
6.15	Dollar General - Harvey, LA											Y - Group 1	6.15
6.16	Dollar General - Springfield, OH											Y - Group 1	6.16
6.17	Dollar General - Middletown, OH											Y - Group 1	6.17
6.18	Dollar General - Griffith, IN											Y - Group 1	6.18
6.19	Dollar General - Painesville, OH											Y - Group 1	6.19
6.2	Dollar General - Cleveland, OH											Y - Group 1	6.2
6.21	Dollar General - Lafayette, LA											Y - Group 1	6.21
6.22	Dollar General - Uniontown, OH											Y - Group 1	6.22
6.23	Dollar General - St. Joseph, MO (50th Street)											Y - Group 1	6.23
6.24	Dollar General - St. Joseph, MO (Frederick Avenue)											Y - Group 1	6.24
7	127 West 25th Street										Foremost Real Estate		7
8	360 North Crescent Drive										Tom Gores; The Gores Trust		8
9	Tysons Tower										The Macerich Partnership, L.P.; Alaska Permanent Fund Corporation		9
10	East Side Manhattan Multifamily Portfolio										Hakim Holdings		10
10.01	199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street												10.01
10.02	520 East 12th Street												10.02
10.03	418 East 88th Street												10.03
10.04	417 East 72nd Street												10.04
11	Bronx Multifamily Portfolio I										Ryan Morgan		11
11.01	190 West 170th Street												11.01
11.02	1053-1057 Hoe Avenue												11.02
11.03	1136 Sherman Avenue												11.03
11.04	2979 Marion Avenue												11.04
11.05	3500 Tryon Avenue												11.05
12	Tesoro Apartments										Mark Garibaldi; Albert Boyce		12
13	ExchangeRight REIT Portfolio 1										ExchangeRight Real Estate, LLC	Y - Group 1	13
13.01	Hy-Vee - Shakopee, MN											Y - Group 1	13.01
13.02	Walgreens - Grafton, WI											Y - Group 1	13.02
13.03	Walgreens - Geismar, LA											Y - Group 1	13.03
13.04	Walgreens - Pleasant Prairie, WI											Y - Group 1	13.04
13.05	Walgreens - Dolton, IL											Y - Group 1	13.05
13.06	Family Dollar - San Antonio, TX											Y - Group 1	13.06
13.07	Dollar General - Beaumont, TX											Y - Group 1	13.07
13.08	Dollar General - Waterloo, IA											Y - Group 1	13.08
13.09	Dollar General - Pleasant Grove, AL											Y - Group 1	13.09
14	National Anchored Retail Portfolio										Washington Prime Group, L.P.		14
14.01	Lakeline Plaza												14.01
14.02	Forest Plaza												14.02
14.03	White Oaks Plaza												14.03
14.04	Muncie Towne Plaza												14.04
14.05	Lakeline Village												14.05
15	Alan Luke Portfolio										Alan Luke		15
15.01	WAG - Amarillo (Bell St.)												15.01
15.02	WAG - Odessa												15.02
15.03	WAG - Amarillo (S. Georgia St.)												15.03
15.04	CVS - Columbus												15.04
15.05	Chili’s - Fayetteville												15.05
15.06	Biolife - Homewood												15.06
16	6550 Sunset										Jesse Shannon; Daniel Braun; Matthew Sullivan		16
17	Parke West Apartments										Bradley Vernon; Charles Rudd; Inken Gerlach		17
18	Albertsons - Rancho Mirage										Anthony Mirzaie		18
19	Winston Churchill Owners Corp.												19
20	144-06 94th Avenue										Dolores Grace Romeo; Rocco Ronald Romeo		20
21	Auburn Brook Apartments										Mark Breen		21
22	Saxony Towers Realty Corp.	65,331	750,000	0	6.18	6.09	13.1%	31.8%	31.4%				22
23	The Blvd										Roberta Sue Chalpin; Marc Samuel Chalpin		23
24	Beacon View Apartments - WA										Brian J. Wirtz		24
25	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf										Dhan N. Parekh; Glenn Davis	Y - Group 2	25
26	Fairfield Inn and Suites Moab										Joel Sybrowsky; David Keith Wilson; Trent Taylor		26
27	Columbia Hotel Portfolio										Vivek H. Tandon; Roger K.Tandon		27
27.01	Hampton Inn Columbia												27.01
27.02	Holiday Inn Express & Suites Columbia												27.02
28	Rainier View Marketplace										Kevin J. McDonald; Elaine L. McDonald		28
29	Hampton Inn By Hilton Wilmington										Mitul I. Patel	Y - Group 2	29
30	235 Plymouth House Owners Corp.	29,441	750,000	0	6.65	6.52	10.3%	21.9%	21.4%				30
31	ADI Industrial										Adnan Rawjee		31
32	Lockaway Storage Shaenfield										Strat Property Management, Inc.		32
33	Westmoore Apartments										Minshall Stewart Properties		33
34	130 E. 63rd Owners Corporation	36,212	500,000	0	6.19	6.13	8.9%	31.7%	31.4%				34
35	Storemore America Self Storage										William G. Demar; Andrie F. Grimaud; Murray James; Que Pasa Family Trust; James Living Trust; Demar Family Trust		35
36	1200 R Street										Colleen Winter; Debra Cannon		36
37	Starling Office										Johnney Yuejun Zhang		37
38	2401 Linden Lane										Lorrie A Scaggs; William Joseph Scaggs; William G. Scaggs, JR		38
39	Southwest Gas										Franklin B. Mandel		39
40	632 Palmer Road Owners, Inc.	21,468	500,000	0	5.12	5.00	22.4%	24.0%	23.4%				40
41	Bethpage Apartment Corp.	22,628	250,000	0	3.40	3.33	26.5%	17.6%	17.2%				41
42	Colony Plaza Shopping Center										Tri-State Commercial Associates		42
43	Bonnie Crest Owners Corp.	19,725	750,000	0	5.53	5.41	17.5%	25.0%	24.4%				43
44	Florencia Villas										Makram Y. Nicolas		44
45	9635 Bermuda Rd										Andrew J. Sobel		45
46	Vernon Manor Co-operative Apartments, Section II, Incorporated												46
47	Spring Stuebner Business Park										John W. Able		47
48	Wakefield Owners Corp.	11,905	500,000	0	8.16	7.99	13.8%	28.4%	27.8%				48
49	Dahill Gardens Apt. Inc.	17,885	500,000	0	5.48	5.38	10.4%	28.7%	28.2%				49
50	60 Cooper Street Corporation	14,580	500,000	0	4.56	4.47	13.3%	23.5%	23.0%				50
51	1922 McGraw Avenue Owners, Inc.	11,588	250,000	0	3.52	3.38	31.0%	18.1%	17.5%				51
52	Connecticut Storage Portfolio										Daniel P. Sullivan; Kristy L. Sullivan; Kelly Sullivan Salvatore		52
52.01	Dayville Storage												52.01
52.02	Mechanic Street Storage												52.02
52.03	Brooklyn Self Storage												52.03
53	Pine Tree Townhouses Cooperative, Inc.												53
54	61 East 72nd Street Corporation	10,553	500,000	0	24.30	23.86	1.7%	125.6%	123.3%				54
55	244 Riverside Owners, Inc.	11,533	250,000	0	4.93	4.78	7.2%	32.6%	31.6%				55
56	Acorn Machinery Corporation	7,595	250,000	0	9.62	9.48	7.5%	50.1%	49.5%				56
57	366 Stewart Avenue, Inc.	6,314	250,000	0	11.21	11.04	11.4%	58.6%	57.8%				57
58	Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.	5,400	250,000	0	4.73	4.63	27.6%	24.5%	24.0%				58

A-1-13

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	For mortgage loan #16 (6550 Sunset), the mortgaged property is a mixed use property comprised of office space (66.7% of net rentable square feet) and restaurant space (33.3% of net rentable square feet).

For mortgage loan #47 (Spring Stuebner Business Park), the 3332 building, is leased to six industrial tenants totaling 22,500 square feet and three retail tenants totaling 5,785 square feet. There is one vacant 1,200 square foot retail unit at the mortgaged property. Combined, the mortgaged property is 98.2% leased and is comprised of 75.2% industrial space and 24.8% of retail space.

(3)	For mortgage loan #1 (Park Tower at Transbay), the Appraised Value represents a “Prospective Market Value At Stabilization” as of October 1, 2019, which assumes that the sole tenant, has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” value of $959,000,000 are 57.4% and 57.4%, respectively.

For mortgage loan #2 (230 Park Avenue South), the Appraised Value assumes that all outstanding free rent, tenant improvements and leasing commissions have been completed at the mortgaged property. Reserves were taken at close for all outstanding free rent and 75% of tenant improvements and leasing commissions. The remaining outstanding tenant improvements and leasing commissions are fully guaranteed by the Guarantor. The appraised value assuming all outstanding free rent, tenant improvements and leasing commissions are not completed is $415,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $415,000,000 appraised value is 60.2%.

For mortgage loan #5 (Storage Post Portfolio), the Appraised Value is the “as is portfolio” appraised value of the Storage Post Portfolio Properties as a whole, which is predicated on the assumption that the entire property portfolio is marketed to a single purchaser, which reflects an 8.7% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “As-Is” values for the individual properties as of July 18, 2019 and July 19, 2019 is $211,600,000, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 70.9%.

(4)	For mortgage loan #1 (Park Tower at Transbay), the mortgage loan represents Notes A-4, A-7 and A-10 of ten pari passu companion loans, which have a combined Cut-off Date principal balance of $550,000,000. Notes A-1, A-2, A-3, A-5, A-6, A-8 and A-9 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 in the aggregate (“Park Tower at Transbay Whole Loan”). Notes A-4, A-7 and A-10 represent non-controlling interests in the Park Tower at Transbay Whole Loan.

For mortgage loan #2 (230 Park Avenue South), the mortgage loan represents Notes A-2, A-3, A-5 and A-6 of seven pari passu notes, which have a combined Cut-off Date Balance of $250,000,000. Notes A-1, A-4 and A-7 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “230 Park Avenue South Whole Loan”). Notes A-2, A-3, A-5 and A-6 represent non-controlling interests in the 230 Park Avenue South Whole Loan Whole Loan.

For mortgage loan #3 (Midtown Center), the mortgage loan represents Notes A-2-1, A-2-2, A-2-3, A-2-4 and A-2-5 of ten pari passu notes, which have a combined Cut-off Date Balance of $382,000,000. Notes A-1-1, A-1-2, A-1-3, A-2-6 and A-2-7 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “Midtown Center Whole Loan”). Notes A-2-1, A-2-2, A-2-3, A-2-4 and A-2-5 represent non-controlling interests in the Midtown Center Whole Loan.

For mortgage loan #5 (Storage Post Portfolio), the mortgage loan represents Notes A-2 and A-3 of three pari passu notes, which have a combined Cut-off Date Balance of $150,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “Storage Post Portfolio Whole Loan”). Notes A-2 and A-3 represent the non-controlling interest in the Storage Post Portfolio Whole Loan.

A-1-14

For mortgage loan #8 (360 North Crescent Drive), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $128,600,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “360 North Crescent Drive Whole Loan”). Note A-2 represents the non-controlling interest in the 360 North Crescent Drive Whole Loan Whole Loan.

For mortgage loan #9 (Tysons Tower), the mortgage loan represents Notes A-2 and A-3 of seven pari passu notes, which have a combined Cut-off Date Balance of $190,000,000. Notes A-1, A-4, A-5, A-6 and A-7 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “Tysons Tower Whole Loan”). Notes A-2 and A-3 represent non-controlling interests in the Tysons Tower Whole Loan Whole Loan.

For mortgage loan #14 (National Anchored Retail Portfolio), the mortgage loan represents Note A-3 of three pari passu notes, which have a combined Cut-off Date Balance of $117,000,000. Note A-1 and Note A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “National Anchored Retail Portfolio Whole Loan”). Note A-3 represents a non-controlling interest in the National Anchored Retail Portfolio Whole Loan.

(5)	For mortgage loan #10 (East Side Manhattan Multifamily Portfolio), 32.9% of Underwritten Revenues is comprised of retail income.

(6)	Certain tenants may not be in occupancy or may be in free rent periods. In particular, with respect (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of the related Mortgage Properties, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see “Description of the Mortgage Pool—Tenant Issues—Other” and the Annex A-3 in this prospectus for additional information.

For mortgage loan #16 (6550 Sunset), the largest tenant (11,846 square feet), representing 40.0% of net rentable square feet, is entitled to free rent in the amount of $241,760 (for each July from 2020 through 2023 on its original and expansion premises and each March from 2020 through 2022 on the expansion premises (2,446 square feet) only), which amount was escrowed at origination. Additionally, the fourth largest tenant (4,854 square feet), representing 16.4% of net rentable square feet signed its lease in June 2019, is not yet in occupancy and is scheduled to commence paying rent no later than December 1, 2019. An amount of $70,853 was escrowed at origination for gap rent for November and December 2019.

For mortgage loan #23 (The Blvd) the largest tenant (14,512 square feet), representing 34.2% of net rentable square feet, has commenced paying rent on September 15, 2019, and is expected to open for business in October 2019.

For mortgage loan #37 (Starling Office), the second largest tenant (3,464 square feet), representing 9.6% of net rentable square feet, has free rent in March 2020.

(7)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

For mortgage loan #20 (144-06 94th Avenue), the largest tenant, representing 100.0% of net rentable square feet, has the right to terminate the lease, in whole or in part of at least 10,000 square feet, effective as of October 15, 2028 subject to 6 months written notice.

For mortgage loan #23 (The Blvd), the second largest tenant (10,078 square feet), representing 23.7% of net rentable square feet, has the one time right to terminate its lease, upon 30 days written notice, if the tenant’s sales do not exceed $2,500,000.

A-1-15

For mortgage loan #38 (2401 Linden Lane), the second largest tenant (13,313 square feet), representing 15.6% of net rentable square feet, has the right to terminate the lease effective as of October 31, 2020, or anytime thereafter, subject to 180 days written notice. The third largest tenant (7,500 square feet), representing 8.8% of net rentable square feet, has the right to terminate the lease effective as of July 31, 2021, with notice provided no later than February 1, 2021 and payment of a $40,000 fee.

(8)	For mortgage loan #28 (Rainier Marketplace), the largest tenant (25,101 square feet), representing 35.7% of net rentable square feet, has a co-tenancy option tied to the shadow anchor, Kohl’s, operating in no less than 88,000 SF. In the event the co-tenancy requirement is triggered, the tenant is permitted to pay substitute rent equal to the lesser of minimum rent or 2% of gross sales during the preceding month for up to 12 months (“Reduced Rent Period”). At the expiration of the Reduced Rent Period, the tenant can elect to either (i) terminate the lease by providing written notice within 60 days of the expiration of the Reduced Rent Period or (ii) resume minimum rent. The Kohl’s shadow anchor is seeking to downsize its space, and has offered to lease a portion of its space that would result in the Kohl’s store being approximately 64,000 square feet, thereby triggering the co-tenancy provision. The second largest tenant (10,000 square feet), representing 14.2% of net rentable square feet, and the third largest tenant (9,952 square feet), representing 14.2% of net rentable square feet, both have co-tenancy options tied to the largest tenant. In the event the largest tenant gives notice to terminate its lease due to any co-tenancy requirements the borrower is required to provide an acceptable letter of credit, in an amount of $250,000 within fifteen days thereafter. Notwithstanding the foregoing, the co-tenancy trigger for Ross can be cured with the replacement of Kohl’s within the time period required by the Ross lease by up to three nationally or regionally recognized anchor tenants (in each case, meeting the requirements of the Ross lease and reasonably acceptable to Ross) operating in at least 85% of the 88,000 square feet.

(9)	For mortgage loan #1 (Park Tower at Transbay), the largest tenant (755,914 square feet), representing 100.0% of net rentable square feet, has multiple expiration dates. 486,100 square feet expires February 28, 2034 and 269,814 square feet expires February 28, 2033.

For mortgage loan #37 (Starling Office), the third largest tenant (3,430 square feet), representing 9.5% of net rentable square feet, has multiple expiration dates. 2,241 square feet expires May 31, 2022 and 1,189 square feet expires November 30, 2020.

(10)	For mortgage loan #26 (Fairfield Inn and Suites Moab), at origination the borrower deposited $409,500 into the seasonality reserve fund. In addition, the Borrower shall deposit $58,500 on each payment date occurring during the months of March through October each year.

(11)	For mortgage loan #2 (230 Park Avenue South), in addition to $34,263,578 in cash collected at the mortgage loan closing, the sponsor borrower is required to pay the remaining tenant improvement and leasing commission obligations (“Remaining TILC Obligations”) from capital contributions from the constituent owners of the mortgage loan. The Remaining TILC Obligations are fully guaranteed by the Guarantor.

(12)	For mortgage loan #31 (ADI Industrial), the mortgage property is 100.0% leased to American Dawn, Inc., which is owned by Adnan Rawjee, the controlling owner of the borrower.

A-1-16

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Morgan Stanley Mortgage Capital Holdings LLC	17	$342,885,459	28.5%	3.698%	119	349	2.31x	9.4%	9.0%	60.1%	58.8%
Bank of America, National Association	10	309,643,921	25.8	3.557	118	359	2.43	9.3	9.1	58.2	56.4
Wells Fargo Bank, National Association	11	262,610,467	21.8	3.432	117	359	2.67	10.1	9.8	55.7	54.1
Wells Fargo Bank, National Association / Bank of America, National Association	2	198,475,000	16.5	3.188	118	0	3.23	10.5	10.4	46.0	46.0
National Cooperative Bank, N.A.	18	88,533,878	7.4	3.197	119	365	6.82	33.9	33.2	12.8	10.3
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Office	12	$459,625,183	38.2%	3.358%	117	359	2.95x	10.2%	10.0%	49.0%	48.8%
CBD	3	313,475,000	26.1	3.284	118	0	3.12	10.4	10.3	47.1	47.1
Suburban	5	127,951,183	10.6	3.474	116	359	2.62	9.8	9.4	51.9	51.2
Medical	4	18,199,000	1.5	3.807	119	0	2.39	9.5	9.2	61.3	61.3
Multifamily	32	231,686,766	19.3	3.388	119	364	3.95	18.0	17.6	42.2	40.6
Cooperative	18	88,533,878	7.4	3.197	119	365	6.82	33.9	33.2	12.8	10.3
Garden	6	88,127,614	7.3	3.529	119	359	2.22	8.6	8.4	60.6	58.9
Mid Rise	8	55,025,275	4.6	3.468	120	0	2.09	7.5	7.3	59.9	59.9
Retail	45	171,705,107	14.3	3.673	119	359	2.49	9.8	9.5	62.0	60.9
Single Tenant	36	107,762,337	9.0	3.578	119	0	2.50	9.3	9.0	61.2	61.2
Anchored	6	41,467,770	3.4	3.747	119	358	2.64	11.4	10.8	63.7	59.9
Unanchored	2	17,975,000	1.5	4.104	119	360	1.94	9.1	8.6	63.3	61.3
Shadow Anchored	1	4,500,000	0.4	3.565	119	0	3.04	11.7	11.0	60.0	60.0
Self Storage	30	166,688,047	13.9	3.536	119	359	2.54	9.2	9.1	59.8	59.0
Self Storage	30	166,688,047	13.9	3.536	119	359	2.54	9.2	9.1	59.8	59.0
Other	1	61,000,000	5.1	3.840	120	0	1.71	6.7	6.7	64.9	64.9
Leased Fee	1	61,000,000	5.1	3.840	120	0	1.71	6.7	6.7	64.9	64.9
Hospitality	5	48,526,207	4.0	3.750	118	358	2.38	14.8	13.2	65.1	51.4
Limited Service	4	35,565,549	3.0	3.824	118	358	2.21	14.0	12.4	65.8	52.0
Select Service	1	12,960,658	1.1	3.550	118	358	2.84	17.0	15.4	63.3	49.6
Mixed Use	3	42,012,225	3.5	3.468	119	0	2.32	8.6	8.1	54.0	54.0
Multifamily/Retail	1	21,274,725	1.8	3.210	119	0	2.40	8.1	7.8	48.4	48.4
Office/Retail	1	17,000,000	1.4	3.740	119	0	2.14	8.7	8.1	58.6	58.6
Industrial/Retail	1	3,737,500	0.3	3.700	119	0	2.68	11.2	10.0	64.4	64.4
Industrial	3	20,905,189	1.7	3.652	119	335	2.42	12.9	12.2	60.2	49.8
Flex	2	11,618,641	1.0	3.694	119	299	2.38	12.0	11.2	57.4	49.7
Warehouse	1	9,286,548	0.8	3.600	119	359	2.46	14.0	13.4	63.6	49.9
Total/Weighted Average:	131	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	32	$376,888,883	31.4%	3.415%	119	365	3.35x	14.1%	13.8%	46.3%	45.7%
California	9	269,451,183	22.4	3.552	117	359	2.47	9.0	8.9	54.5	54.2
Northern	4	159,051,183	13.2	3.509	118	359	2.67	9.6	9.5	52.3	51.9
Southern	5	110,400,000	9.2	3.614	116	360	2.18	8.3	8.1	57.7	57.5
Florida	20	99,123,000	8.2	3.449	118	0	2.68	9.3	9.2	59.0	59.0
District of Columbia	1	88,475,000	7.4	3.085	119	0	3.97	12.6	12.4	39.8	39.8
Texas	13	52,824,283	4.4	3.686	119	359	2.46	10.3	9.8	63.1	59.9
Virginia	1	45,000,000	3.7	3.330	119	0	3.06	11.0	10.4	52.1	52.1
Illinois	5	38,113,618	3.2	3.369	118	0	3.03	10.7	10.4	58.6	58.6
South Carolina	3	26,458,476	2.2	4.075	119	359	2.01	10.8	9.9	63.9	57.7
Washington	2	25,467,770	2.1	3.682	119	358	2.08	9.5	9.1	58.9	52.8
Georgia	2	22,247,206	1.9	3.571	118	358	2.68	15.7	14.6	63.4	49.7
Minnesota	3	20,802,488	1.7	3.358	119	0	2.72	9.5	9.2	61.1	61.1
North Carolina	2	17,972,625	1.5	3.780	118	358	2.42	12.9	11.9	63.7	55.5
Louisiana	6	16,339,272	1.4	3.692	119	0	2.47	9.5	9.2	61.6	61.6
Colorado	1	15,000,000	1.2	3.150	120	0	2.79	9.1	8.9	51.7	51.7
Utah	1	12,463,447	1.0	3.730	118	358	2.23	14.1	12.4	67.0	52.9
Arizona	2	11,675,000	1.0	3.709	119	0	2.63	10.2	9.9	62.2	62.2
Ohio	7	9,581,608	0.8	3.739	119	0	2.44	9.6	9.3	60.3	60.3
Michigan	1	8,027,614	0.7	3.990	118	358	2.08	12.9	12.0	66.9	53.3
Wisconsin	2	6,905,084	0.6	3.126	119	0	2.90	9.5	9.2	60.7	60.7
Indiana	3	6,766,128	0.6	3.771	119	0	2.60	10.3	9.9	62.2	62.2
Maryland	1	5,988,641	0.5	3.810	119	299	1.88	13.1	11.7	52.5	37.6
Tennessee	1	5,254,500	0.4	3.838	119	0	2.36	9.5	9.2	61.8	61.8
Nevada	1	3,900,000	0.3	3.940	120	360	1.55	9.4	8.8	65.0	56.1
Pennsylvania	1	3,844,000	0.3	3.838	119	0	2.36	9.5	9.2	61.8	61.8
Missouri	3	3,704,500	0.3	3.838	119	0	2.36	9.5	9.2	61.8	61.8
Alabama	2	2,611,524	0.2	3.398	119	0	2.71	9.6	9.3	58.1	58.1
Connecticut	3	2,300,000	0.2	3.950	120	0	3.38	14.0	13.5	43.4	43.4
Kansas	1	2,271,994	0.2	4.030	119	359	4.78	29.3	27.5	23.7	18.8
Arkansas	1	1,825,925	0.2	3.520	119	0	2.62	9.7	9.4	57.0	57.0
Iowa	1	864,953	0.1	3.126	119	0	2.90	9.5	9.2	60.7	60.7
Total/Weighted Average:	131	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
998,440 - 1,000,000	1	$998,440	0.1%	3.230%	119	359	5.76x	30.7%	30.0%	22.0%	17.0%
1,000,001 - 2,000,000	4	6,490,430	0.5	3.238	119	325	15.46	84.5	82.9	5.4	3.9
2,000,001 - 3,000,000	4	9,913,515	0.8	3.537	119	359	4.33	23.0	22.1	25.8	22.3
3,000,001 - 4,000,000	5	18,645,892	1.6	3.467	119	319	5.21	25.9	24.9	33.4	30.0
4,000,001 - 5,000,000	5	23,333,451	1.9	3.429	119	420	4.08	19.2	18.7	36.3	32.5
5,000,001 - 6,000,000	2	11,618,641	1.0	3.694	119	299	2.38	12.0	11.2	57.4	49.7
6,000,001 - 7,000,000	3	19,951,183	1.7	4.087	100	359	1.71	8.9	8.6	58.5	53.7
7,000,001 - 8,000,000	1	7,987,092	0.7	3.060	119	359	6.53	33.7	33.4	8.3	6.4
8,000,001 - 9,000,000	2	16,815,660	1.4	3.943	119	359	1.79	10.9	10.3	69.9	55.5
9,000,001 - 10,000,000	2	19,286,548	1.6	3.341	119	359	4.97	18.9	18.4	35.6	29.0
10,000,001 - 15,000,000	10	132,545,904	11.0	3.596	119	358	2.89	14.3	13.4	53.8	47.3
15,000,001 - 20,000,000	5	81,928,630	6.8	3.550	119	359	2.93	12.8	12.4	51.4	50.9
20,000,001 - 30,000,000	1	30,000,000	2.5	3.670	119	0	2.96	11.6	11.0	62.8	62.8
30,000,001 - 50,000,000	5	182,031,337	15.1	3.364	119	0	2.49	8.8	8.4	57.4	57.4
50,000,001 - 80,000,000	4	243,527,000	20.3	3.765	119	0	2.08	8.1	8.0	61.3	61.3
80,000,001 - 100,000,000	2	172,075,000	14.3	3.136	119	0	3.55	11.4	11.3	47.4	47.4
100,000,001 - 115,000,000	2	225,000,000	18.7	3.362	117	0	2.79	9.6	9.5	50.0	50.0
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.37 - 1.50	1	$6,400,000	0.5%	4.552%	59	360	1.37x	8.9%	8.4%	68.8%	65.5%
1.51 - 1.75	5	84,589,230	7.0	3.860	120	359	1.68	7.5	7.3	64.9	61.6
1.76 - 2.00	5	127,139,887	10.6	3.840	119	347	1.93	8.7	8.3	65.4	62.2
2.01 - 2.25	8	121,066,061	10.1	3.737	119	358	2.10	9.0	8.6	63.0	60.7
2.26 - 2.50	6	195,532,173	16.3	3.544	119	358	2.36	9.3	8.9	55.7	54.3
2.51 - 2.75	3	131,190,500	10.9	3.316	118	0	2.64	9.1	8.9	52.2	52.2
2.76 - 3.00	6	208,821,995	17.4	3.423	118	358	2.91	10.7	10.4	54.2	53.3
3.01 - 29.85	24	327,408,878	27.2	3.200	119	365	4.35	17.5	17.1	38.6	37.9
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

A-2-3

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.7 - 8.0	6	$211,550,000	17.6%	3.778%	119	0	1.89x	7.4%	7.3%	64.9%	64.9%
8.1 - 9.0	9	285,513,047	23.8	3.440	117	359	2.38	8.6	8.4	53.8	53.3
9.1 - 10.0	7	140,012,520	11.6	3.579	119	360	2.48	9.5	9.2	59.7	58.7
10.1 - 11.0	5	260,697,770	21.7	3.370	118	358	2.96	10.4	10.2	52.7	52.1
11.1 - 12.0	3	38,237,500	3.2	3.661	119	0	2.94	11.6	10.9	62.6	62.6
12.1 - 13.0	4	123,886,090	10.3	3.264	119	359	3.58	12.6	12.2	44.3	42.1
13.1 - 14.0	3	17,575,189	1.5	3.717	119	335	2.38	13.7	12.8	57.2	44.9
14.1 - 15.0	1	12,463,447	1.0	3.730	118	358	2.23	14.1	12.4	67.0	52.9
15.1 - 16.0	1	10,718,625	0.9	3.740	118	358	2.46	15.2	13.7	65.0	51.3
16.1 - 18.0	1	12,960,658	1.1	3.550	118	358	2.84	17.0	15.4	63.3	49.6
18.1 - 19.0	1	4,992,123	0.4	3.180	119	359	3.49	18.5	18.1	25.3	19.5
19.1 - 20.0	1	2,446,117	0.2	3.150	119	359	3.73	20.0	19.2	28.1	21.7
20.1 - 157.8	16	81,095,638	6.7	3.199	119	366	7.12	35.3	34.5	11.6	9.4
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.7 - 8.0	7	$255,550,000	21.3%	3.680%	119	0	1.98x	7.5%	7.4%	62.0%	62.0%
8.1 - 9.0	10	260,413,047	21.7	3.470	117	360	2.39	8.7	8.5	54.8	54.0
9.1 - 10.0	6	124,850,020	10.4	3.623	119	359	2.47	9.6	9.3	60.7	59.8
10.1 - 11.0	7	295,197,770	24.6	3.404	118	358	2.96	10.5	10.3	53.8	53.3
11.1 - 12.0	4	41,399,731	3.4	3.725	119	345	2.50	12.6	11.6	55.2	46.4
12.1 - 13.0	2	100,938,447	8.4	3.165	119	358	3.76	12.8	12.4	43.2	41.4
13.1 - 15.0	3	22,305,173	1.9	3.703	119	358	2.55	14.6	13.6	62.2	49.9
15.1 - 18.0	1	12,960,658	1.1	3.550	118	358	2.84	17.0	15.4	63.3	49.6
18.1 - 19.0	1	4,992,123	0.4	3.180	119	359	3.49	18.5	18.1	25.3	19.5
19.1 - 20.0	1	2,446,117	0.2	3.150	119	359	3.73	20.0	19.2	28.1	21.7
20.1 - 154.9	16	81,095,638	6.7	3.199	119	366	7.12	35.3	34.5	11.6	9.4
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

A-2-4

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.3 - 20.0	13	$72,829,556	6.1%	3.155%	119	357	7.32x	36.1%	35.4%	10.5%	8.4%
20.1 - 25.0	3	8,266,082	0.7	3.589	119	432	5.38	27.7	26.8	21.5	17.9
25.1 - 35.0	2	7,438,240	0.6	3.170	119	359	3.57	19.0	18.5	26.2	20.2
35.1 - 40.0	1	88,475,000	7.4	3.085	119	0	3.97	12.6	12.4	39.8	39.8
40.1 - 45.0	2	17,300,000	1.4	3.412	120	0	3.40	12.4	11.8	42.0	42.0
45.1 - 50.0	2	159,000,000	13.2	3.384	118	0	2.78	9.6	9.5	48.9	48.9
50.1 - 55.0	8	258,539,824	21.5	3.366	119	330	2.58	9.2	9.0	51.8	51.1
55.1 - 60.0	4	122,553,000	10.2	3.327	118	0	2.90	10.0	9.8	56.2	56.2
60.1 - 65.0	15	310,916,668	25.9	3.693	119	359	2.29	9.5	9.1	63.3	61.6
65.1 - 70.0	7	148,042,307	12.3	3.871	116	358	1.94	9.2	8.7	66.3	62.0
70.1 - 72.6	1	8,788,047	0.7	3.900	119	359	1.53	9.0	8.7	72.6	57.5
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.0 - 20.0	17	$86,087,761	7.2%	3.198%	119	365	6.91x	34.3%	33.5%	12.4%	10.0%
20.1 - 35.0	1	2,446,117	0.2	3.150	119	359	3.73	20.0	19.2	28.1	21.7
35.1 - 40.0	2	94,463,641	7.9	3.131	119	299	3.84	12.6	12.4	40.6	39.7
40.1 - 45.0	3	23,851,183	2.0	3.560	120	359	2.92	11.7	11.1	45.5	42.4
45.1 - 50.0	4	181,247,206	15.1	3.407	118	358	2.77	10.4	10.2	50.7	49.0
50.1 - 55.0	11	301,060,932	25.0	3.437	119	358	2.52	9.8	9.4	54.3	51.8
55.1 - 60.0	7	139,591,047	11.6	3.397	118	359	2.73	9.9	9.6	57.8	56.3
60.1 - 65.0	10	269,700,837	22.4	3.695	119	0	2.28	8.7	8.5	63.1	63.1
65.1 - 68.0	3	103,700,000	8.6	3.856	116	360	1.90	7.7	7.6	66.3	66.1
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

A-2-5

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.060 - 3.250	19	$339,876,744	28.3%	3.149%	119	357	4.06x	15.8%	15.5%	40.8%	40.2%
3.251 - 3.500	9	361,691,476	30.1	3.375	118	437	2.86	10.2	10.1	49.7	49.6
3.501 - 3.750	14	218,549,779	18.2	3.635	119	358	2.36	10.2	9.6	63.5	60.7
3.751 - 4.000	13	259,283,731	21.6	3.874	119	353	1.98	8.8	8.5	63.5	60.5
4.001 - 4.500	2	16,346,994	1.4	4.133	119	359	2.43	11.8	11.2	57.4	56.7
4.501 - 4.552	1	6,400,000	0.5	4.552	59	360	1.37	8.9	8.4	68.8	65.5
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	1	$6,400,000	0.5%	4.552%	59	360	1.37x	8.9%	8.4%	68.8%	65.5%
120	57	1,195,748,724	99.5	3.477	119	359	2.91	11.5	11.2	52.8	51.4
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

A-2-6

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
59	1	$6,400,000	0.5%	4.552%	59	360	1.37x	8.9%	8.4%	68.8%	65.5%
117 - 120	57	1,195,748,724	99.5	3.477	119	359	2.91	11.5	11.2	52.8	51.4
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	29	$1,013,938,837	84.3%	3.461%	119	0	2.72x	9.6%	9.4%	54.5%	54.5%
240	2	5,648,655	0.5	3.217	119	239	5.97	42.3	40.7	11.4	6.7
300	1	5,988,641	0.5	3.810	119	299	1.88	13.1	11.7	52.5	37.6
360	24	167,081,263	13.9	3.622	116	359	3.75	21.0	20.1	46.5	37.4
480	2	9,491,328	0.8	3.304	119	479	6.01	27.7	27.1	17.8	15.4
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

A-2-7

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	29	$1,013,938,837	84.3%	3.461%	119	0	2.72x	9.6%	9.4%	54.5%	54.5%
239 - 298	2	5,648,655	0.5	3.217	119	239	5.97	42.3	40.7	11.4	6.7
299 - 357	1	5,988,641	0.5	3.810	119	299	1.88	13.1	11.7	52.5	37.6
358 - 360	24	167,081,263	13.9	3.622	116	359	3.75	21.0	20.1	46.5	37.4
361 - 479	2	9,491,328	0.8	3.304	119	479	6.01	27.7	27.1	17.8	15.4
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Balloon	25	$743,833,837	61.9%	3.475%	119	0	2.63x	9.4%	9.2%	56.1%	56.1%
Interest-only, ARD	4	270,105,000	22.5	3.421	118	0	2.99	10.2	10.1	49.9	49.9
Amortizing Balloon	26	173,559,887	14.4	3.550	119	359	4.08	22.7	21.8	42.3	33.3
Interest-only, Amortizing Balloon	3	14,650,000	1.2	4.181	93	360	1.49	9.2	8.7	66.6	60.2
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

A-2-8

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	45	$903,737,293	75.2%	3.425%	118	362	3.07x	12.2%	11.9%	50.4%	48.9%
Acquisition	10	232,422,790	19.3	3.748	119	358	2.27	9.1	8.8	62.5	61.6
Recapitalization	3	65,988,641	5.5	3.333	119	299	2.89	10.8	10.2	52.0	50.7
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	9	$506,269,885	42.1%	3.390%	118	359	2.95x	10.4%	10.1%	52.0%	51.7%
Springing	27	460,094,961	38.3	3.599	118	355	2.33	9.6	9.2	60.0	57.1
Hard/Upfront Cash Management	2	116,000,000	9.6	3.655	120	0	1.99	7.5	7.4	58.9	58.9
None	18	88,533,878	7.4	3.197	119	365	6.82	33.9	33.2	12.8	10.3
Soft/Springing Cash Management	2	31,250,000	2.6	3.442	119	0	2.80	10.1	9.7	53.7	53.7
Total/Weighted Average:	58	$1,202,148,724	100.0%	3.483%	118	359	2.90x	11.5%	11.2%	52.9%	51.5%

A-2-9

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	34	$608,699,075	50.6%	32	$515,940,738	42.9%	26	$686,207,986	57.1%
Insurance Escrow	12	$131,292,929	10.9%	12	$131,292,929	10.9%	46	$1,070,855,794	89.1%
Replacement Reserve	7	$216,747,331	18.0%	31	$551,056,846	45.8%	7	$401,232,000	33.4%
TI/LC Reserve(1)	8	$261,682,385	36.5%	12	$130,359,642	18.2%	9	$367,263,337	51.2%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-10

BANK 2019-BNK22

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	November	November	November	November	November	November	November	November	November	November	November
Prepayment Restriction	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
Locked Out	92.64%	92.74%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	65.30	65.33	65.36	65.21	65.25	65.29	65.32	65.36	0.00
Yield Maintenance	7.36	7.26	34.70	34.67	34.64	34.79	34.75	34.71	34.68	34.64	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,202.15	$1,198.87	$1,195.45	$1,191.81	$1,187.89	$1,177.77	$1,173.67	$1,169.43	$1,165.03	$1,160.48	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.73%	99.44%	99.14%	98.81%	97.97%	97.63%	97.28%	96.91%	96.53%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-11

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

Park Tower at Transbay
250 Howard Street
San Francisco, CA 94105
San Francisco Bay
Chinatown
Financial District
Union Square
SoMa
SAN FRANCISCO
South Beach
Mission Bay
McCovey Cove
BART
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Portsmouth Square
Transamerica Pyramid
EMBARCADERO CENTER
Justin Herman Plaza
Ferry Building
Ferry Building Marketplace
Maritime Plaza
Omni San Francisco
Bank of America Bldg.
Ritz Carlton
InterContinental Mark Hopkins
The Fairmont SF
California Center
101 California
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
100 Spear
455 Market Street
50 Fremont Center
Millennium Tower
Salesforce Tower
Golden Gate University
Fitbit
Gap HQ
DocuSign
Google SF
Twilio
Bit Torrent
TRANSBAY TRANSIT CENTER
Okta
WeWork
JPMorgan Chase Bldg.
Academy of Art University
Crocker Galleria
Sir Francis Drake
Grand Hyatt SF
Macy's
Four Seasons Hotel SF
Museum of the African Diaspora
The Mexican Museum
LinkedIn
Yerba Buena Center for the Arts
Yerba Buena Gardens
SF Museum of Modern Art
Yerba Buena Ctr. for the Arts Theatre
Metreon
MOSCONE CONVENTION CENTER
Children's Creativity Museum
YERBA BUENA SQUARE
Westfield San Francisco Centre
Hallidie Plaza
POWELL
MONTGOMERY
EMBARCADERO
Riverbed Technology
Comcast SportsNet
UBM Tech
Terra Gallery and Event Ctr.
One Rincon Hill
The Infinity Towers
The Wharton School, Univ. of PA
Fusionstorm
SF-Oakland Bay Bridge
Lamplighter Music Theatre
South Park
Dropbox
GitHub
Oracle Park
CALTRAIN DEPOT
CALTRAIN
CENTRAL SUBWAY (Under Constr.)
MUNI METRO
Pier 48
Pier 50
Univ. of California - San Francisco Mission Bay Campus
San Francisco Intl. Airport 11 miles
80
280
SAN FRANCISCO
OAKLAND
Richmond
Berkeley
Concord
Walnut Creek
Alameda
San Rafael
Daly City
South San Francisco
San Mateo
Redwood City
Hayward
Fremont
Pleasanton
Dublin
San Ramon
Palo Alto
Sunnyvale
Santa Clara
SAN JOSE
Pacific Ocean

A-3-3

No. 1 – Park Tower at Transbay

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$115,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$115,000,000		Location:	San Francisco, CA
	% of Initial Pool Balance:	9.6%		Size:	764,659 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$719.27
	Borrower Sponsor:	MetLife, Inc.		Maturity Date/ARD Balance Per SF(1)(2):	$719.27
	Guarantor:	Park Tower Owner LLC		Year Built/Renovated:	2018/NA
	Mortgage Rate:	3.4500%		Title Vesting:	Fee
	Note Date:	July 23, 2019		Property Manager:	MA West Management LLC (borrower-related)
	Seasoning:	3 months		Current Occupancy (As of)(4):	98.9% (10/1/2019)
	Anticipated Repayment Date(2):	August 1, 2029		YE 2018 Occupancy(5):	NAP
	Maturity Date(2):	August 1, 2034		YE 2017 Occupancy(5):	NAP
	IO Period:	120 months		YE 2016 Occupancy(5):	NAP
	Loan Term (ARD)(2):	120 months		YE 2015 Occupancy(5):	NAP
	Amortization Term:	NAP		Appraised Value(6):	$1,120,000,000
	Loan Amortization Type:	Interest-only, ARD		Appraised Value Per SF(6):	$1,464.71
	Call Protection:	L(23),YM(90),O(7)		Appraisal Valuation Date(6):	October 1, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI(5):	NAP
	Additional Debt Type (Balance)(1):	Pari Passu ($435,000,000)		YE 2018 NOI(5):	NAP
				YE 2017 NOI(5):	NAP
				YE 2016 NOI(5):	NAP
				U/W Revenues:	$85,332,264
				U/W Expenses:	$28,981,596
Escrows and Reserves(3)				U/W NOI:	$56,350,668
	Initial	Monthly	Cap	U/W NCF:	$56,277,673
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.93x / 2.93x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.2% / 10.2%
Deferred Maintenance	$4,412,926	$0	NAP	U/W Debt Yield at Maturity/ARD based on NOI/NCF(1)(2):	10.2% / 10.2%
TI/LC	$80,198,366	$0	NAP	Cut-off Date LTV Ratio(1)(6):	49.1%
Regulatory Fees Reserve	$5,528,653	$0	NAP	LTV Ratio at Maturity/ARD(1)(2)(6):	49.1%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$550,000,000	100.0%	Loan payoff	$294,460,472	53.5%
			Upfront reserves(7)	145,173,206	26.4
			Return of equity	108,543,869	19.7
			Closing costs	1,822,453	0.3
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

(1)	The Park Tower at Transbay Mortgage Loan (as defined below) is a part of the Park Tower at Transbay Whole Loan (as defined below) with an original aggregate principal balance of $550,000,000. The Cut-off Date Balance Per SF, Maturity Date/ARD Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity/ARD based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the Park Tower at Transbay Whole Loan.
(2)	The Park Tower at Transbay Whole Loan is structured with a 120-month loan term until the Anticipated Repayment Date (“ARD”) of August 1, 2029 and will be interest-only prior to the ARD. From and after the ARD, the Park Tower at Transbay Whole Loan will accrue additional interest at a fixed rate of 2.5000% which will be deferred and due and payable on the Maturity Date of August 1, 2034 (or earlier repayment in full of the Park Tower at Transbay Whole Loan.) The ARD automatically triggers a Cash Sweep Period (see “Lockbox and Cash Management”) whereby all excess cash flow is required to be used to pay down the principal balance of the Park Tower at Transbay Whole Loan and repay the additional accrued interest.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	The sole office tenant, Facebook, Inc. (98.9% of NRA), is currently in the process of building out its space and, according to the borrower sponsor, is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020.
(5)	Prior historical operating statements and occupancy are not applicable, as the Park Tower at Transbay Property (as defined below) was constructed in 2018-2019.
(6)	The Appraised Value shown reflects a “Prospective Market Value At Stabilization” value as of October 1, 2019, which assumes that Facebook, Inc. has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). The “as-is” value as of May 30, 2019 of $959,000,000 results in both a Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of 57.4% for the Park Tower at Transbay Whole Loan. The appraiser also provided an “as dark” value as of May 30, 2019 of $1,004,000,000, which results in both a Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of 54.8% for the Park Tower at Transbay Whole Loan. The “as dark” value is greater than the “as-is” value due to the market rent being higher than the current contract rent at the Park Tower at Transbay Property.
(7)	Reserves include $55,033,261 paid by the Park Tower at Transbay Borrower (as defined below) at loan origination, which amount was subsequently disbursed to Facebook, Inc. by the escrow agent to buy out Facebook Inc.’s rent abatement period.

A-3-4

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

The Mortgage Loan. The mortgage loan (the “Park Tower at Transbay Mortgage Loan”) is a part of a whole loan (the “Park Tower at Transbay Whole Loan”) evidenced by ten pari passu promissory notes in the aggregate original principal amount of $550,000,000. The Park Tower at Transbay Whole Loan is secured by a first priority fee mortgage on a 764,659 SF newly constructed, Class A office tower located in San Francisco, California (the “Park Tower at Transbay Property”).

The Park Tower at Transbay Mortgage Loan is evidenced by the non-controlling promissory Notes A-4, A-7 and A-10 in the original aggregate principal amount of $115,000,000. The controlling promissory Note A-3 and the non-controlling promissory Notes A-1, A-2, A-5, A-6, A-8 and A-9 are in the aggregate original principal amount of $435,000,000. Notes A-1 and A-8 have been contributed to the BANK 2019-BNK20 securitization trust. Notes A-3 and A-9 are expected to be contributed to the BANK 2019-BNK21 securitization trust. Notes A-2, A-5 and A-6 are currently held by Bank of America, N.A. and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The Park Tower at Transbay Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$100,000,000	$100,000,000	BANK 2019-BNK20	No
A-2	$100,000,000	$100,000,000	Bank of America, N.A.	No
A-3	$100,000,000	$100,000,000	BANK 2019-BNK21	Yes
A-4	$80,000,000	$80,000,000	BANK 2019-BNK22	No
A-5	$50,000,000	$50,000,000	Bank of America, N.A.	No
A-6	$50,000,000	$50,000,000	Bank of America, N.A.	No
A-7	$25,000,000	$25,000,000	BANK 2019-BNK22	No
A-8	$20,000,000	$20,000,000	BANK 2019-BNK20	No
A-9	$15,000,000	$15,000,000	BANK 2019-BNK21	No
A-10	$10,000,000	$10,000,000	BANK 2019-BNK22	No
Total	$550,000,000	$550,000,000

The Borrower and the Borrower Sponsor. The borrower is Park Tower Owner LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors (the “Park Tower at Transbay Borrower”).

The borrower sponsor is MetLife, Inc. (NYSE: MET), a Fortune 500 financial services company, providing insurance, annuities, employee benefits and asset management. The borrower sponsor was the original developer of the Park Tower at Transbay Property. There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Park Tower at Transbay Whole Loan.

The Property. The Park Tower at Transbay Property is comprised of a newly constructed, Class A, pre-certified LEED Gold, 43-story high-rise office building located on the northeast corner of Beale Street and Howard Street in the Transbay Transit District in the South Financial District of downtown San Francisco, California. The Park Tower at Transbay Property contains a total of 764,659 SF. All of the office space (755,914 SF) and the two-level subterranean parking are leased to Facebook, Inc. (“Facebook”). Facebook’s space includes a mix of open and private offices, various common areas, a cafeteria, fitness/wellness center and a child care center. There is 50,000 SF of outdoor space including fourteen sky decks: large rooftop terraces on floors 12 and 28, and outside terraces on every third floor starting on floor 13 and ending on the top floor, 43. 70% of the floors have San Francisco Bay views.

The remaining rentable area is comprised of three retail spaces (8,745 SF) on the ground floor. One of the retail spaces was leased to Blue Bottle after loan origination and the other spaces are presently in lease negotiations with prospective tenants, according to the borrower sponsor. Building amenities include bike parking, an open plaza on the ground level, and two non-collateral adjacent public park spaces which are required to be maintained by the Park Tower at Transbay borrower sponsor.

The Park Tower at Transbay Property is located adjacent to the recently completed multi-billion-dollar Salesforce (f/k/a Transbay) Transit Center and City Park, providing immediate proximity to all forms of public transportation. The Park Tower at Transbay Property is within walking distance to the Ferry Building, waterfront AT&T Park, Moscone Center, Westfield Shopping Centre, SF MoMA, Union Square and South Park.

Major Tenant. Facebook leases all of the office space (755,914 SF) on a long term, triple-net lease which commenced on March 1, 2019. Facebook’s lease is divided into three phases: Phase I includes floors 2-12, Phase II includes floors 13-25 and Phase III includes floors 26-43. The initial rent for Phase I, Phase II and Phase III is $60.00 PSF, $66.00 PSF and $72.00 PSF, respectively, resulting in a current weighted average rent of $65.82 PSF. The Facebook office lease requires annual rental increases of 3.0%. Facebook also leases the subterranean parking (110 spaces with capacity for 140 spaces with valet operations) based on an annual rent of $594,000 ($450/space per month), with increases to market rent every five years.

Facebook is currently in the process of building out its space and, according to the borrower sponsor, is in occupancy of Phase I and is expected to move into its remaining space by September 2020. The Park Tower at Transbay Borrower provided Facebook with a tenant improvement allowance of $110 PSF (of which $80,198,366 ($106 PSF) was outstanding as of the loan origination date and has been fully reserved by the lender) and estimates that Facebook will be spending an additional $300-$350 PSF on its build-out. Pursuant to

A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

its lease, Facebook was entitled to rent abatements, which have been bought out by the Park Tower at Transbay Borrower as of July 25, 2019. Facebook is now paying full unabated rent.

Facebook’s lease expiration for Phase I is February 28, 2033 and for Phases II and III are February 28, 2034. Each phase has two eight-year renewal options at fair market rent. In order to exercise the renewal option for Phase II, Facebook must exercise its option for Phase I. In order to exercise the renewal option for Phase III, Facebook must exercise both options for Phase I and II.

Facebook has a right of first offer to purchase the Park Tower at Transbay Property, as discussed in “Right of First Offer” below.

Facebook (NYSE: FB) provides various products to connect and share “online”. The company’s products include Facebook, which enables people to connect, share and discover through mobile devices and personal computers; Instagram, a community for sharing photos, videos, and messages; and Messenger and WhatsApp, both messaging applications. Facebook also provides Oculus, a hardware, software and developer platform, which allows people to connect through its virtual reality products. As of December 31, 2018, Facebook had approximately 1.52 billion daily active users. The company was founded in 2004 and is headquartered in Menlo Park, California. Facebook also has large block leases at 181 Fremont and 215 Fremont, in downtown San Francisco, both within one block of the Park Tower at Transbay Property. For the fiscal year ending December 31, 2018, Facebook reported total revenue of $55.8 billion, up from $40.7 billion in the prior year and $27.6 billion in 2016. Facebook has a current market capitalization of $478 billion.

The following table presents certain information relating to the tenant at the Park Tower at Transbay Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Facebook, Inc. – Phase I	NR/NR/NR	269,814	35.3%	$60.00	$16,188,822	32.5%	2/28/2033	2, 8-year	N
Facebook, Inc. – Phase II(1)	NR/NR/NR	238,962	31.3%	$66.00	$15,771,464	31.7%	2/28/2034	2, 8-year	N
Facebook, Inc. – Phase III(1)	NR/NR/NR	247,138	32.3%	$72.00	$17,793,967	35.8%	2/28/2034	2, 8-year	N
Office Total/Wtd. Avg.		755,914	98.9%	$65.82	$49,754,253	100.0%

Vacant Space (Retail)		8,745	1.1%

Collateral Total		764,659	100.0%

(1)	Facebook is currently in the process of building out its space and expected to move into Phase II and Phase III by September 2020.

A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Park Tower at Transbay Property:

Lease Expiration Schedule

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	755,914	98.9%	755,914	98.9%	$49,754,253	100.0%	$65.82
Vacant	0	8,745	1.1%	764,659	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	764,659	100.0%			$49,754,253	100.0%	$65.82(1)
(1)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Park Tower at Transbay Property:

Historical Occupancy(1)

2015	2016	2017	2018	10/1/2019
NAV	NAV	NAV	NAV	98.9%

(1)	Prior occupancy is not applicable, as the Park Tower at Transbay Property was constructed in 2018-2019.

A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Park Tower at Transbay Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent(3)	$50,322,681	57.0%	$65.81
Straight Line Rent	$7,996,394	9.1%	$10.46
Gross Potential Rent	$58,319,075	66.1%	$76.27
Reimbursements	$29,328,101	33.2%	$38.35
Parking Income	$594,000	0.7%	$0.78
Net Rental Income	$88,241,176	100.0%	$115.40
Vacancy(4)	($2,908,912)	(5.0%)	($3.80)
Effective Gross Income	$85,332,264	96.7%	$111.60

Real Estate Taxes	$16,161,609	18.9%	$21.14
Insurance	$1,561,863	1.8%	$2.04
Other Operating Expenses	$11,258,124	13.2%	$14.72
Total Operating Expenses	$28,981,596	34.0%	$37.90

Net Operating Income	$56,350,668	66.0%	$73.69
TI/LC	$0	0.0%	$0.00
Capital Expenditures	$72,995	0.1%	$0.10
Net Cash Flow	$56,277,673	66.0%	$73.60

NOI DSCR(5)	2.93x
NCF DSCR(5)	2.93x
NOI Debt Yield(5)	10.2%
NCF Debt Yield(5)	10.2%

(1)	Prior historical operating statements are not applicable, as the Park Tower at Transbay Property was constructed in 2018-2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Base Rent includes the ground floor retail space (8,745 SF) grossed up to an estimated NNN rent of $65.00 PSF.

(4)	The Park Tower at Transbay Property is 98.9% leased to Facebook. UW Vacancy is 2.5% for the office floors and 100.0% for the retail space.

(5)	The debt service coverage ratios and debt yields shown are based on the Park Tower at Transbay Whole Loan.

Appraisal. The appraiser concluded to a “Prospective Market Value At Stabilization” value as of October 1, 2019, which assumes that Facebook, Inc. has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). The appraiser concluded to an “as-is” value as of May 30, 2019 of $959,000,000 and also provided an “as dark” value as of May 30, 2019 of $1,004,000,000. The “as dark” value is greater than the “as-is” value due to the market rent being higher than the current contract rent at the Park Tower at Transbay Property.

Environmental Matters. According to the Phase I environmental site assessment dated June 10, 2019, no action was recommended other than to obtain documentation summarizing the implementation of the site management plan and to work toward regulatory closure due to identified contaminated soil from former industrial and gas station activities. The Phase I assessment expects that as a part of the construction of the Park Tower at Transbay Property, a large majority of any contaminated soil was removed to accommodate for the two-level basement and that the building site being covered with hard surfaces provides an engineering barrier.

Market Overview. The Park Tower at Transbay Property is located in the South Financial District of San Francisco, California, just north of the Rincon Hill/South Beach/SOMA District, which has seen a resurgence in leasing activity particularly with respect to the technology sector, and east of the Yerba Buena District, home to several major redevelopment projects including the Yerba Buena complex, Moscone convention center and Westfield Shopping Center.

A significant development in the San Francisco central business district is the redevelopment of the approximately 40-acre area surrounding the Transbay Terminal, the primary transit hub in the downtown area. Redevelopment plans include replacing the outdated Transbay Terminal (which was completed in August 2018), extending Caltrain 1.3 miles (which construction began in 2012) and developing the surrounding neighborhood by widening Folsom Street and promoting sidewalk cafes and markets, and developing approximately 2,600 new homes, 3 million SF of office and commercial space, and 100,000 SF of retail space. Recent developments of the office space include the 61-story Salesforce Tower.

A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

Salesforce has also leased approximately 325,000 SF at Transbay Parcel F (550 Howard) and approximately 335,000 SF at 350 Mission. Other technology firms leasing large blocks of space in the area include Facebook at 181 Fremont (432,000 SF) and at 215 Fremont (300,000 SF), Adobe at 100 Hooper (280,000 SF), Stripe at 510 Townsend (269,063 SF), Blend Labs at 500 Pine Street (72,000 SF), Twitch at 350 Bush Street (185,000 SF), LinkedIn at 222 Second Street (430,650 SF) and Pinterest at 88 Bluxome Street (490,000 SF). As of the first quarter of 2019, large block demand greater than 50,000 SF has climbed 41% year over year, outpacing supply. According to the appraisal, there are currently 20 tenant requirements of 100,000 SF or more but only five contiguous space options that can offer occupancy through 2023.

According to a third party market report, the Park Tower at Transbay Property is located in the South Financial District office submarket of the San Francisco office market. For the first quarter of 2019, the submarket had total inventory of approximately 28.2 million SF with a vacancy rate of 6.7% and average asking rents of $83.02 PSF.

According to the appraisal, the estimated 2019 population within a one-half-, one- and three-mile radius of the Park Tower at Transbay Property was 16,122, 59,433 and 378,299, respectively. The 2019 median household income within the same radii was $204,917, $105,624 and $113,407, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Park Tower at Transbay Property:

Market Rent Summary

	Office – Low	Office – Mid	Office – High	Retail
Market Rent (PSF)	$75.00	$80.00	$85.00	$65.00
Lease Term (Years)	12	12	12	10
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents certain information from the appraisal relating to comparable properties to the Park Tower at Transbay Property:

Comparable Properties

Property Name	Year Built/ Renovated	Distance from Subject (miles)	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF NNN	Lease Term (Yrs.)	TI PSF
Park Tower at Transbay(1)	2018	N/A	764,659	Facebook	755,914	Mar-19	$65.82	15	$110
Parcel F 546-550 Howard Street	2023 (projected)	0.2	1,100,000	Salesforce	325,000	4Q18	$80.00	15	$100
88 Bluxome Street	TBD	1.4	1,000,000	Pinterest	490,000	1Q19	$78.00	10-15	N/A
181 Fremont Street	2018	0.1	432,000	Facebook	432,000	Sep-17	$65.00	10	$100
45 Fremont	1978	0.3	602,780	Slack Technologies	208,459	Aug-19	$69.00	11.3	$100-$130
One Tehama	1929	0.2	98,566	Social Finance	98,566	Sep-18	$70.00	11	$105

(1)	Information obtained from the underwritten rent roll and Facebook lease.

Escrows.

Taxes and Insurance Reserves - So long as (x) no Cash Sweep Period (as defined below) exists and (y) the Park Tower at Transbay Borrower provides evidence to the lender that all property taxes and insurance premiums have been paid in full, monthly escrows for taxes and insurance will be waived.

Deferred Maintenance - The Park Tower at Transbay Borrower deposited at loan origination $4,412,926, which is equal to 110% of the estimated cost for the completion of the outstanding project costs for the construction of the Park Tower at Transbay Property.

TI/LC Reserve - The Park Tower at Transbay Borrower deposited at loan origination $80,198,366 for outstanding tenant improvement allowances owed to Facebook.

Regulatory Fees Reserve - The Park Tower at Transbay Borrower deposited at loan origination $5,528,653 which is equal to 100% of the estimated cost for the regulatory fees in connection with the development of the Park Tower at Transbay Property as required pursuant to an owner participation/disposition and development agreement between the Successor Agency to the Redevelopment Agency of the City of San Francisco and the Park Tower at Transbay Borrower and as required for Municipal Transportation Agency additional street use fees.

A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$115,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

Lockbox and Cash Management. The Park Tower at Transbay Whole Loan documents require a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Park Tower at Transbay Whole Loan documents. Additionally, during a Cash Sweep Period, all excess cash flow is required to be held as additional security for the Park Tower at Transbay Whole Loan until the discontinuance of the Cash Sweep Period.

A “Cash Sweep Period” will commence upon:

(i)	an event of default under the Park Tower at Transbay Whole Loan documents beyond notice and cure periods (a “Default Trigger”),

(ii)	the Park Tower at Transbay Borrower seeking bankruptcy protection (a “Borrower Bankruptcy Trigger”),

(iii)	Facebook seeking bankruptcy protection (a “Facebook Bankruptcy Trigger”),

(iv)	Facebook (A) being in monetary or material non-monetary default beyond notice and cure periods or (B) terminating or giving notice to terminate its lease (each, a “Tenant Trigger”),

(v)	the Park Tower at Transbay Borrower failing to repay the Park Tower at Transbay Whole Loan in full on or before the ARD (an “ARD Trigger”),

(vi)	if a Facebook Bankruptcy Trigger or a Tenant Trigger previously occurred and was cured pursuant to clause (c) below and thereafter, the debt yield being less than 7.000% (not including any straight line rent) for two consecutive calendar quarters (a “Debt Yield Trigger”), or

(vii)	any replacement tenant (should the Facebook lease be terminated) subsequently going dark in more than 50% the office SF at the Park Tower at Transbay Property (a “Replacement Tenant Trigger”), unless the replacement tenant has a credit rating of at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s.

A Cash Sweep Period will end upon (provided no other Cash Sweep Period is continuing):

(a)	if triggered by a Default Trigger, the cure of the event of default under the Park Tower at Transbay Whole Loan documents,

(b)	if triggered by a Facebook Bankruptcy Trigger, the replacement or assumption of the Facebook lease by the bankruptcy court and the dismissal of such bankruptcy proceedings,

(c)	if triggered by a Tenant Trigger or a Debt Yield Trigger, the debt yield being equal to or greater than 7.000% (not including any straight line rent) for the trailing two calendar quarters, and

(d)	if triggered by a Replacement Tenant Trigger (x) delivery of a replacement lease(s) for at least 50% of the office SF at the Park Tower at Transbay Property, or (y) the dark replacement tenant conducting business in at least 50% of the office SF at the Park Tower at Transbay Property.

A Cash Sweep Period triggered by a Borrower Bankruptcy Trigger or an ARD Trigger may not be cured and will continue until the full repayment of the Park Tower at Transbay Whole Loan. All excess cash collected after an ARD Trigger will be applied to the reduction of principal, then to pay off additional accrued interest.

Release of Property. Not permitted.

Right of First Offer. Facebook has a right of first offer to purchase the Park Tower at Transbay Property at the same terms as any purchase offer received by the Park Tower at Transbay Borrower. If Facebook fails to exercise its right of first offer, the Park Tower at Transbay Borrower will be free to sell the Park Tower at Transbay Property to another party other than a Facebook competitor, namely Alphabet Inc., Amazon.com, Inc., Apple Inc., Microsoft Corporation, salesforce.com, inc., Snap Inc. and Samsung Electronics, which list of competitors is subject to change by Facebook in accordance with its lease.

Letter of Credit. None.

Terrorism Insurance. The Park Tower at Transbay Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Park Tower at Transbay Property and business interruption insurance for 36 months with a twelve month extended period of indemnity, provided, if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be further modified, amended, or extended) is not in effect, the Park Tower at Transbay Borrower will not be required to pay annual premiums in excess of two times the premium then payable for the property and business interruption/loss of rents insurance in order to obtain the terrorism coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Earthquake Insurance. The Park Tower at Transbay Whole Loan documents do not require earthquake insurance; the seismic report indicated a probable maximum loss of 12.0% for the Park Tower at Transbay Property.

A-3-10

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-11

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

CHASE

CHASE

Discover

Certain images above are renderings

A-3-12

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

230 Park Avenue South
230 Park Avenue South
New York, NY 10003
MANHATTAN
Midtown
East Side
Garment District
Kips Bay
Chelsea
Flatiron District
Gramercy Park
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Times Square
Bryant Park
New York Public Library
Grand Central Terminal
Port Authority Bus Terminal
HSBC Tower
The Morgan Library & Museum
Macy's
Herald Square
Empire State Building
Long Island Railroad
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Fashion Institute of Technology
The Museum at FIT
Ace Hotel NY
The Nomad Hotel
NY Life Insurance Bldg.
Natl. Museum of Mathematics
Madison Square Park
Supreme Court Appellate Division
Metropolitan Life Building
Baruch College
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
NYU School of Dentistry
School of Visual Arts
Gramercy Theatre
Tiffany & Company
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Center
Beth Israel Medical Center
NY Film Academy School of Film & Acting
Union Square
Con Edison Building
New York Eye & Ear Infirmary
Rubin Museum of Art
The Irish Repertory Theatre
Forbes Galleries
Village Temple
Benjamin N. Cardozo School of Law
Grace Church
Cooper Union
Tompkins Square Park
Washington Square
Washington Arch
New York University
Tisch School of The Arts
St. George Ukrainian Catholic Church
Ukrainian Museum
Broadway
Park Ave. South
Lexington Ave.
FDR Drive
W. 42nd St.
W. 34th St.
W. 23rd St.
W. 14th St.
E. 34th St.
E. 23rd St.
E. 14th St.
Greenwich Ave.
Hudson St.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Long Island City
Greenpoint
Williamsburg
Astoria
Central Park
Upper West Side
Upper East Side
Chinatown
Tribeca
SoHo
Hudson River
East River

A-3-13

No. 2 – 230 Park Avenue South

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Wells Fargo Bank, National Association; Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$110,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$110,000,000		Location:	New York, NY
	% of Initial Pool Balance:	9.2%		Size:	373,693 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$669.00
	Borrower Sponsor:	TF Cornerstone Properties, LLC		Maturity Date Balance Per SF(1):	$669.00
	Guarantor:	TF Cornerstone Properties, LLC		Year Built/Renovated:	1895/2019
	Mortgage Rate:	3.2700%		Title Vesting:	Fee
	Note Date:	September 11, 2019		Property Manager:	TF Cornerstone, Inc. (borrower-related)
	Seasoning:	2 months		Current Occupancy (As of):	100.0% (9/1/2019)
	Maturity Date:	September 11, 2029		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	100.0%
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value(4):	$490,000,000
	Call Protection(2):	L(26),GRTR 1% or YM or D(87),O(7)		Appraised Value Per SF(4):	$1,311.24
	Lockbox Type:	Hard/Springing Cash Management		Appraisal Valuation Date(4):	July 24, 2019
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($140,000,000)		TTM NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
				YE 2016 NOI(5):	NAV
				U/W Revenues:	$33,596,638
				U/W Expenses:	$11,449,082
Escrows and Reserves(3)				U/W NOI:	$22,147,556
	Initial	Monthly	Cap	U/W NCF:	$21,961,566
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.66x / 2.64x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.8%
Rent Concession Reserve	$24,763,070	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.8%
Existing Landlord Obligations Reserve	(3)	$0	NAP	Cut-off Date LTV Ratio(1)(4):	51.0%
				LTV Ratio at Maturity(1)(4):	51.0%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$250,000,000	100.0%	Loan payoff	$146,203,186	58.5%
			Upfront reserves	59,026,648	23.6
			Closing costs	14,429,847	5.8
			Return of equity	30,340,319	12.1
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 230 Park Avenue South Whole Loan (as defined below).

(2)	Defeasance or prepayment of the 230 Park Avenue South Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 230 Park Avenue South Whole Loan to be securitized and (b) September 11, 2022 (“Defeasance Lockout Date”). No prepayment premium will apply on or after March 11, 2029. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in November 2019. Partial defeasance or partial prepayment (with the applicable yield maintenance premium) of the 230 Park Avenue Whole Loan is permitted, after the Defeasance Lockout Date, solely to satisfy the debt yield threshold to prevent a Cash Trap Event Period (see the “Lockbox and Cash Management” below for further discussion).

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Appraised Value shown reflects a “Hypothetical Market Value as Stabilized Today” which assumes that all free rent has burned off and all of the tenant improvements and landlord work have been completed. At loan closing, the 230 Park Avenue South Borrower escrowed $24,763,070 for all free rent and gap rent pertaining to the Discovery space and $34,263,578 representing 75% of the tenant allowances, tenant improvements and capital improvements pertaining to the Discovery lease and space (the remaining 25% was guaranteed by the Guarantor) (see “Escrows and Reserves” below for further information). The appraiser also concluded to an “As-Is” appraised value of $415,000,000 as of July 24, 2019, which results in a Cut-off Date LTV Ratio of 60.2% and LTV Ratio at Maturity of 60.2% for the 230 Park Avenue South Whole Loan. Additionally, the appraiser concluded to a hypothetical “Go Dark” value of $350,000,000 as of July 24, 2019. Further, the appraisal notes that, since the 230 Park Avenue South Property is the subject of and expected to be eligible for New York City’s Industrial and Commercial Abatement Program (ICAP), the 10-year benefit has been assumed in its analysis of both the “As-Is” appraised value and the “Hypothetical Market Value as Stabilized Today” (see “The Property” section below for further information about the ICAP).

(5)	The 230 Park Avenue South Property (as defined below) has been approximately 100.0% leased since 2008, however, it is currently undergoing an extensive repositioning program to serve as Discovery, Inc.’s global corporate headquarters. Accordingly, operating history was not considered relevant to underwriting.

A-3-14

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

The Mortgage Loan. The mortgage loan (the “230 Park Avenue South Mortgage Loan”) is part of a whole loan (the “230 Park Avenue South Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $250,000,000. The 230 Park Avenue South Whole Loan is secured by a first priority fee mortgage encumbering an office building located in New York, New York (the “230 Park Avenue South Property”). The 230 Park Avenue South Whole Loan was co-originated on September 11, 2019 by Wells Fargo Bank, National Association (“Wells Fargo”), Bank of America, N.A. (“Bank of America”) and JPMorgan Chase Bank, National Association (“JPMorgan”). The 230 Park Avenue South Mortgage Loan is evidenced by the non-controlling promissory notes A-2, A-3, A-5 and A-6 in the aggregate original principal amount of $110,000,000. The controlling promissory note A-1 in the original principal amount of $55,000,000 and the non-controlling promissory note A-4 in the original principal amount of $55,000,000 were contributed to the BANK 2019-BNK21 securitization trust and the non-controlling promissory note A-7 in the original principal amount of $30,000,000 is currently held by JPMorgan and is expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The 230 Park Avenue South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	BANK 2019-BNK21	Yes
A-2	$30,000,000	$30,000,000	BANK 2019-BNK22	No
A-3	$25,000,000	$25,000,000	BANK 2019-BNK22	No
A-4	$55,000,000	$55,000,000	BANK 2019-BNK21	No
A-5	$30,000,000	$30,000,000	BANK 2019-BNK22	No
A-6	$25,000,000	$25,000,000	BANK 2019-BNK22	No
A-7	$30,000,000	$30,000,000	JPMorgan	No
Total	$250,000,000	$250,000,000

The Borrower and Borrower Sponsors. The borrower is 230 PAS SPE LLC (the “230 Park Avenue South Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 230 Park Avenue South Borrower delivered a non-consolidation opinion in connection with the origination of the 230 Park Avenue South Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is TF Cornerstone Properties, LLC (the “Guarantor”), an affiliate of TF Cornerstone Inc., which, together with Guarantor and other affiliates (collectively, “TF Cornerstone”), comprise a family-owned real estate enterprise focused on acquisition, development, construction and management of residential and commercial properties. Founded in the 1970s and led by K. Thomas and Frederick Elghanayan, TF Cornerstone’s current portfolio includes approximately 12,625 apartment units in New York City and over 2.5 million square feet of commercial space in New York and Washington, D.C. (including 12 office properties). TF Cornerstone’s portfolio includes 387 Park Avenue South and Carnegie Hall Tower, approximately 0.4 and 2.1 miles northeast of the 230 Park Avenue South Property, respectively.

The Property. The 230 Park Avenue South Property is a 373,693 square foot, 14-story office building located within the Midtown South area of Manhattan in New York, New York. The 230 Park Avenue South Property was constructed in 1895 and is currently undergoing an extensive repositioning program that, per the appraisal, is expected to position the 230 Park Avenue South Property as a Class A building following completion. As part of a lease recently executed with Discovery for 96.7% of the NRA, the building is currently undergoing a $14.6 million modernization that includes the expansion and renovation of the entry and lobby areas (approximately $6.6 million), updated destination dispatch elevators and a newly-built service elevator that will operate on the cellar, ground and second floors (approximately $3.2 million). The 230 Park Avenue South Property will also undergo upgrades to the HVAC systems and cooling tower (approximately $2.0 million), improvements to the electrical service that will increase capacity to 8,000 Amps (approximately $2.0 million) and other miscellaneous renovations (approximately $0.8 million). Additionally, an indoor/outdoor studio is expected to be created in the newly-designed courtyard area; and the existing office spaces are expected to be renovated to consist of open, loft-style space with exposed ceilings.

According to the appraisal, as part of the proposed redevelopment, the 230 Park Avenue South Borrower is anticipated to benefit from a 10-year Industrial Commercial Abatement Program (“ICAP”) Tax Abatement. The ICAP provides abatements for property taxes for industrial or commercial properties that have been built, modernized, expanded or physically improved throughout Manhattan and the outer boroughs of New York. To qualify for the ICAP abatement, (a) properties must spend 30% of the taxable assessed value in capital expenses in four years from the date the building permit was issued, and (b) construction must be completed within five years of the issuance of a building permit, among other conditions. The borrower sponsor has filed for an ICAP tax abatement on the 230 Park Avenue South Property and is expected to be a candidate for approval of the ICAP tax abatement based on the repositioning of the existing improvements. As of the date of origination of the 230 Park Avenue South Whole Loan, the 230 Park Avenue South Property had not received the abatement; however, an ICAP application was filed in May 2018. The ICAP was not given credit in the lender’s underwriting; however, the ICAP was assumed in the appraiser’s analysis. The appraisal notes that the 230 Park Avenue South Property is expected to be eligible for the ICAP.

The 230 Park Avenue South Property was 100.0% leased to three tenants as of September 1, 2019; however, Discovery is not yet in occupancy or paying rent. Approximately 3.3% of the net rentable area and 5.9% of the underwritten base rent at the 230 Park Avenue South Property is attributed to two ground floor retail tenants (JPMorgan Chase and Earth Mail) with frontage along Park Avenue South and East 19th Street.

A-3-15

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

Major Tenant.

Discovery (361,214 square feet, 96.7% of NRA; 94.1% of underwritten base rent, January 31, 2037 expiration). Discovery Communications, LLC, a wholly owned subsidiary of Discovery, Inc. (“Discovery”; S&P: BBB-; NASDAQ: DISCA), is an American mass media company with numerous television networks including the Discovery Channel, Animal Planet, TLC, HGTV, Travel Channel, and the Food Network. As of September 6, 2019, Discovery had a market capitalization of approximately $15.9 billion. In March 2018, Discovery purchased Scripps Networks Interactive for approximately $14.6 billion, which was the owner of HGTV, Food Network, and the Travel Channel. Discovery is planning to move Scripps’ headquarters into the 230 Park Avenue South Property along with the rest of Discovery.

Discovery is expected to utilize its space at the 230 Park Avenue South Property as its corporate headquarters. Discovery is expected to occupy a portion of the ground floor, floors 2-13, the courtyard and the penthouse (floor 14), as well as eastern & western cellars. The company is expected to utilize all space from the fourth floor through the penthouse as space for general and executive offices, as well as certain ancillary purposes. The ground, second, and third floor are expected to be used by one of the channels in Discovery’s portfolio, the Food Network, as production kitchens and studio space.

Discovery has a signed lease but is not yet in occupancy or paying rent. Discovery has taken possession of the eastern & western cellars, its ground floor space and floors 2-11; floors 12-14 were recently delivered on September 1, 2019; and the courtyard space is expected to be delivered in February 2021. Discovery is expected to commence occupying the premises in January 2020 with a full occupancy date expected by December 2020. Discovery’s lease is guaranteed by Discovery, Inc., the rated parent company, and has either one, 10-year or two, five-year renewal options at the fair market rental rate following its lease expiration in January 2037.

Discovery’s rent commencement is expected in June 2020 for floors 2-3 and 7-10 (46.6% of Discovery’s space; 46.2% of Discovery’s underwritten base rent); in July 2020 for the ground floor and eastern cellar space (3.6% of Discovery’s space; 3.0% of Discovery’s underwritten base rent); in September 2020 for floors 4-6 and 11 (31.0% of Discovery’s space; 29.8% of Discovery’s underwritten base rent); in October 2020 for the western cellar space (1.7% of Discovery’s space; 1.0% of Discovery’s underwritten base rent); in November 2020 for floors 12-14 (16.6% of Discovery’s space; 19.4% of Discovery’s underwritten base rent); and in April 2022 for the courtyard premises (0.5% of Discovery’s space; 0.6% of Discovery’s underwritten base rent). All outstanding free rent and gap rent were reserved for at the time of origination of the 230 Park Avenue Whole Loan, along with 75% of the landlord lease obligations for Discovery (with the additional 25% guaranteed by the Guarantor; see the “Escrows and Reserves” section below). There is no assurance that Discovery will take occupancy or begin paying rent by the estimated dates noted herein.

A-3-16

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the tenancy at the 230 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Discovery Communications, LLC(2)	NR/NR/BBB-	361,214	96.7%	$84.06(3)	$30,363,766(3)	94.1%	1/31/2037	1, 10-year or 2, 5-year(4)	N
Total Major Tenant		361,214	96.7%	$84.06	$30,363,766	94.1%

Non-Major Tenants(5)		12,479	3.3%	$153.15	$1,911,210	5.9%

Occupied Collateral Total		373,693	100.0%	$86.37	$32,274,976	100.0%

Vacant Space		0	0.0%

Collateral Total		373,693	100.0%

(1)	The Discovery lease is guaranteed by Discovery, Inc., the rated entity.

(2)	Discovery has an executed lease but has not yet taken occupancy or commenced paying rent (see tenant description in “Major Tenants” above for further information).

(3)	The Annual UW Base Rent and Annual UW Base Rent PSF shown above include straight-line rent averaging over the remaining loan term for Discovery totaling $1,218,633. Discovery’s current rental rate is $80.69 PSF.

(4)	Discovery has either one, 10-year option or two, 5-year options to renew, each with 24 months’ notice at the fair market rental rate.

(5)	Non-Major Tenants comprise two ground level retail tenants.

The following table presents certain information relating to the lease rollover schedule at the 230 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	2	12,479	3.3%	12,479	3.3%	$1,911,210	5.9%	$153.15
2022	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
2023	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
2024	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
2025	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
2026	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
2027	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
2028	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
2029	0	0	0.0%	12,479	3.3%	$0	0.0%	$0.00
Thereafter	1	361,214	96.7%	373,693	100.0%	$30,363,766	94.1%	$84.06
Vacant	0	0	0.0%	373,693	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	373,693	100.0%			$32,274,976	100.0%	$86.37

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-17

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

The following table presents historical occupancy percentages at the 230 Park Avenue South Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	9/1/2019(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 230 Park Avenue South Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$31,056,343	90.0%	$83.11
Rent Average Benefit	1,218,633(3)	3.5	3.26
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$32,274,976	93.5%	$86.37
Other Income	0	0.0	0.00
Total Recoveries	2,251,148	6.5	6.02
Net Rental Income	$34,526,124	100.0%	$92.39
(Vacancy & Credit Loss)	(929,486)(4)	(2.9)	(2.49)
Effective Gross Income	$33,596,638	97.3%	$89.90

Real Estate Taxes	6,627,000	19.7	17.73
Insurance	226,312	0.7	0.61
Management Fee	1,000,000	3.0	2.68
Other Operating Expenses	3,595,770	10.7	9.62
Total Operating Expenses	$11,449,082	34.1%	$30.64

Net Operating Income	$22,147,556	65.9%	$59.27
Replacement Reserves	119,582	0.4	0.32
TI/LC	66,408	0.2	0.18
Net Cash Flow	$21,961,566	65.4%	$58.77

NOI DSCR(5)	2.66x
NCF DSCR(5)	2.64x
NOI Debt Yield(5)	8.9%
NCF Debt Yield(5)	8.8%

(1)	The 230 Park Avenue South Property has been approximately 100.0% leased since 2008, however, it is currently undergoing an extensive repositioning program to serve as Discovery’s global corporate headquarters. Accordingly, operating history was not considered relevant to underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields

(3)	Represents straight-line rent averaging over the remaining loan term for Discovery Communications.

(4)	The underwritten economic vacancy is 2.9%. The 230 Park Avenue South Property was 100.0% leased as of September 1, 2019.

(5)	The debt service coverage ratios and debt yields are based on the 230 Park Avenue South Whole Loan.

Appraisal. The Appraised Value shown reflects a “Hypothetical Market Value as Stabilized Today” which assumes that all free rent has burned off and all of the tenant improvements and landlord work have been completed. At loan closing, the 230 Park Avenue South Borrower escrowed $24,763,070 for all free rent and gap rent pertaining to the Discovery space and $34,263,578 representing 75% of the tenant allowances, tenant improvements and capital improvements pertaining to the Discovery lease and space (the remaining 25% was guaranteed by the Guarantor) (see the “Escrows” section below for further information). The appraiser also concluded to an “As-Is” appraised value of $415,000,000 as of July 24, 2019, which results in a Cut-off Date LTV Ratio of 60.2% and LTV Ratio at Maturity of 60.2% for the 230 Park Avenue South Whole Loan. Additionally, the appraiser concluded to a hypothetical “Go Dark” value of $350,000,000 as of July 24, 2019. Further, the appraisal notes that, since the 230 Park Avenue South Property is the

A-3-18

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

subject of and expected to be eligible for New York City’s Industrial and Commercial Abatement Program (ICAP), the 10-year benefit has been assumed in its analysis of both the “As-Is” appraised value and the “Hypothetical Market Value as Stabilized Today” (see “The Property” section below for further information about the ICAP).

Environmental Matters. According to the Phase I environmental site assessment dated August 7, 2019, there was no evidence of any recognized environmental conditions at any of the 230 Park Avenue South Property.

Market Overview and Competition. The 230 Park Avenue South Property is situated on the southwest corner of the intersection of Park Avenue South and East 19th Street within the Midtown South area of Manhattan, New York, New York. The 230 Park Avenue South Property is situated approximately four blocks southeast of the 23rd Street Subway station (which services the 4 and 6 lines) and four blocks northeast of the 14th Street/Union Square subway station (which services the L, N, Q, R, W, 4, 5 and 6 lines and is the fourth busiest Subway station according to the most recently published data by the Metropolitan Transportation Authority (MTA) in 2016). Madison Square Park, a 6.2-acre public park that opened in 1847, is located approximately four blocks northwest of the 230 Park Avenue South Property. Notable landmarks and historical buildings that surround Madison Square Park include the Flatiron Building, the Toy Center, the New York Life Building, 11 Madison Avenue, the Met Life Tower, and One Madison Park. According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the 230 Park Avenue South Property was approximately 1,275,932 and 2,911,772, respectively; and the estimated 2019 average household income within the same radii was approximately $136,389 and $116,789, respectively.

According to a third-party market research report, the 230 Park Avenue South Property is situated within the Gramercy Park Office submarket of the New York Office Market. As of September 4, 2019, the Gramercy Park Office submarket reported a total inventory of approximately 28.2 million square feet with a 6.6% vacancy rate and average asking rent of $72.13 per square foot, triple net.

The appraiser identified a competitive set of 26 office properties totaling approximately 8.7 million square feet, with an average occupancy rate of 95.6%. In addition, the appraiser identified nine comparable leases ranging from $82.00 per square foot to $130.00 per square foot, modified gross (with a weighted average of $91.75 per square foot; see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 230 Park Avenue South Property:

Market Rent Summary

	Office – Floor 2-6	Office Floor 7-11	Office Floor 12-14
Market Rent (PSF)	$85.00	$90.00	$100.00
Lease Term (Years)	15	15	15
Concessions	12 months	12 months	12 months
Lease Type (Reimbursements)	MG	MG	MG

A-3-19

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

The following table presents information relating to comparable office property sales for the 230 Park Avenue South Property:

Comparable Property Sale Summary

Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
230 Park Avenue South Property (Subject) New York, NY	NAP	1895/2019	373,693	100.0%
450 West 15th Street New York, NY	May 2019	1928/2012	320,789	94%	$600,000,000	$1,870
875 Washington Street New York, NY	Apr. 2019	1900/NAP(1)	70,263	100%	$133,000,000	$1,893
670 Broadway New York, NY	Feb. 2019	1900/2016	71,929	98%	$130,500,000	$1,814
400 Madison Avenue New York, NY	Oct. 2018	1929/2013-2015	180,181	80%	$194,500,000	$1,079
160 Fifth Avenue New York, NY	Dec. 2018	1892/2009	122,328	100%	$180,750,000	$1,478
540 West 26th Street New York, NY	Aug. 2018	2018/NAV	166,966	95%	$257,000,000	$1,539
330 Hudson Street New York, NY	Feb. 2018	1910/2013	466,738	76%	$385,000,000	$825
245-249 West 17th Street New York, NY	Oct. 2017	1909/NAV	281,294	100%	$324,020,945	$1,152

(1)	Renovations at 875 Washington Street are ongoing and expected to be completed in 2020.

The following table presents certain information relating to comparable office leases for the 230 Park Avenue South Property:

Comparable Leases Summary

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy (1)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
230 Park Avenue South Property(2) (Subject) New York, NY	1895/2019	373,693	100.0%	-	Discovery Communications	Apr. 2019 / 17.8 Yrs	361,214	$80.69(2)	MG
114 Fifth Avenue New York, NY	1972/1995	2,522,000	100.0%	0.3 Miles	Unqork	Jun. 2019 / 10.0 Yrs	38,652	$88.00	MG
100-104 Fifth Avenue New York, NY	1905/NAP	305,000	100.0%	0.3 Miles	Bankrate	Feb. 2019 / 10.7 Yrs	22,800	$99.00	MG
315 Park Avenue South New York, NY	1910/2007	356,330	90.1%	0.3 Miles	PitchBook Data, Inc.	Jan. 2019 / 11.4 Yrs	17,050	$95.00	MG
155 Avenue of the Americas New York, NY	1928/NAP	226,376	100.0%	1.4 Miles	Downtown Music Publishing	Jan. 2019 / 11.0 Yrs	26,399	$88.00	MG
110 Fifth Avenue New York, NY	1890/2002	174,900	100.0%	0.3 Miles	Compass	Nov. 2018 / 10.9 Yrs	80,000	$88.00	MG
57-59 East 11th Street New York, NY	1903/NAP	68,133	100.0%	0.5 Miles	WeWork	Nov. 2018 / 16.0 Yrs	57,022	$90.00	MG
888 Broadway New York, NY	1900/NAP	175,000	100.0%	0.1 Miles	Netflix	Oct. 2018 / 13.1 Yrs	37,378	$130.00	MG
315 Park Avenue South New York, NY	1910/2007	356,330	90.1%	0.3 Miles	Fullscreen Media	Jul. 2018 / 3.0-10.8 Yrs	34,000	$82.00	MG
287 Park Avenue South New York, NY	1893/NAP	117,852	94.4%	0.2 Miles	Spaces by Regus	Jun. 2018 / 15.0 Yrs	103,321	$85.21	MG

(1)	Information obtained from a third party market research provider.

(2)	Information obtained from the borrower sponsor. The rent shown for Discovery represents the tenant’s current contractual rental rate, while the tenant was underwritten to the straight-line average over the remaining loan term of $84.06 PSF due to its investment grade nature.

A-3-20

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 230 Park Avenue South Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – Upon the occurrence and continuance of a Cash Trap Event Period, the 230 Park Avenue South Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months, provided, that so long as no event of default is continuing, to the extent insurance is maintained by the 230 Park Avenue South Borrower under a blanket policy reasonably acceptable to the lender (along with evidence of renewal not less than five business days prior to expiration), the 230 Park Avenue South Borrower is not required to make ongoing monthly insurance reserve deposits applicable to such blanket policy.

Rent Concession Reserve – The 230 Park Avenue South Borrower was required to deposit an upfront reserve of $24,763,070 for future rent credits or abatements under the Discovery lease.

Existing Landlord Obligations Reserve – The 230 Park Avenue South Borrower is required to deposit an upfront reserve of $34,263,578 representing 75% of the landlord lease obligations for Discovery ($8,924,975 landlord work and $36,759,796 tenant allowances, collectively the “Landlord Lease Obligations”) which are payable by the 230 Park Avenue South Borrower but not yet due. The remaining 25% of the Landlord Lease Obligations is required to be paid for by the 230 Park Avenue South Borrower or from capital contributions from the constituent owners of the 230 Park Avenue South Borrower and is fully guaranteed by the Guarantor (along with any potential future cost increases) (the “Guaranteed Portion”). Pursuant to the 230 Park Avenue South Whole Loan documents, (1) the cost of the final 25% of the Landlord Lease Obligations (the “Final Portion”) must be funded from and paid for from the Existing Landlord Obligations Reserve and (2) the 230 Park Avenue South Borrower or its constituent owners are required to have fully funded and paid for the Guaranteed Portion on or before the date when 75% of the Landlord Lease Obligations have been paid for and satisfied. The 230 Park Avenue South Borrower is required to deliver evidence reasonably satisfactory to the lender that the 230 Park Avenue South Borrower has paid for the Guaranteed Portion before the 230 Park Avenue South Borrower may make a request for and receive the Final Portion.

Lockbox and Cash Management. The 230 Park Avenue South Whole Loan documents require that the 230 Park Avenue South Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the 230 Park Avenue South Borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the 230 Park Avenue South Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 230 Park Avenue South Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account will be disbursed to the 230 Park Avenue South Borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items (subject to the Applicable Sweep Cap described below) are required to be swept into an excess cash flow subaccount to be held by the lender as additional security for the 230 Park Avenue South Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 230 Park Avenue South Whole Loan documents; or

(ii)	the occurrence of a Material Tenant Sweep Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), a Material Tenant Sweep Period Cure (as defined below).

A “Material Tenant Sweep Period” will commence upon the earlier of the following:

(i)	the date that the Significant Portion Condition (as defined below) is met;

(ii)	the date that the Material Portion Condition (as defined below) is met and the Material Tenant (as defined below) does not have a long-term unsecured debt rating of at least ‘BBB-’ from S&P or an equivalent rating from each of the other rating agencies which rate such entity (“Investment Grade Condition”);

(iii)	the Material Tenant giving notice of termination of its lease;

(iv)	any termination or cancellation of the Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Material Tenant lease failing to otherwise be in full force and effect;

(v)	the Material Tenant being subject to a bankruptcy or similar insolvency proceeding;

(vi)	the Material Tenant being in (x) monetary default for more than 30 days of (1) its base rent obligations or (2) additional rent obligations, where such unpaid additional rent exceeds $1,000,000, which will be increased by CPI on each anniversary of the loan origination date (except to the extent such nonpayment of additional rent is the result of a good faith dispute on the part of the Material Tenant subject to conditions in the 230 Park Avenue Whole Loan documents) or (y) material non-monetary default beyond all applicable notice and grace periods under such lease; or

(vii)	the Material Tenant meeting the Minimum Required Tenant Rating (as defined below) (but not exceeding such rating) or failing to meet the Minimum Required Tenant Rating.

A-3-21

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

A “Material Tenant Sweep Period Cure” will occur upon the following:

●	with regard to clause (i), (ii), (v), (vi) and (vii) of the definition of Material Tenant Sweep Period:

○	the Applicable Sweep Cap being achieved.

●	with regard to clause (iii) of the definition of Material Tenant Sweep Period:

○	the Material Tenant having rescinded such notice of termination; or

○	a Material Tenant Re-Tenanting Event (as defined below).

●	with regard to clause (vi) of the definition of Material Tenant Sweep Period:

○	the Material Tenant no longer being in the respective monetary or material non-monetary default.

●	with regard to clause (i) through (vii) of the definition of Material Tenant Sweep Period:

○	the premises demised under the Material Tenant lease (or such portion thereof) being re-leased to a replacement tenant or tenants pursuant to a lease approved or deemed approved by the lender, such that the 230 Park Avenue South Property will achieve an adjusted net cash flow debt yield (“NCF DY”) of at least 7.75% for two consecutive quarters (the “Minimum DY Threshold”) (a “Material Tenant Re-Tenanting Event”);

○	in the case where the Material Tenant is subject to a proceeding under creditor’s rights laws, the applicable Material Tenant’s lease having been affirmed, assigned and assumed in a manner reasonably satisfactory to the lender (other than in the case of an assignment of the Material Tenant lease in accordance with its terms) (“Tenant Bankruptcy Cures”); provided, however, notwithstanding the occurrence of any Tenant Bankruptcy Cure, if a Material Tenant Sweep Period exists as a result of the existence of an event described in clauses (i) through (iv) or (vi) through (vii) of the definition of Material Tenant Sweep Period, then the Material Tenant Sweep Period will not cease but the Applicable Sweep Cap will be recalculated, as appropriate, to reflect the cause of the Material Tenant Sweep Period.

Additionally, the 230 Park Avenue South Borrower will have the right to partially defease or partially prepay (with the applicable yield maintenance premium) the 230 Park Avenue Whole Loan, provided in each case, such partial defeasance or partial prepayment, as applicable, will not be permitted prior to the defeasance lockout date, so as to satisfy such Minimum DY Threshold (as defined above) or, at its option, by otherwise delivering to the lender cash collateral or a letter of credit in an amount that would, if applied to the repayment of the 230 Park Avenue Whole Loan, satisfy such Minimum DY Threshold. Such cash collateral or letter of credit will be held by the lender as additional collateral for the 230 Park Avenue South Whole Loan.

For purposes of determining a Material Tenant Sweep Period Cure, (1) the entirety of the premises demised under the Material Tenant lease need not be re-leased so long as the 230 Park Avenue South Property satisfies the Minimum DY Threshold, (2) if such Material Tenant is the subject of a proceeding under creditor’s rights laws and assigns such Material Lease to an assignee tenant in accordance with the terms of the Material Lease and such assignee tenant does not satisfy the Base Rating Condition (as defined below) then a Material Tenant Sweep Period will remain in effect, and/or (3) if the 230 Park Avenue South Borrower cures a Material Tenant Sweep Period by entering into two replacement Material Tenant leases approved by the lender and the 230 Park Avenue South Property achieves the Minimum DY Threshold for two consecutive quarters, then there will no longer be a Material Tenant Sweep Period in place, but because 100% of the demised premises is not leased to one successor tenant, the definition of “Cash Trap Event Period” will be revised on and after such cure to remove a Material Tenant Sweep Period as a trigger in clause (ii) of such definitions and replace such clause (ii) of such definition with the DY Trigger (as defined below) (i.e. 6.50%) as more particularly set forth in the definition of “Material Tenant”.

“Material Tenant” means Discovery (together with any lease guarantor, and any successor guarantor, that guarantees the obligations of the Material Tenant under the applicable Material Tenant lease, any successor tenant (each, a “Successor Tenant”)). If there is a Successor Tenant or Successor Tenants under a lease(s) in accordance with the 230 Park Avenue South Whole Loan documents, the “Material Tenant Sweep Periods,” the cures of such “Material Tenant Sweep Periods”, and the “Applicable Sweep Cap” relating to such applicable Successor Tenant and/or Successor Tenants will be restructured and/or modified as follows: If the Material Tenant vacates and the Discovery lease is terminated and the premises demised thereunder are released to a replacement Successor Tenant or Successor Tenants in accordance with the 230 Park Avenue Whole Loan documents and (1)(A) such replacement Successor Tenant leases and occupies 100% of the demised premises which are leased to Discovery under its lease (i.e., 14 floors in the improvements or 361,214 square feet in the aggregate), (B) such replacement Material Tenant lease is on the same or better economic terms as the Discovery lease as determined by the lender, and (C) such replacement Successor Tenant meets the Investment Grade Condition, then the “Material Tenant Sweep Periods,” the cures of such “Material Tenant Sweep Periods” and the “Applicable Sweep Cap” will be the same as are in place currently with the Discovery tenant as the initial Material Tenant hereunder or (2) in the event that any one or more of the clauses above are not met, then there will not be a Material Tenant Sweep Period in the definition of “Cash Trap Event Period” hereunder but such respective clauses of the definition will be replaced with the following trigger event and cure: the date upon which the NCF DY for the 230 Park Avenue South Property fails to be at least 6.50% (the “DY Trigger”) and such DY Trigger will be cured if the NCF DY equals or exceeds 6.50% for two consecutive calendar quarters.

“Significant Portion Condition” means, with respect to any premises demised under a Material Tenant lease, that the applicable Material Tenant ceases operating its business (“goes dark”), or otherwise fails to be in actual, physical occupancy of, in a Significant Portion (as defined below) of the applicable Material Tenant premises; provided that, for purposes of this definition and the definitions of Material Portion Condition and Substantial Occupancy Condition, (i) after the Material Tenant has taken initial occupancy of the demised premises and commenced the operation of its business in the demised premises, the Material Tenant will be deemed to be in actual physical occupancy of space that is the subject of alterations or repairs by the Material Tenant or the 230 Park Avenue South Borrower, including as a result of casualty, (ii) with respect to the Discovery lease only, occupancy by the Material Tenant’s affiliates, related parties and permitted users, each as permitted under the Discovery lease, will be deemed operation of Discovery Tenant’s business and actual physical occupancy by Discovery Tenant in the Material Tenant premises demised under the Discovery lease and (iii) with respect to the Discovery lease only, there will be an initial period following loan origination, subject to force majeure, to allow the

A-3-22

Office – CBD	Loan #2	Cut-off Date Balance:	$110,000,000
230 Park Avenue South	230 Park Avenue South	Cut-off Date LTV:	51.0%
New York, NY 10003		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

Material Tenant the opportunity to take initial occupancy of the Material Tenant premises and the Material Tenant will be deemed to be in operation of the premises, subject to conditions outlined in the 230 Park Avenue South Whole Loan documents, including (1) the Material Tenant lease being in full force and effect, (2) the 230 Park Avenue South Borrower is required to commence certain landlord fit-out or base building work as described in the Discovery lease and complete such landlord work on or before the applicable milestone date set forth in the Discovery lease, but no later than May 1, 2020 with respect to the last component of landlord work (such date is subject to extension as set forth in the 230 Park Avenue South Whole Loan documents), (3) the Material Tenant is required to perform tenant’s initial alterations and certain HVAC work on the 14th floor of the 230 Park Avenue South Property as described in the Discovery lease and complete such work on or before June 30, 2021, subject to extension as set forth in the 230 Park Avenue South Whole Loan documents, (4) no contingency termination rights being set forth in the Material Tenant lease except for customary termination rights for landlord’s failure to perform the work prior to tenant taking occupancy provided (A) at the time of determination, no event of default exists under the 230 Park Avenue South Whole Loan documents and (B) the lender has reserved for the cost of such work and (5) Material Tenant is paying full unabated rent (or such abated rent has been fully reserved for by the lender).

“Substantial Occupancy Condition” means that the applicable Material Tenant is in actual, physical occupancy and operating its business (“not dark”) in 75% of its rentable square footage; “Material Portion Condition” means that the applicable Material Tenant ceases to operate its business (“goes dark”) or otherwise fails to be in actual physical occupancy of a Material Portion of the demised premises; “Material Portion” means 25% or more of rentable square footage of a particular space, but less than 50% of the rentable square footage such space; “Significant Portion” means 50% or more of the rentable square footage of the tenant’s premises (provided that the courtyard premises will only be included when the premises is delivered to the tenant (expected to be February 2021)).

“Applicable Sweep Cap” means:

●	with respect to any Material Tenant Sweep Period that is the result of the applicable Material Tenant failing to maintain a long-term unsecured debt rating of at least ‘BB’ from S&P or an equivalent rating from each of the other rating agency which rate such entity (“Minimum Required Tenant Rating”):

○	provided the Substantial Occupancy Condition is met, $25 per square foot of the applicable Material Tenant premises; or

○	provided the Substantial Occupancy Condition is not met (i.e., either the Significant Portion Condition or the Material Portion Condition are met), $75 per square foot of the applicable Material Tenant Premises.

●	if the Minimum Required Rating is met (but is not exceeded):

○	provided the Substantial Occupancy Condition is met, $15 per square foot of the applicable Material Tenant premises;

○	provided the Material Portion Condition is met, $50 per square foot of the applicable Material Tenant premises; or

○	provided the Significant Portion Condition is met, $75 per square foot of the applicable Material Tenant Premises.

●	with respect to any Material Tenant Sweep Period occurring at such time as the long term unsecured debt rating of at least ‘BB+’ (but less than ‘BBB-’) from S&P or an equivalent rating from each of the other rating agencies which rate such entity (“Base Rating Condition”) and:

○	provided the Material Portion Condition is met, $25 per square foot of the applicable Material Tenant Premises; or

○	provided the Significant Portion Condition is met, $75 per square foot of the applicable Material Tenant Premises

●	with respect to any Material Tenant Sweep Period occurring at such time as the Investment Grade Condition and the Significant Portion Condition are met, $25 per square foot of the applicable Material Tenant Premises.

●	with respect to any Material Tenant Sweep Period occurring as the result of clauses (v) and/or (vi) of the definition thereof, $75 per square foot of the applicable Material Tenant Premises.

Property Management. The 230 Park Avenue South Property is managed by an affiliate of the 230 Park Avenue South Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer. Discovery has a right of first offer to purchase (i) the 230 Park Avenue South Property or (ii) all of the direct equity interests in the 230 Park Avenue South Borrower, if the 230 Park Avenue South Borrower markets the 230 Park Avenue South Property or such equity interests, as applicable, for sale up to and including April 1, 2023 (the “ROFO”) provided that, among other things, no event of default has occurred or is continuing under the Discovery lease. The ROFO is not extinguished by foreclosure, provided the conditions relating to non-disturbance are satisfied as set forth in the subordination, non-disturbance and attornment agreement obtained by Discover at closing, however, the ROFO does not apply to foreclosure or deed-in-lieu thereof or the first subsequent transfer following either one of the foregoing occurrences.

Terrorism Insurance. The 230 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 230 Park Avenue South Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 230 Park Avenue South Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 230 Park Avenue South Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis at the time any terrorism coverage was excluded from the applicable policy).

A-3-23

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

A-3-24

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

A-3-25

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

WASHINGTON D.C.
Midtown Center
1100 15th Street, Northwest
Washington, DC 20005
Downtown Washington
Chinatown
National Museum of American Jewish Military History
Embassy of Eritrea
Kimpton Carlyle Hotel
Riggs Pl NW
R St NW
Connecticut Ave NW
New Hampshire Ave NW
Embassy of Belarus
Embassy of Zimbabwe
Embassy of Namibia
Corcoran St NW
Q St NW
Embassy of Jamaica
The Dupont Circle Hotel
Stead Play Park
Church St NW
Dupont Circle
DUPONT CIRCLE
American Enterprise Institute
Carnegie Endowment for Intl. Peace
P St NW
EMBASSY ROW
Brookings Institution
Uzbekistan Embassy
O St NW
Embassy of Colombia
Embassy of Australia
Rhode Island Ave NW
Heurich House Museum
John Hopkins School of Advanced Intl. Studies
Embassy of Peru
Tabard Inn
Embassy of the Philippines
Scott Circle Park
N St NW
Embassy of Vietnam
Cathedral of St. Matthew the Apostle
Peace Corps
National Geographic Museum
The NEA Foundation
M St NW
Natl. Law Center on Homelessness & Poverty
American Academy of Family Physicians
National Geographic Society
Westin Hotel
The Madison Washington, DC
Washington Plaza
Comfort Inn Downtown DC
Alley Museum
Massachusetts Ave NW
Japan Info. & Cultural Center
Mayflower Hotel
Pew Research Center
University Club
Washington Post Bldg.
Vermont Ave NW
Walter E. Washington Convention Center
Morrison-Clark Historic Inn
L St NW
Quincy Hotel
FARRAGUT NORTH
Blake Building
AAUW Natl. HQ
Marriott Marquis Hotel
Washington Square Bldg
Capitol Hilton
National Low Income Housing Coalition
Apple Carnegie Library
K St NW
METRO RED LINE
The Army And Navy Club
St. Regis Hotel
McPherson Square
MCPHERSON SQUARE
Franklin Square
Goethe-Institut/ German Cultural Center
Farragut Square
FARRAGUT WEST
I St NW
Embassy Suites Hotel
New York Ave NW
Renaissance Washington DC Downtown
METRO BLUE, ORANGE, SILVER LINES
James Monroe Park
US Chamber of Commerce Foundation
US Department of Veterans Affairs
Hotel Sofitel
Hilton Garden Inn Washington, DC
Lafayette Tower
Shops at 2000 Penn
H St NW
Greyhound Building
Pennsylvania Ave NW
Decatur House
Court of Appeals
Lafayette Square
Natl. Museum of Women in Arts
US Secret Service HQ
New Executive Office Bldg.
Wash. Marriott at Metro Center
International Monetary Fund
World Bank
Blair House
US Treasury
Renwick Gallery of The Smithsonian
Washington Center
Consumer Financial Protection Bureau
Macy's
METRO CENTER
George Washington University
G St NW
Office of Authentications
Eisenhower Executive Office Bldg.
White House
US Dept. of the Treasury
F St NW
White House South Lawn
W Washington DC
National Press Club
FDIC
GSA Headquarters
Octagon House
National Theatre DC
Warner Theatre
Ford's Theatre
The Corcoran School of Art
President's Park
Pershing Park
E St NW
Corcoran Art Gallery
J. Edgar Hoover FBI Bldg.
Ellipse Visitor Pavilion
Office of Personnel Management
American National Red Cross
US Dept. of Commerce
DC City Hall
US Department of the Interior
Daughters of the American Revolution Hall
The Ellipse
Ronald Reagan Bldg. and Intl. Trade Center
Virginia Ave NW
Art Museum of the Americas
Org. American States
IRS
Bureau of Indian Affairs
FEDERAL TRIANGLE
Dept. of Justice
Office of Surface Mining Reclamation
Constitution Ave NW
Natl. Museum of African American History and Culture
Smithsonian Museum of American History
Smithsonian Museum of Natural History
THE NATIONAL MALL
Constitution Gardens Pond
Rockville
Wheaton
Potomac
Silver Spring
College Park
Bethesda
Langley
McLean
WASHINGTON D.C.
ARLINGTON
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND
Springfield
Burke
Franconia
Landover
Forestville
Clinton
Camp Springs
Greenbelt
Laurel
Calverton
Beltsville
Seabrook
Hyattsville
Takoma Park
Tysons Corner
Falls Church
Merrifield
Rose Hill
Groveton
Mount Vernon
Upper Marlboro

A-3-26

No. 3 – Midtown Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$88,475,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$88,475,000		Location:	Washington, D.C.
	% of Initial Pool Balance:	7.4%		Size:	867,654 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$440.27
	Borrower Sponsor:	Carr Properties OC LLC		Maturity Date or ARD Balance Per SF(1):	$440.27
	Guarantor:	Carr Properties OC LLC		Year Built/Renovated:	2017/NAP
	Mortgage Rate(2):	3.0850%		Title Vesting:	Fee
	Note Date:	September 30, 2019		Property Manager:	Self-managed
	Anticipated Repayment Date(3):	October 11, 2029		Current Occupancy (As of):	99.7% (8/31/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	89.8%
	Final Maturity Date:	September 30, 2033		YE 2017 Occupancy(6):	NAV
	IO Period:	120 months		YE 2016 Occupancy(6):	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy(6):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$960,000,000
	Loan Amortization Type(3):	Interest-only, ARD		As-Is Appraised Value Per SF:	$1,106.43
	Call Protection(4):	L(25),D(88),O(7)		As-Is Appraisal Valuation Date:	August 23, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance):	Pari Passu ($293,525,000) / Subordinate ($143,000,000)		TTM NOI(7):	NAV
				YE 2018 NOI(7):	NAV
				YE 2017 NOI(7):	NAV
				YE 2016 NOI(7):	NAP
				U/W Revenues:	$68,757,739
				U/W Expenses:	$20,725,125
Escrows and Reserves(5)				U/W NOI:	$48,032,614
	Initial	Monthly	Cap	U/W NCF:	$47,551,162
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.01x / 3.97x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	12.6% / 12.4%
Replacement Reserve	$0	Springing	$433,827	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.6% / 12.4%
TI/LC Reserve	$0	Springing	$1,735,308	Cut-off Date LTV Ratio(1):	39.8%
Rent Concession Reserve	$1,166,184	$0	NAP	LTV Ratio at Maturity or ARD(1):	39.8%
Existing TI/LC Obligations Reserve	$31,164,159	$0	NAP

Sources and Uses
Sources			Uses
Original senior loan amount	$382,000,000	72.8%	Loan payoff	$472,344,264	90.0%
Subordinate companion loan	143,000,000	27.2	Upfront reserves	32,330,343	6.2
			Closing costs	3,221,662	0.6
			Return of equity	17,103,731	3.3
Total Sources	$525,000,000	100.0%	Total Uses	$525,000,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date or ARD Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity or ARD based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above are based on the Midtown Center Senior Loan (as defined below). The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity or ARD based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based upon the Midtown Center Whole Loan (as defined below) are 2.92x/2.89x, 9.1%/9.1%, 9.1%/9.1%, 54.7% and 54.7%, respectively.

(2)	Both the Midtown Center Senior Loan and the Midtown Center Subordinate Companion Loan (as defined below) have an interest rate of 3.0850%.

(3)	The Midtown Center Whole Loan has an anticipated repayment date of October 11, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of September 30, 2033. See “The Mortgage Loan” below for further discussion of the mortgage rate after the ARD. In the event of a Fannie Mae Termination Event (see the “Lockbox and Cash Management” section below) prior to or contemporaneously with the Anticipated Repayment Date, the final maturity date will be accelerated to the Anticipated Repayment Date.

(4)	Defeasance of the Midtown Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Midtown Center Whole Loan to be securitized and (b) November 11, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in November 2019.

(5)	See “Escrows” section.

(6)	The Midtown Center Property was built in 2017, and the majority of leases did not commence until May 2018 or thereafter.
(7)	Historical operating statements were not obtained and were not considered relevant to the lender’s underwriting, as the majority of leases did not commence until May 2018 or thereafter.

A-3-27

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

The Mortgage Loan. The mortgage loan (the “Midtown Center Mortgage Loan”) is part of a whole loan (the “Midtown Center Whole Loan”) that is evidenced by 10 pari passu senior promissory notes in the aggregate original principal amount of $382,000,000 (the “Midtown Center Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $143,000,000 (the “Midtown Center Subordinate Companion Loan”). The Midtown Center Whole Loan is secured by a first priority fee mortgage encumbering a 14-story, trophy class office building located in Washington, D.C. (the “Midtown Center Property”). The Midtown Center Whole Loan was co-originated on September 30, 2019 by Wells Fargo Bank, National Association, Bank of America, N.A. and Goldman Sachs Bank USA.

The Midtown Center Mortgage Loan is evidenced by the non-controlling promissory Notes A-2-1, A-2-2, A-2-3, A-2-4 and A-2-5 in the aggregate original principal amount of $88,475,000. As shown in the “Note Summary” table below, six promissory notes, including the controlling promissory note, in the original aggregate principal amount of $404,000,000 were contributed to the DCOT 2019-MTC securitization trust. The Midtown Center Whole Loan will be serviced pursuant to the trust and servicing agreement for the DCOT 2019-MTC securitization trust. The remaining Midtown Center Senior Loan pari passu notes are referred to herein as the “Midtown Center Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Midtown Center Senior Loan
A-1-1	$135,950,000	$135,950,000	DCOT 2019-MTC	Yes
A-1-2	$52,525,000	$52,525,000	DCOT 2019-MTC	No
A-1-3	$72,525,000	$72,525,000	DCOT 2019-MTC	No
A-2-1	$12,068,966	$12,068,966	BANK 2019-BNK22	No
A-2-2	$13,881,034	$13,881,034	BANK 2019-BNK22	No
A-2-3	$10,000,000	$10,000,000	BANK 2019-BNK22	No
A-2-4	$37,931,034	$37,931,034	BANK 2019-BNK22	No
A-2-5	$14,593,966	$14,593,966	BANK 2019-BNK22	No
A-2-6	$6,262,500	$6,262,500	Goldman Sachs Bank USA	No
A-2-7	$26,262,500	$26,262,500	Goldman Sachs Bank USA	No
Total (Senior Loan)	$382,000,000	$382,000,000

Midtown Center Subordinate Companion Loan
B-1-1	$64,350,000	$64,350,000	DCOT 2019-MTC	No
B-1-2	$39,325,000	$39,325,000	DCOT 2019-MTC	No
B-1-3	$39,325,000	$39,325,000	DCOT 2019-MTC	No
Total (Subordinate Companion Loan)	$143,000,000	$143,000,000
Total (Whole Loan)	$525,000,000	$525,000,000

The Midtown Center Whole Loan is structured with an Anticipated Repayment Date of October 11, 2029 and a final maturity date of September 30, 2033. From and after the Anticipated Repayment Date, the Midtown Center Whole Loan accrues interest at a fixed rate that is equal to the greater of (a) 3.085% plus 2.50%; and (b) the mid-market swap rate with a maturity date with the closest approximation of September 30, 2033 plus 4.00% (the “Revised Interest Rate”). The Anticipated Repayment Date automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow, after payments of debt service on the Midtown Center Whole Loan, required deposits to escrows and reserves and budgeted operating expenses, is required to be used to pay down the principal balance of the Midtown Center Whole Loan (with paydown priority given to the Midtown Center Senior Loan). Any interest due with respect to the Revised Interest Rate in excess of the Mortgage Rate will be deferred and is required to be paid on the final maturity date, after payment in full of the principal balance of the Midtown Center Whole Loan (to the extent not paid sooner by the Midtown Center Borrower). In the event of a Fannie Mae Termination Event (see the “Lockbox and Cash Management” section below) prior to or contemporaneously with the Anticipated Repayment Date, the final maturity date will be accelerated to the Anticipated Repayment Date.

The Borrower and Borrower Sponsor. The borrower is 1100 15th Street LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Midtown Center Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midtown Center Mortgage Loan.

The borrower sponsor and nonrecourse carveout guarantor for the Midtown Center Whole Loan is Carr Properties OC LLC (“Carr Properties”). Carr Properties is a privately held real estate investment trust that owns, manages, acquires, and develops properties in Washington, D.C. and Boston, Massachusetts. The company currently owns a portfolio of 14 commercial office properties totaling approximately 3.8 million square feet and maintains a pipeline of five development projects that is expected to add a further 2.4 million square feet to its portfolio of properties.

The Property. The Midtown Center Property comprises a 14-story, trophy class office building totaling 867,654 square feet and a three-level underground parking garage located at the northwest intersection of 15th Street Northwest and L Street Northwest within

A-3-28

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

downtown Washington, D.C. Constructed in 2017, the Midtown Center Property is situated on a 2.2-acre parcel, features a glass and copper-clad façade and achieved LEED Certified Gold designation in April 2019.

Designed by New York–based SHoP Architects, the improvements of the Midtown Center Property replaced the former headquarters building of The Washington Post, which the borrower sponsor demolished in 2016 after acquiring the site in 2014. The Midtown Center Property comprises two towers (the “East Tower” and the “West Tower”) that are connected by a series of three bridges. Amenities at the Midtown Center Property include a fitness center, a 5,000 square foot rooftop terrace and a 1,000 square foot rooftop conference room, a bike room with bike repair station and electric car charging stations within the parking garage. The Midtown Center Property features a private alley, located between the retail plaza and the neighboring property, with over 10,000 square feet of outdoor space available for outdoor seating and programming. Per the zoning report, parking is not required at the Midtown Center Property, however, the Midtown Center Property contains an underground parking garage with 546 parking spaces, resulting in a parking ratio of approximately 0.6 spaces per 1,000 square feet of net rentable area.

As of August 31, 2019, the Midtown Center Property was 99.7% leased to nine tenants. Approximately 4.8% of the net rentable area and 3.8% of the underwritten base rent at the Midtown Center Property is attributed to seven ground floor and lower level retail tenants with frontage along 15th Street, including restaurants and a coffee shop.

Major Tenants.

Fannie Mae (713,500 square feet; 82.2% of net rentable area; 82.9% of underwritten base rent; 9/30/2033 lease expiration) – Fannie Mae (AAA/Aaa/AA+ by Fitch/Moody’s/S&P) signed a lease in 2015 to move their global headquarters to the Midtown Center Property. Fannie Mae, a government sponsored enterprise, provides housing finance for homebuyers, rentals and multifamily rental properties in the United States. Fannie Mae provides liquidity to the single-family market by purchasing and guaranteeing mortgage loans that are made by its lender customers and issuing debt securities that attract global investors to finance U.S. housing. Fannie Mae operates regional offices in Virginia, Texas, Georgia, Illinois, California, Pennsylvania, Maryland, Massachusetts and New York.

Fannie Mae occupies floors 3 and 5-14 of the West Tower and a portion of the East Tower (floors 6-14) and below grade space. Fannie Mae’s lease commenced in phases in November 2017 (“Phase One”; 43.7% of total Fannie Mae NRA) and May 2018 (“Phase Two”; 56.3% of total Fannie Mae NRA).

Contraction Option: Fannie Mae has the right to contract its leased premises by one full floor each lease year (subject to the conditions below) on the 6th, 7th, 8th, and 9th anniversaries of the rent commencement date for the Phase Two premises (May 31, 2019), each with 18 months’ prior notice.

●	First contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of East Tower.

●	Second contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of West Tower excluding the 3rd and 4th floors.

●	Third contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of (i) if Fannie Mae has expanded its premises, the East Tower or (ii) if the premises have not been expanded, the West Tower (excluding the 3rd and 4th Floors).

●	Fourth contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of (i) if the third contraction space was located in the East Tower, the West Tower (excluding the 3rd and 4th floors) or (ii) if the third contraction space was located in the West Tower, the East Tower.

Fannie Mae is required to pay a contraction fee equal to the prorated portion (based on the proportion of the entire Fannie Mae demised premises) of (A) the tenant allowance actually expended, applied, or credited by the Midtown Center Borrower, (B) the brokerage commissions paid by the Midtown Center Borrower, (C) $2,800,000 for the Midtown Center Borrower’s base building obligations and tenant improvement items, (D) $8,000,000 for the Midtown Center Borrower’s base building work acceleration costs, and (E) $15,000,000 for the Midtown Center Borrower’s early termination of lease of the preexisting tenant (collectively, the “Required Fees”). The contraction fee is required to be amortized monthly, with six percent annual interest thereon, on a straight-line basis during the initial term of the Midtown Center Whole Loan (i.e., through the Anticipated Repayment Date).

Termination Option: Fannie Mae has the right to terminate its lease effective as of May 31, 2029, with 32 months’ prior notice. Fannie Mae is required to pay a termination fee of the unamortized portion of landlord’s lease costs as of the termination date (which such amount is $66,191,869 if Fannie Mae’s premises is neither expanded nor contracted as of the termination date). In addition, Fannie Mae exercising its termination option triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section below).

Fannie Mae has the right to extend its lease for two periods of: (i) with respect to the first renewal, either (A) five years or (B) 10 years, and (ii) with respect to the second renewal, either (A) if the first renewal is five years, either (x) five years or (y) nine years and seven months or (B) if the first renewal is 10 years, four years and seven months, in any event, each with 30 months’ notice, at the fair market rental rate.

WeWork (109,943 square feet, 12.7% of net rentable area; 13.4% of underwritten base rent; November 30, 2036 lease expiration). WeWork Companies Inc. (rated CCC+/B- by Fitch/S&P) provides furnished and fully-serviced shared workspaces, primarily to small and midmarket enterprises. According to a third party report, WeWork currently leases approximately 10 million square feet of space across 280 locations in 86 cities, including cities in the United States, Israel, Mexico, China, France, South Korea, Australia, the United Kingdom, Hong Kong, Germany, and the Netherlands. The entity on the WeWork lease is 1100 15th Street NW Tenant LLC, and the lease is guaranteed by WeWork Companies Inc. The initial maximum aggregate liability of the lease guarantor is limited to 12 months

A-3-29

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

of (i) monthly base rent, (ii) imputed gross up for tenant’s proportional share of operating expenses and real estate taxes equal to $25.00 per rentable square foot, and (iii) guaranty enforcement costs (collectively, the “Guaranteed Obligations”). As long as the tenant is not then in default under its lease beyond any applicable notice and cure periods, the lease guarantor’s cap on liability will be reduced to 10 months of the Guaranteed Obligations beginning in September 2024, eight months of the Guaranteed Obligations beginning September 2025, four months of the Guaranteed Obligations beginning in September 2026, three months of the Guaranteed Obligations beginning in September 2029, two months of the Guaranteed Obligations beginning in September 2031 and the lease guarantors liability will be reduced to $0 from September 2033 through the remainder of the lease term. WeWork’s lease at the Midtown Center Property commenced in August 2019 and has one, 5-year renewal option remaining, with 18 months’ notice, at the fair market rental rate following its November 2036 lease expiration. The borrower deposited into the Rent Concession Reserve $1,166,184 representing future rent credits and abatements (from October to December 2019) under the WeWork lease at the time of origination of the Midtown Center Whole Loan (see the “Escrows” section below for further information).

Other than Fannie Mae and WeWork, no tenant makes up more than 1.4% of net rentable area or 1.2% of underwritten base rent at the Midtown Center Property.

The following table presents certain information relating to the tenancy at the Midtown Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Fannie Mae	AAA/Aaa/AA+	713,500	82.2%	$49.83(2)	$35,552,358(2)	82.9%	9/30/2033	Y(3)	Y(4)
WeWork	CCC+/NR/B-(5)	109,943	12.7%	$52.19(6)	$5,737,623(6)	13.4%	11/30/2036	1, 5-year	N
Total Major Tenants		823,443	94.9%	$50.14	$41,289,981	96.2%

Non-Major Tenants(7)		41,728	4.8%	$38.65	$1,612,993	3.8%

Occupied Collateral Total		865,171	99.7%	$49.59	$42,902,974	100.0%

Vacant Space		2,483	0.3%

Collateral Total		867,654	100.0%

(1)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent Fannie Mae’s rental rate including its contractual rent step in December 2019. The lender’s underwriting gives separate credit for straight-line rent averaging through the remaining loan term to the Anticipated Repayment Date. The total implied underwritten rental rate for Fannie Mae, inclusive of the rent step and straight line credit, is approximately $55.21 per square foot. See “Underwritten Net Cash Flow” below.
(3)	See “The Property” section above for information pertaining to Fannie Mae’s extension options.
(4)	Fannie Mae has a contraction options and a termination option that are further detailed in “The Property” section above.
(5)	The entity on the WeWork lease is 1100 15th Street NW Tenant LLC, and the lease is guaranteed by WeWork Companies Inc. (which is the rated entity). The maximum aggregate liability of the lease guarantor is detailed in “The Property” section above.
(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent WeWork’s rental rate including its contractual rent step in September 2020. With respect to 39,785 square feet on the 4th floor of the West Tower (“4W Space”; 36.2% of the total WeWork NRA), the lender has given additional underwriting credit by straight-line rent averaging through the remaining loan term to the Anticipated Repayment Date, because Fannie Mae is (i) obligated to begin paying rent attributable to the 4W Space in the event the WeWork lease is terminated due to a lease default or bankruptcy; and (ii) required to pay the Midtown Center Borrower the related share of any losses it incurs with respect to the 4W Space (as a proportion of WeWork’s total NRA) that are attributable to WeWork’s non-performance of its lease obligations. The total implied underwritten rental rate for WeWork, inclusive of the rent step and straight line credit for the 4W Space, is approximately $53.92 per square foot. See “Underwritten Net Cash Flow” below. $1,166,184 representing future rent credits and abatements under the WeWork lease were reserved for at the time of origination of the Midtown Center Whole Loan.
(7)	Non-Major Tenants include seven ground floor and lower level retail tenants.

A-3-30

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the Midtown Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	2,055	0.2%	2,055	0.2%	$95,249	0.2%	$46.35
2029	6	21,432	2.5%	23,487	2.7%	$762,963	1.8%	$35.60
Thereafter	14	841,684	97.0%	865,171	99.7%	$42,044,762	98.0%	$49.95
Vacant	0	2,483	0.3%	867,654	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	867,654	100.0%			$42,902,974	100.0%	$49.59

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Midtown Center Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(2)	8/31/2019(3)
NAP	NAP	NAV	89.8%	99.7%

(1)	The Midtown Center Property was completed in 2017, and the majority of leases did not commence until May 2018 or thereafter.

(2)	Information obtained from a third party market research provider.

(3)	Information obtained from the underwritten rent roll.

A-3-31

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Midtown Center Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$41,872,354	60.3%	$48.26
Rent Average Benefit(3)	4,031,666	5.8	4.65
Contractual Rent Step(4)	1,030,620	1.5	1.19
Grossed Up Vacant Space	124,150	0.2	0.14
Gross Potential Rent	$47,058,790	67.8%	$54.24
Other Income	1,980,000	2.9	2.28
Total Recoveries	20,408,599	29.4	23.52
Net Rental Income	$69,447,389	100.0%	$80.04
(Vacancy & Credit Loss)	(689,650)	(1.5)(5)	(0.79)
Effective Gross Income	$68,757,739	99.0%	$79.25

Real Estate Taxes	11,734,113	17.1	13.52
Insurance	189,402	0.3	0.22
Management Fee	1,000,000	1.5	1.15
Other Operating Expenses	7,801,610	11.3	8.99
Total Operating Expenses	$20,725,125	30.1%	$23.89

Net Operating Income	$48,032,614	69.9%	$55.36
Replacement Reserves	173,531	0.3	0.20
TI/LC	307,921	0.4	0.35
Net Cash Flow	$47,551,162	69.2%	$54.80

NOI DSCR(6)	4.01x
NCF DSCR(6)	3.97x
NOI Debt Yield(6)	12.6%
NCF Debt Yield(6)	12.4%

(1)	Historical operating statements were not obtained and were not considered relevant to the lender’s underwriting, as the majority of leases at the Midtown Center Property did not commence until May 2018 or thereafter.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents straight-line rent averaging for Fannie Mae and WeWork’s 4W Space through the loan term to the Anticipated Repayment Date (see “The Property” section above).

(4)	Represents contractual rent steps through September 2020.

(5)	The underwritten economic vacancy is 1.5%. The Midtown Center Property was 99.7% occupied as of August 31, 2019.

(6)	The debt service coverage ratios and debt yields are based on the Midtown Center Senior Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Midtown Center Property of $960,000,000 as of August 23, 2019. The appraiser also concluded to a hypothetical market value “as dark” of $510,000,000 as of August 23, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated September 9, 2019, there was no evidence of any recognized environmental conditions at the Midtown Center Property.

Market Overview and Competition. The Midtown Center Property is located at the intersection of 15th Street Northwest and L Street Northwest, within the downtown area of the Washington, D.C. CBD. The Midtown Center Property is situated approximately 2 blocks north of the McPherson Square Metro station (services the Orange (which provides access westbound to Arlington, VA and Fairlee, VA and eastbound to Landover, MD), Silver (which provides access northwest to Reston, VA) and Blue lines (which provides access southbound to Alexandria, VA and the Ronald Reagan Washington National Airport)), 3 blocks east of the Farragut North Metro station (services the Red line, providing access northwest to Bethesda, MA and northeast to Silver Spring, MD), 4 blocks northeast of Lafayette Square and the White House and 6 blocks north of the National Mall. Ronald Reagan Washington National Airport is situated approximately 3.8 miles southwest of the Midtown Center Property.

According to the appraisal, The World Bank is headquartered at 1818 H Street (approximately seven blocks southwest of the Midtown Center Property) and occupies space in several additional buildings nearby. The Department of Justice is headquartered at 950 Pennsylvania Avenue (approximately 1.1 miles southeast of the Midtown Center Property), and other government organizations include the Department of the Interior, which is headquartered at the corner of 18th and C Street and the International Monetary Fund, which

A-3-32

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

is headquartered at the corner of G Street and 19th Street, each located approximately 1.0 and 0.8 miles southwest of the Midtown Center Property, respectively.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Midtown Center Property was approximately 413,747 and 819,282, respectively; and the estimated 2019 average household income within the same radii was approximately $125,586 and $119,630, respectively.

Submarket Information – According to the appraisal, the Midtown Center Property is situated within the East End submarket of the Washington Office Market. As of October 3, 2019, the East End submarket reported a total inventory of approximately 53.1 million square feet with a 14.4% vacancy rate and average asking rents of $57.34, gross. Within a three-mile radius of the Midtown Center Property, as of October 3, 2019, there were 2,256 office properties totaling approximately 165.0 million square feet with a 12.0% vacancy rate, per a third-party market research provider.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Midtown Center Property:

Market Rent Summary(1)

	Office	Office LL	Retail	LL/STO/MZ Ret
Market Rent (PSF)	$52.00-$60.00	$37.50	$50.00	$20.00
Lease Term (Years)	15	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	2.5% per annum	2.5% per annum	3.0% per annum	3.0% per annum
(1)	Information obtained from the appraisal.

A-3-33

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable office leases for the Midtown Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
WeWork 1701 Rhode Island Avenue, NW Washington, D.C.	2019/NAV	101,848	0.4 miles	100%	WeWork (Flrs. 1-8)	101,848	May-19	16.4 Yrs	$54.75	NNN
655 New York Avenue, NW Washington, D.C.	2018/NAV	752,987	0.8 miles	84%	The Advisory Board Company	532,754	Dec-15	16.0 Yrs	$46.50	NNN
2000 K Street NW Washington, D.C.	2017/NAV	238,616	0.7 miles	89%	Stradley Ronon Ankura Consulting Robbins Russell AECOM	20,283 40,506 20,283 12,469	May-21 Sep-19 Apr-19 Apr-19	10.5 Yrs 13.0 Yrs 11.0 Yrs 13.7 Yrs	$48.00 $58.00 $48.00 $51.00	NNN NNN NNN NNN
Alexander Court North 2000 L Street, NW Washington, D.C.	1968/2018	388,672	1.3 miles	89%	Cornerstone Research Bates & White Akin Gump	40,000 62,296 182,994	Jan-18 Jan-18 Jan-18	10.0 Yrs 12.0 Yrs 15.0 Yrs	$48.50 $50.00 $56.50	NNN NNN NNN
600 Massachusetts Avenue, NW Washington, D.C.	2016/NAV	402,556	0.8 miles	93%	Venable Lower Level Venable LLP Genentech Venable Expansion	16,661 231,641 12,602 20,232	Apr-17 Apr-17 Jan-17 Dec-16	17.3 Yrs 17.3 Yrs 10.9 Yrs 15.0 Yrs	$25.00 $52.50 $56.00 $52.00	NNN NNN NNN NNN
2112 Pennsylvania Avenue NW Washington, D.C.	2018/NAV	240,000	0.8 miles	58%	Cleary Gottlieb	119,000	Jan-18	16.0 Yrs	$57.00	NNN
Capitol Crossing 200 Massachusetts Avenue, NW Washington, D.C.	2018/NAV	425,420	1.2 miles	61%	American Petroleum Institute	74,182	Oct-17	12.1 Yrs	$46.00	NNN
Anthem Row 700 K Street NW Washington, D.C.	2019/NAV	338,320	0.8 miles	88%	Baker Botts Apple	103,000 29,004	Jan-19 May-18	17.0 Yrs 11.0 Yrs	$52.00 $50.00	NNN NNN
(1)	Information obtained from the appraisal.

A-3-34

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

The table below presents certain information relating to comparable sales pertaining to the Midtown Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
WeWork @ YMCA	Washington, D.C.	101,848	Jul-19	$105,652,551	$1,037.36
The Presidential Building	Washington, D.C.	335,329	Nov-18	$338,000,000	$1,007.97
900 G Street, NW	Washington, D.C.	112,635	Jan-18	$144,000,000	$1,278.47
1440 New York Avenue	Washington, D.C.	214,093	Jan-18	$254,500,000	$1,188.74
900 16th Street, NW	Washington, D.C.	122,362	Jun-17	$151,000,000	$1,234.04
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the Midtown Center Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – Upon the occurrence and continuance of a Cash Trap Event Period, the Midtown Center Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, the Midtown Center Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the Midtown Center Borrower (or borrower affiliate) provides the lender with evidence that the Midtown Center Property’s insurance coverage is included in a blanket policy and such policy is approved by the lender and is in full force and effect and (iii) the Midtown Center Borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals at least 10 days prior to the policy expiration date.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Midtown Center Whole Loan documents require ongoing monthly replacement reserves of $18,076, subject to a cap of $433,827.

Leasing Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Midtown Center Whole Loan documents require ongoing monthly leasing reserves of $72,305, subject to a cap of $1,735,308.

Rent Concession Reserve – The Midtown Center Whole Loan documents require an upfront reserve of $1,166,184 for future rent credits and abatements under the WeWork lease.

Existing TI/LC Obligations Reserve – The Midtown Center Whole Loan documents require an upfront reserve of $31,164,159 for outstanding TI/LCs related to eight tenants at the Midtown Center Property, including $20,279,846 related to WeWork tenant improvements.

Lockbox and Cash Management. The Midtown Center Whole Loan documents require that the Midtown Center Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the Midtown Center Borrower direct all tenants to pay rent directly into such lockbox account. The Midtown Center Whole Loan documents also require that all rents received by the Midtown Center Borrower be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the Midtown Center Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Midtown Center Whole Loan documents. During a Cash Trap Event Period which occurs prior to the Anticipated Repayment Date, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the Midtown Center Whole Loan. After the Anticipated Repayment Date, any remaining cash flow is applied first to the payment of the outstanding principal balance and then to payment of accrued interest (see “The Mortgage Loan” section above).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Midtown Center Whole Loan documents;

(ii)	the net operating income debt yield (“NOI DY”) for the Midtown Center Whole Loan (including the Midtown Center Subordinate Companion Loan) falling below 6.0% at the end of any calendar quarter;

(iii)	the occurrence of a Fannie Mae Termination Event (as defined below); or

(iv)	the Anticipated Repayment Date (see “The Mortgage Loan” section above for additional information).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the NOI DY for the Midtown Center Whole Loan being at least 6.0% for one quarter; or

●	with regard to clause (iii), a Fannie Mae Sweep Cure (as defined below).

A-3-35

Office – CBD	Loan #3	Cut-off Date Balance:	$88,475,000
1100 15th Street, Northwest	Midtown Center	Cut-off Date LTV:	39.8%
Washington, D.C. 20005		U/W NCF DSCR:	3.97x
		U/W NOI Debt Yield:	12.6%

A Cash Trap Event Period which is caused by (or continues to exist because of) the occurrence of the Anticipated Repayment Date (clause iv above) is not capable of being cured.

A “Fannie Mae Termination Event” will commence upon the earliest to occur of the following:

(i)	Fannie Mae exercising its right to fully terminate its lease pursuant to its termination option (as discussed in “The Property” section above);

(ii)	Fannie Mae ceasing operations in at least 50% of the rentable area of its space (with any approved sublease being calculated as occupied);

(iii)	Fannie Mae otherwise terminating its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding);

(iv)	any bankruptcy or similar insolvency of Fannie Mae; or

(v)	Fannie Mae being in monetary default under its lease beyond applicable notice and cure periods.

A “Fannie Mae Sweep Cure” will occur upon:

●	with regard to clause (i) through (v), the total amount of funds deposited into the excess cash flow subaccount being at least $49,945,000;

●	solely with regard to clause (ii), an amount equal to the product of (A) $70 and (B) the square footage of the Fannie Mae space in which Fannie Mae ceased operations having been deposited into the excess cash flow subaccount; or

●	solely with regard to clause (v), Fannie Mae having cured the applicable monetary default;

Property Management. The Midtown Center Property is managed by an affiliate of the Midtown Center Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Midtown Center Property also secures the Midtown Center Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $293,525,000 and the Midtown Center Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $143,000,000. The Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loan are coterminous with the Midtown Center Mortgage Loan. The Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loan accrue interest at the same rate as the Midtown Center Mortgage Loan. The Midtown Center Mortgage Loan and the Midtown Center Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Midtown Center Subordinate Companion Loan. The holders of the Midtown Center Mortgage Loan, the Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Midtown Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Midtown Center Whole Loan” in the Prospectus.

The following table presents certain information relating to the Midtown Center Subordinate Companion Loan:

B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Midtown Center Subordinate Companion Loan	$143,000,000	3.0850%	120	0	120	2.89x	9.1%	54.7%

Ground Lease. None.

Terrorism Insurance. The Midtown Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Midtown Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Midtown Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Midtown Center Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-36

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-37

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$83,600,000
Various Locations (IL, FL)	Metro 14 Self Storage Portfolio	Cut-off Date LTV:	55.4%
		U/W NCF DSCR:	3.10x
		U/W NOI Debt Yield:	10.2%

N Kirk Road – Batavia, IL

N Desplaines – Chicago, IL

Metro Self Storage

Robin Road – Lakeland, FL

S Belcher Road – Seminole, FL

Metro Self Storage
OFFICE

Starkey Road – Largo, FL

Metro Self Storage

St. Road 54 (Lutz) – Lutz, FL

Metro Self Storage

Boyette Road – Riverview, FL

W MLK – Tampa, FL

Metro Self Storage

Barclay Road – Spring Hill, FL

Bruce B. Downs – Tampa, FL

Gunn Highway – Tampa, FL

E Fletcher Ave – Tampa, FL

Metro Self Storage
METRO SELF STORAGE
24 Hour

W Fletcher Avenue – Tampa, FL

Metro Self Storage

St. Road 54 (WC) – Wesley Chapel, FL

A-3-38

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$83,600,000
Various Locations (IL, FL)	Metro 14 Self Storage Portfolio	Cut-off Date LTV:	55.4%
		U/W NCF DSCR:	3.10x
		U/W NOI Debt Yield:	10.2%

Lake Michigan
CHICAGO
Naperville
Aurora
Elgin
Schaumburg
Evanston
Wheaton
Batavia
Bolingbrook
Cicero
Oak Park

Gulf of Mexico
Spring Hill
Brooksville
HERNANDO COUNTY
PASCO COUNTY
Weeki Wachee
Hudson
Shady Hills

TAMPA
Wesley Chapel
Zephyrhills
Land O' Lakes
Lutz
New Tampa
Brandon
Riverview
Town 'n' Country
Carrollwood
Seffner
Valrico
ST. PETERSBURG

Metro 14 Self Storage Portfolio

1	N Desplaines – Chicago, IL	Chicago, IL	8	W MLK – Tampa, FL	Seffner, FL
2	N Kirk Road – Batavia, IL	Batavia, IL	9	E Fletcher Ave – Tampa, FL	Tampa, FL
3	St. Road 54 (WC) – Wesley Chapel, FL	Wesley Chapel, FL	10	St. Road 54 (Lutz) – Lutz, FL	Lutz, FL
4	Starkey Road – Largo, FL	Largo, FL	11	Bruce B. Downs – Tampa, FL	Tampa, FL
5	S Belcher Road – Seminole, FL	Seminole, FL	12	Barclay Road – Spring Hill, FL	Spring Hill, FL
6	W Fletcher Avenue – Tampa, FL	Tampa, FL	13	Boyette Road – Riverview, FL	Riverview, FL
7	Gunn Highway – Tampa, FL	Tampa, FL	14	Robin Road – Lakeland, FL	Lakeland, FL

Clearwater
Largo
Seminole
Pinellas Park
ST. PETERSBURG
Gulf of Mexico
Tampa Bay
Old Tampa Bay
Gulfport
St. Pete Beach

LAKELAND
Polk City
Kathleen
Gibsonia
Plant City
Crystal Lake
Highland City
Bartow
Mulberry
Medulla

A-3-39

No. 4 – Metro 14 Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$83,600,000		Property Type – Subtype:	Self Storage – Self Storage
	Cut-off Date Balance:	$83,600,000		Location:	Various
	% of Initial Pool Balance:	7.0%		Size:	939,242 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$89.01
	Borrower Sponsors:	Matthew M. Nagel; K. Blair Nagel		Maturity Date Balance Per SF:	$89.01
	Guarantors:	Matthew M. Nagel; K. Blair Nagel		Year Built/Renovated:	Various
	Mortgage Rate:	3.1900%		Title Vesting:	Fee
	Note Date:	September 4, 2019		Property Manager:	Self-managed
	Seasoning:	2 months		Current Occupancy (As of):	91.0% (7/31/2019)
	Maturity Date:	September 11, 2029		2018 Occupancy(2):	90.3%
	IO Period:	120 months		2017 Occupancy(2):	92.6%
	Loan Term (Original):	120 months		2016 Occupancy(2):	92.8%
	Amortization Term (Original):	NAP		2015 Occupancy(2):	90.0%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value(3):	$151,000,000
	Call Protection:	L(26),D(89),O(5)		As-Is Appraised Value Per SF(3):	$160.77
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	August 1, 2019
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2019):	$8,138,876
				YE 2018 NOI:	$8,438,616
				YE 2017 NOI:	$8,710,982
				YE 2016 NOI:	$8,357,129
				U/W Revenues:	$13,730,052
				U/W Expenses:	$5,180,700
Escrows and Reserves(1)				U/W NOI:	$8,549,353
	Initial	Monthly	Cap	U/W NCF:	$8,408,466
				U/W DSCR based on NOI/NCF:	3.15x / 3.10x
Taxes	$684,910	$143,113	NAP	U/W Debt Yield based on NOI/NCF:	10.2% / 10.1%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.2% / 10.1%
				Cut-off Date LTV Ratio(3):	55.4%
Replacement Reserves	$0	$7,826	$187,834	LTV Ratio at Maturity(3):	55.4%

Sources and Uses
Sources			Uses
Original loan amount	$83,600,000	100.0%	Loan payoff(4)	$73,482,942	87.9%
			Upfront reserves	684,910	0.8
			Closing costs	1,029,250	1.2
			Return of equity	8,402,897	10.1
Total Sources	$83,600,000	100.0%	Total Uses	$83,600,000	100.0%
(1)	See “Escrows” section below.
(2)	Represents the average occupancy rate over the course of each year.
(3)	The individual property level appraised values total $136,600,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 61.2% and 61.2%, respectively; however, the appraiser concluded to a portfolio value of $151,000,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.
(4)	The Metro 14 Self Storage Portfolio Properties were previously securitized in the COMM 2013-CR11 securitization trust. The loan payoff amount shown includes approximately $8.4 million of defeasance fees related to the prior CMBS loan.

The Mortgage Loan. The mortgage loan (the “Metro 14 Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in 14 self storage properties in Florida and Illinois (the “Metro 14 Self Storage Portfolio Properties”).

The Borrowers and Borrower Sponsors. The borrower comprises eight entities, each a Delaware limited liability company and single purpose entity with one independent director (collectively, the “Metro 14 Self Storage Portfolio Borrower”). Legal counsel to the Metro 14 Self Storage Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Metro 14 Self Storage Portfolio Mortgage Loan. The non-recourse carve-out guarantors and borrower sponsors of the Metro 14 Self Storage Portfolio Mortgage Loan are Matthew M. Nagel and K. Blair Nagel.

A-3-40

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$83,600,000
Various Locations (IL, FL)	Metro 14 Self Storage Portfolio	Cut-off Date LTV:	55.4%
		U/W NCF DSCR:	3.10x
		U/W NOI Debt Yield:	10.2%

Matthew M. Nagel and K. Blair Nagel serve as the Chairman and Chief Executive Officer, respectively, of Metro Storage LLC (“Metro Storage”), which they also co-own. Established in 1973 and based in the Chicago area, Metro Storage is the 5th largest privately-held self storage company in the United States, currently owning or operating over 125 properties across 14 states totaling approximately 6.5 million square feet. Since joining the company in 1985, Matthew M. Nagel has also served as Director of Acquisitions, Chief Financial Officer, President and Chief Executive Officer, and has been involved in hundreds of self storage properties representing over a billion dollars’ worth of financings, developments, acquisitions, dispositions and management transactions. K. Blair Nagel has served on various industry boards, including the Board of Governors of the Self Storage Association Foundation, National Board Member of the Self Storage Association (“SSA”) and President and former Secretary of the SSA’s Central Region.

The Properties. The Metro 14 Self Storage Portfolio Properties comprise 14 self storage properties located in Florida (12 properties) and Illinois (2 properties) totaling 939,242 square feet of rentable area, including 8,721 traditional self storage units and 305 RV storage spaces. All of the Metro 14 Self Storage Portfolio Properties are operated under the Metro Self Storage brand. Approximately 62.2% of the traditional self storage units at the Metro 14 Self Storage Portfolio Properties are climate controlled with individual properties ranging from 24.9% to 99.4%. Built between 1979 and 2011, each of the Metro 14 Self Storage Portfolio Properties is situated on a site ranging in size from 0.8 acres to 7.6 acres. As of July 31, 2019 the Metro 14 Self Storage Portfolio Properties were 91.0% occupied with individual property occupancy rates ranging from 84.8% to 94.9%. Since 2014, the Metro 14 Self Storage Portfolio Properties have averaged 90.5% occupancy, never dropping below 83.5% in the aggregate.

The following table presents certain information relating to the Metro 14 Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of ALA	Appraised Value(1)	Allocated LTV	UW NCF	% UW NCF
N Desplaines – Chicago, IL	$14,550,000	17.4%	$22,750,000	64.0%	$1,165,546	13.9%
N Kirk Road – Batavia, IL	$6,600,000	7.9%	$10,550,000	62.6%	$652,725	7.8%
St. Road 54 (WC) – Wesley Chapel, FL	$6,450,000	7.7%	$12,000,000	53.8%	$733,871	8.7%
Starkey Road – Largo, FL	$6,200,000	7.4%	$9,900,000	62.6%	$667,910	7.9%
S Belcher Road – Seminole, FL	$5,900,000	7.1%	$9,000,000	65.6%	$637,611	7.6%
W Fletcher Avenue – Tampa, FL	$5,825,000	7.0%	$9,300,000	62.6%	$563,898	6.7%
Gunn Highway – Tampa, FL	$5,800,000	6.9%	$8,900,000	65.2%	$584,556	7.0%
W MLK – Tampa, FL	$5,700,000	6.8%	$9,200,000	62.0%	$589,416	7.0%
E Fletcher Ave – Tampa, FL	$5,500,000	6.6%	$8,300,000	66.3%	$490,078	5.8%
Bruce B. Downs – Tampa, FL	$4,900,000	5.9%	$8,700,000	56.3%	$485,078	5.8%
St. Road 54 (Lutz) – Lutz, FL	$4,900,000	5.9%	$9,000,000	54.4%	$558,461	6.6%
Barclay Road – Spring Hill, FL	$4,575,000	5.5%	$7,000,000	65.4%	$505,031	6.0%
Boyette Road – Riverview, FL	$3,700,000	4.4%	$6,500,000	56.9%	$392,162	4.7%
Robin Road – Lakeland, FL	$3,000,000	3.6%	$5,500,000	54.5%	$382,122	4.5%
Total/Weighted Average	$83,600,000	100.0%	$151,000,000(1)	55.4%(1)	$8,408,466	100.0%
(1)	The individual property level appraised values total $136,600,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 61.2% and 61.2%, respectively; however, the appraiser concluded to a portfolio value of $151,000,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.

A-3-41

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$83,600,000
Various Locations (IL, FL)	Metro 14 Self Storage Portfolio	Cut-off Date LTV:	55.4%
		U/W NCF DSCR:	3.10x
		U/W NOI Debt Yield:	10.2%

The following table presents information with respect to the unit mix of the Metro 14 Self Storage Portfolio Properties:

Property Name – Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	% GLA	Self Storage Units	% Climate Controlled	RV Parking Units	Current Occupancy (7/31/2019)
N Desplaines – Chicago, IL	2004/NAP	99,250	10.6%	1,115	99.4%	7	94.1%
N Kirk Road – Batavia, IL	1988/2001	87,050	9.3%	743	63.8%	0	92.2%
St. Road 54 (WC) – Wesley Chapel, FL	2000/NAP	76,095	8.1%	659	67.8%	0	89.0%
Starkey Road – Largo, FL	1979/NAP	75,672	8.1%	785	40.5%	45	84.8%
S Belcher Road – Seminole, FL	2001/NAP	70,730	7.5%	659	82.5%	0	90.9%
W Fletcher Avenue – Tampa, FL	2003/NAP	63,348	6.7%	586	39.9%	16	94.0%
Gunn Highway – Tampa, FL	2001/NAP	71,800	7.6%	696	58.0%	0	90.1%
W MLK – Tampa, FL	2000/NAP	59,235	6.3%	509	58.6%	22	91.4%
E Fletcher Ave – Tampa, FL	2011/NAP	72,362	7.7%	669	61.2%	44	91.5%
Bruce B. Downs – Tampa, FL	2006/NAP	56,295	6.0%	423	91.0%	20	91.2%
St. Road 54 (Lutz) – Lutz, FL	2001/NAP	59,350	6.3%	602	44.1%	8	87.4%
Barclay Road – Spring Hill, FL	2004/NAP	54,400	5.8%	390	26.7%	64	93.8%
Boyette Road – Riverview, FL	2002/NAP	46,275	4.9%	435	24.9%	58	89.7%
Robin Road – Lakeland, FL	2005/NAP	47,380	5.0%	450	84.7%	21	94.9%
Total/Weighted Average		939,242	100.0%	8,721	62.2%	305	91.0%

The following table presents historical occupancy percentages at the Metro 14 Self Storage Portfolio Properties:

Historical Occupancy

2015(1)(2)	2016(1)(2)	2017(1)(2)	2018(1)(2)	7/31/2019(3)
90.0%	92.8%	92.6%	90.3%	91.0%
(1)	Information obtained from the borrower.
(2)	Represents the average occupancy rate over the course of each year.
(3)	Information obtained from the underwritten rent roll.

A-3-42

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$83,600,000
Various Locations (IL, FL)	Metro 14 Self Storage Portfolio	Cut-off Date LTV:	55.4%
		U/W NCF DSCR:	3.10x
		U/W NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Metro 14 Self Storage Portfolio Properties:

Cash Flow Analysis

	2016	2017	2018	TTM 8/31/2019	U/W	%(1)	U/W $ per SF
Base Rent	$12,277,982	$12,955,295	$13,104,535	$12,911,113	$13,747,608	85.8%	$14.64
Grossed Up Vacant Space	0	0	0	0	1,459,020	9.1	1.55
Gross Potential Rent	$12,277,982	$12,955,295	$13,104,535	$12,911,113	$15,206,628	94.9%	$16.19
Other Income	939,606	910,277	838,845	820,423	820,423	5.1	0.87
Net Rental Income	$13,217,588	$13,865,571	$13,943,380	$13,731,536	$16,027,051	100.0%	$17.06
(Vacancy)	0	0	0	0	(1,516,395)	(10.0)	(1.61)
(Concessions & Credit Loss)	0	0	0	0	(780,603)	(5.1)	(0.83)
Effective Gross Income	$13,217,588	$13,865,571	$13,943,380	$13,731,536	$13,730,052	85.7%	$14.62

Real Estate Taxes	1,360,792	1,492,313	1,712,027	1,796,242	1,796,242	13.1	1.91
Insurance	193,061	256,998	282,525	297,925	297,925	2.2	0.32
Management Fee	797,596	834,216	836,634	823,862	411,902	3.0	0.44
Other Operating Expenses	2,509,009	2,571,063	2,673,578	2,674,631	2,674,631	19.5	2.85
Total Operating Expenses	$4,860,458	$5,154,590	$5,504,764	$5,592,660	$5,180,700	37.7%	$5.52

Net Operating Income	$8,357,129	$8,710,982	$8,438,616	$8,138,876	$8,549,353	62.3%	$9.10
Replacement Reserves	0	0	0	0	140,886	1.0	0.15
Net Cash Flow	$8,357,129	$8,710,982	$8,438,616	$8,138,876	$8,408,466	61.2%	$8.95

NOI DSCR	3.08x	3.21x	3.11x	3.00x	3.15x
NCF DSCR	3.08x	3.21x	3.11x	3.00x	3.10x
NOI Debt Yield	10.0%	10.4%	10.1%	9.7%	10.2%
NCF Debt Yield	10.0%	10.4%	10.1%	9.7%	10.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The underwritten economic vacancy is 10.0%. The Metro 14 Self Storage Portfolio Properties were 91.0% physically occupied as of July 31, 2019.

Appraisals. The appraiser concluded to an “as-is” appraised value for the Metro 14 Self Storage Portfolio Properties of $151,000,000 as of August 1, 2019, based on the assumption that the individual properties would be sold as a multi-property portfolio. The sum of the individual “as-is” appraised values for each of the Metro 14 Self Storage Portfolio Properties equates to $136,600,000, as of July 23, 2019 to July 26, 2019.

Environmental Matters. Based on Phase I environmental site assessments dated from August 6, 2019 to August 13, 2019, there is no evidence of any recognized environmental conditions at 13 of the Metro 14 Self Storage Portfolio Properties.

With respect to the Starkey Road (Largo, Florida), W Fletcher Avenue (Tampa, Florida) and Bruce B. Downs (Tampa, Florida) properties, the lender obtained an environmental insurance policy with a $3,000,000 limit and 13-year term. With respect to certain environmental conditions at these three properties, the lender obtained opinion of probable cost letters for a reasonable worst-case scenario with an aggregate cost estimate of $436,000, with a noted 90% confidence level in the cost estimate.

Based on a Phase I environmental site assessment performed for the Starkey Road (Largo, Florida) property, dated August 12, 2019, two adjoining underground storage tanks (“USTs”) were identified as a recognized environmental condition due to an ongoing release from the tanks. The releases are currently awaiting funding for cleanup, and the consultant recommended a file review be completed to determine the risks to the subject site.

Based on a Phase I environmental site assessment performed for the W Fletcher Avenue (Tampa, Florida) property, dated August 13, 2019, there is no evidence of any recognized environmental conditions; however, the site was previously improved with several small commercial structures including automotive repair and body work facilities from the late 1960s to the 1990s. A Phase II environmental site assessment was recommended; however, the aforementioned environmental insurance policy was obtained in lieu of performing such additional testing. While the site has been redeveloped, there does not appear to have been any investigation into whether these historical operations have impacted the property.

Based on a Phase I environmental site assessment performed for the Bruce B. Downs (Tampa, Florida) property, dated August 13, 2019, there is no evidence of any recognized environmental conditions; however, a 2013 Phase I assessment for the property identified lead in drinking water from the manager’s residence. Based on the known elevated levels found in 2013, further testing of the drinking water in the manager’s residence was recommended.

A-3-43

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$83,600,000
Various Locations (IL, FL)	Metro 14 Self Storage Portfolio	Cut-off Date LTV:	55.4%
		U/W NCF DSCR:	3.10x
		U/W NOI Debt Yield:	10.2%

Market Overview and Competition. The Metro 14 Self Storage Portfolio Properties are located within the metropolitan statistical areas of Tampa, Florida (12 properties, 74.7% of ALA) and Chicago, Illinois (2 properties, 25.3% of ALA).

The following table presents certain local demographic data related to the Metro 14 Self Storage Portfolio Properties:

Property Name – Location	2018 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2018 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
N Desplaines – Chicago, IL(1)	15,478 / 58,850 / 223,186	$166,744 / $143,002 / $143,672
N Kirk Road – Batavia, IL	NAV / 38,962 / 134,923	NAV / $121,947 / $116,150
St. Road 54 (WC) – Wesley Chapel, FL	2,783 / 29,743 / 72,998	$93,403 / $88,319 / $89,983
Starkey Road – Largo, FL	10,933 / 110,591 / NAV	$55,137 / $59,493 / NAV
S Belcher Road – Seminole, FL	6,345 / 97,437 / NAV	$87,528 / $63,787 / NAV
W Fletcher Avenue – Tampa, FL	10,935 / 105,929 / 284,732	$73,405 / $67,129 / $65,971
Gunn Highway – Tampa, FL	13,734 / 109,750 / 306,468	$76,995 / $72,660 / $66,681
W MLK – Tampa, FL	9,358 / 62,985 / NAV	$67,698 / $72,892 / NAV
E Fletcher Ave – Tampa, FL	26,426 / 117,840 / 268,111	$32,401 / $52,806 / $65,759
Bruce B. Downs – Tampa, FL	8,477 / 54,763 / 101,921	$104,051 / $111,281 / $109,278
St. Road 54 (Lutz) – Lutz, FL	NAV / 39,953 / 86,999	NAV / $99,115 / $102,146
Barclay Road – Spring Hill, FL	5,870 / 39,424 / NAV	$69,729 / $64,157 / NAV
Boyette Road – Riverview, FL	6,931 / 60,626 / 179,445	$73,568 / $76,303 / $79,058
Robin Road – Lakeland, FL	8,837 / 69,014 / 144,275	$73,398 / $70,955 / $68,922
(1)	The population and average household income statistics shown for the N Desplaines property represent the 0.5 mile / 1-mile / 2-mile radii.

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Metro 14 Self Storage Portfolio Properties:

Property Name – Location	Current Occupancy (7/31/2019)	Competitive Set Average Occupancy Rate	Monthly Underwritten Rent/Unit	Appraiser’s Monthly Market Rent/Unit
N Desplaines – Chicago, IL	94.1%	91.0%	$183	$187
N Kirk Road – Batavia, IL	92.2%	91.0%	$131	$139
St. Road 54 (WC) – Wesley Chapel, FL	89.0%	75.0%	$159	$166
Starkey Road – Largo, FL	84.8%	89.1%	$120	$133
S Belcher Road – Seminole, FL	90.9%	90.8%	$136	$140
W Fletcher Avenue – Tampa, FL	94.0%	89.1%	$134	$130
Gunn Highway – Tampa, FL	90.1%	92.0%	$120	$127
W MLK – Tampa, FL	91.4%	91.6%	$162	$164
E Fletcher Ave – Tampa, FL	91.5%	88.9%	$117	$127
Bruce B. Downs – Tampa, FL	91.2%	90.6%	$173	$179
St. Road 54 (Lutz) – Lutz, FL	87.4%	87.4%	$125	$131
Barclay Road – Spring Hill, FL	93.8%	89.0%	$145	$165
Boyette Road – Riverview, FL	89.7%	75.4%	$127	$134
Robin Road – Lakeland, FL	94.9%	87.8%	$120	$136

Escrows.

Real Estate Taxes – The Metro 14 Self Storage Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $684,910 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $143,113).

Insurance – The Metro 14 Self Storage Portfolio Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the Metro 14 Self Storage Portfolio Borrower provides the lender with evidence that the Metro 14 Self Storage Portfolio Properties are insured pursuant to a blanket policy and such policy is in full force and effect, and (iii) the Metro 14 Self Storage Portfolio Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals.

Replacement Reserve – The Metro 14 Self Storage Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $7,826 (subject to a cap of $187,834), which the lender may require the Metro 14 Self Storage Portfolio Borrower to increase (not

A-3-44

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$83,600,000
Various Locations (IL, FL)	Metro 14 Self Storage Portfolio	Cut-off Date LTV:	55.4%
		U/W NCF DSCR:	3.10x
		U/W NOI Debt Yield:	10.2%

more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the Metro 14 Self Storage Portfolio Properties.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Metro 14 Self Storage Portfolio Borrower is required to establish a lender-controlled lockbox account and the Metro 14 Self Storage Portfolio Borrower and property manager are required to (i) cause all credit card receipts to be deposited directly into the lockbox account and (ii) deposit all additional rents (other than credit card receipts) into the lockbox account on a weekly basis. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account, and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; and
(ii)	the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization term; “NCF DSCR”) being less than 1.10x (tested quarterly) for two consecutive calendar quarters.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; and
●	with regard to clause (ii), the NCF DSCR being greater than or equal to 1.15x for two consecutive calendar quarters.

Property Management. The Metro 14 Self Storage Portfolio Properties are managed by an affiliate of the Metro 14 Self Storage Portfolio Borrower.

Partial Release. Provided no event of default is ongoing, the Metro 14 Self Storage Portfolio Borrower has the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Metro 14 Self Storage Portfolio Properties from the lien of the Metro 14 Self Storage Portfolio Mortgage Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to at least 125% of the allocated loan amount for the property being released;
(ii)	the net cash flow debt service coverage ratio immediately following the release being equal to or greater than the greater of (a) 1.94x (based on a hypothetical 30-year amortization period) and (b) the net cash flow debt service coverage ratio immediate prior to the release;
(iii)	the net cash flow debt yield immediately following the release being equal to or greater than the greater of (1) 9.6% and (2) the net cash flow debt yield immediately prior to the release;
(iv)	the loan-to-value ratio immediately following the release being less than or equal to the lesser of (x) 55.4% and (y) the loan-to-value ratio immediately prior to the release;
(v)	compliance with all applicable REMIC requirements; and
(vi)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2019-BNK22 certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Metro 14 Self Storage Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Metro 14 Self Storage Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Metro 14 Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-45

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

ExtraSpace Storage

ExtraSpace Storage

ExtraSpace Storage
ExtraSpace Storage

extraspace.com
ExtraSpace Storage

A-3-46

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

Long Island Sound
Port Washington
Roslyn Harbor
Syosset
Great Neck
Manhasset
Roslyn
East Hills
Old Westbury
Jericho
Hicksville
NASSAU COUNTY
Westbury
N. New Hyde Park
New Hyde Park
Mineola
Garden City
Levittown
QUEENS
Floral Park
East Meadow
Hempstead
Elmont
Franklin Square
West Hempstead
Uniondale
N. Valley Stream
North Merrick
Wantagh
Valley Stream
Roosevelt
Baldwin
Lynbrook
Rockville Centre
Bellmore
Merrick
Freeport
Woodmere
Oceanside
John F. Kennedy International Airport

Long Island Sound
Setauket
Stony Brook
Fort Salonga
East Northport
Kings Park
St. James
Huntington
Smithtown
Centereach
Huntington Station
Greenlawn
Commack
SUFFOLK COUNTY
Hauppauge
Ronkonkoma
Dix Hills
Islandia
Plainview
Melville
Deer Park
Brentwood
Central Islip
Bohemia
NASSAU COUNTY
Sayville
Wyandanch
North Babylon
Islip
West Babylon
East Islip
North Massapequa
Bay Shore
North Amityville
West Islip
Babylon
Massapequa
Lindenhurst
Great South Bay

Parkland
Deerfield Beach
Coral Springs
Coconut Creek
Hillsboro Beach
THE EVERGLADES
Margate
North Lauderdale
Pompano Beach
Tamarac
Lauderhill
Lauderdale Lakes
Oakland Park
BROWARD COUNTY
Sunrise
Wilton Manors
Plantation
FORT LAUDERDALE
Weston
Davie
Cooper City
Dania Beach
Atlantic Ocean
Pembroke Pines
Hollywood
Hallandale
Miramar
MIAMI-DADE COUNTY
Miami Gardens
Aventura

Storage Post Portfolio

1	New Hyde Park	New Hyde Park, NY
2	Station Square	Pompano Beach, FL
3	Mills Pond Park	Fort Lauderdale, FL
4	Huntington	Huntington Station, NY
5	Islandia	Islandia, NY
6	Lauderdale Manors	Fort Lauderdale, FL
7	Wilton Manors	Fort Lauderdale, FL
8	Franklin Park	Fort Lauderdale, FL
9	Oakland Park	Oakland Park, FL
10	Lauderhill	Lauderhill, FL
11	Dixie Highway	Pompano Beach, FL

A-3-47

No. 5 – Storage Post Portfolio

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC	Single Asset/Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Self Storage – Self Storage
Cut-off Date Balance(1):	$65,000,000	Location:	Various
% of Initial Pool Balance:	5.4%	Size:	1,173,842 SF
Loan Purpose:	Acquisition	Cut-off Date Balance Per SF(1):	$127.79
Borrower Sponsor:	Extra Space Storage Inc.	Maturity Date Balance Per SF(1):	$127.79
Guarantor:	Extra Space Storage Inc.	Year Built/Renovated:	Various/Various
Mortgage Rate:	3.8900%	Title Vesting:	Fee
Note Date:	September 13, 2019	Property Manager:	Self-managed
Seasoning:	1 month	Current Occupancy (As of):	92.4% (5/31/2019)
Maturity Date:	October 1, 2029	YE 2018 Occupancy:	93.7%
IO Period:	120 months	YE 2017 Occupancy:	93.8%
Loan Term (Original):	120 months	YE 2016 Occupancy:	93.0%
Amortization Term (Original):	NAP	YE 2015 Occupancy:	91.7%
Loan Amortization Type:	Interest-only, Balloon	As-Is Appraised Value(3):	$230,000,000
Call Protection:	L(25),D(88),O(7)	As-Is Appraised Value Per SF(3):	$195.94
Lockbox Type:	Springing	As-Is Appraisal Valuation Date(3):	August 1, 2019
Additional Debt(1):	Yes	Underwriting and Financial Information
Additional Debt Type (Balance) (1):	Pari Passu ($85,000,000); Future Mezzanine	TTM NOI (7/31/2019)(2):	$11,554,063
YE 2018 NOI:	$11,665,446
YE 2017 NOI:	$11,908,645
YE 2016 NOI:	$11,459,179
U/W Revenues:	$19,869,791
U/W Expenses:	$7,978,149
Escrows and Reserves(2)	U/W NOI(2):	$11,891,642
Initial	Monthly	Cap	U/W NCF:	$11,656,874
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.01x / 1.97x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	7.9% / 7.8%
U/W Debt Yield at Maturity based on NOI/NCF(1)	7.9% / 7.8%
Cut-off Date LTV Ratio(1)(3):	65.2%
LTV Ratio at Maturity(1)(3):	65.2%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$150,000,000	65.1%	Purchase Price(4)	$228,500,000	99.2%
Borrower Equity	80,339,324	34.9	Closing Costs	1,839,324	0.8
Total Sources	$230,339,324	100.0%	Total Uses:	$230,339,324	100.0%
(1)	The Storage Post Portfolio Mortgage Loan (as defined below) is a part of the Storage Post Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $150,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Storage Post Portfolio Whole Loan.
(2)	See “Escrows” section for a full description of Escrows and Reserves.
(3)	The Appraised Value is the “as is portfolio” appraised value of the Storage Post Portfolio Properties (as defined below) as a whole, which reflects an 8.7% premium to the aggregate appraised value of the individual properties. The aggregate appraised value for the individual properties as of July 18, 2019 or July 19, 2019, as applicable, is $211,600,000, which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 70.9%.
(4)	The Storage Post Properties were acquired in May 2019 and at loan closing a bridge loan of $150,204,500 and a bridge loan fee of $1,050,000 were paid off.

The Mortgage Loan. The mortgage loan (the “Storage Post Portfolio Mortgage Loan”) is a part of a whole loan (the “Storage Post Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the original aggregate principal amount of $150,000,000. The Storage Post Portfolio Whole Loan is secured by a first priority fee mortgage encumbering 11 self storage properties located throughout New York and Florida (the “Storage Post Portfolio Properties”). The Storage Post Portfolio Mortgage Loan is evidenced by the non-controlling promissory Notes A-2 and A-3 in the original aggregate principal amount of $65,000,000. The controlling promissory Note A-1 (the “Storage Post Portfolio Non-Serviced Pari Passu Companion Loan”), in the original principal amount of $85,000,000, is expected to be contributed to the BANK 2019-BNK21 securitization trust. The Storage Post Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans ” in the Prospectus.

A-3-48

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$85,000,000	$85,000,000	BANK 2019-BNK21(1)	Yes
A-2	$45,000,000	$45,000,000	BANK 2019-BNK22	No
A-3	$20,000,000	$20,000,000	BANK 2019-BNK22	No
Total	$150,000,000	$150,000,000
(1)	Anticipated to be transferred to the BANK 2019-BNK21 securitization transaction upon the closing date of such securitization.

The Borrowers and the Borrower Sponsor. The borrowers are ESS-NYFL JV Florida Sub II LLC and ESS-NYFL JV New York Sub LLC (collectively, the “Storage Post Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Extra Space Storage Inc. (“Extra Space Storage”) is the borrower sponsor and non-recourse carveout guarantor with respect to the Storage Post Portfolio Whole Loan. Extra Space Storage is headquartered in Salt Lake City, Utah and owned or operated over 1,700 self-storage locations across 40 states, Washington, D.C. and Puerto Rico as of June 30, 2019. The Storage Post Portfolio Borrowers are owned by a limited partnership of which the general partner is an affiliate of Extra Space Storage and the limited partners consist of an affiliate of Extra Space Storage (16%) and two unaffiliated entities owned or managed by GIC Real Estate, Inc. (45%) or an overseas investment entity owned by an entity of the People’s Republic of China (39%). GIC Real Estate, Inc. is an affiliate of an investment firm established in 1981 to manage Singapore’s foreign reserves. In some circumstances, the unaffiliated limited partners are entitled to purchase the entirety of the general and limited partnership interests of such affiliates of Extra Space Storage, provided that the unaffiliated limited partners provide a replacement non-recourse carveout guarantor that meets certain net worth and liquidity requirements and is reasonably approved by the lender.

The Properties. The Storage Post Portfolio Properties are comprised of 11 self storage properties containing a total of 10,680 units, comprised of approximately 36.7% non-climate controlled units, approximately 57.5% climate controlled units and approximately 5.9% recreational vehicle (“RV”) storage units. The Storage Post Portfolio Properties range in size from approximately 44,000 square feet to 194,000 square feet, and average unit size is 95 SF. The Storage Post Portfolio Properties are located in Florida (8 properties representing 75.6% of total square feet and 60.6% of TTM NOI) and New York (3 properties representing 24.4% of total square feet and 39.4% of TTM NOI). Excluding New Hyde Park and Station Square, no single property accounts for more than 9.1% of TTM NOI or 12.0% of total square feet. The Storage Post Portfolio Properties have exhibited stable occupancy, having averaged 93.3% occupancy since 2016, with no property dropping below 90% occupancy during that time. As of May 31, 2019, the Storage Post Portfolio Properties were 92.4% occupied. The Storage Post Portfolio Properties were built between 1946 and 2003 and one property was renovated in 1999. According to the Storage Post Portfolio Borrowers, approximately $1.5 million has been spent in capital expenditures across the portfolio since 2017 and the borrower sponsor currently plans to spend approximately $5.9 million in capital improvements predominantly on asphalt and roofing renovations. However, such capital improvements are not required or reserved for under the Storage Post Portfolio Whole Loan documents.

The following table presents certain information relating to the Storage Post Portfolio Properties:

Storage Post Portfolio Summary

Property Name	City	State	Year Built	Total GLA (SF)	Units(1)	Cut-off Date Allocated Loan Amount	% of ALA	Appraised Value(2)	% of Appraised Value(2)
New Hyde Park	New Hyde Park	NY	2003	151,284	1,948	$41,363,000	27.6%	$65,000,000	30.7%
Station Square	Pompano Beach	FL	1967-1986	193,735	1,198	$22,403,000	14.9%	$30,100,000	14.2%
Mills Pond Park	Fort Lauderdale	FL	1989-1994	117,230	1,093	$12,988,000	8.7%	$17,400,000	8.2%
Huntington	Huntington Station	NY	1946	44,059	603	$12,004,000	8.0%	$18,000,000	8.5%
Islandia	Islandia	NY	1985	90,753	874	$12,003,000	8.0%	$18,000,000	8.5%
Lauderdale Manors	Fort Lauderdale	FL	1973	124,501	1,082	$11,248,000	7.5%	$14,000,000	6.6%
Wilton Manors	Fort Lauderdale	FL	1968	56,842	759	$9,870,000	6.6%	$12,500,000	5.9%
Franklin Park	Fort Lauderdale	FL	1972-1987	140,735	1,192	$9,441,000	6.3%	$12,700,000	6.0%
Oakland Park	Oakland Park	FL	1959-1970	90,540	518	$7,820,000	5.2%	$9,900,000	4.7%
Lauderhill	Lauderhill	FL	1984	91,372	1,039	$6,310,000	4.2%	$8,500,000	4.0%
Dixie Highway	Pompano Beach	FL	1966-1970	72,792	374	$4,550,000	3.0%	$5,500,000	2.6%
Total:				1,173,842	10,680	$150,000,000	100.0%	$230,000,000	100.0%
(1)	Based on the underwritten rent roll.
(2)

The Total Appraised Value is the “as is portfolio” appraised value of the Storage Post Portfolio Properties as a whole, which reflects an 8.7% premium to the aggregate appraised value of the individual properties. The aggregate appraised value for the individual properties as of July 18, 2019 or July 19, 2019, as applicable, is $211,600,000, which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 70.9%. The % of Appraised Value is based on the aggregate appraised value for the individual properties.

A-3-49

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

The following table presents certain information relating to the unit mix and net operating income of the Storage Post Portfolio Properties:

Storage Post Portfolio Summary(1)

Property Name	City / State	Non- Climate Controlled Units	Climate Controlled Units	RV Units	Non- Climate Controlled Square Feet	Climate Controlled Square Feet	RV SF	7/31/2019 TTM NOI	% of Total 7/31/2019 TTM NOI
New Hyde Park	New Hyde Park, NY	11	1,876	61	1,162	137,922	12,200	$2,822,926	24.4%
Station Square	Pompano Beach, FL	87	953	158	13,870	78,831	101,034	$1,807,703	15.6%
Mills Pond Park	Fort Lauderdale, FL	290	794	9	43,291	61,534	12,405	$1,050,689	9.1%
Huntington	Huntington Station, NY	314	276	13	24,931	17,895	1,233	$866,420	7.5%
Islandia	Islandia, NY	846	0	28	86,401	0	4,352	$866,214	7.5%
Lauderdale Manors	Fort Lauderdale, FL	417	632	33	66,266	49,035	9,200	$968,297	8.4%
Wilton Manors	Fort Lauderdale, FL	0	755	4	0	56,202	640	$837,917	7.3%
Franklin Park	Fort Lauderdale, FL	539	445	208	78,900	20,571	41,264	$761,212	6.6%
Oakland Park	Oakland Park, FL	472	31	15	74,284	1,846	14,410	$664,196	5.7%
Lauderhill	Lauderhill, FL	714	298	27	72,007	15,045	4,320	$507,898	4.4%
Dixie Highway	Pompano Beach, FL	225	79	70	48,602	3,660	20,530	$400,592	3.5%
Total:		3,915	6,139	626	509,713	442,541	221,588	$11,554,063	100.0%
(1)	Based on the underwritten rent roll.

The following table presents historical occupancy percentages at the Storage Post Portfolio:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	5/31/2019(1)

91.7%	93.0%	93.8%	93.7%	92.4%
(1)	Information obtained from the underwritten rent roll.

A-3-50

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Storage Post Portfolio:

Cash Flow Analysis

	2016	2017	2018	TTM 7/31/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$19,746,811	$20,403,182	$20,571,192	$20,292,015	$20,292,015	96.8%	$17.29
Contractual Rent Steps	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$19,746,811	$20,403,182	$20,571,192	$20,292,015	$20,292,015	96.8%	$17.29
Other Income	1,113,534	1,102,803	1,089,766	1,220,708	1,220,708	5.8	1.04
Bad Debt	(691,882)	(729,089)	(671,444)	(554,451)	(554,451)	(2.6)	(0.47)
Net Rental Income	$20,168,463	$20,776,896	$20,989,515	$20,958,272	$20,958,272	100.0%	$17.85
Concessions	(948,118)	(1,004,688)	(1,090,117)	(1,088,481)	(1,088,481)	(5.2)	(0.93)
(Vacancy & Credit Loss)	0	0	0	0	0	0.0(2)	0.00
Effective Gross Income	$19,220,345	$19,772,208	$19,899,398	$19,869,791	$19,869,791	94.8%	$16.93

Real Estate Taxes	2,192,374	2,378,144	2,568,249	2,687,202	2,687,202	13.5	2.29
Insurance	338,048	336,791	348,950	373,959	373,959	1.9	0.32
Management Fee	1,203,403	1,243,268	1,398,312	1,331,068	993,490	5.0	0.85
Other Operating Expenses	4,027,340	3,905,360	3,918,442	3,923,499	3,923,499	19.7	3.34
Total Operating Expenses	$7,761,165	$7,863,563	$8,233,952	$8,315,728	$7,978,149	40.2%	$6.80

Net Operating Income(1)	$11,459,179	$11,908,645	$11,665,446	$11,554,063	$11,891,642	59.8%	$10.13
Replacement Reserves	0	0	0	0	234,768	1.2	0.20
Net Cash Flow	$11,459,179	$11,908,645	$11,665,446	$11,554,063	$11,656,874	58.7%	$9.93

NOI DSCR(3)	1.94x	2.01x	1.97x	1.95x	2.01x
NCF DSCR(3)	1.94x	2.01x	1.97x	1.95x	1.97x
NOI Debt Yield(3)	7.6%	7.9%	7.8%	7.7%	7.9%
NCF Debt Yield(3)	7.6%	7.9%	7.8%	7.7%	7.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The Storage Post Portfolio is 92.4% leased as of May 31, 2019.
(3)	Debt service coverage ratios and debt yields are based on the Storage Post Portfolio Whole Loan.

A-3-51

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

Appraisal. The appraised value is $230,000,000 and represents the “as is portfolio” appraised value of the Storage Post Portfolio Properties as a whole, which reflects an 8.7% premium to the aggregate appraised value of the individual properties. The aggregate appraised value for the individual properties as of July 18, 2019 or July 19, 2019, as applicable, is $211,600,000, which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 70.9%.

Environmental Matters. According to Phase I environmental site assessments dated between August 1, 2019 and August 5, 2019, there was no evidence of any recognized environmental conditions at the Storage Post Portfolio.

Market Overview and Competition. The Storage Post Portfolio Properties are located across New York and Florida. Eight properties are located in Florida (75.6% of total SF and 60.6% of TTM NOI) and three properties are located in New York (24.4% of total SF and 39.4% of TTM NOI).

The following table presents the geographical distribution of the Storage Post Portfolio Properties:

Storage Post Portfolio Summary

State	Total GLA (SF)(1)	Units(1)	Cut-off Date Allocated Loan Amount	% of ALA	5/31/2019 Occ.(1)	Non- Climate Controlled Units(1)	Climate Controlled Units(1)	RV Units(1)	7/31/2019 TTM NOI
Florida	887,745	7,255	$84,630,000	56.4%	92.7%	2,744	3,987	524	$6,998,503
New York	286,096	3,425	$65,370,000	43.6%	91.6%	1,171	2,152	102	$4,555,560
Total/Wtd. Avg.:	1,173,842	10,680	$150,000,000	100.0%	92.4%	3,915	6,139	626	$11,554,063
(1)	Based on the underwritten rent roll.

The following table presents the local demographics data at the Storage Post Portfolio Properties:

Local Demographics Summary

Property Name	City	State	2018 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2018 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
New Hyde Park	New Hyde Park	NY	26,252 / 234,615 / 662,557	NAV / $139,757 / NAV
Station Square	Pompano Beach	FL	21,465 / 117,140 / 273,488	$53,558 / $69,931 / $76,808
Mills Pond Park	Fort Lauderdale	FL	17,330 / 186,745 / 418,337	$49,630 / $61,815 / $71,432
Huntington	Huntington Station	NY	13,201 / 77,193 / 167,554	$116,382 / $148,257 / $172,807
Islandia	Islandia	NY	8,299 / 90,070 / 254,301	NAV / $116,413 / NAV
Lauderdale Manors	Fort Lauderdale	FL	17,049 / 190,826 / 435,608	$46,590 / $56,621 / $70,549
Wilton Manors	Fort Lauderdale	FL	24,075 / 143,718 / 301,366	$76,314 / $84,602 / $78,142
Franklin Park	Fort Lauderdale	FL	18,386 / 181,533 / 386,514	$43,549 / $62,827 / $70,938
Oakland Park	Oakland Park	FL	20,708 / 145,430 / 362,521	$61,073 / $79,732 / $73,825
Lauderhill	Lauderhill	FL	17,947 / 194,008 / 434,170	$51,339 / $54,786 / $65,140
Dixie Highway	Pompano Beach	FL	16,874 / 118,465 / 272,879	$59,993 / $73,906 / $74,475

Source: Appraisals

A-3-52

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

The following table presents certain information relating to certain self-storage lease comparables provided in the appraisals for the Storage Post Portfolio Properties:

Competitive Set Summary

Property Name	City	State	Occupancy Rates As of 5/31/2019	Competitive Set Average Occupancy Rates	Asking Rent	Market Rent
New Hyde Park	New Hyde Park	NY	90.1%	88.5%	$220	$203
Station Square	Pompano Beach	FL	93.3%	82.4%	$124	$136
Mills Pond Park	Fort Lauderdale	FL	91.2%	89.8%	$129	$135
Huntington	Huntington Station	NY	92.2%	89.0%	$249	$221
Islandia	Islandia	NY	93.6%	91.0%	$169	$164
Lauderdale Manors	Fort Lauderdale	FL	91.7%	90.2%	$131	$134
Wilton Manors	Fort Lauderdale	FL	94.3%	91.2%	$157	$155
Franklin Park	Fort Lauderdale	FL	92.4%	91.2%	$102	$113
Oakland Park	Oakland Park	FL	92.8%	90.0%	$183	$183
Lauderhill	Lauderhill	FL	90.8%	91.2%	$109	$109
Dixie Highway	Pompano Beach	FL	96.6%	83.0%	$224	$214

Source: Appraisals and underwritten rent roll.

Escrows.

Taxes – Monthly reserves for real estate taxes are not required so long as (i) Extra Space Storage Inc. is the non-recourse carveout guarantor of the Storage Post Portfolio Whole Loan, (ii) no Cash Sweep Event Period (as defined below) has occurred and is continuing, and (iii) the Storage Post Portfolio Borrowers provide the lender with paid receipts for real estate taxes upon lender’s written request and by no later than three business days prior to the date on which such real estate taxes would be delinquent. If such conditions are not satisfied, the Storage Post Portfolio Borrowers will be required to deposit monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – Monthly reserves for insurance premiums are not required so long as (i) Extra Space Storage Inc. is the non-recourse carveout guarantor of the Storage Post Portfolio Whole Loan, (ii) no event of default is continuing, (iii) the insurance coverage for each Storage Post Portfolio Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iv) the Storage Post Portfolio Borrowers provide the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy. If such conditions are not satisfied, the Storage Post Portfolio Borrowers will be required to deposit monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Lockbox and Cash Management. The Storage Post Portfolio Whole Loan is structured with a springing soft lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the Storage Post Portfolio Borrowers are required to establish (i) a lockbox account into which, during a Cash Sweep Event Period, the Storage Post Portfolio Borrowers are required to directly deposit, or cause to be deposited, all rents, and all De Minimis Revenue (as defined below) (less anticipated costs for debits for credit and chargebacks, fees and refunded items) from the Storage Post Portfolio Properties, and (ii) a lender-controlled cash management account, into which the Storage Post Portfolio Borrowers are required to cause all sums in the lockbox account to be transferred on each business day during a Cash Sweep Event Period. During the continuance of a Cash Sweep Event Period, provided no event of default is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make deposits into an account for payment of tenant insurance premiums, sales tax, and packing supply cash receipts (“De Minimis Revenue”), which are to be disbursed to the Storage Post Portfolio Borrowers within five business days of delivery to the lender of a budget for such expenses, (ii) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (iii) to pay debt service on the Storage Post Portfolio Whole Loan, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Storage Post Portfolio Whole Loan during such Cash Sweep Event Period. If no Cash Sweep Event Period exists, funds in the lockbox account are required to be disbursed to the Storage Post Portfolio Borrowers.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon the occurrence of an event of default under the Storage Post Portfolio Whole Loan documents and ending upon the cure of such event of default; or
(ii)	commencing upon the debt service coverage ratio on the Storage Post Portfolio Whole Loan falling below 1.10x based upon the trailing-twelve months (calculated at the end of each calendar quarter assuming a 30 year amortization schedule), and ending on the date the debt service coverage ratio equals or exceeds 1.25x for two consecutive calendar quarters (calculated assuming a 30 year amortization schedule).

A-3-53

Self Storage	Loan #5	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Storage Post Portfolio	Cut-off Date LTV:	65.2%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.9%

Property Management. The Storage Post Portfolio is managed by Extra Space Management, Inc., an affiliate of the Storage Post Portfolio Borrowers.

Partial Release. After the expiration of the defeasance lockout period for the Storage Post Portfolio Whole Loan, the Storage Post Portfolio Borrowers have the right to obtain a release of any of the individual Storage Post Portfolio Properties, provided certain conditions are satisfied, including: (i) no event of default is continuing, (ii) the Storage Post Portfolio Borrowers partially defease the Storage Post Portfolio Whole Loan in a principal amount equal to 125% of the allocated loan amount of the related individual property, (iii) the debt yield for all remaining Storage Post Portfolio Properties is not less than the debt yield immediately preceding the release, and (iv) customary REMIC requirements are satisfied.

In addition, the Storage Post Portfolio Borrowers are permitted to obtain the release of an approximately 0.45 acre release parcel included in the Station Square property (the “Release Parcel”), in connection with an arm’s length third party sale of the Release Parcel, provided that certain conditions are satisfied, including, (i) if applicable, the Release Parcel Release Price (as defined below) is defeased, (ii) customary REMIC requirements are satisfied and (iii) following the release, the remaining portion of the Station Square property (the “Remaining Station Square Property”) complies with legal requirements, including zoning and parking requirements, and constitutes a separate tax lot.

“Release Parcel Release Price” means 125% of the amount required such that the Release Parcel Loan-To-Value-Ratio does not exceed 73.9%.

“Release Parcel Loan-To-Value Ratio” means a percentage calculated by multiplying (i) a fraction, the (x) numerator of which is the outstanding principal balance of the allocated loan amount for the Station Square property, and (y) denominator of which is the value of the Remaining Station Square Property based on a current appraisal thereof, in the case of each of (x) and (y), as determined immediately prior to the release of the Release Parcel, by (ii) 100%.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. A constituent party or parties (direct or indirect) of the Storage Post Portfolio Borrowers (the “Mezzanine Borrower”) has a one-time right to obtain a mezzanine loan (the “Mezzanine Debt”) from a third-party lender secured by a pledge of up to 49% of such Mezzanine Borrower’s direct or indirect equity interests in the Storage Post Portfolio Borrowers, provided certain conditions are satisfied, including (a) no event of default is continuing, (b) the aggregate loan-to-value ratio of the Storage Post Portfolio Whole Loan and the Mezzanine Debt is equal to or less than 65% (based on an updated appraisal acceptable to the lender), (c) the aggregate debt yield of the Storage Post Portfolio Whole Loan and the Mezzanine Debt is not less than 8.0%, (d) the maturity date of the Mezzanine Debt is coterminous with or longer than the maturity date of the Storage Post Portfolio Whole Loan, (e) the lender and the mezzanine lender enter into an intercreditor agreement in form and substance reasonably acceptable to the lender, and (f) the lender has received a rating agency confirmation as to the implementation of the Mezzanine Debt.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Storage Post Portfolio Borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Storage Post Portfolio Properties, together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of not less than 12 months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-54

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-55

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

Walgreens – Levittown, PA

DOLLAR GENERAL

Dollar General – Lafayette, LA

Walgreens – Abita Springs, LA

DOLLAR GENERAL

Dollar General – St. Joseph, MO (50th Street)

HOBBY LOBBY

Hobby Lobby – Johnson City, TN

Fresenius Medical Care – Fayetteville, NC

Walgreens – Coon Rapids, MN

BioLife

BioLife Plasma Services L.P. – Mesa, AZ

Tractor Supply – Angleton, TX

CVS Pharmacy – Mounds View, MN

Walgreens – Lafayette, LA

DOLLAR GENERAL

Dollar General – Cleveland, OH

Walgreens

Walgreens – Canton, OH

DOLLAR GENERAL

Fresenius Medical Care – Fayetteville, NC

Walgreens – Gonzales, LA

A-3-56

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

MINNEAPOLIS
St. Paul
WISCONSIN
MINNESOTA
MICHIGAN
Rochester
Madison
MILWAUKEE
Grand Rapids
Lansing
Des Moines
Rockford
CHICAGO
Gary
IOWA
Davenport
South Bend
Fort Wayne
INDIANA
Peoria
Muncie
Springfield
St. Joseph
INDIANAPOLIS
KANSAS CITY
ILLINOIS
Columbia
ST. LOUIS
MISSOURI
LOUISVILLE

LONDON
BUFFALO
NEW YORK
DETROIT
Lake Erie
TOLEDO
CLEVELAND
PENNSYLVANIA
AKRON
Youngstown
NEW YORK
OHIO
Canton
PITTSBURGH
Harrisburg
Springfield
PHILADELPHIA
DAYTON
COLUMBUS
Middletown
BALTIMORE
CINCINNATI
WASH. DC
WEST VIRGINIA
Charleston
LEXINGTON
KENTUCKY
Richmond
VIRGINIA
NORFOLK
VIRGINIA BEACH
TENN.
Johnson City
GREENSBORO
DURHAM
RALEIGH
NORTH CAROLINA
Atlantic Ocean
CHARLOTTE
Fayetteville
GEORGIA
SOUTH CAROLINA
Wilmington

SCOTTSDALE
PHOENIX
MESA
Apache Junction
Tempe
Gilbert
Chandler
Gold Camp
Queen Creek
Sun Lakes
San Tan Valley

ExchangeRight Net Leased Portfolio #29					
1	Fresenius Medical Care - Fayetteville, NC	Fayetteville, NC	13	Walgreens - St. Louis, MO	St. Louis, MO
2	BioLife Plasma Services LP	Mesa, AZ	14	Walgreens - Canton, OH	Canton, OH
3	Hobby Lobby - Johnson City, TN	Johnson City, TN	15	Dollar General - Harvey, LA	Harvey, LA
4	Walgreens - Levittown, PA	Levittown, PA	16	Dollar General - Springfield, OH	Springfield, OH
5	Walgreens - Lafayette, LA	Lafayette, LA	17	Dollar General - Middletown, OH	Middletown, OH
6	Walgreens - Abita Springs, LA	Abita Springs, LA	18	Dollar General - Griffith, IN	Griffith, IN
7	Walgreens - Coon Rapids, MN	Coon Rapids, MN	19	Dollar General - Painesville, OH	Painesville, OH
8	Walgreens - Gonzales, LA	Gonzales, LA	20	Dollar General - Cleveland, OH	Cleveland, OH
9	CVS Pharmacy - Mounds View, MN	Mounds View, MN	21	Dollar General - Lafayette, LA	Lafayette, LA
10	Fresenius Medical Care - Muncie, IN	Muncie, IN	22	Dollar General - Uniontown, OH	Uniontown, OH
11	Tractor Supply - Angleton, TX	Angleton, TX	23	Dollar General - St. Joseph, MO (50th Street)	St. Joseph, MO
12	Tractor Supply - Bartonville, TX	Bartonville, TX	24	Dollar General - St. Joseph, MO (Frederick Avenue)	St. Joseph, MO

COLO.
KANSAS
Wichita
Springfield
Santa Fe
TULSA
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
NEW MEXICO
OKLAHOMA
Lubbock
Bartonville
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
TEXAS
Odessa
San Angelo
AUSTIN
SAN ANTONIO
HOUSTON
CHIHUAHUA
Victoria
Galveston
Angleton
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
MONTERREY
McAllen
Brownsville

ARKANSAS
Greenville
Texarkana
El Dorado
Monroe
SHREVEPORT
Vicksburg
JACKSON
LOUISIANA
Natchitoches
MISSISSIPPI
Alexandria
Natchez
Hattiesburg
TEXAS
BATON ROUGE
Opelousas
Hammond
Abita Springs
Biloxi
Gulfport
BEAUMONT
Lake Charles
LAFAYETTE
Gonzales
NEW ORLEANS
Metairie
Port Arthur
New Iberia
Houma
Harvey
Gulf of Mexico

A-3-57

No. 6 – ExchangeRight Net Leased Portfolio #29

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$62,527,000		Property Type – Subtype(1):	Various/Various
	Cut-off Date Balance:	$62,527,000		Location(1):	Various
	% of Initial Pool Balance:	5.2%		Size:	350,043 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$178.63
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Maturity Date Balance Per SF:	$178.63
	Guarantors:	Warren Thomas; David Fisher; Joshua Ungerecht		Year Built/Renovated(1):	Various/Various
	Mortgage Rate:	3.8380%		Title Vesting:	Fee
	Note Date:	September 4, 2019		Property Manager:	NLP Management, LLC
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (11/1/2019)
	Maturity Date:	October 1, 2029		YE 2018 Occupancy(2):	NAV
	IO Period:	120 months		YE 2017 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		YE 2015 Occupancy(2):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$101,200,000
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Value Per SF:	$289.11
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	Various
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				YE 2016 NOI(2):	NAV
				YE 2015 NOI(2):	NAV
				U/W Revenues:	$6,801,070
				U/W Expenses:	$870,660
Escrows and Reserves(3)				U/W NOI:	$5,930,410
	Initial	Monthly	Cap	U/W NCF:	$5,737,697
Taxes	$526,625	Springing	NAP	U/W DSCR based on NOI/NCF:	2.44x / 2.36x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.5% / 9.2%
Replacement Reserve TI/LC Reserve	$102,000 $500,000	$2,338 Springing	NAP NAP	U/W Debt Yield at Maturity based on NOI/NCF	9.5% / 9.2%
Required Repair Reserve	$406,929	$0	NAP	Cut-off Date LTV Ratio:	61.8%
BioLife Rollover Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	61.8%

Sources and Uses
Sources			Uses
Original loan amount	$62,527,000	60.2%	Purchase price(4)	$100,583,336	96.8%
Cash equity contribution	41,386,226	39.8	Closing costs	1,794,336	1.7
			Reserves	1,535,554	1.5
Total Sources	$103,913,226	100.0%	Total Uses	$103,913,226	100.0%

(1)	See “The Properties” section.

(2)	Historical occupancy and NOI are unavailable as the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between February 21, 2019 and August 5, 2019.

(3)	See “Escrows” section.

(4)	The ExchangeRight Properties were acquired between February 21, 2019 and August 5, 2019 and at loan closing several short term loans, with an aggregate payoff amount of $29,345,778, were paid off.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #29 Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in twenty four cross-collateralized, net leased, single-tenant retail and medical office properties located across ten states (the “ExchangeRight Properties”). The proceeds of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan were used to acquire the ExchangeRight Properties, to payoff a number of short term loans, to fund reserve escrows and to pay closing costs.

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net Leased Portfolio 29 DST, a Delaware statutory trust (the “ExchangeRight Net Leased Portfolio #29 Borrower”) structured to be bankruptcy-remote with an independent trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus. Legal counsel to the ExchangeRight Net Leased Portfolio #29 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan. The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 14 million square feet under management. ExchangeRight Real Estate, LLC has more than 600 investment-

A-3-58

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

grade retail and Class B/B+ multifamily properties located across 38 states. David Fisher, Joshua Ungerecht and Warren Thomas, the owners of ExchangeRight Real Estate, LLC, are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan. Warren Thomas was subject to a foreclosure sale in November, 2009. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The ExchangeRight Net Leased Portfolio #29 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #29 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the ExchangeRight Net Leased Portfolio #29 Mortgage Loan non-recourse carveout guarantors. The ExchangeRight Net Leased Portfolio #29 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #29 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and pay all expenses incurred in the maintenance and repair of the Exchange Right Properties other than capital expenses (but replacement reserves under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan may be made available to the ExchangeRight Net Leased Portfolio #29 Master Tenant for the payment of capital expenses). The ExchangeRight Net Leased Portfolio #29 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #29 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #29 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #29 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #29 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #29 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s determination of imminent default, (ii) the lender’s determination that the ExchangeRight Net Leased Portfolio #29 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the stated maturity date of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #29 Mortgage Loan is not delivered to the lender.

Any time after September 4, 2020, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #29 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #29 Borrower with such Approved Transferee, provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns at least 100% of the beneficial ownership interests in the ExchangeRight Net Leased Portfolio #29 Borrower and ExchangeRight Net Leased Portfolio #29 Master Tenant, (iii) the Approved Transferee executes a full payment guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty (iv) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender and (v) the receipt of rating agency confirmation that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the BANK 2019-BNK22 Certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Management Period (as defined below) will be triggered if a Qualified Transfer does not occur by October 1, 2026 (36 months prior to the stated maturity date of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan). See “Lockbox and Cash Management”.

“Approved Transferee” means (A) a depository institution that satisfies certain ratings criteria and is wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not crowdfunded, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) satisfies certain net worth or ratings criteria and (5) causes a conversion of the ExchangeRight Net Leased Portfolio #29 Borrower into a Delaware limited liability company.

The Properties. The ExchangeRight Properties are comprised of 21 single-tenant retail and three single-tenant medical office properties totaling 350,043 square feet and located across ten states. The ExchangeRight Properties are located in Louisiana (five properties, 17.8% of NRA), Ohio (six properties, 16.4% of NRA), Tennessee (one property, 15.9% of NRA), Texas (two properties, 11.7% of NRA) and Missouri (three properties, 8.7% of NRA), with the seven remaining ExchangeRight Properties located in Minnesota, North Carolina, Indiana, Arizona and Pennsylvania. Built between 1984 and 2019, with 13 of the 24 properties built between 2014 and 2019 (inclusive), the ExchangeRight Properties range in size from 7,489 square feet to 55,668 square feet.

The ExchangeRight Properties are leased to seven nationally recognized tenants in diverse retail segments, which tenants consist of Walgreens, Dollar General, BioLife Plasma Services L.P., Fresenius Medical Care, Tractor Supply, Hobby Lobby and CVS Pharmacy. Four of the seven tenants are subsidiaries of investment grade-rated entities (20 properties, 67.7% of NRA and 74.1% of underwritten base rent). The ExchangeRight Properties have a weighted average remaining lease term of approximately 12.1 years. Leases representing 79.2% of NRA and 76.0% of the underwritten base rent expire after the stated maturity date of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early

A-3-59

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
Fresenius Medical Care(1) Fayetteville, NC	2017/NAP	23,529	6.7%	1/31/2031	$11,700,000	11.6%	$792,833	$33.70	12.2%
BioLife Plasma Services L.P.(2) Mesa, AZ	2019/NAP	16,694	4.8%	5/31/2034	$9,750,000	9.6%	$574,731	$34.43	8.9%
Hobby Lobby(3) Johnson City, TN	1994/2019	55,668	15.9%	1/31/2034	$8,475,000	8.4%	$517,712	$9.30	8.0%
Walgreens(4) Levittown, PA	2005/NAP	14,820	4.2%	3/31/2029	$6,200,000	6.1%	$387,000	$26.11	6.0%
Walgreens(5) Lafayette, LA	2009/NAP	14,820	4.2%	6/30/2034	$5,920,000	5.8%	$370,000	$24.97	5.7%
Walgreens(6) Abita Springs, LA	2008/NAP	14,490	4.1%	6/30/2033	$5,810,000	5.7%	$363,000	$25.05	5.6%
Walgreens(7) Coon Rapids, MN	2000/NAP	14,490	4.1%	6/30/2029	$5,700,000	5.6%	$358,000	$24.71	5.5%
Walgreens(8) Gonzales, LA	2008/NAP	14,820	4.2%	10/31/2032	$5,560,000	5.5%	$347,370	$23.44	5.4%
CVS Pharmacy(9) Mounds View, MN	2004/NAP	13,013	3.7%	1/31/2031	$5,200,000	5.1%	$323,113	$24.83	5.0%
Fresenius Medical Care(10) Muncie, IN	1984/NAP	12,111	3.5%	1/31/2029	$5,000,000	4.9%	$401,271	$33.13	6.2%
Tractor Supply(11) Angleton, TX	2016/NAP	21,702	6.2%	12/31/2030	$4,900,000	4.8%	$298,191	$13.74	4.6%
Tractor Supply(11) Bartonville, TX	2019/NAP	19,097	5.5%	12/31/2033	$4,800,000	4.7%	$294,999	$15.45	4.5%
Walgreens(12) St. Louis, MO	1997/NAP	13,905	4.0%	1/31/2031	$3,500,000	3.5%	$236,000	$16.97	3.6%
Walgreens(13) Canton, OH	1994/NAP	13,500	3.9%	7/31/2024	$3,000,000	3.0%	$204,487	$15.15	3.1%
Dollar General(14) Harvey, LA	2014/NAP	9,100	2.6%	11/30/2029	$2,200,000	2.2%	$142,721	$15.68	2.2%
Dollar General(15) Springfield, OH	2013/NAP	9,026	2.6%	1/31/2029	$1,675,000	1.7%	$115,730	$12.82	1.8%
Dollar General(16) Middletown, OH	2018/NAP	9,100	2.6%	6/30/2033	$1,590,000	1.6%	$104,968	$11.53	1.6%
Dollar General(15) Griffith, IN	2019/NAP	9,026	2.6%	11/30/2034	$1,550,000	1.5%	$99,728	$11.05	1.5%
Dollar General(15) Painesville, OH	2019/NAP	9,100	2.6%	8/31/2034	$1,490,000	1.5%	$96,839	$10.64	1.5%
Dollar General(15) Cleveland, OH	2019/NAP	7,489	2.1%	8/31/2034	$1,465,000	1.4%	$93,618	$12.50	1.4%
Dollar General(14) Lafayette, LA	2019/NAP	9,026	2.6%	6/30/2034	$1,450,000	1.4%	$93,350	$10.34	1.4%
Dollar General(14) Uniontown, OH	2014/NAP	9,026	2.6%	11/30/2029	$1,440,000	1.4%	$95,040	$10.53	1.5%
Dollar General(14) St. Joseph, MO (50th Street)	2019/NAP	9,002	2.6%	8/31/2024	$1,425,000	1.4%	$91,641	$10.18	1.4%
Dollar General(14) St. Joseph, MO (Frederick Avenue)	2019/NAP	7,489	2.1%	7/31/2034	$1,400,000	1.4%	$90,051	$12.02	1.4%
Total/Weighted Average		350,043	100.0%		$101,200,000	100.0%	$6,492,393	$18.55	100.0%

(1)	Fresenius Medical Care has three five-year renewal options upon 180 days’ notice at fixed rents.

(2)	BioLife Plasma Services L.P. has the right to terminate its lease upon providing 30 days written notice and payment of a lease termination payment equal to the net present value of the total obligation for base rent and additional rent for the remainder of the current term, using an annual discount rate equal to the prime rate as reported in The Wall Street Journal on the date of the termination, provided that such rate does not exceed 8.25%. The components of additional rent for the remainder of the term must be calculated using the actual amount of each such component for the most recently completed lease year, increased by 2.50% annually for each remaining lease year of the term. See “Escrows—BioLife Rollover Reserve”.

(3)	Hobby Lobby has three five-year renewal options upon six months’ notice at fixed rents.

(4)	Walgreens has a stated lease expiration date of March 31, 2079 and the right to terminate the lease effective as of March 31, 2029, or the end of any five-year period thereafter, upon twelve months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(5)	Walgreens has a stated lease expiration date of June 30, 2084 and the right to terminate the lease effective as of June 30, 2034, or as of the last day of any month thereafter, upon 12 months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(6)	Walgreens has a stated lease expiration date of June 30, 2083 and the right to terminate the lease effective as of June 30, 2033, or as of the last day of any month thereafter, upon 12 months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

A-3-60

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

(7)	Walgreens has a stated lease expiration date of June 30, 2061 and the right to terminate the lease effective as of June 30, 2029, or the end of any five-year period thereafter, upon six months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(8)	Walgreens has a stated lease expiration date of September 30, 2082 and the right to terminate the lease effective as of October 31, 2032, or as of the last day of any month thereafter, upon 12 months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(9)	CVS Pharmacy has four five-year renewal options upon 180 days’ notice at fixed rents.

(10)	Fresenius Medical Care has two five-year renewal options upon 180 days’ notice at fixed rents.

(11)	Tractor Supply has four five-year renewal options upon 180 days’ notice at fixed rents.

(12)	Walgreens has a stated lease expiration date of January 31, 2058 and the right to terminate the lease effective as of January 31, 2031, or the end of any five-year period thereafter, upon 12 months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(13)	Walgreens has a stated lease expiration date of July 31, 2044 and the right to terminate the lease effective as of July 31, 2024, or the end of any five-year period thereafter, upon 12 months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(14)	Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.

(15)	Dollar General has five five-year renewal options upon 180 days’ notice at fixed rents.

(16)	Dollar General has three five-year renewal options upon 180 days’ notice at fixed rents.

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB / Baa2 / BBB	7	100,845	28.8%	$2,265,857	$22.47	34.9%
Dollar General	BBB / Baa2 / NR	10	87,384	25.0%	$1,023,686	$11.71	15.8%
BioLife Plasma Services L.P.	NR / NR / NR	1	16,694	4.8%	$574,731	$34.43	8.9%
Fresenius Medical Care	BBB / Baa3 / BBB-	2	35,640	10.2%	$1,194,104	$33.50	18.4%
Tractor Supply	NR / NR / NR	2	40,799	11.7%	$593,190	$14.54	9.1%
Hobby Lobby	NR / NR / NR	1	55,668	15.9%	$517,712	$9.30	8.0%
CVS Pharmacy	BBB / Baa2 / NR	1	13,013	3.7%	$323,113	$24.83	5.0%
Total Major Tenants		24	350,043	100.0%	$6,492,393	$18.55	100.0%

Vacant Space			0	0.0%

Collateral Total			350,043	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	22,502	6.4%	22,502	6.4%	$296,128	4.6%	$13.16
2025	0	0	0.0%	22,502	6.4%	$0	0.0%	$0.00
2026	0	0	0.0%	22,502	6.4%	$0	0.0%	$0.00
2027	0	0	0.0%	22,502	6.4%	$0	0.0%	$0.00
2028	0	0	0.0%	22,502	6.4%	$0	0.0%	$0.00
2029	6	68,573	19.6%	91,075	26.0%	$1,499,762	23.1%	$21.87
Thereafter	16	258,968	74.0%	350,043	100.0%	$4,696,504	72.3%	$18.14
Vacant	0	0	0.0%	350,043	100.0%	$0	0.0%	$0.00
Total/Weighted Average	24	350,043	100.0%			$6,492,393	100.0%	$18.55

(1)	Information obtained from the underwritten rent roll.

(2)	For the purposes of the table and loan underwriting, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under the lease, if exercised, would be effective.

A-3-61

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/1/2019
NAV	NAV	NAV	NAV	100.0%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between February 21, 2019 and August 5, 2019. Historical occupancy for the portfolio of ExchangeRight Properties is not available.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent(2)	$6,492,393	95.5%	$18.55
Reimbursements	$666,628	9.8	1.90
(Vacancy & Credit Loss)(3)	(357,951)	(5.3)	(1.02)
Effective Gross Income	$6,801,070	100.0%	$19.43

Total Expenses(4)	$870,660	12.8%	$2.49

Net Operating Income	$5,930,410	87.2%	$16.94
TI/LC	157,708	2.3	0.45
Replacement Reserves	35,004	0.5	0.10
Net Cash Flow	$5,737,697	84.4%	$16.39

NOI DSCR	2.44x
NCF DSCR	2.36x
NOI Debt Yield	9.5%
NCF Debt Yield	9.2%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between February 21, 2019 and August 5, 2019. Accordingly, historical operating statements are not available.

(2)	Base Rent is inclusive of straight-line rent credit averaged over the shorter of the lease term or loan term for BioLife Plasma Services L.P. - Mesa, AZ, Dollar General - Springfield, OH, Fresenius Medical Care - Fayetteville, NC and Fresenius Medical Care - Muncie, IN totaling $161,263.

(3)	The ExchangeRight Properties were 100.0% occupied as of November 1,2019

(4)	Total Operating Expenses consist of a 3.0% property management fee, real estate taxes and insurance.

Appraisal. The ExchangeRight Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $101,200,000. The appraisals are dated from March 29, 2019 to August 8, 2019.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties are dated from March 14, 2019 to August 16, 2019. The Phase I environmental site assessment for the Walgreens – Canton, OH Property identified a recognized environmental condition related to the historic use of the site as a service station and auto service facility, which identification was based in part on the exclusion of groundwater sampling from earlier subsurface investigations and the absence of soil confirmation sampling after earlier environmental remediation. The Phase I environmental site assessment for the Walgreens – St. Louis, MO Property identified a recognized environmental condition related to the former operation of a dry cleaner (from at least 1958 to 1993) at the site, which identification was based in part on the limited information available regarding the dry cleaner’s operations and the possible use of chlorinated solvents in the dry cleaning process. On or about the origination date, the borrowers obtained a premises environmental liability insurance policy issued by Great American E & S Insurance Company with respect to the Walgreens – Canton, OH Property and the Walgreens – St. Louis, MO Property. The policy expires on September 4, 2032 (approximately 2 years and 11 months following the scheduled maturity date), with no extended reporting period. Coverage under the policy is generally subject to a limit equal to $2,000,000 for each pollution condition, a policy aggregate limit of liability equal to $2,000,000 and a self-insured retention equal to $50,000 (or, with respect to certain coverages, $25,000) for each coverage category. In addition, the Phase I environmental site assessment for the Walgreens – Levittown, PA Property identified a controlled recognized environmental condition related to the historic occupancy of a gasoline service station and automobile repair shop at the site from the 1960s until 2003, which identification was based in part on the existence of regulatory database listings of the site in connection with earlier removals of underground storage tanks and hydraulic lifts and earlier soil and groundwater remediation. Finally, the Phase I environmental site assessment for the Dollar General – Cleveland, OH Property identified a controlled recognized environmental condition related to the

A-3-62

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

former use of the site as a gas station from at least 1956 to approximately 2002, which identification was based in part on the issuance of an earlier no further action letter with a property restriction to the effect that a ground water ingestion pathway should be eliminated. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

Escrows.

Real Estate Taxes –The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents require upfront escrows in the amount of $526,625 for real estate taxes. Commencing in November 2020, the ExchangeRight Net Leased Portfolio #29 Borrower will be required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $43,885, except that no deposits will be required on account of taxes with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #29 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #29 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #29 Borrower or the tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the taxes has been materially jeopardized. For the purpose of real estate taxes, “Direct Pay Tenant” means any tenant which has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents provide that the initial such Direct Pay Tenants are the tenants at the BioLife Plasma Services L.P., Walgreens – Levittown, PA, Walgreens – Coon Rapids, MN, Walgreens – St. Louis, MO, Walgreens – Canton, OH, Walgreens – Abita Springs, LA, Walgreens – Lafayette, LA, Walgreens – Gonzales, LA, Tractor Supply – Bartonville, TX and Tractor Supply – Angleton, TX Properties.

Insurance – If the casualty and liability insurance with respect to the ExchangeRight Net Leased Portfolio #29 are not maintained under a lender-approved blanket policy, the ExchangeRight Net Leased Portfolio #29 Borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, except that no deposits will be required on account of insurance premiums with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #29 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #29 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #29 Borrower or the tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. For the purpose of insurance premiums, “Direct Pay Tenant” means any tenant which has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents provide that the initial such Direct Pay Tenants are the tenants at the Dollar General – Cleveland, OH, Dollar General – Griffith, IN, Dollar General – Lafayette, LA, Dollar General – Middletown, OH, Dollar General – Painesville, OH, Dollar General – St. Joseph, MO (50th Street) and Dollar General – St. Joseph, MO (Frederick Avenue) Properties.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents require an upfront replacement reserve in the amount of $102,000, which may be used only in connection with replacing the roof at the Walgreens – Coon Rapids, MN Property. The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents also require monthly deposits into a replacement reserve. The required amount of the monthly deposit into the replacement reserve is equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Properties, except that no such deposit need be made in respect of the aggregate number of rentable square feet at the BioLife Plasma Services, L.P. – Mesa, AZ, Dollar General – Springfield, OH, Dollar General – Painesville, OH, Dollar General – Harvey, LA, Dollar General – Uniontown, OH, Dollar General – Cleveland, OH, Dollar General – Middletown, OH, Dollar General – Griffith, IN, Dollar General – St. Joseph (Frederick Ave.), MO, Dollar General – St. Joseph (50th Street), MO, Dollar General – Lafayette, LA, Walgreens – Levittown, PA, Walgreens – Abita Springs, LA, Walgreens – Lafayette, LA and Walgreens – Gonzales, LA Properties (with respect to which the ExchangeRight Net Leased Portfolio Mortgage Loan documents include an acknowledgement that the tenants are required to pay capital expenses under their leases) for so long as (i) no event of default has occurred and continuing, (ii) the borrowers provide proof of payment by all such tenants of the payment of all such capital expenses promptly following request by the lender, (iii) the leases with the applicable tenants continue in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses for its respective premises pursuant to its lease has, in the lender’s reasonable determination, been materially jeopardized. The initial amount of the required monthly deposits into the replacement reserve is equal to $2,338.

Tenant Improvements and Leasing Commissions Reserve - The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents require upfront escrows in the amount of $500,000 for tenant improvements and leasing commissions. Upon an event of default, the ExchangeRight Net Leased Portfolio #29 Borrower will be required to make monthly deposits in the amount of $20,419 for tenant improvements and leasing commissions.

Required Repair Reserve – The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents require an upfront reserve in the amount of $406,929 for specified repairs, including the replacement of the roof system at each of the Walgreens – Canton, OH Property (at an estimated cost of $110,462) and the Walgreens – St. Louis, MO ExchangeRight Property (at an estimated cost of $77,115) and

A-3-63

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

the replacement of the roof membrane at Fresenius Medical Care – Muncie, IN Property (at an estimated cost of $72,666). All of the specified repairs are required to be completed within 180 days following the origination date.

BioLife Rollover Reserve – If BioLife Plasma Services L.P. exercises its option to terminate its lease at the BioLife Plasma Services L.P. upon 30 days’ notice (see footnote (2) to the table titled “ExchangeRight Properties Summary”), the ExchangeRight Net Leased Portfolio #29 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #29 Master Tenant or the property manager to) deposit the lease termination payment into a tenant-specific rollover reserve. Amounts in the tenant-specific rollover reserve are thereafter required to be applied to make monthly disbursements to the ExchangeRight Net Leased Portfolio #29 Borrower (or, during a Cash Management Period (as defined below), to the cash management account) equal to one-month’s rent that would then have been due under the lease had it remained in effect; to pay lender-approved tenant improvements and leasing commissions with respect to the BioLife Plasma Services L.P. Property; and to release the remaining amount to the ExchangeRight Net Leased Portfolio #29 Borrower if and when the BioLife Plasma Services L.P. Property is fully re-leased pursuant to one or more lender-approved replacement leases and each replacement tenant has taken occupancy and opened for business.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #29 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #29 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #29 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #29 Borrower (or ExchangeRight Net Leased Portfolio #29 Master Tenant or property manager), cause such amounts to be deposited into the clearing account within two business days following receipt. The clearing account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #29 Master Tenant’s operating account on each business day other than during a Cash Management Period. Upon the delivery of notice by the lender of the commencement of the initial Cash Management Period, if any, the ExchangeRight Net Leased Portfolio #29 Borrower is required to establish a lender-controlled cash management account, into which account all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “—Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #29 Mortgage Loan, (iii) to make the next monthly deposits into the replacement reserve and the tenant improvements and leasing commissions reserve as described above under “—Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #29 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be deposited in the ExchangeRight Net Leased Portfolio #29 Borrower’s operating account.

A “Cash Management Period” means a period:

(i)	commencing upon the stated maturity date of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan, or

(ii)	commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan and ending if and when such event of default has been cured (and no other event of default has occurred), or

(iii)	commencing if and when the interest-only debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending if and when the interest-only debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.55x as of the ends of each of two consecutive calendar quarters, or

(iv)	commencing on October 1, 2026 (36 months before the stated maturity date of the ExchangeRight Net Leased Portfolio #29 Mortgage Loan), unless a Qualified Transfer has occurred as of such date (see “The Borrower and the Borrower Sponsor” above), and ending if and when a Qualified Transfer occurs.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #29 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Rights of First Refusal. The related single tenant at each of eight ExchangeRight Properties -- the Walgreens – Levittown, PA, Walgreens – Coon Rapids, MN, Walgreens – St. Louis, MO, Walgreens – Abita Springs, LA, Walgreens – Lafayette, LA, Walgreens – Gonzales, LA, Tractor Supply – Bartonville, TX, and Tractor Supply – Angleton, TX Properties – has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property. The subordination, non-disturbance and attornment agreement for each such ExchangeRight Property where Walgreens is the tenant provides that the ROFR shall not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such ROFR will apply to subsequent purchasers of the leased premises. The related subordination, non-disturbance and attornment agreement for each such ExchangeRight Property where Tractor

A-3-64

Property Types – Various	Loan #6	Cut-off Date Balance:	$62,527,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #29	Cut-off Date LTV:	61.8%
		U/W NCF DSCR:	2.36x
		U/W NOI Debt Yield:	9.5%

Supply is the tenant provides that the tenant’s rights under the ROFR are subordinate to the Mortgage. However, the ROFR would apply to any transfers subsequent to the lender taking title to the Mortgaged Property.In addition, Verizon Wireless, which leases a parcel at the BioLife Plasma Services L.P. Property on which it has constructed and owns a cell tower, or any successor tenant under the Verizon Wireless lease, has a ROFR to purchase the entire BioLife Plasma Services L.P. Property in connection with any sale or other transfer of all or a portion of the BioLife Plasma Services L.P. Property or the grant to a third party of an easement over the leased parcel for the operation of a communications facility. The Verizon Wireless ROFR is not subject to a subordination and standstill agreement. The non-recourse careveout guaranty requires the non-recourse carveout guarantors to pay any loss incurred by the lender arising out of or in connection with any claim or demand that the tenant of the cell tower parcel at the BioLife Plasma Services L.P. Property is or was entitled to exercise a ROFR to purchase the BioLife Plasma Services L.P. Property pursuant to the Verizon Wireless lease as a result of (or the right of first refusal was otherwise triggered by) a foreclosure, deed-in-lieu of foreclosure or other exercise by the lender of its rights and/or remedies under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents, except that in no event will such liability exceed the sum of $6,045,000 and the lender’s actual costs and expenses. There is no liability under the non-recourse carveout guaranty for losses or liabilities arising out of or in connection with the Verizon Wireless ROFR with respect to any subsequent transfer. This non-recourse carveout liability with respect to the Verizon Wireless ROFR will terminate if and when Verizon Wireless (or its successor) delivers a subordination, non-disturbance and attornment agreement expressly subordinating the lease and stating that the Verizon Wireless ROFR will not apply to a foreclosure, a deed in lieu of foreclosure or other exercise by the lender of its rights and/or remedies under the ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Prospectus.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #29 Mortgage Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Net Leased Portfolio #29 Borrower provide coverage, provided that such coverage is available, for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties plus loss of rents or business income for a period of not less than 18 months for the initial period of restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-65

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$61,000,000
127 West 25th Street	127 West 25th Street	Cut-off Date LTV:	64.9%
New York, NY 10001		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	6.7%

A-3-66

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$61,000,000
127 West 25th Street	127 West 25th Street	Cut-off Date LTV:	64.9%
New York, NY 10001		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	6.7%

127 West 25th Street
127 West 25th Street
New York, NY 10001
West Side
Garment District
HERALD SQUARE
Macy's
Jacob Javits Convention Center
W. 35th St.
W. 34th St.
3 Hudson Blvd (UC)
The Spiral (UC)
50 & 55 Hudson Yards (Under Constr.)
Manhattan Center
One Penn Plaza
Herald Center
Empire State Building
LONG ISLAND RAILROAD
W. 33rd St.
35 Hudson Yards
The Shops & Restaurants at Hudson Yards
HUDSON YARDS
NJ TRANSIT
AMTRAK
General Post Office
Madison Square Garden
PENN STATION
Manhattan Mall
W. 32nd St.
Vessel
15 Hudson Yards
The Shed
10 Hudson Yards
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Port Authority-West 30th Street Midtown Heliport
Highline Elevated Park
W. 31st St.
W. 30th St.
Hudson River Greenway
1 Hudson Yards
Morgan General Mail Facility
Magnet Theater
W. 29th St.
Uber Corp. Office
W. 28th St.
Terminal Warehouse Bldg.
Hotel Americano
Chelsea Park
Fashion Institute of Technology
W. 27th St.
Starrett-Lehigh Building
The Museum at FIT
Broadway
W. 26th St.
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Target Corp. Office
W. 25th St.
High Line Elevated Park
Chelsea
School of Visual Arts Theater
CUE Art Foundation
PATH
Madison Square Park
W. 24th St.
Tiffany & Company
Chelsea Waterside Park
CHELSEA GALLERIES
W. 23rd St.
Flatiron Building
W. 22nd St.
Pier 62 Skatepark
Chelsea Art Museum
Clement Clarke Moore Park
MANHATTAN
W. 21st St.
Flatiron District
The High Line Hotel
Atlantic Theater Company
W. 20th St.
Chelsea Piers Sports & Entertainment Complex
W. 19th St.
The Kitchen
The Joyce Theater
IAC Building
W. 18th St.
Highline Ballroom
W. 17th St.
NYC Lab School for Collaborative Studies
W. 16th St.
Hudson River
Chelsea Market
Google Corporate Office Campus
W. 15th St.
Pier 57
W. 14th St.
Gansevoort Market
Meatpacking District
Ground Zero Museum Workshop
W. 13th St.
Forbes Galleries
Gansevoort Meatpacking NYC
The Standard High Line
Little W. 12th St.
W. 12th St.
Greenwich Ave.
W. 11th St.
Hudson St.
West Village
Hudson Park Library
W. 10th St.
W. 4th St.
7th Ave. South
Greenwich Village
W. 9th St.
W. 8th St.
The School of Drama - The New School
Waverly Pl.
Washington Arch
Washington Pl.
Washington Square
Christopher St.
Lucille Lortel Theatre
IFC Center
New York University
NYU School of Law
Bleecker St.
Cherry Lane Theatre
New Ohio Theatre
NYU Skirball Center for the Performing Arts
Carmine St.
QUEENS
BROOKLYN
JERSEY CITY
NEW JERSEY
Hoboken
Union City
North Bergen
Weehawken
Midtown
Chelsea
Central Park
Upper West Side
Upper East Side
Astoria
Long Island City
Greenpoint
Williamsburg
Tribeca
Chinatown
SoHo
Downtown Brooklyn
Brooklyn Heights
Park Slope

A-3-67

No. 7 – 127 West 25th Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$61,000,000		Property Type – Subtype:	Other – Leased Fee
	Cut-off Date Balance:	$61,000,000		Location:	New York, NY
	% of Initial Pool Balance:	5.1%		Size:	104,000 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$586.54
	Borrower Sponsor:	Foremost Real Estate		Maturity Date/ARD Balance Per SF(1):	$586.54
	Guarantor:	Dan Shavolian		Year Built/Renovated:	1912/2012
	Mortgage Rate:	3.8400%		Title Vesting:	Fee
	Note Date:	October 4, 2019		Property Manager:	Self-managed
	Seasoning:	0 months		Current Occupancy (As of):	100.0% (11/1/2019)
	Anticipated Repayment Date(1):	November 1, 2029		YE 2018 Occupancy:	100.0%
	Maturity Date(1):	November 1, 2034		YE 2017 Occupancy:	100.0%
	IO Period:	120 months		YE 2016 Occupancy:	100.0%
	Loan Term (Original)(1):	120 months		YE 2015 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$94,000,000
	Loan Amortization Type:	Interest-only, ARD		As-Is Appraised Value Per SF:	$903.85
	Call Protection:	L(24),D(92),O(4)		As-Is Appraisal Valuation Date:	September 13, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		YE 2018 NOI:	$4,286,685
	Additional Debt Type (Balance):	Future Mezzanine		YE 2017 NOI:	$4,229,588
				YE 2016 NOI:	$4,149,650
				U/W Revenues:	$4,072,351
				U/W Expenses:	$0
Escrows and Reserves(2)				U/W NOI:	$4,072,351
	Initial	Monthly	Cap	U/W NCF:	$4,072,351
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.71x / 1.71x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	6.7% / 6.7%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity/ARD based on NOI/NCF(1):	6.7% / 6.7%
TI/LC	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.9%
				LTV Ratio at Maturity/ARD(1):	64.9%

Sources and Uses
Sources			Uses
Loan Amount	$61,000,000	100.0%	Loan payoff	$47,797,646	78.4%
			Return of equity	10,717,497	17.6
			Closing costs	2,484,857	4.1
Total Sources	$61,000,000	100.0%	Total Uses	$61,000,000	100.0%

(1)	The 127 West 25th Street Mortgage Loan is structured with a 120-month loan term until the Anticipated Repayment Date (“ARD”) of November 1, 2029 and will be interest-only prior to the ARD. From and after the ARD, the 127 West 25th Street Mortgage Loan will accrue additional interest at a fixed rate of 3.0000% plus the greater of (a) the ten-year treasury rate as of the ARD plus 2.400% or (b) 3.8400%, which will be deferred and due and payable on the Maturity Date of November 1, 2034 (or earlier repayment in full of the 127 West 25th Street Mortgage Loan.) The ARD automatically triggers a Cash Sweep Period (see “Lockbox and Cash Management”) whereby all excess cash flow is required to be used to pay down the principal balance of the 127 West 25th Street Mortgage Loan and repay the additional accrued interest.

(2)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The mortgage loan (the “127 West 25th Street Mortgage Loan”), in the original principal amount of $61,000,000, is secured by a fee mortgage on a 104,000 square foot office building located in New York, New York (the “127 West 25th Street Property”).

The Borrower and the Borrower Sponsor. The borrower is 127 West 25th Group LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director (the “127 West 25th Street Borrower”). The borrower sponsor is Foremost Real Estate, a New York real estate owner and developer that has developed and redeveloped retail strips, residential condominiums, office buildings and a medical building. Foremost Real Estate’s current portfolio includes 469 7th Avenue, 145 East 32nd Street and the 127 West 25th Street Property in New York, New York. Dan Shavolian, the owner and CEO of Foremost Real Estate, is the non-recourse carveout guarantor for the 127 West 25th Street Mortgage Loan.

A-3-68

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$61,000,000
127 West 25th Street	127 West 25th Street	Cut-off Date LTV:	64.9%
New York, NY 10001		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	6.7%

The Property. The 127 West 25th Street Property is comprised of a twelve-story, 104,000 square foot, Class B office building located on 25th Street between Avenue of the Americas and Seventh Avenue in the Chelsea neighborhood of Manhattan, New York. The borrower sponsor acquired the 127 West 25th Street Property in 2007 and spent a reported $17.0 million on renovations between 2010 and 2012 to replace and upgrade the electrical and mechanical systems, windows, roof, and lobby. The 127 West 25th Street Property is located within walking distance of Madison Square Park and New York Penn Station, and is served by various subway lines including the F train within one block, the R/W and No. 1 trains within two blocks, and the No. 6 train within four blocks, as well as public bus access.

Major Tenant.

Bowery Residents’ Committee (“BRC”) is a certified 501(c)(3) not-for-profit organization founded in 1971 and focused on providing housing and non-residential services for New York City’s needy individuals. BRC operates under the jurisdiction of the New York City Department of Homeless Service (“DHS”) and the New York State Office of Temporary and Disability Assistance and currently has 30 programs throughout New York City including street outreach for the unsheltered homeless, substance abuse recovery, health and mental health support, temporary housing and shelter, employment training, permanent housing and senior support. BRC’s funding comes primarily from a combination of federal, state, and City renewable grants, with the remaining funding from Medicaid, charitable donations, rental income and special events revenue. As of its fiscal year-end 2018, BRC had total revenues of $88,313,464 and $5,829,765 cash on hand.

BRC leases the 127 West 25th Street Property on a long term, triple-net ground lease which commenced on February 18, 2010 and expires in February 2043. The BRC lease does not contain any termination rights or renewal options. The annual rent is currently $4,286,685 ($41.22 per square foot), which includes a portion of remaining capital expenditures from the 2012 renovation. In June 2022, the annual base rent will be $3,676,657 ($35.35 per square foot), which will reset in June 2027 to the greater of $3,918,750 ($37.68 per square foot) or 90% of then fair market value. Annual base rent will reset again in June 2036 at the greater of $4,441,250 ($42.70 per square foot) or 90% of then fair market value. The appraiser’s concluded current market rent of $65.16 per square foot, which when adjusted to a triple-net equivalent based on 2019 operating expenses is equal to $52.76 per square foot.

BRC is headquartered at the 127 West 25th Street Property and uses its space at the property to administer its programs and to conduct its administrative, training and back office functions in connection with its other locations and programs. The basement level consists of approximately 4,445 square feet of storage. The first floor includes retail space (approximately 6,203 square feet, 2.9% of underwritten rent) occupied by a sub-tenant (Senior Planet), the freight entrance, the main building lobby and a commercial kitchen. The second floor consists of a dining room and assembly rooms. The third through ninth floors have administrative offices at the front portion of each floor and living space at the rear portion. The tenth through twelfth floors are fully dedicated as administrative offices. At the 127 West 25th Street Property, BRC is currently accommodating four multi-year contracts with DHS and the New York City Department of Health and Mental Hygiene, for which the agencies reimburse allocated rental payments monthly, in a current amount equal to $345,374 ($4,144,493 annually). 7.8% of BRC’s current annual rent is reimbursed by one contract that expires in 2023 and 89.3% of BRC’s current annual rent is reimbursed by the three other contracts that expire between 2029 and 2041. Two of the four contracts were most recently renewed in July 2019.

The following table presents certain information relating to the tenant at the 127 West 25th Street Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Bowery Residents’ Committee(2)	NR/NR/NR	104,000	100.0%	$41.22(3)	$4,286,685	100.0%	2/18/2043	NAP	N
Total/Wtd. Avg.		104,000	100.0%	$41.22	$4,286,685	100.0%

Collateral Total		104,000	100.0%

(1)	Information based on the underwritten rent roll.

(2)	Bowery Residents’ Committee subleases approximately 6,203 square feet (6.0% of NSRF) on the ground floor at an annual rent of $124,192.

(3)	The current in-place base rent of $4,286,685 will adjust to $3,676,657 as of June 1, 2022. The rent will then step up to the greater of $3,918,750 or 90% of the then fair market value as of June 1, 2027 and again step up to the greater of $4,441,250 or 90% of the then fair market value as of June 1, 2036.

A-3-69

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$61,000,000
127 West 25th Street	127 West 25th Street	Cut-off Date LTV:	64.9%
New York, NY 10001		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	6.7%

The following table presents certain information relating to the lease rollover schedule at the 127 West 25th Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	104,000	100.0%	104,000	100.0%	$4,286,685	100.0%	$41.22
Vacant	0	0	0.0%	104,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	104,000	100.0%			$4,286,685	100.0%	$41.22

(1)	Information based on the underwritten rent roll.

The following table presents historical occupancy percentages at the 127 West 25th Street Property:

Historical Occupancy

2015	2016	2017	2018	11/1/2019
100.0%	100.0%	100.0%	100.0%	100.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 127 West 25th Street Property:

Cash Flow Analysis

	2016	2017	2018	U/W	%(1)	U/W $ per SF
Base Rent(2)	$4,149,650	$4,229,588	$4,286,685	$4,286,685	100.0%	$41.22
Vacancy	$0	$0	$0	($214,334)	(5.0%)	($2.06)
Effective Gross Income	$4,149,650	$4,229,588	$4,286,685	$4,072,351	95.0%	$39.16

Total Operating Expenses	$0	$0	$0	$0	0.0%	$0.00

Net Operating Income	$4,149,650	$4,229,588	$4,286,685	$4,072,351	100.0%	$39.16
Net Cash Flow	$4,149,650	$4,229,588	$4,286,685	$4,072,351	100.0%	$39.16

NOI DSCR	1.75x	1.78x	1.80x	1.71x
NCF DSCR	1.75x	1.78x	1.80x	1.71x
NOI Debt Yield	6.8%	6.9%	7.0%	6.7%
NCF Debt Yield	6.8%	6.9%	7.0%	6.7%

(1)	Represents (i) percent of Base Rent for Base Rent and Effective Gross Income and (ii) percent of Effective Gross Income for all other fields.

(2)	UW Base Rent is based on the current in-place rent. The current in-place base rent of $4,286,685 will adjust to $3,676,657 as of June 1, 2022. The rent will then step up to the greater of $3,918,750 or 90% of the then fair market value as of June 1, 2027 and again step up to the greater of $4,441,250 or 90% of the then fair market value as of June 1, 2036.

Appraisal. The appraiser concluded to an “as-is” value as of September 13, 2019 of $94,000,000 which results in both a Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of 64.9%. The appraiser also provided an “as dark” value as of September 13, 2019 of $70,000,000, which results in both a Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of 87.1%.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2019, there was no evidence of any recognized environmental conditions at the 127 West 25th Street Property.

A-3-70

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$61,000,000
127 West 25th Street	127 West 25th Street	Cut-off Date LTV:	64.9%
New York, NY 10001		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	6.7%

Market Overview. The 127 West 25th Street Property is located in the Chelsea submarket of the Midtown South office market. According to the appraiser, as of the second quarter of 2019, the Midtown South office market had a vacancy rate of 4.2% and average asking rents of $76.09 per square foot, with surrounding markets such as Hudson Square/Meatpacking and NoHo/SoHo achieving asking rents of $94.51 per square foot and $85.31 per square foot, respectively. There is a current lack of large contiguous leasable space in the Midtown South market; reportedly as of the end of the second quarter of 2019, there were only four blocks available of space greater than 100,000 square feet. The Midtown South market has a strong concentration of technology, advertising, media, and information (TAMI) companies, including as tenants Google, Facebook, Spotify, Amazon, Salesforce, LinkedIn, Yelp, Microsoft and Twitter.

According to the appraiser, as of the second quarter of 2019, the Chelsea submarket had office inventory of approximately 25.3 million square feet, with a 5.1% vacancy rate and average asking rents of $71.91 per square foot.

The estimated 2018 population within a 0.25-, 0.5 and 1.0-mile radius of the 127 West 25th Street Property was 16,267, 69,992, and 255,351, respectively. The 2018 median household income within the same radii was $126,318, $115,055 and $108,377, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 127 West 25th Street Property:

Market Rent Summary

	Office	Retail	Basement Storage
Market Rent (PSF)	$64.00	$115.00	$20.00
Lease Term (Years)	10	10	10
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents certain information from the appraisal relating to comparable properties to the 127 West 25th Street Property:

Comparable Properties

Property Address	Year Built	Property Size (SF)	Occupancy	Avg. Asking Rent
20 West 20th Street (btw 5th/6th Aves)	1906	94,622	100.0%	$60.00
54 West 21st Street (btw 5th/6th Aves)	1910	150,000	91.7%	$65.00
118 West 22nd Street (btw 6th/7th Aves)	1911	99,000	91.7%	$61.00
125 West 25th Street (btw 6th/7th Aves)	1906	138,000	95.0%	$65.00
138 West 25th Street (btw 6th/7th Aves)	1911	104,000	100.0%	$61.00
12 West 27th Street (btw Broadway/6th Ave)	1927	99,340	100.0%	$64.00
Total/Wtd. Avg.		684,962	96.4%	$62.67

A-3-71

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$61,000,000
127 West 25th Street	127 West 25th Street	Cut-off Date LTV:	64.9%
New York, NY 10001		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	6.7%

The following table presents certain information from the appraisal relating to comparable leasing to the 127 West 25th Street Property:

Comparable Leases

Property Address	Year Built	Property Size (SF) / Building Class	Tenant	Lease Area (SF)/ Floor Leased	Lease Date	Initial Rent PSF MG	Lease Term (Mos.)	TI PSF
127 West 25th Street (Subject)(1)	1912	104,000 / B	BRC	104,000 / 2-12	Feb-10	$41.22	396	$38
30 East 23rd Street	1912	36,900 / C	Vertica Capital Management, LLC	3,000 / 6	May-19	$76	60	$100
38-44 East 30th Street	1915	95,000 / B	WeWork	16,000 / 9-10	Apr-19	$59	101	$65
37 East 18th Street	1900	75,000 / C	Tanya Taylor Designs	7,500 / 9	Mar-19	$66	60	$0
7 West 18th Street	1900	48,998 / B	Pendo.io	5,377 / 2	Jan-19	$69	36	$0
11 East 26th Street	1913	264,660 / B	Butterfly Network, Inc.	24,166 / 7-8	Jan-19	$67	124	$75
49 West 27th Street	1907	87,122 / B	WeWork	32,411 / Mezz,2-4	Jan-19	$60	189	$70
31 West 27th Street	1910	145,856 / C	Stonehill & Taylor Architects	17,112 / 5-6	Jan-19	$66	126	$0
45 West 25th Street	1909	118,284 / C	DoorDash	16,324 / 10	Aug-18	$61	103	$0
111 West 19th Street	1901	185,000 / C	Flexport Inc.	23,000 / 2	Mar-18	$59	64	$85
45 West 27th Street	1912	66,797 / B	Pinerock Productions	5,702 / 6	Feb-18	$63	123	$80

(1)	Information obtained from the underwritten rent roll and BRC lease.

Escrows.

Taxes and Insurance Reserves - The BRC lease is structured so that the 127 West 25th Street Property while leased to BRC is 100% exempt from real estate taxes. Monthly escrows for taxes and insurance will be waived so long as (w) no Reserve Trigger (as defined below) exists, (x) BRC pays (as applicable) all property taxes and insurance premiums directly, prior to becoming delinquent, (y) BRC or its lease guarantor is not insolvent or a debtor in any bankruptcy proceedings and (z) as it relates to insurance escrows, the 127 West 25th Street Property is covered by a blanket insurance policy.

Replacement Reserve – Monthly escrows of $2,167 for replacement reserves will be waived so long as (x) no Reserve Trigger exists, (y) BRC or its lease guarantor is not insolvent or a debtor in any bankruptcy proceedings, and (z) BRC maintains the 127 West 25th Street Property in a manner acceptable to the lender.

TI/LC Reserve – Monthly escrows of $8,667 for leasing reserves will be waived so long as no Reserve Trigger exists.

A “Reserve Trigger” means any of (i) the BRC lease failing to be in full force and effect or (ii) the occurrence of a Tenant Sweep Trigger Period (as defined below).

Lockbox and Cash Management. The 127 West 25th Street Mortgage Loan documents require a hard lockbox with upfront cash management. During a Cash Sweep Period (as defined below), if prior to the ARD, all excess cash flow is required to be held as additional security for the 127 West 25th Street Mortgage Loan until the discontinuance of the Cash Sweep Period. If a Cash Sweep Period continues after the ARD, all excess cash collected will be applied to the reduction of principal, then to pay off additional accrued interest. A Cash Sweep Period may be cured four times; if a Cash Sweep Period occurs a fifth time or occurs after the ARD, it will continue until the full repayment of the 127 West 25th Street Mortgage Loan.

A “Cash Sweep Period” will occur: (a) when the debt service coverage ratio is less than 1.30x for any calendar quarter based on the trailing twelve month period, and ending when either the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters or when the 127 West 25th Street Borrower deposits with the lender cash or a letter of credit in the amount which if applied to pay down the 127 West 25th Street Mortgage Loan would cause the debt service coverage ratio to equal or exceed 1.30x, (b) during a Tenant Sweep Trigger Period until cured or (c) one month prior to the ARD until the full repayment of the 127 West 25th Street Mortgage Loan.

A “Tenant Sweep Trigger Period” will commence when:

(a) a Major Tenant (as defined below) (i) has its lease terminated (in whole or in part), (ii) has its lease fail to be in full force and effect, (iii) gives notice of its intent not to renew its lease or (iv) does not extend its lease prior to the date required pursuant to the lease;

(b) a Major Tenant has a monetary or material non-monetary default under its lease beyond any cure period;

(c) a Major Tenant becomes insolvent or a debtor in any bankruptcy proceedings, or has its lease guarantor become insolvent or a debtor in any bankruptcy proceedings;

(d) a Major Tenant goes dark or vacates any portion of its leased space; or

A-3-72

Other – Leased Fee	Loan #7	Cut-off Date Balance:	$61,000,000
127 West 25th Street	127 West 25th Street	Cut-off Date LTV:	64.9%
New York, NY 10001		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	6.7%

(e) (i) BRC defaults under any NYC Homeless Services contract beyond any applicable cure period or (ii) the party BRC contracts with under a NYC Homeless Services contract gives notice of its intent to terminate, surrender or cancel the NYC Homeless Services contract or otherwise terminates, surrenders or cancels the NYC Homeless Services contract.

A Tenant Sweep Trigger Period will end when:

●	if triggered by (a) above, (i) the Major Tenant revokes its termination or rescinds its notice, (ii) the Major Tenant lease is extended with respect to all of the space on terms acceptable to the lender provided the Major Tenant is in occupancy, operating normal business, and paying full rent with no outstanding tenant allowances, (iii) all of the space is re-leased to a replacement tenant on terms acceptable to the lender, provided the replacement tenant is in occupancy, operating normal business, and paying full rent with no outstanding tenant allowances;

●	if triggered by (b) above, the default is cured;

●	if triggered by (c) above, the lease is affirmed in the bankruptcy proceeding provided the Major Tenant is paying all rents due, or if applicable, the lease guarantor is discharged from the bankruptcy proceeding and there is not a material adverse effect on such lease guarantor’s ability to perform its guaranty obligations;

●	if triggered by (d) above, the Major Tenant re-commences its operations at all of the space leased space and has not vacated;

●	if triggered by (e)(i) above, the event of default is cured; and

●	if triggered by (e)(ii) above, BRC has entered into a replacement contract with the New York City Department of Homeless Services or similar quasi-governmental agency to cover the space previously occupied by the agency that terminated, surrendered or cancelled its NYC Homeless Services contract, on terms acceptable to the lender, including allocated rent to be paid by the agency at least equal to the rent under the terminated, surrendered or cancelled NYC Homeless Services contract.

A “Major Tenant” means: (a) BRC, (b) a tenant leasing space that represents either (x) 5% or more of the 127 West 25th Street Property’s rental income, or (y) at least 10,000 square feet (c) a tenant with any option, offer or right of first refusal to purchase any portion of the 127 West 25th Street Property or (d) a borrower affiliate.

Release of Property. Not permitted.

Right of First Refusal/Offer. None

Letter of Credit. None.

Terrorism Insurance. The 127 West 25th Street Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 127 West 25th Street Property and business interruption insurance for eighteen months with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Future Mezzanine Indebtedness. Solely in connection with a transfer of all of the 127 West 25th Street Property and assumption of the 127 West 25th Street Mortgage Loan, the transferee is permitted to obtain a fixed rate mezzanine loan, provided that among other conditions, (i) no event of default is continuing, (ii) the mezzanine loan is co-terminus with or of a term longer than the 127 West 25th Street Mortgage Loan, (iii) the lender receives rating agency confirmation, (iv) the executed intercreditor agreement is acceptable to the lender and to the rating agencies, (v) the combined loan to value ratio does not exceed 64.9%, (vi) the combined debt service coverage ratio is not less than 1.50x based on a 30-year amortization schedule and (vii) the combined debt yield is not less than 7.03%.

A-3-73

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

A-3-74

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

360 North Crescent Drive
360 North Crescent Drive, 9370 Santa Monica Boulevard
and 375 North Crescent Drive
Beverly Hills, CA 90210
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
Monterey Park
E. Los Angeles
Montebello
Culver City
Florence
Pico Rivera
Whittier
South Gate
Lynwood
Inglewood
Downey
Santa Fe Springs
El Segundo
Hawthorne
Paramount
Norwalk
Gardena
Compton
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach
Greystone Mansion
The Roxy Theatre
Whisky A Go Go
SUNSET STRIP
Sunset Blvd
Holloway Dr
Soho House
West Hollywood
La Cienega Blvd
Dan Tana's
Troubadour
MOCA Pacific Design Center
Melrose Ave
N. San Vicente Blvd
The Flats
Santa Monica Blvd
Beverly Blvd
Beverly Hills
The Ivy
Cedars-Sinai Medical Center
Beverly Center
3rd St
Google Beverly Hills
Wallis Annenberg Center for the Performing Arts
Beverly Hills City Hall
Beverly Hills Courthouse
Burton Way
Doheny Dr
Robertson Blvd
Downtown Los Angeles 9 miles
Los Angeles Country Club
RODEO DRIVE
Rodeo Dr
LOS ANGELES COUNTY
Spadena House
DOWNTOWN BEVERLY HILLS
Wilshire Blvd
WILSHIRE/RODEO
Samuel Goldwyn Theater
METRO PURPLE LINE (Under Construction)
The Beverly Hilton
The Peninsula Beverly Hills
Rodeo Screening Room
Writers Guild Theater
ACTV8
WILSHIRE/LA CIENEGA
Beverly Dr
Consulate General of Italy
Century Park East
Beverly Hills High School
Olympic Blvd
Olympic Square
BBC Studios Productions
Westfield Century City
CENTURY CITY/CONSTELLATION
Roxbury Park
Beverly Palm Plaza
Consulate General of France
Century City
Century Park West
Fox Plaza
InterContinental LA-Century City
Pico Blvd
METRO PURPLE LINE (Under Construction)
Museum of Tolerance
20th Century Fox Studios
Ave of the Stars
LOS ANGELES
Beverlywood
Hillcrest Country Club
Beverly Glen Blvd
Motor Ave
Cheviot Hills Sports Center
Rancho Park Golf Course
Beverwil Dr
Plaza La Cienega
Kaiser Permanente Medical Center-West Los Angeles
Westside Pavilion

A-3-75

No. 8 – 360 North Crescent Drive

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$55,000,000		Property Type – Subtype:	Office – Suburban
	Cut-off Date Balance(1):	$55,000,000		Location:	Beverly Hills, CA
	% of Initial Pool Balance:	4.6%		Size:	123,848 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$1,038.37
	Borrower Sponsors:	Tom Gores; The Gores Trust		Maturity Date Balance Per SF(1):	$1,038.37
	Guarantors:	Tom Gores; The Gores Trust		Year Built/Renovated:	1938/2003
	Mortgage Rate:	3.4500%		Title Vesting:	Fee
	Note Date:	September 30, 2019		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (11/1/2019)
	Maturity Date:	October 11, 2029		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	100.0%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$246,500,000
	Call Protection(2):	L(24),GRTR 1% or YM(1),GRTR 1% or YM or D(88),O(7)		Appraised Value Per SF:	$1,990.34
	Lockbox Type:	Hard/Upfront Cash Management		Appraisal Valuation Date:	August 29, 2019
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($73,600,000)		YE 2018 NOI(4):	$8,488,260
				YE 2017 NOI:	$7,922,910
				YE 2016 NOI:	$7,769,225
				YE 2015 NOI:	$8,695,369
				U/W Revenues:	$14,143,880
				U/W Expenses:	$3,480,740
Escrows and Reserves(3)				U/W NOI(4):	$10,663,140
	Initial	Monthly	Cap	U/W NCF:	$10,423,919
Taxes	$69,628	$69,628	NAP	U/W DSCR based on NOI/NCF(1):	2.36x / 2.31x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.3% / 8.1%
Replacement Reserve	$600,000	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.3% / 8.1%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	52.2%
				LTV Ratio at Maturity(1):	52.2%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$128,600,000	100.0%	Loan payoff(5)	$77,437,345	60.2%
			Upfront reserves	669,628	0.5
			Closing costs	1,489,975	1.2
			Return of equity	49,003,051	38.1
Total Sources	$128,600,000	100.0%	Total Uses	$128,600,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 360 North Crescent Drive Whole Loan (as defined below).

(2)	Defeasance of the 360 North Crescent Drive Whole Loan is permitted at any time after the earlier to occur of (a) September 30, 2022 and (b) two years from the closing date of the securitization of the last note of the 360 North Crescent Drive Whole Loan to be securitized (“Defeasance Lockout Release Date”), and prior to April 11, 2029. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in November 2019. In addition, prepayment of the 360 North Crescent Drive Whole Loan (along with any applicable yield maintenance premiums) is permitted on any date on or after November 12, 2021 (“Prepayment Lockout Release Date”).

(3)	See “Escrows” section.

(4)	See “Operating History and Underwritten Net Cash Flow” below for a further discussion of the increase from most recent NOI to UW NOI.

(5)	The 360 North Crescent Drive Property was previously securitized in the JPMCC 2012-LC9 securitization trust, with a $65,000,000 A-Note held in the trust and an $8,000,000 subordinate B-Note held outside the trust. The loan payoff includes approximately $6,301,169 in prepayment premiums related to both the A and B notes.

The Mortgage Loan. The mortgage loan (the “360 North Crescent Drive Mortgage Loan”) is part of a whole loan (the “360 North Crescent Drive Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $128,600,000. The 360 North Crescent Drive Whole Loan is secured by a first priority fee mortgage encumbering two adjacent office buildings and a parking garage located in Beverly Hills, California (the “360 North Crescent Drive Property”). The 360 North Crescent Mortgage Loan is evidenced by the non-controlling promissory note A-2 in the original principal amount of $55,000,000. The 360 North Crescent Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK22 securitization trust, and from and after the securitization of the controlling Note A-1, will be serviced pursuant to the pooling and servicing agreement

A-3-76

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$73,600,000	$73,600,000	Wells Fargo Bank, National Association	Yes
A-2	$55,000,000	$55,000,000	BANK 2019-BNK22	No
Total	$128,600,000	$128,600,000

The Borrower and Borrower Sponsors. The borrower is 360 N. Crescent, LLC (the “360 North Crescent Drive Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 360 North Crescent Drive Borrower delivered a non-consolidation opinion in connection with the origination of the 360 North Crescent Drive Whole Loan.

The borrower sponsors and non-recourse carve-out guarantors are Tom Gores and The Gores Trust (collectively, the “360 North Crescent Drive “Guarantor”). Tom Gores is the founder, CEO and Chairman of Platinum Equity, the sole tenant at the 360 North Crescent Drive Property. Mr. Gores oversees more than 25 companies with approximately $19.4 billion in assets and is also the owner of the NBA Detroit Pistons basketball team. According to a nationally recognized business publication, Mr. Gores is estimated to be number 118 on their list of billionaires, with an estimated net worth as of October 2019 of approximately $5.6 billion.

The 360 North Crescent Drive Whole Loan documents provide a cap on the 360 North Crescent Drive Guarantor’s liability, with respect to environmental liabilities, of $40,000,000. The limit will not apply to any successor or substitute guarantor unless the successor or substitute is (i) a sibling, parent, spouse, child, grandchild or other lineal descendant (“Immediate Family Member”) of Tom Gores, or (ii) wholly owned (directly or indirectly) and controlled by Tom Gores or an Immediate Family Member.

Various affiliates of Tom Gores were involved in a Chapter 11 bankruptcy filing related to an auto parts casting company in 2015 and a mortgage default and deed-in-lieu foreclosure related to an airport hotel property in 2018 (see ”Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus).

The Property. The 360 North Crescent Drive Property consists of two adjacent office buildings (the “Office Parcel”) and a parking garage, which is located on a separate parcel (the “Parking Parcel”). The Office Parcel, totaling 123,848 square feet, features a campus-like setting and has served as the headquarters for several companies including Litton Industries, Global Crossing, Music Corporation of America and currently Platinum Equity. As of November 1, 2019, the 360 North Crescent Drive Property was 100.0% leased to Platinum Equity.

The Office Parcel consists of two adjacent office buildings, the “South Building” and the “North Building”:

●	The South Building, containing 100,395 square feet (81.1% of net rentable area), is a three-story office building completed in 1968 and extensively renovated in 1999 and 2003. The South Building includes two levels of subterranean parking with 104 spaces. The South Building has high-quality features and amenities, including a bar/restaurant, two kitchen facilities, two gyms, high quality office finishes, an executive parking area with polished floors, and extensive landscaping.

●	The North Building is a two-story office building completed in 1938, containing 23,453 square feet (18.9% of net rentable area). While fully leased to Platinum Equity, the North Building is currently vacant and was reportedly previously subleased to Paradigm Talent Agency, a national talent agency controlled by the brother of the borrower sponsor for the 360 North Crescent Drive Whole Loan.

The Parking Parcel is situated directly west of the Office Parcel (across Crescent Drive) with pedestrian access provided via a signalized crosswalk. The Parking Parcel comprises a four-story, 432-space parking structure, which, together with the 104 parking spaces at the South Building, equates to a parking ratio of approximately 4.3 spaces per 1,000 square feet of rentable area. Per the terms of its lease, Platinum Equity is entitled to 436 of the 536 total parking spaces, consisting of 104 spaces within the South building subterranean parking and an additional 332 spaces in the Parking Parcel, which are leased at a monthly rental rate of $200 per space; and the remaining 100 spaces are designated for public use. The Parking Parcel is managed by LAZ Parking and generates additional income from transient parking, validation, and monthly reserved and unreserved parking. The 360 North Crescent Drive Borrower has the right to release the Parking Parcel from the collateral of the 360 North Crescent Drive Whole Loan (see “Partial Release” section).

Major Tenant.

Platinum Equity (123,848 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent). Platinum Equity is a global investment firm which specializes in mergers, acquisitions and operations of companies that provide mission critical products, services and solutions in diverse industries. Founded in 1995, the company has completed over 250 acquisitions. Currently, the company has over $13 billion in assets under management in a portfolio of approximately 40 operating companies. Tom Gores, the CEO and Chairman of Platinum Equity (and also the borrower sponsor of the 360 North Crescent Drive Whole Loan) acquired the 360 North Crescent Drive Property in 2003 and the company has been headquartered at the property since. Platinum Equity executed a new 15-year lease in September 2019 at an initial rental rate of $78.00 per square foot, triple net, with 3% annual increases, and three, five-year renewal options at the fair market rental rate following its lease expiration in September 2034.

A-3-77

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

The following table presents certain information relating to the tenancy at the 360 North Crescent Drive Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Platinum Equity(1)	NR/NR/NR	123,848(2)	100.0%	$80.34(3)	$9,949,948(2)	100.0%	9/30/2034	3, 5-year	N
Occupied Collateral Total		123,848	100.0%	$80.34	$9,949,948	100.0%

Vacant Space		0	0.0%

Collateral Total		123,848	100.0%

(1)	Platinum Equity is affiliated with Tom Gores, the borrower sponsor of the 360 North Crescent Drive Whole Loan.

(2)	Platinum Equity is not currently utilizing the North Building (23,453 square feet).

(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above give credit for the rent bump occurring in October 2020. Platinum Equity currently pays a base rental rate of $78.00 per square foot.

The following table presents certain information relating to the lease rollover schedule at the 360 North Crescent Drive Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	123,848	100.0%	123,848	100.0%	$9,949,948	100.0%	$80.34
Vacant	0	0	0.0%	123,848	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	123,848	100.0%			$9,949,948	100.0%	$80.34

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 360 North Crescent Drive Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/1/2019(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from third party research provider.

(2)	Information obtained from the underwritten rent roll.

A-3-78

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 360 North Crescent Drive Property:

Cash Flow Analysis

	2015	2016	2017	2018(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$12,617,693(3)	$11,891,734(3)	$12,269,360(3)	$12,908,457(3)	$9,949,948(4)	68.0%	$80.34
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.0
Gross Potential Rent	$12,617,693	$11,891,734	$12,269,360	$12,908,457	$9,949,948	68.0%	$80.34
Parking/Other	240,100(3)	286,399(3)	478,708(3)	392,414(3)	1,384,726(5)	9.5	11.18
Total Recoveries	0(3)	0(3)	0(3)	0(3)	3,306,703	22.6	26.70
Net Rental Income	$12,857,793	$12,178,133	$12,748,068	$13,300,871	$14,641,377	100.0%	$118.22
(Vacancy & Credit Loss)	0	0	0	0	(497,497)(6)	(5.0)	(4.02)
Effective Gross Income	$12,857,793	$12,178,133	$12,748,068	$13,300,871	$14,143,880	96.6%	$114.20

Real Estate Taxes	694,873	720,607	744,156	759,863	1,516,411	10.7	12.24
Insurance(7)	571,085	504,548	486,959	457,388	104,819	0.7	0.85
Management Fee	0	0	0	0	424,316	3.0	3.43
Other Operating Expenses(8)	2,896,466	3,183,753	3,594,043	3,595,360	1,435,193	10.1	11.59
Total Operating Expenses	$4,162,424	$4,408,908	$4,825,158	$4,812,611	$3,480,740	24.6%	$28.10

Net Operating Income	$8,695,369	$7,769,225	$7,922,910	$8,488,260	$10,663,140	75.4%	$86.10
Replacement Reserves	0	0	0	0	83,692	0.6	0.68
TI/LC	0	0	0	0	155,530	1.1	1.26
Net Cash Flow	$8,695,369	$7,769,225	$7,922,910	$8,488,260	$10,423,919	73.7%	$84.17

NOI DSCR(9)	1.93x	1.72x	1.76x	1.88x	2.36x
NCF DSCR(9)	1.93x	1.72x	1.76x	1.88x	2.31x
NOI Debt Yield(9)	6.8%	6.0%	6.2%	6.6%	8.3%
NCF Debt Yield(9)	6.8%	6.0%	6.2%	6.6%	8.1%

(1)	Increase in UW net operating income is primarily due to Platinum Equity executing a new lease September 30, 2019 at a base rental rate of $78.00 per square foot.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Historical Base Rent numbers shown include base rent, expense reimbursements, and parking income related to the Platinum Equity lease.

(4)	Base rent includes credit for Platinum Equity’s October 2020 rent bump totaling $289,804.

(5)	The UW Parking/Other line item includes parking income related to the Platinum Equity lease and public users (see “The Property” section above).

(6)	The UW economic vacancy is 5.0%. The 360 North Crescent Drive Property was 100.0% leased as of November 1, 2019.

(7)	Underwritten Insurance is based on the actual premiums in place, excluding earthquake insurance premium as it is not required by the 360 North Crescent Drive Whole Loan documents. Historical Insurance included earthquake insurance premiums.

(8)	The 360 North Crescent Drive Property is occupied by an affiliate of the borrower sponsor, and the historical operating statements include certain business and capital expenses, which were not considered relevant for the lender’s underwriting. The underwritten Other Operating Expenses line item is based on appraisal assumptions.

(9)	The debt service coverage ratios and debt yields are based on the 360 North Crescent Drive Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value of $246,500,000 as of August 29, 2019. The appraiser also concluded to a Hypothetical Market Value “As Dark” of $177,000,000 as of August 29, 2019 and a Land Value of $109,000,000. The appraiser provided a separate allocation of value for the Parking Parcel of $29,000,000. The “as-is” and “As Dark” values each include the Parking Parcel allocated value and the Land Value includes a $21,000,000 allocated land value for the Parking Parcel.

Environmental Matters. According to the Phase I environmental site assessment dated September 11, 2019, there was no evidence of any recognized environmental conditions at the 360 North Crescent Drive Property.

Market Overview and Competition. The 360 North Crescent Drive Property is located on the south side of Santa Monica Boulevard in Beverly Hills, California. The asset is located approximately 0.3 miles from the retail shops and restaurants along Rodeo Drive and approximately 1.0 mile from luxury hotels including The Waldorf Astoria Beverly Hills, The Beverly Hilton and the Peninsula Beverly Hills. The 360 North Crescent Property is situated approximately 10.8 miles north of the Los Angeles International Airport and 5.7 miles northeast of the Santa Monica Airport. The asset is proximate to several major interstates including Interstate 405 (approximately 3.3 miles west) and Interstate 10 (2.0 miles south).

According to a third-party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the 360 North Crescent Drive Property was approximately 30,826, 258,925 and 712,299, respectively; and the estimated 2019 average household income within the same radii was approximately $132,173, $121,839 and $107,145, respectively.

According to a third-party market research report, the 360 North Crescent Drive Property is situated within the Beverly Hills Office submarket of the Los Angeles Office Market. As of October 4, 2019, the Beverly Hills Office submarket reported a total inventory of

A-3-79

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

approximately 11.2 million square feet with a 9.4% vacancy rate and average asking rent of $66.19 per square foot, triple net. The submarket vacancy rate has averaged 8.6% from 2015 through the third quarter of 2019. The appraiser identified a submarket subset of “Top Tier” buildings on the Westside of Los Angeles. This subset consisted of 19 premier, class A buildings, totaling approximately 8.3 million square feet with a weighted average vacancy rate of 9.7% and asking rental rates ranging from $71.40 to $96.00 per square foot, full service gross.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 360 North Crescent Drive Property:

Market Rent Summary

Office
Market Rent (PSF)	$78.00
Lease Term (Years)	7
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% per annum

The following table presents information relating to comparable office property sales for the 360 North Crescent Drive Property:

Comparable Property Sale Summary

Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
3003 & 3301 Exposition Blvd Santa Monica, CA	Jul. 2019	2000/NAP	201,922	100%	$220,000,000	$313,584,866	$1,090	$1,553
11975-12015 Bluff Creek Dr. Los Angeles, CA	May. 2019	2015/NAP	205,130	100%	$235,000,000	$334,977,290	$1,146	$1,633
8942 Wilshire Blvd Beverly Hills, CA	Apr. 2019	1989/NAP	82,886	100%	$107,500,000	$153,173,328	$1,297	$1,848
2900 & 3000 Olympic Blvd Santa Monica, CA	Mar. 2019	1959/NAP	275,968	95%	$346,000,000	$545,036,800	$1,254	$1,975
9336-9348 Civic Center Dr. Beverly Hills, CA	Dec. 2018	1925/NAP	234,361	100%	$244,200,000	$366,306,243	$1,042	$1,563
9460 Wilshire Blvd Beverly Hills, CA	Jan. 2018	1959/NAP	97,035	91%	$132,000,000	$188,733,075	$1,360	$1,945
9665 Wilshire Blvd Beverly Hills, CA	Jul. 2017	1972/NAP	171,114	85%	$184,700,000	$279,086,934	$1,079	$1,631
1299 Ocean Ave Santa Monica, CA	Apr. 2017	1980/NAP	205,713	79%	$285,000,000	$454,831,443	$1,385	$2,211
100 N Crescent Dr Beverly Hills, CA	Jul. 2015	1989/NAP	116,207	97%	$130,000,000	$180,004,643	$1,119	$1,549

(1)	Adjusted sale price for all cash equivalency, lease-up and/or deferred maintenance (as applicable). Information obtained from the appraisal.

A-3-80

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

Escrows.

Real Estate Taxes - The 360 North Crescent Drive Borrower is required to deposit an upfront real estate tax reserve of $69,628 and ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $69,628).

Insurance –The 360 North Crescent Drive Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months. Notwithstanding the foregoing, the 360 North Crescent Drive Whole Loan documents do not require ongoing monthly escrows for insurance so long as (i) no event of default has occurred and is continuing, (ii) the 360 North Crescent Drive Borrower provides lender with evidence that the 360 North Crescent Drive Property is insured pursuant to a blanket policy and such policy is in full force and effect, and (iii) the 360 North Crescent Drive Borrower provides lender with evidence of timely payment of insurance premiums and renewals.

Replacement Reserve – The 360 North Crescent Drive Borrower is required to deposit an upfront replacement reserve of $600,000. Upon the occurrence of a Cash Sweep Event Period (as defined below), or if the 360 North Crescent Drive Borrower fails to maintain the property in good and safe condition and make all repairs required by the annual budget, the 360 North Crescent Drive Whole Loan documents require ongoing monthly replacement reserves of $2,580.

Leasing Reserve – Upon the occurrence and continuance of a Cash Sweep Event Period, or if the 360 North Crescent Drive Borrower fails to pay leasing expenses when due and payable, the 360 North Crescent Drive Whole Loan documents require ongoing monthly leasing reserves of $20,641.

Lockbox and Cash Management. The 360 North Crescent Drive Whole Loan documents require that the 360 North Crescent Drive Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the 360 North Crescent Drive Borrower direct all tenants to pay rent directly into such lockbox account. The 360 North Crescent Drive Whole Loan documents also require that all rents received by the 360 North Crescent Drive Borrower or the property manager be deposited into the lockbox account within one business days of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 360 North Crescent Drive Whole Loan documents. Prior to the occurrence of a Cash Sweep Event Period, any excess cash flow will be disbursed to the 360 North Crescent Drive Borrower. During a Cash Sweep Event Period, any excess cash flow remaining after satisfaction of the waterfall items are required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 360 North Crescent Drive Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 360 North Crescent Drive Whole Loan documents;

(ii)	the debt service coverage ratio based on a hypothetical 30-year amortization schedule (“Amortizing DSCR”) being less than 1.10x based on the trailing twelve month period; or

(iii)	the occurrence of a Platinum Trigger Event (as defined below)

A Cash Sweep Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the Amortizing DSCR for the 360 North Crescent Drive Whole Loan being equal to or greater than 1.15x for two consecutive quarters;

●	with regard to clause (iii), a Platinum Trigger Event Cure (as defined below).

A “Platinum Trigger Event” will commence upon either of the following:

(i)	Platinum Equity ceasing to operate, vacating or abandoning 25% or more of its space, provided that a closing for a commercially reasonable period in connection with restoration in connection with casualty or condemnation, required repairs or replacements, will not be considered a cessation of operation; or

(ii)	the commencement of any bankruptcy action with respect to Platinum Equity, any successor tenant or any Acceptable Replacement Tenant (as defined below).

A “Platinum Trigger Event Cure” will occur upon the following:

●	with regard to clause (i), (A) Platinum Equity occupying and re-commencing operations at all or a portion of the applicable space for a period of two consecutive calendar quarters, and/or all or a portion of the applicable space being leased to one or more Acceptable Replacement Tenants and (B) at least 76% of the space leased to Platinum Equity being leased and occupied; and

●	with regard to clause (ii), either (a) the applicable bankruptcy action having been terminated and the applicable Platinum Lease having been affirmed, assumed or assigned in a manner satisfactory to the lender or (b) the Platinum Equity lease having been assumed and assigned to a third party approved by the lender.

“Acceptable Replacement Tenants” means tenants (i) that are reasonably acceptable to the lender, (ii) that have executed a replacement lease reasonably acceptable to lender, (iii) that have delivered an acceptable estoppel confirming that such tenant is open for business and paying full contractual rent with no abatement, and that no default exists under the lease and all borrower obligations have been complied with in full, and (iv) with respect to which, the 360 North Crescent Drive Borrower has paid for all

A-3-81

Office – Suburban	Loan #8	Cut-off Date Balance:	$55,000,000
360 North Crescent Drive, 9370 Santa Monica	360 North Crescent Drive	Cut-off Date LTV:	52.2%
Boulevard and 375 North Crescent Drive		U/W NCF DSCR:	2.31x
Beverly Hills, CA 90210		U/W NOI Debt Yield:	8.3%

outstanding tenant improvement and leasing commission costs and expenses under the related replacement lease, or such costs have been escrowed with lender.

Property Management. The 360 North Crescent Drive Property is managed by an affiliate of the 360 North Crescent Drive Borrower.

Partial Release. Following the Defeasance Lockout Release Date or the Prepayment Lockout Release Date but prior to April 11, 2019, as applicable, the 360 North Crescent Drive Borrower may obtain the release of the Parking Parcel, provided that, among other things, and in accordance with the 360 North Crescent Drive Whole Loan Documents,

(i)	the Parking Parcel will be conveyed to an unaffiliated third party;

(ii)	following the release, the Amortizing DSCR is greater than the greater of (a) the Amortizing DSCR immediately prior to the release and (b) 1.51x;

(iii)	following the release, the NCF Debt Yield is greater than the greater of (a) the NCF Debt Yield immediately prior to the release and (b) 8.1%;

(iv)	following the release, the Loan to Value Ratio (“LTV”) is not greater than the lesser of (a) the LTV immediately prior to the release and (b) 52.2%;

(v)	either (a) defeasance of the 360 North Crescent Drive Whole Loan in the amount equal to the Release Price (as defined below) or (b) prepayment of the 360 North Crescent Drive Whole Loan in the amount equal to the Release Price, along with any yield maintenance premiums, as applicable

(vi)	the lender has received reasonably satisfactory evidence that, following the release of the Parking Parcel, the 360 North Crescent Drive Property complies with all applicable zoning and parking requirements and that the release will not have an adverse impact on the property or any tenant at the property and will not violate any lease;

(vii)	a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and

(viii)	rating agency confirmation is received.

“Release Price” means 110% of the Parking Parcel allocated loan amount of $15,130,000.

The 360 North Crescent Drive Borrower may satisfy the conditions in clauses (ii), (iii), and (iv) above by partially prepaying the 360 North Crescent Drive Whole Loan in an amount that would be necessary to satisfy those conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Right of First Refusal. None

Letter of Credit. None

Terrorism Insurance. The 360 North Crescent Drive Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 360 North Crescent Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 360 North Crescent Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. While the 360 North Crescent Drive Whole Loan documents do not require earthquake insurance, the 360 North Crescent Property insurance policy does include earthquake coverage. The seismic report dated September 20, 2019 indicated a probable maximum loss of 19.0% for the 360 North Crescent Drive Property.

A-3-82

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-83

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

A-3-84

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

Tysons Tower

Floor								
20	Intelsat 28,956 SF 7/2029							
19	Intelsat 28,956 SF 7/2029							
18	Intelsat 28,956 SF 7/2029							
17	Intelsat 28,956 SF 7/2029							
16	Intelsat 28,956 SF 7/2029							
15	Intelsat 28,956 SF 7/2029							
14	Intelsat 9,880 SF 7/2029	GTT Expansion Space 5,910 SF 1/2022	GTT 13,166 SF 1/2022					
12	Intelsat 28,956 SF 7/2029							
11	Splunk 28,956 SF 5/2022							
10	Splunk 28,565 SF 5/2022							
9	Deloitte 28,580 SF 8/2027							
8	Deloitte 28,553 SF 8/2027							
7	Deloitte 28,553 SF 8/2027							
6	@Legal Discovery 6,725 SF 2/2024	Transwestern 10,473 SF 2/2024	Transwestern 2,682 SF 2/2024	Deloitte 8,692 SF 8/2027				
5	ReedSmith 28,553 SF 7/2029							
4	IronNet Cybersecurity 12,238 SF 11/2026	Savills Studey 6,139 SF 12/2026	Slalom 7,586 SF 7/2023	Slalom 2,590 SF 7/2023				
3	Morgan Franklin 28,553 SF 2/2027							
2	Property Management Office	Fitness Center	M2 1,808 SF 4/2025	Siegfried 3,059 SF 1/2020	Colliers Intl. 4,768 SF 1/2020	Kensho Tech. 4,688 SF 5/2025	RPAI 3,214 SF 1/2022	Comerica 4,700 SF 1/2020
Plaza	Bank of New York Mellon 4,000 SF 2/2027	Eddie V's 9,943 SF 4/2025						
Street	Bloom Salon Lower Plaza Retail 1,643 SF 12/2027	Lobby						
Parking	Parking Levels							

Vacant | Building | 2020 – 2021 | 2022 – 2023 | 2024 – 2025 | 2026+

A-3-85

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

MARYLAND
MONTGOMERY COUNTY
Chesapeake & Ohio Canal Natl. Historic Park
Cabin John Pkwy
MacArthur Blvd
Clara Barton Pkwy
Potomac River
G. Washington Mem. Pkwy
Dranesville District Park
Langley Oaks Park
VIRGINIA
Central Intelligence Agency
Capital Beltway
Balls Hill Rd
Georgetown Pike
Langley
Ingleside
Dolly Madison Blvd
Tysons Tower
7900 Tysons One Place
McLean, VA 22102
Wolf Trap Natl. Park for the Performing Arts
Leesburg Pike
Lewinsville Rd
Dulles Toll Road
Washington Dulles Intl. Airport 10 miles
National Counterterrorism Center
Chain Bridge Rd
Old Dominion Dr
1st Stage Theater
Freddie Mac
Gannett
Hilton Worldwide Headquarters
International Dr
SPRING HILL
SILVER LINE METRO
Tysons Galleria
TYSONS CORNER
Capital One HQ
MCLEAN
McLean
Old Courthouse Rd
GREENSBORO
Pike 7 Plaza
The MITRE Corporation
Magarity Rd
METRO
Westmoreland St
Westwood Country Club
Tysons Corner Center
Tysons Corner
Chain Bridge Rd
FAIRFAX COUNTY
Great Falls St
Kirby Rd
Leesburg Pike
Gallows Rd
Vienna
Haycock Rd
Williamsburg Blvd
Idylwood Rd
WEST FALLS CHURCH
Arlington
Park St
Custis Mem. Pkwy
Cedar Ln
Dunn Loring
ARLINGTON COUNTY
Washington Blvd
W. Broad St
Great Falls St
Falls Church
DUNN LORING MERRIFIELD
Shreve Rd
West St
EAST FALLS CHURCH
Tower Square Shopping Ctr.
ORANGE LINE METRO
Jefferson District Golf Course
Washington DC 7 miles
Lee Hwy
Eden Center
ICF Intl.
Lee Hwy
MOSAIC DISTRICT
Annandale Rd
Willston Centre
Arlington Blvd
Pan Am Shopping Center
Merrifield
Fairfax Plaza
Northrop Grumman Corp.
Seven Corners Center
Arlington Blvd
Arlington Blvd
Annandale Rd
Sleepy Hollow Rd
Leesburg Pike
Aptara
Apex Systems
Acentia
Mitretek Systems
West Falls Church
Eakin Community Park
Inova Fairfax Hospital
Prosperity Ave
Annandale
Damascus
Clarksburg
Columbia
Germantown
Gaithersburg
Poolesville
Darnestown
Rockville
Laurel
Wheaton
Ashburn
Sterling
Potomac
Silver Spring
Herndon
Reston
Bethesda
McLean
WASHINGTON D.C.
Chantilly
Vienna
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Manassas

A-3-86

No. 9 – Tysons Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller(1):	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(2):	$45,000,000		Property Type – Subtype:	Office – Suburban
	Cut-off Date Balance(2):	$45,000,000		Location:	McLean, VA
	% of Initial Pool Balance:	3.7%		Size:	528,730 SF
	Loan Purpose:	Recapitalization		Cut-off Date Balance Per SF(2):	$359.35
	Borrower Sponsor:	The Macerich Partnership, L.P.; Alaska Permanent Fund Corporation		Maturity Date Balance Per SF(2):	$359.35
	Guarantors:	NAP		Year Built/Renovated:	2014/NAP
	Mortgage Rate:	3.3300%		Title Vesting:	Fee
	Note Date:	September 12, 2019		Property Manager:	Hines Interests Limited Partnership
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (8/30/2019)
	Maturity Date:	October 11, 2029		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	98.4%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	96.1%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	76.5%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$365,000,000
	Call Protection(3):	L(25),GRTR 1% or YM(90),O(5)		As-Is Appraised Value Per SF:	$690.33
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	August 12, 2019
	Additional Debt(2):	Yes
	Additional Debt Type (Balance)(2):	Pari Passu ($145,000,000)		Underwriting and Financial Information
				TTM NOI (6/30/2019):	$21,702,519
				YE 2018 NOI:	$20,965,668
				YE 2017 NOI:	$17,880,418
				YE 2016 NOI:	$12,562,865
				U/W Revenues:	$31,434,407
				U/W Expenses:	$10,604,603
Escrows and Reserves(4)				U/W NOI:	$20,829,804
	Initial	Monthly	Cap	U/W NCF:	$19,666,598
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(2):	3.24x / 3.06x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(2):	11.0% / 10.4%
Replacement Reserve	$0	Springing	$1,000,000	U/W Debt Yield at Maturity based on NOI/NCF(2):	11.0% / 10.4%
TI/LC	$0	Springing	$1,321,825	Cut-off Date LTV Ratio(2):	52.1%
				LTV Ratio at Maturity(2):	52.1%

Sources and Uses
Sources			Uses
Whole loan amount	$190,000,000	100.0%	Return of Equity(5)	$188,546,123	99.2%
			Closing costs	1,453,877	0.8
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%
(1)	The Tysons Tower Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association on September 12, 2019.
(2)	The Tysons Tower Mortgage Loan (as defined below) is part of the Tysons Tower Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $190,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Tysons Tower Whole Loan.
(3)	Prepayment of the Tysons Tower Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Tysons Tower Whole Loan to be securitized and (b) November 11, 2022 upon payment of the yield maintenance premium. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in November 2019.
(4)	See “Escrows” Section.
(5)	The Tysons Tower Property (as defined below) was previously unencumbered. The borrower sponsors constructed the Tysons Tower Property (as defined below) in 2014 at a total cost of approximately $218.2 million ($413 per square foot).

The Mortgage Loan. The mortgage loan (the “Tysons Tower Mortgage Loan”) is part of a whole loan (the “Tysons Tower Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $190,000,000. The Tysons Tower Whole Loan is secured by a first priority fee mortgage encumbering a 528,730 square foot suburban office building located in McLean, Virginia (the “Tysons Tower Property”). The Tysons Tower Mortgage Loan represents the non-controlling Notes A-2 and A-3 with an original principal balance of $25,000,000 and $20,000,000, respectively. The below table summarizes the Tysons Tower Whole Loan, including the remaining promissory notes, which are currently held by JPMorgan Chase Bank, N.A. and may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized pari passu notes will not be split further. The

A-3-87

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

Tysons Tower Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2, A-3	$45,000,000	$45,000,000	BANK 2019-BNK22	No
A-1	$50,000,000	$50,000,000	BANK 2019-BNK21	Yes
A-4	$40,000,000	$40,000,000	JPMorgan Chase Bank, N.A.	No
A-5	$10,000,000	$10,000,000	JPMorgan Chase Bank, N.A.	No
A-6	$15,000,000	$15,000,000	JPMorgan Chase Bank, N.A.	No
A-7	$30,000,000	$30,000,000	JPMorgan Chase Bank, N.A.	No
Total	$190,000,000	$190,000,000

The Borrower and Borrower Sponsors. The borrower is Tysons Corner Office I LLC (the “Tysons Tower Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are The Macerich Partnership, L.P. (“MPLP”) and Alaska Permanent Fund Corporation (“APFC”), which each have a 50.0% joint venture ownership interest in the Tysons Tower Borrower.

MPLP is an affiliate of The Macerich Company (“Macerich”) (NYSE: MAC) which maintained an equity market capitalization of approximately $4.7 billion as of June 30, 2019. Macerich is a self-administered and self-managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management, and leasing of regional and community shopping centers located throughout the United States. Macerich specializes in retail properties in many of the country’s most densely populated markets, with a significant presence on the West Coast, Arizona, Chicago and in the corridor from the greater New York metropolitan area to Washington D.C. As of June 30, 2019, Macerich had ownership interest in commercial real estate assets totaling approximately 51 million square feet consisting primarily of 47 regional shopping centers, including the Tysons Corner Center super-regional mall located adjacent to the Tysons Tower Property (see “The Property” section).

APFC is a sovereign wealth fund created in 1980 by the Alaska Legislature and is the largest state-level fund of its kind in the United States. APFC’s investment strategy employs a combination of internally managed direct investments alongside externally-managed fund investments. Major asset classes include public equities, fixed-income, private equity, real estate, infrastructure, and absolute return strategies. As of June 30, 2019, APFC’s real estate portfolio included partial or complete ownership in 54 properties valued at approximately $4.1 billion. As of June 30, 2019, APFC had a total fund value of approximately $66.3 billion.

The Property. The Tysons Tower Property is a 20-story, 528,730 square foot, Class A, LEED Gold certified suburban office building located in McLean, Virginia, approximately 11.4 miles west of Washington, D.C. The borrower sponsors constructed the Tysons Tower Property in 2014 at a total cost of approximately $218.2 million ($413 per square foot). Amenities at the Tysons Tower Property include a fitness center with locker rooms, a full service restaurant, covered bike storage, a rooftop garden with panoramic views of Washington, D.C. and the Blue Ridge Mountains, and 1,204 surface and garage parking spaces, resulting in a parking ratio of 2.3 spaces per 1,000 square feet of net rentable area. As of August 30, 2019, the Tysons Tower Property was 100.0% occupied by 20 tenants.

The Tysons Tower Property is part of a three-building complex known as the Tysons Corner Campus, which also includes the 28-story Vita Apartments and the 300-room Hyatt Regency Tysons Corner hotel (each owned by affiliates of Macerich, but not part of the collateral for the Tysons Tower Whole Loan). The Tysons Corner Campus is connected via an elevated, 1.5-acre pedestrian plaza that features games, a children’s play area, outdoor common areas, as well as space to host concerts and events. The Tysons Corner Campus is also connected via an elevated walkway to the Macerich-owned, approximately 2.0 million square foot Tysons Corner Center super-regional mall, which is located across the street from the Tysons Tower Property. With more than 300 shops, dining and entertainment options, Tysons Corner Center is one of the largest shopping centers in the United States. Major retailers at Tysons Corner Center include Nordstrom, Bloomingdale’s, Macy’s, Apple, Dyson, Uniqlo, American Girl, Louis Vuitton, Gucci, Michael Kors, Lacoste, and The Disney Store, among others.

Major Tenants.

Intelsat Global Service Corporation (212,572 square feet, 40.2% of net rentable area; 41.5% of underwritten base rent; July 31, 2029 expiration) Intelsat Global Service Corporation (“Intelsat”) is a provider of global satellite services serving billions of people worldwide. Intelsat executed its lease at the Tysons Tower Property in July 2014 and was one of the first tenants to take occupancy in the building. Intelsat occupies floors 12 through 20 at the Tysons Tower Property, which serves as the company’s administrative headquarters. Intelsat has two renewal options with 18 months’ notice at the fair market rental rate at the maximum extension of 15 years (in the aggregate, at tenant’s discretion).

Deloitte, LLP (94,378 square feet, 17.8% of net rentable area; 17.2% of underwritten base rent; August 31, 2027 expiration) Deloitte, LLP (“Deloitte”) provides clients with a broad range of audit and assurance, consulting, financial advisory, risk, and tax services. Deloitte executed its lease at the Tysons Tower Property in August 2014 and was one of the first tenants to take occupancy in the building. Deloitte originally occupied floors seven through nine, and exercised an expansion right for a portion of the sixth floor in

A-3-88

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

2019. Deloitte has the option to elect either (i) one, 10-year renewal option, or (ii) two, 5-year renewal options, each with 18 months’ notice at the fair market rental rate.

Splunk Inc. (57,521 square feet, 10.9% of net rentable area; 11.9% of underwritten base rent; May 31, 2022 expiration) Splunk Inc. (“Splunk”) provides software solutions that enable organizations to gain real-time operational intelligence in the United States and internationally. Splunk serves cloud and online services, education, financial services, government, healthcare/pharmaceuticals, industrials/manufacturing, media/entertainment, retail/e-commerce, technology, and telecommunications industries. Splunk initially took occupancy in the eleventh floor in phases in November 2014 and May 2015, and expanded to occupy the tenth floor in December 2017. Splunk has one, 5-year option to renew with 10 months’ notice at the fair market rental rate.

The following table presents certain information relating to the tenancy at the Tysons Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Intelsat	NR/NR/CCC+	212,572	40.2%	$58.48	$12,430,903	41.5%	7/31/2029	2, 5-yr and 10-yr(3)	N
Deloitte	NR/NR/NR	94,378	17.8%	$54.51	$5,144,545	17.2%	8/31/2027	1, 10-yr or 2, 5-yr(4)	N
Splunk	NR/NR/NR	57,521	10.9%	$61.86	$3,558,249	11.9%	5/31/2022	1, 5-year(5)	N
Morgan Franklin(6)	NR/NR/NR	28,553	5.4%	$55.73	$1,591,259	5.3%	2/28/2027	1, 5-year(7)	Y(8)
Reed Smith LLP	NR/NR/NR	28,553	5.4%	$52.34	$1,494,324	5.0%	7/31/2029	2, 5-year(9)	Y(10)
Total Major Tenants		421,577	79.7%	$57.45	$24,219,280	80.8%

Non-Major Tenants		107,153	20.3%	$53.56	$5,738,760	19.2%

Occupied Collateral Total		528,730	100.0%	$56.66	$29,958,040	100.0%

Vacant Space		0	0.0%

Collateral Total		528,730	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual UW Base Rent and Annual UW Base Rent PSF shown above include rent steps through September 2020 totaling $751,235. The lender’s underwriting gives separate credit for straight-line rent averaging for Bank of NY Mellon, an investment grade tenant, over its remaining lease term totaling $18,013. The Annual UW Base Rent and Annual UW Base Rent PSF shown in the Major Tenants table above do not include credit given for straight-line rent averaging for such investment grade tenant.
(3)	Intelsat has two options to renew with 18 months’ notice at the fair market rental rate that, combined, permit a maximum of 15 years’ extension.
(4)	Deloitte has the option to elect either (i) one, 10-year renewal option, or (ii) two, 5-year renewal options, each with 18 months’ notice at the fair market rental rate.
(5)	Splunk has one, 5-year option to renew with 10 months’ notice at the fair market rental rate.
(6)	Morgan Franklin subleases approximately 3,990 square feet to BackOffice Associates, LLC at a base rental rate of $49.92 per square foot through January 30, 2020.
(7)	Morgan Franklin has one, 5-year option to renew with 12 months’ notice at the fair market rental rate.
(8)	Morgan Franklin has the one-time right to terminate its lease effective February 28, 2024, with 12 months’ prior notice, subject to a termination fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.
(9)	Reed Smith LLP has two, 5-year options to renew, each with 15 months’ notice at the fair market rental rate.
(10)	Reed Smith LLP has the one-time right to terminate its lease effective August 1, 2027, with 15 months’ prior notice, subject to a termination fee equal to (i) three months of base rent and (ii) the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

A-3-89

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the Tysons Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,821	0.3%	1,821	0.3%	$0	0.0%	$0.00
2019	0	0	0.0%	1,821	0.3%	$0	0.0%	$0.00
2020	0	0	0.0%	1,821	0.3%	$0	0.0%	$0.00
2021	0	0	0.0%	1,821	0.3%	$0	0.0%	$0.00
2022	6	79,811	15.1%	81,632	15.4%	$4,736,831	15.8%	$59.35
2023	2	10,176	1.9%	91,808	17.4%	$548,523	1.8%	$53.90
2024	3	19,880	3.8%	111,688	21.1%	$1,095,158	3.7%	$55.09
2025	6	28,966	5.5%	140,654	26.6%	$1,523,660	5.1%	$52.60
2026	3	18,377	3.5%	159,031	30.1%	$1,043,433	3.5%	$56.78
2027	7	128,574	24.3%	287,605	54.4%	$7,085,208	23.7%	$55.11
2028	0	0	0.0%	287,605	54.4%	$0	0.0%	$0.00
2029	12	241,125	45.6%	528,730	100.0%	$13,925,227	46.5%	$57.75
Thereafter	0	0	0.0%	528,730	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	528,730	100.0%	$0	0.0%	$0.00
Total/Weighted Average	40	528,730	100.0%			$29,958,040	100.0%	$56.66
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The following table presents historical occupancy percentages at the Tysons Tower Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/30/2019(2)
76.5%	96.1%	98.4%	100.0%	100.0%
(1)	Information obtained from the Tysons Tower Borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-90

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Tysons Tower Property:

Cash Flow Analysis

	2015	2016	2017	2018	TTM 6/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$13,536,398	$19,206,816	$25,076,626	$27,814,508	$28,183,964	$29,206,805	84.8%	$55.24
Rent Average Benefit(2)	0	0	0	0	0	18,013	0.1	0.03
Contractual Rent Steps(3)	0	0	0	0	0	751,235	2.2	1.42
Grossed Up Vacant Space	0	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$13,536,398	$19,206,816	$25,076,626	$27,814,508	$28,183,964	$29,976,053	87.1%	$56.69
Other Income(4)	1,674,432	2,229,538	2,448,899	2,636,988	2,721,855	2,721,855	7.9	5.15
Total Recoveries	52,157	208,561	367,411	896,729	1,296,894	1,732,303	5.0	3.28
Net Rental Income	$15,262,987	$21,644,915	$27,892,936	$31,348,225	$32,202,713	$34,430,211	100.0%	$65.12
(Vacancy & Credit Loss)	0	0	0	0	0	(2,995,804)(5)	(10.0)	(5.67)
Effective Gross Income	$15,262,987	$21,644,915	$27,892,936	$31,348,225	$32,202,713	$31,434,407	91.3%	$59.45

Real Estate Taxes	2,816,447	3,219,674	3,570,905	3,927,437	4,057,334	4,048,719	12.9	7.66
Insurance	35,075	55,262	77,406	72,857	74,750	74,936	0.2	0.14
Management Fee	710,770	561,491	1,288,906	941,707	982,189	943,032	3.0	1.78
Other Operating Expenses	4,893,592	5,245,623	5,075,301	5,440,556	5,385,921	5,537,916	17.6	10.47
Total Operating Expenses	$8,455,884	$9,082,050	$10,012,518	$10,382,557	$10,500,194	$10,604,603	33.7%	$20.06

Net Operating Income	$6,807,103	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$20,829,804	66.3%	$39.40
Replacement Reserves	0	0	0	0	0	105,746	0.3	0.20
TI/LC	0	0	0	0	0	1,057,460	3.4	2.00
Net Cash Flow	$6,807,103	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$19,666,598	62.6%	$37.20

NOI DSCR(6)	1.06x	1.95x	2.78x	3.26x	3.37x	3.24x
NCF DSCR(6)	1.06x	1.95x	2.78x	3.26x	3.37x	3.06x
NOI Debt Yield(6)	3.6%	6.6%	9.4%	11.0%	11.4%	11.0%
NCF Debt Yield(6)	3.6%	6.6%	9.4%	11.0%	11.4%	10.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents straight-line rent averaging for Bank of NY Mellon, an investment grade tenant, over its remaining lease term totaling $18,013.
(3)	Represents rent steps through September 2020 totaling $751,235.
(4)	Other Income represents parking income and percentage rent.
(5)	The underwritten economic vacancy is 9.5%. The Tysons Tower Property was 100.0% occupied as of August 30, 2019.
(6)	The debt service coverage ratios and debt yields are based on the Tysons Tower Whole Loan.

Appraisal. The appraiser concluded to a “Market Value As-Is” of $365,000,000 as of August 12, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated August 13, 2019, there was no evidence of any recognized environmental conditions at the Tysons Tower Property.

Market Overview and Competition. The Tysons Tower Property is situated on the northwest corner of the intersection of Tysons One Place and Westpark Drive within the Tysons Corner submarket of McLean, Virginia. The Tysons Tower Property is situated approximately two blocks southeast of the Tysons Corner Metrorail station, which operates on the Silver Metro rail line that travels east-west through Washington D.C. The Tysons Corner Metrorail station was built as part of Phase I of the Dulles Corridor Metrorail project, an extension of the Metrorail system through Tysons Corner to Dulles International Airport and Loudoun County, which began operation in 2014. Additionally, the Tysons Tower Property is located adjacent to the Capital Beltway (Interstate-495) and Route 123 interchange, approximately 15.0 miles east of the Dulles International Airport, and approximately 13.1 miles west of the Ronald Reagan Washington Airport.

Tysons Corner is the largest office submarket in Northern Virginia, consisting of approximately 29.0 million square feet of office space. Several Fortune 500 companies have headquarters within the Tysons Corner submarket, including Freddie Mac, Capital One Financial, SAIC, Hilton Worldwide and Gannett. Tysons Corner also features over 5.7 million square feet of retail space including the aforementioned Tysons Corner Center super-regional mall as well as Tysons Galleria, which features Saks Fifth Avenue and Neiman Marcus. Residential uses in Tysons Corner feature numerous garden-style, mid-rise and high-rise apartment and condominium projects. Additionally, during the last 20 years, a significant number of luxury townhouse and single-family detached communities have been developed on in-fill parcels within and surrounding Tysons Corner. According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Tysons Tower Property was approximately 105,483 and 268,473,

A-3-91

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

respectively; and the estimated 2019 average household income within the same radii was approximately $156,464 and $163,643, respectively.

According to a third-party market research report, the Tysons Tower Property is situated within the Tysons Corner submarket of the Washington D.C. office market. As of the second quarter of 2019, the Tysons Corner Class A submarket reported a total inventory of approximately 19.2 million square feet with a 13.3% vacancy rate and average asking rent of $40.76 per square foot, gross.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tysons Tower Property:

Market Rent Summary(1)

	Upper Office (Floors 10-20)	Office (Floors 2-10)	Restaurant	Bank
Market Rent (PSF)	$58.00	$56.00	$50.00	$65.00
Lease Term (Years)	10	8	10	10
Lease Type (Reimbursements)	Full Service(1)	Full Service(1)	Full Service(1)	NNN
Rent Increase Projection	2.75% per annum	2.75% per annum	3.00% per annum	3.00% per annum
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Tysons Tower Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Tysons Tower (Subject)	McLean, VA	2014	528,730	NAP
One Liberty Center	Arlington, VA	2005	319,327	June 2019	$151,200,000	$473
2000 Duke	Alexandria, VA	1997	156,746	Feb. 2019	$75,000,000	$478
Carlyle Overlook	Alexandria, VA	2008	121,908	Sept. 2018	$59,000,000	$484
1300 North 17th	Arlington, VA	1980	397,724	Jan. 2018	$250,000,000	$629
Waterview	Rosslyn, VA	2006	633,908	May 2017	$460,000,000	$726
(1)	Information obtained from the appraisal.

A-3-92

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to comparable leases related to Tysons Tower Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type(3)
Tysons Tower Property (Subject) 7900 Tysons One Place McLean, VA 22102	2014/NAP	528,730	-	100.0%
The Loft 1640 Boro Place McLean, Virginia	2019/NAP	143,606	0.8 Miles	82.1%	Spaces	51,422	12.0 Yrs	$54.00	Full Service
Boro Tower 8350 Broad Street McLean, Virginia	2019/NAP	438,169	0.9 miles	76.7%	Alion Science & Technology	13,800	11.1 Yrs	$57.00	Full Service
					Womble Bond Dickinson	24,239	10.0 Yrs	$59.00	Full Service
					KPMG	168,399	15.0 Yrs	$52.50	Full Service
					Hogan Lovells US LLP	44,500	11.5 Yrs	$55.00	Full Service
Towers Crescent 1850 Towers Crescent Plaza McLean, Virginia	2009/NAP	295,031	0.4 Miles	99.1%	MicroStrategy	213,060	13.0 Yrs	$47.50	Full Service
Reston Station 1900 Reston Metro Plaza Reston, Virginia	2017/NAP	368,413	8.0 Miles	46.4%	Google	90,000	12.0 Yrs	$47.00	Full Service
Reston Town Center – 17Fifty(4) 1750 Presidents Street Reston, Virginia	2020/NAP	276,000	9.1 Miles	99.3%	Leidos	276,000	10.3 Yrs	$55.00	Full Service
1812 North Moore Street Arlington, Virginia	2013/NAP	539,552	9.3 Miles	62.2%	Ablevets	8,261	11.0 Yrs	$55.00	Full Service
					Nestle USA	205,251	15.0 Yrs	$60.00	Full Service
Central Place Tower 1201 Wilson Boulevard Arlington, Virginia	2018/NAP	552,540	9.3 Miles	92.9%	WeWork	83,294	16.0 Yrs	$63.00	Full Service
					Accenture LLP	29,000	10.0 Yrs	$60.00	Full Service
(1)	Information obtained from the appraisal, unless otherwise noted.
(2)	Information obtained from a third party market research provider.
(3)	The appraiser’s ‘Full Service’ designation assumes tenants reimburse the landlord for future increases over the base year.
(4)	Reston Town Center – 17Fifty is currently under construction, 99.3% preleased, and expected to open in 2020.

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the Tysons Tower Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – Upon (i) the occurrence and continuance of a Cash Trap Event Period, the Tysons Tower Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months, (ii) the occurrence and continuance of an event of default or (iii) the failure of the Tysons Tower Borrower to provide evidence of timely payment of insurance premiums, the Tysons Tower Borrower is required to make ongoing monthly insurance reserve deposits applicable to insurance policies for the Tysons Tower Property.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Tysons Tower Whole Loan documents require ongoing monthly replacement reserves of $50,000, subject to a cap of $1,000,000.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Tysons Tower Whole Loan documents require ongoing monthly TI/LC reserves of $110,152, subject to a cap of $1,321,825.

Lockbox and Cash Management. The Tysons Tower Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The Tysons Tower Borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the Tysons Tower Borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to The Tysons Tower Borrower. During a Cash Trap Event Period, funds in the lockbox account are required

A-3-93

Office – Suburban	Loan #9	Cut-off Date Balance:	$45,000,000
7900 Tysons One Place	Tysons Tower	Cut-off Date LTV:	52.1%
McLean, VA 22102		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	11.0%

to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Tysons Tower Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Tysons Tower Whole Loan documents; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), calculated on a hypothetical fully amortizing 30-year schedule, being less than 1.15x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), the NCF DSCR, calculated on a hypothetical fully amortizing 30-year schedule, being greater than or equal to 1.20x for two consecutive calendar quarters.

Property Management. The Tysons Tower Property is managed by Hines Interests Limited Partnership, a real estate investment company that has managed properties since its inception in 1957. As of October 2019, Hines Interest Limited Partnership manages more than 222 million square feet across 514 properties including assets in Australia, Brazil, Canada, China, Denmark, Finland, France, Germany, Greece, India, Ireland, Italy, Mexico, the Netherlands, Panama, Poland, Russia, Spain, the United Kingdom and the United States.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer. Not permitted.

Terrorism Insurance. The Tysons Tower Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Tysons Tower Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Tysons Tower Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Tysons Tower Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-94

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-95

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

A-3-96

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

East Side Manhattan Multifamily Portfolio
1 199, 201, 203, 205 First Avenue and 349 & 351 East 12th Street New York, NY
2 520 East 12th Street New York, NY
3 418 East 88th Street New York, NY
4 417 East 72nd Street New York, NY
MANHATTAN
NEW YORK CITY
NEW JERSEY
QUEENS
BROOKLYN
Union City
Weehawken
Hoboken
Hudson River
East River
Upper West Side
Upper East Side
CENTRAL PARK
Lincoln Tunnel
Holland Tunnel
Theater District
Midtown
Murray Hill
Chelsea
Meatpacking District
Greenwich Village
East Village
Alphabet City
SoHo
Tribeca
Little Italy
Chinatown
Lower East Side
Financial District
Battery Pk. City
Battery Park
Roosevelt Island
Astoria
Long Island City
Woodside
Hunters Point
Greenpoint
Williamsburg
DUMBO
Brooklyn Navy Yard
Brooklyn Heights
Downtown Brooklyn
Clinton Hill
Cobble Hill
Governors Island
Queensboro Bridge
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Queens-Midtown Tunnel
Long Island Expwy
Newtown Creek
Brooklyn-Battery Tunnel

A-3-97

No. 10 – East Side Manhattan Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$44,000,000		Property Type – Subtype:	Various/Various
	Cut-off Date Balance:	$44,000,000		Location:	New York, NY
	% of Initial Pool Balance:	3.7%		Size(2):	125 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit:	$352,000
	Borrower Sponsor:	Hakim Holdings		Maturity Date Balance Per Unit:	$352,000
	Guarantor:	Kambiz Hakim		Year Built/Renovated:	Various/NAP
	Mortgage Rate:	3.2100%		Title Vesting:	Fee
	Note Date:	September 30, 2019		Property Manager:	The Salon Realty Corp.
	Seasoning:	1 month		Current Occupancy (As of):	96.0% (9/30/2019)
	Maturity Date:	October 1, 2029		YE 2018 Occupancy:	99.1%
	IO Period:	120 months		YE 2017 Occupancy:	98.4%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	98.1%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	96.4%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$91,000,000
	Call Protection:	L(25),D(90),O(5)		As-Is Appraised Value Per Unit:	$728,000
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	7/31/2019
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2019):	$3,196,170
				YE 2018 NOI:	$3,120,171
				YE 2017 NOI:	$3,071,642
				YE 2016 NOI:	$3,109,985
				U/W Revenues:	$5,153,275
				U/W Expenses:	$1,606,974
Escrows and Reserves(1)				U/W NOI(3):	$3,546,301
	Initial	Monthly	Cap	U/W NCF:	$3,442,205
Taxes	$223,686	$79,805	NAP	U/W DSCR based on NOI/NCF:	2.48x / 2.40x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 7.8%
Replacement Reserve	$31,250	$2,604	$31,250	U/W Debt Yield at Maturity based on NOI/NCF	8.1% / 7.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	48.4%
Deferred Maintenance	$287,168	$0	NAP	LTV Ratio at Maturity:	48.4%

Sources and Uses
Sources			Uses
Original loan amount	$44,000,000	100.0%	Loan Payoff	$32,213,434	73.2%
			Return of Equity	10,521,650	23.9
			Closing Costs	722,812	1.6
			Reserves	542,104	1.2
Total Sources	$44,000,000	100.0%	Total Uses:	$44,000,000	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	Size comprises the multifamily portion of the East Side Manhattan Multifamily Portfolio (as defined below) and does not include the commercial tenants.

(3)	See “Cash Flow Analysis” section for a discussion of the increase in U/W NOI compared to the most recent NOI.

The Mortgage Loan. The mortgage loan (the “East Side Manhattan Multifamily Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $44,000,000. The East Side Manhattan Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering three multifamily properties and one mixed use (multifamily and retail) property located in New York, New York (the “East Side Manhattan Multifamily Portfolio” or “Properties” or “Property” when discussed on an individual basis).

The Borrowers and the Borrower Sponsor. The borrowers are 12th & 1st DE LLC, East-Ville Realty DE LLC, 417 East 72nd Street Associates DE LLC and Shemiran Co. DE LLC (collectively, the “East Side Manhattan Multifamily Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with one independent director. Legal counsel to the East Side Manhattan Multifamily Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the East Side Manhattan Multifamily Portfolio Mortgage Loan. Hakim Holdings is the borrower sponsor and Kambiz Hakim is the non-recourse carveout guarantor with respect to the East Side Manhattan Multifamily Portfolio Mortgage Loan. Hakim Holdings is a Beverly Hills based commercial real

A-3-98

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

estate holding company which owns multifamily and commercial assets located in New York and Los Angeles. The company is managed by Steven and Alexander Hakim, along with their father Kambiz Hakim.

The Properties. The East Side Manhattan Multifamily Portfolio is comprised of three multifamily properties and one mixed use (multifamily and retail) property totaling 125 multifamily units and nine commercial spaces totaling 125 units located in New York, New York. The Properties were constructed between 1920 and 1950. As of September 30, 2019, the East Side Manhattan Multifamily Portfolio was 96.0% occupied. The East Side Manhattan Multifamily Portfolio includes nine one to seven story buildings containing 125 residential units, 24 of which are rent stabilized units and two of which are rent controlled, and nine ground floor commercial spaces totaling 7,200 SF. The Properties are located at 199, 201, 203, 205 First Avenue and 349, 351 East 12th Street (the “1st and 12th Properties”) (16.8% of units; 26.9% of U/W Base Rent) and 520 East 12th Street (32.0% of units; 34.2% of U/W Base Rent) in the East Village and 418 East 88th Street (36.8% of units; 28.7% of U/W Base Rent) and 417 East 72nd Street (14.4% of units; 10.2% of U/W Base Rent) on the Upper East Side.

The following table presents detailed information with respect to each of the Properties included in the East Side Manhattan Multifamily Portfolio:

East Side Manhattan Multifamily Portfolio Summary

Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
199, 201, 203, 205 First Ave. & 349, 351 East 12th St.	90.5%	21	16.8%	$44,000,000	$21,274,725	48.4%	$1,756,528	49.5%
520 East 12th Street	97.5%	40	32.0%	$23,000,000	$11,120,879	25.3%	$912,918	25.7%
418 East 88th Street	95.7%	46	36.8%	$18,000,000	$8,703,297	19.8%	$649,786	18.3%
417 East 72nd Street	100.0%	18	14.4%	$6,000,000	$2,901,099	6.6%	$227,069	6.4%
Total/Wtd. Avg.	96.0%	125	100.0%	$91,000,000	$44,000,000	100.0%	$3,546,301	100.0%

(1)	Based on the borrower rent roll dated September 30, 2019. Includes multifamily units only, and excludes commercial units.

199, 201, 203, 205 First Avenue and 349, 351 East 12th Street

The 1st and 12th Properties are comprised of six, four-story mixed use buildings located in New York, New York, within the East Village neighborhood. The 1st and 12th Properties were built in 1920. The unit mix comprises two- and three-bedroom floorplans, an NRA of 14,700 SF and average unit size of 700 SF. As of September 30, 2019, the 1st and 12th Properties were 90.5% occupied, with average in place monthly rent of $4,356/unit ($6.22 PSF). The unit mix is comprised of 21 market rent units and contains no rent stabilized units or rent controlled units. The 1st and 12th Properties contain eight street level commercial spaces, which are 100.0% occupied. All retail tenants have been in place over two years, with five tenants having been in place for over five years. Additionally, there is a contract with Time Warner, allowing the use of the roof of 199 1st Avenue, paying approximately $15,201 annually through January 31, 2023.

The following table presents certain information relating to the retail tenants at the 1st and 12th Properties:

Major Tenants(1)

Tenant Name	Tenant NRSF	% of NRSF	Annual U/W Rent	Lease Expiration

Major Tenants
New Phoenix Laundromat & Cleaners	900	13.6%	$153,003	5/31/2024
Beep Beep NYC	900	13.6%	$147,852	12/31/2022
Sao Mai Vietnamese Cuisine	900	13.6%	$175,032	9/30/2022
Tribeca Health Care Management	900	13.6%	$148,560	11/30/2025
Ducks Eatery	900	13.6%	$134,315	4/30/2022
Thai Terminal	750	11.4%	$83,604	5/31/2022
Motorino	750	11.4%	$87,168	7/31/2021
Sarita’s Macaroni & Cheese	600	9.1%	$166,308	5/31/2027
Time Warner Antenna (Roof)	NAP	NAP	$15,657	1/31/2023
Subtotal/Wtd. Avg.	6,600	100.0%	$1,111,499

(1)	Based on the borrower rent roll dated September 30, 2019.

520 East 12th Street

The 520 East 12th Street Property is comprised of a single seven-story, elevator serviced, multifamily building located in New York, New York, within the East Village neighborhood. The 520 East 12th Street Property was built in 1930. The unit mix comprises one-, two-, three- and four-bedroom floorplans, an NRA of 27,775 SF and average unit size of 694 SF. As of September 30, 2019, the 520 East 12th Street Property was 97.5% occupied, with average in place monthly rent of $2,858/unit ($4.09 PSF). The unit mix is made up of 27 market rent units and 13 rent stabilized units, with no rent controlled units. As of the September 30, 2019 rent roll, rent

A-3-99

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

stabilized units comprise approximately $19,766 of rent and market rent units comprise approximately $94,755. There is a contract in place with Sprint (through June 30, 2022) and Verizon (through April 8, 2020), allowing the use of the roof of the 520 East 12th Street Property, together paying approximately $91,231 annually. Verizon has been a tenant at the 520 East 12th Street Property since 2015 and Sprint has been a tenant at the 520 East 12th Street Property since 2001.

418 East 88th Street

The 418 East 88th Street Property is comprised of a single five-story, elevator serviced, multifamily building located in New York, New York, within the Upper East Side neighborhood. The 418 East 88th Street Property was built in 1950. The unit mix comprises studio, one-, two- and three-bedroom floorplans, an NRA of 21,650 SF and average unit size of 471 SF. As of September 30, 2019, the 418 East 88th Street Property was 95.7% occupied, with average in place monthly rent of $2,155/unit ($4.55 PSF). The unit mix is made up of 37 market rent units, eight rent stabilized units and one rent controlled unit. As of the September 30, 2019 rent roll, rent stabilized and controlled units comprise approximately $12,343 of rent and market rent units comprise approximately $84,756. There is a contract in place with Hercules, allowing the use of the basement of the 418 East 88th Street Property as a laundry facility, paying approximately $6,300 annually through February 28, 2025. Hercules has managed the laundry facility since March 2018 and operates under a seven-year lease.

417 East 72nd Street

The 417 East 72nd Street Property is comprised of a single five-story, elevator serviced, multifamily building located in New York, New York, within the Upper East Side neighborhood. The 417 East 72nd Street Property was built in 1920. The unit mix comprises studio and one-bedroom floorplans, an NRA of 8,250 SF and average unit size of 458 SF. As of September 30, 2019, the 417 East 72nd Street Property was 100.0% occupied, with average in place monthly rent of $1,926/unit ($4.20 PSF). The unit mix is made up of 14 market rent units, three rent stabilized units and one rent controlled unit. As of the September 30, 2019 rent roll, rent stabilized and controlled units comprise approximately $3,741 of rent and market rent units comprise approximately $30,775. The 417 East 72nd Street Property contains one office tenant. Spencer J. Herman, a veterinarian office, has been a tenant at the 417 East 72nd Street Property since May 2018 and operates under a seven year lease (expiring May 31, 2025) with three, one-year extension options, paying approximately $46,968 annually.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the East Side Manhattan Multifamily Portfolio:

The following table presents historical occupancy percentages at the East Side Manhattan Multifamily Portfolio:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	9/30/2019(2)
96.4%	98.1%	98.4%	99.1%	96.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

A-3-100

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

Cash Flow Analysis

	2016	2017	2018	TTM 8/31/2019	U/W	%(1)	U/W $ per Unit
Gross Potential Rent	$3,317,165	$3,486,605	$3,538,312	$3,638,479	$4,082,078	75.3%	$32,657
Other Income	1,136,443	980,540	1,073,692	1,152,666	1,342,422	24.7	10,739
Total Recoveries	0	0	0	0	0	0.0	0
Net Rental Income	$4,453,607	$4,467,145	$4,612,004	$4,791,145	$5,424,500	100.0%	$43,396
Concessions	0	0	0	0	0	0.0	0
(Vacancy & Credit Loss)	0	0	0	0	(271,225)	(6.6)	(2,167)
Effective Gross Income	$4,453,607	$4,467,145	$4,612,004	$4,791,145	$5,153,275	95.0%	$41,226

Real Estate Taxes	790,280	859,648	933,904	958,786	957,946	18.6	7,6634
Insurance	53,541	50,272	53,626	53,626	53,626	1.0	429
Management Fee	175,691	178,859	182,469	193,292	206,131	4.0	1,649
Other Operating Expenses	324,110	306,724	321,833	389,271	389,271	7.6	3,114
Total Operating Expenses	$1,343,622	$1,395,503	$1,491,833	$1,594,975	$1,606,974	31.2%	$12,856

Net Operating Income(2)	$3,109,985	$3,071,642	$3,120,171	$3,196,170	$3,546,301	68.8%	$28,370
Replacement Reserves	0	0	0	0	44,351	0.9	355
TI/LC	0	0	0	0	59,745	1.2	478
Net Cash Flow	$3,109,985	$3,071,642	$3,120,171	$3,196,170	$3,442,205	66.8%	$27,538

NOI DSCR	2.17x	2.14x	2.18x	2.23x	2.48x
NCF DSCR	2.17x	2.14x	2.18x	2.23x	2.40x
NOI Debt Yield	7.1%	7.0%	7.1%	7.3%	8.1%
NCF Debt Yield	7.1%	7.0%	7.1%	7.3%	7.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Increase in Net Operating Income from 8/31/2019 TTM to U/W is primarily due to (i) the increase in Other Income, which is comprised of income from commercial leases and antennae contracts and (ii) multiple tenants renewing at higher rents and one vacant unit being leased at the 1st and 12th Properties.

Appraisal. The Properties were valued individually, with the individual values reflecting a total “as-is” appraised value of $91,000,000. The appraisals are dated as of July 31, 2019.

Environmental Matters. According to Phase I environmental site assessments dated August 9, 2019, there was no evidence of any recognized environmental conditions at the East Side Manhattan Multifamily Portfolio.

Market Overview and Competition. The East Side Manhattan Multifamily Portfolio is located in New York, New York within the New York City multifamily market. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the New York City multifamily market was approximately 4.2%, with average asking rents of $3,726 per unit and inventory of approximately 217,714 units.

The 1st and 12th Properties and the 520 East 12th Street Property are located within the West Village/Downtown submarket of the Manhattan multifamily market. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the West Village/Downtown submarket was approximately 3.3%, with average asking rents of $4,631 per unit and inventory of approximately 26,737 units. The 1st and 12th Properties and the 520 East 12th Street Property are centrally located in the East Village, which is surrounded by the East River, Chinatown, two bridges and the Lower East Side. Major demand drivers in the area includes Tompkins Square Park and the New York University campus and primary access to the area is provided by the B, D and Q trains and the J, M and Z subway lines. Essex Crossing is a 1.87 million SF mixed-use development that is expected to be completed by 2021 in the East Village area. The proposed development is expected to include office and community facility space, park spaces, a new home for the Andy Warhol Museum, retail stores, restaurants, a movie theater, residential condominiums, a new Essex Market, and 1,000 apartments.

The 418 East 88th Street Property and the 417 East 72nd Street Property are located within the Upper East Side submarket of the Manhattan multifamily market. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the Upper East Side submarket was approximately 2.9%, with average asking rents of $4,367 per unit and inventory of approximately 16,744 units. The 418 East 88th Street Property and the 417 East 72nd Street Property are located in the Upper East Side, which incorporates the neighborhoods of Park East, Yorkville and Carnegie Hill. Major demand drivers in the area include the Museum Mile and Hunter College and primary access to the 418 East 88th Street Property and the 417 East 72nd Street Property is primarily provided by the 4, 5, 6 and Q lines, and public bus.

A-3-101

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the appraiser’s market rent conclusion for the East Side Manhattan Multifamily Portfolio:

Market Rent Summary

Building	Units(1)	Avg. Size	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
199, 201, 203, 205 First Ave. & 349, 351 East 12th St.	21	700	$4,356	$6.22	$4,781	$6.83
520 East 12th Street	40	694	$2,858	$4.09	$4,680	$6.74
418 East 88th Street	46	471	$2,155	$4.55	$2,678	$5.69
417 East 72nd Street	18	458	$1,926	$4.20	$2,467	$5.38

Source: Appraisal

(1)	Based on the borrower rent roll dated September 30, 2019.

The following table presents certain information relating to comparable rental properties to the 1st and 12th Properties and the 520 East 12th Street Property:

Comparable Rental Properties (1st and 12th Properties and 520 East 12th Street Property)

Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Annual Rent PSF
1st and 12th	1920	4	21	2BR 3BR	700 700	$4,400 $4,354	$75.43 $74.63
520 East 12th Street	1930	7	40	1BR 2BR 3BR 4BR	692 633 822 850	$2,001 $2,459 $4,426 $4,450	$34.71 $46.60 $64.60 $62.82
99 East 7th Street New York	1930	5	17	2BR 3BR	491 700	$3,853 $5,099	$94.17 $87.41
112 East 7th Street New York	1920	5	20	1BR 2BR	450 575	$3,292 $4,488	$87.79 $93.66
331 East 9th Street New York	1900	5	10	1BR 2BR 3BR	650 1,000 1,000	$3,847 $5,278 $5,461	$71.02 $63.34 $65.53
647 East 11th Street New York	1910	6	34	2BR 3BR	650 725	$3,400 $5,639	$62.77 $93.34
504 East 12th Street New York	1930	6	33	2BR 3BR	624 800	$4,171 $4,503	$80.21 $67.55
416-418 East 13th Street New York	1900	6	35	2BR	600	$3,891	$77.82

A-3-102

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to comparable rental properties to the 418 East 88th Street Property and the 417 East 72nd Street Property:

Comparable Rental Properties (418 East 88th Street Property and 417 East 72nd Street Property)

Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Annual Rent PSF
418 East 88th Street	1950	5	46	Studio 1BR 2BR 3BR	400 600 600 850	$1,966 $1,382 $2,696 $3995	$58.99 $27.63 $53.92 $56.40
417 East 72nd Street	1920	5	18	Studio 1BR	400 475	$1,946 $1,921	$58.38 $48.53
1143-1145 First Avenue New York	1910	5	17	2BR	594	$3,198	$64.60
246-248 East 53rd Street New York	1900	6	21	1BR 2BR 3BR	475 475 775	$2,257 $2,817 $4,000	$57.02 $71.17 $61.94
513 East 82nd Street New York	1910	5	20	Studio 1BR 2BR	400 450 575	$2,500 $2,736 $3,525	$75.00 $72.96 $73.57
419 East 82nd Street New York	1910	5	20	Studio 1BR	325 375	$2,325 $2,631	$85.85 $84.19
409 East 81st Street New York	1900	5	20	Studio 1BR	300 375	$2,308 $2,641	$92.32 $84.51
340 East 61st Street New York	1910	5	20	1BR	425	$2,704	$76.35
338 East 55th Street New York	1950	5	10	1BR 2BR 3BR	450 550 875	$2,750 $3,856 $6,200	$73.33 $84.13 $85.03
443 East 78th Street New York	1924	5	20	Studio 1BR 2BR	350 450 550	$2,200 $2,688 $3,167	$75.43 $71.68 $69.10
244 East 78th Street New York	1910	5	24	Studio 1BR 2BR 3BR	325 375 425 675	$2,540 $2,745 $3,200 $6,000	$93.78 $87.84 $90.35 $106.67
342 East 76th Street New York	1910	5	17	Studio 1BR 2BR	375 375 700	$2,409 $2,770 $3,500	$77.09 $88.64 $60.00

Escrows.

Real Estate Taxes – The East Side Manhattan Multifamily Portfolio Mortgage Loan documents require an upfront reserve of $223,686 for real estate taxes and monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $79,805).

Insurance – Monthly reserves for insurance premiums are not required so long as (i) no event of default is continuing, (ii) the insurance coverage for each Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the East Side Manhattan Multifamily Portfolio Borrowers provide the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy. If such conditions are not satisfied, the East Side Manhattan Multifamily Portfolio Borrowers will be required to make monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Replacement Reserve – The East Side Manhattan Multifamily Portfolio Mortgage Loan documents require an upfront reserve of $31,250 (the “Replacements Cap”) for replacements and monthly deposits of $2,604 into such replacement reserve, provided that such monthly deposits are not required at any time the amount then on deposit in the replacement reserve equals or exceeds the Replacements Cap.

TI/LC Reserve – Monthly reserves for tenant improvements and leasing commissions are not required so long as the Rollover Conditions Precedent (as defined below) are satisfied. If the Rollover Conditions Precedent are not satisfied, the East Side Manhattan Multifamily Portfolio Mortgage Loan documents require monthly deposits of $9,036 into a reserve for tenant improvements and leasing commissions.

A-3-103

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

“Rollover Conditions Precedent” means (i) no event of default is continuing under the East Side Manhattan Multifamily Portfolio Mortgage Loan documents and (ii) 80% or more of the total rentable square feet at the Properties has been leased to bona fide, independent third party tenants that are not affiliated with any borrower or guarantor and such 80% occupancy, as determined and calculated by the lender in its reasonable judgment, is evidenced by certified rent rolls provided by the East Side Manhattan Multifamily Portfolio Borrowers.

Deferred Maintenance – The East Side Manhattan Multifamily Portfolio Mortgage Loan documents require an upfront reserve of $287,168 for deferred maintenance, including elevator and other repairs and closing out various building code, fire code and other code violations.

Lockbox and Cash Management. The East Side Manhattan Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the East Side Manhattan Multifamily Portfolio Borrowers are required to establish a lockbox account into which, during a Cash Sweep Event Period, the East Side Manhattan Multifamily Portfolio Borrowers and property manager are required to directly deposit, or cause to be deposited, all rents from the East Side Manhattan Multifamily Portfolio Properties, within one business day of receipt thereof. In addition, upon the first occurrence of a Cash Sweep Event Period, the East Side Manhattan Multifamily Portfolio Borrowers will be required to deliver tenant direction letters to all commercial tenants directing them to deposit their rents directly into such lockbox account. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the East Side Manhattan Multifamily Portfolio Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which the East Side Manhattan Multifamily Portfolio Borrowers are required to cause all sums in the lockbox account to be transferred during a Cash Sweep Event Period. During the continuance of a Cash Sweep Event Period, provided no event of default is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the East Side Manhattan Multifamily Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the East Side Manhattan Multifamily Portfolio Mortgage Loan during such Cash Sweep Event Period. If no Cash Sweep Event Period exists, funds in the cash management account are required to be disbursed to the East Side Manhattan Multifamily Portfolio Borrowers.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon the occurrence of an event of default under the East Side Manhattan Multifamily Portfolio Mortgage Loan documents and ending upon the cure (if applicable) of such event of default; or

(ii)	commencing upon the occurrence of a bankruptcy filing (whether voluntary or involuntary) or insolvency of the East Side Manhattan Multifamily Portfolio Borrowers, non-recourse carveout guarantor or property manager and ending upon, in the case of the property manager only, the replacement of the property manager with a qualified manager acceptable to the lender under a replacement management agreement acceptable to the lender; or

(iii)	commencing upon the interest-only debt service coverage ratio on the East Side Manhattan Multifamily Portfolio Mortgage Loan falling below 1.70x (a “DSCR Event”), and ending on the date the interest-only debt service coverage ratio equals or exceeds 1.70x for two consecutive calendar quarters.

The East Side Manhattan Multifamily Portfolio Borrowers may avoid a Cash Sweep Event Period based on a DSCR Event for a period of two consecutive years commencing on the date that the Cash Sweep Event Period was triggered by depositing with the lender cash or a letter of credit meeting the requirements of the East Side Manhattan Multifamily Portfolio Mortgage Loan documents in an amount (i) equal to $500,000 at the time of commencement of the Cash Sweep Event Period caused by the DSCR Event and (ii) equal to $500,000 on or prior to the 180th day, 360th day and 540th day of the Cash Sweep Event Period caused by the DSCR Event; provided, however, if the debt service coverage ratio is not at least 1.70x for two consecutive calendar quarters prior to the end of such two year period, a Cash Sweep Event Period will be deemed to have occurred regardless of whether such cash or letter of credit has been deposited; provided, further, that the Cash Sweep Event Period will end and any cash or letter of credit will be returned to the East Side Manhattan Multifamily Portfolio Borrowers only after the debt service coverage ratio (not taking into account any such cash or letter of credit) is equal to or greater than 1.70x for two consecutive calendar quarters.

Property Management. The East Side Manhattan Multifamily Portfolio is managed by The Salon Realty Corp., a third party property manager.

Partial Release. After the expiration of the defeasance lockout period for the East Side Manhattan Multifamily Portfolio Mortgage Loan, the East Side Manhattan Multifamily Portfolio Borrowers have the right to obtain a release of any of the individual Properties, provided certain conditions are satisfied, including: (i) no event of default has occurred and remains uncured, (ii) the East Side Manhattan Multifamily Portfolio Borrowers partially defease the East Side Manhattan Multifamily Portfolio Mortgage Loan in a principal amount equal to the Release Amount (as defined below) of the related individual Property, (iii) the loan-to-value ratio of the remaining Properties is not greater than the lesser of (A) 48.4%, (B) the loan-to-value ratio at origination and (C) the loan-to-value ratio immediately prior to defeasance, (iv) the debt service coverage ratio of the remaining Properties is equal to or greater than the greater of (A) 1.80x, (B) the debt service coverage ratio at origination and (C) the debt service coverage ratio immediately prior to defeasance,

A-3-104

Property Types - Various	Loan #10	Cut-off Date Balance:	$44,000,000
Property Addresses - Various	East Side Manhattan Multifamily Portfolio	Cut-off Date LTV:	48.4%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	8.1%

(v) the debt yield of the remaining Properties is equal to or greater than the greater of (A) 7.8%, (B) the debt yield at origination and (C) the debt yield immediately prior to defeasance, and (vi) customary REMIC requirements are satisfied.

“Release Amount” means the greater of (i) 110% of the allocated loan amount of the individual Property being released; provided, however, that such amount will be reduced to 100% of such allocated loan amount if after the related release, the remaining Properties have a loan-to-value ratio not greater than 45% and a debt yield of at least 8.75% and (ii) the net sales proceeds (gross sales proceeds less reasonable and customary closing costs, not to exceed 8% of the total purchase price) of the individual Property being released.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Letter of Credit. None. However, a letter of credit may be posted in order to avoid a Cash Sweep Event Period as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The East Side Manhattan Multifamily Portfolio Borrowers are required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the East Side Manhattan Multifamily Portfolio Properties, together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of not less than six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-105

No. 11 – Bronx Multifamily Portfolio I

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$32,300,000		Property Type – Subtype:	Multifamily – Mid Rise
	Cut-off Date Balance:	$32,300,000		Location:	Bronx, NY
	% of Initial Pool Balance:	2.7%		Size:	229 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit:	$141,048.03
	Borrower Sponsor:	Ryan Morgan		Maturity Date Balance Per Unit:	$141,048.03
	Guarantor:	Ryan Morgan		Year Built/Renovated:	Various/NAP
	Mortgage Rate:	3.6500%		Title Vesting:	Fee
	Note Date:	October 10, 2019		Property Manager:	60 East 196th ST 1 LLC
	Seasoning:	0 months		Current Occupancy (As of):	98.2% (9/30/2019)
	Maturity Date:	November 1, 2029		YE 2018 Occupancy:	98.8%
	IO Period:	120 months		YE 2017 Occupancy:	99.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	99.2%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	99.6%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$47,500,000
	Call Protection:	L(24),D(89),O(7)		As-Is Appraised Value Per Unit:	$207,423.58
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	August 14, 2019
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (7/31/2019):	$2,361,154
				YE 2018 NOI:	$2,307,616
				YE 2017 NOI:	$2,357,947
				YE 2016 NOI:	$2,367,650
				U/W Revenues:	$3,855,081
				U/W Expenses:	$1,561,748
Escrows and Reserves				U/W NOI:	$2,293,333
	Initial	Monthly	Cap	U/W NCF:	$2,232,494
Taxes	$149,448	$49,816	NAP	U/W DSCR based on NOI/NCF:	1.92x / 1.87x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	7.1% / 6.9%
Replacement Reserve	$0	$5,070	NAP	U/W Debt Yield at Maturity based on NOI/NCF	7.1% / 6.9%
Deferred Maintenance	$11,154	$0	NAP	Cut-off Date LTV Ratio:	68.0%
				LTV Ratio at Maturity:	68.0%

Sources and Uses
Sources			Uses
Original loan amount	$32,300,000	99.0%	Loan Payoff	$31,877,600	97.7%
Borrower equity	336,853	1.0	Closing Costs	598,650	1.8
			Reserves	160,602	0.5
Total Sources	$32,636,853	100.0%	Total Uses:	$32,636,853	100.0%

The Mortgage Loan. The mortgage loan (the “Bronx Multifamily Portfolio I Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $32,300,000. The Bronx Multifamily Portfolio I Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering five multifamily properties located in Bronx, New York (the “Bronx Multifamily Portfolio I” or “Properties”).

The Properties. The Bronx Multifamily Portfolio I is comprised of five rent stabilized multifamily properties totaling 229 units located in Bronx, New York. The Properties were constructed between 1913 and 1938. As of September 30, 2019, the Bronx Multifamily Portfolio I was 98.2% occupied and the commercial space is 100.0% occupied. Occupancy at the Bronx Multifamily Portfolio I has been in excess of 98.0% since 2014. According to the borrower sponsor, since acquiring the Bronx Multifamily Portfolio I, Ryan Morgan has invested approximately $4.4 million ($19,214 per unit) in capital improvements across the Properties in the aggregate. Four of the Multifamily Portfolio I Properties either benefit from a J-51 exemption and abatement program or a major capital improvement program (“MCI”) or are awaiting approval of an application for a J-51 exemption and abatement program or an application to increase rent under the MCI program. Under the J-51 program, the tax exemption benefit temporarily exempts a property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The abatement portion of the program reduces the existing taxes by a percentage of the certified reasonable costs of the work performed as determined by the Department of Finance. The MCI program allows landlords to increase rents (subject to certain limits) paid by rent stabilized tenants to recoup renovation and rehabilitation costs.

A-3-106

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$32,300,000
Various	Bronx Multifamily Portfolio I	Cut-off Date LTV:	68.0%
Bronx, NY		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	7.1%

The following table presents detailed information with respect to each of the Properties included in the Bronx Multifamily Portfolio I:

Bronx Multifamily Portfolio I Properties Summary

Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value(2)	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
190 West 170th Street	98.5%	67	29.3%	$12,000,000	$8,160,000	25.3%	$530,059	23.1%
1053-1057 Hoe Avenue	98.1%	52	22.7%	$11,800,000	$8,024,000	24.8%	$618,490	27.0%
1136 Sherman Avenue	97.8%	46	20.1%	$9,500,000	$6,460,000	20.0%	$463,656	20.2%
2979 Marion Avenue	97.2%	36	15.7%	$7,300,000	$4,964,000	15.4%	$318,504	13.9%
3500 Tryon Avenue	100.0%	28	12.2%	$6,900,000	$4,692,000	14.5%	$362,624	15.8%
Total/Wtd. Avg.	98.2%	229	100.0%	$47,500,000	$32,300,000	100.0%	$2,293,333	100.0%

(1)	Based on the borrower rent roll dated September 30, 2019.

(2)	Four out of the five appraised values include a certain amount attributable to either a J-51 a tax abatement or a J-51 tax exemption. For those Properties where such abatement or exemption was not approved prior to closing, it is expected that these benefits will be in place by the January 2020 tax bill. There is no assurance that the approval will be received or, if received, that the benefits will be in place by the January 2020 tax bill.

The Properties.

190 West 170th Street

The 190 West 170th Street Property is a six story, rent-stabilized, 67-unit mid-rise apartment complex located in the Bronx, NY. The 190 West 170th Street Property was built in 1929. The unit mix comprises one- and two -bedroom floorplans, an NRA of 60,600 SF and an average unit size of 918 SF, exclusive of the superintendents unit. As of September 30, 2019, the property was 98.5% occupied, with average in place rent of $1,186/unit. Eight units are leased to tenants who pay a portion of their rent with a Section 8 voucher. Since acquiring the 190 West 170th Street Property in 2014, according to the borrower sponsor they have invested approximately $1.7 million ($25,000 per unit) in capital improvements on the 190 West 170th Street Property. The appraised value includes $1,200,000 attributable to the net present value of a J-51 tax abatement and exemption for the 190 West 170th Street Property and is predicated in part on the assumption that the borrowers will have the benefit of an MCI Program rent increase of $134,000 over the course of 7 years at the 190 West 170th Street Property. The borrower filed for a J-51 tax abatement and exemption and MCI program rent increase at the 190 West 170th Street Property. As of the origination date, approval documentation has not been received and any future benefits associated with these programs are not reflected in the underwriting.

1053-1057 Hoe Avenue

The 1053-1057 Hoe Avenue Property is an eight story, rent-stabilized, 52-unit mid-rise apartment complex located in the Bronx, NY. The 1053-1057 Hoe Avenue Property was built in 1913. The unit mix comprises studio, one-, two- and three-bedroom floorplans, an NRA of 42,500 SF and an average unit size of 833 SF, exclusive of the superintendent’s unit. As of September 30, 2019, the property was 98.1% occupied, with average in place rent of $1,375/unit. One unit is leased to tenants who pay a portion of their rent with a Section 8 voucher. The 1053-1057 Hoe Avenue Property contains four commercial tenants, which are 100% occupied and generate $192,300 in annual rent.

1136 Sherman Avenue

The 1136 Sherman Avenue Property is a six story, rent-stabilized, 46-unit mid-rise apartment complex located in the Bronx, NY. The 1136 Sherman Avenue Property was built in 1928. The unit mix comprises studio, one-, two- and three-bedroom floorplans, an NRA of 42,500 SF and an average unit size of 944 SF, exclusive of the superintendent’s unit. As of September 30, 2019, the property was 97.8% occupied, with average in place rent of $1,370/unit. Two units are leased to tenants who pay a portion of their rent with a Section 8 voucher. According to the borrower sponsor, since acquiring the 1136 Sherman Avenue Property in 2012, Ryan Morgan has invested approximately $1.2 million ($26,630 per unit) in capital improvements on the 1136 Sherman Avenue Property. The 1136 Sherman Avenue Property contains three commercial tenants, which are 100% occupied and generate $70,284 in annual rent. The appraised value includes $1,000,000 attributable to the net present value of a J-51 tax abatement and exemption for the 1136 Sherman Avenue Property and is predicated in part on the assumption that the borrowers will have the benefit of an MCI Program rent increase of $92,000 over the course of 6 years at the 1136 Sherman Avenue Property. As of the origination date, the 1136 Sherman Avenue Property benefits from a 12-year tax abatement under New York City’s J-51 tax abatement program. Real estate taxes were underwritten based on the actual June 2019 tax bill less the recently approved 12-year J-51 abatement in the amount of $31,332 per annum based on the approved certified reasonable costs of $375,989. The abated taxes are $118,362 per annum, compared to unabated taxes of $149,694 per annum. The borrower filed for a J-51 tax exemption and for an MCI program rent increase at the 1136 Sherman Avenue Property. As of the origination date, approval documentation has not been received and any future benefits associated with these programs are not reflected in the underwriting.

2979 Marion Avenue

The 2979 Marion Avenue Property is a six story, rent-stabilized, 36-unit mid rise apartment complex located in the Bronx, NY. The 2979 Marion Avenue Property was built in 1938. The unit mix comprises one-, two-, and three-bedroom floorplans, an NRA of 37,400 SF and an average unit size of 1,069 SF, exclusive of the superintendent’s unit. As of September 30, 2019, the property was 97.2% occupied, with average in place rent of $1,360/unit. Nine units are leased to tenants who pay a portion of their rent with a Section 8 voucher. According to the borrower sponsor, since acquiring the 190 West 170th Street Property in 2013, Ryan Morgan has invested approximately $900,000 ($25,000 per unit) in capital improvements on the 2979 Marion Avenue Property. The appraised value includes $800,000 attributable to the net present value of a J-51 tax abatement and exemption for the 2979 Marion Avenue Property and is

A-3-107

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$32,300,000
Various	Bronx Multifamily Portfolio I	Cut-off Date LTV:	68.0%
Bronx, NY		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	7.1%

predicated in part on the assumption that the borrowers will have the benefit of an MCI Program rent increase of $72,000 over the course of 6 years at the 2979 Marion Avenue Property. The borrower filed for a J-51 tax abatement and exemption and an MCI program rent increase at the 2979 Marion Avenue Property. As of closing, approval documentation has not been received and any future benefits associated with these programs are not reflected in the underwriting.

3500 Tryon Avenue

The 3500 Tryon Avenue Property is a six story, rent-stabilized, 28-unit mid rise apartment complex located in the Bronx, NY. The 3500 Tryon Avenue Property was built in 1932. The unit mix comprises studio, one-, and two-bedroom floorplans, an NRA of 18,800 SF and an average unit size of 671 SF. As of September 30, 2019, the property was 100.0% occupied, with average in place rent of $1,350/unit. Two units are leased to tenants who pay a portion of their rent with a Section 8 voucher. According to the borrower sponsor, since acquiring the 3500 Tryon Avenue Property in 2013, Ryan Morgan had invested approximately $600,000 ($21,429 per unit) in capital improvements on the 3500 Tryon Avenue Property. The 3500 Tryon Avenue Property contains three commercial tenants, which are 100% occupied and generate $101,556 in annual rent. The appraised value includes $1,400,000 attributable to the net present value of a J-51 tax abatement and an exemption applicable to the 3500 Tryon Avenue Property and is predicated in part on the assumption that the borrowers will have the benefit of an MCI Program rent increase of $34,597 over the course of 4 years at the 3500 Tryon Avenue Property. As of the origination date, the 3500 Tryon Avenue Property benefits from a 12-year tax abatement under New York State’s J-51 tax abatement program and a 34-year J-51 exemption, of which 34 years are remaining. Real estate taxes were underwritten based on the borrowers budget which takes into account both the J-51 exemption and a J-51 abatement that were recently approved at the 3500 Tryon Avenue Property. The abated taxes are $51,159 per annum, compared to unabated taxes of $71,837 per annum. As of the origination date, the 3500 Tryon Avenue Property also benefits from the MCI program and the next MCI rent increase is scheduled to occur on May 1, 2020 in the amount of $8,595 per annum.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Bronx Multifamily Portfolio Properties:

Cash Flow Analysis

	2016	2017	2018	TTM 7/31/2019	U/W	%(1)	U/W $ per Unit
Gross Potential Rent	$3,209,280	$3,302,270	$3,442,182	$3,505,160	$3,559,656	90.2%	$15,544.35
Other Income(2)	349,767	357,030	366,398	388,281	385,914	9.8	1,685.21
Total Recoveries	0	0	0	0	0	0.0	0.00
Net Rental Income	$3,559,047	$3,659,300	$3,808,580	$3,893,441	$3,945,570	100.0%	$17,229.56
Concessions	0	0	0	0	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	0	(90,489)	(2.5)	(395.15)
Effective Gross Income	$3,559,047	$3,659,300	$3,808,580	$3,893,441	$3,855,081	97.7%	$16,834.42

Real Estate Taxes(3)	390,227	472,559	551,486	579,466	563,745	14.6	2,461.77
Insurance	87,370	86,957	199,609	201,747	207,600	5.4	906.55
Management Fee	71,181	73,186	76,171	77,869	115,652	3.0	505.03
Other Operating Expenses	642,619	668,651	673,698	673,205	674,750	17.5	2,946.51
Total Operating Expenses	$1,191,397	$1,301,353	$1,500,964	$1,532,287	$1,561,748	40.5%	$6,819.86

Net Operating Income	$2,367,650	$2,357,947	$2,307,616	$2,361,154	$2,293,333	59.5%	$10,014.56
Replacement Reserves	0	0	0	0	60,839	1.6	265.67
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$2,367,650	$2,357,947	$2,307,616	$2,361,154	$2,232,494	57.9%	$9,748.88

NOI DSCR	1.98x	1.97x	1.93x	1.98x	1.92x
NCF DSCR	1.98x	1.97x	1.93x	1.98x	1.87x
NOI Debt Yield	7.3%	7.3%	7.1%	7.3%	7.1%
NCF Debt Yield	7.3%	7.3%	7.1%	7.3%	6.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes the gross potential rent generated by the commercial units and includes commercial rent steps through 8/1/2020 in the amount of $3,684 through August 2020. Other Income also includes the next MCI rent increase that will occur on 5/1/2020 in the amount of $8,595 per annum for the 3500 Tryon Avenue Property.

(3)	UW Real Estate Taxes represent 2019/2020 taxes assuming a full year of J-51 program tax abatements with respect to 1136 Sherman Avenue Property and the 3500 Tryon Avenue Property

Appraisal. The Bronx Multifamily Portfolio I Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $47,500,000. The appraisals are dated as of August 14, 2019.

Environmental Matters. According to Phase I environmental site assessments dated August 26, 2019, there was no evidence of any recognized environmental conditions at the Bronx Multifamily Portfolio I.

A-3-108

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$32,300,000
Various	Bronx Multifamily Portfolio I	Cut-off Date LTV:	68.0%
Bronx, NY		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	7.1%

Market Overview and Competition. The Bronx Multifamily Portfolio I Portfolio is located in Bronx, New York within the Bronx County submarket of the New York City residential market. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the New York City residential market was approximately 4.5%, with average asking rents of $3,783 per unit and inventory of approximately 219,294 units. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the Bronx County submarket was approximately 3.8%, with average asking rents of $1,384 per unit and inventory of approximately 149 units. Primary access to the Properties is provided by a number of major thoroughfares, bus lines through the MTA and numerous subway lines that connect the Properties to Manhattan. The Bronx Multifamily Portfolio I Portfolio neighborhood is located in a mixed-use area that supports residential, office, commercial, and retail uses.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bronx Multifamily Portfolio I Properties:

Market Rent Summary

Building	Units	Avg. Size	Avg. Monthly In Place Rent per Unit	Avg. Monthly In Place Rent PSF	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
190 West 170th Street	67	918	$1,186	$1.29	$1,813	$1.98
1053-1057 Hoe Avenue	52	833	$1,375	$1.64	$1,992	$2.39
1136 Sherman Avenue	46	944	$1,370	$1.45	$1,870	$1.98
2979 Marion Avenue	36	1,069	$1,360	$1.31	$2,137	$2.00
3500 Tryon Avenue	28	671	$1,350	$2.01	$1,846	$2.75

Source: Appraisal

The following table presents certain information relating to comparable rental properties to the 190 West 170th Street, 1053-1057 Hoe Avenue and the 1136 Sherman Avenue Properties:

Comparable Rental Properties (190 West 170th Street, 1053-1057 Hoe Avenue and
the 1136 Sherman Avenue Properties)

Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
190 West 170th Street	1929	6	67	1BR 2BR	850 1,100	$1,165 $1,238	$16.45 $13.51
1053-1057 Hoe Avenue	1913	8	52	Studio 1BR 2BR 3BR	500 700 900 1,100	$1,133 $1,268 $1,463 $1,476	$27.20 $21.74 $19.51 $16.11
1136 Sherman Avenue	1928	6	46	Studio 1BR 2BR 3BR	600 850 1,100 1,350	$1,082 $1,259 $1,537 $1,801	$21.64 $17.78 $16.77 $16.00
Sherman Court 1240 Sherman Avenue Bronx	1927	7	58	1BR 2BR	550 650	$1,515 $1,701	$33.05 $31.40
1540 Walton Avenue Bronx	1923	5	59	1BR 2BR	642 906	$1,701 $2,031	$31.79 $26.90
888 Grand Concourse Bronx	1931	6	76	Studio 1BR 2BR 3BR	600 800 1,000 1,200	$1,800 $2,200 $2,550 $3,200	$36.00 $33.00 $30.60 $32.00
930 Sheridan Avenue Bronx	1951	7	83	Studio 1BR	542 669	$1,699 $1,845	$37.62 $33.09

A-3-109

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$32,300,000
Various	Bronx Multifamily Portfolio I	Cut-off Date LTV:	68.0%
Bronx, NY		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	7.1%

The following table presents certain information relating to comparable rental properties to the 2979 Marion Avenue Property and the 3500 Tryon Avenue Property:

Comparable Rental Properties (2979 Marion Avenue and the 3500 Tryon Avenue Properties)

Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
2979 Marion Avenue	1938	6	36	1BR 2BR	1,000 1,200	$1,307 $1,569	$15.69 $15.69
3500 Tryon Avenue	1932	6	28	Studio 1BR 2BR	500 650 800	$932 $1,323 $1,551	$22.37 $24.43 $23.26
2839 Bainbridge Avenue Bronx	1922	5	30	1BR	600	$2,084	$41.68
2605 Marion Avenue Bronx	1925	5	25	1BR 2BR	650 800	$1,675 $1,925	$30.92 $28.88
7 East Gun Hill Road Bronx	1923	5	38	1BR 2BR 3BR	500 800 1,100	$1,526 $2,012 $2,473	$36.62 $30.18 $26.98
308 East 209th Street Bronx	1929	6	25	Studio 1BR	354 560	$1,077 $1,236	$36.51 $26.49
3339 Hull Ave Bronx	1940	6	50	Studio 1BR 2BR 3BR	400 675 950 1,500	$1,354 $1,666 $1,839 $3,218	$40.62 $29.62 $23.23 $25.74

A-3-110

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-111

No. 12 – Tesoro Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$30,500,000		Property Type – Subtype:	Multifamily – Garden
	Cut-off Date Balance:	$30,500,000		Location:	Manteca, CA
	% of Initial Pool Balance:	2.5%		Size:	154 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit:	$198,051.95
	Borrower Sponsors:	Mark Garibaldi; Albert Boyce		Maturity Date Balance Per Unit:	$198,051.95
	Guarantors:	Mark Garibaldi; Albert Boyce		Year Built/Renovated:	2019/NAP
	Mortgage Rate:	3.5700%		Title Vesting:	Fee
	Note Date:	September 19, 2019		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	96.1% (9/10/2019)
	Maturity Date:	October 1, 2029		YE 2018 Occupancy(2):	NAP
	IO Period:	120 months		YE 2017 Occupancy(2):	NAP
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAP
	Amortization Term (Original):	NAP		YE 2015 Occupancy(2):	NAP
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$47,700,000
	Call Protection:	L(25),D(90),O(5)		As-Is Appraised Value Per Unit:	$309,740.26
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	August 26, 2019
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		T6 NOI (8/31/2019):	$849,065
				YE 2018 NOI(2):	NAP
				YE 2017 NOI(2):	NAP
				YE 2016 NOI(2):	NAP
				U/W Revenues:	$3,527,704
				U/W Expenses:	$1,260,267
Escrows and Reserves				U/W NOI:	$2,267,437
	Initial	Monthly	Cap	U/W NCF:	$2,228,937
Taxes	$17,292	$4,323	NAP	U/W DSCR based on NOI/NCF:	2.05x / 2.02x
Insurance	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	7.4% / 7.3%
Replacement Reserve	$0	$3,208	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.4% / 7.3%
				Cut-off Date LTV Ratio:	63.9%
				LTV Ratio at Maturity:	63.9%

Sources and Uses
Sources			Uses
Original loan amount	$30,500,000	100.0%	Loan payoff(3)	$21,461,925	70.4%
			Return of equity	8,653,181	28.4
			Closing Costs	367,603	1.2
			Upfront reserves	17,292	0.1
Total Sources	$30,500,000	100.0%	Total Uses	$30,500,000	100.0%
(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) the borrower provides the lender with evidence that the Tesoro Apartments Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect and (ii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	Prior historical operating statements and occupancy are not applicable, as the Tesoro Apartments Property was constructed in 2019.

(3)	The borrower sponsor developed the Tesoro Apartments Property in 2019 and will maintain a total cost basis of $31,896,473 in the Tesoro Apartments property.

The Mortgage Loan. The mortgage loan (the “Tesoro Apartments Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 154-unit, garden multifamily property located in Manteca, California (the “Tesoro Apartments Property”).

The Property. The Tesoro Apartments Property is a Class A, 154-unit garden, multifamily complex located in Manteca, California. The contemporary designed apartments range in size from 738 square feet to 1,279 square feet and average 975 square feet of NRA. The Tesoro Apartments Property offers four unique floor plans including 52 1BR/1BA units (738 square feet), 36 2BR/2BA units (1,040 square feet), 58 2BR/2BA units (1,105 square feet) and 8 3BR/2BA units (1,279 square feet). Unit amenities include 9 foot ceilings, designer cabinetry, stainless steel appliances, natural stone countertops, modern plank floorings, walk-in closets, full size washers and dryers, private patios or balconies, smart thermostats, and keyless electronic unit entry. Community features include a fully equipped fitness center, resort style pool and spa, outdoor lounge area, children’s playground, outdoor fire pits, and BBQ pavilion. The Tesoro Apartments Property is fully gated with access controlled entry, on-site security patrol, and video security system.

A-3-112

Multifamily - Garden	Loan #12	Cut-off Date Balance:	$30,500,000
1005 East Atherton Drive	Tesoro Apartments	Cut-off Date LTV:	63.9%
Manteca, CA 95337		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	7.4%

The Tesoro Apartments Property construction was completed in 2019 and is comprised of 12 buildings, including ten 3-story apartment buildings and two community buildings totaling 150,138 square feet of net rentable area and 347 of surface and garage parking spaces (2.25 space per unit). Residents began moving in February 2019 and after five months, the Tesoro Apartments Property reached stabilized occupancy of 92.2%. As of September 10, 2019, the Tesoro Apartments Property was 96.1% occupied with only six vacant units.

The following table presents certain information relating to unit mix at the Tesoro Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size	Occupancy	Actual Monthly Rent	Market Monthly Rent	Actual Monthly Rent PSF	Market Monthly Rent PSF
1 BR / 1 Bath	52	33.8%	738	98.1%	$1,642	$1,715	$2.22	$2.32
2 BR/ 2 Bath	94	61.0%	1,080	95.7%	$1,871	$1,934	$1.73	$1.79
3 BR / 2 Bath	8	5.2%	1,279	87.5%	$1,984	$2,042	$1.55	$1.60
Total / Wtd. Avg.	154	100.0%	975	96.1%	$1,800	$1,865	$1.89	$1.96

(1)	Information obtained from the borrower rent roll dated September 10, 2019.

The following table presents historical occupancy percentages at the Tesoro Apartments Property:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	12/31/2018	9/10/2019
NAP	NAP	NAP	NAP	96.1%

(1)	The Tesoro Apartments Property was completed in 2019.

Market Overview. The Tesoro Apartments Property is positioned just south of Highway 120 less than one mile from its juncture with Highway 99. Highways 99 and 120 are the two primary highways and the major thoroughfares which connect the city to the surrounding markets. Commuters leaving the Tesoro Apartments Property and traveling north via State Route 99 can reach Stockton in 18 miles, downtown Sacramento in 62 miles and Modesto in 16 miles. Commuters leaving Tesoro Apartments Property via Highway 120 can reach the employment centers of Pleasanton in 42 miles, Walnut Creek in 60 miles, Downtown Oakland in 68 miles, Downtown San Francisco in 77 miles, San Jose in 73 miles, and the Silicon Valley cities of Mountain View and Palo Alto in 73 miles.

The Tesoro Apartments Property is located in San Joaquin County which has seen a recent increase in population. Most recently, Amazon has established four new distribution facilities in Manteca, Tracy, and Stockton with 2,869,865 square feet of industrial space which has created more than 6,100 new jobs. Additionally, Tesla, Katerra, Ghirardelli, Medline, and Pratt Industries have developed or leased 5,572,959 square feet of warehouse, manufacturing, and industrial space over the past few years fostering job and population growth in the county and furthering the need for additional housing. The Tesoro Apartments Property is located in the West Stockton submarket which is currently performing at a total vacancy of just 2.9% across 9,576 units with an average effective rent of $1,496 per unit per month. The effective rent of the West Stockton submarket has shown a year over year growth starting from $967 in 2013 to $1,496 for Q1 2019.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius was 10,169, 63,671 and 100,758, respectively and the estimated 2019 average household income within a one-, three- and five-mile radius was $113,231, $89,394 and $95,280 respectively.

A-3-113

Multifamily - Garden	Loan #12	Cut-off Date Balance:	$30,500,000
1005 East Atherton Drive	Tesoro Apartments	Cut-off Date LTV:	63.9%
Manteca, CA 95337		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	7.4%

The following table presents certain information relating to the comparable properties to the Tesoro Apartments Property:

Competitive Property Summary(1)

Property Name Address City, State	No. Units	Avg. Unit Size (SF)	Year Built	Occ. (%)	Dist. from Subject (miles)	Beds/Bath	Avg. Unit Size (SF)	Average Rent Per Month	Average Rent Per Month PSF
Tesoro Apartments(2) 1005 East Atherton Drive Manteca, CA	154	975	2019	96.1%	N/A	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	738 1,080 1,279	$1,642 $1,871 $1,984	$2.22 $1.73 $1.55
Gateway Crossing Apartments 3580 West Grant Line Road Tracy, CA	231	988	2017	99%	15	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	726-761 1,035-1,080 1,365	$1,965-$2,075 $2,375-$2,495 $2,795-$2,895	$2.72 $2.30 $2.08
Paseos Villas(3) 801 East Atherton Drive Manteca, CA	293	995	2005	94%	0.2	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	737 1,077 1,292	$1,615-$1,715 $1,846-$1,930 $2,090-$2,165	$2.26 $1.75 $1.65
Aspire Apartments 2725 Pavilion Parkway Tracy, CA	348	1,108	2018	93%	15	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	737-767 1,126-1,179 1,291-1,295	$1,795-$1,830 $2,016-$2,158 $2,410-$2,475	$2.41 $1.82 $1.89
Waterstone 1951 West Middlefield Drive Tracy, CA	156	980	2006	93%	15	1 BR /1 Bath 2 BR / 2 Bath	805 1,053	$1,757 $2,034	$2.21 $1.93
Luxe Ripon 1641 North Ripon Road Ripon, CA	111	2,252	2016	95%	4.4	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	801 1,018 1,330	$1,495 $1,832 $2,050	$1.87 $1.83 $1.54

(1)	Information obtained from the appraisal.

(2)	Information obtained from the borrower rent roll dated September 10, 2019.

(3)	The Paseos Villas property is owned by the borrower sponsor.

A-3-114

Multifamily - Garden	Loan #12	Cut-off Date Balance:	$30,500,000
1005 East Atherton Drive	Tesoro Apartments	Cut-off Date LTV:	63.9%
Manteca, CA 95337		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	7.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Tesoro Apartments Property:

Cash Flow Analysis(1)

	T6 8/31/19	U/W	%(2)	U/W $ per Unit
Gross Potential Rent	$3,447,319	$3,480,017	94.0%	$22,597.51
Concessions	(333,280)	(0)	(0.0)	(0.00)
Gross Potential Income	$3,114,039	$3,480,017	94.0%	$22,597.51
Parking Income	15,015	73,920	2.0	480.00
Other Income(3)	20,273	147,768	4.0	959.53
Net Rental Income	$3,149,327	$3,701,705	100.0%	$24,037.05
Vacancy & Credit Loss	(1,658,668)	(174,001)	(5.0)	(1,129.88)
Effective Gross Income	$1,490,659	$3,527,704	95.3%	$22,907.17

Real Estate Taxes	0	562,100	15.9	3,650.00
Insurance	41,550	18,168	0.5	117.97
Management Fee	91,567	105,831	3.0	687.21
Other Operating Expenses	508,477	574,168	16.3	3,728.36
Total Operating Expenses	$641,594	$1,260,267	35.7%	$8,183.55

Net Operating Income	$849,065	$2,267,437	64.3%	$14,723.62
Replacement Reserves	0	38,500	1.1	250.00
Net Cash Flow	$849,065	$2,228,937	63.2%	$14,473.62

NOI DSCR	0.77x	2.05x
NCF DSCR	0.77x	2.02x
NOI Debt Yield	2.8%	7.4%
NCF Debt Yield	2.8%	7.3%

(1)	Prior historical operating statements are not applicable, as the Tesoro Apartments Property was constructed in 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income includes RUBS income, application fees, late fees, NSF fees, cleaning/damage fees and miscellaneous income.

A-3-115

No. 13 – ExchangeRight REIT Portfolio 1

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$30,231,337		Property Type – Subtype:	Retail – Single Tenant
	Cut-off Date Balance:	$30,231,337		Location(1):	Various – See Table
	% of Initial Pool Balance:	2.5%		Size:	203,776 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$148.36
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Maturity Date Balance Per SF:	$148.36
	Guarantors:	David Fisher; Joshua Ungerecht; Warren Thomas		Year Built/Renovated(1):	Various/NAP
	Mortgage Rate:	3.12637%		Title Vesting:	Fee
	Note Date:	September 26, 2019		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (11/1/2019)
	Maturity Date:	October 1, 2029		YE 2018 Occupancy(2):	NAV
	IO Period:	120 months		YE 2017 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		YE 2015 Occupancy(2):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$49,765,000
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Value Per SF:	$244.21
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date(3):	Various
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				YE 2016 NOI(2):	NAV
				YE 2015 NOI(2):	NAV
				U/W Revenues:	$2,961,052
				U/W Expenses:	$74,026
Escrows and Reserves				U/W NOI:	$2,887,026
	Initial	Monthly	Cap	U/W NCF:	$2,776,569
Taxes	$28,215	Springing(4)	NAP	U/W DSCR based on NOI/NCF:	3.01x / 2.90x
Insurance	$0	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF:	9.5% / 9.2%
Replacement Reserve TI/LC Reserve	$67,000 $392,000	$638 Springing(4)	NAP NAP	U/W Debt Yield at Maturity based on NOI/NCF	9.5% / 9.2%
				Cut-off Date LTV Ratio:	60.7%
				LTV Ratio at Maturity:	60.7%

Sources and Uses
Sources			Uses
Original loan amount	$30,231,337	55.3%	Purchase price(5)	$48,760,218	89.3%
Cash equity contribution	24,400,952	44.7	Closing costs	5,384,856	9.9
			Reserves	487,215	0.9
Total Sources	$54,632,289	100.0%	Total Uses	$54,632,289	100.0%

(1)	See “The Properties” section.

(2)	Historical occupancy and NOI are unavailable as the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between October 26, 2018 and August 29, 2019.

(3)	The individual appraisal values are dated from June 12, 2019 to September 9, 2019.

(4)	The loan documents do not require ongoing monthly escrows for (A) taxes as long as (i) no event of default has occurred and is continuing, (ii) no default exists under the lease at each individual property, (iii) the tenant under the lease at each individual property remains liable to directly pay taxes and (iv) the borrower provides evidence that taxes are being paid in full for each individual property, (B) insurance premiums as long as (i) the borrower provides the lender with evidence that the ExchangeRight Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (ii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals, or (C) TI/LC as long as no event of default has occurred and is continuing.

(5)	The borrower sponsor purchased the ExchangeRight Properties in separate transactions between October 26, 2018 and August 29, 2019. Closing Costs do not include costs incurred in connection with the closings of the acquisitions prior to the closing of the ExchangeRight Mortgage Loan (as defined below).

The Mortgage Loan. The mortgage loan (the “ExchangeRight Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in nine cross-collateralized, net leased, single-tenant retail properties located across seven states (the “ExchangeRight Properties”).

A-3-116

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$30,231,337
Various	ExchangeRight REIT Portfolio 1	Cut-off Date LTV:	60.7%
Various, Various		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.5%

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Income Fund Properties, LLC, a Delaware limited liability company (the “ExchangeRight Borrower”) with one independent director. The borrower sponsor is ExchangeRight Real Estate, LLC, the same sponsor as the ExchangeRight Net Leased Portfolio #29 Mortgage Loan. ExchangeRight Real Estate, LLC has more than $2.3 billion of assets and more than 14 million square feet under management. ExchangeRight Real Estate, LLC has more than 600 investment-grade retail and Class B/B+ multifamily properties located across 38 states.

David Fisher, Joshua Ungerecht and Warren Thomas, the owners of ExchangeRight Real Estate, LLC, are the guarantors of certain nonrecourse carveouts under the ExchangeRight Mortgage Loan. Warren Thomas was subject to a foreclosure sale in November, 2009. See “Description of the Mortgage Pool – Loan Purpose; Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Properties. The ExchangeRight Properties are comprised of nine single-tenant retail properties totaling 203,776 square feet and located across seven states. The ExchangeRight Properties are located in Minnesota (one property, 53.5% of NRA), Wisconsin (two properties, 14.5% of NRA), Texas (two properties, 8.5% of NRA), Illinois (one property, 7.4% of NRA), Louisiana (one property, 7.1% of NRA), Indiana (one property, 4.4% of NRA) and Alabama (one property, 4.4% of NRA). Built between 2002 and 2019, with three of the nine properties built within the last three years, the individual ExchangeRight Properties range in size from 8,320 square feet to 109,078 square feet. A release of any of the ExchangeRight Properties is not permitted.

The ExchangeRight Properties are leased to nationally recognized tenants including Hy-Vee, Walgreens, Dollar General and Family Dollar. Three of the four tenants are investment grade-rated (occupying eight of the nine properties, 46.5% of NRA and 54.6% of underwritten base rent). The ExchangeRight Properties have a weighted average remaining lease term of approximately 14.2 years. Leases representing 84.1% of the net rentable area and 84.3% of the underwritten base rent expire after the ExchangeRight Mortgage Loan maturity date.

The following table presents certain information relating to the ExchangeRight Properties.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
Hy-Vee(1) Shakopee, MN	2017 / NAP	109,078	53.5%	1/17/2039	$23,600,000	47.4%	$1,415,775	$12.98	45.4%
Walgreens(2) Grafton, WI	2006 / NAP	14,820	7.3%	7/31/2031	$5,840,000	11.7%	$365,000	$24.63	11.7%
Walgreens(3) Geismar, LA	2007 / NAP	14,490	7.1%	10/1/2032	$5,415,000	10.9%	$338,354	$23.35	10.9%
Walgreens(4) Pleasant Prairie, WI	2004 / NAP	14,820	7.3%	12/31/2029	$5,300,000	10.7%	$331,077	$22.34	10.6%
Walgreens(5) Dolton, IL	2002 / NAP	15,120	7.4%	10/31/2022	$3,900,000	7.8%	$272,800	$18.04	8.8%
Family Dollar(6) San Antonio, TX	2011 / NAP	8,320	4.1%	6/30/2022	$1,550,000	3.1%	$119,969	$14.42	3.8%
Dollar General(7) Beaumont, TX	2019 / NAP	9,100	4.5%	7/3/2034	$1,400,000	2.8%	$89,983	$9.89	2.9%
Dollar General(8) Waterloo, IA	2014 / NAP	9,026	4.4%	9/30/2029	$1,450,000	2.9%	$97,551	$10.81	3.1%
Dollar General(9) Pleasant Grove, AL	2019 / NAP	9,002	4.4%	3/31/2034	$1,310,000	2.6%	$86,388	$9.60	2.8%
Total/Weighted Average		203,776	100.0%		$49,765,000	100.0%	$3,116,897	$15.30	100.0%

(1)	Hy-Vee has seven five-year renewal options upon 180 days’ notice at fixed rents.

(2)	Walgreens has the right to terminate its lease beginning April 30, 2031 and every five years thereafter through April 30, 2061 (the final lease maturity date) upon six months’ prior notice.

(3)	Walgreens has the right to terminate its lease beginning October 1, 2032 upon twelve months’ prior notice.

(4)	Walgreens has the right to terminate its lease beginning December 31, 2029 and every five years thereafter through December 31, 2059 (the final lease maturity date) upon six months’ prior notice.

(5)	Walgreens has the right to terminate its lease beginning October 31, 2022 and every five years thereafter through October 31, 2057 (the final lease maturity date) upon six months’ prior notice.

(6)	Family Dollar has five five-year renewal options upon 180 days’ notice at fixed rents.

(7)	Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.

(8)	Dollar General has three five-year renewal options upon 180 days’ notice at fixed rents.

(9)	Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.

A-3-117

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$30,231,337
Various	ExchangeRight REIT Portfolio 1	Cut-off Date LTV:	60.7%
Various, Various		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.5%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	No of Properties	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Hy-Vee	NR/NR/NR	1	109,078	53.5%	$12.98	$1,415,775	45.4%
Walgreens	BBB /Baa2/BBB	4	59,250	29.1%	$22.06	$1,307,231	41.9%
Dollar General	NR/Baa2/BBB	3	27,128	13.3%	$10.10	$273,922	8.8%
Family Dollar	NR/Baa3/NR	1	8,320	4.1%	$14.42	$119,969	3.8%
Total Major Tenants		9	203,776	100.0%	$15.30	$3,116,897	100.0%

Vacant Space			0	0.0%

Collateral Total			203,776	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	2	23,440	11.5%	23,440	11.5%	$392,769	12.6%	$16.76
2023	0	0	0.0%	23,440	11.5%	$0	0.0%	$0.00
2024	0	0	0.0%	23,440	11.5%	$0	0.0%	$0.00
2025	0	0	0.0%	23,440	11.5%	$0	0.0%	$0.00
2026	0	0	0.0%	23,440	11.5%	$0	0.0%	$0.00
2027	0	0	0.0%	23,440	11.5%	$0	0.0%	$0.00
2028	0	0	0.0%	23,440	11.5%	$0	0.0%	$0.00
2029	2	23,846	11.7%	47,286	23.2%	$428,628	13.8%	$17.97
Thereafter	5	156,490	76.8%	203,776	100.0%	$2,295,500	73.6%	$14.67
Vacant	0	0	0.0%	203,776	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	203,776	100.0%			$3,116,897	100.0%	$15.30

(1)	Information obtained from the underwritten rent roll.

(2)	For underwriting purposes, the lender has assumed the (earlier) optional termination dates to be the lease expiration dates for all Walgreens tenants.

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	12/31/2018	11/1/2019
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between October 26, 2018 and August 29, 2019. Accordingly, historical occupancy is not available.

A-3-118

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$30,231,337
Various	ExchangeRight REIT Portfolio 1	Cut-off Date LTV:	60.7%
Various, Various		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.5%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$3,116,897	105.3%	$15.30
(Vacancy & Credit Loss)	(155,845)	(5.3)	(0.76)
Effective Gross Income	$2,961,052	100.0%	$14.53

Total Operating Expenses(2)	$74,026	2.5%	$0.36

Net Operating Income	$2,887,026	97.5%	$14.17
TI/LC	102,805	3.5	0.50
Replacement Reserves	7,652	0.3	0.04
Net Cash Flow	$2,776,569	93.8%	$13.63

NOI DSCR	3.01x
NCF DSCR	2.90x
NOI Debt Yield	9.5%
NCF Debt Yield	9.2%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between October 26, 2018 and August 29, 2019. Accordingly, historical operating statements are not available.

(2)	Total Operating Expenses consist of a 2.5% property management fee.

A-3-119

No. 14 – National Anchored Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$30,000,000		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance(1):	$30,000,000		Location:	Various
	% of Initial Pool Balance:	2.5%		Size:	1,292,762 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$90.50
	Borrower Sponsor:	Washington Prime Group, L.P.		Maturity Date Balance Per SF(1):	$90.50
	Guarantor:	Washington Prime Group, L.P.		Year Built/Renovated:	Various/Various
	Mortgage Rate:	3.6700%		Title Vesting:	Fee
	Note Date:	September 16, 2019		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	93.6% (7/12/2019)
	Maturity Date:	October 1, 2029		YE 2018 Occupancy:	95.9%
	IO Period:	120 months		YE 2017 Occupancy:	95.6%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	97.8%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	98.9%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$186,400,000
	Call Protection:	L(25),D(90),O(5)		As-Is Appraised Value Per SF:	$144.19
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	Various
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance) (1):	Pari Passu ($87,000,000)		TTM NOI (6/30/2019):	$15,326,804
				YE 2018 NOI:	$15,816,812
				YE 2017 NOI:	$16,210,670
				YE 2016 NOI:	$16,063,106
				U/W Revenues:	$18,775,073
				U/W Expenses:	$5,244,284
Escrows and Reserves				U/W NOI:	$13,530,789
	Initial	Monthly	Cap	U/W NCF:	$12,894,771
Taxes	$1,111,745	$275,628	NAP	U/W DSCR based on NOI/NCF(1):	3.11x / 2.96x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.6% / 11.0%
Recurring Replacements	$0	$16,160	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	11.6% / 11.0%
TI/LC	$6,000,000	$64,638	$10,000,000	Cut-off Date LTV Ratio(1):	62.8%
Other(2)	$954,138	$0	NAP	LTV Ratio at Maturity(1):	62.8%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$117,000,000	100.0%	Loan Payoff	$47,253,084	40.4%
			Return of Equity	59,953,425	51.2
			Reserves	8,065,883	6.9
			Closing Costs	1,727,608	1.5
Total Sources	$117,000,000	100.0%	Total Uses:	$117,000,000	100.0%

(1)	The National Anchored Retail Portfolio Mortgage Loan (as defined below) is a part of the National Anchored Retail Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $117,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the National Anchored Retail Portfolio Whole Loan.

(2)	Other Reserves consist of a Rent Concession Reserve ($57,648) and an Outstanding TI/LC Obligations Reserve ($896,489).

The Mortgage Loan. The mortgage loan (the “National Anchored Retail Portfolio Mortgage Loan”) is a part of a whole loan (the “National Anchored Retail Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the original aggregate principal amount of $117,000,000. The National Anchored Retail Portfolio Whole Loan is secured by a first priority fee mortgage encumbering five retail properties located throughout Texas, Illinois and Indiana (the “National Anchored Retail Portfolio Properties” or the “National Anchored Retail Portfolio”). The National Anchored Retail Portfolio Mortgage Loan is evidenced by the non-controlling promissory Note A-3 in the original principal amount of $30,000,000. The controlling promissory Note A-1 and the non-controlling promissory Note A-2 are in the aggregate original principal amount of $87,000,000. Note A-1 is expected to be contributed the BANK 2019-BNK21 securitization trust. Note A-2 is expected to be contributed to a future securitization transaction or may be otherwise transferred at any time. The National Anchored Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus

A-3-120

Retail - Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
Property Addresses - Various	National Anchored Retail Portfolio	Cut-off Date LTV:	62.8%
		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	11.6%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BANK 2019-BNK21(1)	Yes
A-2	$37,000,000	$37,000,000	Morgan Stanley Bank, N.A.	No
A-3	$30,000,000	$30,000,000	BANK 2019-BNK22	No
Total	$117,000,000	$117,000,000

(1) Anticipated to be transferred to the BANK 2019-BNK21 securitization transaction upon the closing date of such securitization.

The Properties. The National Anchored Retail Portfolio Properties are comprised of five retail properties containing a total of 1,292,762 square feet. The National Anchored Retail Portfolio Properties are located across Texas, Illinois and Indiana. Two properties are located in Illinois (59.2% of total SF), two properties are located in Texas (27.5% of total square feet) and one property is located in Indiana (13.3% of total square feet). Excluding Kohl’s, no single tenant accounts for more than 5.0% of underwritten rent or 6.7% of total square feet. The National Anchored Retail Portfolio Properties have averaged 96.9% occupancy since 2015, with no property experiencing less than 86.3% occupancy during that time. As of July 12, 2019, the National Anchored Retail Portfolio Properties were 93.6% occupied by 80 tenants. The National Anchored Retail Portfolio Properties were built between 1985 and 1998 and two properties were renovated in 2003. According to the National Anchored Retail Portfolio Borrowers, approximately $14.8 million has been spent in capital expenditures, tenant improvements and leasing commissions across the portfolio since 2016.

Lakeline Village and Lakeline Plaza

The Lakeline Village Property is an anchored retail center comprised of one, one-story buildings totaling 42,212 square feet and is situated adjacent to the Lakeline Plaza Property, an anchored retail center comprised of four, one-story buildings totaling 313,580 square feet located in Cedar Park, Texas. The Lakeline Village Property and the Lakeline Plaza Property are situated on an approximately 47.99-acre site and feature 1,792 parking spaces (5.0 spaces per 1,000 square feet). The Lakeline Village Property and the Lakeline Plaza Property were both built in 1998 and renovated in 2003. As of July 12, 2019, the Lakeline Village Property was 100.0% occupied by three tenants, with Jumpstreet as the anchor tenant (2.5% of the NRA and accounts for 2.2% of underwritten rent for the National Anchored Retail Portfolio) and the Lakeline Plaza Property was 96.2% occupied by 28 tenants, six of which are anchor tenants and ten of which are junior anchor tenants. The anchor tenants include Best Buy, Bed Bath & Beyond, Ross Dress for Less, TJ Maxx, PetSmart and Office Max and collectively comprise 14.7% of the NRA and account for 17.1% of underwritten rent for the National Anchored Retail Portfolio. According to the National Anchored Retail Portfolio Borrowers, approximately $6.3 million in capital expenditures, tenant improvements and leasing commissions has been spent on the Lakeline Plaza Property since 2016.

Forest Plaza

The Forest Plaza Property is an anchored retail center comprised of two, one-story buildings totaling 433,816 square feet located in Rockford, Illinois. The Forest Plaza Property is situated on an approximately 50.58-acre site and features 2,348 parking spaces (5.4 spaces per 1,000 square feet). The Forest Plaza Property was built in 1985 and, as of July 12, 2019, the Forest Plaza Property was 93.4% occupied by 31 tenants, two of which are anchor tenants and seven of which are junior anchor tenants. The anchor tenants are Kohl’s and Overstock Furniture & Mattress, who collectively comprise 13.3% of NRA and account for 4.2% of underwritten rent for the National Anchored Retail Portfolio. According to the National Anchored Retail Portfolio Borrowers, approximately $2.7 million has been spent on capital expenditures, tenant improvements and leasing commissions with respect to the Forest Plaza Property since 2016.

White Oaks Plaza

The White Oaks Plaza Property is an anchored retail center comprised of six, one-story buildings totaling 331,533 square feet located in Springfield, Illinois. The White Oaks Plaza Property is situated on an approximately 37.55-acre site and features 1,688 parking spaces (5.1 spaces per 1,000 square feet). The White Oaks Plaza Property was built in 1986 and as of July 12, 2019, the White Oaks Plaza Property was 94.2% occupied by 29 tenants, three of which are anchor tenants and four of which are junior anchor tenants. The anchor tenants include Kohl’s, Big Lots and Overstock Furniture & Mattress and collectively comprise 12.7% of NRA and account for 9.2% of underwritten rent for the National Anchored Retail Portfolio. According to the National Anchored Retail Portfolio Borrowers, approximately $5.0 million has been spent in capital expenditures, tenant improvements and leasing commissions with respect to the White Oaks Plaza Property since 2016.

Muncie Towne Plaza

The Muncie Towne Plaza Property is an anchored retail center comprised of one, one-story buildings totaling 171,621 square feet located in Muncie, Indiana. The Muncie Towne Plaza Property is situated on an approximately 22.92-acre site and features 1,184 parking spaces (6.9 spaces per 1,000 square feet). The Muncie Towne Plaza Property was built in 1998 and as of July 12, 2019, the Muncie Towne Plaza Property was 86.3% occupied by eight tenants, one of which is a junior anchor. Such junior anchor tenant is TJ Maxx, which comprises 2.3% of NRA and accounts for 1.9% of underwritten rent for the National Anchored Retail Portfolio. According to the National Anchored Retail Portfolio Borrowers, $803,547 has been spent on capital expenditures and leasing commissions with respect to the Muncie Towne Plaza Property since 2016.

A-3-121

Retail - Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
Various	National Anchored Retail Portfolio	Cut-off Date LTV:	62.8%
Various, Various		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	11.6%

The following table presents a summary of certain information relating to the properties in the National Anchored Retail Portfolio.

National Anchored Retail Portfolio Properties Summary (1)

Property Name	City	State	Year Built	Total GLA (SF)	% of Total GLA	Occ. %	Cut-off Date Allocated Loan Amount	% of ALA	Appraised Value	6/30/2019 TTM NOI
Lakeline Plaza Property	Cedar Park	TX	1998	313,580	24.3%	96.2%	44,940,000	38.4%	$71,600,000	$4,587,093
Forest Plaza Property	Rockford	IL	1985	433,816	33.6%	93.4%	30,250,000	25.9%	$48,200,000	$4,274,224
White Oaks Plaza Property	Springfield	IL	1986	331,533	25.6%	94.2%	26,490,000	22.6%	$42,200,000	$4,684,190
Muncie Towne Plaza Property	Muncie	IN	1998	171,621	13.3%	86.3%	10,550,000	9.0%	$16,800,000	$1,493,307
Lakeline Village Property	Cedar Park	TX	1998	42,212	3.3%	100.0%	4,770,000	4.1%	$7,600,000	$287,990
Total/Wtd. Avg.:				1,292,762	100.0%	93.6%	$117,000,000	100.0%	$186,400,000	$15,326,804

(1)	Based on the underwritten rent roll dated July 12, 2019.

The following table presents certain information relating to the major tenants at the National Anchored Retail Portfolio:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Annual U/W Rent	Annual U/W Rent PSF(3)	Most Recent Sales			Term. Option	Renewal Options	Lease Expiration
							$	PSF	Occ. Cost %
Major Tenants
Kohl’s(4)	BBB/Baa2/BBB	283,990	22.0%	$2,154,684	15.7%	$7.59	$60,353,559	$213	3.6%	N	Various	Various
Overstock Furniture & Mattress(5)	NR/NR/NR	86,762	6.7%	$210,000	1.5%	$2.42	NAV	NAV	NAV	Y	None	Various
TJ Maxx(6)	NR/A2/A+	83,878	6.5%	$596,336	4.3%	$7.11	$20,401,846	$243	2.9%	N	2, 5-year	Various
Bed Bath & Beyond(7)	NR/Baa3/BB+	70,161	5.4%	$682,206	5.0%	$9.72	NAV	NAV	NAV	N	Various	Various
Office Max(8)	NR/NR/B	48,107	3.7%	$591,466	4.3%	$12.29	NAV	NAV	NAV	N	1, 5-year	Various
Subtotal/Wtd. Avg.		572,898	44.3%	$4,234,691	30.9%	$7.39

Other Tenants		636,650	49.2%	$9,480,151	69.1%	$14.89
Vacant Space		83,214	6.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,292,762	100.0%	$13,714,842	100.0%	$11.34

(1)	Information is based on the underwritten rent roll as of July 12, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Kohl’s is the largest tenant at the Forest Plaza Property (106,091 square feet; expiring January 30, 2021; six, five-year renewal options), the White Oaks Plaza Property (97,245 square feet; expiring January 31, 2023; three, five-year renewal options) and the Muncie Towne Plaza Property (80,654 square feet; expiring February 3, 2024; two, five-year renewal options).

(5)	Overstock Furniture & Mattress is a tenant at the Forest Plaza Property (65,262 square feet; expiring November 30, 2020; no renewal options) and the White Oaks Plaza Property (21,500 square feet; expiring February 29, 2020; no renewal options). Overstock Furniture & Mattress is entitled to terminate its lease at the Forest Plaza Property upon 60 days’ notice if its gross sales there are not at least $100,000 per month at any time and to terminate its lease at the White Oaks Plaza Property upon 60 days’ notice if its gross sales there are not at least $75,000 per month at any time.

(6)	TJ Maxx is a tenant at the Lakeline Plaza Property (29,526 square feet; expiring April 30, 2026; two, five-year renewal options), the Muncie Towne Plaza Property (29,352 square feet; expiring January 31, 2023; two, five-year renewal options) and White Oaks Plaza Property (25,000 square feet; expiring January 31, 2022; two, five-year renewal options).

(7)	Bed Bath & Beyond is a tenant at the Forest Plaza Property (35,800 square feet; expiring September 30, 2021; no renewal options) and the Lakeline Plaza Property (34,361 square feet; expiring January 31, 2023; five, five-year renewal option).

(8)	Office Max is a tenant at the Forest Plaza Property (24,470 SF; expiring October 31, 2021; one, five-year renewal option) and the Lakeline Plaza Property (23,637 square feet; expiring March 31, 2023; one, five-year renewal option).

A-3-122

Retail - Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
Various	National Anchored Retail Portfolio	Cut-off Date LTV:	62.8%
Various, Various		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the largest tenant at each property in the National Anchored Retail Portfolio:

National Anchored Retail Portfolio Largest Tenant by Properties Summary(1)

Building	SF	Building Occ. %	Building Largest Tenant	Largest Tenant Square Feet	Largest Tenant % Building Square Feet	Lease Expiration Date
Lakeline Plaza Property	313,580	96.2%	Best Buy	45,416	14.5%	1/31/2025
Forest Plaza Property	433,816	93.4%	Kohl’s	106,091	24.5%	1/30/2021
White Oaks Plaza Property	331,533	94.2%	Kohl’s	97,245	29.3%	1/31/2023
Muncie Towne Plaza Property	171,621	86.3%	Kohl’s	80,654	47.0%	2/3/2024
Lakeline Village Property	42,212	100.0%	Jumpstreet	32,212	76.3%	6/30/2021
Total / Wtd. Avg.	1,292,762	93.6%		361,618	28.0%

(1)	Information is based on the underwritten rent roll dated July 12, 2019.

The following table presents certain information relating to the lease rollover schedule at the National Anchored Retail Portfolio:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	1	1,119	$29.99	0.1%	0.1%	$33,559	0.2%	0.2%
2020	14	146,734	$8.81	11.4%	11.4%	$1,292,635	9.4%	9.7%
2021	24	314,046	$10.16	24.3%	35.7%	$3,190,175	23.3%	32.9%
2022	12	123,574	$8.37	9.6%	45.3%	$1,034,699	7.5%	40.5%
2023	18	274,200	$12.52	21.2%	66.5%	$3,431,826	25.0%	65.5%
2024	6	136,200	$10.63	10.5%	77.0%	$1,447,219	10.6%	76.0%
2025	5	69,476	$12.65	5.4%	82.4%	$879,108	6.4%	82.5%
2026	4	37,979	$12.75	2.9%	85.3%	$484,257	3.5%	86.0%
2027	5	26,151	$21.36	2.0%	87.4%	$558,456	4.1%	90.1%
2028	5	48,636	$14.76	3.8%	91.1%	$717,946	5.2%	95.3%
2029	4	22,333	$24.37	1.7%	92.9%	$544,263	4.0%	99.3%
2030 & Beyond	1	9,100	$11.07	0.7%	93.6%	$100,700	0.7%	100.0%
Vacant Space	0	83,214	$0.00	6.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	99	1,292,762	$11.34	100.0%		$13,714,842	100.0%
(1)	Information is based on the underwritten rent roll as of July 12, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-123

Retail - Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
Various	National Anchored Retail Portfolio	Cut-off Date LTV:	62.8%
Various, Various		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the National Anchored Retail Portfolio:

Cash Flow Analysis

	2016	2017	2018	TTM 6/30/2019	U/W(1)	%(1)	U/W $ per SF
Rents in Place	$15,008,510	$15,269,134	$14,707,762	$14,197,940	$14,739,133	73.1%	$11.40
Contractual Rent Steps	0	0	0	0	2,313	0.0	0.00
Gross Potential Rent	$15,008,510	$15,269,134	$14,707,762	$14,197,940	$14,741,445	73.1%	$11.40
Other Income	100,695	142,196	310,234	426,901	181,081	0.9	0.14
Total Recoveries	5,479,357	5,232,040	5,413,913	5,231,101	5,244,180	26.0	4.06
Net Rental Income	$20,588,562	$20,643,370	$20,431,908	$19,855,941	$20,166,706	100.0%	$15.60
Concessions	5,424	10,333	(42,000)	35,000	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	0	(1,391,633)	(9.4)(2)	-1.08
Effective Gross Income	$20,593,986	$20,653,704	$20,389,908	$19,890,941	$18,775,073	93.1%	$14.52

Real Estate Taxes	3,170,583	3,156,906	3,158,553	3,065,380	3,201,402	17.1	2.48
Insurance	63,399	57,509	52,803	98,315	74,287	0.4	0.06
Management Fee	0	0	0	0	563,252	3.0	0.44
Other Operating Expenses	1,296,898	1,228,619	1,361,740	1,400,442	1,405,343	7.5	1.09
Total Operating Expenses	$4,530,881	$4,443,034	$4,573,096	$4,564,137	$5,244,284	27.9%	$4.06

Net Operating Income(3)	$16,063,106	$16,210,670	$15,816,812	$15,326,804	$13,530,789	72.1%	$10.47
Replacement Reserves	0	0	0	0	195,616	1.0	0.15
TI/LC	0	0	0	0	440,402	2.3	0.34
Net Cash Flow	$16,063,106	$16,210,670	$15,816,812	$15,326,804	$12,894,771	68.7%	$9.97

NOI DSCR(4)	3.69x	3.72x	3.63x	3.52x	3.11x
NCF DSCR(4)	3.69x	3.72x	3.63x	3.52x	2.96x
NOI Debt Yield(4)	13.7%	13.9%	13.5%	13.1%	11.6%
NCF Debt Yield(4)	13.7%	13.9%	13.5%	13.1%	11.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 7.0%. The National Anchored Retail Portfolio is 93.6% leased as of July 12, 2019.

(3)	The decline in Net Operating Income from 2017 to U/W is due in part to (i) Toys R Us/Babies R US vacating its space at the Forest Plaza Property in 2018, following which the National Anchored Retail Portfolio Borrowers signed a short term lease with Overstock Furniture & Mattress (which was later extended to provide for a lease expiration date in November 2020) at such property for approximately $1.2 million less in annual rent than the prior lease for the space, (ii) the historical operating statements not including management fees, while $563,252 of management fees were deducted as an expense in calculating U/W Net Operating Income and (iii) a number of tenants being underwritten as vacant for either being dark or anticipated to file for bankruptcy, which tenants were reflected in the historical information.

(4)	Debt service coverage ratios and debt yields are based on the National Anchored Retail Portfolio Whole Loan.

Appraisal. The National Anchored Retail Portfolio properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $186,400,000 as of July 17, 2019 to July 23, 2019.

Environmental Matters. According to Phase I environmental site assessments dated between July 29, 2019 and August 2, 2019, there was no evidence of any recognized environmental conditions at the National Anchored Retail Portfolio.

Market Overview and Competition. The National Anchored Retail Portfolio Properties are geographically diverse, located in four different markets across three states. The greatest concentration of National Anchored Retail Portfolio Properties is located in Illinois (two properties, 59.2% of total square feet), with the other concentrations in Texas (two properties, 27.5% of total square feet) and Indiana (one property, 13.3% of total square feet).

The Lakeline Plaza Property and the Lakeline Village Property are located adjacent to each other in Cedar Park, Texas, within the Cedar Park retail submarket of the Austin retail market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Austin retail market was approximately 4.1%, with average asking rents of $22.31 PSF and inventory of approximately 111.9 million square feet. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Cedar Park retail submarket was approximately 4.0%, with average asking rents of $22.05 PSF and inventory of approximately 9.1 million square feet. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Lakeline Plaza Property and the Lakeline Village Property was 10,687, 109,121 and 214,731, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $81,754, $109,335 and $118,212, respectively.

The Forest Plaza Property is located in Rockford, Illinois, within the I-39 Corridor/Winnebago County retail submarket of the Rockford retail market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Rockford retail market was approximately 6.6%, with average asking rents of $8.47 PSF and inventory of approximately 21.5 million square feet. According to the

A-3-124

Retail - Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
Various	National Anchored Retail Portfolio	Cut-off Date LTV:	62.8%
Various, Various		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	11.6%

appraisal, as of the second quarter of 2019, the vacancy rate in the I-39 Corridor/Winnebago County retail submarket was approximately 6.8%, with average asking rents of $8.42 PSF and inventory of approximately 19.9 million square feet. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Forest Plaza Property is 6,464, 55,032 and 139,860, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $72,973, $79,782 and $69,463, respectively.

The White Oaks Plaza Property is located in Springfield, Illinois, within the Springfield retail market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Springfield retail market was approximately 5.4%, with average asking rents of $12.68 PSF and inventory of approximately 12.8 million square feet. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the White Oaks Property is 7,125, 50,390 and 100,928, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $103,176, $92,535 and $78,519, respectively.

The Muncie Towne Plaza Property is located in Muncie, Indiana, within the Muncie retail market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Muncie retail market was approximately 4.1%, with average asking rents of $9.96 PSF and inventory of approximately 7.4 million square feet. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Muncie Towne Plaza Property was 4,236, 44,351 and 81,241, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $41,630, $46,555 and $51,379, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for anchor tenants at the National Anchored Retail Portfolio Properties:

Market Rent Summary (Anchor Tenants)

Building	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Lakeline Plaza Property	$12.50	10.0	1.0% increases
Forest Plaza Property	$8.00	10.0	Varies
White Oaks Plaza Property	$8.00	10.0	None
Muncie Towne Plaza Property	$8.00	10.0	2.0% increases
Lakeline Village Property	$12.50	10.0	1.0% increases

The following table presents comparable anchor leases with respect to the National Anchored Retail Portfolio Properties:

Comparable Lease Summary (Anchor Tenants)

Property/Location	Comparable Portfolio Property	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Beachwood Centre Avon, IN	Muncie Towne Plaza	1999	99,005	Listing	65,705	-	-	$7.50	NNN
Muncie Shopping Center Muncie, IN	Muncie Towne Plaza	1987	39,332	Ollie’s Bargain Outlet, Inc.	31,500	July 2018	10.0	$6.00	MG
Scottsdale Shopping Center Chicago, IL	Forest Plaza	1989	202,112	The Room Place	42,000	May 2018	10.0	$9.35	NNN
Waukegan Plaza Chicago, IL	Forest Plaza	1956	211,312	Dd’s Discounts	30,000	Mar. 2018	10.0	$12.50	NNN
Franklin Commons Franklin, IN	White Oaks Plaza	2017	86,019	Ross Dress for Less	22,000	Jan. 2018	10.0	$10.25	NNN
Fairview City Shopping Center Fairview Heights, IL	White Oaks Plaza	1976	180,698	Dick’s Sporting Goods, Inc	45,085	Oct. 2017	10.0	$14.00	NNN
Oak Meadows Georgetown, TX	Lakeline Plaza	2017	77,050	Randall’s	57,655	Nov. 2017	20.0	$15.75	NNN
The Crescent Austin, TX	Lakeline Plaza	1985	117,982	99 Ranch Market	37,239	Jan. 2017	16.0	$11.73	NNN

Source: Appraisal.

A-3-125

No. 15 – Alan Luke Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$17,453,000		Property Type – Subtype(1):	Various
	Cut-off Date Balance:	$17,453,000		Location(1):	Various
	% of Initial Pool Balance:	1.5%		Size:	85,057 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$205.19
	Borrower Sponsor:	Alan Luke		Maturity Date Balance Per SF:	$205.19
	Guarantors:	Alan Luke		Year Built/Renovated(1):	Various/Various
	Mortgage Rate:	3.5200%		Title Vesting:	Fee
	Note Date:	September 19, 2019		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (11/1/2019)
	Maturity Date:	October 1, 2029		YE 2018 Occupancy(2):	NAV
	IO Period:	120 months		YE 2017 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		YE 2015 Occupancy(2):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$30,620,000
	Call Protection:	L(25),D(89),O(4)		As-Is Appraisal Value Per SF:	$359.99
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	August 14, 2019
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				YE 2016 NOI(2):	NAV
				YE 2015 NOI(2):	NAV
				U/W Revenues:	$1,770,915
				U/W Expenses:	$70,127
Escrows and Reserves				U/W NOI:	$1,700,787
	Initial	Monthly	Cap	U/W NCF:	$1,631,891
Taxes	$20,172	$20,172	NAP	U/W DSCR based on NOI/NCF:	2.73x / 2.62x
Insurance	$1,453	$1,453	NAP	U/W Debt Yield based on NOI/NCF:	9.7% / 9.4%
TI/LC Reserve	$0	$1,000	NAP	U/W Debt Yield at Maturity based on NOI/NCF	9.7% / 9.4%
Deferred Maintenance	$12,938	$0	NAP	Cut-off Date LTV Ratio:	57.0%
				LTV Ratio at Maturity:	57.0%

Sources and Uses
Sources			Uses
Original loan amount	$17,453,000	51.8%	Purchase price	$30,380,242	90.2%
Cash equity contribution	16,216,222	48.2	Closing costs	3,254,418	9.7
			Reserves	34,562	0.1
Total Sources	$33,669,222	100.0%	Total Uses	$33,669,222	100.0%

(1)	See “The Properties”.

(2)	Historical occupancy and NOI are unavailable as the Alan Luke Portfolio Properties (as defined below) were acquired by the borrower sponsor between May 10, 2019 and July 12, 2019.

The Mortgage Loan. The mortgage loan (the “Alan Luke Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in six net leased, single-tenant retail and medical office properties located across four states (the “Alan Luke Portfolio Properties”). The proceeds of the Alan Luke Portfolio Mortgage Loan were used to acquire the Alan Luke Portfolio Properties, to fund reserve escrows and to pay closing costs.

The Properties. The Alan Luke Properties are comprised of five single-tenant retail properties and one single-tenant medical office property totaling 85,057 square feet and located across four states. The Alan Luke Properties are located in Texas (three properties, 52.6% of NRA), Alabama (one property, 28.2% of NRA), Ohio (one property, 13.0% of NRA) and Arkansas (one property, 6.1% of NRA). Built between 1991 and 2002, the Alan Luke Properties range in size from 5,228 square feet to 24,000 square feet.

The Alan Luke Properties are leased to four nationally recognized tenants, which tenants consist of Walgreens, BioLife Plasma Services L.P., CVS and Chili’s. Two of the four tenants, Walgreens and CVS, are subsidiaries of investment grade-rated entities (4 properties, 65.6% of NRA and 78.4% of underwritten base rent). The Alan Luke Properties have a weighted average remaining lease term of approximately 12.7 years. Leases representing 71.8% of NRA and 88.6% of the underwritten base rent expire after the stated maturity date of the Alan Luke Portfolio Mortgage Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date as of which the earliest termination right under the lease, if exercised, would be effective.

A-3-126

Property Types – Various	Loan #15	Cut-off Date Balance:	$17,453,000
Property Addresses – Various	Alan Luke Portfolio	Cut-off Date LTV:	57.0%
		U/W NCF DSCR:	2.62x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the Alan Luke Portfolio Properties.

Alan Luke Portfolio Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	% of Portfolio NRSF	Lease Expiration Date	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
Walgreens(1) Amarillo, TX (Bell St.)	2002/NAP	15,120	17.8%	9/30/2032	$3,966,667	$7,100,000	23.2%	$425,000	$28.11	23.2%
Walgreens(2) Odessa, TX	2001/NAP	15,120	17.8%	9/30/2032	$3,472,000	$6,200,000	20.2%	$372,000	$24.60	20.3%
Walgreens(3) Amarillo, TX (S. Georgia St.)	2001/NAP	14,490	17.0%	9/30/2032	$3,416,000	$6,100,000	19.9%	$366,000	$25.26	20.0%
CVS Columbus, OH	1997/NAP	11,099	13.0%	8/31/2039	$2,972,408	$5,000,000	16.3%	$272,700	$24.57	14.9%
Chili’s Fayetteville, AR	1991/NAP	5,228	6.1%	8/31/2033	$1,825,925	$3,120,000	10.2%	$185,331	$35.45	10.1%
Bio-life Plasma Services, L.P. Homewood, AL	1991/2019	24,000	28.2%	5/31/2029	$1,800,000	$3,100,000	10.1%	$209,474	$8.73	11.4%
Total/Weighted Average		85,057	100.0%		$17,453,000	$30,620,000	100.0%	$1,830,505	$21.52	100.0%

(1)	Walgreens has a stated lease expiration date of September 30, 2077 and the right to terminate the lease effective as of September 30, 2032, or the end of any five-year period thereafter, upon six months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(2)	Walgreens has a stated lease expiration date of September 30, 2077 and the right to terminate the lease effective as of September 30, 2032, or the end of any five-year period thereafter, upon six months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

(3)	Walgreens has a stated lease expiration date of September 30, 2077 and the right to terminate the lease effective as of September 30, 2032, or the end of any five-year period thereafter, upon six months’ prior notice. The lease expiration date presented in the table is the date when the earliest termination right, if exercised, would be effective.

Major Tenants. The following table presents certain information relating to the major tenants at the Alan Luke Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/ Fitch)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF	Most Recent Sales(2)			Lease Expiration	Renewal Options	Term. Option
							$	PSF	Occ. Cost %
Major Tenants
Walgreens	BBB/Baa2/BBB	44,730	52.6%	$1,163,000	63.5%	$26.00	$12,981,597	$290	9.0%	9/30/2032	None	N
CVS	BBB / Baa2 / NR	11,099	13.0%	$272,700	14.9%	$24.57	$11,125,740	$1,002	2.5%	8/31/2039	5, 5-year	N
Biolife Plasma Services, L.P.	NR / NR / NR	24,000	28.2%	$209,474	11.4%	$8.73	NAV	NAV	NAV	5/31/2029	3, 5-year	N
Chili’s	NR / NR / NR	5,228	6.1%	$185,331	10.1%	$35.45	$2,660,931	$509	7.0%	8/31/2033	6, 5-year	N
Subtotal/Wtd. Avg.		85,057	100.0%	$1,830,505	100.0%	$21.52

Vacant Space		0	0.0%	$0	0.0%	$0.00
Collateral Total		85,057	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Most recent sales are as of the year ending in December 31, 2018

A-3-127

Property Types – Various	Loan #15	Cut-off Date Balance:	$17,453,000
Property Addresses – Various	Alan Luke Portfolio	Cut-off Date LTV:	57.0%
		U/W NCF DSCR:	2.62x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the lease expiration schedule at the Alan Luke Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	24,000	28.2%	24,000	28.2%	$209,474	11.4%	$8.73
Thereafter	5	61,057	71.8%	85,057	100.0%	$1,621,032	88.6%	$26.55
Vacant	0	0	0.0%	85,057	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	85,057	100.0%			$1,830,505	100.0%	$21.52

(1)	Information obtained from the underwritten rent roll.

(2)	For the purposes of the table and loan underwriting, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date as of which the earliest termination right under the lease, if exercised, would be effective.

The following table presents historical occupancy percentages at the Alan Luke Portfolio Properties:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/1/2019
NAV	NAV	NAV	NAV	100.0%

(1)	The Alan Luke Portfolio Properties were acquired by the borrower sponsor between May 10, 2019 and July 12, 2019. Historical occupancy for the Alan Luke Portfolio Properties is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-128

Property Types – Various	Loan #15	Cut-off Date Balance:	$17,453,000
Property Addresses – Various	Alan Luke Portfolio	Cut-off Date LTV:	57.0%
		U/W NCF DSCR:	2.62x
		U/W NOI Debt Yield:	9.7%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Alan Luke Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$1,830,505	103.4%	$21.52
Reimbursements	$0	0.0	0.00
(Vacancy & Credit Loss)	(59,590)	(3.4)	(0.70)
Effective Gross Income	$1,770,915	100.0%	$20.82

Total Expenses(2)	$70,127	4.0%	$0.82

Net Operating Income	$1,700,787	96.0%	$20.00
TI/LC	60,390	3.4	0.71
Replacement Reserves	8,506	0.5	0.10
Net Cash Flow	$1,631,891	92.1%	$19.19

NOI DSCR	2.73x
NCF DSCR	2.62x
NOI Debt Yield	9.7%
NCF Debt Yield	9.4%

(1)	The Alan Luke Portfolio Properties were acquired by the borrower sponsor between May 10, 2019 and July 12, 2019. Accordingly, historical operating statements are not available.

(2)	Base Rent is inclusive of straight-line rent credit averaged over the shorter of the lease term or loan term for BioLife Plasma Services, L.P. totaling $17,474.

(3)	Total Expenses consist of a 3.0% property management fee and insurance expenses.

Appraisal. The Alan Luke Portfolio Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $30,620,000, as of August 14, 2019.

Environmental Matters. According to Phase I environmental site assessments dated between April 23, 2019 and September 12, 2019, there was no evidence of any recognized environmental conditions at the Alan Luke Portfolio Properties.

A-3-129

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Master & Special Servicer	Special Servicer	Operating Advisor / Asset
Representations Reviewer
Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com	Wells Fargo Bank, National Association Three Wells Fargo, MAC D1050-084 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com	National Cooperative Bank, N.A. 2011 Crystal Drive Suite 800 Arlington, VA 22202 Contact: Kathleen Luzik Phone Number: (703) 647-3473	KeyBank National Association 11501 Outlook Street Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660 -6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		National Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Default Interest and Late Payment Charges	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Excess	0.00		Surveillance LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2019-BNK22 Commercial Mortgage Pass-Through Certificates Series 2019-BNK22	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/19
Corporate Trust Services		Record Date:	11/29/19
8480 Stagecoach Circle		Determination Date:	12/11/19
Frederick, MD 21701-4747

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2019 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2019-BNK22,
Commercial Mortgage Pass-Through Certificates,
Series 2019-BNK22
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31, [____]: [KeyBank National Association][National Cooperative Bank, N.A.]
Directing Certificateholder: [Ellington Management Group, LLC or an affiliate]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

1.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

2.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.].

●	[LIST OF MATERIAL DEVIATION ITEMS]

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

1.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

2.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review, or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.

There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller, and in the case of the 230 Park Avenue South mortgage loan and the Midtown Center Mortgage Loan, will refer to the Mortgage Note of such Mortgage Loan sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

D-1-1

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan

D-1-2

Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any

D-1-3

such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9. Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related

D-1-4

Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

D-1-5

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

D-1-6

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

D-1-7

general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related

D-1-8

Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing

D-1-9

the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property

D-1-10

(but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for

D-1-11

single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is

D-1-12

encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of

D-1-13

counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

D-1-14

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

D-1-15

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”)

D-1-16

meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

D-1-17

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

D-1-18

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
None	None	None	None

D-1-19

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
127 West 25th Street (Loan No. 7)	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf (Loan No. 25)	Storage Post Portfolio (Loan No. 5)	None
Fairfield Inn and Suites Moab (Loan No. 26)	Hampton Inn By Hilton Wilmington (Loan No. 29)

D-1-20

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
None	None	None	None

D-1-21

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS(1)

Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
None	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf (Loan No. 25) Hampton Inn By Hilton Wilmington (Loan No. 29)	None	None

(1) All of the Mortgage Loans identified under the name of a particular mortgage loan seller have affiliated borrowers.

D-1-22

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Park Tower at Transbay (Loan No. 1)

Facebook, Inc., the sole office tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property if the landlord receives an offer to purchase the Mortgaged Property (or any portion thereof). The sole tenant will not have any right of first offer with respect to a sale of the Mortgaged Property through a foreclosure by a trustee’s power of sale, judicially or by accepting a deed-in-lieu of foreclosure, or as a purchaser at a foreclosure sale.

The related lease also preclude the sale of the related Mortgaged Property to a “Tenant Competitor” (or affiliate thereof) which are specified as Alphabet Inc., Amazon.com, Inc., Apple Inc., Microsoft Corporation, salesforce.com, inc., Snap Inc. and Samsung Electronics (which list of competitors is subject to change by Facebook, Inc. in accordance with its lease), except pursuant to an order from a bankruptcy court.

7	230 Park Avenue South (Loan No. 2)	The largest tenant (Discovery Communications) has a right of first offer to purchase the Mortgaged Property if the borrower markets the Mortgaged Property or its equity interest for sale. The right of first offer is not extinguished by foreclosure; however, the right of first offer does not apply to foreclosure or deed-in-lieu thereof.
7	ExchangeRight REIT Portfolio 1 (Loan No. 13)	The related single tenant with respect to the following related Mortgaged Properties each has a right of first refusal (“ROFR”) to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Hy-Vee - Shakopee, MN, Walgreens - Grafton, WI, Walgreens - Geismar, LA, Walgreens - Pleasant Prairie, WI and Walgreens - Dolton, IL. The related Walgreens - Grafton, WI, Walgreens - Geismar, LA, Walgreens - Pleasant Prairie, WI and Walgreens - Dolton, IL subordination and standstill agreements and the Hy-Vee - Shakopee, MN lease each provide that the related tenant waives its ROFR therefore such right does not apply to a foreclosure, deed-in-lieu thereof or other enforcement action under the related mortgage, however, the ROFR would apply to any subsequent transfers.
7	Fairfield Inn and Suites Moab (Loan No. 26)	The franchisor, Marriott International, Inc., has a ROFR to acquire the related Mortgaged Property if there is transfer of the hotel or a controlling direct or indirect interest in the related borrower to a competitor (generally, any person that owns or has an interest in a brand that is comprised of at least twenty (20) full service hotels or fifty (50) limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer is to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. In the related franchisor comfort letter, the franchisor agreed to subordinate its right of first refusal to the lender’s mortgage lien for so long as the lender is not a competitor or an affiliate of a competitor.
8	Park Tower at Transbay	See exception to Representation 7.

D-2-1

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(Loan No. 1) 230 Park Avenue South (Loan No. 2)
18	All Bank of America Mortgage Loans (Loan Nos. 1, 2, 3, 7, 12, 13, 17, 21, 26, 27, 32 and 33)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	Park Tower at Transbay (Loan No. 1)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.
18	Midtown Center (Loan No. 3)	The related Mortgage Loan documents provide that if a syndicate of carriers is providing coverage, at least 75% of the coverage, if there are 4 or fewer carriers (or at least 60% of the coverage if there are 5 or more carriers), is provided by carriers having such ratings and the remaining carriers is required to be provided by carriers with an S&P rating of at least “BBB,” “Baa2” or better by Moody’s, to the extent Moody’s rates the rating the securities secured by the related Mortgage Loan and rates the applicable carrier.
18	Park Tower at Transbay (Loan No. 1)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $20,000,000.
18	230 Park Avenue South (Loan No. 2)	The Mortgaged Property is security for 7 senior pari passu notes aggregating $250,000,000. The related Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $25,000.
18	127 West 25th Street (Loan No. 7)	The related Mortgage Loan documents contemplate that the borrower will not be required to maintain the insurance coverage otherwise required of it, so long as the sole tenant under the related lease maintains the required insurance.
18	ExchangeRight REIT Portfolio 1 (Loan No. 13)	The related Mortgage Loan documents provide that a tenant may provide all or a portion of the property damage insurance coverages required pursuant to the Mortgage Loan with respect to the related Mortgaged Property (including through self-insurance), or such insurance coverages acceptable to the

D-2-2

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender in its sole and absolute discretion.
18	ExchangeRight REIT Portfolio 1 (Loan No. 13)	The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.
27	230 Park Avenue South (Loan No. 2)	The Mortgaged Property is security for 7 senior pari passu notes aggregating $250,000,000. A permanent certificate of occupancy has been issued for the Mortgaged Property. However, new certificates of occupancy will be required for initial build-out work related to tenant Discovery Communications’ occupancy. The build-out work is being undertaken by both landlord and tenant. The borrower’s obligations under the Discovery Communications lease are approximately $45,684,771, comprised of $8,924,975 for the balance of the landlord’s work (less tenant reimbursements) and $36,759,796 for the tenant allowances required by the lease. The related Mortgage Loan documents require an up-front reserve (letter of credit or cash-funded) in the amount of $34,263,578 (75% of the borrower’s lease obligations) with the remaining 25%, together with any cost overruns, to be paid by borrower and/or guaranteed by its constituent owners in accordance with the terms thereof.
28	All Bank of America Mortgage Loans (Loan Nos. 1, 2, 3, 7, 12, 13, 17, 21, 26, 27, 32 and 33)	The related loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
28	Park Tower at Transbay (Loan No. 1)	There is no separate guarantor of recourse obligations. The full recourse and losses carveouts in the related Mortgage Loan documents are recourse only to the borrower and the borrower is the only indemnitor under the environmental indemnity agreement.
31	Park Tower at Transbay (Loan No. 1)	If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the related Mortgage Loan agreement (without giving effect to the cost of terrorism and earthquake components of such insurance at the time terrorism coverage is excluded from any insurance policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
33	230 Park Avenue South (Loan No. 2)	The related Mortgage Loan documents permit the borrower to use the manager’s central bank account in connection with cash management for the loan. The centralized account also contains funds of borrower’s affiliates, but the borrower is owner of such funds, the funds are identifiable at all times, there is a prohibition against intercompany loans and the manager waives any claim against those funds in bankruptcy. The non-consolidation opinion required at loan origination also addresses these facts. Relative to the borrower’s holding itself out as a legal entity separate and distinct from any other person or entity, the loan documents do not prohibit manager’s

D-2-3

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
acting in such capacity so long as the management agreement requires the manager to hold itself out as an agent of borrower and borrower uses commercially reasonable efforts to enforce said obligation.
33	Columbia Hotel Portfolio (Loan No. 27)	Mortgagor is a recycled single-purpose entity that previously owned a parcel of land other than the Mortgaged Property. The related prior owned property was reviewed by the environmental consultant and the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
33

Park Tower at Transbay

(Loan No. 1)

127 West 25th Street

(Loan No. 7)

Tesoro Apartments

(Loan No. 12)

Parke West Apartments

(Loan No. 17)

Auburn Brook Apartments

(Loan No. 21)

Lockaway Storage Shaenfield

(Loan No. 32)

Westmoore Apartments

(Loan No. 33)

Each related borrower is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	230 Park Avenue South (Loan No. 2)	The tenant (Discovery Communications LLC) has a Right of First Offer (“ROFO”) to purchase the mortgaged property if the borrower markets the mortgaged property or its equity interest for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
8	Albertsons - Rancho Mirage (Loan No. 18)	From and after the date that is 4 years after the September 24, 2019 effective date of its lease, single tenant (Albertson’s) has a ROFR to purchase the mortgaged property if the borrower receives offer that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR/ROFO does not apply to foreclosure or deed in lieu thereof.
8	Courtyard by Marriott Atlanta NE/Duluth Sugarloaf (Loan No. 25)	Marriott International, Inc., as franchisor, has a conditional ROFR to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
18	230 Park Avenue South (Loan No. 2)	The mortgaged property is security for 7 senior pari passu notes aggregating $250,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $25,000.
18	Tysons Tower (Loan No. 9)	The mortgaged property is security for 7 senior pari passu notes aggregating $190,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $50,000.
18	Albertsons - Rancho Mirage (Loan No. 18)	Borrower’s obligation to provide required insurance (including property, liability, rent loss and terrorism coverage) is suspended under certain conditions, including (A) tenant (Albertson’s) lease’s being in full force and effect, (B) tenant’s electing to self-insure and maintaining a credit rating of at least S&P “A-”, (C) tenant’s maintaining its lease-required insurance (including replacement cost property insurance with terrorism coverage and liability insurance, subject to customary and usual deductibles for similar properties), (D) borrower’s having provided evidence satisfactory to lender that tenant maintains the property, liability and rent loss coverage otherwise required by the loan documents. If the foregoing conditions are not satisfied, borrower is obligated to provide loan document-required coverages. Subject to the tenant’s right to self-insure, the lease-required insurance includes property insurance with replacement cost coverage, but does not expressly require rent loss insurance. In addition, the lease permits the tenant to self-

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insure if it maintains a minimum credit rating of S&P “B-”. In the event of casualty, the tenant is required to restore the improvements without any rent abatement or termination right during the loan term. The tenant controls disbursement of available casualty proceeds. Tenant has not provided notice of its exercising any self-insurance election, and tenant-provided in-place third-party insurance satisfies loan document requirements.
18	Southwest Gas (Loan No. 39)	(i) Property Insurance Deductible. Subject to self-insurance provisions, the loan documents permit a property insurance deductible up to $75,000. The in-place property insurance deductible is $75,000. (ii) 6 Months’ Rent Loss Coverage. Subject to self-insurance provisions, the loan documents permit 6 months’ rent loss coverage. The in-place rent loss coverage is 6 months. (iii) Self-Insurance. Borrower’s obligation to provide required insurance (including property, liability, rent loss and terrorism coverage) is suspended under certain conditions, including tenant (Centuri Construction Group, Inc) lease’s being in full force and effect, tenant’s satisfying insurance requirements under its lease, the lease’s providing for no rent abatement or termination remedies following casualty (except as to termination remedies permitted for major casualty in last 2 years of lease term), lender’s being named as mortgagee and additional insured, as applicable, on tenant-provided insurance, and borrower’s being named as an additional insured on tenant-provided insurance. Tenant has not provided notice of its exercising any self-insurance election, but is providing third-party insurance that satisfies loan document requirements.
27	230 Park Avenue South (Loan No. 2)	The mortgaged property is security for 7 senior pari passu notes aggregating $250,000,000. A permanent certificate of occupancy has been issued for the mortgaged property. However, new certificates of occupancy will be required for initial build-out work related to tenant Discovery Communications’ occupancy. The build-out work is being undertaken by both landlord and tenant. The borrower’s obligations under the Discovery Communications lease are approximately $45,684,771, comprised of $8,924,975 for the balance of the landlord’s work (less tenant reimbursements) and $36,759,796 for the tenant allowances required by the lease. The loan documents require an up-front reserve (LOC or cash-funded) in the amount of $34,263,578 (75%of the borrower’s lease obligations) with the remaining 25%, together with any cost overruns, to be paid by borrower and/or guaranteed by its constituent owners in accordance with the terms thereof.
28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 2, 3, 4, 8, 9, 18, 24, 25, 29, 35, 36, 37 and 39)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to

D-2-6

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
28	360 North Crescent Drive (Loan No. 8)	The non-recourse carve-out guarantors for the mortgage loan are Tom Gores and The Gores Trust Dated January 26, 1999. The loan documents provide that the guarantors’ aggregate liability for environmental liability is capped at $40 million (provided that the cap does not apply to any non-Gores family or family-affiliated successor or substitute guarantor as specified). A Phase I environmental site assessment was obtained in connection with loan origination, and no recognized environmental conditions (“REC’s”), controlled REC’s or historical REC’s were identified.
28	Tysons Tower (Loan No. 9)	Only the SPE borrower (Tysons Corner Office I, LLC) is liable for the related losses carve-out and springing recourse events. The loan documents do not require a separate guarantor.
31	All Wells Fargo Bank Mortgage Loans (Loan Nos. 2, 3, 4, 8, 9, 18, 24, 25, 29, 35, 36, 37 and 39)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
33	230 Park Avenue South (Loan No. 2)	The loan documents permit the borrower to use the manager’s central bank account in connection with cash management for the loan. The centralized account also contains funds of borrower’s affiliates, but the borrower is owner of such funds, the funds are identifiable at all times, there is a prohibition against intercompany loans and the manager waives any claim against those funds in bankruptcy. The non-consolidation opinion required at loan origination also addresses these facts. Relative to the borrower’s holding itself out as a legal entity separate and distinct from any other person or entity, the loan documents do not prohibit manager’s acting in such capacity so long as the management agreement requires the manager to hold itself out as an agent of borrower and borrower uses commercially reasonable efforts to enforce said obligation.
33	Metro 14 Self Storage Portfolio (Loan No. 4)	Eight SPE co-borrowers collectively own 14 constituent properties that comprise the mortgaged property. One such co-borrower, Nagel Holdings, LLC (owner of 7 of the 14 constituent properties securing the mortgage loan), previously owned 6 additional self-storage properties located in GA (not collateral for the subject loan) and a parcel (adjacent to the Seffner, FL constituent property) that was subject of eminent domain proceedings in 2014 by the State of Florida Department of Transportation. A Phase I environmental site assessment was obtained with respect to each such prior owned property, and no REC’s, controlled REC’s or historical REC’s were identified. In addition, the guarantors have personal liability for losses related such prior-owned properties.
34	360 North Crescent Drive (Loan No. 8)	The loan documents permit the borrower to provide “U.S. Obligations” as defeasance collateral including: (i) “government securities” (as described in Treasury Regulation Section 1.860G-2(a)(8)(ii) and defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended,) that are the direct obligations of the United States of America, which obligations are not subject to prepayment, call or early redemption and (ii) other governmental securities within the

D-2-7

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that are not subject to prepayment, call or early redemption and that are acceptable to lender and satisfy REMIC Requirements.

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	ExchangeRight Net Leased Portfolio #29 (Loan No. 6)

The related single tenant with respect to the following related Mortgaged Properties each has a right of first refusal (“ROFR”) to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Walgreens – Levittown, PA, Walgreens – Coon Rapids, MN, Walgreens – St. Louis, MO, Walgreens – Abita Springs, LA, Walgreens – Lafayette, LA, Walgreens – Gonzales, LA (the foregoing, collectively, the “Walgreen Properties”), Tractor Supply – Bartonville, TX, and Tractor Supply – Angleton, TX (the foregoing, collectively, the “Tractor Supply Properties”). The related subordination, non-disturbance and attornment agreements (each an “SNDA”) for each of the Walgreen Properties provides that the ROFR shall not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such ROFR shall apply to subsequent purchasers of the leased premises. The related SNDA for each of the Tractor Supply Properties provides that the tenant’s rights under the ROFR are subordinate to the Mortgage. However, the ROFR would apply to any transfers subsequent to the lender taking title to the Mortgaged Property.

Verizon Wireless, which leases a parcel at the BioLife Plasma Services L.P. – Mesa, AZ Mortgaged Property on which it has constructed and owns a cell tower, or any successor tenant under the Verizon Wireless lease, has a right of first refusal to purchase the entire BioLife Plasma Services L.P. – Mesa, AZ Mortgaged Property in connection with any sale or other transfer of all or a portion of the BioLife Plasma Services L.P. – Mesa, AZ Mortgaged Property or the grant to a third party of an easement over the leased parcel for the operation of a communications facility. The Verizon Wireless right of first refusal is not subject to a subordination or standstill agreement.

7	National Anchored Retail Portfolio (Loan No. 14)	A pad site at the White Oaks Plaza Property that is occupied by Olive Garden and ground leased to a third party is subject to a purchase option in favor of such third party for a nominal sum and there exists a free release upon exercise of such purchase option.
7	Alan Luke Portfolio (Loan No. 15)	The related single tenant with respect to the following related Mortgaged Properties each has a ROFR to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: WAG – Amarillo (Bell St.), WAG – Odessa, WAG – Amarillo (S. Georgia St.), Chili’s – Fayetteville, Biolife – Homewood. The SNDA for each of the WAG – Amarillo (Bell St.), WAG – Odessa, WAG – Amarillo (S. Georgia St.) Mortgaged Properties each provides that the ROFR shall not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such ROFR shall apply to subsequent purchasers of the leased premises. The SNDA for the Chili’s – Fayetteville Mortgaged Property provides that the lender shall not be bound by or responsible for or affected by any purchase option or right of first offer or ROFR contained in the lease if a foreclosure by the lender occurs, which provisions shall be of no force and effect

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
upon the lender, provided, however, this provision is strictly limited to the lender (and any of its affiliates who may take title to the Mortgaged Property) and any such ROFR shall continue in effect in favor of the tenant against any landlord other than the lender (and any of its affiliates who may take title to the Mortgaged Property) for future transactions according to the terms of such ROFR. The SNDA for the Biolife – Homewood Mortgaged Property provides that all rights, remedies and options of the tenant are subordinate to the Mortgage, but does not expressly refer to the ROFR.
7	144-06 94th Avenue (Loan No. 20)

The Mortgaged Property includes, in addition to the primary office property and related parking lot, five other real properties located in Medford, Long Island (the “Medford Properties”), comprised of a retail property, a parking lot, a single family home, and two undeveloped parcels, which were not included in the underwritten net operating income or appraised value of the Mortgaged Property used in underwriting the Mortgage Loan. No survey was obtained for the Medford Properties.

In addition, the tenant of the retail property included in the Medford Properties has a ROFR to purchase such retail property, which ROFR would apply to a foreclosure or deed-in-lieu of foreclosure and subsequent transfers.

7	2401 Linden Lane (Loan No. 38)	The largest tenant at the Mortgaged Property, Potomac Floral Wholesale, Inc. (43.1% of square feet), has a ROFR to purchase the Mortgaged Property. The tenant signed an SNDA waiving said ROFR in a foreclosure, deed in lieu or other related events, and in the first subsequent transfer following any such event; however, the ROFR would apply to subsequent transfers.
8	ExchangeRight Net Leased Portfolio #29 (Loan No. 6)	See exception to Representation 7.
8	National Anchored Retail Portfolio (Loan No. 14)	See exception to Representation 7.
8	Alan Luke Portfolio (Loan No. 15)	See exception to Representation 7.
8	144-06 94th Avenue (Loan No. 20)	See exception to Representation 7.
8	Rainier View Marketplace (Loan No. 28)

The Ross Dress For Less lease is a recorded lease that is listed as an exception to the title policy, and not limited to rights of tenants as tenants only. In addition, the provisions of the lease regarding casualty and condemnation proceeds conflict with the provisions of the loan documents.

8	2401 Linden Lane (Loan No. 38)	See exception to Representation 7.
18	All Morgan Stanley Mortgage Loans (Loan Nos. 5, 6, 10, 11, 14, 15, 16, 20, 23, 28, 31, 38, 42,

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
44, 45, 47 and 52)

Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all Morgan Stanley Mortgage Loans are also exceptions to this Representation 18.

18	ExchangeRight Net Leased Portfolio #29 (Loan No. 6)

The Mortgage Loan documents allow the Mortgagor to rely on any tenant maintaining all or a portion of the property insurance coverage (including flood insurance, if applicable) otherwise required under the Mortgage Loan (other than business income coverage and general liability and umbrella liability coverages) to the extent that (i) such tenant’s lease is in full force and effect and no default has occurred thereunder, (ii) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) such tenant has satisfied all insurance requirements set forth in its lease and is permitted to maintain insurance for the applicable Mortgaged Property pursuant to its lease, (iv) such tenant has provided third-party insurance that satisfies the insurance provisions of the Mortgage Loan agreement, (v) such tenant’s lease provides (or the applicable tenant thereunder delivers written confirmation) that such lease will remain in full force and effect following a casualty or to the extent such tenant’s lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the lender, (vi) (A) the lender is named as a mortgagee/loss payee on each of the policies maintained by such tenant and (B) the Mortgagor is named as an additional insured or additional named insured on each of the policies maintained by such tenant, and (vii) the Mortgagor delivers, not less frequently than annually, evidence of the applicable tenant’s maintenance of the required insurance or such coverages are acceptable to the lender in its sole and absolute discretion. If such conditions are not satisfied, the Mortgagor must promptly procure and maintain either (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage, in the event that the tenant does not have sufficient insurance coverage to meet the requirements of the Mortgage Loan agreement, over and above any other valid and collectible coverage then in existence, as is necessary to bring the insurance coverage for the Mortgaged Property into full compliance with the provisions of the Mortgage Loan agreement.

The threshold for the lender having the right to hold and disburse insurance proceeds is the lesser of (x) $250,000 and (y) 5% of the allocated loan amount of the applicable individual Mortgaged Property.

18	Alan Luke Portfolio (Loan No. 15)	The related Mortgage Loan documents provide that, in lieu of providing the insurance coverage otherwise required by the Mortgage Loan documents, the Mortgagor may rely on third

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

party insurance or on self-insurance provided by a tenant at each of the following Mortgaged Properties: WAG – Amarillo (Bell St.), WAG – Odessa, WAG – Amarillo (S. Georgia St.), CVS – Columbus and Chili’s – Fayetteville. The Mortgage Loan documents further provide that the lender shall accept self-insurance provided by Ohio CVS Stores, L.L.C., an Ohio limited liability company (“CVS”) or Walgreens Co., an Illinois corporation (“Walgreens”); provided that if (i) the applicable tenant’s lease is no longer in full force and effect, (ii) the tenant is in default under its lease beyond any applicable notice and cure periods, (iii) such tenant is no longer open and operating at its Mortgaged Property and no longer obligated to provide insurance pursuant to its lease (unless the tenant delivers a letter of self insurance reasonably acceptable to the lender which includes confirmation that such tenant will continue to self-insure with respect to the insurance required under its lease), (iv) (a) with respect to CVS, it is entitled to abate rent or terminate its lease as a result of casualty and/or is not required to rebuild regardless of the sufficiency of proceeds or (b) with respect to Walgreens, it is entitled to abate rent as a result of casualty and/or is not required to deliver to the lender proceeds sufficient to complete restoration in the event of any termination of its lease, (v) the lender determines in its reasonable sole discretion that any change to the casualty or other insurance maintained by the tenant under its lease causes the requirements of the Mortgage Loan documents no longer to be satisfied, or (vi) (a) with respect to CVS, the senior unsecured debt rating of CVS Health Corporation falls below “BBB” by S&P or an equivalent rating by Moody’s or any other rating agency rating the Certificates, or (b) with respect to Walgreens, the senior unsecured debt rating of Walgreens or an affiliated entity required by the lender falls below “BBB” by S&P or an equivalent rating by Moody’s or any other rating agency rating the Certificates, the Mortgagor will be required to obtain the insurance otherwise required by the Mortgage Loan documents.

20	144-06 94th Avenue (Loan No. 20)	No survey was obtained for the Medford Properties and therefore no representation is made as to the matters set forth in Representation 20 as to the Medford Properties.
26	Storage Post Portfolio (Loan No. 5)

Certain of the Mortgaged Properties are legal non-conforming as to use.

With respect to the New Hyde Park Mortgaged Property, the Mortgaged Property is located within two municipalities. With respect to the portion of the Mortgaged Property that is within the Village of New Hyde Park, the Mortgaged Property is legal nonconforming as to use. The applicable zoning code provides that if the portion of the Mortgaged Property in the Village of New Hyde Park is damaged in excess of 50% of the current structural replacement value thereof, then it must be restored in compliance with the code.

With respect to the Station Square Mortgaged Property, a portion of building 8 is in the B-3 District. Self-storage is not a permitted use in the B-3 District. If a nonconforming use ceases to operate or is discontinued for a period of six consecutive months or longer, or for 18 months during any three-year period, it shall not be reestablished and shall only be replaced with a conforming use. Time spent renovating or repairing a structure devoted to the nonconforming use is not

D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

considered a discontinuance of the use, provided: 1. All appropriate development permits are obtained; 2. The renovation or repair is completed within 18 months after commencement of the repair or renovation; 3. The use is reestablished within one month after completion of the renovation or repairs.

With respect to the Lauderhill Mortgaged Property, such Mortgaged Property is legal non-conforming use, as to the portion of the Mortgaged Property required for vehicle storage (as to which a special use permit is required). The applicable zoning code provides that if any nonconforming structure, or building in which there is a nonconforming use, is damaged by fire, flood, explosion, collapse, wind, war or other catastrophe to such an extent that the cost of rebuilding, repair and reconstruction will exceed 75% of the replacement cost of the building or structure, it shall not be again used or reconstructed except for in compliance with the current code.

With respect to the Oakland Park Mortgaged Property, such Mortgaged Property is legal non-conforming as to use, as the current zoning code requires a conditional use permit for self storage use. The applicable zoning code provides that if a nonconforming building or structure is damaged or deteriorated by any means to the extent that the cost of restoration would equal or exceed 50% of the replacement cost of the entire building or structure, it shall not be restored and may be replaced only be a conforming building or structure. A nonconforming use of a building, structure or land which has been discontinued shall not be returned to a nonconforming use. A nonconforming use shall be considered to be discontinued when the premises have been devoted to another use or the premises have been vacant for a period of two months.

With respect to each of such Mortgaged Properties, it is anticipated that the proceeds of insurance, together with the land value of such Mortgaged Property, would not be sufficient to repay the allocated loan amount of such Mortgaged Property.

26	East Side Manhattan Multifamily Portfolio (Loan No. 10)	The office space that includes the veterinary office tenant at the 417 East 72nd Street Mortgaged Property is a legal non-conforming use. If the floor area occupied by the non-conforming uses within the building is damaged or destroyed by any means to the extent of 25% or more of such floor area, the building may not be reconstructed except for a conforming use.
26	Bronx Multifamily Portfolio I (Loan No. 11)	The commercial space that includes the retail tenants at the 1136 Sherman Avenue Mortgaged Property is a legal nonconforming use. If the floor area occupied by the non-conforming uses within the building is damaged or destroyed by any means to the extent of 25% or more of such floor area, the building may not be reconstructed except for a conforming use.
27	Storage Post Portfolio (Loan No. 5)

The Mortgaged Properties have outstanding building code and fire code violations. In particular, but without limitation, with respect to two of the Mortgaged Properties, there are outstanding building code violations associated with two tenants who constructed interior walls or alterations without a

D-2-13

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

proper permit and, in one such case, the violation has resulted in a lien on the Mortgaged Property (in the approximate amount of $253,000 on or about the date of loan origination, with additional charges of $300 accruing daily). In each case, the Mortgagor is required, within a period of not more than 180 days (in the case with a lien, subject to extension to 270 days) to take action necessary such that the violation would not appear on a zoning report (and, in the case where a lien exists, to remove the lien).

26	9635 Bermuda Rd (Loan No. 45)

One of the tenants Mortgaged Property, Hempire Xtractz, is a retail store that sells hemp derived cannabidiol based products, such as cannabidiol oils, cannabidiol edibles and cannabidiol gummies. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction.

Under its lease, the related tenant is permitted to use the leased premises only for the retail sale of hemp derived cannabidiol products (non-THC and non-cannabis cannabidiol) and for no other purpose. The tenant is also required at all times to comply with the Federal Controlled Substances Act (21 U.S.C. §§ 801 et seq.) (the “Act”) or any other similar or related federal, state or local law and is prohibited from engaging in any use of a controlled substance as defined by the Act. Pursuant to the Mortgage Loan documents, the Mortgagor has represented that there are no illegal activities (whether or not such illegality is determined by local, state or federal law) or activities relating to controlled substances at the Mortgaged Property. Additionally, the Mortgagor has covenanted not to permit the occurrence of any illegal commercial activities or commercial activities relating to controlled substances (including without limitation, any growing, distributing and/or dispensing of marijuana (whether for medicinal, recreational or other uses)).

27	Spring Stuebner Business Park (Loan No. 47)	Copies of certificates of compliance for tenants at the Mortgaged Property, occupying in the aggregate 88.4% of the total occupied square feet were not located within the county files, and are, therefore, in violation of the applicable municipal fire code and are potentially exposed to typical remedies for lack of a certificate of occupancy, i.e., fees assessment, fines, penalties, or removal.
28	All Morgan Stanley Mortgage Loans (Loan Nos. 5, 6, 10, 11, 14, 15, 16, 20, 23, 28, 31, 38, 42, 44, 45, 47 and 52)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

D-2-14

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

29	Storage Post Portfolio (Loan No. 5)	The Mortgagors are permitted to obtain the release of an approximately 0.45 acre release parcel included in the Station Square Mortgaged Property (the “Station Square Parcel”), in connection with an arm’s length third party sale of the Station Square Parcel, provided that certain conditions are satisfied, including (i) if applicable, 125% of the amount required such that the Station Square Parcel loan-to-value-ratio does not exceed 73.9%, is defeased; (ii) the Mortgagor has delivered to the lender an opinion of counsel stating that the release would not cause the Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code, and (iii) following the release, the remaining portion of the Station Square Mortgaged Property complies with legal requirements, including zoning and parking requirements, and constitutes a separate tax lot. “Release Parcel Loan-To-Value Ratio” means a percentage calculated by multiplying (i) a fraction, the (x) numerator of which is the outstanding principal balance of the allocated loan amount for the Station Square Mortgaged Property, and (y) denominator of which is the value of the remaining Station Square Mortgaged Property (after the release) based on a current appraisal thereof, in the case of each of (x) and (y), as determined immediately prior to the release of the Release Parcel, by (ii) 100%.
29	East Side Manhattan Multifamily Portfolio (Loan No. 10)	The Mortgage Loan documents permit a release of an individual Mortgaged Property upon defeasance of a release amount equal to 100% of its allocated loan amount, provided that following such release the remaining Mortgaged Properties have a loan-to-value ratio not greater than 45% and a debt yield of at least 8.75%.
29	Bronx Multifamily Portfolio I (Loan No. 11)	The Mortgage Loan documents permit a release of an individual Mortgaged Property upon defeasance of a release amount equal to 100% of its allocated loan amount, provided that following such release the remaining Mortgaged Properties have a loan-to-value ratio not greater than 55% and a debt yield of at least 8.5%.
31	All Morgan Stanley Mortgage Loans (Loan Nos. 5, 6, 10, 11, 14, 15, 16, 20, 23, 28, 31, 38, 42, 44, 45, 47 and 52)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 18 set forth herein for all Morgan Stanley Mortgage Loans are also exceptions to Representation 31.

31	National Anchored Retail Portfolio (Loan No. 14)	If TRIPRA (or a similar or subsequent statute, extension or reauthorization) is not in effect, or a material increase in terrorism insurance premiums results from a modification of

D-2-15

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

TRIPRA (or a similar or subsequent statute, extension or reauthorization) or a terrorism event occurring on U.S. soil, the Mortgagors are not required to maintain terrorism insurance coverage in excess of what is commercially available for annual premiums equal to two times the then-current property insurance premium then payable in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to terrorism and earthquake components when terrorism insurance coverage is excluded from any required insurance policies).

31	Colony Plaza Shopping Center (Loan No. 42)	If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor is not required to spend on terrorism insurance premiums an amount that is more than two times the amount of the annual insurance premium that is payable at such time with respect to the property and business interruption insurance policies required by the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption insurance).
32	The Blvd (Loan No. 23)	The Mortgage Loan Documents provide for the Mortgagor to pay only the reasonable out-of-pocket costs and expenses of the rating agencies in connection with a transfer.
33	6550 Sunset (Loan No. 16)	The Mortgagor is a recycled entity which previously owned real property adjacent to the Mortgaged Property on which a single family home is located, which adjacent real property was conveyed to an affiliate of the Mortgagor at origination of the Mortgage Loan.
33	144-06 94th Avenue (Loan No. 20)	The Mortgagor is a recycled entity which previously owned a parcel of real property that was improved with a residence, and three parcels of unimproved land. All of such real property was conveyed by the Mortgagor to affiliates of the Mortgagor in November 2009.
34	East Side Manhattan Multifamily Portfolio (Loan No. 10)	See exception to Representation 29.
34	Bronx Multifamily Portfolio I (Loan No. 11)	See exception to Representation 29.
34	The Blvd (Loan No. 23)	The Mortgage Loan documents provide for the Mortgagor to pay only the reasonable costs and expenses of the rating agencies in connection with a defeasance.
43	144-06 94th Avenue (Loan No. 20)	The ESA recommended operations and maintenance plans with respect to asbestos containing materials and lead based paint at certain of the Medford Properties. Such operations and maintenance plans were not obtained.

D-2-16

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9

Bethpage Apartment Corp.

(Loan No. 41)

1922 McGraw Avenue Owners, Inc.

(Loan No. 51)

244 Riverside Owners, Inc.

(Loan No. 55)

Acorn Machinery Corporation

(Loan No. 56)

366 Stewart Avenue, Inc.

(Loan No. 57)

Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.

(Loan No. 58)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9

130 E. 63rd Owners Corporation

(Loan No. 34)

632 Palmer Road Owners, Inc.

(Loan No. 40)

Wakefield Owners Corp.

(Loan No. 48)

Dahill Gardens Apt. Inc.

(Loan No. 49)

60 Cooper Street Corporation

(Loan No. 50)

61 East 72nd Street Corporation

(Loan No. 54)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Saxony Towers Realty Corp. (Loan No. 22) 235 Plymouth House Owners Corp. (Loan No. 30) Bonnie Crest Owners Corp. (Loan No. 43)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
18	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 19, 22, 30, 34, 40, 41, 43, 46, 48, 49, 50, 51, 53, 54, 55, 56, 57 and 58)	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.

D-2-17

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	366 Stewart Avenue, Inc. (Loan No. 57)	The business interruption or rental loss insurance for the referenced Mortgaged Property covers a period of less than 12 months.
28	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 19, 22, 30, 34, 40, 41, 43, 46, 48, 49, 50, 51, 53, 54, 55, 56, 57 and 58)	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 19, 22, 30, 34, 40, 41, 43, 46, 48, 49, 50, 51, 53, 54, 55, 56, 57 and 58)	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 19, 22, 30, 34, 40, 41, 43, 46, 48, 49, 50, 51, 53, 54, 55, 56, 57 and 58)	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 19, 22, 30, 34, 40, 41, 43, 46, 48, 49, 50, 51, 53, 54, 55, 56, 57 and 58)	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 19, 22, 30, 34, 40, 41, 43, 46, 48, 49, 50, 51, 53, 54, 55, 56, 57 and 58)	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
36	Vernon Manor Co-Operative Apartments, Section II, Incorporated (Loan No. 46)

(b) The Ground Lease does not specifically provide that the Ground Lease may not be amended or modified without the prior written consent of the Mortgagee;

(l) The Ground Lease requires the ground lessor to enter into a new ground lease with the Mortgagee upon termination of the Ground Lease, but does not specifically require the ground lessor to enter into a new lease if the Ground Lease is rejected in a bankruptcy proceeding.

45	Winston Churchill Owners Corp.	The appraisals for the referenced Mortgaged Properties are not

D-2-18

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	(Loan No. 19) Saxony Towers Realty Corp. (Loan No. 22) 130 E. 63rd Owners Corporation (Loan No. 34) Bonnie Crest Owners Corp. (Loan No. 43) 60 Cooper Street Corporation (Loan No. 50)	signed by an appraiser that is a Member of the Appraisal Institute.
47

Bethpage Apartment Corp.

(Loan No. 41)

1922 McGraw Avenue Owners, Inc.

(Loan No. 51)

244 Riverside Owners, Inc. (Loan No. 55)

Acorn Machinery Corporation

(Loan No. 56)

366 Stewart Avenue, Inc. (Loan No. 57)

Huguenot Gardens Tenants Corp. A/K/A The Huguenot Gardens Tenants Corp.

(Loan No. 58)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47

130 E. 63rd Owners Corporation

(Loan No. 34)

632 Palmer Road Owners, Inc.

(Loan No. 40)

Wakefield Owners Corp.

(Loan No. 48)

Dahill Gardens Apt. Inc.

(Loan No. 49)

60 Cooper Street Corporation

(Loan No. 50)

61 East 72nd Street Corporation

(Loan No. 54)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Saxony Towers Realty Corp. (Loan No. 22) 235 Plymouth House Owners Corp. (Loan No. 30)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-19

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Bonnie Crest Owners Corp. (Loan No. 43)

D-2-20

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
December 2019	19,728,000.00
January 2020	19,728,000.00
February 2020	19,728,000.00
March 2020	19,728,000.00
April 2020	19,728,000.00
May 2020	19,728,000.00
June 2020	19,728,000.00
July 2020	19,728,000.00
August 2020	19,728,000.00
September 2020	19,728,000.00
October 2020	19,728,000.00
November 2020	19,728,000.00
December 2020	19,728,000.00
January 2021	19,728,000.00
February 2021	19,728,000.00
March 2021	19,728,000.00
April 2021	19,728,000.00
May 2021	19,728,000.00
June 2021	19,728,000.00
July 2021	19,728,000.00
August 2021	19,728,000.00
September 2021	19,728,000.00
October 2021	19,728,000.00
November 2021	19,728,000.00
December 2021	19,728,000.00
January 2022	19,728,000.00
February 2022	19,728,000.00
March 2022	19,728,000.00
April 2022	19,728,000.00
May 2022	19,728,000.00
June 2022	19,728,000.00
July 2022	19,728,000.00
August 2022	19,728,000.00
September 2022	19,728,000.00
October 2022	19,728,000.00
November 2022	19,728,000.00
December 2022	19,728,000.00
January 2023	19,728,000.00
February 2023	19,728,000.00
March 2023	19,728,000.00
April 2023	19,728,000.00
May 2023	19,728,000.00
June 2023	19,728,000.00
July 2023	19,728,000.00
August 2023	19,728,000.00
September 2023	19,728,000.00
October 2023	19,728,000.00
November 2023	19,728,000.00
December 2023	19,728,000.00
January 2024	19,728,000.00
February 2024	19,728,000.00
March 2024	19,728,000.00
April 2024	19,728,000.00
May 2024	19,728,000.00
June 2024	19,728,000.00
July 2024	19,728,000.00
August 2024	19,728,000.00
September 2024	19,728,000.00
October 2024	19,727,465.49
November 2024	19,418,554.23
Distribution Date	Class A-SB Planned Principal Balance ($)
December 2024	19,093,270.02
January 2025	18,782,421.34
February 2025	18,470,623.34
March 2025	18,111,864.50
April 2025	17,798,016.42
May 2025	17,467,939.91
June 2025	17,152,124.40
July 2025	16,820,138.06
August 2025	16,502,343.17
September 2025	16,183,577.54
October 2025	15,848,727.45
November 2025	15,527,964.51
December 2025	15,191,175.57
January 2026	14,868,403.19
February 2026	14,544,644.72
March 2026	14,175,049.56
April 2026	13,849,170.71
May 2026	13,507,415.62
June 2026	13,179,496.21
July 2026	12,835,760.30
August 2026	12,505,787.94
September 2026	12,174,807.30
October 2026	11,828,099.75
November 2026	11,495,047.55
December 2026	11,146,329.08
January 2027	10,811,192.72
February 2027	10,475,032.13
March 2027	10,094,200.51
April 2027	9,755,846.61
May 2027	9,401,981.65
June 2027	9,061,511.37
July 2027	8,705,591.96
August 2027	8,362,992.41
September 2027	8,019,345.61
October 2027	7,660,342.67
November 2027	7,314,547.29
December 2027	6,953,458.67
January 2028	6,605,501.64
February 2028	6,256,480.83
March 2028	5,878,129.44
April 2028	5,526,883.52
May 2028	5,160,503.91
June 2028	4,807,063.20
July 2028	4,438,553.04
August 2028	4,082,904.18
September 2028	3,726,167.79
October 2028	3,354,458.43
November 2028	2,995,493.85
December 2028	2,621,621.52
January 2029	2,260,415.19
February 2029	1,898,104.19
March 2029	1,493,579.93
April 2029	1,128,921.79
May 2029	749,522.54
June 2029	382,588.01
July 2029	978.99
August 2029 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Risk Factors	64
Description of the Mortgage Pool	165
Transaction Parties	263
Credit Risk Retention	339
Description of the Certificates	343
Description of the Mortgage Loan Purchase Agreements	387
Pooling and Servicing Agreement	398
Certain Legal Aspects of Mortgage Loans	525
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	543
Pending Legal Proceedings Involving Transaction Parties	546
Use of Proceeds	546
Yield and Maturity Considerations	546
Material Federal Income Tax Considerations	558
Certain State and Local Tax Considerations	573
Method of Distribution (Conflicts of Interest)	573
Incorporation of Certain Information by Reference	576
Where You Can Find More Information	577
Financial Information	577
Certain ERISA Considerations	577
Legal Investment	582
Legal Matters	583
Ratings	583
Index of Defined Terms	587

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$1,014,989,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK 2019-BNK22
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2019-BNK22

Class A-1	$16,733,000
Class A-2	$6,119,000
Class A-SB	$19,728,000
Class A-3	$306,500,000
Class A-4	$450,348,000
Class X-A	$799,428,000
Class X-B	$215,561,000
Class A-S	$117,060,000
Class B	$48,536,000
Class C	$49,965,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner
BofA Securities
Co-Lead Manager and Joint Bookrunner

 Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

October 28, 2019